                                            Filed Pursuant to Rule 424(b)(5)
                                            Registration File No.: 333-115244

             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MAY 26, 2004
                          $1,149,439,000 (APPROXIMATE)
                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                    Depositor

                      GMAC COMMERCIAL MORTGAGE CORPORATION
                                 Master Servicer

                      GMAC COMMERCIAL MORTGAGE CORPORATION
                                Special Servicer

                SERIES 2004-C3 MORTGAGE PASS-THROUGH CERTIFICATES

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-18 IN THIS
PROSPECTUS SUPPLEMENT AND PAGE 6 IN THE PROSPECTUS.

The certificates represent interests only in the trust created for Series
2004-C3. They do not represent interests in or obligations of GMAC Commercial
Mortgage Securities, Inc., GMAC Commercial Mortgage Corporation or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanyied by the prospectus.

THE CERTIFICATES WILL CONSIST OF:

o    The twelve classes of offered certificates described in the table on page
     S-5.

o    Thirteen additional classes of private certificates, eleven of which are subordinated to, and provide credit enhancement for, the offered certificates. The private certificates are not offered by this prospectus supplement.

THE ASSETS UNDERLYING THE CERTIFICATES WILL INCLUDE:

o    A pool of 92 fixed rate, monthly pay mortgage loans secured by first priority liens on 123 commercial and multifamily properties. The mortgage pool will an initial pool balance of approximately $1,251,090,921.

CREDIT ENHANCEMENT:

o    The subordination of certificates other than the Class A-1, A-1A, A-2, A-3,
     A-4, A-AB, A-5, Q and X certificates will provide credit enhancement to the
     Class A-1, A-1A, A-2, A-3, A-4, A-AB, A-5 and X certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS
PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters will sell the offered certificates at varying prices to be determined at the time of sale. The proceeds to GMAC Commercial Mortgage
Securities, Inc. from the sale of the offered certificates will be approximately 104.11% of their principal balance plus accrued interest, before deducting expenses. The compensation of certain of the underwriters will be a commission representing the difference between the price they pay to GMAC
Commercial Mortgage Securities, Inc. for the offered certificates and the amount they receive from the sale of the offered certificates to the public.
The co-managers will not be obligated to buy the offered certificates.

                       Lead Managers and Joint Bookrunners

MORGAN STANLEY                                          DEUTSCHE BANK SECURITIES
                                   Co-Managers
GMAC COMMERCIAL HOLDING                                     GOLDMAN, SACHS & CO.
  CAPITAL MARKETS CORP.

                                December 7, 2004

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                  --------------------------------------------

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-C3

WASHINGTON
2 properties
$32,870,550
2.63% of total

UTAH
2 properties
$21,705,741
1.73% of total

NEBRASKA
1 property
$848,191
0.07% of total

MISSOURI
1 property
$2,908,795
0.23% of total

IOWA
1 property
$12,943,789
1.03% of total

MINNESOTA
1 property
$17,000,000
1.38% of total

ILLINOIS
1 property
$35,500,000
2.84% of total

INDIANA
1 property
$10,933,033
0.87% of total

MICHIGAN
1 property
$11,237,617
0.90% of total

PENNSYLVANIA
13 properties
$41,454,712
3.31% of total

NEW YORK
6 properties
$71,056,100
5.68% of total

CONNECTICUT
5 properties
$37,600,000
3.01% of total

NEW JERSEY
7 properties
$41,787,891
3.34% of total

MARYLAND
8 properties
$66,186,892
5.29% of total

DISTRICT OF COLUMBIA
1 property
$60,000,000
4.80% of total

VIRGINIA
3 properties
$20,892,337
1.67% of total

WEST VIRGINIA
1 property
$3,238,093
0.26% of total

NORTH CAROLINA
7 properties
$38,186,986
3.05% of total

SOUTH CAROLINA
3 properties
$48,750,000
3.90% of total

GEORGIA
2 properties
$5,337,716
0.43% of total

FLORIDA
6 properties
$57,867,742
4.63% of total

TENNESSEE
5 properties
$58,840,144
4.70% of total

ALABAMA
3 properties
$15,906,846
1.27% of total

LOUISIANA
3 properties
$43,783,452
3.50% of total

TEXAS
15 properties
$292,526,750
23.38% of total

OKLAHOMA
1 property
$3,188,027
0.25% of total

NEW MEXICO
1 property
$16,500,000
1.32% of total

COLORADO
1 property
$15,000,000
2.63% of total

ARIZONA
5 properties
$28,244,201
2.26% of total

CALIFORNIA
12 properties
$120,444,786
9.63% of total

NEVADA
1 property
$3,289,832
0.26% of total

OREGON
1 property
$5,200,000
0.42% of total

[PIECHART OMITTED]

  1.46%       2.97%         4.62%      4.80%      9.17%        9.41%         29.49%       35.19%      0.74%       0.75%      1.40%

 Parking    Industrial/   Unanchored   Mixed     Anchored    Hospitality   Multifamily    Office   Manufactured     Self     Other
 Facility    Warehouse      Retail      Use        Retail                                            Housing      Storage

[ ]  less than or equal to 1.00% of initial pool balance

[ ]  1.01% - 5.00% of initial pool balance

[ ]  5.01% - 10.01% of initial pool balance

[ ]  greater than or equal to 10.01% of initial pool balance

        For purposes of this map, each mortgage loan secured by multiple mortgaged properties is treated as the number of mortgage loans equal to the number of mortgaged properties, each of which is allocated a principal balance as of the cut-off date.

[HOUSTON CENTER, Houston, TX GRAPHIC OMITTED]

[SAWYER PORTFOLIO - FINCHLEY SQUARE, Brentwood, MD GRAPHIC OMITTED]

[UNION STATION, Washington, DC GRAPHIC OMITTED]

[UNIVISION TOWER, Dallas TX GRAPHIC OMITTED]

[NASHVILLE MULTIFAMILY PORTFOLIO - ALTAMONT POINTE APARTMENTS,
GRAPHIC OMITTED]

[IMPERIAL CENTER OFFICE, Norwalk, CA GRAPHIC OMITTED]

[CHARLESTON HOTEL PORTFOLIO - EMBASSY SUITES HOTEL, Charleston, SC
 GRAPHIC OMITTED]

[STRATEGIC HOTEL PORTFOLIO - HYATT REGENCY LA JOLLA AT AVENTINE, La Jolla, CA
 GRAPHIC OMITTED]

[NASHVILLE MULTIFAMILY PORTFOLIO - BERKELEY RIDGE APARTMENTS, Nashville, TN
 GRAPHIC OMITTED]

[KEY CENTER, Buffalo, NY GRAPHIC OMITTED]

[INTERNATIONAL TOWER, Chicago, IL GRAPHIC OMITTED]

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the offered certificates in two separate documents that progressively provide more detail: the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and this prospectus supplement, which describes the specific terms of your series of certificates.

     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT TOGETHER PROVIDE A
DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE
INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE
SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find a "Glossary" of capitalized terms used in this prospectus supplement beginning on page S-178 in this prospectus supplement.

                                         PAGE
                                        -----

SUMMARY OF SERIES 2004-C3
   MORTGAGE PASS-THROUGH
   CERTIFICATES AND POOL
   CHARACTERISTICS .................... S-5
Series 2004-C3 Mortgage Pool
   Characteristics .................... S-6
SUMMARY OF SERIES 2004-C3
   TRANSACTION ........................ S-7
The Mortgage Pool ..................... S-8
Geographic Concentrations of the
   Mortgaged Properties ............... S-8
Property Types ........................ S-9
Prepayment or Call Protection
   Provided by the Mortgage Loans...... S-9
Payment Terms of the Mortgage
   Loans .............................. S-10
The Certificates ...................... S-10
Certificate Designations .............. S-10
Initial Certificate Balances of the
   Certificates ....................... S-11
Distributions on the Offered
   Certificates ....................... S-11
Subordination of Classes of
   Certificates ....................... S-12
Allocation of Losses and Expenses
   to Classes of Certificates ......... S-12

                                         PAGE
                                        -----

Servicing of the Strategic Hotel
   Portfolio Whole Loan ............... S-13
Advances Made by the Master

Yield and Prepayment
   Considerations ..................... S-16
Legal Investment in the
   Certificates ....................... S-16
ERISA Considerations for

DESCRIPTION OF THE

                                      S-2

                                           PAGE
                                          ------

Related Borrowers,
   Cross-Collateralized Mortgage
   Loans and Mortgage Loans
   Collateralized by Multiple
   Properties ........................... S-68
The Houston Center Whole Loan ........... S-68
The Strategic Hotel Portfolio
   Whole Loan ........................... S-70
Rights of the Holders of the
   Strategic Hotel Portfolio B Notes..... S-72
Due-on-Sale and
   Due-on-Encumbrance Provisions......... S-77
Secured Subordinate Financing ........... S-78
Unsecured Subordinate Financing

Hazard, Liability and Other
   Insurance ............................ S-83
Earnouts and Additional Collateral
   Loans ................................ S-84
Assignment of the Mortgage Loans;
   Repurchases and Substitutions ........ S-84
Representations and Warranties;
   Repurchases .......................... S-87
Pool Characteristics; Changes in
   Mortgage Pool ........................ S-92
SERVICING OF THE

Servicing of the Strategic Hotel
   Portfolio Whole Loan ................. S-94
Specially Serviced Mortgage Loans........ S-95
The Majority Certificateholder of
   the Controlling Class ................ S-97
Termination of the Special Servicer
   for Specially Serviced Mortgage
   Loans and REO Properties ............. S-99
Servicing and Other Compensation
   and Payment of Expenses .............. S-100

                                           PAGE
                                          ------

Modifications, Waivers,

Inspections; Collection of
   Operating Information ................ S-108
THE POOLING AND
   SERVICING AGREEMENT .................. S-110
Realization Upon Defaulted
   Mortgage Loans ....................... S-111
Due-on-Sale and
   Due-on-Encumbrance Provisions......... S-114
Certain Matters Regarding the
   Master Servicer, the Special
   Servicer and the Depositor ........... S-114
Events of Default ....................... S-116
DESCRIPTION OF THE
   CERTIFICATES ......................... S-118
Denominations ........................... S-118
Book-Entry Registration of the
   Offered Certificates ................. S-119
Certificate Balances and Notional

Distributions of Prepayment
   Premiums or Yield Maintenance
   Charges .............................. S-134
Distributions of Excess Liquidation

Subordination; Allocation of Losses

Reports to Certificateholders;
   Available Information ................ S-146
Information Available

Termination; Retirement of
   Certificates ......................... S-149

                                      S-3

                                         PAGE
                                        ------

The Trustee ........................... S-150
YIELD AND MATURITY
   CONSIDERATIONS ..................... S-152
Yield Considerations .................. S-152
Factors that Affect the Rate and
   Timing of Payments and Defaults..... S-154
Delay in Payment of Distributions ..... S-154
Unpaid Distributable Certificate

Yield Sensitivity of the Class X-2
   Certificates ....................... S-167
FEDERAL INCOME TAX
   CONSEQUENCES ....................... S-170
Original Issue Discount And
   Premium ............................ S-170
Characterization of Investments in

                                         PAGE
                                        ------

ERISA CONSIDERATIONS .................. S-176
GLOSSARY .............................. S-178
ANNEX A-CHARACTERISTICS

ANNEX B-SIGNIFICANT
   MORTGAGE LOANS ..................... B-1
ANNEX C-STRUCTURAL AND
   COLLATERAL TERM SHEET............... C-1
ANNEX D-GLOBAL
   CLEARANCE, SETTLEMENT
   AND TAX DOCUMENTATION
   PROCEDURES ......................... D-1
ANNEX E-CLASS A-AB
   PLANNED PRINCIPAL
   BALANCE ............................ E-1
ANNEX F-CLASS X-2
   REFERENCE RATE ..................... F-1

                                      S-4

                SUMMARY OF SERIES 2004-C3 MORTGAGE PASS-THROUGH
                     CERTIFICATES AND POOL CHARACTERISTICS

             THE SERIES 2004-C3 MORTGAGE PASS-THROUGH CERTIFICATES

                                               APPROXIMATE                       APPROXIMATE
                                                PERCENT OF      APPROXIMATE        WEIGHTED      PRINCIPAL
           RATINGS     ORIGINAL PRINCIPAL OR      CREDIT       INITIAL PASS-    AVG. LIFE (3)    WINDOW (4)
 CLASS    FITCH/S&P     NOTIONAL AMOUNT (1)    SUPPORT (2)     THROUGH RATE       (IN YEARS)    (MONTH/YEAR)
------- ------------- ----------------------- ------------- ------------------ --------------- -------------

  Publicly Offered
Classes
  A-1      AAA/AAA       $     15,500,000         20.000%     3.106%(5)               1.00      01/05-12/06
  A-1A     AAA/AAA       $    351,441,000         20.000%     4.586%(5)               7.20      01/05-12/14
  A-2      AAA/AAA       $     28,700,000         20.000%     3.950%(5)               3.30      12/06-08/09
  A-3      AAA/AAA       $    137,900,000         20.000%     4.207%(5)               4.87      08/09-01/10
  A-4      AAA/AAA       $    266,000,000         20.000%     4.547%(5)               6.82      07/11-11/11
  A-AB     AAA/AAA       $     62,731,000         20.000%     4.702%(5)               7.86      01/10-03/14
  A-5      AAA/AAA       $    138,600,000         20.000%     4.864%(5)               9.73      03/14-11/14
  X-2      AAA/AAA       $  1,211,222,000(6)       N/A        0.749%(7)              N/A            N/A
  A-J      AAA/AAA       $     82,885,000         13.375%     4.915%(5)               9.97      12/14-12/14
  B         AA/AA        $     31,277,000         10.875%     4.965%(5)               9.97      12/14-12/14
  C        AA-/AA-       $     14,075,000          9.750%     4.984%(8)               9.97      12/14-12/14
  D          A/A         $     20,330,000          8.125%     5.044%(8)               9.97      12/14-12/14

  Privately Offered
Classes (9)
  X-1      AAA/AAA       $  1,251,090,921(6)       N/A        0.060%(7)              N/A            N/A
  E         A-/A-        $     12,511,000          7.125%     5.142%(8)               9.97      12/14-12/14
  F       BBB+/BBB+      $     15,639,000          5.875%     5.280%(8)               9.97      12/14-12/14
  G        BBB/BBB       $     10,947,000          5.000%     5.280%(8)               9.97      12/14-12/14
  H       BBB-/BBB-      $     20,330,000          3.375%     5.407%(10)             13.17      12/14-11/19
  J        BB+/BB+       $      3,128,000          3.125%     4.724%(8)              14.89      11/19-11/19
  K         BB/BB        $      6,255,000          2.625%     4.724%(8)              14.89      11/19-11/19
  L        BB-/BB-       $      4,692,000          2.250%     4.724%(8)              14.89      11/19-11/19
  M         B+/B+        $      4,691,000          1.875%     4.724%(8)              14.89      11/19-11/19
  N          B/B         $      3,128,000          1.625%     4.724%(8)              14.89      11/19-11/19
  O         B-/B-        $      3,128,000          1.375%     4.724%(8)              14.89      11/19-11/19
  P         NR/NR        $     17,202,921          N/A        4.724%(8)              16.36      11/19-11/26

----------
(1)   These amounts are approximate. They may vary upward or downward by no more than 5% depending upon the final composition of the pool of mortgage loans sold to the trust.
(2)   The percent of credit support reflects the aggregate certificate balances of all classes of certificates that will be subordinate to each class on the date the certificates are issued, expressed as a percentage of the initial pool balance.
(3)   The weighted average life of a security is the average amount of time that will elapse from the time the security is issued until the investor receives all principal payments on the security, weighted on the basis of principal paid. The weighted average life of each class is calculated assuming that there are no prepayments on the mortgage loans and according to the modeling assumptions described under "Yield and Maturity
      Considerations" in this prospectus supplement. The rated final distribution date is the distribution date that occurs in December 2041.

                                      S-5

(4)   The principal window is the period during which each class would receive distributions of principal assuming that there are no prepayments on the mortgage loans and according to the modeling assumptions described under
      "Yield and Maturity Considerations" in this prospectus supplement.

(5)   The pass-through rate for this class will be the specified fixed rate.

(6)   The Class X-1 and Class X-2 certificates will have a notional amount and will accrue interest on that notional amount.

(7)   Generally, the Class X-1 and Class X-2 certificates will accrue interest at a variable rate based upon the Weighted Average Net Mortgage Rate. See
      "Description of the Certificates--Pass-Through Rates."

(8)   The pass-through rate for this class of certificates will be equal to the lesser of the specified fixed rate for such class and the Weighted
      Average Net Mortgage Rate.

(9)   These classes are not offered by this prospectus supplement.

(10)  The pass-through rate for this class of certificates will be equal to the
      Weighted Average Net Mortgage Rate.

     The following table shows information regarding the mortgage loans and the mortgaged properties as of the applicable cut-off date, which is the due date of any mortgage loan in December 2004. All weighted averages set forth below are based on the balances of the mortgage loans in the mortgage pool as of that date. The balance of each mortgage loan as of the due date for any mortgage loan in December 2004 is its unpaid principal balance as of that date, after applying all payments of principal due on or before that date, whether or not those payments are received.

                  SERIES 2004-C3 MORTGAGE POOL CHARACTERISTICS

CHARACTERISTICS                                              ENTIRE MORTGAGE POOL       LOAN GROUP 1         LOAN GROUP 2
---------------------------------------------------------   ----------------------   ------------------   ------------------

Initial pool balance ....................................   $1,251,090,921           $899,649,028         $351,441,894
Number of mortgage loans ................................             92                      60                   32
Number of mortgaged properties ..........................            123                      72                   51
Average balance as of the cut-off date ..................   $  13,598,814            $ 14,994,150         $ 10,982,559
Range of mortgage rates as of the cut-off date ..........    4.810%-6.700%            4.810%-6.570%        5.000%-6.700%
Weighted average mortgage rate ..........................          5.458%                   5.523%               5.291%
Weighted average remaining term to maturity .............   100.6 months             104.1 months         91.5 months
Weighted average remaining amortization term ............   347.2 months             343.7 months         355.1 months
Weighted average debt service coverage ratio ............          1.63x                    1.73x                1.38x
Weighted average current loan-to-value ratio ............         68.50%                   65.64%               75.82%

     Unless otherwise indicated, the balances of, and any debt service on, any related subordinated loans are not included in calculations of loan-to-value ratio and debt service coverage ratio. For a description of the calculation of the loan-to-value ratio and debt service coverage ratio, see Annex A to this prospectus supplement.

                                      S-6

                     SUMMARY OF SERIES 2004-C3 TRANSACTION

     This summary highlights selected information from this document. To understand all of the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

                               RELEVANT PARTIES AND IMPORTANT DATES
 TITLE OF      Series 2004-C3 Mortgage                   CUT-OFF DATES: December 1, 6, 7, 8, 9
 SERIES:       Pass-Through Certificates                 and 10, 2004

 THE ISSUER:   GMAC Commercial Mortgage                  DISTRIBUTION DATE: The 10th day of
               Securities, Inc. Series 2004-C3 Trust     each month or, if the 10th day is not
               formed to issue the mortgage              a business day, the immediately
               pass-through certificates and to          succeeding business day, beginning
               acquire the mortgage pool.                on January 10, 2005.

 DEPOSITOR:    GMAC Commercial Mortgage                  CLOSING DATE: On or about
               Securities, Inc.                          December 21, 2004.
               200 Witmer Road
               Horsham, Pennsylvania 19044-8015          DETERMINATION DATE: The 1st day of
               (215) 328-4622                            each month or, if the 1st day is not a
                                                         business day, the immediately
                                                         succeeding business day.
 SELLERS:      GMAC Commercial Mortgage
               Corporation, Morgan Stanley
                                                         COLLECTION PERIOD: For any
               Mortgage Capital Inc. and German          distribution date, the period that
               American Capital Corporation              begins immediately following the
                                                         determination date in the prior
 MASTER        GMAC Commercial Mortgage                  calendar month and continues
 SERVICER:     Corporation                               through and includes the
                                                         determination date in the calendar
 SPECIAL       GMAC Commercial Mortgage                  month in which that distribution
 SERVICER:     Corporation                               date occurs. The first collection
                                                         period, however, for each mortgage
 TRUSTEE:      Wells Fargo Bank, N.A.                    loan begins immediately following
                                                         its cut-off date.

                                                         INTEREST ACCRUAL PERIOD: With
                                                         respect to any distribution date, the
                                                         calendar month immediately
                                                         preceding the month in which such
                                                         distribution date occurs.

                                      S-7

THE MORTGAGE POOL

       The mortgage pool will consist of ninety-two (92) mortgage loans. The assets of the trust consist of, among other things, the mortgage pool. Each of the mortgage loans is secured by first mortgage liens on real property interests held by borrowers that own and/or lease the mortgaged properties. The mortgaged properties are used for commercial or multifamily purposes.

       The mortgaged property securing the Houston Center Loan also secures the
Houston Center Companion Loans. The Houston Center Companion Loans are not
assets of the trust.

       The mortgaged properties securing the Strategic Hotel Portfolio Loan also secure the Strategic Hotel Portfolio Companion Loans and the Strategic
Hotel Portfolio B Notes. Payments of principal and interest in respect of the
Strategic Hotel Portfolio B Notes will be subordinated to payments on the
Strategic Hotel Portfolio Loan and the Strategic Hotel Portfolio Companion
Loans in the event of certain uncured mortgage loan defaults. The Strategic
Hotel Portfolio Companion Loans and the Strategic Hotel Portfolio B Notes are
not assets of the trust.

       GMAC Commercial Mortgage Corporation (GMACCM) is the seller of fifty-three (53) of the mortgage loans or 42.45% of the initial pool balance.
Morgan Stanley Mortgage Capital Inc. (MSMC) is the seller of twenty (20) of the mortgage loans or 32.44% of the initial pool balance. German American Capital
Corporation (GACC) is the seller of nineteen (19) of the mortgage loans or
25.11% of the initial pool balance. The mortgage loans were originated between
September 23, 1999 and December 1, 2004.

       Each seller will make representations and warranties regarding the mortgage loans sold by it. MSMC, one of the sellers, purchased the Univision
Tower Loan from Countrywide Commercial Real Estate Finance, Inc. and will assign the representations and warranties made by Countrywide Commercial Real
Estate Finance, Inc. to the depositor. The depositor will assign these representations and warranties to the trustee.

       In this prospectus supplement, the percentage of the initial pool balance refers to the principal balance of the mortgage loans or the allocated loan amount secured by a mortgaged property, divided by the aggregate pool balance. The initial pool balance of the mortgage loans is equal to their unpaid aggregate principal balances as of their cut-off dates, after taking into account all payments of principal due on or before that date, whether or not received. All mortgage pool information in this prospectus supplement is approximate and depends upon the final composition of the mortgage loans sold to the trust. All information presented in this prospectus supplement
(including loan-to-value ratios and debt service coverage ratios) with respect to the mortgage loans with pari passu companion loans is calculated with regard to the pari passu companion loans (but without regard to any related subordinated loans) unless otherwise indicated.

       Annex A to this prospectus supplement provides characteristics of the mortgage loans on a loan-by-loan basis. Annex B to this prospectus supplement provides characteristics of the significant mortgage loans.

GEOGRAPHIC CONCENTRATIONS OF THE MORTGAGED PROPERTIES

       The mortgaged properties are located in thirty-two (32) states and the
District of Columbia. The following table lists the number and percentage of mortgaged properties in the five (5) states and the District

                                      S-8

of Columbia with the highest concentrations of mortgaged properties.

                                NUMBER OF     PERCENTAGE OF
                                MORTGAGED     INITIAL POOL
       PROPERTY STATE          PROPERTIES        BALANCE
---------------------------   ------------   --------------

Texas                              15             23.38%
California                         12              9.63%
   Southern California(1)           9              8.28%
   Northern California(1)           3              1.35%
New York                            6              5.68%
Maryland                            8              5.29%
District of Columbia                1              4.80%
Tennessee                           5              4.70%

---------------------
(1)   Southern California properties have a zip code equal to or less than
      93600. Northern California properties have a zip code greater than 93600.

PROPERTY TYPES

       The following table lists the number and percentage of mortgaged properties that are operated for each indicated purpose.

                           NUMBER OF     PERCENTAGE OF
                           MORTGAGED     INITIAL POOL
     PROPERTY TYPE        PROPERTIES        BALANCE
----------------------   ------------   --------------

Office                        19             35.19%
Multifamily                   52             29.49%
Hospitality(1)                11              9.41%
Anchored Retail               12              9.17%
Mixed Use                      1              4.80%
Unanchored Retail             11              4.62%
Industrial/Warehouse          10              2.97%
Parking Facilities             2              1.46%
Other                          2              1.40%
Self Storage                   1              0.75%
Manufactured Housing           2              0.74%

---------------------
(1)   Of the eleven (11) mortgaged properties that are operated for hospitality purposes, three (3) of such mortgaged properties secure a mortgage loan representing 2.39% of the initial pool balance, which is shadow rated
      "AA-" by S&P and "BBB" by Fitch.

PREPAYMENT OR CALL PROTECTION PROVIDED BY THE MORTGAGE LOANS

       The terms of each mortgage loan restrict the ability of the borrower to prepay the mortgage loan. All but six (6) of the mortgage loans permit defeasance after a lockout period.

       The Houston Center Loan, representing 11.99% of the initial pool balance, permits the related borrower to either (a) defease the loan after a specified lockout period or (b) prepay the Houston Center Whole Loan after such lockout period with payment of the greater of yield maintenance and a fixed penalty equal to 1% of the principal amount of such prepayment.

       Four (4) mortgage loans, representing 2.74% of the initial pool balance, permit prepayment after a lockout period with the payment of yield maintenance.

       One (1) mortgage loan, representing 0.87% of the initial pool balance, permits prepayment after a lockout period with payment of the greater of yield maintenance and a fixed penalty equal to 2% of the principal amount of such prepayment. The lockout period for this mortgage loan has expired.

       One (1) mortgage loan, representing 0.75% of the initial pool balance, permits prepayment after a lockout period with payment of the greater of yield maintenance and a fixed penalty equal to 1% of the principal amount of such prepayment.

       Notwithstanding the foregoing, the mortgage loans generally provide for a period prior to maturity (generally one to seven payments) during which prepayments may be made without penalty, yield maintenance charge, or otherwise requiring defeasance.

                                      S-9

       For a description of defeasance and prepayment provisions in the mortgage loans, see "Description of the Mortgage Pool--Defeasance" and
"--Prepayment Provisions" in this prospectus supplement and "Characteristics of the Mortgage Loans--Yield Maintenance" in Annex A to this prospectus supplement.

PAYMENT TERMS OF THE MORTGAGE LOANS

       All the mortgage loans accrue interest at a fixed rate. See "Description of the Mortgage Pool--Calculations of Interest" and "--ARD Loan" in this prospectus supplement.

THE CERTIFICATES

       Your certificates represent the right to a portion of the collections on the trust's assets. The certificates represent all of the beneficial ownership interests in the trust. The offered certificates are the only securities offered through this prospectus supplement. The private certificates are not offered by this prospectus supplement.

CERTIFICATE DESIGNATIONS

       We refer to the certificates by the following designations:

  DESIGNATION         RELATED CLASS(ES)
  ---------------------------------------------
  Offered             Classes A-1, A-1A, A-2,
  certificates        A-3, A-4, A-AB, A-5,
                      X-2, A-J, B, C and D
  ---------------------------------------------
  Senior              Classes X-1, X-2, A-1,
  certificates        A-1A, A-2, A-3, A-4,
                      A-AB and A-5
  ---------------------------------------------
  Interest-only       Classes X-1 and X-2
  certificates
  ---------------------------------------------
  Class X             Classes X-1 and X-2
  certificates
  ---------------------------------------------
  Subordinate         Classes A-J, B, C, D, E,
  certificates        F, G, H, J, K, L, M, N,
                      O and P
  ---------------------------------------------
  Private             Classes X-1, E, F, G, H,
  certificates        J, K, L, M, N, O, P and
                      Q
  ---------------------------------------------
  Residual            Classes R-I, R-II and
  certificates        R-III
  ---------------------------------------------
  REMIC               Classes X-1, X-2, A-1,
  regular             A-1A, A-2, A-3, A-4,
  certificates        A-AB, A-5, A-J, B, C,
                      D, E, F, G, H, J, K, L,
                      M, N, O and P

                                      S-10

INITIAL CERTIFICATE BALANCES OF THE CERTIFICATES

       The aggregate principal balance of the certificates issued by the trust will be approximately $1,251,090,921, but may vary upward or downward by no more than 5%.

       The senior certificates (excluding the Class X certificates) will comprise approximately 80% and the subordinate certificates will comprise approximately 20% of the initial aggregate certificate balance of the certificates.

       The Class X certificates will not have a certificate balance. The Class
X certificates will have a notional amount and will accrue interest on that notional amount. The Class X certificates will not receive any distributions of principal.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

       The trustee will make distributions to certificateholders on each distribution date in the order of priority described below.

       Until paid in full, each class of offered certificates will be entitled to receive monthly distributions of interest.

       For purposes of calculating distributions on the senior certificates, the mortgage pool has been divided into loan group 1 and loan group 2. The mortgage loans are identified as belonging to either loan group 1 or loan group
2 on Annex A to this prospectus supplement under the heading "Loan Group."

       The borrowers are required to make payments of interest and/or principal on the mortgage loans to the master servicer. The master servicer will deduct its master servicing fee and other amounts required by the pooling and servicing agreement and send the remainder to the trustee. See "The Pooling and
Servicing Agreement" in this prospectus supplement. After deducting its trustee fee, the trustee will distribute the available certificate distribution amount to the certificateholders as follows:

[GRAPHIC OMITTED]

                     Amount available to certificateholders

                                     Step 1
               Distribution of interest to the senior certificates

                                     Step 2
    Distribution of principal to the Class A-AB certificates to their planned principal balance, then to the Class A-1 certificates, then to the Class A-2 certificates, then to the Class A-3 certificates, then to the Class A-4 certificates, then to the Class A-AB certificates and then to the Class A-5 certificates from the loan group 1 principal amount and to the Class A-1A certificates from the loan group 2 principal amount.

                                     Step 3
   Distribution of the amount of interest due and principal due on each class of the subordinate certificates. These distributions are made in the priority of the alphabetical order of the subordinate certificates and as described herein.

                                     Step 4
                Any remaining funds to the residual certificates

       Distributions of interest and principal are not made to a class of certificates if its certificate balance or notional amount has been reduced to zero. However, realized losses or additional trust fund expenses allocated to reduce the certificate balance of a class of certificates may be reimbursed if the amount available for distribution is sufficient. See "Description of the
Certificates--Distributions" for a discussion of the amount available for distribution and the priorities and amounts of distributions on the certificates. Because payments are made in the order described above, there may not be sufficient funds to make each of the payments described above after making distributions on certificates with a higher priority. Funds may be insufficient if the trust experiences realized losses, incurs unanticipated expenses or an appraisal reduction event occurs.

                                      S-11

       On any given distribution date, there may be insufficient payments received from the mortgage loans for all classes of certificates to receive the full amount of interest due on that date. Those certificates that do not receive their full interest distributions on any distribution date will be entitled to receive the shortfall in each month thereafter up to the aggregate amount of the shortfall, in the same priority as their distribution of interest. However, there will be no extra interest paid to make up for the delay in distribution of interest.

       The amount of interest distributable on each class on each distribution date will equal:

 o    1/12th of the pass-through rate for that class multiplied by

 o    the related class certificate balance or class notional amount.

       Due to allocations of losses, expenses and any net aggregate prepayment interest shortfall, the actual amount of interest distributed on each distribution date may be less than this amount. See "Description of the
Certificates--Distributions" in this prospectus supplement.

SUBORDINATION OF CLASSES OF CERTIFICATES

       The senior certificates will receive all distributions of interest and principal, or in the case of the Class X certificates, only interest, before the subordinate certificates are entitled to receive distributions of interest or principal. This subordination of the subordinate certificates to the senior certificates provides credit support to the senior certificates. Each class of subordinated certificates will provide credit enhancement to subordinated certificates with earlier alphabetical class designations.

       In addition, the Class A-AB certificates have priority with respect to receiving distributions of principal in respect of their planned principal balance, as described in this prospectus supplement.

ALLOCATION OF LOSSES AND EXPENSES TO CLASSES OF CERTIFICATES

       A loss is realized on a mortgage loan when the master servicer or the special servicer, as applicable, determines that it has received all amounts it expects to receive from the mortgage loan and that amount is less than the outstanding principal balance on the mortgage loan plus accrued and unpaid interest.

       An additional trust fund expense is an expense incurred by the trust that is not covered by a corresponding payment from a borrower. Additional trust fund expenses include, among other things:

 o    special servicing compensation;

 o    interest on advances made by the master servicer or the trustee;

 o    extraordinary expenses, such as indemnification and reimbursements paid to the trustee; and

 o    loan-specific expenses incurred because of defaults on mortgage loans or to remediate environmental conditions on mortgaged properties.

       Losses and additional trust fund expenses will be allocated to the certificates by deducting those losses and additional trust fund expenses from the certificate balances of the certificates without making any payments to the certificateholders. In general, losses and additional trust fund expenses are allocated to the certificates if the aggregate outstanding principal balance of the mortgage loans immediately following the distributions to be made on the certificates on any distribution date is less than the aggregate outstanding certificate balance of the certificates. If this happens, the certificate balances of the certificates will be reduced as shown in the following chart:

                                      S-12

[GRAPHIC OMITTED]

                                     Step 1
                     Reduce the certificate balances of the
                  Class P, Class O, Class N, Class M, Class L,
         Class K, Class J, Class H, Class G, Class F, Class E, Class D,
                         Class C, Class B and Class A-J
                      certificates to zero, in that order.

                                     Step 2
                     Reduce the certificate balance of the
                       Class A-1, Class A-1A, Class A-2,
                 Class A-3, Class A-4, Class A-AB and Class A-5
                        Certificates, pro rata, to zero

       Any reductions in the certificate balances of the certificates as the result of the allocation of losses and additional trust fund expenses will also have the effect of reducing the aggregate notional amount of the Class X certificates. Losses on the Strategic Hotel Portfolio Whole Loan will be allocated to designated classes of certificates issued in the GE Commercial
Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series
2004-C3 commercial mortgage securitization related to the Strategic Hotel
Portfolio B Notes before being allocated as set forth above.

       For a detailed description of the allocation of losses and additional trust fund expenses among the certificates, see "Description of the
Certificates--Subordination; Allocation of Losses and Expenses" in this prospectus supplement.

SERVICING OF THE STRATEGIC HOTEL PORTFOLIO WHOLE LOAN

       One of the Strategic Hotel Portfolio Companion Loans and all of the
Strategic Hotel Portfolio B Notes are currently included in the GE Commercial
Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series
2004-C3, commercial mortgage securitization. In connection therewith, the
Strategic Hotel Portfolio Whole Loan is currently being serviced and administered pursuant to the GE 2004-C3 Pooling and Servicing Agreement. The GE
2004-C3 Pooling and Servicing Agreement provides for servicing arrangements that are similar, but not identical, to those under the pooling and servicing agreement. See "Description of the Mortgage Pool--The Strategic Hotel Portfolio
Whole Loan" and "Servicing of the Mortgage Loans--Servicing of the Strategic
Hotel Portfolio Whole Loan" in this prospectus supplement.

ADVANCES MADE BY THE MASTER SERVICER

       For any month, if the master servicer receives a payment on a mortgage loan that is less than the full scheduled payment, or if no payment is received, then the master servicer is required to make P&I advances from its own funds to cover that shortfall. The master servicer is also required to make servicing advances with respect to any mortgaged property related to a mortgage loan except in the case of the mortgaged properties that secure the Strategic
Hotel Portfolio Whole Loan, which loan and related mortgaged properties are serviced by the GE 2004-C3 Master Servicer under the GE 2004-C3 Pooling and
Servicing Agreement and for which the GE 2004-C3 Master Servicer is responsible for making servicing advances.

       The master servicer will not be required to advance the amount of any delinquent balloon payment or any default interest or any excess interest that may be due on the ARD loan. If the master servicer fails to make a required advance, the trustee will be required to make such advance. However, the master servicer or the trustee, as applicable, will make an advance only if it determines that the advance, together with any advance interest, will be recoverable from future payments or collections on that mortgage loan.
Additionally, the special servicer will be able to determine that an existing advance is nonrecoverable or that any proposed advance will be nonrecoverable, and the

                                      S-13

master servicer or trustee, as applicable, will be bound by such determination.
Under certain circumstances, the master servicer and the trustee each will be required to rely upon the nonrecoverability determination of other master servicers with respect to certain mortgage loans whose companion loans are in other commercial mortgage securitizations. See "Description of the
Certificates--Appraisal Reductions" in this prospectus supplement.

       The master servicer and the trustee will each be entitled to recover any advance made by it from related proceeds collected on the mortgage loan for which that advance was made. If at any time an advance made by the master servicer or the trustee is determined to be a nonrecoverable advance, the master servicer or the trustee will be entitled to recover the amount of that advance out of funds received on or in respect of other mortgage loans. The master servicer or the trustee may, in its sole discretion, defer recovery of any advance, provided that no such deferral may exceed six (6) months without the consent of the majority certificateholder of the controlling class or twelve (12) months overall. Reimbursement for nonrecoverable advances will be made from amounts received in respect of principal on such other mortgage loans before being made from other amounts received on such other mortgage loans and such amounts will be deducted from the principal distribution amount for the related distribution date (provided, however, that to the extent any such nonrecoverable advances are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the principal distribution amount for the distribution date related to the collection period in which such recovery occurs). In addition, if at any time an advance is made with respect to a mortgage loan and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance (together with interest on such advance to the extent accrued and unpaid) will constitute a workout-delayed reimbursement amount and, unless determined to be nonrecoverable, will be reimbursable only from amounts in the certificate account that represent principal on the mortgage loans. Any principal collections used to reimburse the master servicer or the trustee for such workout-delayed reimbursement amounts will be deducted from the principal distribution amount for the related distribution date, and to the extent any such workout-delayed reimbursement amounts are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the principal distribution amount for the distribution date related to the collection period in which such recovery occurs. The master servicer and the trustee will each be entitled to interest on any advances of monthly payments made by it and advances of servicing expenses incurred by it or on its behalf. To the extent a nonrecoverable advance or workout-delayed reimbursement amount for any mortgage loan is reimbursed from collections on other mortgage loans, such reimbursement will be made from collections on mortgage loans included in the same loan group and, if such collections are insufficient for full reimbursement of such amounts, from collections on mortgage loans in the other loan group (after giving effect to any similar reimbursements in the other loan group). See "Description of the

                                      S-14

Certificates--P&I and Servicing Advances" in this prospectus supplement and
"Description of the Certificates--Advances in Respect of Delinquencies" and
"The Pooling and Servicing Agreements--Certificate Account" in the prospectus.

       In addition, in considering whether any advance is, or any proposed advance, if made, would constitute, a nonrecoverable advance, any person making such determination will be entitled to give due regard to the existence of any nonrecoverable advances or workout-delayed reimbursement amounts with respect to other mortgage loans, the recovery of which is being deferred or delayed at the time of such consideration by the master servicer or, if applicable, the trustee, in light of the fact that proceeds on the related mortgage loan are a source of recovery not only for the advance under consideration, but also as a potential source of recovery of such nonrecoverable advance or workout-delayed reimbursement amounts the recovery of which is being, or may be, deferred or delayed.

       The GE 2004-C3 Master Servicer is required to make servicing advances with respect to the mortgaged property related to the Strategic Hotel Portfolio
Whole Loan in accordance with the terms of the GE 2004-C3 Pooling and Servicing
Agreement, unless the GE 2004-C3 Master Servicer determines that such advances would not be recoverable from collections on the Strategic Hotel Portfolio
Whole Loan. If the GE 2004-C3 Master Servicer is required to, but fails to make such servicing advances, then the related trustee under the GE 2004-C3 Pooling and Servicing Agreement will be required to make such servicing advances. The master servicer will be required to make P&I Advances with respect to the
Strategic Hotel Portfolio Loan, but not any of the Strategic Hotel Portfolio
Companion Loans or the Strategic Hotel Portfolio B Notes. See "Description of
the Mortgage Pool--The Strategic Hotel Portfolio Whole Loan" and "Servicing of
the Mortgage Loan--Servicing of the Strategic Hotel Portfolio Whole Loan" in
this prospectus supplement.

       The master servicer will be required to make servicing advances with respect to the mortgaged property securing the Houston Center Whole Loan, unless the master servicer determines that such advances would not be recoverable from collections on the Houston Center Whole Loan. If the master servicer is required to but fails to make such servicing advances, then the trustee will be required to make such servicing advances. The master servicer will be required to make P&I Advances with respect to the Houston Center Loan, but not the related companion loan. See "Description of the Mortgage Pool--The
Houston Center Whole Loan" in this prospectus supplement.

OPTIONAL TERMINATION OF THE TRUST

       If, on any distribution date, the remaining aggregate principal balance of the mortgage pool is less than 1% of the initial pool balance, the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor may purchase the mortgage loans. None of the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor, however, is required to do so. If the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor does purchase the mortgage loans, the outstanding principal balance of the certificates will be paid in full, together with accrued interest. Provided that the aggregate principal balances of the Class
A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class
A-J, Class B, Class C, Class D, Class E,

                                      S-15

Class F, Class G and Class H certificates have been reduced to zero, the trust could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X certificates but excluding the Class Q certificates and the REMIC residual certificates, for the mortgage loans remaining in the trust, but all of the holders of such classes of outstanding certificates would have to voluntarily participate in such exchange. See "Description of the Certificates--Certificate Balances and
Notional Amounts" and "--Termination; Retirement of Certificates."

BOOK-ENTRY REGISTRATION

       Generally, the offered certificates will be available only in book-entry form through the facilities of The Depository Trust Company in the United
States or through Clearstream or Euroclear in Europe. See "Description of the
Certificates--Book-Entry Registration of the Offered Certificates" in this prospectus supplement and Annex D to this prospectus supplement and
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates" in the prospectus.

DENOMINATIONS

       The offered certificates are offered in minimum denominations of $25,000 each and multiples of $1 in excess thereof.

YIELD AND PREPAYMENT CONSIDERATIONS

       The yield to maturity of each class of certificates will depend upon:

 o    the purchase price of the certificates;

 o    the applicable pass-through rate;

 o    the characteristics of the mortgage loans; and

 o    the rate and timing of payments on the mortgage loans.

       For a discussion of special yield and prepayment considerations applicable to these classes of certificates, see "Risk Factors" and "Yield and
Maturity Considerations" in this prospectus supplement.

LEGAL INVESTMENT IN THE CERTIFICATES

       None of the offered certificates will be "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See
"Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your legal advisors in determining the extent to which the offered certificates constitute legal investments for you.

ERISA CONSIDERATIONS FOR CERTIFICATEHOLDERS

       If the conditions described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus are satisfied, the
Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5,
Class X-2, Class A-J, Class B, Class C and Class D certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

TAX STATUS OF THE CERTIFICATES

       The certificates, other than the residual certificates and the Class Q certificates (which enable the Class Q certificateholders to receive certain excess interest on the ARD loan), will be treated as regular interests in a
REMIC and generally as debt for federal income tax purposes. Holders of regular interest certificates will be required to include in income all interest and original issue discount in respect of their certificates in accordance

                                      S-16

with the accrual method of accounting regardless of the certificateholders'
usual methods of accounting.

       For federal income tax purposes, elections will be made to treat the mortgage pool that comprises the trust (other than excess interest on the ARD loan) as separate real estate mortgage investment conduits. The certificates, other than the residual certificates and the Class Q certificates, will represent ownership of regular interests in one of these real estate mortgage investment conduits. For federal income tax purposes, the residual certificates will be the residual interests in their respective real estate mortgage investment conduit. The Class Q certificates will represent only the right to excess interest on the ARD loan and, for federal income tax purposes, will constitute interests in a grantor trust.

       For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

RATINGS ON THE CERTIFICATES

       The offered certificates are required to receive ratings from Standard &
Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and
Fitch Ratings that are not lower than those indicated under "Summary of Series
2004-C3 Mortgage Pass-Through Certificates and Pool Characteristics." The
ratings of the offered certificates address the likelihood that the holders of offered certificates will receive timely distributions of interest and the ultimate repayment of principal before the rated final distribution date that occurs in December 2041, which is the distribution date that follows the second anniversary of the end of the amortization term for the mortgage loan in the mortgage pool that, as of the applicable cut-off date, has the longest remaining amortization term. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings do not address the likelihood that holders will receive any yield maintenance charges, prepayment premiums, default interest or excess interest. The ratings also do not address the tax treatment of payments on the certificates or the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See "Ratings"
in this prospectus supplement.

                                      S-17

                                 RISK FACTORS

     The offered certificates are not suitable investments for all investors.
In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class. The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

ALLOCATIONS OF LOSSES ON THE     If losses on the mortgage loans are allocated
MORTGAGE LOANS WILL REDUCE       to your class of certificates, the amount
YOUR PAYMENTS AND YIELD ON       payable to you will be reduced by the amount of
YOUR CERTIFICATES                these losses and the yield to maturity on your
                                 certificates will be reduced. Losses allocated
                                 to a class reduce the principal balance of the
                                 class without making a payment to the class.

                                 Because losses on the mortgage loans, together
                                 with expenses relating to defaulted mortgage
                                 loans, will be allocated first to the most
                                 subordinated class of subordinated
                                 certificates with a positive balance, the
                                 yields on the subordinate certificates will be
                                 extremely sensitive to losses on the mortgage
                                 loans and the other related expenses.

                                 If the principal balance of all of the
                                 subordinate certificates has been reduced to
                                 zero due to losses on and expenses of
                                 defaulted mortgage loans, losses and expenses
                                 will be allocated pro rata to the Class A-1,
                                 Class A-1A, Class A-2, Class A-3, Class A-4,
                                 Class A-AB and Class A-5 certificates.

                                 Reductions in the principal balance of any
                                 class will reduce the notional amount of the
                                 Class X certificates by a corresponding
                                 amount, resulting in smaller interest
                                 distributions to the Class X
                                 certificateholders. See "Description of the
                                 Certificates--Subordination; Allocation of
                                 Losses and Expenses" in this prospectus
                                 supplement.

DELINQUENCIES, LOSSES AND        The yield to maturity on the certificates will
PREPAYMENTS ON THE MORTGAGE      depend significantly on the rate and timing of
LOANS WILL AFFECT THE YIELD      payments of principal and interest on the
ON THE CERTIFICATES              certificates. The rate and timing of principal
                                 and interest payments on the mortgage loans,

                                      S-18

                                 including the rates of delinquency, loss and
                                 prepayment, will affect the rate and timing of
                                 payments of principal and interest on the
                                 certificates. Some of the mortgage loans are
                                 secured by cash reserves or other credit
                                 enhancement that, if certain leasing-related
                                 or other conditions are not met, may be
                                 applied to partially defease or prepay the
                                 related mortgage loan. See "Description of the
                                 Mortgage Pool-- Earnouts and Additional
                                 Collateral Loans" in this prospectus
                                 supplement and "Characteristics of the
                                 Mortgage Loans--Earnout Loans" in Annex A to
                                 this prospectus supplement. For a discussion
                                 of the impact on the yields of the
                                 certificates of the rate of delinquency, loss
                                 and prepayment on the mortgage loans, and
                                 factors that affect those rates, see "Yield
                                 and Maturity Considerations" and "Description
                                 of the Certificates-- Subordination;
                                 Allocation of Losses and Expenses" in this
                                 prospectus supplement and "Risk Factors" and
                                 "Yield and Maturity Considerations" in the
                                 prospectus.

THE CLASS X-2 CERTIFICATES       The yield to maturity of the Class X-2
WILL BE ESPECIALLY SENSITIVE     certificates (although to a lesser extent than
TO DELINQUENCIES, LOSSES AND     the Class X-1 certificates) will be especially
PREPAYMENTS ON THE MORTGAGE      sensitive to the prepayment, repurchase,
LOANS                            default and liquidation experience on the
                                 mortgage loans, which prepayment, repurchase,
                                 default and liquidation experience may
                                 fluctuate significantly from time to time. A
                                 rate of principal payments and liquidations on
                                 the mortgage loans that is more rapid than
                                 expected by investors may have a material
                                 adverse effect on the yield to maturity of the
                                 Class X-2 certificates (although to a lesser
                                 extent than the Class X-1 certificates) and may
                                 result in holders not fully recouping their
                                 initial investments. The yield to maturity of
                                 the Class X-2 certificates (although to a
                                 lesser extent than the Class X-1 certificates)
                                 may be adversely affected by the prepayment of
                                 mortgage loans with higher Net Mortgage Rates.
                                 See "Yield and Maturity Considerations--Yield
                                 Sensitivity of the Class X Certificates" in
                                 this prospectus supplement.

                                      S-19

THE MORTGAGE LOANS ARE NOT       None of the mortgage loans are insured or
INSURED                          guaranteed by the United States, any
                                 governmental entity or instrumentality, by any
                                 private mortgage insurer or by the depositor,
                                 the underwriters, the master servicer, the
                                 special servicer, the sellers or the trustee.
                                 Therefore, you should consider payment on each
                                 mortgage loan to depend exclusively on the
                                 borrower and any guarantor(s) under the
                                 particular mortgage loan documents. If the
                                 borrower or any guarantor fails to make all
                                 payments when due on the mortgage loans, the
                                 yield on your class of certificates may be
                                 adversely affected and any resulting losses may
                                 be allocated to your certificates.

CONFLICTS OF INTEREST MAY        Subject to the second succeeding sentence, the
OCCUR AS A RESULT OF THE         majority certificateholder of the controlling
RIGHTS OF THIRD PARTIES TO       class has the right to remove the special
TERMINATE THE SPECIAL            servicer and appoint a successor special
SERVICER                         servicer, which may be an affiliate of that
                                 certificateholder. See "Servicing of the
                                 Mortgage Loans--The Majority Certificateholder
                                 of the Controlling Class." Holders of certain
                                 companion loans (acting alone or with the
                                 majority certificateholder of the controlling
                                 class) and subordinated loans (or their
                                 designees) also have the right under certain
                                 circumstances to remove the special servicer
                                 and appoint a special servicer for one or more
                                 mortgage loans over which they have appointment
                                 power acting alone or jointly with the majority
                                 certificateholder of the controlling class. The
                                 parties with this appointment power may have
                                 special relationships or interests that
                                 conflict with those of the holders of one or
                                 more classes of certificates. In addition, they
                                 do not have any duties to the holders of any
                                 class of certificates, may act solely in their
                                 own interests, and will have no liability to
                                 any certificateholders for having done so. No
                                 certificateholder may take any action against
                                 the majority certificateholder of the
                                 controlling class, the holders of companion
                                 loans or subordinated loans or other parties
                                 for having acted solely in their respective
                                 interests. See "Description of the Mortgage
                                 Pool--The Houston Center Whole

                                      S-20

                                 Loan," and "--The Strategic Hotel Portfolio
                                 Whole Loan" in this prospectus supplement.

CONFLICTS OF INTEREST MAY        Subject to the second succeeding sentence, the
OCCUR AS A RESULT OF THE         majority certificateholder of the controlling
RIGHTS OF THIRD PARTIES TO       class has the right to withhold its approval of
WITHHOLD APPROVAL OR             certain actions proposed to be taken by the
CONSULT ON SERVICER ACTIONS      special servicer with respect to the mortgage
                                 loans and related mortgaged properties. See
                                 "Servicing of the Mortgage Loans--The Majority
                                 Certificateholder of the Controlling Class."
                                 With respect to certain mortgage loans with
                                 companion loans or subordinate loans, these
                                 rights or similar rights may instead be
                                 exercisable by the holders of such companion
                                 loans (acting alone or with the majority
                                 certificateholder of the controlling class) and
                                 subordinated loans (or their designees). The
                                 interests of any of these holders and their
                                 designees (including any controlling class of
                                 certificateholders or operating advisor in
                                 other securitizations) may also conflict with
                                 those of the holders of the majority
                                 certificateholder of the controlling class or
                                 the interests of the holders of the offered
                                 certificates. As a result, approvals to
                                 proposed servicer actions may not be granted in
                                 all instances, thereby potentially adversely
                                 affecting some or all of the classes of offered
                                 certificates. No certificateholder may take any
                                 action against any of the parties with these
                                 approval or consent rights for having acted
                                 solely in their respective interests. See
                                 "Description of the Mortgage Pool--The Houston
                                 Center Whole Loan," and "--The Strategic Hotel
                                 Portfolio Whole Loan" in this prospectus
                                 supplement.

                                 With respect to the Strategic Hotel Portfolio
                                 Loan, representing 2.39% of the initial pool
                                 balance, the related mortgaged properties also
                                 secure four (4) subordinate B notes and three
                                 (3) other pari passu companion loans. The
                                 Strategic Hotel Portfolio Loan, the Strategic
                                 Hotel Portfolio Companion Loans and the
                                 Strategic Hotel Portfolio B Notes will be
                                 serviced under the GE 2004-C3 Pooling and
                                 Servicing Agreement. The interest in the
                                 Strategic Hotel Portfolio B Notes is
                                 represented by designated

                                      S-21

                                 classes of certificates of the GE Commercial
                                 Mortgage Corporation, Commercial Mortgage
                                 Pass-Through Certificates, Series 2004-C3.

                                 Prior to the occurrence of a change of control
                                 event described under "Description of the
                                 Mortgage Pool--The Strategic Hotel Portfolio
                                 Whole Loan--Rights of the Holder of the
                                 Strategic Hotel Portfolio B Notes" in this
                                 prospectus supplement, the directing
                                 certificateholder of the Strategic Hotel
                                 Portfolio B Notes will have the right under
                                 certain circumstances to advise and direct the
                                 GE 2004-C3 Master Servicer or GE 2004-C3
                                 Special Servicer, as applicable, with respect
                                 to various servicing matters affecting the
                                 Strategic Hotel Portfolio Whole Loan and to
                                 approve various decisions affecting the
                                 Strategic Hotel Portfolio Whole Loan. Such
                                 holder also generally has the right to
                                 terminate the GE 2004-C3 Special Servicer and
                                 to appoint a successor special servicer,
                                 except while such holder is an affiliate of
                                 the related borrower. The holder of the
                                 Strategic Hotel Portfolio B Notes may have
                                 interests in conflict with those of the
                                 holders of the certificates offered herein.

                                 Following the occurrence of such change of
                                 control event, any decision with respect to
                                 the Strategic Hotel Portfolio Whole Loan that
                                 requires the approval of the majority
                                 certificateholder of the controlling class
                                 under the GE 2004-C3 Pooling and Servicing
                                 Agreement or otherwise requires approval under
                                 the related intercreditor agreement (including
                                 terminating the GE 2004-C3 Special Servicer
                                 and appointing a successor special servicer)
                                 will require the approval of (i) the holders
                                 of a majority by principal balance of the
                                 Strategic Hotel Portfolio Loan and the
                                 Strategic Hotel Portfolio Companion Loans, or
                                 (ii) if such holders (or their designees)
                                 cannot agree on a course of action within a
                                 certain period of time, the majority
                                 certificateholder of the controlling class
                                 appointed under the GE 2004-C3 Pooling and
                                 Servicing Agreement.

                                      S-22

                                 No certificateholder may take any action
                                 against any holder of a companion loan (or its
                                 designee) for having acted solely in its
                                 respective interest. The holders of the
                                 subordinate loans and the three (3) other pari
                                 passu companion loans (or their respective
                                 designees) may have interests in conflict
                                 with, and their decisions may adversely
                                 affect, holders of the classes of certificates
                                 offered herein. In addition, as of the cut-off
                                 date, the Strategic Hotel Portfolio Loan
                                 represents approximately 17.14% of the
                                 aggregate principal balance of the pari passu
                                 senior loans secured by the related mortgaged
                                 properties. As a result, any determinations
                                 made by the majority certificateholder of the
                                 controlling class will not necessarily be
                                 implemented and approvals to proposed actions
                                 of the GE 2004-C3 Master Servicer or the GE
                                 2004-C3 Special Servicer, as applicable, under
                                 the GE 2004-C3 Pooling and Servicing Agreement
                                 may not be granted in all instances, thereby
                                 potentially adversely affecting some or all of
                                 the classes of certificates offered herein.

YOU WILL NOT HAVE ANY            The Strategic Hotel Portfolio Loan is secured
CONTROL OVER THE SERVICING       by mortgaged properties that also secure three
OF CERTAIN LOANS                 (3) pari passu Strategic Hotel Portfolio
                                 Companion Loans and four (4) Strategic Hotel
                                 Portfolio B Notes that are not assets of the
                                 trust. Only the Strategic Hotel Portfolio Loan
                                 is an asset of the trust. One (1) of the
                                 Strategic Hotel Portfolio Companion Loans and
                                 all of the Strategic Hotel Portfolio B Notes
                                 are owned by the GE 2004-C3 Trust, for which
                                 GEMSA Loan Services, L.P. is the master
                                 servicer. One (1) of the Strategic Hotel
                                 Portfolio Companion Loans is owned by the COMM
                                 2004-LNB4 Trust. The other Strategic Hotel
                                 Portfolio Companion Loan is currently owned by
                                 GACC, one of the mortgage loan sellers, and may
                                 be sold or transferred at any time.

                                 The Strategic Hotel Portfolio Loan is serviced
                                 and administered by GEMSA Loan Services, L.P.,
                                 the master servicer under the GE 2004-C3
                                 Pooling and Servicing Agreement, and, if
                                 applicable, will be specially serviced by
                                 Lennar

                                      S-23

                                 Partners, Inc., the special servicer under the
                                 GE 2004-C3 Pooling and Servicing Agreement.
                                 The GE 2004-C3 Pooling and Servicing Agreement
                                 provides for servicing arrangements that are
                                 similar but not identical to those under the
                                 pooling and servicing agreement. As a result,
                                 you will have less control over the servicing
                                 of the Strategic Hotel Portfolio Loan than you
                                 would have if such mortgage loan were being
                                 serviced by the master servicer and the
                                 special servicer pursuant to the terms of the
                                 pooling and servicing agreement. See
                                 "Servicing of the Mortgage Loans--Servicing of
                                 the Strategic Hotel Portfolio Whole Loan" in
                                 this prospectus supplement.

ADVERSE ENVIRONMENTAL            The trust could become liable for an
CONDITIONS AT A MORTGAGED        environmental condition at a mortgaged
PROPERTY MAY REDUCE OR           property. Any potential liability could reduce
DELAY YOUR PAYMENTS              or delay payments to certificateholders.

                                 "Phase I" environmental assessments have been
                                 performed on all of the mortgaged properties
                                 and "Phase II" environmental assessments were
                                 performed on some of the mortgaged properties.
                                 None of the environmental assessments revealed
                                 material adverse environmental conditions or
                                 circumstances affecting any mortgaged
                                 property, except those cases:

                                  o in which the adverse conditions were
                                    remediated or abated, or a "no further
                                    action" letter was issued by the applicable
                                    governmental agency, before the date of
                                    issuance of the certificates;

                                  o in which an operations and maintenance plan
                                    or periodic monitoring of the mortgaged
                                    property or nearby properties was in place
                                    or recommended;

                                  o involving a leaking underground storage
                                    tank or groundwater contamination at a
                                    nearby property that had not yet materially
                                    affected the mortgaged property and for
                                    which a responsible party either has been
                                    identified under applicable law or was then
                                    conducting remediation of the related
                                    condition;

                                      S-24

                                  o in which groundwater, soil or other
                                    contamination was identified or suspected
                                    at the subject mortgaged property, and a
                                    responsible party either has been
                                    identified under applicable law or was then
                                    conducting remediation of the related
                                    condition, or an escrow reserve, indemnity,
                                    environmental insurance or other collateral
                                    was provided to cover the estimated costs
                                    of continued monitoring, investigation,
                                    testing or remediation;

                                  o involving radon; or

                                  o in which the related borrower has agreed to
                                    seek a "no further action" letter or a
                                    "case closed" or similar status for the
                                    issue from the applicable governmental
                                    agency.

                                 To decrease the likelihood of environmental
                                 liability against the trust, the special
                                 servicer is required to obtain a satisfactory
                                 environmental site assessment of a mortgaged
                                 property and see that any required remedial
                                 action is taken before acquiring title or
                                 assuming its operation. See "Description of
                                 the Mortgage Pool--Underwriting
                                 Matters--Environmental Assessments and
                                 Insurance" in this prospectus supplement and
                                 "The Pooling and Servicing
                                 Agreements--Realization Upon Defaulted
                                 Mortgage Loans," "Risk Factors--Environmental
                                 conditions may subject the mortgaged property
                                 to liens or impose costs on the property
                                 owner" and "Legal Aspects of Mortgage Loans--
                                 Environmental Considerations" in the
                                 prospectus.

                                 Problems associated with mold may pose risks
                                 to the real property and may also be the basis
                                 for personal injury claims against a borrower.
                                 Although the mortgaged properties are required
                                 to be inspected periodically, there is no set
                                 of generally accepted standards for the
                                 assessment of mold currently in place. If left
                                 unchecked, the growth of mold could result in
                                 the interruption of cash flow, litigation and
                                 remediation expenses which could adversely
                                 impact collections from a mortgaged property.
                                 In addition, the insurance policies covering
                                 losses and damage at a

                                      S-25

                                 mortgaged property may specifically exclude
                                 losses and damage attributable to mold.

GEOGRAPHIC CONCENTRATION         The five (5) states and the District of
MAY INCREASE REALIZED            Columbia with the highest concentration of
LOSSES ON THE CERTIFICATES       mortgaged properties are listed in the table
                                 under "Summary of Series 2004-C3 Transaction--
                                 Geographic Concentrations of the Mortgaged
                                 Properties." Any deterioration in the real
                                 estate market or economy or events in that
                                 state or region, including earthquakes,
                                 hurricanes and other natural disasters, may
                                 increase the rate of delinquency experienced
                                 with mortgage loans related to properties in
                                 that region. As a result, realized losses may
                                 occur on the mortgage loans in the trust.

                                 In addition, some mortgaged properties are
                                 located in states, such as California that may
                                 be more susceptible to earthquakes, or states
                                 such as Virginia, Florida, Alabama, Georgia
                                 and Texas, which may be more susceptible to
                                 hurricanes than properties located in other
                                 parts of the country. Generally, the mortgaged
                                 properties are not insured for earthquake or
                                 hurricane risk. If mortgaged properties are
                                 insured, they may be insured for amounts less
                                 than the outstanding principal balances of the
                                 related mortgage loans.

                                 One (1) mortgaged property, securing a
                                 mortgage loan that represents 1.30% of the
                                 initial pool balance, sustained damage from
                                 the recent hurricanes in Florida. However,
                                 reserves were established in an amount in
                                 excess of the estimated cost of repairs.

THE MORTGAGE LOANS ARE           All of the mortgage loans are or should be
NON-RECOURSE LOANS               considered non-recourse loans. If a borrower
                                 defaults on a non-recourse loan, only the
                                 mortgaged property, and not the other assets of
                                 the borrower, is available to satisfy the debt.
                                 The borrowers generally have no material assets
                                 other than ownership of the related mortgaged
                                 property. Even if the mortgage loan documents
                                 permit recourse to the borrower or a guarantor,
                                 we have not necessarily undertaken an
                                 evaluation of the financial condition of any of

                                      S-26

                                 these persons and the trust may not be able to
                                 ultimately collect the amount due under that
                                 mortgage loan. Any resulting losses may reduce
                                 your payments and yield on your certificates.

                                 Consequently, you should consider payment on
                                 each mortgage loan to depend primarily on the
                                 sufficiency of the cash flow from the related
                                 mortgaged property or properties. At scheduled
                                 maturity or upon acceleration of maturity
                                 after a default, payment depends primarily on
                                 the market value of the mortgaged property or
                                 the ability of the borrower to refinance the
                                 mortgaged property. See "Legal Aspects of
                                 Mortgage Loans--Foreclosure--Anti-Deficiency
                                 Legislation" in the prospectus.

                                 With respect to one (1) mortgage loan,
                                 representing 1.44% of the initial pool balance
                                 and identified by control number 16 on Annex A
                                 to this prospectus supplement, the mortgage
                                 loan documents permit recourse to a guarantor
                                 in an amount that, if applied to repay the
                                 mortgage loan, would increase the debt service
                                 coverage ratio for such mortgage loan to 1.60
                                 to 1.00. With respect to one (1) mortgage
                                 loan, representing 0.85% of the initial pool
                                 balance and identified by control number 42 on
                                 Annex A to this prospectus supplement, the
                                 mortgage loan documents permit recourse to a
                                 guarantor in an amount up to $1,065,000.

THE SELLER OF A MORTGAGE         Except with respect to the Univision Tower
LOAN IS THE ONLY ENTITY          Loan, the seller of each mortgage loan will be
MAKING REPRESENTATIONS AND       the only entity making representations and
WARRANTIES ON THAT MORTGAGE      warranties on that mortgage loan. Neither the
LOAN                             depositor nor any of its other affiliates will
                                 be obligated to repurchase a mortgage loan upon
                                 a breach of a seller's representations and
                                 warranties or any document defects if the
                                 applicable seller defaults on its obligation to
                                 repurchase a mortgage loan. The applicable
                                 seller may not have the financial ability to
                                 effect these repurchases. Any resulting losses
                                 will reduce your payments and yield on your
                                 certificates. See "Description of the Mortgage
                                 Pool--Assignment of the Mortgage Loans;
                                 Repurchases and Substitutions" and

                                      S-27

                                 "--Representations and Warranties;
                                 Repurchases" in this prospectus supplement.

                                 With respect to the Univision Tower Loan,
                                 MSMC, one of the sellers, purchased the loan
                                 from Countrywide Commercial Real Estate
                                 Finance, Inc. and will assign the
                                 representations and warranties made by
                                 Countrywide Commercial Real Estate Finance,
                                 Inc. to the depositor. Countrywide Commercial
                                 Real Estate Finance, Inc. and not MSMC will
                                 have the sole obligation to repurchase such
                                 mortgage loan in the event of a breach of
                                 representation or warranty or a related
                                 document defect that, in either case, requires
                                 a repurchase of such mortgage loan under the
                                 related mortgage loan purchase agreement.
                                 Countrywide Commercial Real Estate Finance,
                                 Inc. may not have the financial ability to
                                 effect this repurchase. Any resulting losses
                                 will reduce your payments and yield on your
                                 certificates. See "Description of the Mortgage
                                 Pool--Assignment of the Mortgage Loans;
                                 Repurchases and Substitutions" and
                                 "--Representations and Warranties;
                                 Repurchases" in this prospectus supplement.

BALLOON PAYMENTS MAY             Eighty-nine (89) of the mortgage loans, which
INCREASE LOSSES ON THE           represent 97.13% of the initial pool balance,
MORTGAGE LOANS AND EXTEND        require balloon payments at their stated
THE WEIGHTED AVERAGE LIFE        maturity. These mortgage loans involve a
OF YOUR CERTIFICATE              greater degree of risk than fully amortizing
                                 loans because the ability of a borrower to make
                                 a balloon payment typically depends on its
                                 ability to refinance the mortgage loan or sell
                                 the mortgaged property at a price sufficient to
                                 permit repayment. A borrower's ability to
                                 achieve either of these goals will be affected
                                 by:

                                  o the availability of, and competition for,
                                    credit for commercial or multifamily real
                                    estate projects, which fluctuates over
                                    time;

                                  o the prevailing interest rates;

                                  o the fair market value of the property;

                                  o the borrower's equity in the property;

                                  o the borrower's financial condition;

                                      S-28

                                  o the operating history and occupancy level
                                    of the property;

                                  o tax laws; and

                                  o prevailing general and regional economic
                                    conditions.

                                 Any delay in collection of a balloon payment
                                 that otherwise would be distributable to a
                                 class, whether the delay is due to borrower
                                 default or to modification of the mortgage
                                 loan by the master servicer or special
                                 servicer, is likely to extend the weighted
                                 average life of that class. If the weighted
                                 average life of your class of certificates is
                                 extended, your yield on those certificates may
                                 be reduced to less than what it would
                                 otherwise have been.

                                 See "Servicing of the Mortgage Loans--
                                 Modifications, Waivers, Amendments and
                                 Consents," "Description of the Mortgage
                                 Pool--Balloon Loans" and "Yield and Maturity
                                 Considerations" in this prospectus supplement
                                 and "Risk Factors--Investment in commercial
                                 and multifamily mortgage loans is riskier than
                                 investment in single-family mortgage loans"
                                 and "Yield and Maturity Considerations" in the
                                 prospectus.

IF A BORROWER DOES NOT MAKE      One (1) mortgage loan, which represents 1.20%
ITS ARD PAYMENT, THE             of the initial pool balance, is an ARD loan. An
WEIGHTED AVERAGE LIFE OF         ARD loan has an anticipated repayment date
YOUR CLASS OF CERTIFICATES       prior to its maturity date. The failure of a
MAY BE EXTENDED                  borrower to prepay an ARD loan by its
                                 anticipated repayment date will likely extend
                                 the weighted average life of any class of
                                 certificates that would receive a distribution
                                 of the prepayment. The ability of a borrower to
                                 prepay an ARD loan by its anticipated repayment
                                 date typically depends on its ability either to
                                 refinance an ARD loan or to sell the mortgaged
                                 property. The provisions for accelerated
                                 amortization and a higher interest rate after
                                 the anticipated repayment date of an ARD loan
                                 are intended to provide a borrower with an
                                 incentive to pay the mortgage loan in full on
                                 or before its anticipated repayment date, but
                                 this incentive may not be sufficient. To the
                                 extent the borrower on an

                                      S-29

                                 ARD loan makes payments of interest accrued at
                                 a rate of interest higher than the normal
                                 mortgage interest rate, the excess interest
                                 will be distributed to the holders of the
                                 Class Q certificates. See "Description of the
                                 Mortgage Pool--ARD Loan" in this prospectus
                                 supplement.

RISKS PARTICULAR TO OFFICE
PROPERTIES:

ECONOMIC DECLINE IN TENANT       Nineteen (19) mortgaged properties, securing
BUSINESSES OR CHANGES IN         mortgage loans that represent 35.19% of the
DEMOGRAPHIC CONDITIONS           initial pool balance, are office properties.
COULD ADVERSELY AFFECT THE       Economic decline in the businesses operated by
VALUE AND CASH FLOW FROM         the tenants of office properties may increase
OFFICE PROPERTIES                the likelihood that the tenants may be unable
                                 to pay their rent, which could result in
                                 realized losses on the mortgage loans that may
                                 be allocated to your class of certificates. A
                                 number of economic and demographic factors may
                                 adversely affect the value of office
                                 properties, including:

                                  o the quality of the tenants in the building;

                                  o the physical attributes of the building in
                                    relation to competing buildings;

                                  o access to transportation;

                                  o the availability of tax benefits;

                                  o in the case of medical office uses, access
                                    and proximity to ancillary demand
                                    generators such as hospitals and medical
                                    centers;

                                  o the strength and stability of businesses
                                    operated by the tenant or tenants;

                                  o the desirability of the location for
                                    business; and

                                  o the cost of refitting office space for a
                                    new tenant, which is often significantly
                                    higher than the cost of refitting other
                                    types of properties for new tenants.

                                 These risks may be increased if rental revenue
                                 depends on a single tenant, on a few tenants,
                                 if the property is owner-occupied or if there
                                 is a significant concentration of tenants in a
                                 particular business or industry. Two (2)
                                 mortgaged

                                      S-30

                                 properties, securing mortgage loans which
                                 together represent 1.18% of the initial pool
                                 balance, are single-tenant office properties.
                                 For a description of risk factors relating to
                                 properties with tenant concentrations, see
                                 "--Losses may be caused by tenant credit risk
                                 on the mortgage loans" and "--Tenant
                                 concentration entails risks because the
                                 financial condition of a single-tenant or a
                                 few tenants may adversely affect net cash
                                 flow" below.

COMPETITION WITH OTHER           Competition from other office properties in the
OFFICE PROPERTIES COULD          same market could decrease occupancy or rental
ALSO ADVERSELY AFFECT THE        rates at office properties. Decreased occupancy
VALUE AND CASH FLOW FROM         or rental revenues could result in realized
OFFICE PROPERTIES                losses on the mortgage loans that may be
                                 allocated to your class of certificates. A
                                 property's age, condition, design (such as
                                 floor sizes and layout), location, access to
                                 transportation and ability to offer amenities
                                 to its tenants, including sophisticated
                                 building systems (such as fiber optic cables,
                                 satellite communications or other base building
                                 technological features) may affect the
                                 property's ability to compete with office
                                 properties in the same market.

RISKS PARTICULAR TO MULTIFAMILY
PROPERTIES:

REDUCTIONS IN OCCUPANCY AND      Fifty-two (52) mortgaged properties, securing
RENT LEVELS ON MULTIFAMILY       mortgage loans that represent 29.49% of the
PROPERTIES COULD ADVERSELY       initial pool balance, are multifamily
AFFECT THEIR VALUE AND CASH      properties that are rented to residential
FLOW                             tenants. A decrease in occupancy or rent levels
                                 at these properties could result in realized
                                 losses on the mortgage loans. Occupancy and
                                 rent levels at a multifamily property may be
                                 adversely affected by:

                                  o local, regional or national economic
                                    conditions, which may limit the amount of
                                    rent that can be charged for rental units
                                    or result in a reduction in timely rent
                                    payments;

                                  o construction of additional housing units in
                                    the same market;

                                  o local military base or industrial/business
                                    closings;

                                      S-31

                                  o the tenant mix (such as tenants being
                                    predominantly students, military personnel,
                                    corporate tenants or employees of a
                                    particular business);

                                  o developments at local colleges and
                                    universities;

                                  o national, regional and local politics,
                                    including current or future rent
                                    stabilization and rent control laws and
                                    agreements;

                                  o trends in the senior housing market;

                                  o the level of mortgage interest rates and
                                    favorable income and economic conditions,
                                    which may encourage tenants in multifamily
                                    properties to purchase housing; and

                                  o a lack of amenities and unattractive
                                    locations and/or physical attributes or bad
                                    reputation of the mortgaged property.

RESTRICTIONS IMPOSED ON          Tax credit, city, state and federal housing
MULTIFAMILY PROPERTIES BY        subsidies, rent stabilization, elder housing or
GOVERNMENT PROGRAMS COULD        similar programs may apply to multifamily
ALSO ADVERSELY AFFECT THEIR      properties. The limitations and restrictions
VALUE AND CASH FLOW              imposed by these programs could result in
                                 realized losses on the mortgage loans that may
                                 be allocated to your class of certificates.
                                 These programs may include:

                                  o rent limitations that could adversely
                                    affect the ability of borrowers to increase
                                    rents to maintain the condition of their
                                    mortgaged properties and satisfy operating
                                    expenses; and

                                  o tenancy and tenant income restrictions that
                                    may reduce the number of eligible tenants
                                    in those mortgaged properties and result in
                                    a reduction in occupancy rates.

                                 The differences in rents between subsidized or
                                 supported properties and other multifamily
                                 properties in the same area may not be a
                                 sufficient economic incentive for some
                                 eligible tenants to reside at a subsidized or
                                 supported property that may have fewer
                                 amenities or be less attractive as a
                                 residence.

                                      S-32

RISKS PARTICULAR TO HOSPITALITY
PROPERTIES:

REDUCTIONS IN ROOM RATES OR      Eleven (11) mortgaged properties, securing
OCCUPANCY AT A HOSPITALITY       mortgage loans that represent 9.41% of the
PROPERTY COULD ADVERSELY         initial pool balance, are hospitality
AFFECT ITS VALUE AND CASH        properties. A decrease in room rates or
FLOW                             occupancy at a hospitality property could
                                 result in realized losses on the mortgage loans
                                 that may be allocated to your class of
                                 certificates. Room rates and occupancy levels
                                 may depend upon the following factors:

                                  o the proximity of a hospitality property to
                                    major population centers or attractions;

                                  o adverse local, regional or national
                                    economic conditions or the existence or
                                    construction of competing hospitality
                                    properties. Because hospitality property
                                    rooms typically are rented for short
                                    periods of time, the performance of
                                    hospitality properties tends to be affected
                                    by adverse economic conditions and
                                    competition more quickly than other
                                    commercial properties;

                                  o a hospitality property's ability to attract
                                    customers and a portion of its revenues may
                                    depend on its having a liquor license. A
                                    liquor license may not be transferable if a
                                    foreclosure on the mortgaged property
                                    occurs;

                                  o in many parts of the country the hotel and
                                    lodging industry is seasonal in nature.
                                    Seasonality will cause periodic
                                    fluctuations in room and other revenues,
                                    occupancy levels, room rates and operating
                                    expenses; and

                                  o limited service hospitality properties have
                                    lower barriers to entry than other types of
                                    hospitality properties, and over-building
                                    could occur.

                                 Hospitality properties also face risks related
                                 to their specialized function, including:

                                  o conversions to alternate uses may not be
                                    able to be achieved in a timely or
                                    cost-effective manner;

                                      S-33

                                  o borrower may be required to expend
                                    continuing amounts on modernizing,
                                    refurbishing and maintaining existing
                                    facilities prior to the expiration of their
                                    anticipated useful lives; and

                                  o the relative illiquidity of hotel
                                    investments limits the ability of borrowers
                                    and property managers to respond to changes
                                    in economic or other conditions in a timely
                                    or successful manner.

                                 The viability of hospitality properties that
                                 are franchisees of national, international or
                                 regional hotel chains or managed by hotel
                                 management companies depends in large part on
                                 the continued existence and financial strength
                                 of the franchisor or management company, as
                                 applicable. The public perception of the
                                 franchise or chain service mark, and the
                                 duration of the franchise license agreement or
                                 hotel management agreement are also important.
                                 If the borrower defaults on its debt, the
                                 trust may be unable to use the franchise
                                 license without the consent of the franchisor
                                 or hotel management company due to
                                 restrictions on transfers imposed by the
                                 franchise license agreement or hotel
                                 management agreement, as applicable.

                                 In addition, air travel has been significantly
                                 reduced since the terrorist attacks on the
                                 World Trade Center and the Pentagon on
                                 September 11, 2001 and recent military action
                                 in Iraq and Afghanistan, which has had a
                                 negative effect on revenues for hospitality
                                 properties. See "--The effect on
                                 certificateholders of recent events in the
                                 United States is unclear" below.

RISKS PARTICULAR TO RETAIL
PROPERTIES:

A SIGNIFICANT TENANT             Twenty-three (23) mortgaged properties,
CEASING TO OPERATE AT A          securing mortgage loans that represent 13.79%
RETAIL PROPERTY COULD            of the initial pool balance, are retail
ADVERSELY AFFECT ITS VALUE       properties. A significant tenant ceasing to do
AND CASH FLOW                    business at a retail property could result in
                                 realized losses on the mortgage loans that may
                                 be allocated to your certificates. The loss of
                                 a significant tenant may

                                      S-34

                                 be the result of the tenant's voluntary
                                 decision not to renew a lease or to terminate
                                 it in accordance with its terms, the
                                 bankruptcy or insolvency of the tenant, the
                                 tenant's general cessation of business
                                 activities or other reasons (including
                                 co-tenancy provisions permitting a tenant to
                                 terminate a lease prior to its term). There is
                                 no guarantee that any tenant will continue to
                                 occupy space in the related retail property.

                                 Some component of the total rent paid by
                                 retail tenants may be tied to a percentage of
                                 gross sales. As a result, the correlation
                                 between the success of a given tenant's
                                 business and property value is more direct for
                                 retail properties than other types of
                                 commercial properties. Significant tenants or
                                 anchor tenants at a retail property play an
                                 important part in generating customer traffic
                                 and making a retail property a desirable
                                 location for other tenants at that property. A
                                 retail "anchor tenant" is typically understood
                                 to be a tenant that is larger in size and is
                                 important in attracting customers to a retail
                                 property, whether or not it is located on the
                                 mortgaged property.

                                 Twelve (12) of the mortgaged properties,
                                 securing mortgage loans that represent 9.17%
                                 of the initial pool balance, are anchored
                                 retail properties. Some tenants at retail
                                 properties may be entitled to terminate their
                                 leases or pay reduced rent if sales are below
                                 certain target levels, or if an anchor tenant
                                 or one or more major tenants cease operations
                                 at that property or fail to open. If anchor
                                 stores in a mortgaged property were to close,
                                 the borrower may be unable to replace those
                                 anchor tenants in a timely manner on similar
                                 terms, and customer traffic may be reduced,
                                 possibly affecting sales at the remaining
                                 retail tenants. The lack of replacement
                                 anchors and a reduction in rental income from
                                 remaining tenants may adversely affect the
                                 borrower's ability to pay current debt service
                                 or successfully refinance the mortgage loan at
                                 maturity. These risks with respect to an
                                 anchored retail property may be increased when

                                      S-35

                                 the property is a single-tenant property.
                                 Three (3) of these mortgaged properties,
                                 securing mortgage loans that represent 1.37%
                                 of the initial pool balance, are single-tenant
                                 anchored retail properties. For a description
                                 of risk factors relating to single-tenant
                                 properties, see "--Losses may be caused by
                                 tenant credit risk on the mortgage loans"
                                 below. In addition, certain retail anchor
                                 tenants may own their building and
                                 improvements, while the borrower owns only the
                                 underlying land. In those cases, the
                                 collateral securing the mortgage loan will
                                 include only the land and the rights of the
                                 borrower as landlord with respect to the
                                 anchor lease.

                                 The bankruptcy of, or financial difficulties
                                 affecting, a major tenant may adversely affect
                                 a borrower's ability to make its mortgage loan
                                 payments.

RETAIL PROPERTIES ARE            Changes in consumer preferences and market
VULNERABLE TO CHANGES IN         demographics may adversely affect the value and
CONSUMER PREFERENCES             cash flow from retail properties, particularly
                                 properties with a specialty retail focus. You
                                 may experience losses on the certificates due
                                 to these changes. Retail properties are
                                 particularly vulnerable to changes in consumer
                                 preferences and market demographics that may
                                 relate to:

                                  o changes in consumer spending patterns;

                                  o local competitive conditions, such as an
                                    increased supply of retail space or the
                                    construction of other shopping centers;

                                  o the attractiveness of the properties and
                                    the surrounding neighborhood to tenants and
                                    their customers;

                                  o with respect to value-oriented retail
                                    properties, such properties may contain
                                    tenants that sell discounted, "last season"
                                    or close-out merchandise, or may have
                                    higher than average seasonality in tenant
                                    sales, cash flows and occupancy levels;

                                  o the public perception of the safety of the
                                    neighborhood; and

                                  o the need to make major repairs or
                                    improvements to satisfy major tenants.

                                      S-36

COMPETITION FROM                 Retail properties face competition from sources
ALTERNATIVE RETAIL               outside their local real estate market. Catalog
DISTRIBUTION CHANNELS MAY        retailers, home shopping networks, the
ADVERSELY AFFECT THE VALUE       Internet, telemarketing and outlet centers all
AND CASH FLOW FROM RETAIL        compete with more traditional retail properties
PROPERTIES                       for consumer dollars. These alternative retail
                                 outlets are often characterized by lower
                                 operating costs. Continued growth of these
                                 alternative retail outlets could adversely
                                 affect the amount of rent that may be charged
                                 at such mortgaged properties, which could
                                 reduce the cash flow and market value of the
                                 retail properties which secure mortgage loans
                                 in the trust. The occurrence of any of these
                                 events could result in realized losses on the
                                 mortgage loans.

THEATER TENANTS HAVE             Certain of the mortgaged properties have
PARTICULAR RISKS                 theaters as part of the mortgaged property.
                                 These properties are exposed to certain unique
                                 risks. Significant factors determining the
                                 value of a theater property include:

                                  o the strength and experience of the
                                    operator;

                                  o its ability to secure film license
                                    agreements for first-run movies; and

                                  o its ability to maintain high attendance
                                    levels.

                                 Theater operators are also highly reliant on
                                 sales of food and beverages to attendees.
                                 Physical attributes of the building will also
                                 impact property value. These physical
                                 attributes include:

                                  o number of screens;

                                  o the size of individual auditoriums within
                                    the theater;

                                  o quality and modernity of sound and
                                    projection systems, and

                                  o quality and comfort of individual theaters
                                    and common areas (including box office,
                                    lobby and concessions area).

                                 The performance of a theater property can be
                                 impacted by the quality, size and proximity of
                                 competitive theater properties and the
                                 relative appeal of films being screened at
                                 other theater properties within the market.
                                 The theater industry is highly dependent on
                                 the quality and

                                      S-37

                                 popularity of films being produced by film
                                 production companies both in the United States
                                 and overseas; a slowdown in movie production
                                 or decrease in the appeal of films being
                                 produced can negatively impact the value of a
                                 theater property. The theater industry is also
                                 subject to competitive distribution channels.
                                 These competitive distribution channels
                                 include:

                                 o  cable and satellite television;

                                 o  videotape and videodisk sales and rentals;
                                    and

                                 o  electronic distribution via the Internet.

RISKS ASSOCIATED WITH MIXED USE
AND OTHER PROPERTY TYPES:

SOME MORTGAGED PROPERTIES        One (1) mortgaged property, securing a mortgage
MAY NOT BE READILY               loan that represents 4.80% of the initial pool
CONVERTIBLE TO ALTERNATIVE       balance, is a mixed use property. Two (2)
USES                             mortgaged properties, securing mortgage loans
                                 that represent 1.46% of the initial pool
                                 balance, are parking facility properties. One
                                 (1) mortgaged property, securing a mortgage
                                 loan that represents 1.24% of the initial pool
                                 balance, is a catering facility property. One
                                 (1) mortgaged property, securing a mortgage
                                 loan that represents 0.75% of the initial pool
                                 balance, is a self-storage property. One (1)
                                 mortgaged property, securing a mortgage loan
                                 that represents 0.16% of the initial pool
                                 balance, is a recreational vehicle property.
                                 Due to their nature, these properties may have
                                 limited alternative uses. Substantial
                                 renovation may be required in order to convert
                                 such properties to an alternative use.
                                 Therefore, certificateholders may be adversely
                                 affected if such properties were to be
                                 converted to an alternative use.

RISKS PARTICULAR TO INDUSTRIAL
PROPERTIES:

CHANGES IN ECONOMIC AND          Ten (10) mortgaged properties, securing
DEMOGRAPHIC CONDITIONS           mortgage loans that represent 2.97% of the
COULD ADVERSELY AFFECT THE       initial pool balance, are industrial
VALUE AND CASH FLOW FROM         properties. Economic decline in the businesses
INDUSTRIAL PROPERTIES            operated by the tenants of industrial
                                 properties could result in realized

                                      S-38

                                 losses on the mortgage loans that may be
                                 allocated to your class of certificates. These
                                 risks are similar to those of tenants of
                                 office properties. These risks may be
                                 increased if rental revenue depends on a
                                 single tenant, on a few tenants, if the
                                 property is owner-occupied or if there is a
                                 significant concentration of tenants in a
                                 particular business or industry. Nine (9)
                                 mortgaged properties, securing mortgage loans
                                 which together represent 2.61% of the initial
                                 pool balance, are single-tenant industrial
                                 properties. For a description of risk factors
                                 relating to properties with tenant
                                 concentrations, see "--Losses may be caused by
                                 tenant credit risk on the mortgage loans" and
                                 "--Tenant concentration entails risks because
                                 the financial condition of a single-tenant or
                                 a few tenants may adversely affect net cash
                                 flow" below. Site characteristics at
                                 industrial properties may impose restrictions
                                 that may limit the properties' suitability for
                                 tenants, affect the value of the properties
                                 and contribute to losses on the mortgage loans
                                 that may be allocated to your class of
                                 certificates. Site characteristics which
                                 affect the value of an industrial property
                                 include:

                                 o  clear heights;

                                 o  column spacing;

                                 o  number of bays and bay depths;

                                 o  truck turning radius;

                                 o  divisibility;

                                 o  zoning restrictions; and

                                 o  overall functionality and accessibility.

                                 An industrial property also requires
                                 availability of labor sources, proximity to
                                 supply sources and customers, and
                                 accessibility to rail lines, major roadways
                                 and other distribution channels.

                                 Properties used for industrial purposes may be
                                 more prone to environmental concerns than
                                 other property types. Increased environmental
                                 risks could adversely affect the value and
                                 cash flow from industrial properties. For a
                                 description of risk factors relating to
                                 environmental risks, see

                                      S-39

                                 "--Adverse environmental conditions at a
                                 mortgaged property may reduce or delay your
                                 payments" above.

RISKS PARTICULAR TO MANUFACTURED
HOUSING:

THE VALUE AND SUCCESSFUL         Two (2) mortgaged properties, which secure
OPERATION OF MANUFACTURED        mortgage loans that represent 0.74% of the
HOUSING PROPERTIES WILL BE       initial pool balance, are manufactured housing
AFFECTED BY VARIOUS FACTORS      properties. Many of the factors that affect the
                                 value of multifamily properties also apply to
                                 manufactured housing properties. In addition,
                                 manufactured housing properties are generally
                                 considered to be "special purpose" properties
                                 because they cannot readily be converted to
                                 general residential, retail or office use. Some
                                 states, in fact, regulate changes in the use of
                                 manufactured housing properties. For example,
                                 some states require the landlord of a
                                 manufactured housing property to notify its
                                 tenants in writing a substantial period of time
                                 before any proposed change in the use of the
                                 property. Therefore, if the operation of any
                                 manufactured housing property becomes
                                 unprofitable because of competition, the age of
                                 improvements or other factors and the borrower
                                 is unable to make the required payments under
                                 the related mortgage loan, the liquidation
                                 value of the mortgaged property may be
                                 substantially less than it would be if the
                                 property were readily adaptable to other uses
                                 and may be less than the amount owing on the
                                 mortgage loan.

RISKS ASSOCIATED WITH TENANTS
GENERALLY:

LOSSES MAY BE CAUSED BY          Cash flow or value of a mortgaged property
TENANT CREDIT RISK ON THE        could be reduced if tenants are unable to meet
MORTGAGE LOANS                   their lease obligations or become insolvent.
                                 The inability of tenants to meet their
                                 obligations may result in realized losses on
                                 the mortgage loans that may be allocated to
                                 your class of certificates.

                                 If tenant sales in retail properties decline,
                                 rents based on sales will decline and certain
                                 tenants may have the option to terminate their
                                 leases if

                                      S-40

                                 certain minimum sales targets are not met.
                                 Tenants may be unable to pay their rent or
                                 other occupancy costs as a result of poor cash
                                 flow due to sales declines or a reduction in
                                 the amount of the gross sales component of
                                 rent. If a tenant defaults, the borrower may
                                 experience delays and costs in enforcing the
                                 lessor's rights. If a tenant terminates its
                                 lease, the borrower may be unable to find
                                 replacement tenants.

                                 If a tenant were to become insolvent and
                                 subject to any bankruptcy or similar law, the
                                 collection of rental payments could be
                                 interrupted and foreclosure on the mortgaged
                                 property made more difficult. See "Legal
                                 Aspects of Mortgage Loans--Bankruptcy Laws" in
                                 the prospectus.

TENANT CONCENTRATION             In those cases where a mortgaged property is
ENTAILS RISKS BECAUSE THE        leased to a single tenant, or is primarily
FINANCIAL CONDITION OF A         leased to one or a small number of major
SINGLE TENANT OR A FEW           tenants, deterioration in the financial
TENANTS MAY ADVERSELY            condition or a change in the plan of operations
AFFECT NET CASH FLOW             of those tenants can have a particularly
                                 significant effect on the net cash flow
                                 generated by the mortgaged property. If any
                                 major tenant defaults under, terminates or
                                 fails to renew its lease, the resulting adverse
                                 financial effect on the operation of the
                                 mortgaged property will be substantially
                                 greater than would otherwise be the case with
                                 respect to a property occupied by a large
                                 number of less significant tenants.

                                 Fifteen (15) of the mortgaged properties,
                                 securing mortgage loans that represent 6.40%
                                 of the initial pool balance, are single-tenant
                                 properties. In addition, retail, office or
                                 industrial properties also may be adversely
                                 affected if there is a concentration of
                                 tenants in a particular business or industry
                                 at any related property and that particular
                                 business or industry declines. These adverse
                                 financial effects could result in insufficient
                                 cash flow received by a borrower with respect
                                 to a mortgaged property which could, in turn,
                                 result in the inability of the borrower to
                                 make required payments on its mortgage loan,
                                 pay for maintenance and other operating
                                 expenses, fund capital improvements and pay
                                 other debtor obligations it may have.

                                      S-41

LOSSES MAY BE CAUSED BY THE      The income from and market value of retail,
EXPIRATION OF, OR TENANT         office, multifamily and industrial properties
DEFAULTS ON, LEASES              would decline if leases expired or terminated,
                                 or tenants defaulted and the borrowers were
                                 unable to renew the leases or relet the space
                                 on comparable terms. See Annex A to this
                                 prospectus supplement for information regarding
                                 the expiration of leased space for certain
                                 mortgaged properties.

                                 If leases are not renewed at all or are not
                                 renewed on favorable terms, the trust may
                                 experience realized losses on the mortgage
                                 loans that may be allocated to your class of
                                 certificates.

                                 Even if borrowers successfully relet vacated
                                 space, the costs associated with reletting,
                                 including tenant improvements, leasing
                                 commissions and free rent, can exceed the
                                 amount of any reserves maintained for that
                                 purpose and reduce cash flow from the
                                 mortgaged properties. In addition, a vacancy
                                 may result from the inability to relet space
                                 or the time necessary to prepare a space for a
                                 replacement tenant. Although many of the
                                 mortgage loans require the borrower to
                                 maintain escrows or other collateral for
                                 leasing expenses, there is no guarantee that
                                 these reserves will be sufficient. See "Risk
                                 Factors--Leases at certain properties contain
                                 early termination or surrender provisions that
                                 could reduce cash flow from tenants" in this
                                 prospectus supplement and "Characteristics of
                                 the Mortgage Loans--Certain Reserves" in Annex
                                 A to this prospectus supplement for
                                 information regarding certain of these
                                 reserves.

LEASES AT CERTAIN                Leases at certain mortgaged properties are
PROPERTIES CONTAIN EARLY         subject to provisions which may entitle the
TERMINATION OR SURRENDER         tenant to surrender a portion of the demised
PROVISIONS THAT COULD            premises or terminate the lease prior to the
REDUCE CASH FLOW FROM            expiration date of the lease. These provisions
TENANTS                          may affect cash flow from tenants and affect a
                                 borrower's ability to make its mortgage loan
                                 payments.

                                      S-42

TENANT BANKRUPTCY ENTAILS        Certain tenants at some of the mortgaged
RISKS                            properties may have been, may be or may in the
                                 future become a party to a bankruptcy
                                 proceeding. The bankruptcy or insolvency of a
                                 major tenant, such as an anchor tenant, or a
                                 number of smaller tenants, may adversely affect
                                 the income produced by a mortgaged property and
                                 result in realized losses on the mortgage loans
                                 that may be allocated to your class of
                                 certificates. Under the federal bankruptcy
                                 code, a tenant has the option of assuming or
                                 rejecting any unexpired lease. If the tenant
                                 rejects the lease, the landlord's claim for
                                 breach of the lease would be a general
                                 unsecured claim against the tenant, unless
                                 collateral secures the claim. The claim would
                                 be limited to the unpaid rent reserved under
                                 the lease for the periods before the bankruptcy
                                 petition or earlier surrender of the leased
                                 premises that are unrelated to the rejection,
                                 plus the greater of one year's rent or 15% of
                                 the remaining reserved rent, but not more than
                                 three years' rent. Even if provisions in the
                                 lease prohibit assignment, in a bankruptcy, the
                                 tenant may assign the lease to another entity
                                 that could be less creditworthy than the tenant
                                 may have been at the time of origination of the
                                 mortgage loan. See "Legal Aspects of Mortgage
                                 Loans" in the prospectus.

RISKS ASSOCIATED WITH
MORTGAGE LOANS AND
MORTGAGED PROPERTIES
GENERALLY:

LOSSES MAY BE CAUSED BY          Losses may be realized on the mortgage loans
INADEQUATE PROPERTY              that may be allocated to your class of
MANAGEMENT                       certificates if property management is
                                 inadequate. Property managers are normally
                                 responsible for the following activities:

                                 o  responding to changes in the local market;

                                 o  operating the property and providing
                                    building maintenance services;

                                 o  managing operating expenses;

                                 o  planning and implementing the rental
                                    structure, including establishing levels of
                                    rent payments; and

                                      S-43

                                 o  ensuring that maintenance and capital
                                    improvements are carried out in a timely
                                    fashion.

                                 Sound property management controls costs,
                                 provides appropriate service to tenants and
                                 ensures that improvements are maintained.

                                 Sound property management can also maintain
                                 cash flow, reduce vacancy, leasing and repair
                                 costs and preserve building value. Property
                                 management errors can impair short-term cash
                                 flow and the long-term viability of a
                                 property.

CONFLICTS OF INTEREST BETWEEN    Managers of mortgaged properties and the
PROPERTY MANAGERS AND OWNERS     borrowers may experience conflicts of interest
MAY RESULT IN LOSSES             in the management or ownership of mortgaged
                                 properties. These conflicts of interest could
                                 result in realized losses on the mortgage loans
                                 that may be allocated to your class of
                                 certificates. These conflicts of interest may
                                 exist because:

                                 o  the mortgaged properties may be managed by
                                    property managers affiliated with the
                                    borrowers;

                                 o  the mortgaged properties may be managed by
                                    property managers who also manage other
                                    properties that compete with the mortgaged
                                    properties; and

                                 o  affiliates of the managers or the borrowers,
                                    or the managers or the borrowers or both,
                                    may also develop or own other properties,
                                    including competing properties.

LOSSES MAY RESULT IF THE         An appraisal was conducted for each mortgaged
SPECIAL SERVICER IS UNABLE       property in connection with the origination of
TO SELL A MORTGAGED              the related mortgage loan or thereafter, and
PROPERTY SECURING A              the loan-to-value ratios as of the applicable
DEFAULTED MORTGAGE LOAN FOR      cut-off date referred to in this prospectus
ITS APPRAISED VALUE              supplement are based on the appraisals. If the
                                 applicable special servicer forecloses on a
                                 mortgaged property and realizes liquidation
                                 proceeds that are less than the appraised
                                 value, a realized loss on the mortgage loan
                                 could result that may be allocated to your
                                 class of certificates.

                                 Appraisals are not guarantees of present or
                                 future value. Appraisals seek to establish the

                                      S-44

                                 amount a typically motivated buyer would pay a
                                 typically motivated seller as of a designated
                                 date. This amount could be significantly
                                 higher than the amount obtained from the sale
                                 of a mortgaged property under a distress or
                                 liquidation sale on a subsequent date. If a
                                 borrower defaults on a mortgage loan, the
                                 applicable special servicer may be unable to
                                 sell the related mortgaged property for its
                                 appraised value.

                                 Appraisals are estimates of value at the time
                                 of the appraisal based on the analysis and
                                 opinion of the appraiser. The values of the
                                 mortgaged properties may have changed
                                 significantly since the appraisal was
                                 performed. Most appraisals have not been
                                 updated since the mortgage loan was
                                 originated. Information regarding the values
                                 of mortgaged properties available to the
                                 depositor as of the applicable cut-off date is
                                 presented in this prospectus supplement for
                                 illustrative purposes only.

ADDITIONAL SECURED DEBT ON       Other than six (6) of the mortgaged properties,
THE MORTGAGED PROPERTIES         securing 3.58% of the initial pool balance, no
MAY INCREASE REALIZED            seller is aware of any mortgaged properties
LOSSES ALLOCATED TO YOUR         that are encumbered by secured subordinate debt
CERTIFICATES                     that is not part of the mortgage pool with
                                 respect to any loans it is selling to the
                                 depositor. See "Description of the Mortgage
                                 Pool--Secured Subordinate Financing" and "--The
                                 Strategic Hotel Portfolio Loan" in this
                                 prospectus supplement.

                                 In addition, the mortgaged property that
                                 secures the Houston Center Loan, which
                                 represents 11.99% of the initial pool balance,
                                 is encumbered by pari passu debt that is not
                                 part of the mortgage pool. See "Description of
                                 the Mortgage Pool--The Houston Center Whole
                                 Loan." Additionally, the mortgaged properties
                                 that secure the Strategic Hotel Portfolio
                                 Loan, which represents 2.39% of the initial
                                 pool balance, are encumbered by pari passu
                                 debt that is not part of the mortgage pool.
                                 See "Description of the Mortgage Pool--The
                                 Strategic Hotel Portfolio Whole Loan" in this
                                 prospectus supplement.

                                      S-45

                                 The existence of such secured subordinate and
                                 pari passu indebtedness, and the enforcement
                                 by a holder of such debt of such holder's
                                 interest in the related mortgaged property,
                                 may adversely affect the borrower's financial
                                 viability or the enforcement of the trust's
                                 interest in the mortgaged property and result
                                 in realized losses on the mortgage loans that
                                 may be allocated to your class of
                                 certificates. The borrower's financial
                                 viability or the enforcement of the trust's
                                 security interest could be adversely affected
                                 by subordinate or pari passu financing
                                 because:

                                 o  refinancing the mortgage loan at maturity
                                    for the purpose of making any balloon
                                    payments may be more difficult;

                                 o  reduced cash flow could result in deferred
                                    maintenance; and

                                 o  if the borrower defaults after the holder of
                                    the pari passu debt or the subordinated debt
                                    files for bankruptcy or is placed in
                                    involuntary receivership, foreclosing on the
                                    mortgaged property could be delayed.

                                 All other mortgage loans either prohibit the
                                 borrower from encumbering the mortgaged
                                 property with additional secured debt or
                                 require the consent of the holder of the first
                                 lien before so encumbering the mortgaged
                                 property. A violation of this prohibition,
                                 however, may not become evident until the
                                 mortgage loan otherwise defaults.

MEZZANINE DEBT SECURED BY        For three (3) mortgage loans, which represent
EQUITY IN THE BORROWER AND       6.29% of the initial pool balance, the direct
ANY UNSECURED SUBORDINATE        or indirect parents of the related borrowers
FINANCING MAY INCREASE           have incurred mezzanine debt that is secured by
RISKS                            equity interests in such borrower. Four (4)
                                 mortgage loans, which represent 22.12% of the
                                 initial pool balance, permit the direct or
                                 indirect parents of the related borrowers to
                                 incur new mezzanine debt in the future. See
                                 "Description of the Mortgage Pool--Unsecured
                                 Subordinate Financing and Mezzanine Financing"
                                 in this prospectus supplement and "Houston
                                 Center Loan," "Union Station Loan," "Sawyer
                                 Portfolio Loan" and "International Tower Loan"
                                 in Annex

                                      S-46

                                 B to this prospectus supplement. Furthermore,
                                 any mortgage loan made to a borrower that is
                                 not a single purpose entity may not restrict
                                 the parents of the borrower from incurring
                                 mezzanine debt. Any such indebtedness may be
                                 secured by a pledge of the equity interest in
                                 the related borrower. The existence of
                                 mezzanine indebtedness could adversely affect
                                 the financial viability of the applicable
                                 borrowers or the availability of proceeds from
                                 the operation of the property to fund items
                                 such as replacements, tenant improvements or
                                 other capital expenditures. The value of the
                                 equity in the borrower held by the sponsoring
                                 entities of the borrower could also be
                                 adversely affected by the existence of
                                 mezzanine indebtedness or other obligations.
                                 There is a risk that any holder of mezzanine
                                 debt may attempt to use its rights as owner of
                                 the mezzanine loan to protect itself against
                                 an exercise of rights by the lender under the
                                 mortgage loan.

                                 Additional debt, in any form, may cause a
                                 diversion of funds from property maintenance
                                 and increase the likelihood that the borrower
                                 will become the subject of a bankruptcy
                                 proceeding. For a description of mezzanine
                                 debt relating to the mortgaged properties see
                                 "Description of the Mortgage Pool--Unsecured
                                 Subordinate Financing and Mezzanine Financing"
                                 in this prospectus supplement.

BORROWERS STRUCTURED AS          With respect to eight (8) of the mortgage
TENANTS-IN-COMMON STRUCTURE      loans, which represent 8.56% of the initial
MAY CREATE MORE RISK             pool balance, the related borrowers own the
                                 related mortgaged property as
                                 tenants-in-common. The bankruptcy, dissolution
                                 or action for partition by one or more of the
                                 tenants in common could result in an early
                                 repayment of the related mortgage loan, a
                                 significant delay in recovery against the
                                 tenant in common borrowers, a material
                                 impairment in property management and a
                                 substantial decrease in the amount recoverable
                                 upon the related mortgage loan. Not all
                                 tenants-in-common for all pooled mortgage loans
                                 are special purpose entities.

                                      S-47

RELATED BORROWERS MAY MAKE       Some borrowers under the mortgage loans are
LOSSES ON THE MORTGAGE           affiliated or under common control with one
LOANS MORE SEVERE                another. The mortgage pool includes six (6)
                                 groups of mortgage loans, which represent
                                 13.59% of the initial pool balance, made to
                                 affiliated or related borrowers. Although one
                                 (1) group of such mortgage loans, representing
                                 3.99% of the initial pool balance, includes
                                 mortgage loans that are cross-collateralized
                                 with each other, no one group of mortgage loans
                                 with related or affiliated borrowers represents
                                 more than 4.09% of the initial pool balance.
                                 When borrowers are related, any adverse
                                 circumstances relating to one borrower or its
                                 affiliates, and affecting one mortgage loan or
                                 mortgaged property, also can affect the related
                                 borrower's mortgage loans or mortgaged
                                 properties which could make losses more likely
                                 or more severe or both than would be the case
                                 if there were no related borrowers.

                                 For example, a borrower that owns or controls
                                 several mortgaged properties and experiences
                                 financial difficulty at one mortgaged property
                                 might defer maintenance at other mortgaged
                                 properties to satisfy current expenses of the
                                 mortgaged property experiencing financial
                                 difficulty. Alternatively, the borrower could
                                 attempt to avert foreclosure by filing a
                                 bankruptcy petition. The bankruptcy or
                                 insolvency of a borrower or its affiliate
                                 could have an adverse effect on the operation
                                 of all of the mortgaged properties of that
                                 borrower and its affiliates and on the ability
                                 of those mortgaged properties to produce
                                 sufficient cash flow to make required payments
                                 on the mortgage loans. The insufficiency of
                                 cash flows could result in realized losses on
                                 the mortgage loans that may be allocated to
                                 your class of certificates. See "Description
                                 of the Mortgage Pool--Related Borrowers and
                                 Mortgage Loans Collateralized by Multiple
                                 Properties" in this prospectus supplement and
                                 "Legal Aspects of Mortgage Loans--Bankruptcy
                                 Laws" in the prospectus.

                                      S-48

                                 One (1) group of mortgage loans, which
LOSSES COULD RESULT FROM         represents 3.99% of the initial pool balance,
LIMITATION ON                    includes mortgage loans that are
ENFORCEABILITY OF                cross-collateralized with each other. The
CROSS-COLLATERALIZATION          borrowers under this group of
                                 cross-collateralized mortgage loans, identified
                                 by control numbers 5, 6, 7 and 8 in Annex A to
                                 this prospectus supplement, may terminate such
                                 cross-collateralization upon the satisfaction
                                 of certain conditions set forth in the related
                                 loan documents. See "Description of the
                                 Mortgage Pool--Related Borrowers,
                                 Cross-Collateralized Mortgage Loans and
                                 Mortgage Loans Collateralized by Multiple
                                 Properties." Cross-collateralization
                                 arrangements involving more than one borrower
                                 could be challenged as a fraudulent conveyance
                                 by creditors of a borrower or by the
                                 representative or the bankruptcy estate of a
                                 borrower, if that borrower were to become a
                                 debtor in a bankruptcy case.

                                 Generally, under federal and most state
                                 fraudulent conveyance statutes, a lien granted
                                 by a borrower to secure repayment of another
                                 borrower's mortgage loan could be voided if a
                                 court were to determine that:

                                 o  the borrower was insolvent at the time of
                                    granting the lien, was rendered insolvent by
                                    the granting of the lien, or was left with
                                    inadequate capital or was unable to pay its
                                    debts as they matured; and

                                 o  when it allowed its mortgaged property to be
                                    encumbered by a lien securing the entire
                                    indebtedness represented by the other
                                    mortgage loan, the borrower did not receive
                                    fair consideration or reasonably equivalent
                                    value in return.

                                 The additional security provided by
                                 cross-collateralization would not be available
                                 if a court determines that the grant was a
                                 fraudulent conveyance.

                                 If a creditor were to successfully assert a
                                 fraudulent conveyance claim, it could result
                                 in realized losses on the mortgage loans that
                                 may be allocated to your class of
                                 certificates. See

                                      S-49

                                 "Legal Aspects of Mortgage Loans--Bankruptcy
                                 Laws" in the prospectus and "Description of
                                 the Mortgage Pool--Related Borrowers,
                                 Cross-Collateralized Mortgage Loans and
                                 Mortgage Loans Collateralized by Multiple
                                 Properties" in this prospectus supplement.

TAX CONSIDERATIONS RELATED       Payment of taxes on any net income from
TO FORECLOSURE MAY REDUCE        "foreclosure property" acquired by the trust
PAYMENTS TO                      will reduce the net proceeds available for
CERTIFICATEHOLDERS               distribution to certificateholders. If the
                                 trust acquires a mortgaged property after a
                                 default on the related mortgage loan under a
                                 foreclosure or delivery of a deed in lieu of
                                 foreclosure, that property will be considered
                                 "foreclosure property" under the tax rules
                                 applicable to real estate mortgage investment
                                 conduits. It will continue to be considered
                                 "foreclosure property" for a period of three
                                 full years after the taxable year of
                                 acquisition by the trust, with possible
                                 extensions. Any net income from this
                                 "foreclosure property," other than qualifying
                                 "rents from real property," will subject the
                                 real estate mortgage investment conduit
                                 containing the mortgage loans to federal and
                                 possibly state or local tax on that income at
                                 the highest marginal corporate tax rate.

STATE LAW LIMITATIONS ON         Some jurisdictions, including California, have
REMEDIES MAY REDUCE              laws that prohibit more than one "judicial
PAYMENTS TO                      action" to enforce a mortgage, and some courts
CERTIFICATEHOLDERS               have viewed the term "judicial action" broadly.
                                 The pooling and servicing agreement will
                                 require the special servicer to obtain legal
                                 advice before enforcing any rights under the
                                 mortgage loans that relate to properties where
                                 the rule could be applicable. In the case of
                                 mortgage loans which are secured by mortgaged
                                 properties located in multiple states, the
                                 special servicer may be required to foreclose
                                 first on properties in states where the one
                                 "judicial action" rules apply before
                                 foreclosing on properties located in states
                                 where judicial foreclosure is the only
                                 permitted method of foreclosure. See "Legal
                                 Aspects of Mortgage Loans--Foreclosure" in the
                                 prospectus.

                                      S-50

                                 Because of these considerations, the ability
                                 of the special servicer to foreclose on the
                                 mortgage loans may be limited by the
                                 application of state laws. Actions could also
                                 subject the trust to liability as a
                                 "mortgagee-in-possession" or result in
                                 equitable subordination of the claims of the
                                 trustee to the claims of other creditors of
                                 the borrower. The special servicer will be
                                 required to consider these factors in deciding
                                 which alternatives to pursue after a default.

BANKRUPTCY RULES MAY LIMIT       Operation of the federal bankruptcy code and
THE ABILITY OF A LENDER TO       related state laws may interfere with the
ENFORCE REMEDIES                 ability of a lender to foreclose upon a
                                 mortgaged property and to take other actions to
                                 enforce its remedies against the borrower or
                                 the mortgaged property. Further, in a recent
                                 decision by the United States Court of Appeals
                                 for the Seventh Circuit, the court ruled with
                                 respect to an unrecorded lease of real property
                                 that where a statutory sale of the fee interest
                                 in leased property occurs under Section 363(f)
                                 of the Bankruptcy Code (11 U.S.C. 363(f)) upon
                                 the bankruptcy of a landlord, such sale
                                 terminates a lessee's possessory interest in
                                 the property, and the purchaser assumes title
                                 free and clear of any interest, including any
                                 leasehold estates. Pursuant to Section 363(e)
                                 of the Bankruptcy Code (11 U.S.C. 363(a)), a
                                 lessee may request the bankruptcy court to
                                 prohibit or condition the statutory sale of the
                                 property so as to provide adequate protection
                                 of the leasehold interest; however, the court
                                 ruled that this provision does not ensure
                                 continued possession of the property, but
                                 rather entitles the lessee to compensation for
                                 the value of its leasehold interest, typically
                                 from the sale proceeds. While there are certain
                                 circumstances under which a "free and clear"
                                 sale under Section 363(f) of the Bankruptcy
                                 Code would not be authorized (including that
                                 the lessee could not be compelled in a legal or
                                 equitable proceeding to accept a monetary
                                 satisfaction of his possessory interest, and
                                 that none of the other conditions of Section
                                 363(f)(1)-(4) of the Bankruptcy Code otherwise
                                 permits the sale), we cannot provide assurances

                                      S-51

                                 that those circumstances would be present in
                                 any proposed sale of a leased premises. As a
                                 result, we cannot provide assurances that, in
                                 the event of a statutory sale of leased
                                 property pursuant to Section 363(f) of the
                                 Bankruptcy Code, the lessee may be able to
                                 maintain possession of the property under the
                                 ground lease. In addition, we cannot provide
                                 assurances that the lessee and/or the lender
                                 will be able to recuperate the full value of
                                 the leasehold interest in bankruptcy court.
                                 For a description of risks related to
                                 bankruptcy, see "Legal Aspects of Mortgage
                                 Loans--Bankruptcy Laws" in the prospectus.

INCREASES IN GROUND RENTS        Two (2) mortgaged properties, securing mortgage
MAY ADVERSELY AFFECT A           loans that represent 5.06% of the initial pool
BORROWER'S ABILITY TO MAKE       balance, consist solely of the borrower's
PAYMENTS UNDER A RELATED         leasehold interest under a ground lease. Two
MORTGAGE LOAN AND CAUSE          (2) other mortgaged properties, securing
REALIZED LOSSES ON THE           mortgage loans that represent 2.36% of the
MORTGAGE LOANS                   initial pool balance, consist of a component
                                 that is the borrower's leasehold interest under
                                 a ground lease and a component that is the
                                 borrower's fee simple interest in the remaining
                                 portion of the mortgaged property.

                                 Mortgage loans secured by leasehold interests
                                 may provide for the resetting of ground lease
                                 rents based on factors such as the fair market
                                 value of the related mortgaged property or
                                 prevailing interest rates. Bankruptcy rules
                                 may limit the ability of a lender to enforce
                                 remedies.

                                 The bankruptcy of a lessor or a lessee under a
                                 ground lease could result in losses on the
                                 mortgage loans. Upon bankruptcy of a lessor or
                                 a lessee under a ground lease, the debtor
                                 entity has the right to assume and continue or
                                 reject and terminate the ground lease. Section
                                 365(h) of the federal bankruptcy code permits
                                 a ground lessee whose ground lease is rejected
                                 by a debtor ground lessor to remain in
                                 possession of its leased premises under the
                                 rent reserved in the lease for the term of the
                                 ground lease, including renewals. The ground
                                 lessee, however, is not entitled to enforce
                                 the obligation of the ground lessor to provide
                                 any services required under the ground lease.
                                 If a ground lessee/borrower in

                                      S-52

                                 bankruptcy rejected any or all of its ground
                                 leases, the leasehold mortgagee would have the
                                 right to succeed to the ground
                                 lessee/borrower's position under the lease
                                 only if the ground lessor had specifically
                                 granted the mortgagee that right. If the
                                 ground lessor and the ground lessee/borrower
                                 are involved in concurrent bankruptcy
                                 proceedings, the trustee may be unable to
                                 enforce the bankrupt ground lessee/borrower's
                                 obligation to refuse to treat a ground lease
                                 rejected by a bankrupt ground lessor as
                                 terminated. If this happened, a ground lease
                                 could be terminated notwithstanding lender
                                 protection provisions contained therein or in
                                 the mortgage. If the borrower's leasehold were
                                 to be terminated after a lease default, the
                                 leasehold mortgagee would lose its security.

                                 Each of the ground leases related to the
                                 mortgage loans that are not secured by the
                                 related fee interest, however, generally
                                 contains the following protections to mitigate
                                 this risk:

                                 o  It requires the lessor to give the leasehold
                                    mortgagee notice of lessee defaults and an
                                    opportunity to cure them.

                                 o  It permits the leasehold estate to be
                                    assigned to and by the leasehold mortgagee
                                    at and after a foreclosure sale.

                                 o  It contains certain other protective
                                    provisions typically included in a
                                    "mortgageable" ground lease.

                                 In originating a mortgage loan secured in
                                 whole or in part by a borrower's leasehold
                                 interest under a ground lease, a lender may
                                 obtain an estoppel certificate from the
                                 landlord under the ground lease confirming,
                                 among other things, that the lease is not in
                                 default and that copies of all the relevant
                                 documents have been delivered to the lender.

                                 See "Description of the Mortgage Pool--Ground
                                 Leases" in this prospectus supplement.

                                      S-53

BORROWERS MAY NOT FULLY          In the case of condominiums, a board of
CONTROL MORTGAGED                managers has discretion to make decisions
PROPERTIES CONSISTING OF         affecting the condominium building and there is
COMMERCIAL CONDOMINIUM           no assurance that the borrower under a mortgage
OWNERSHIP INTERESTS, WHICH       loan secured by one or more interests in that
MAY IMPAIR THE VALUE,            condominium will have any control over
SERVICING AND LIQUIDATION        decisions made by the related board of
OF SUCH MORTGAGED                managers. As a result, decisions made by that
PROPERTIES                       board of managers, including regarding
                                 assessments to be paid by the unit owners,
                                 insurance to be maintained on the condominium
                                 building and many other decisions affecting the
                                 maintenance of that building, may have a
                                 significant impact on any mortgage loan secured
                                 by mortgaged properties consisting of such
                                 condominium interests. A borrower may not hold
                                 voting rights sufficient to control the
                                 decisions made by the board of managers.

                                 Due to the nature of condominiums and
                                 borrowers' ownership interest therein, a
                                 default on the part of the borrowers with
                                 respect to such mortgaged properties will not
                                 allow the trustee the same flexibility in
                                 realizing on the collateral as is generally
                                 available with respect to commercial
                                 properties that are not condominiums. The
                                 documents governing the management of the
                                 condominium units and the state and local laws
                                 applicable to condominium units must be
                                 considered. In addition, in the event of a
                                 casualty with respect to the subject mortgaged
                                 property, there could be a delay in the
                                 allocation of related insurance proceeds, if
                                 any. Consequently, servicing and realizing
                                 upon the collateral described above could
                                 subject the certificateholders to a greater
                                 delay, expense and risk than with respect to a
                                 mortgage loan secured by commercial property
                                 that is not a condominium.

YOUR PAYMENTS MAY BE             Noncompliance with zoning and building codes
REDUCED OR DELAYED IF            may cause the borrower to experience cash flow
ZONING AND BUILDING CODE         delays and shortfalls. These delays or
NONCOMPLIANCE ON THE             shortfalls in payments could result in realized
MORTGAGED PROPERTIES             losses in the mortgage loans that may be
ADVERSELY AFFECTS THE            allocated to your class of certificates.
ABILITY OF BORROWERS TO
MAKE PAYMENTS ON THE
MORTGAGE LOANS

                                      S-54

                                 Each seller has taken steps to establish that
                                 the use and operation of the related mortgaged
                                 properties securing the mortgage loans sold by
                                 it are in compliance in all material respects
                                 with all applicable zoning, land-use,
                                 building, fire and health ordinances, rules,
                                 regulations and orders. Evidence of this
                                 compliance may be in the form of legal
                                 opinions, certifications from government
                                 officials, title policy endorsements, zoning
                                 reports or representations by the related
                                 borrower in the related mortgage loan
                                 documents. These steps may not have revealed
                                 all possible violations. Some violations may
                                 exist at any particular mortgaged property,
                                 but the applicable seller does not consider
                                 those defects known to it to be material. In
                                 many cases, the use, operation or structure of
                                 a mortgaged property constitutes a permitted
                                 nonconforming use or structure that may not be
                                 rebuilt to its current state if a material
                                 casualty event occurs. Generally, insurance
                                 proceeds will be available in the event of a
                                 casualty affecting the mortgaged property. The
                                 insurance proceeds will be available to
                                 rebuild the mortgaged property or to make
                                 principal and/or interest payments on the
                                 mortgage loan. If a mortgaged property could
                                 not be rebuilt to its current state or its
                                 current use were no longer permitted due to
                                 building violations or changes in zoning or
                                 other regulations, then the borrower might
                                 experience cash flow delays and shortfalls as
                                 referred to above.

CHANGES IN CONCENTRATIONS        As the mortgage loans are repaid, liquidated or
OF BORROWERS, MORTGAGE           repurchased, the characteristics of the pool
LOANS OR PROPERTY                may vary. For example, the relative
CHARACTERISTICS MAY              concentrations of properties, geographic
INCREASE THE LIKELIHOOD OF       location, property characteristics and number
LOSSES ON THE CERTIFICATES       of borrowers and affiliated borrowers may
                                 change. Classes that have a lower priority for
                                 payment of principal are more likely to be
                                 exposed to risks associated with any of these
                                 changes.

INCREASES IN REAL ESTATE         Certain of the mortgaged properties securing
TAXES DUE TO TERMINATION OF      the mortgage loans have or may in the future
A PILOT PROGRAM OR OTHER         have the benefit of reduced real estate taxes
TAX ABATEMENT ARRANGEMENTS       in connection with a local government program
MAY REDUCE PAYMENTS TO           of
CERTIFICATEHOLDERS

                                      S-55

                                 payment in lieu of taxes (such programs are
                                 known as PILOT programs) or other tax
                                 abatement arrangements. If such programs were
                                 to be terminated, the related borrower would
                                 be required to pay higher, and in some cases
                                 substantially higher, real estate taxes. An
                                 increase in real estate taxes may impact the
                                 ability of the borrower to pay debt service on
                                 the mortgage loans. There are no assurances
                                 that such programs will continue for the
                                 duration of the related mortgage loan.

COMPLIANCE WITH THE              If a borrower were required to pay expenses and
AMERICANS WITH DISABILITIES      fines imposed by the Americans with
ACT MAY REDUCE PAYMENTS TO       Disabilities Act of 1990, the amount available
CERTIFICATEHOLDERS               to make payments on its mortgage loan would be
                                 reduced. Reductions in funds available to make
                                 mortgage loan payments could result in realized
                                 losses on the mortgage loans that may be
                                 allocated to your class of certificates. Under
                                 the Americans with Disabilities Act, all public
                                 accommodations are required to meet federal
                                 requirements related to access and use by
                                 disabled persons. If the mortgaged properties
                                 do not comply with this law, the borrowers may
                                 be required to incur costs of compliance.
                                 Noncompliance could result in the imposition of
                                 fines by the federal government or an award of
                                 damages to private litigants.

LITIGATION MAY REDUCE PAYMENTS   Principals or affiliates of certain borrowers
TO CERTIFICATEHOLDERS            may have been involved in bankruptcy or similar
                                 proceedings or may have otherwise been parties
                                 to real estate-related or other litigation.
                                 Such legal proceedings may be pending and, from
                                 time to time, threatened, against the borrowers
                                 and their affiliates relating to the business
                                 of the borrowers and their affiliates, or
                                 arising out of the ordinary course of that
                                 business. This litigation could have a material
                                 adverse effect on the distributions to
                                 certificateholders.

RISKS RELATING TO                Provisions requiring yield maintenance charges,
ENFORCEABILITY OF YIELD          penalty charges or lockout periods may not be
MAINTENANCE CHARGES OR           enforceable in some states and under federal
DEFEASANCE PROVISIONS MAY        bankruptcy law. Provisions requiring yield
REDUCE PAYMENTS TO               maintenance charges or penalty charges also may
CERTIFICATEHOLDERS

                                      S-56

                                 be interpreted as constituting the collection
                                 of interest for usury purposes. Accordingly,
                                 there is no assurance that the obligation to
                                 pay any yield maintenance charge or penalty
                                 charge will be enforceable. Also, there is no
                                 assurance that foreclosure proceeds will be
                                 sufficient to pay an enforceable yield
                                 maintenance charge. Additionally, although the
                                 collateral substitution provisions related to
                                 defeasance do not have the same effect on the
                                 certificateholders as repayment, there is no
                                 assurance that a court would not allow those
                                 provisions to be deemed satisfied upon payment
                                 of a yield maintenance charge. In certain
                                 jurisdictions, those collateral substitution
                                 provisions might be deemed unenforceable under
                                 applicable law or public policy, or usurious.

THE EFFECT ON                    On September 11, 2001, the United States was
CERTIFICATEHOLDERS OF            subjected to multiple terrorist attacks which
RECENT EVENTS IN THE UNITED      resulted in considerable uncertainty in the
STATES IS UNCLEAR                world financial markets. The full impact of
                                 these events is not yet known, but could
                                 include, among other things, increased
                                 volatility in the price of securities including
                                 your certificates.

                                 The terrorist attacks may also adversely
                                 affect the revenues or costs of operation of
                                 the mortgaged properties. The terrorist
                                 attacks on the World Trade Center and the
                                 Pentagon suggest an increased likelihood that
                                 large public areas such as shopping malls or
                                 large office buildings could become the target
                                 of terrorist attacks in the future. The
                                 possibility of such attacks could (i) lead to
                                 damage to one or more of the mortgaged
                                 properties if any such attacks occur, (ii)
                                 result in higher costs for security and
                                 insurance premiums, particularly for large
                                 properties, which could adversely affect the
                                 cash flow at those mortgaged properties, or
                                 (iii) impact leasing patterns or shopping
                                 patterns which could adversely impact leasing
                                 revenue and mall traffic and percentage rent.
                                 As a result, the ability of the mortgaged
                                 properties to generate cash flow may be
                                 adversely affected. See "--Recent developments
                                 may limit the availability or scope or
                                 increase the cost of

                                      S-57

                                 insurance required by the mortgage loans"
                                 below. The terrorist attacks and the
                                 continuing military conflict in Iraq may
                                 continue to significantly reduce air travel
                                 throughout the United States, and, therefore,
                                 continue to have a negative effect on revenues
                                 in areas heavily dependent on tourism. The
                                 decrease in air travel may have a negative
                                 effect on certain of the mortgaged properties,
                                 including hospitality mortgaged properties and
                                 those mortgaged properties located in tourist
                                 areas, which could reduce the ability of such
                                 mortgaged properties to generate cash flow. It
                                 is uncertain what continued effect armed
                                 conflict involving the United States,
                                 including the recent war between the United
                                 States and Iraq, the continuing military
                                 operations of United States military forces
                                 within Iraq, or any future conflict with any
                                 other country, will have on domestic and world
                                 financial markets, economies, real estate
                                 markets, insurance costs or business segments.
                                 Foreign conflicts of any kind could have an
                                 adverse effect on the mortgaged properties.

                                 Accordingly, these disruptions, uncertainties
                                 and costs could materially and adversely
                                 affect your investment in the certificates.

RECENT DEVELOPMENTS MAY          The mortgage loans typically require the
LIMIT THE AVAILABILITY OR        borrowers to maintain hazard insurance policies
SCOPE OR INCREASE THE COST       on the mortgaged properties as well as
OF INSURANCE REQUIRED BY         comprehensive general liability and business
THE MORTGAGE LOANS               interruption or rent loss insurance policies,
                                 except in certain instances where credit
                                 tenants are required to obtain this insurance
                                 or may self insure. These insurance policies
                                 are generally subject to periodic renewals
                                 during the term of the related mortgage loans
                                 and certain of the mortgage loans cap the
                                 amount that a borrower must spend on terrorism
                                 insurance, or otherwise do not require
                                 terrorism insurance if not available at
                                 commercially reasonable rates.

                                 The September 11, 2001 terrorist attacks have
                                 caused many reinsurance companies (which
                                 assume some of the risk of policies sold by
                                 primary insurers) to eliminate, or to indicate
                                 that they intend to eliminate, coverage for
                                 acts of

                                      S-58

                                 terrorism from their reinsurance policies.
                                 Without that reinsurance coverage, primary
                                 insurance companies would have to assume that
                                 risk themselves, which may cause them to
                                 eliminate such coverage in their policies,
                                 increase the amount of the deductible for acts
                                 of terrorism or charge higher premiums for
                                 such coverage. In order to offset this risk,
                                 Congress passed the Terrorism Risk Insurance
                                 Act of 2002, which established the Terrorism
                                 Insurance Program. The Terrorism Insurance
                                 Program is administered by the Secretary of
                                 the Treasury and will provide financial
                                 assistance from the United States government
                                 to insurers in the event of another terrorist
                                 attack that results in insurance claims. The
                                 Treasury Department has established procedures
                                 for the Terrorism Insurance Program under
                                 which the federal share of compensation is
                                 equal to 90% of that portion of insured losses
                                 that exceeds an applicable insurer deductible
                                 required to be paid during each program year.
                                 The federal share in the aggregate in any
                                 program year may not exceed $100 billion. An
                                 insurer that has paid its deductible is not
                                 liable for the payment of any portion of total
                                 annual United States-wide losses that exceed
                                 $100 billion, regardless of the terms of the
                                 individual insurance contracts. The Terrorism
                                 Insurance Program required that each insurer,
                                 for policies in place prior to November 26,
                                 2002, provide its insureds with a statement
                                 within 90 days after November 26, 2002,
                                 detailing the proposed premiums for terrorism
                                 coverage and identifying the portion of the
                                 risk that the federal government will cover.
                                 Insureds had 30 days to accept the continued
                                 coverage and pay the premium. If an insured
                                 did not pay the premium, insurance for acts of
                                 terrorism may be excluded from the policy.
                                 Subject to the foregoing, any commercial
                                 property and casualty terrorism insurance
                                 exclusion that was in force on November 26,
                                 2002 is automatically voided to the extent
                                 that it excludes losses that would otherwise
                                 be insured losses. Any state approval of such
                                 types of exclusions in force on November 26,
                                 2002 is also voided. All policies for
                                 insurance

                                      S-59

                                 issued after November 26, 2002 must make
                                 similar disclosure. The Terrorism Risk
                                 Insurance Act of 2002 does not require
                                 insureds to purchase the coverage nor does it
                                 stipulate the pricing of the coverage. In
                                 addition, there can be no assurance that all
                                 of the borrowers under the mortgage loans have
                                 accepted the continued coverage.

                                 Through December 2005, insurance carriers are
                                 required under the program to provide
                                 terrorism coverage in their basic "all-risk"
                                 policies. However, the Terrorism Insurance
                                 Program applies to United States risks only
                                 and to acts that are committed by an
                                 individual or individuals acting on behalf of
                                 a foreign person or foreign interest as an
                                 effort to influence or coerce United States
                                 civilians or the United States government. It
                                 is unclear what acts will fall under the
                                 purview of the Terrorism Insurance Program.
                                 Furthermore, because the Terrorism Insurance
                                 Program was only recently passed into law,
                                 there can be no assurance that it or any state
                                 legislation will substantially lower the cost
                                 of obtaining terrorism insurance. Finally, the
                                 Terrorism Insurance Program terminates on
                                 December 31, 2005. There can be no assurance
                                 that this temporary program will create any
                                 long-term changes in the availability and cost
                                 of such insurance. Moreover, there can be no
                                 assurance that such program will be renewed or
                                 extended or that subsequent terrorism
                                 insurance legislation will be passed upon its
                                 expiration. To the extent that uninsured or
                                 underinsured casualty losses occur with
                                 respect to the mortgaged properties, losses on
                                 the mortgage loans may result.

CONDEMNATIONS OF MORTGAGED       From time to time, there may be condemnations
PROPERTIES MAY RESULT IN         pending or threatened against one or more of
LOSSES                           the mortgaged properties securing mortgage
                                 loans included in the trust fund. The proceeds
                                 payable in connection with a total condemnation
                                 may not be sufficient to restore the related
                                 mortgaged property or to satisfy the remaining
                                 indebtedness of the related mortgage loan. The
                                 occurrence of a partial condemnation may have a
                                 material

                                      S-60

                                 adverse effect on the continued use of, or
                                 income generation from, the affected mortgaged
                                 property. Therefore, we cannot assure you that
                                 the occurrence of a condemnation will not have
                                 a negative impact upon distributions on your
                                 certificates.

                                      S-61

                       DESCRIPTION OF THE MORTGAGE POOL

     A detailed presentation of characteristics of the mortgage loans and mortgaged properties on an individual basis and in tabular format is presented in Annex A to this prospectus supplement.

     CALCULATIONS OF INTEREST

     Sixty-three (63) of the mortgage loans, representing 54.52% of the initial pool balance, provide for monthly payments of principal and interest for the entire term of the loan. Interest accrues and monthly payment are calculated with respect to these mortgage loans as follows:

    o   Sixty (60) of these mortgage loans, representing 48.59% of the initial pool balance, accrue interest on the basis of a 360-day year and the actual number of days elapsed and have a monthly payment of principal and interest calculated on the basis of a 360-day year consisting of twelve 30-day months;

    o   Two (2) of these mortgage loans, representing 5.06% of the initial pool balance, accrue interest and have a monthly payment of principal and interest calculated on the basis of a 360-day year and the actual number of days elapsed; and

    o   One (1) of these mortgage loans, representing 0.87% of the initial pool balance, accrues interest and has a monthly payment of principal and interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Twenty-four (24) of the mortgage loans, representing 27.33% of the initial pool balance, provide for payments of interest only for up to 60 payments, during which period no payments of principal are due, followed by a period of scheduled amortization. A one-time increase in the amount of the monthly payment for some of these mortgage loans will occur in connection with the commencement of the scheduled amortization of the mortgage loan. Interest accrues and monthly payment are calculated with respect to these mortgage loans as follows:

    o   Thirteen (13) of these mortgage loans, representing 19.28% of the initial pool balance, accrue interest during the interest-only period calculated on the basis of a 360-day year and the actual number of days elapsed, followed by a period of required scheduled amortization with interest accruing during such period on the basis of a 360-day year and the actual number of days elapsed and a monthly payment of principal and interest calculated on the basis of a 360-day year consisting of twelve 30-day months; and

    o   Eleven (11) of these mortgage loans, representing 8.05% of the initial pool balance, accrue interest at an implied rate calculated on the basis of a fixed series of payments during an interest-only period, followed by a period of required scheduled amortization with interest accruing during such period on the basis of a 360-day year and the actual number of days elapsed and a monthly payment of principal and interest for the remaining term of the loan calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Five (5) of the mortgage loans, representing 18.15% of the initial pool balance, provide for monthly payment of interest-only for the entire term of the loan. Interest accrues and monthly payment are calculated with respect to these mortgage loans as follows:

                                      S-62

    o   One (1) of the mortgage loans, representing 2.62% of the initial pool balance, accrues interest on the basis of a 360-day year consisting of twelve 30-day months.

    o   Two (2) of the mortgage loans, representing 13.03% of the initial pool balance, accrue interest on the basis of a 360-day year and the actual number of days elapsed.

    o   Two (2) of the mortgage loans, representing 2.50% of the initial pool balance, require a fixed series of interest-only payments set forth in the related mortgage note.

     No mortgage loan, other than the ARD loan, permits negative amortization or the deferral of accrued interest.

     BALLOON LOANS

     Eighty-nine (89) of the mortgage loans, which represent 97.13% of the initial pool balance, are balloon loans that provide for monthly payments of interest only or for monthly payments of principal and interest based on amortization schedules significantly longer than the remaining terms of those mortgage loans. Twenty-four (24) of these balloon loans, which represent approximately 27.33% of the initial pool balance, begin monthly payments of principal and interest after an initial interest-only period. Five (5) of these balloon loans, which represent approximately 18.15% of the initial pool balance, provide for monthly payments of interest only for their entire term.
As a result, a substantial principal amount will be due and payable together with the corresponding interest payment on each balloon loan on its maturity date, unless the borrower prepays the balloon loan before its maturity date.

     AMORTIZATION OF PRINCIPAL

     In addition to the balloon loans, the mortgage pool includes two (2) fully amortizing mortgage loans, representing 1.67% of the initial pool balance.

     ARD LOAN

     In addition to the balloon loans and the fully amortizing mortgage loans, the mortgage pool includes one (1) mortgage loan, representing approximately
1.20% of the initial pool balance, that is an ARD loan. The ARD loan provides for changes in the accrual of interest and the payment of principal as of the related anticipated repayment date. If the related borrower elects to prepay the ARD loan in full on its anticipated repayment date, a substantial amount of principal will be due. If the borrower does not prepay the ARD loan on or before its anticipated repayment date, the ARD loan will bear interest at an increased rate that will be a fixed rate per annum equal to the mortgage rate plus a percentage per annum specified in the related mortgage loan documents.

     Beginning on its anticipated repayment date, excess interest or interest accrued on the ARD loan at the excess of the increased rate over the original mortgage rate compounded as described below, will be deferred until the principal balance of such ARD loan has been reduced to zero. If the borrower does not prepay the ARD loan on

                                      S-63

or before its anticipated repayment date, all or a substantial portion of the monthly cash flow from the related mortgaged property collected after that date, other than some minimum debt service and specified property expenses, will be applied to the payment of principal on the ARD loan and, after its principal balance has been reduced to zero, to the payment of accrued and unpaid excess interest.

     The failure to pay excess interest will not constitute a default under the
ARD loan before the related maturity date. Unpaid excess interest will, except where limited by applicable law, continue to accrue interest at the increased rate. Any excess interest received on the ARD loan will be distributed to the holders of the Class Q certificates.

     DUE DATES

     A due date is the date in the month on which a monthly payment on a mortgage loan is first due. Eighty-four (84) of the mortgage loans, which represent 76.02% of the initial pool balance, provide for scheduled monthly payments of principal or interest or both to be due on the first day of each month. One (1) of the mortgage loans, which represents 4.63% of the initial pool balance, provides for scheduled monthly payments of principal or interest or both to be due on the sixth day of each month. One (1) of the mortgage loans, which represents 11.99% of the initial pool balance, provides for scheduled monthly payments of principal or interest or both to be due on the seventh day of each month. Four (4) of the mortgage loans, which represent
6.18% of the initial pool balance, provide for scheduled monthly payments of principal or interest or both to be due on the eighth day of each month. One
(1) of the mortgage loans, which represents 0.31% of the initial pool balance, provides for scheduled monthly payments of principal or interest or both to be due on the ninth day of each month. One (1) of the mortgage loans, which represents 0.87% of the initial pool balance, provide for scheduled monthly payments of principal or interest or both to be due on the tenth day of each month. See "Servicing of the Mortgage Loans--Servicing and Other Compensation
and Payment of Expenses" in this prospectus supplement.

     With respect to the Sand Creek Woods Loan, the payment date under the mortgage loan documents is the tenth day of the month. Therefore, with respect to each distribution date, scheduled payments made by the related borrower in the month of the related distribution date will be distributed to certificate holders on the subsequent distribution date. On the first distribution date, certificate holders will receive interest only, which will be deposited by the related mortgage loan seller on the closing date.

     With respect to the Hempstead Road Apartments Loan, representing 0.31% of the initial pool balance, the payment date under the mortgage loan documents is the ninth day of the month. Therefore, if the related borrower pays the balloon payment on the ninth day of the month in which such balloon payment is due (and such date is the master servicer remittance date), the assumed scheduled monthly payment will be distributed to certificate holders on the related distribution date and the balloon payment will be distributed to certificate holders on the subsequent distribution date.

     Other than with respect to one (1) mortgage loan, representing 1.09% of the initial pool balance and providing for a grace period of 15 days, none of the mortgage loans provide for a grace period for the payment of monthly payments of more than ten (10) days.

                                      S-64

     DEFEASANCE

     Eighty-six (86) of the mortgage loans (including the Houston Center Loan), representing 95.64% of the initial pool balance, provide that after a specified defeasance lockout period, if no default exists under the mortgage loan, the borrower may obtain a release of one or more of the mortgaged properties from the lien of the related mortgage through the exercise of a defeasance option.
The defeasance lockout period is at least two years after the closing date.
Each early defeasance loan will constitute the primary asset of a single-loan
REMIC. Exercise of a defeasance option is subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including, among other things, that the borrower:

   (1)   pays on any due date,

          o  all interest accrued and unpaid on the principal balance of the mortgage loan to and including that due date,

          o  all other sums due under the mortgage loan, excluding scheduled interest or principal payments not yet due and owing, and

          o  any costs and expenses related to the release.

   (2)   delivers or pledges defeasance collateral to the trustee,

          o  that consists of "government securities" as defined under the
             Investment Company Act of 1940, and

          o  that provides payments:

          o  on or before all successive scheduled payment dates from that due date to the related maturity date (or, in some cases to the beginning of an open period (generally, one to seven payments)
             prior to the related maturity date, or the end of the lockout period) or anticipated repayment date in the case of the ARD loan,
             and

          o  in an amount equal to or greater than the scheduled payments due on those dates under the mortgage loan, or, for
             cross-collateralized mortgage loans or mortgage loans secured by multiple mortgaged properties which permit defeasance, an amount equal to not less than the portion of the scheduled payments allocable to the released mortgaged property.

   (3)   delivers a security agreement granting the trust a first priority security interest in the defeasance collateral and an opinion of counsel to that effect. The related mortgaged property will be released from the lien of the mortgage loan and the defeasance collateral will be substituted as the collateral securing the mortgage loan when these conditions are met.

     The Houston Center Loan permits the related borrower to either (a) defease the Houston Center Whole Loan after a specified lockout period or (b) prepay the Houston Center Whole Loan after such lockout period with payment of the greater of yield maintenance and a fixed penalty equal to 1% of the principal amount of such prepayment. See "Houston Center Loan" in Annex B to this prospectus supplement.

     PREPAYMENT PROVISIONS

     All of the mortgage loans prohibit voluntary principal prepayments at any time except during an open period following the expiration of a specified period of time after

                                      S-65

its respective date of origination and the defeasance period for that mortgage loan or during a period following the lockout period when any prepayment must be accompanied by a prepayment premium or yield maintenance charge, as applicable. Four (4) mortgage loans, representing 2.74% of the initial pool balance, permit prepayment after a lockout period with the payment of yield maintenance. One (1) mortgage loan, representing 0.87% of the initial pool balance, permits prepayment at any time after a lockout period (which period has expired) with payment of the greater of yield maintenance and a fixed penalty equal to 2% of the principal amount of such prepayment. Two (2)
mortgage loans (including the Houston Center Loan, which may be defeased or prepaid at the borrower's option), representing 12.74% of the initial pool balance, permit prepayment after a lockout period with payment of the greater of yield maintenance and a fixed penalty equal to 1% of the principal amount of such prepayment. See Annex A to this prospectus supplement for information regarding the lockout and defeasance periods for each mortgage loan.

     The Houston Center Loan permits the related borrower to either (a) defease the Houston Center Whole Loan after a specified lockout period or (b) prepay the Houston Center Whole Loan after such lockout period with the payment of the greater of a yield maintenance charge and a fixed penalty equal to 1% of the principal amount of such prepayment. With respect to the Houston Center Loan,
"yield maintenance charge" as used herein means the product of (a) a fraction whose numerator is the amount so paid and whose denominator is the outstanding principal balance of the Houston Center Loan before giving effect to such payment, times (b) the excess of (1) the sum of the respective present values, computed as of the date of such prepayment, of the remaining scheduled payments of principal and interest at the interest rate with respect to the Houston
Center Loan (assuming no acceleration of the Houston Center Loan and assuming that the Houston Center Loan is prepaid on the third Payment Date (as defined below) prior to the Maturity Date (as defined below), and treating such prepayment as if it were a scheduled payment of principal), determined by discounting such payments to the date on which such payments are made at the
Treasury Constant Yield (as defined in the related loan documents) plus fifty
(50) basis points, over (2) the outstanding principal balance of the Houston
Center Loan on such date immediately prior to such payment; provided that the yield maintenance charge with respect to any payment of principal prior to the release date resulting from an event of default shall not be less than 2% of the amount prepaid. The calculation of the yield maintenance charge shall be made by master servicer and shall, absent manifest error, be final, conclusive and binding upon all parties. "Maturity Date" means the payment date occurring
November 7, 2011, or such earlier date as may result from acceleration of the
Houston Center Loan in accordance with the related loan agreement. "Payment
Date" means the initial payment date and, thereafter, the seventh (7th) day of every calendar month (or, if such seventh day is not a Business Day (as defined below), the immediately preceding Business Day) occurring during the term of the loan as such date may be modified in accordance with the related loan documents. "Interest Accrual Period" means, in connection with the calculation of interest accrued with respect to any Payment Date, the period from and including the seventh (7th) day of the preceding calendar month to and including the sixth (6th) day of the month in which such Payment Date falls, as such period may be modified pursuant to the terms of the related loan documents; provided,

                                      S-66

however, that the first Interest Accrual Period shall be the period from and including the closing date of the loan to and including December 6, 2004, and the second Interest Accrual Period shall commence on December 7, 2004.
"Business Day" means any day other than (a) a Saturday and a Sunday and (b) a day on which federally insured depository institutions in the State of New York or the state in which the offices of the lender, the trustee, the master servicer or the collection account are located are authorized or obligated by law, governmental decree or executive order to be closed.

     See "Characteristics of the Mortgage Loans--Yields Maintenance" for
information regarding yield maintenance calculations for each other yield maintenance loan.

     Notwithstanding the foregoing, the mortgage loans generally provide for a period prior to maturity (generally one to seven payments) during which prepayments may be made without penalty or yield maintenance charge.

     Any prepayment premiums or yield maintenance charges actually collected on the mortgage loans will be distributed to the respective classes of certificateholders in the amounts and priorities described under "Description of the Certificates--Distributions" and "--Distributions of Prepayment Premiums
or Yield Maintenance Charges" in this prospectus supplement. The enforceability of provisions similar to the provisions of the mortgage loans providing for the payment of a prepayment premium or yield maintenance charge upon a prepayment is unclear under the laws of a number of states. The obligation to pay a prepayment premium or yield maintenance charge with an involuntary prepayment may not be enforceable under applicable law or, if enforceable, the foreclosure proceeds may not be sufficient to make the payment.

     Liquidation proceeds recovered from any defaulted mortgage loan will, in most cases, be applied to cover outstanding servicing expenses and fees and unpaid principal and interest before being applied to cover any prepayment premium or yield maintenance charge due. The depositor makes no representation as to the enforceability of the provision of any mortgage loan requiring the payment of a prepayment premium or yield maintenance charge or as to the collectibility of any prepayment premium. See "Legal Aspects of Mortgage
Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     In most cases, no prepayment premium or yield maintenance charge will be payable upon any mandatory prepayment of a mortgage loan caused by a casualty or condemnation. No prepayment premium or yield maintenance charge will be payable with the repurchase of a mortgage loan by a seller for a breach of representation or warranty or any failure to deliver any related documentation on the part of that seller. No prepayment premium or yield maintenance charge will be payable with the purchase of all of the mortgage loans and any REO properties in connection with the termination of the trust fund or with the purchase of defaulted mortgage loans by the holder of certificates representing the greatest percentage interest in the controlling class, the special servicer, any mortgage loan seller or the depositor. See "--Assignment of the
Mortgage Loans; Repurchases and Substitutions," "--Representations and
Warranties; Repurchases" and "Description of the Certificates--Termination;
Retirement of Certificates" in this prospectus supplement.

                                      S-67

   RELATED BORROWERS, CROSS-COLLATERALIZED MORTGAGE LOANS AND MORTGAGE LOANS
   COLLATERALIZED BY MULTIPLE PROPERTIES

     The mortgage pool includes six (6) groups of mortgage loans, which represent 13.59% of the initial pool balance, made to affiliated or related borrowers.

     Ten (10) mortgage loans, other than the cross-collateralized mortgage loans, which represent 16.71% of the initial pool balance, are each secured by multiple mortgaged properties. Because of this, the total number of mortgage loans in the mortgage pool, is ninety-two (92) while the total number of mortgaged properties in the mortgage pool is one hundred twenty-three (123). In most cases, this prospectus supplement treats a mortgage loan that is secured by mortgaged properties that are located in more than one state as an individual mortgage loan, except that when this prospectus supplement describes the geographic concentration and property type distribution of the mortgage pool, this prospectus supplement treats these mortgage loans as multiple mortgage loans that are allocated a cut-off date balance based on the allocated loan amount.

     THE HOUSTON CENTER WHOLE LOAN

     The Houston Center Loan, which has an outstanding principal balance as of the cut-off date of $150,000,000 representing 11.99% of the initial pool balance, is secured by the same mortgaged property on a pari passu basis with the Houston Center Companion Loans, which are not included in the trust and have outstanding principal balances as of the cut-off date of $70,000,000,
$30,000,000 and $19,705,000, respectively. The Houston Center Companion Loans have the same interest rate, maturity date and amortization term as the Houston
Center Loan.

     Only the Houston Center Loan is included in the trust. The Houston Center
Companion Loans are owned by Morgan Stanley Mortgage Capital Inc., one of the mortgage loan sellers.

     For the purpose of the information presented in this prospectus supplement with respect to the Houston Center Loan, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Houston
Center Loan and the Houston Center Companion Loans.

     General. The Houston Center Loan and the Houston Center Companion Loans
will be serviced pursuant to the terms of the pooling and servicing agreement
(and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Houston Center Loan or any Houston Center Companion Loan
will be effected in accordance with the pooling and servicing agreement). The master servicer or the trustee, as applicable, will be required to make: (i)
P&I advances on the Houston Center Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Houston Center Loan and (ii)
servicing advances on the Houston Center Whole Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Houston Center Whole
Loan.

     Distributions. The holders of the Houston Center Loan and the Houston
Center Companion Loans have entered into an intercreditor agreement that governs the respective rights and powers of the holders of the Houston Center
Whole Loan and provides, in general, that:

                                      S-68

    o    the Houston Center Loan and the Houston Center Companion Loans are of
         equal priority with each other and no portion of any of them will have priority or preference over any of the others;

    o    all payments, proceeds and other recoveries on or in respect of the
         Houston Center Loan and the Houston Center Companion Loans will be applied to the Houston Center Loan and each Houston Center Companion
         Loan on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the master servicer, the special servicer and the trustee, and any other service providers with respect to a Houston
         Center Companion Loan, in accordance with the terms of the pooling and servicing agreement); and

    o    the related intercreditor agreement also permits Morgan Stanley
         Mortgage Capital Inc., so long as it is the holder of the Houston
         Center Companion Loans, to divide such retained loan into one or more
         "component" pari passu notes in the aggregate principal amount equal to the companion loan being reallocated, provided that, among other things, the aggregate principal balance of the outstanding Houston
         Center Companion Loans held by Morgan Stanley Mortgage Capital Inc.
         and the new pari passu notes following such amendments are no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

     Consultation and Consent. Upon transfer of a Houston Center Companion Loan to a securitization, the special servicer will be required to consult with the special servicer appointed under the related subsequent pooling and servicing agreement (who shall consult with the majority certificateholder of the controlling class of the securitization trust holding such Houston Center
Companion Loan) with respect to any proposed action that requires approval of the majority certificateholder of the controlling class. Such subsequent special servicer (and subsequent majority certificateholder of the controlling class) will have two fifteen (15) business day periods to consult with the special servicer. If the subsequent special servicer and the special servicer are unable to agree on the appropriate course of action by the end of such review periods, then the special servicer shall decide, in accordance with the servicing standard, what course of action to follow. If the special servicer needs to take immediate action and cannot wait until all review periods set forth above expire, the special servicer shall decide in accordance with the servicing standard what course of action to take.

     Sale of Defaulted Mortgage Loan. Under the pooling and servicing agreement, if the Houston Center Loan is subject to a fair value purchase option, the special servicer will be required to determine the purchase price for each Houston Center Companion Loan. Each option holder specified in
"Servicing of the Mortgage Loans--Sale of Defaulted Mortgage Loans" in this prospectus supplement will have an option to purchase the Houston Center Loan, but not the Houston Center Companion Loan. The holder of each Houston Center
Companion Loan (or its designee) will have an option to purchase such Houston
Center Companion Loan, at the purchase price determined by the special servicer under the pooling and servicing agreement.

     Termination of the Master Servicer or Special Servicer Generally. If an
event of default under the pooling and servicing agreement occurs, is continuing and has not been remedied, the depositor or the trustee may, and upon written direction from the holders of at least 51% of all of the certificates issued pursuant to the pooling and servicing agreement or, to the extent that it is affected by such event of default, a holder

                                      S-69

of a Houston Center Companion Loan, the trustee will terminate the master servicer or special servicer with respect to the Houston Center Whole Loan, as applicable, if such party is the defaulting party.

     THE STRATEGIC HOTEL PORTFOLIO WHOLE LOAN

     With respect to the Strategic Hotel Portfolio Loan, representing approximately 2.39% of the initial pool balance and with a cut-off date balance of $29,845,717, the related mortgaged properties also secure three (3)
Strategic Hotel Portfolio Companion Loans and four (4) Strategic Hotel
Portfolio B Notes. The Strategic Hotel Portfolio Companion Loans are pari passu in right of payment with the Strategic Hotel Portfolio Loan and have balances as of the cut-off date of $49,742,861, $69,640,005, and $24,871,430, respectively. Each of the four Strategic Hotel Portfolio B Notes is subordinate in right of payment to the Strategic Hotel Portfolio Senior Loans. The loans comprising the Strategic Hotel Portfolio B Notes have the following outstanding principal balances as of the cut-off date, $5,142,417 (such loan, the
"Strategic Hotel Portfolio B-1 Note"), $10,775,299 (such loan, the "Strategic
Hotel Portfolio B-2 Note"), $3,490,954 (such loan, the "Strategic Hotel
Portfolio B-3 Note") and $13,919,047 (such loan, the "Strategic Hotel Portfolio
B-4 Note"). All of the Strategic Hotel Portfolio Senior Loans have the same interest rate, maturity date and amortization term. All of the Strategic Hotel
Portfolio B Notes have the same maturity date and amortization term as the
Strategic Hotel Portfolio Senior Loans, but a gross interest rate of 5.820% per annum with respect to the Strategic Hotel Portfolio B-1 Note, 6.477% per annum with respect to the Strategic Hotel Portfolio B-2 Note, 7.152% per annum with respect to the Strategic Hotel Portfolio B-3 Note and 7.392% per annum with respect to the Strategic Hotel Portfolio B-4 Note. Only the Strategic Hotel
Portfolio Loan is included in the trust. The Strategic Hotel Portfolio
Companion Loans and the Strategic Hotel B Notes are not assets of the trust.

     The Strategic Hotel Portfolio B Notes and one (1) of the Strategic Hotel
Portfolio Companion Loans with an outstanding principal balance as of the cut-off date of $49,742,861 were deposited into the GE Commercial Mortgage
Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C3
securitization. One (1) of the Strategic Hotel Portfolio Companion Loans with an outstanding principal balance as of the Cut-Off Date of $69,640,005 was deposited in the COMM 2004-LNB4 Trust. The other Strategic Hotel Portfolio
Companion Loan is currently owned by GACC, one of the mortgage loan sellers, and may be sold or transferred at any time.

     For the purpose of the information presented in this prospectus supplement with respect to the Strategic Hotel Portfolio Loan, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Strategic Hotel Portfolio Senior Loans, but exclude the Strategic Hotel Portfolio B Notes.

     General. The Strategic Hotel Portfolio Whole Loan will be serviced pursuant to the terms of the GE 2004-C3 Pooling and Servicing Agreement, for which GEMSA Loan Services, L.P. is the initial master servicer and Lennar
Partners, Inc. is the initial special servicer (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Strategic
Hotel Portfolio Whole Loan will be effected in accordance with the GE 2004-C3
Pooling and Servicing Agreement). However, the master servicer or the trustee, as applicable, will be obligated to make any required P&I advances on the
Strategic Hotel Portfolio Loan unless such person, the special servicer

                                      S-70

or the trustee, as applicable determines that such an advance would not be recoverable from collections on the Strategic Hotel Portfolio Loan.

     Distributions. The holders of the Strategic Hotel Portfolio Loan, the
Strategic Hotel Portfolio Companion Loans and the Strategic Hotel Portfolio B
Notes have entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the Strategic Hotel Portfolio Whole
Loan and provides, in general, that:

    o    if no monetary event of default or other material non-monetary event of default that results in a transfer of the Strategic Hotel Portfolio
         Whole Loan to special servicing has occurred and is continuing (or if a monetary event of default or other material non-monetary event of default has occurred and is continuing, the Strategic Hotel Portfolio
         B Notes Directing Certificateholder has cured such monetary event of default or, in the case of a material non-monetary event of default has either cured such event of default or is diligently pursuing the cure thereof, in accordance with the terms of the related
         intercreditor agreement and the GE 2004-C3 Pooling and Servicing
         Agreement), the holder of the Strategic Hotel Portfolio B Notes will generally be entitled to receive its scheduled interest payments after the holders of the Strategic Hotel Portfolio Senior Loans receive their scheduled interest payments (other than default interest) and after any advances in respect of the Strategic Hotel Portfolio Senior
         Loans and the Strategic Hotel Portfolio B Notes are repaid in full, and the holders of the Strategic Hotel Portfolio Senior Loans and the
         Strategic Hotel Portfolio B Notes will be entitled to receive their respective scheduled, involuntary and voluntary payments of principal on a pro rata basis; and

    o    if a monetary event of default or other material non-monetary event of default has occurred and is continuing (and has not been cured by the Strategic Hotel Portfolio B Notes Directing Certificateholder
         exercising its cure rights in accordance with the terms of the related intercreditor agreement and the GE 2004-C3 Pooling and Servicing
         Agreement), the holder of the Strategic Hotel Portfolio B Notes will not be entitled to receive payments of interest until the holders of the Strategic Hotel Portfolio Senior Loans receive all accrued interest and scheduled principal payments due and owing on the
         Strategic Hotel Portfolio Senior Loans, and the holder of the
         Strategic Hotel Portfolio B Notes will not be entitled to receive payments of principal until the holders of the Strategic Hotel
         Portfolio Senior Loans receive all their respective outstanding principal in full.

     In addition, the holders of the Strategic Hotel Portfolio Senior Loans have entered into a separate intercreditor agreement that sets forth the respective rights of each of the holders of the Strategic Hotel Portfolio
Senior Loans and provides, in general, that:

    o    the Strategic Hotel Portfolio Loan and the Strategic Hotel Portfolio
         Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

    o    all payments, proceeds and other recoveries on or in respect of the
         Strategic Hotel Portfolio Loan and/or the Strategic Hotel Portfolio
         Companion Loans (in each case, subject to the rights of the GE 2004-C3
         Master Servicer, the GE 2004-C3 Special Servicer and the GE 2004-C3
         Trustee under the GE 2004-C3

                                      S-71

         Pooling and Servicing Agreement, the servicer, the special servicer and the trustee and any other service providers with respect to a
         Strategic Hotel Portfolio Senior Loan to payments and reimbursements, in each case pursuant to and in accordance with the terms of the GE
         2004-C3 Pooling and Servicing Agreement) will be applied to the
         Strategic Hotel Portfolio Loan and the Strategic Hotel Portfolio
         Companion Loans on a pari passu basis according to their respective outstanding principal balances.

     The related intercreditor agreements also permit GACC, so long as it is the holder of a Strategic Hotel Portfolio Companion Loan, to reallocate the principal of such loans among each other or to any new pari passu notes; or to divide such retained loans into one or more "component" notes in the aggregate principal amount equal to the then outstanding loan being reallocated, provided that the aggregate principal balance of all outstanding Strategic Hotel
Portfolio Companion Loans held by GACC and the new pari passu mortgage notes following such amendments is no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

     RIGHTS OF THE HOLDER OF THE STRATEGIC HOTEL PORTFOLIO B NOTES

     Consultation and Consent. Unless a Strategic Hotel Portfolio Change of
Control Event has occurred and is continuing: (i) the GE 2004-C3 Master
Servicer or the GE 2004-C3 Special Servicer, as the case may be, will be required to consult with the Strategic Hotel Portfolio B Notes Directing
Certificateholder upon the occurrence of any event of default for the Strategic
Hotel Portfolio Whole Loan under the related mortgage loan documents, to consider alternative actions recommended by the Strategic Hotel Portfolio B
Notes Directing Certificateholder and to consult with the Strategic Hotel
Portfolio B Notes Directing Certificateholder with respect to certain determinations made by the GE 2004-C3 Special Servicer pursuant to the GE
2004-C3 Pooling and Servicing Agreement, (ii) at any time (whether or not an event of default for such mortgage loan under the related mortgage loan documents has occurred) the GE 2004-C3 Master Servicer and the GE 2004-C3
Special Servicer will be required to consult with the Strategic Hotel Portfolio
B Notes Directing Certificateholder (1) with respect to proposals to take any significant action with respect to the Strategic Hotel Portfolio Whole Loan and the related mortgaged property and to consider alternative actions recommended by the Strategic Hotel Portfolio B Notes Directing Certificateholder and (2) to
the extent that the related mortgage loan documents grant the lender the right to approve budgets for the related mortgaged property, prior to approving any such budget and (iii) prior to taking any of the following actions with respect to the Strategic Hotel Portfolio Whole Loan, the GE 2004-C3 Master Servicer and
the GE 2004-C3 Special Servicer will be required to give notice in writing to the Strategic Hotel Portfolio B Notes Directing Certificateholder of any
proposal to take any of such actions (and to provide the Strategic Hotel
Portfolio B Notes Directing Certificateholder with such information reasonably requested as may be necessary in the reasonable judgment of the Strategic Hotel
Portfolio B Notes Directing Certificateholder in order to make a judgment, the expense of providing such information to be an expense of the requesting party)
and to receive the written approval of the Strategic Hotel Portfolio B Notes
Directing Certificateholder (which approval may be withheld in its sole discretion) with respect to:

                                      S-72

    o    any modification, amendment or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, that relates to any exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the Strategic Hotel Portfolio Whole Loan, a modification or waiver of any other monetary term of the Strategic
         Hotel Portfolio Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring any related mortgaged property or the equity interests in the related borrower;

    o    any modification or amendment of, or waiver with respect to, the related mortgage loan documents that would result in a discounted pay-off of the Strategic Hotel Portfolio Whole Loan;

    o    any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the related mortgaged property or any acquisition of the related mortgaged property by deed in lieu of foreclosure;

    o    any proposed or actual sale of the related mortgaged property or any related REO property;

    o    any proposed or actual sale of the Strategic Hotel Portfolio Whole
         Loan (other than in connection with exercise of the fair value purchase option, the termination of the trust fund created under and pursuant to the GE 2004-C3 Pooling and Servicing Agreement or the
         purchase by a mortgage loan seller of a mortgage loan in connection with a breach of a representation or a warranty or a document defect);

    o    any release of the related borrower, any guarantor or other obligor from liability;

    o    any determination not to enforce a "due-on-sale" clause and/or
         "due-on-encumbrance" clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

    o    any action to bring the related mortgaged property, or related REO property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

    o    any substitution or release of collateral or acceptance of additional collateral for the Strategic Hotel Portfolio Whole Loan, including the release of additional collateral (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut") unless required by the related mortgage loan documents;

    o    any change in the property manager and any amendment or modification to any management or franchise agreement for which lender consent is required under the applicable mortgage loan documents or is requested by the related borrower;

    o    any adoption or approval of a plan in a bankruptcy of the borrower;

                                      S-73

    o    consenting to the modification, execution, termination or renewal of any "Major Lease" (as such term is defined in the related mortgage loan documents);

    o    any renewal or replacement of the then-existing insurance policies
         (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;
         or

    o    any determination that all criteria have been met with respect to any action, waiver or consent which requires a rating agency confirmation under the terms of the related mortgage loan documents;

provided that, in the event that the Strategic Hotel Portfolio B Notes
Directing Certificateholder fails to notify the GE 2004-C3 Special Servicer or the GE 2004-C3 Master Servicer, as applicable, of its approval or disapproval of any such proposed action within 10 business days of delivery to the
Strategic Hotel Portfolio B Notes Directing Certificateholder by such GE
2004-C3 Special Servicer or GE 2004-C3 Master Servicer, as applicable, of written notice of such a proposed action, together with the information reasonably requested by the Strategic Hotel Portfolio B Notes Directing
Certificateholder, such action shall be deemed to have been approved by the
Strategic Hotel Portfolio B Notes Directing Certificateholder.

     Such rights described above will terminate and will be exercised by the holders of the Strategic Hotel Portfolio Senior Loans (as described below) at any time that a Strategic Hotel Portfolio Control Appraisal Event has occurred and is continuing.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the GE 2004-C3
Special Servicer or the GE 2004-C3 Master Servicer by the Strategic Hotel
Portfolio B Notes Directing Certificateholder or the noteholders then holding a majority of the outstanding principal balance of the Strategic Hotel Portfolio
Senior Loans, as applicable, in no event will the GE 2004-C3 Special Servicer or the GE 2004-C3 Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the GE 2004-C3
Pooling and Servicing Agreement, violate the REMIC provisions of the Code or violate any other provisions of the GE 2004-C3 Pooling and Servicing Agreement or the related mortgage loan documents.

     Notwithstanding anything herein to the contrary, the majority certificateholder of the controlling class and the holders of the Strategic
Hotel Portfolio Companion Loans (or their designees) will always have the right to consult with the GE 2004-C3 Master Servicer and the GE 2004-C3 Special
Servicer regarding the Strategic Hotel Portfolio Whole Loan.

     Upon the occurrence and continuation of a Strategic Hotel Portfolio Change of Control Event, any decision to be made with respect to the Strategic Hotel
Portfolio Whole Loan which requires the approval of the majority certificateholder of the controlling class under the GE 2004-C3 Pooling and
Servicing Agreement or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the
Strategic Hotel Portfolio Senior Loans (or their designees) then

                                      S-74

holding a majority of the outstanding principal balance of the Strategic Hotel
Portfolio Senior Loans and the Strategic Hotel Portfolio B Notes Directing
Certificateholder will not be entitled to exercise such rights. If the holders of the Strategic Hotel Portfolio Senior Loans then holding a majority of the outstanding principal balance of the Strategic Hotel Portfolio Senior Loans are not able to agree on a course of action that satisfies the servicing standard under the GE 2004-C3 Pooling and Servicing Agreement within 30 days (or such shorter period as may be required by the related mortgage loan documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the GE 2004-C3 Master Servicer or the GE 2004-C3
Special Servicer, as applicable, the majority certificateholder of the controlling class under the GE 2004-C3 Pooling and Servicing Agreement will be entitled to direct the GE 2004-C3 Master Servicer or the GE 2004-C3 Special
Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the GE 2004-C3 Pooling and Servicing Agreement
(including that such action does not violate the servicing standard or another provision of the GE 2004-C3 Pooling and Servicing Agreement, the Strategic
Hotel Portfolio Whole Loan or any applicable REMIC provisions of the Code), and the GE 2004-C3 Master Servicer or the GE 2004-C3 Special Servicer, as
applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the GE 2004-C3 Pooling and Servicing
Agreement. For purposes of the foregoing, the majority certificateholder of the controlling class will be entitled to exercise the rights described in this paragraph with respect to the Strategic Hotel Portfolio Loan.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the Strategic Hotel Portfolio Whole Loan, resulting in a monetary event of default, or a material non-monetary event of default exists that may be cured within thirty days, the Strategic Hotel Portfolio B Notes
Directing Certificateholder will have the right to cure such event of default
(each such cure, a "Strategic Hotel Portfolio Cure Event") subject to certain limitations set forth in the related intercreditor agreement; provided that the right of the Strategic Hotel Portfolio B Notes Directing Certificateholder to
effect a Strategic Hotel Portfolio Cure Event or cause a delay in the transfer of the Strategic Hotel Portfolio Whole Loan to special servicing (by depositing a cash payment with the GE 2004-C3 Master Servicer when a payment default is determined to be imminent) is subject to the limitation that there be no more than three consecutive Strategic Hotel Portfolio Cure Events or special servicing delays, in any combination and no more than an aggregate of three
Strategic Hotel Portfolio Cure Events or special servicing delays in any twelve calendar month period. So long as the Strategic Hotel Portfolio B Notes
Directing Certificateholder is exercising its cure right, neither the GE
2004-C3 Master Servicer nor the GE 2004-C3 Special Servicer will be permitted to:

    o    accelerate the Strategic Hotel Portfolio Whole Loan,

    o    treat such event of default as such for purposes of transferring the
         Strategic Hotel Portfolio Whole Loan to special servicing, or

    o    commence foreclosure proceedings.

     The Strategic Hotel Portfolio B Notes Directing Certificateholder will not be permitted to exercise any cure rights if it is an affiliate of the related borrower.

                                      S-75

     Purchase Option. So long as no Strategic Hotel Portfolio Change of Control
Event exists, the Strategic Hotel Portfolio B Notes Directing Certificateholder
has the option of purchasing the Strategic Hotel Portfolio Loan from the trust, together with the Strategic Hotel Portfolio Companion Loans from their respective holders, at any time after the Strategic Hotel Portfolio Whole Loan becomes a specially serviced loan under the GE 2004-C3 Pooling and Servicing
Agreement as a result of an event that constitutes an event of default under the Strategic Hotel Portfolio Whole Loan, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to any related mortgaged property has occurred. The purchase price required to be paid by the Strategic Hotel Portfolio B Notes Directing Certificateholder
will generally equal the aggregate outstanding principal balance of the
Strategic Hotel Portfolio Loan and the Strategic Hotel Portfolio Companion
Loans, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon relating to the Strategic Hotel Portfolio Whole Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the Strategic Hotel Portfolio B Notes Directing Certificateholder's purchase, a
1% liquidation fee (which will be paid to the GE 2004-C3 Special Servicer).

     Sale of Defaulted Mortgage Loan. Under the GE 2004-C3 Pooling and
Servicing Agreement, if the Strategic Hotel Portfolio Companion Loan that was deposited into the related securitization is subject to a fair value purchase option, the GE 2004-C3 Special Servicer will be required to determine the purchase price for the other Strategic Hotel Portfolio Senior Loans. The majority certificateholder of the controlling class will have an option to purchase the Strategic Hotel Portfolio Loan and each holder of a Strategic
Hotel Portfolio Companion Loan (or its designees) will have an option to purchase its respective Strategic Hotel Portfolio Companion Loan, at the purchase price determined by the GE 2004-C3 Special Servicer under the GE
2004-C3 Pooling and Servicing Agreement.

     Termination of the GE 2004-C3 Servicer. Prior to the occurrence of a
Strategic Hotel Portfolio Control Appraisal Event, if an event of default under the GE 2004-C3 Pooling and Servicing Agreement occurs with respect to the GE
2004-C3 Servicer that affects any holder of a certificate represented by a
Strategic Hotel Portfolio B Note or a holder of the Strategic Hotel Portfolio
Companion Loan that is not held by the trust related to the GE 2004-C3 Pooling and Servicing Agreement or any class of securities backed thereby or the
Certificateholders, and the GE 2004-C3 Master Servicer is not otherwise terminated, then, at the request of the Strategic Hotel Portfolio B Notes
Directing Certificateholder, such holder of a Strategic Hotel Portfolio
Companion Loan or the majority certificateholder of the controlling class of the securitization that holds such Strategic Hotel Portfolio Companion Loan or the majority certificateholder of the controlling class, the GE 2004-C3 Trustee shall, at the direction of the holders of a majority of the outstanding principal balance of the Strategic Hotel Portfolio Whole Loan or such holders'
designees, require the GE 2004-C3 Master Servicer to appoint, within 30 days of the GE 2004-C3 Trustee's request, a sub-servicer (or, if such whole loan is currently being sub-serviced, to replace, within 30 days of the GE 2004-C3
Trustee's request, the then-current sub-servicer with a new sub-servicer) with respect to such whole loan; provided, that if a majority of such holders (or their respective designees)

                                      S-76

fail to agree on such sub-servicer within a specified time period, such appointment (or replacement) will be at the direction of the majority certificateholder of the controlling class under the GE 2004-C3 Pooling and
Servicing Agreement, provided, further, that if a Strategic Hotel Portfolio
Control Appraisal Event exists, then the Strategic Hotel Portfolio B Notes
Directing Certificateholder will not have the right to terminate the GE 2004-C3
Master Servicer as specified above.

     Termination of the GE 2004-C3 Special Servicer. So long as no Strategic
Hotel Portfolio Change of Control Event exists, the Strategic Hotel Portfolio B
Notes Directing Certificateholder is permitted to terminate, at its expense, the GE 2004-C3 Special Servicer for the Strategic Hotel Portfolio Whole Loan at
any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the GE 2004-C3 Pooling and Servicing Agreement. If a Strategic Hotel Portfolio Change of Control Event
exists, or if the Strategic Hotel Portfolio B Notes Directing Certificateholder
is an affiliate of the related borrower, the holders of the Strategic Hotel
Portfolio Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the Strategic Hotel Portfolio Senior Loans will be entitled to exercise this right and if such holders are not able to agree on such appointment and removal within 60 days after receipt of notice, then the majority certificateholder of the controlling class under the GE
2004-C3 Pooling and Servicing Agreement will be entitled to appoint a replacement special servicer.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the mortgage loans contain both due-on-sale and due-on-encumbrance clauses. With limited exceptions, these clauses either:

    o    permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or transfers or encumbers the mortgaged property in violation of the terms of the mortgage or other loan documents, or

    o    prohibit the borrower from doing so without the consent of the holder of the mortgage. See "--Secured Subordinate Financing" in this prospectus supplement.

     Some of the mortgage loans permit either:

    o    transfer of the related mortgaged property if specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, or

    o    transfers to specified parties related to the borrower.

     With respect to any mortgage loan (other than the Strategic Hotel
Portfolio Loan), the master servicer or the special servicer, on behalf of the trust, will determine, with the approval of the majority certificateholder of the controlling class, and, if applicable, the person or persons entitled to exercise such rights with respect to any companion loan or "B note" pursuant to the related intercreditor agreement and in accordance with the servicing standard, whether to exercise any right the holder of the mortgage may have under a due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan or to withhold its consent to the transfer or encumbrance of the mortgaged property. See "The Pooling and Servicing
Agreements--Due-on-Sale and

                                      S-77

Due-on-Encumbrance Provisions" and "Legal Aspects of Mortgage Loans--Due-on-Sale
and Due-on-Encumbrance" in the prospectus.

     SECURED SUBORDINATE FINANCING

     Other than with respect to the two (2) mortgage loans listed in the table below, which represent 3.58% of the initial pool balance, no seller is aware of any mortgaged property that is encumbered by secured subordinate debt with respect to any of the mortgage loans that it is selling to the depositor. See
"Description of the Mortgage Pool--The Strategic Hotel Portfolio Whole Loan" in
this prospectus supplement.

                            SECURED SUBORDINATE DEBT

                                                                                     INITIAL PRINCIPAL
 CONTROL                                      CUT-OFF DATE     % OF INITIAL POOL     AMOUNT OF SECURED
  NUMBER             PROPERTY NAME               BALANCE            BALANCE          SUBORDINATE DEBT
---------   ------------------------------   --------------   -------------------   ------------------

  13        Strategic Hotel Portfolio(1)      $29,845,717             2.39%             $33,500,000
  27        Charlotte Portfolio               $15,000,000             1.20%             $   800,000

----------
(1)   See "Strategic Hotel Portfolio Loan" in Annex B to this prospectus supplement for a description of the secured subordinate debt related to this mortgage loan.

     With respect to the Charlotte Portfolio mortgage loan, representing 1.20%
of the initial pool balance and identified by control number 27 in Annex A to this prospectus supplement, a secured subordinate loan in the initial principal amount of $800,000 was made by GMAC Commercial Mortgage Corporation, one of the mortgage loan sellers. The subordinate loan is secured by a second mortgage on the same mortgaged properties that secure the Charlotte Portfolio mortgage loan. The originator of the Charlotte Portfolio mortgage loan entered into an intercreditor agreement with the originator of the related secured subordinate loan pursuant to which the junior lender agreed to subordinate its interest in the Charlotte Portfolio mortgaged properties to the interest of the originator of the Charlotte Portfolio mortgage loan.

     Furthermore, the respective mortgaged properties that secure the Houston
Center Loan, which represents 11.99% of the initial pool balance, and the
Strategic Hotel Portfolio Loan, which represents 2.39% of the initial pool balance, also secure the related companion loans on a pari passu basis. See
"Description of the Mortgage Pool--The Houston Center Whole Loan," and "--The
Strategic Hotel Portfolio Whole Loan" in this prospectus supplement.

     UNSECURED SUBORDINATE FINANCING AND MEZZANINE FINANCING

     Some of the mortgage loans may permit the borrower to incur unsecured subordinated debt in the future, in most cases, conditioned upon delivery of a subordination agreement or standstill agreement or both and requirements that limit the use of proceeds to refurbishing or renovating the property or acquiring furniture, fixtures and equipment for the property or both.
Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

     With respect to one (1) mortgage loan, representing 0.32% of the initial pool balance and identified by control number 72 in Annex A to this prospectus supplement, the

                                      S-78

related borrower has incurred unsecured subordinated debt in the approximate original amount of $513,000, which was originated by Brencor Capital Funding,
Inc.

     Except for seven (7) mortgage loans indicated in the table below, which in the aggregate represent 28.41% of the initial pool balance, that either currently have related mezzanine debt and/or permit future mezzanine debt secured by equity interests in the borrower, the sellers are not aware of any borrowers under the mortgage loans or equity owners of any such borrower that have incurred or are permitted to incur mezzanine debt secured by equity interests in the borrower.

                                 MEZZANINE DEBT

                                                                          INITIAL PRINCIPAL         FUTURE
 CONTROL                                CUT-OFF DATE     % OF INITIAL         AMOUNT OF         MEZZANINE DEBT
  NUMBER          PROPERTY NAME            BALANCE       POOL BALANCE       MEZZANINE DEBT      PERMITTED (Y/N)
---------   ------------------------   --------------   --------------   -------------------   ----------------

      1     Houston Center(1)          $150,000,000          11.99%             NAP                    Y
      2     Union Station(2)           $ 60,000,000           4.80%             NAP                    Y
      4     Sawyer Portfolio(3)        $ 55,500,000           4.44%             NAP                    Y
     11     International Tower(4)     $ 35,500,000           2.84%      $2,000,000                    N
     14     5th and Jackson            $ 28,914,637           2.31%      $3,500,000                    N
     30     Northgate Plaza            $ 14,309,078           1.14%      $  600,000                    N
     40     Evergreen Plaza            $ 11,237,617           0.90%             NAP                    Y

----------
(1)   See "Houston Center Loan--Mezzanine Loan" in Annex B to this prospectus supplement for a description of the mezzanine debt related to this mortgage loan.

(2)   See "Union Station Loan--Mezzanine Loan" in Annex B to this prospectus supplement for a description of the mezzanine debt related to this mortgage loan.

(3)   See "Sawyer Portfolio Loan--Mezzanine Loan" in Annex B to this prospectus supplement for a description of the mezzanine debt related to this mortgage loan.

(4)   See "International Tower Loan--Mezzanine Loan" in Annex B to this prospectus supplement for a description of the mezzanine debt related to this mortgage loan.

     With respect to the 5th and Jackson mortgage loan, representing 2.31% of the initial pool balance and identified by control number 14 in Annex A to this prospectus supplement, a mezzanine loan in the initial principal amount of
$3,500,000 was made to Union Street Management Company, L.L.C., the owner of the borrower, by an affiliate of GMAC Commercial Mortgage Corporation, one of the mortgage loan sellers. The mezzanine loan is secured by a pledge of the equity interests of the borrower and, subject to the priority rights of the lender of the 5th and Jackson mortgage loan, the cash flow generated by the related mortgaged property. The maturity date of the mezzanine loan is
September 1, 2014. Interest accrues on the outstanding balance of the mezzanine loan at a per annum rate equal to 9.25%. The originator of the 5th and Jackson mortgage loan entered into an intercreditor agreement with the originator of the mezzanine loan.

     With respect to the Northgate Plaza mortgage loan, representing 1.14% of the initial pool balance and identified by control number 30 in Annex A to this prospectus supplement, a mezzanine loan in the initial principal amount of
$600,000 was made to Northgate Plaza, LLC, the owners of the borrower, by an affiliate of GMAC Commercial Mortgage Corporation, one of the mortgage loan sellers. The mezzanine loan is secured by a pledge of the equity interests of the borrower and, subject to the priority rights of the lender of the Northgate
Plaza mortgage loan, the cash flow generated by the related mortgaged property.
The maturity date of the mezzanine loan is August 1, 2009.

                                      S-79

Interest accrues on the outstanding balance of the mezzanine loan at a per annum rate equal to one-month Libor plus 7.50% rounded up to nearest 0.125%, but no less than 8.50%. The originator of the Northgate Plaza mortgage loan entered into and intercreditor agreement the originator of the mezzanine loan.

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

     Except as described above, the depositor has not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding.

     See "Risk Factors--Mezzanine debt secured by equity in the borrower and any unsecured subordinate financing may increase risks" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the
prospectus.

     GROUND LEASES

     Two (2) mortgaged properties, securing mortgage loans that represent 5.06%
of the initial pool balance, consist solely of the borrower's leasehold interest in a ground lease. Two (2) of the mortgaged properties, securing mortgage loans that represent 2.36% of the initial pool balance, consist of a component that is the borrower's leasehold interest under a ground lease and a component that is the borrower's fee simple interest in the remaining portion of the mortgaged property.

     Other than with respect to one (1) mortgage loan, none of such ground leases (including any extension options) expire less than approximately twenty
(20) years after the stated maturity of the related mortgage loan. Under the terms of each such ground lease, the ground lessor generally has either made its fee interest subject to the related mortgage or has agreed to give the holder of the mortgage loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. With respect to the Bank of the West mortgage loan, representing 1.32% of the initial pool balance and identified by control number 20 in Annex A to this prospectus supplement, a small portion of the related mortgaged property is subject to a ground lease that expires in
2009.

     LOAN DOCUMENTATION

     Except as otherwise described under "Description of the Mortgage
Pool--Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans
Collateralized by Multiple Properties," each mortgage loan is evidenced by a promissory note and secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple and/or leasehold interest in a multifamily, retail, office, industrial, hospitality, manufactured housing or other commercial property.

     SIGNIFICANT MORTGAGE LOANS

     Brief summaries of certain of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans in the mortgage pool are contained in Annex B to this prospectus supplement.

     THE ORIGINATORS AND THE SELLERS

     GMAC Commercial Mortgage Corporation (GMACCM). GMAC Commercial Mortgage
Corporation, a California corporation, is an indirect wholly-owned subsidiary

                                      S-80

of GMAC Mortgage Group, Inc., which is a wholly-owned direct subsidiary of
General Motors Acceptance Corporation. GMACCM is also an affiliate of GMAC
Commercial Holding Capital Corp., one of the underwriters. GMACCM is the master servicer and (except with respect to the Strategic Hotel Portfolio Whole Loan)
the special servicer and is also an affiliate of the depositor. Certain of the mortgage loans were originated by GMAC Commercial Mortgage Bank (an affiliate of GMACCM) and were subsequently sold to GMACCM. The principal offices of
GMACCM are located at 200 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622.

     Morgan Stanley Mortgage Capital Inc. (MSMC). MSMC is an affiliate of
Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New
York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC loans (other than the
Univision Tower Loan and the Sand Creek Woods Apartments Loan) was originated by MSMC, and all of the MSMC loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York
10036. MSMC's telephone number is (212) 761-4700.

     German American Capital Corporation (GACC). German American Capital
Corporation, a Maryland corporation, is a wholly-owned subsidiary of Deutsche
Bank North America Holding Corp., which is a wholly-owned subsidiary of
Deutsche Bank AG, a German corporation. GACC is also an affiliate of Deutsche
Bank Securities Inc., one of the underwriters. GACC engages primarily in the business of purchasing and holding mortgage loans pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such mortgage loans. The principal offices of GACC are located at 60 Wall
Street, New York, New York 10005. Its telephone number is (212) 250-2500.

     The information set forth herein concerning the mortgage loan sellers, the originators and the underwriting conducted by each with respect to the mortgage loans has been provided by the respective mortgage loan seller or originator, and neither the depositor nor the underwriters make any representation or warranty as to the accuracy or completeness of such information.

     UNDERWRITING MATTERS

     Environmental Assessments and Insurance

     "Phase I" environmental site assessments or updates of previously conducted assessments were performed on all of the mortgaged properties. "Phase
II" environmental site assessments were performed on some mortgaged properties.
These environmental site assessments were performed for the seller of the related mortgage loan or the report was delivered to that seller as part of its acquisition or origination of the mortgage loan. With respect to all of the mortgaged properties, these environmental assessments were performed during the
12-month period before the cut-off date.

                                      S-81

     Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in
"Risk Factors--Adverse Environmental Conditions at a Mortgaged Property may
Reduce or Delay your Payments."

     The information contained in this prospectus supplement is based on the environmental assessments and has not been independently verified by the depositor, any seller, the originators, the master servicer, the special servicer, the underwriters or any of their respective affiliates.

     Property Condition Assessments

     Inspections or updates of previously conducted inspections were conducted by independent licensed engineers or architects or both for all but one (1) of the mortgaged properties, representing 0.10% of the initial pool balance, in connection with the origination or the purchase of the related mortgage loan.
For all but one (1) mortgaged property, which secures a mortgage loan representing 0.32% of the initial pool balance, the inspections were conducted within the 12-month period before the applicable cut-off date. The inspections were conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the mortgaged properties indicated a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance were completed before closing or cash reserves were established to fund the deferred maintenance or replacement items or both.

     Appraisals

     An appraisal for each mortgaged property was performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For all but one (1) mortgaged property, which secures a mortgage loan that represents 0.32% of the initial pool balance, the appraisals were performed during the 12-month period before the applicable cut-off date.
The appraised value of the related mortgaged property or properties is greater than the original principal balance of the related mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans.
All such appraisals were conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute. The appraisal (or a separate letter) for all but two (2) mortgaged properties, representing 0.49% of the initial pool balance, contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the
Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal. However, none of the depositor, any seller, the originators, the master servicer, the special servicer, the underwriters or any of their respective affiliates has independently verified the accuracy of the appraiser's statement. For a discussion of the risks related to appraisals, see "Risk Factors--Losses may result of the special servicer is unable to sell a mortgaged property securing a defaulted mortgage loan for its appraised value."

     For information about the values of the mortgaged properties available to the depositor as of the applicable cut-off date, see Annex A to this prospectus supplement.

                                      S-82

     HAZARD, LIABILITY AND OTHER INSURANCE

     The mortgage loans typically require that the mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property. If applicable, the policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation, except in certain instances where credit tenants are required to obtain this insurance or may self-insure.

     Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included improvements in any area identified in the Federal Register by the Federal Emergency Management Agency
as having special flood hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance
Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

   (1)   the outstanding principal balance of the mortgage loan;

   (2)   the full insurable value of the mortgaged property;

   (3)   the maximum amount of insurance available under the National Flood
         Insurance Act of 1968; and

   (4)   100% of the replacement cost of the improvements located on the mortgaged property, except in some cases where self-insurance was permitted.

     The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally each of the mortgage loans requires that the mortgaged property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates, and in some cases there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

     Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the mortgaged property in an amount customarily required by institutional lenders.

     Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related mortgaged property for not less than twelve months.

     The mortgaged properties are typically not insured for earthquake risk.
For mortgaged properties located in California and some other seismic zones, the related seller typically conducted seismic studies to assess the "probable maximum loss" for the related mortgaged properties. In general, the related borrower was required to obtain earthquake insurance if the seismic report indicated that the probable maximum loss is greater than 20%.

                                      S-83

     See "Risk Factors--Recent Developments may Limit the Availability or Scope
or Increase the Cost of Insurance Required by the Mortgage Loans."

     EARNOUTS AND ADDITIONAL COLLATERAL LOANS

     Some of the mortgage loans are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. One
(1) mortgage loan, representing 1.32% of the initial pool balance, provides that if these conditions are not met, the related reserve or credit enhancement amount may be applied to partially defease or prepay the related mortgage loan.
Any resulting partial prepayment may not be required to be accompanied by payment of a prepayment premium or yield maintenance charge. For a description of the cash reserves or letters of credit and related earnout information, see
Annex A to this prospectus supplement.

     ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or before the closing date, the depositor will acquire the mortgage loans, directly or indirectly from the sellers, in each case, under a mortgage loan purchase agreement or a similar agreement to be entered into by or assigned to the depositor, who will then assign its interests in the mortgage loans, without recourse, to the trustee for the benefit of the holders of the certificates.

     Each seller is a "mortgage loan seller" for purposes of the prospectus.

     With respect to the mortgage loans sold by that seller to the depositor, each such seller is typically required to deliver, or cause to be delivered, to the trustee, the following documents:

   (1)   the original mortgage note, endorsed, without recourse, in blank or to the order of the trustee;

   (2)   the original or a copy of the mortgage(s), together with originals or copies of any intervening assignments of the document(s), in each case with evidence of recording thereon unless the document(s) have not been returned by the applicable recorder's office;

   (3)   the original or a copy of any assignment(s) of rents and leases, if the assignment is a document separate from the mortgage, together with originals or copies of any intervening assignments, in each case with evidence of recording thereon, unless the document(s) have not been returned by the applicable recorder's office;

   (4)   an assignment of each mortgage in blank or in favor of the trustee, in recordable form;

   (5)   an assignment of any assignment(s) of rents and leases, if the item is a document separate from the mortgage, in blank or in favor of the trustee, in recordable form;

   (6)   any UCC financing statements and related original assignments to the trustee;

                                      S-84

   (7)   an original or copy of the related lender's title insurance policy, or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of the mortgage loan;

   (8)   when relevant, the ground lease or a copy of the ground lease;

   (9)   the original or a copy of any letter of credit and related transfer documents; and

   (10)  when relevant, copies of franchise agreements and franchisor comfort letters for hospitality properties.

     Notwithstanding the foregoing:

    o    with respect to the Strategic Hotel Portfolio Loan, the trustee under the GE 2004-C3 Pooling and Servicing Agreement will hold the original documents related to the Strategic Hotel Portfolio Loan for the benefit of the GE 2004-C3 Trust, the trust fund formed by the pooling and servicing agreement and the holders of the Strategic Hotel
         Portfolio Companion Loans, other than the related note that is an asset of the trust, which will be held by the trustee under the pooling and servicing agreement; and

    o    with respect to the Univision Tower Loan, MSMC, one of the sellers, purchased the mortgage loan from Countrywide Commercial Real Estate
         Finance, Inc. With respect to that mortgage loan, Countrywide
         Commercial Real Estate Finance, Inc. and not MSMC will be required to deliver the documents listed above to the trustee. References in this section requiring the applicable mortgage loan seller or the applicable seller to cure, repurchase, substitute or deliver a letter of credit with respect to a document that was not delivered or that is defective relating to the Univision Tower Loan will refer to
         Countrywide Commercial Real Estate Finance, Inc.

     If the seller cannot deliver the original mortgage note for any mortgage loan sold by it to the depositor, that seller will deliver a copy or duplicate original of the mortgage note, together with an affidavit certifying that the related original has been lost or destroyed.

     The trustee will be required to review the documents delivered to it for each mortgage loan within 60 days following the settlement date. The trustee will hold the documents in trust. Within 60 days following the settlement date, the trustee, at the expense of the applicable seller, will cause the assignment of each mortgage and any assignments of rents and leases to be completed in the name of the trustee if delivered in blank and submitted for recording in the real property records of the appropriate jurisdictions, subject to receipt of the applicable recording information.

     The trustee will certify on the closing date that, subject to any noted
exceptions, it has received for each mortgage loan (other than the Strategic
Hotel Portfolio Loan, for which the trustee will only certify as to the mortgage note): the original mortgage note, an original or a copy of the mortgage, an original or a copy of the related lender's title insurance policy, the related ground lease (if any) and an original or copy of any letter of credit and related transfer documents, if applicable. If the trustee determines that any of the remaining required documents were not delivered or that any document is

                                      S-85

defective, and the omission or defect materially and adversely affects the value of the related mortgage loan, the related mortgaged property or the interests of the trust therein or of any certificateholder, the trustee, or the special servicer on its behalf, will request in writing that the applicable seller, not later than ninety (90) days from receipt of such written request:
(i) cure such defect, (ii) repurchase the affected mortgage loan, (iii) within two years of the settlement date, substitute a replacement mortgage loan for such affected mortgage loan and pay any substitution shortfall amount, or (iv)
at the sole discretion of the majority certificateholder of the controlling class (so long as such holder is not the related seller or an affiliate thereof), provide to the master servicer a letter of credit or deposit in a special reserve account an amount equal to 25% of the stated principal balance of any mortgage loan for which certain types of defects relating to delay in the return of documents from local filing or recording offices that remain uncorrected for 18 months following the settlement date. If any such defect is capable of being cured, but not within such ninety (90) day period, and such defect does not relate to treatment of the mortgage loan as a "qualified mortgage" within the meaning of the REMIC provisions, then the seller will have an additional period, as set forth in the pooling and servicing agreement, to cure such defect. That seller's obligation to cure, repurchase, substitute or provide a letter of credit or cash collateral as described above will be the sole remedy available to the certificateholders and the trustee.

     If the applicable mortgage loan seller elects or is required to repurchase the affected mortgage loan, the purchase price for such mortgage loan will be at least equal to the sum of: (1) the unpaid principal balance of the mortgage loan; (2) any accrued but unpaid interest on the mortgage loan; (3) any related unreimbursed servicing advances and interest on such advances; (4) any unpaid special servicing fees and workout fees; and (5) all expenses incurred by the master servicer, the special servicer, the depositor or the trustee in respect of the defect giving rise to such repurchase obligation. If the applicable seller repurchases a mortgage loan more than 180 days following its receipt of notice of a material breach of a representation or warranty or a defect or omission from a mortgage file, the applicable seller will be required to pay a
1% liquidation fee. None of the depositor, any other seller or any other person or entity will be obligated to repurchase the affected mortgage loan if that seller defaults on its obligation to do so.

     Instead of repurchasing a mortgage loan, a seller is permitted, subject to approval by the majority certificateholder of the controlling class, for two years following the settlement date, to substitute a new replacement mortgage loan for the affected mortgage loan. To qualify as a replacement mortgage loan, the replacement mortgage loan must have financial terms substantially similar to the deleted mortgage loan and meet a number of specific requirements.

     A replacement mortgage loan must:

   (1)   have a stated principal balance of not more than the stated principal balance of the deleted mortgage loan;

   (2)   accrue interest at a rate of interest at least equal to that of the deleted mortgage loan;

   (3)   be a fixed-rate mortgage loan;

                                      S-86

   (4)   have a remaining term to stated maturity or anticipated repayment date, in the case of the ARD loan, of not greater than, and not more than two years less than, the deleted mortgage loan; and

   (5)   be a "qualified replacement mortgage" within the meaning of Section
         860G(a)(4) of the Code.

     In addition, the seller must deposit in the distribution account a substitution shortfall amount, equal to any excess of the purchase price of the deleted mortgage loan over the initial stated principal balance of the replacement mortgage loan.

     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In the applicable mortgage loan purchase agreement or in related documentation, with some exceptions, each seller makes representations and warranties for each of the mortgage loans sold by it to the depositor, as of the settlement date, or as of the date stated in the representation and warranty. Some of these representations and warranties are generally summarized below.

   (1)   The information set forth in the mortgage loan schedule is complete
         (as defined in the pooling and servicing agreement), true and correct in all material respects as of the date of the related mortgage loan purchase agreement and as of the applicable cut-off date.

   (2)   Except with respect to any mortgage loan with a companion loan, each mortgage loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the depositor of the mortgage loans, the seller had good title to, and was the sole owner of, each mortgage loan. The seller has full right, power and authority to transfer and assign each of the mortgage loans to or at the direction of the depositor and has validly and effectively conveyed (or caused to be conveyed) to the depositor or its designee all of the seller's legal and beneficial interest in and to the mortgage loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the mortgage loans to the depositor or its designee does not require the seller to obtain any governmental or regulatory approval or consent that has not been obtained.

   (3)   No scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the applicable cut-off date, and no mortgage loan was 30 days or more delinquent in the 12-month period immediately preceding the applicable cut-off date.

   (4)   The mortgage related to and delivered in connection with each mortgage loan constitutes a valid and, subject to certain exceptions described in paragraph 10 below, enforceable first priority lien upon the related mortgaged property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, (d) other matters to which like properties are commonly

                                      S-87

         subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such mortgage, the marketability or current use of the mortgaged property or the current ability of the mortgaged property to generate operating income sufficient to service the mortgage loan debt and (e) if such mortgage loan is
         cross-collateralized with any other mortgage loan, the lien of the mortgage for such other mortgage loan.

   (5)   With respect to the mortgaged properties securing the mortgage loans that were the subject of an engineering report within 18 months prior to the applicable cut-off date, each mortgaged property is, to the seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established or indemnities received) that would materially and adversely affect its value as security for the related mortgage loan, and (ii) with respect to the mortgaged properties securing the mortgage loans that were not the subject of an engineering report within 18 months prior to the applicable cut-off date, each mortgaged property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each mortgaged property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related mortgage loan as of the date hereof. The seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property.

   (6)   Each mortgaged property is covered by an American Land Title
         Association (or an equivalent form of) lender's title insurance policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy in the original principal amount of the related mortgage loan after all advances of principal. Each title policy insures that the related mortgage is a valid first priority lien on such mortgaged property, subject only to permitted encumbrances.

   (7)   The proceeds of each mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto.

   (8)   The mortgage note or mortgage for each mortgage loan, together with applicable state law, contains customary and enforceable provisions
         (subject to certain exceptions described in paragraph 10 below) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby.

   (9)   (a) With respect to the mortgaged properties securing the mortgage loans that were the subject of an environmental site assessment within
         18 months prior to the applicable cut-off date, an environmental site assessment, or an update of a previous such report, was performed with respect to each mortgaged property in connection with the origination or the sale of the related mortgage loan, a report of each such assessment has been delivered to the depositor, and

                                      S-88

         the seller has no knowledge of any material and adverse environmental condition or circumstance affecting any mortgaged property that was not disclosed in such report.

         (b) With respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within 18 months prior to the applicable cut-off date, (i) no specified hazardous material is present on such mortgaged property such that (1) the value of such mortgaged property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such hazardous material could be required to be eliminated at a cost materially and adversely affecting the value of the mortgaged property before such mortgaged property could be altered, renovated, demolished or transferred or (b) the presence of such hazardous material could (upon action by the appropriate governmental authorities) subject the owner of such mortgaged property, or the holders of a security interest therein, to liability for the cost of eliminating such hazardous material or the hazard created thereby at a cost materially and adversely affecting the value of the mortgaged property, and (ii) such mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to such hazardous materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such mortgaged property and neither seller nor, to seller's knowledge, the related borrower or any current tenant thereon, has received any notice of violation or potential violation of any such law.

   (10)  Each mortgage note, mortgage and other agreement that evidences or secures such mortgage loan and was executed by or on behalf of the related borrower is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement.

   (11)  Each mortgaged property is, and is required pursuant to the related mortgage to be, insured by a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such mortgage loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the mortgaged property in an amount not less than the lesser of the principal balance of the related mortgage loan and the replacement cost of the mortgaged property, and contains no provisions for a deduction for depreciation, and not less than the

                                      S-89

         amount necessary to avoid the operation of any co-insurance provisions with respect to the mortgaged property.

   (12)  All escrow deposits and payments relating to each mortgage loan that are, as of the closing date, required to be deposited or paid have been so deposited or paid.

   (13)  No holder of a mortgage loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related mortgaged property, directly or indirectly, for the payment of any amount required by such mortgage loan.

   (14)  Each mortgaged property is free and clear of any and all mechanic's and materialmen's liens that are prior or equal to the lien of the related mortgage, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related mortgage except, in each case, for liens insured against by the title insurance policy referred to above.

   (15)  Each mortgage loan complied with all applicable usury laws in effect at its date of origination.

   (16)  Except for the Houston Center Loan and the Strategic Hotel Portfolio
         Loan, no mortgage loan is cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans included in the mortgage pool.

   (17)  There exists no material event of default, breach, violation or event of acceleration (and, to the seller's actual knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the mortgage loan, in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the seller.

   (18)  The seller (or if the seller is not the originator, the originator of the mortgage loan) has inspected or caused to be inspected each mortgaged property in connection with the origination of the related mortgage loan.

   (19)  Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the mortgaged property is located, the improvements located on or forming part of each mortgaged property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related mortgaged property, such value as determined by the appraisal performed at origination or in connection with the sale of the related mortgage loan by the seller under the mortgage loan purchase agreement.

   (20)  To the seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination

                                      S-90

         of each mortgage loan or as of the date of the sale of the related mortgage loan by the seller under the mortgage loan purchase agreement, the related borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related mortgaged property as it was then operated.

   (21)  Each mortgage loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without prior written consent of the holder of the mortgage, the property subject to the mortgage or any material portion thereof, or a controlling interest in the related borrower, is transferred, sold or encumbered; provided, however, that certain mortgage loans provide a mechanism for the assumption of the loan by a third party upon the borrower's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the borrower or constituent entities of the borrower to a third party or parties related to the borrower upon the borrower's satisfaction of certain conditions precedent.

   (22)  The borrower on each mortgage loan with a cut-off date principal balance in excess of $10 million, was, as of the origination of the mortgage loan, an entity, other than an individual, whose
         organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing the mortgage loans and prohibit it from engaging in any business unrelated to such mortgaged property or properties, and whose organizational documents further provide, or which entity represented in the related mortgage loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such mortgaged property or properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related mortgage loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a borrower for a mortgage loan that is cross-collateralized and cross-defaulted with the related mortgage loan), and that it holds itself out as a legal entity, separate and apart from any other person.

   (23)  The related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of the lender associated with the approval of an assumption of such mortgage loan.

     If any of the foregoing representations and warranties of a seller are materially breached for any of the mortgage loans sold by it to the depositor, the applicable seller may cure the breach within 90 days after the earlier of discovery or its receipt of notice of the breach. If a seller does not cure the breach, the mortgage loan purchase agreement requires that seller to repurchase the affected mortgage loan or substitute a replacement mortgage loan. The seller will be obligated to repurchase the affected mortgage loan within that
90-day period at the applicable purchase price or, for two years following the settlement date, substitute a replacement mortgage loan for the affected mortgage loan within that 90-day period and pay any substitution shortfall

                                      S-91

amount. For a discussion of the purchase price to be paid upon such a repurchase, see "--Assignment of the Mortgage Loans; Repurchases and
Substitutions" above. The applicable seller's repurchase or substitution obligation will be the sole remedy available to the certificateholders and the trustee for any breach of a seller's representations and warranties regarding the mortgage loans. The seller of each mortgage loan will be the sole warranting party for each mortgage loan sold by it to the depositor. None of the depositor, any other seller nor any other person or entity will be obligated to repurchase any affected mortgage loan as a result of a breach of a seller's representations and warranties if that seller defaults on its obligation to do so.

     With respect to the Univision Tower Loan, MSMC, one of the sellers, purchased the mortgage loan from Countrywide Commercial Real Estate Finance,
Inc. and will assign the representations and warranties made by Countrywide
Commercial Real Estate Finance, Inc. to the depositor. With respect to such mortgage loan, references in this section requiring the applicable mortgage loan seller or the applicable seller to substitute another loan, cure or repurchase such mortgage loan will refer to Countrywide Commercial Real Estate
Finance, Inc. Countrywide Commercial Real Estate Finance, Inc. and not MSMC
will have the sole obligation to repurchase, cure or substitute such mortgage loan in the event of a breach of representation or warranty that requires a repurchase, cure or substitution of such mortgage loan under the related mortgage loan purchase agreement.

     See "The Pooling and Servicing Agreements--Representations and Warranties;
Repurchases" in the prospectus.

     POOL CHARACTERISTICS; CHANGES IN MORTGAGE POOL

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage loans that are expected to constitute the mortgage pool at the time the offered certificates are issued.
The principal balances of the mortgage loans are reduced to reflect the scheduled principal payments due on or before the applicable cut-off date.
Before the issuance of the offered certificates, a mortgage loan may be removed from the mortgage pool if the depositor deems the removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the issuance of the offered certificates, unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. As a result, the range of mortgage rates and maturities and some other characteristics of the mortgage pool may vary depending on the actual composition of the mortgage pool at the time the offered certificates are issued.

     A Current Report on Form 8-K will be available to purchasers of the offered certificates shortly after the settlement date and will be filed, together with the pooling and servicing agreement and each mortgage loan purchase agreement, with the SEC after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, the removal or addition will be noted
in the Form 8-K.

                                      S-92

                        SERVICING OF THE MORTGAGE LOANS

     Set forth below is a description of pertinent provisions of the pooling and servicing agreement relating to the servicing of the mortgage loans.
Reference is also made to the prospectus, in particular to the section captioned "The Pooling and Servicing Agreements" and to the section captioned
"The Pooling and Servicing Agreement" in this prospectus supplement, for important additional information regarding the terms and conditions of the pooling and servicing agreement as they relate to the rights and obligations of the master servicer and special servicer thereunder. You should read the information provided in the prospectus, taking account of all supplemental information contained in this prospectus supplement.

     The master servicer will be responsible for the servicing and administration of all the mortgage loans (other than the Strategic Hotel
Portfolio Loan) and the special servicer will be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties
(other than the Strategic Hotel Portfolio Loan or related REO property). In addition, the master servicer and the special servicer will be responsible for the servicing and administration of the Houston Center Companion Loans, but will not be responsible for making P&I advances on any Houston Center Companion
Loan. The holder or holders of certificates evidencing a majority interest in the controlling class (except as described below), will be entitled to terminate substantially all the rights and duties of the special servicer in respect of specially serviced mortgage loans that are included in the trust and to appoint a replacement special servicer to perform such duties under the same terms and conditions as applicable to the special servicer. See "--The Majority
Certificateholder of the Controlling Class," "--Termination of the Special
Servicer for Specially Serviced Mortgage Loans and REO Properties" and "--REO
Properties."

     The GE 2004-C3 Pooling and Servicing Agreement governs the servicing and administration of the Strategic Hotel Portfolio Whole Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the Strategic Hotel Portfolio Loan, the Strategic Hotel Portfolio Companion
Loans and the Strategic Hotel Portfolio B Notes will be effected in accordance with the GE 2004-C3 Pooling and Servicing Agreement). Consequently, the
servicing provisions set forth herein and the administration of accounts will not be applicable to the Strategic Hotel Portfolio Loan, but instead such servicing and administration of the Strategic Hotel Portfolio Loan will be governed by the GE 2004-C3 Pooling and Servicing Agreement. The GE 2004-C3
Pooling and Servicing Agreement provides for servicing arrangements that are similar, but not identical, to those under the pooling and servicing agreement.
See "Description of the Mortgage Pool--The Strategic Hotel Portfolio Whole
Loan" and "Servicing of the Mortgage Loans--Servicing of the Strategic Hotel
Portfolio Whole Loan" in this prospectus supplement.

     THE MASTER SERVICER

     GMAC Commercial Mortgage Corporation will act as master servicer under the pooling and servicing agreement. As of September 30, 2004, GMAC Commercial
Mortgage Corporation was the master servicer of a portfolio of multifamily and commercial loans totaling approximately $198.4 billion in aggregate outstanding principal balance.

                                      S-93

     THE SPECIAL SERVICER

     GMAC Commercial Mortgage Corporation will act as special servicer under the pooling and servicing agreement. As of September 30, 2004, GMAC Commercial
Mortgage Corporation was responsible for performing certain special servicing functions with respect to a commercial and multifamily mortgage loan portfolio totaling approximately $94.0 billion in aggregate outstanding principal balance.

     SERVICING STANDARD

     The master servicer and the special servicer will be responsible for the servicing and administration of the mortgage loans (other than the Strategic
Hotel Portfolio Loan). See "--Servicing of the Strategic Hotel Portfolio Loan
Whole Loan," below. The master servicer and special servicer will be required to service and administer the mortgage loans (other than the Strategic Hotel
Portfolio Loan) under the following servicing standard:

   (1)   in the best interests of and for the benefit of the
         certificateholders, as determined by the master servicer or special servicer, as applicable, in its good faith and reasonable judgment,

   (2)   in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans,
         and

   (3)   to the extent consistent with the foregoing, with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties (giving, in the case of any master servicer or special servicer other than GMACCM, due consideration to customary and usual standards of practice of prudent institutional commercial mortgage servicers) or itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the pooling and servicing agreement.

     Pursuant to the pooling and servicing agreement, the master servicer and special servicer are also required to service the mortgage notes relating to the Houston Center Companion Loans for the holders of such note, subject to the same standards as for the mortgage loans included in the mortgage pool, and treating the Houston Center Whole Loan as one mortgage loan. See "Description of the Mortgage Pool--The Houston Center Whole Loan," in this prospectus supplement.

     SERVICING OF THE STRATEGIC HOTEL PORTFOLIO WHOLE LOAN

     Pursuant to the terms of the related intercreditor agreements, all of the mortgage loans included in the Strategic Hotel Portfolio Whole Loan are being serviced under the provisions of the GE 2004-C3 Pooling and Servicing
Agreement, which are similar to, but not necessarily identical with, the provisions of the pooling and servicing agreement. In that regard,

    o  Wells Fargo Bank, N.A., which is the trustee under the GE 2004-C3
       Pooling and Servicing Agreement, is, in that capacity, the lender of record with respect to the mortgaged properties securing the Strategic
       Hotel Portfolio Whole Loan;

                                      S-94

    o  GEMSA Loan Services, L.P., which is the master servicer under the GE
       2004-C3 Pooling and Servicing Agreement, is, in that capacity, the master servicer for the Strategic Hotel Portfolio Whole Loan under the
       GE 2004-C3 Pooling and Servicing Agreement. However, P&I advances with respect to the Strategic Hotel Portfolio Loan will be made by the master servicer or the trustee, as applicable, as described in "The Pooling and
       Servicing Agreement--P&I and Servicing Advances" in this prospectus supplement; and

    o  Lennar Partners, Inc., which is the special servicer of the Strategic
       Hotel Portfolio Whole Loan under the GE 2004-C3 Pooling and Servicing
       Agreement, is, in that capacity, the special servicer with respect to the Strategic Hotel Portfolio Whole Loan under the GE 2004-C3 Pooling and Servicing Agreement.

     The majority certificateholder of the controlling class will not have any rights with respect to the servicing and administration of the Strategic Hotel
Portfolio Loan under the GE 2004-C3 Pooling and Servicing Agreement except as set forth under "Description of the Mortgage Pool--The Strategic Hotel
Portfolio Whole Loan--Rights of the Holder of the Strategic Hotel Portfolio B
Notes" in this prospectus supplement. For a discussion regarding the rights of the holder of the Strategic Hotel Portfolio B Notes, see "Description of the
Mortgage Pool--The Strategic Hotel Portfolio Whole Loan--Rights of the Holder
of the Strategic Hotel Portfolio B Notes" in this prospectus supplement.

     SPECIALLY SERVICED MORTGAGE LOANS

     Subject to any cure rights exercisable by the related mezzanine lender, if any, a specially serviced mortgage loan is any mortgage loan (other than the
Strategic Hotel Portfolio Loan) as to which any of the following special servicing events has occurred:

   (1)   any balloon payment due has not been made; provided, if the related borrower continues to make the related assumed monthly payment and is diligently pursuing a refinancing, a special servicing event will not occur until 60 days following such payment default (or, if the related borrower has produced a written refinancing commitment that is reasonably acceptable to the special servicer and the majority certificateholder of the controlling class, 120 days following such default); provided, further, that the master servicer, with the consent of the majority certificateholder of the controlling class, or, in certain circumstances, the special servicer, will have the authority to extend the due date of a balloon payment for, in the case of the master servicer, up to two (2) one-year extensions and, in the case of the special servicer, for an additional specified period not to exceed four (4) years, in which event such mortgage loan will not be a specially serviced mortgage loan;

   (2)   any monthly payment or other payment required under the mortgage note or the mortgage(s), other than a balloon payment, is more than 60 days late;

   (3)   either the master servicer or, subject to the consent of the majority certificateholder of the controlling class, the special servicer has determined, in its reasonable judgment, that a default in the making of a monthly payment (including a balloon payment) or any other material payment required under the related loan documents is likely to occur within 30 days and either (i) the

                                      S-95

         related borrower has requested a material modification of the payment terms of the loan or (ii) such default is likely to remain unremedied for at least the period contemplated by clause (1) or (2) of this definition, as applicable;

   (4)   either the master servicer or, subject to the consent of the majority certificateholder of the controlling class, the special servicer has determined, in its reasonable judgment, that a default under the loan documents, other than as described in clause (1) or (2) above, that materially impairs the value of the mortgaged property as security for the mortgage loan or otherwise materially and adversely affects the interests of certificateholders, exists for the applicable grace period under the terms of the mortgage loan or, if no grace period is specified, 60 days;

   (5)   a decree or order of a court or agency or supervisory authority in an involuntary case under any federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the borrower and the decree or order has remained in force undischarged or unstayed for 60 days;

   (6)   the borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the borrower or of or relating to all or substantially all of its property;

   (7)   the borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors or voluntarily suspended payment of its obligations; or

   (8)   the master servicer has received notice of the commencement of foreclosure or similar proceedings for the related mortgaged property or properties.

     A specially serviced mortgage loan will become a corrected mortgage loan if each special servicing event that applies to that mortgage loan is remedied as follows:

   (1)   for the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made the applicable balloon payment or three (3) consecutive full and timely monthly payments under the terms of the mortgage loan, as the terms may be changed or modified in a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the special servicer;

   (2)   for the circumstances described in clauses (3), (5), (6) and (7) of the preceding paragraph, the circumstances cease to exist in the good faith and reasonable judgment of the special servicer;

   (3)   for the circumstances described in clause (4) of the preceding paragraph, the default is cured; and

   (4)   for the circumstances described in clause (8) of the preceding paragraph, the proceedings are terminated.

                                      S-96

     The master servicer or the special servicer, as applicable, will be required to service and administer each group of cross-collateralized mortgage loans as a single mortgage loan as it deems necessary and appropriate, consistent with the servicing standard. If any cross-collateralized mortgage loan becomes a specially serviced mortgage loan, then each other mortgage loan that is cross-collateralized with it may, with the approval of the majority certificateholder of the controlling class, also become a specially serviced mortgage loan. Similarly, no cross-collateralized mortgage loan will become a corrected mortgage loan unless all special servicing events related to each other mortgage loan that is cross-collateralized with it are corrected as described in the preceding paragraph.

     Servicing transfer events for the Strategic Hotel Portfolio Loan are determined under the GE 2004-C3 Pooling and Servicing Agreement. A servicing transfer event for the Strategic Hotel Portfolio Whole Loan under the GE
2004-C3 Pooling and Servicing Agreement will generally be delayed if the holders of the Strategic Hotel Portfolio B Notes are making all cure payments with respect to a monetary default or curing a non-monetary default, in each case, in accordance with the applicable intercreditor agreement and subject to limitations upon the number of cure payments that may be made during the term of the Strategic Hotel Portfolio Whole Loan. In addition, so long as any holder of a Strategic Hotel Portfolio B Note is exercising its right to cure certain events of default under the Strategic Hotel Portfolio Whole Loan pursuant to the applicable intercreditor agreement, neither the GE 2004-C3 Master Servicer nor the GE 2004-C3 Special Servicer may treat such event of default as an event of default; provided that such limitation shall not prevent the GE 2004-C3
Master Servicer from collecting default interest, late charges or any other similar or applicable amounts from the related borrower.

     THE MAJORITY CERTIFICATEHOLDER OF THE CONTROLLING CLASS

     The controlling class under the pooling and servicing agreement will be the most subordinate class of principal balance certificates outstanding (with the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-AB and
Class A-5 certificates being treated as a single class for this purpose) that has a certificate balance at least equal to 25% of its initial certificate balance. If no class of principal balance certificates has a certificate balance at least equal to 25% of its initial certificate balance, then the controlling class will be the most subordinate class of principal balance certificates outstanding. Initially, the controlling class will be the Class P certificates. The holder or holders of certificates entitled to more than 50%
of the voting rights allocated to the controlling class are referred to herein as the majority certificateholder of the controlling class.

     The majority certificateholder of the controlling class may have special relationships and interests that conflict with those of the holders of one or more classes of certificates. In addition, the majority certificateholder of the controlling class does not have any duties to the holders of any class of certificates, may act solely in the interests of the certificateholders of the controlling class, and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class for having acted solely in the interests of the certificateholders of the controlling class.

                                      S-97

     Subject to the succeeding paragraph and the terms of any applicable intercreditor agreement, the majority certificateholder of the controlling class is entitled to advise the special servicer with respect to the following actions of the special servicer, and the special servicer is not permitted to take any of the following actions as to which the majority certificateholder of the controlling class has objected in writing within five (5) business days of being notified thereof and of its receipt of such documents as the majority certificateholder of the controlling class may reasonably request (provided that if such written objection has not been received by the special servicer within such five (5) business day period, then the majority certificateholder of the controlling class's approval will be deemed to have been given):

   (1)   any proposed or actual foreclosure upon or comparable conversion
         (which may include acquisitions of an REO property) of the ownership of properties securing such of the specially serviced mortgage loans as come into and continue in default;

   (2)   any modification or waiver of any term of the related loan documents of a mortgage loan that relates to the maturity date, mortgage rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a prepayment premium or yield maintenance charge;

   (3)   any proposed or actual sale of an REO property (other than in connection with the termination of the trust fund as described under
         "Description of the Certificates--Termination; Retirement of
         Certificates" in this prospectus supplement or pursuant to a purchase option as described below under "--Sale of Defaulted Mortgage Loans");

   (4)   any determination to bring an REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO property;

   (5)   any acceptance of substitute or additional collateral for a mortgage loan unless required by the underlying loan documents;

   (6)   any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

   (7)   any release of any performance or "earn-out" reserves, escrows or letters of credit;

   (8)   any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan; and

   (9)   any change in property manager or, with respect to a hospitality loan, any change in franchise.

     In the event the master servicer or the special servicer, as applicable, determines that a refusal to consent or approve by the majority certificateholder of the controlling class, an operating advisor or other person with consent rights under the applicable intercreditor agreement or pooling and servicing agreement or any advice, direction or objection from any such person would cause the special servicer or the master servicer, as applicable, to violate applicable law, the terms of the mortgage loan documents or the terms of the pooling and servicing agreement (including the provisions thereof related

                                      S-98

to foreclosure, sale of defaulted mortgage loans, modifications or the servicing standard), the special servicer or the master servicer, as applicable, will disregard such refusal to consent or such advice.

     If the controlling class is represented by book-entry certificates, then the rights of the holders of the controlling class may be exercised by the relevant certificate owners subject to receipt by the trustee of a certification in form and substance acceptable to the trustee stating that the person exercising such rights is a certificate owner.

     The holders of the Houston Center Companion Loans will have certain consultation rights with respect to proposed actions to be taken by the master servicer or the special servicer with respect to the Houston Center Whole Loan.
See "Description of the Mortgage Pool--The Houston Center Whole Loan" in this prospectus supplement.

   TERMINATION OF THE SPECIAL SERVICER FOR SPECIALLY SERVICED MORTGAGE LOANS
   AND REO PROPERTIES

     Except as set forth below, the majority certificateholder of the controlling class under the pooling and servicing agreement may at any time terminate substantially all of the rights and duties of the special servicer and appoint a replacement special servicer to perform the duties under substantially the same terms and conditions as applicable to the special servicer. The majority certificateholder of the controlling class will designate a replacement by delivering to the trustee a written notice stating the designation. The trustee will, promptly after receiving that notice, notify the rating agencies, the special servicer and the master servicer.

     With respect to the Houston Center Whole Loan, if an event of default under the pooling and servicing agreement occurs, is continuing and has not been remedied, to the extent that it is affected by such event of default, the holders of the Houston Center Companion Loans may direct the trustee to terminate the special servicer with respect to the Houston Center Whole Loan.

     The designated replacement will become the special servicer as of the date the trustee has received:

   (1)   written confirmation from each rating agency stating that if the designated replacement were to serve as special servicer under the pooling and servicing agreement, none of the then-current ratings of the outstanding classes of the certificates would be qualified, downgraded or withdrawn as a result;

   (2)   a written acceptance of all obligations of the special servicer, executed by the designated replacement; and

   (3)   an opinion of counsel to the effect that the designation of the replacement special servicer to serve as special servicer is in compliance with the pooling and servicing agreement, that the designated replacement will be bound by the terms of the pooling and servicing agreement and that the pooling and servicing agreement will be enforceable against the designated replacement in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity in a proceeding in equity or at law.

                                      S-99

     The special servicer will resign from its duties under the pooling and servicing agreement simultaneously with the designated replacement becoming the special servicer under the pooling and servicing agreement. Any replacement special servicer may be similarly replaced by the majority certificateholder of the controlling class or other person with replacement rights. See "Description of the Mortgage Pool" in this prospectus supplement.

     A replacement special servicer will possess rights and obligations as to specially serviced mortgage loans and REO properties comparable to those of a master servicer described in the prospectus under "The Pooling and Servicing
Agreements--Evidence as to Compliance" and "--Matters Regarding the Master
Servicer and the Depositor."

     A replacement special servicer will also be responsible for performing the servicing and other administrative duties of the special servicer described in this prospectus supplement or a master servicer under "The Pooling and
Servicing Agreements" in the prospectus, to the extent the duties relate to specially serviced mortgage loans and REO properties.

     Following any appointment of a replacement special servicer, the master servicer will continue to collect information and prepare and deliver all reports to the trustee and to pay the trustee's fee based on the trustee fee rate provided in the pooling and servicing agreement for any specially serviced mortgage loans and REO properties. The master servicer will also provide incidental services on specially serviced mortgage loans and REO properties as required by the pooling and servicing agreement. Unless the same person acts in the capacity as both master servicer and special servicer, the master servicer and the replacement special servicer will not have any responsibility for the performance of each other's duties under the pooling and servicing agreement.

     SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the master servicer in respect of its master servicing activities will be the master servicing fee, and the principal compensation to be paid to the special servicer in respect of its servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

     Master Servicing Fee

     The master servicing fee will be payable monthly on a loan-by-loan basis from amounts received or advanced for interest on each mortgage loan, including specially serviced mortgage loans and mortgage loans as to which the related mortgaged property has become an REO property. The master servicing fee will accrue for each mortgage loan at the annual master servicing fee rate set forth in Annex A to this prospectus supplement. A portion of the master servicing fee will be paid to the trustee in respect of its trustee activities based on the trustee fee rate provided in the pooling and servicing agreement. The master servicing fee also includes any fee payable to any sub-servicer of the related mortgage loan. The master servicing fee will be computed on the same basis and the same principal amount as any related interest payment due or deemed due on the related mortgage loan is computed.

                                     S-100

     Special Servicing Fee

     The special servicing fee will accrue solely for each specially serviced mortgage loan and each mortgage loan for which the related mortgaged property has become an REO property (other than the Strategic Hotel Portfolio Loan). The special servicing fee will accrue at a rate equal to 0.25% per annum, on the same basis and the same principal amount as any related interest payment due or deemed due on the mortgage loan is computed, and will be payable monthly from general collections on the mortgage loans then on deposit in the certificate account. Any special servicing fees payable with respect to the Strategic Hotel
Portfolio Loan will be paid to the GE 2004-C3 Special Servicer.

     Workout Fee

     A workout fee will be payable for each corrected mortgage loan. For each corrected mortgage loan, the workout fee will be 1.00% of, and paid from, each collection of interest and principal, including scheduled payments, prepayments, balloon payments and payments at maturity, received on the mortgage loan for so long as it remains a corrected mortgage loan. The workout fee for any corrected mortgage loan will cease to be payable if such mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO property. However, a new workout fee will become payable if the mortgage loan again becomes a corrected mortgage loan.

     If the special servicer is terminated, is replaced or resigns from any or all of its servicing duties, it will retain the right to receive all workout fees payable for mortgage loans that became corrected mortgage loans during the period that it had responsibility for servicing specially serviced mortgage loans and that were still corrected mortgage loans at the time of such termination, replacement or resignation. With respect to any specially serviced mortgage loan for which the special servicer has resolved all of the circumstances and/or conditions causing any such mortgage loan to be a specially serviced mortgage loan other than the payment of three consecutive monthly payments as of the date of such termination, replacement or resignation, and such mortgage loan otherwise meets the requirements of a corrected mortgage loan, the special servicer will be entitled to the workout fees on such mortgage loan as long as such mortgage loan remains a corrected mortgage loan (provided that such workout fee will only be payable to the special servicer once such mortgage loan actually becomes a corrected mortgage loan). Any replacement special servicer will not be entitled to any portion of these workout fees, in each case until the workout fee for the mortgage loan ceases to be payable in accordance with the preceding sentence. Any workout fees payable with respect to the Strategic Hotel Portfolio Loan will be paid to the GE 2004-C3 Special Servicer. See "--Servicing of the Strategic Hotel
Portfolio Loan Whole Loan" above.

     Liquidation Fee

     A liquidation fee will be payable for each specially serviced mortgage loan for which the special servicer obtains a full or discounted payoff from the related borrower and, except as described below, for each specially serviced mortgage loan or REO property for which the special servicer receives any liquidation proceeds, which includes any condemnation proceeds. For each of these specially serviced mortgage loans and REO properties, the liquidation fee will be 1.00% of, and paid from, the related payment or

                                     S-101

proceeds. No liquidation fee will be payable on liquidation proceeds received from the purchase of any specially serviced mortgage loan by any mortgage loan seller or person exercising the rights of the majority certificateholder of the controlling class pursuant to the sale of a defaulted mortgage loan option as described under "Sale of Defaulted Mortgage Loans", unless the purchase is pursuant to an option exercised by an assignee of the holder of certificates evidencing a majority interest in the controlling class which assignee acquired the option by assignment for no material consideration and the exercise of the option by the assignee took place more than 90 days after the date the initial notice of option was sent or from the purchase of all of the mortgage loans and
REO properties by the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor, which results in the termination of the trust. If a mortgage loan seller is required to repurchase a mortgage loan as a result of a material breach of a representation or warranty and such repurchase occurs more than 180 days after its receipt of notice of such breach, such seller will be required to pay a liquidation fee in connection with such repurchase. If liquidation proceeds are received on any corrected mortgage loan and the special servicer is properly entitled to a workout fee, the workout fee will be payable based on the portion of the liquidation proceeds that constitute principal or interest or both. Any liquidation fee payable in connection with the sale of a defaulted mortgage loan will be payable from, and not in addition to, the option purchase price.
Any liquidation fee payable with respect to the Strategic Hotel Portfolio Loan, will be paid to the GE 2004-C3 Special Servicer, except in connection with a liquidation fee payable as a result of a repurchase of such mortgage loan resulting from a material breach of a representation or warranty, as described above.

     Additional Compensation

     The master servicer and/or special servicer will be entitled to all assumption and modification fees, late payment charges, default interest, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar or ancillary fees (allocated and/or divided between the master servicer and the special servicer pursuant to the pooling and servicing agreement), in each case to the extent actually paid by a borrower under a mortgage loan.

     The master servicer will cover, out of its own funds, any Balloon Payment
Interest Shortfalls and Prepayment Interest Shortfalls incurred on the mortgage loans; provided, however, that, with respect to those mortgage loans having due dates that fall on the determination date, the master servicer will cover
Prepayment Interest Shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated at a rate not exceeding
0.02% per annum; provided further, however, that with respect to certain mortgage loans for which GMACCM is the mortgage loan seller the master servicer will cover Prepayment Interest Shortfalls without regard to its aggregate master servicing fee.

     The master servicer and the special servicer (with respect to the REO account) will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the certificate account, the interest reserve account and the REO account, if established. The master servicer and the special servicer, respectively, will be entitled to retain any interest or other income earned on

                                     S-102

those funds, but will be required to cover any losses from its own funds without any right to reimbursement. The master servicer and special servicer will have these rights and obligations whether or not the master servicer or special servicer, as applicable, actually directs the investment of those funds.

     As compensation for performing its duties for specially serviced mortgage loans and REO properties, the special servicer will be entitled to receive all special servicing fees, liquidation fees and other fees payable to the special servicer and, except as otherwise described above, workout fees otherwise payable to the special servicer for performing those duties. The special servicer will also be entitled to any default interest actually collected on the mortgage loans that is allocable to the period that the mortgage loan constituted a specially serviced mortgage loan and that is not allocable to cover interest on any advances made on the mortgage loan.

     The master servicer and the special servicer will be required to pay their respective overhead and general and administrative expenses incurred as a result of servicing activities under the pooling and servicing agreement, including in the case of the master servicer, the fees of any sub-servicers retained by it.
The master servicer and the special servicer will not be entitled to reimbursement for these expenses unless expressly provided in the pooling and servicing agreement.

     As described in this prospectus supplement, the master servicer and the trustee are each entitled to receive interest at the reimbursement rate on servicing advances. The master servicing fee includes the compensation of the trustee which will be withdrawn by the trustee from the distribution account.
See "The Pooling and Servicing Agreements--Certificate Account" and "--Servicing
Compensation and Payment of Expenses" in the prospectus and "Description of the
Certificates--P&I and Servicing Advances" in this prospectus supplement.

     MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The master servicer or the special servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and permit the release of the borrower on or any guarantor of, any mortgage loan (other than the Strategic Hotel Portfolio
Loan) without the consent of the trustee or any certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

   (1)   with limited exceptions, the master servicer or the special servicer, as applicable, may not agree to any modification, waiver or amendment of any term of, or take any of the other actions described above on any mortgage loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or affect the obligation of the related borrower to pay a prepayment premium or permit a principal prepayment during the applicable lockout period or, in the master servicer's or the special servicer's, as applicable, good faith and reasonable judgment, would materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, unless, in the master servicer's or the special servicer's, as applicable, judgment, a material default on the mortgage loan has

                                     S-103

         occurred or a default in respect of payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to certificateholders on a present value basis than would liquidation;

   (2)   the master servicer or the special servicer, as applicable, may not extend the maturity of any mortgage loan beyond the date that is two years before the distribution date in December 2041 which is the rated final distribution date;

   (3)   the master servicer or the special servicer, as applicable, will not make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions on, any mortgage loan that would:

         o  cause any trust REMIC or single loan REMIC to fail to qualify as a
            REMIC under the Code or, except as otherwise described under "--REO
            Properties" below, result in the imposition of any tax on
            "prohibited transactions" or "contributions" after the startup date of any of such REMICs under the REMIC Provisions, or

         o  cause any mortgage loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; provided, that, the master servicer or special servicer, as applicable, will not be liable for decisions related to the status of a mortgage loan as a
            "qualified mortgage" that are made in reliance on opinions of tax counsel unless it would constitute bad faith or negligence to do so;

   (4)   the master servicer or the special servicer, as applicable, will not permit any borrower to add or substitute any collateral for an outstanding mortgage loan, if the collateral constitutes real property, unless the master servicer or the special servicer, as applicable, has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment and the additional environmental testing as the master servicer or the special servicer, as applicable, deems necessary and appropriate, that the additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present related to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

   (5)   with limited exceptions, the master servicer or special servicer, as applicable, may not release any collateral securing an outstanding mortgage loan; provided that:

         o  the limitations, conditions and restrictions in clauses (1) through
            (4) above will not apply to any modification of any term of any mortgage loan that is required under the terms of the mortgage loan in effect on the settlement date or that is solely within the control of the related borrower, and

         o  the master servicer or special servicer, as applicable, will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding

                                     S-104

          involving a borrower, if in its reasonable and good faith judgment, opposition would not ultimately prevent the confirmation of the plan or a plan that is substantially similar.

     Notwithstanding the foregoing, the master servicer will not be permitted to agree to any material modification unless (i) the master servicer has notified the special servicer of its approval of such material modification, and provided its written recommendation, analysis and any other information reasonably requested by the special servicer to the special servicer, (ii) the special servicer has approved such material modification and advised the majority certificateholder of the controlling class of the request for such approval and of the master servicer's and its own approval of such material modification, and (iii) the majority certificateholder of the controlling class has also approved such material modification; provided, however, that the special servicer will be required to advise the majority certificateholder of the controlling class of its approval (if any) of such material modification within ten (10) business days of its receipt of the notice, its recommendation, analysis and any reasonably requested documents from the master servicer; and, provided, further, that if the majority certificateholder of the controlling class does not respond to or approve such recommendation within ten (10)
business days of its receipt of the special servicer's recommendation, and such other documents as the majority certificateholder of the controlling class may reasonably request, then the material modification will be deemed approved.
Unless required by the related mortgage loan documents or the servicing standard, neither the master servicer nor the special servicer will be permitted to approve such material modification unless the related borrower has agreed to pay all fees and costs associated with such material modification
(unless such condition has been waived by the majority certificateholder of the controlling class).

     Notwithstanding the foregoing, with respect to the Houston Center Whole
Loan, upon transfer of a Houston Center Companion Loan to a securitization, the special servicer will be required to consult with the special servicer appointed under the related subsequent pooling and servicing agreement (who shall consult with the majority certificateholder of the controlling class of the securitization trust holding such Houston Center Companion Loan) with respect to any proposed action that requires approval of the majority certificateholder of the controlling class. Such subsequent special servicer
(and subsequent majority certificateholder of the controlling class) will have two periods of fifteen (15) business days each to consult with the special servicer. If the subsequent special servicer and the special servicer are unable to agree on the appropriate course of action by the end of such review periods, then the special servicer shall decide, in accordance with the servicing standard, what course of action to follow.

                                     S-105

     If the special servicer needs to take immediate action and cannot wait until all review periods set forth above expire, the special servicer shall decide in accordance with the servicing standard, what course of action to take.

     ENFORCEMENT OF THE ARD LOAN

     The special servicer and any replacement special servicer may not take any enforcement action on the ARD loan for payment of excess interest or principal in excess of the principal component of the constant monthly payment, other than request for collection, until the maturity date of the ARD loan. The special servicer or replacement special servicer will nevertheless be obligated to direct the related borrower to establish a lockbox account under the provisions of the pooling and servicing agreement. If a borrower elects not to repay the principal due and outstanding on the ARD loan on its anticipated repayment date, the special servicer will notify the borrower of the increased rate, which may not exceed the related initial mortgage rate plus a percentage per annum specified in the related mortgage loan documents.

     SALE OF DEFAULTED MORTGAGE LOANS

     The pooling and servicing agreement grants to each of (a) the majority certificateholder of the controlling class (other than with respect to the
Strategic Hotel Portfolio Loan, except as described below) and (b) any mortgage loan seller with respect to the mortgage loans (other than the Strategic Hotel
Portfolio Loan) it originated or purchased, in that order, an option to purchase from the trust any defaulted mortgage loan (subject to any purchase rights of the related mezzanine lender, if any) that is at least 60 days delinquent as to any monthly debt service payment (or such mortgage loan is a specially serviced mortgage loan and the related borrower is delinquent as to its balloon payment). The majority certificateholder of the controlling class will have the exclusive right to exercise its option for 60 days, and then the applicable mortgage loan seller will have the exclusive right to exercise its option for the following 30 days, after which the majority certificateholder of the controlling class will again have the exclusive right to exercise its option. The option purchase price for a defaulted mortgage loan (other than the
Strategic Hotel Portfolio Loan) will equal the fair market value of such mortgage loan, as determined by the special servicer, provided that no mortgage loan seller may exercise its option to purchase the defaulted mortgage loan at a price other than an amount equal to its outstanding principal balance, plus accrued and unpaid interest therein without the consent of the majority certificateholder of the controlling class. The special servicer is required to recalculate the fair market value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the option is exercised by the majority certificateholder of the controlling class, the applicable mortgage loan seller or any of their affiliates, then, prior to the exercise of the option, the trustee will be required to verify that the option purchase price is a fair price. In making such verification, the trustee, in accordance with the pooling and servicing agreement, will be entitled to rely on an appraisal of the mortgaged property.

                                     S-106

     Subject to certain conditions specified in the pooling and servicing agreement, the option is assignable to a third party by its holder, and upon such assignment, the third party assignee will have all the rights granted to the original holder of the option. The option will automatically terminate, and will no longer be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a rehabilitated mortgage loan, (ii) been subject to a workout arrangement or
(iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off). See also "The Pooling and Servicing
Agreements--Realization Upon Defaulted Mortgage Loans" in the prospectus.

     With respect to the Houston Center Whole Loan, the option holder entitled to exercise the purchase option described above will only be entitled to purchase the Houston Center Loan, but not the Houston Center Companion Loans.
The holder of each Houston Center Companion Loan (or its designee) will have an option to purchase such Houston Center Companion Loan, at the purchase price determined by the special servicer under the pooling and servicing agreement.

     The fair value option described above will not apply to the Strategic
Hotel Portfolio Loan, except as provided below.

     With respect to the Strategic Hotel Portfolio Loan, if the Strategic Hotel
Portfolio Companion Loan owned by the GE 2004-C3 Trust is subject to a fair value purchase option, then the majority certificateholder of the controlling class under the pooling and servicing agreement will be entitled to purchase the Strategic Hotel Portfolio Loan from the trust at the purchase price determined by the GE 2004-C3 Special Servicer in accordance with the GE 2004-C3
Pooling and Servicing Agreement. Such right will be subject to the right of the holders of the Strategic Hotel Portfolio B Notes to purchase the Strategic
Hotel Portfolio Loan and the Strategic Hotel Portfolio Companion Loans as
described under "Description of the Mortgage Pool--The Strategic Hotel
Portfolio Whole Loan--Rights of the Holders of the Strategic Hotel Portfolio B
Notes--Purchase Option" in this prospectus supplement.

     REO PROPERTIES

     The special servicer will be obligated to or may contract with a third party to operate and manage any mortgaged property acquired as an REO property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the trust's net after-tax proceeds from the REO property. After the special servicer reviews the operation of the REO property and consults with the trustee to determine the trust's federal income tax reporting position for income it is anticipated that the trust would derive from the property, the special servicer could determine that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC provisions or a tax on "prohibited transactions" under
Section 860F of the Code--either tax referred to in this prospectus supplement as an REO tax.

     To the extent that income the trust receives from an REO property is subject to a tax on (1) "net income from foreclosure property," that income would be subject to federal tax at the highest marginal corporate tax rate and
(2) "prohibited transactions,"

                                     S-107

that income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO tax will depend on the specific facts and circumstances relating to the management and operation of each REO property.

     Generally, income from an REO property that is directly operated by the special servicer would be apportioned and classified as "service" or
"non-service" income. The "service" portion of that income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100%
rate on "prohibited transactions," and the "non-service" portion of that income could be subject to federal tax at the highest marginal corporate tax rate or, although it would appear unlikely, at the 100% rate applicable to "prohibited transactions." Any REO tax imposed on the trust's income from an REO property would reduce the amount available for distribution to certificateholders.
Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO taxes resulting from the operation of commercial REO properties by REMICs. The special servicer will be required to sell any REO property acquired on behalf of the trust (and with respect to any REO property related to the Houston Center Whole Loan, the trust and the holders of the
Houston Center Companion Loans) within the time period and in the manner described under "The Pooling and Servicing Agreements--Realization Upon
Defaulted Mortgage Loans" in the prospectus.

     The special servicer will establish and maintain one or more eligible REO accounts, to be held on behalf of the trustee (and with respect to any REO property related to the Houston Center Whole Loan, the trust and the holders of the Houston Center Companion Loans) in trust for the benefit of the certificateholders, for the retention of revenues, net liquidation proceeds, other than excess liquidation proceeds, and insurance proceeds derived from each REO property. The special servicer will use the funds in the REO account that relate to an REO property to pay for the proper operation, management, maintenance, disposition and liquidation of such REO property. If amounts in the REO account in respect of any REO property are insufficient to make those payments, the special servicer will request that the master servicer make a servicing advance to cover any insufficiency, unless it determines the servicing advance would be nonrecoverable. Within one business day following the end of each collection period, the special servicer will remit to the master servicer for deposit all amounts collected or received for each REO property during the collection period, net of any amounts withdrawn to make any permitted disbursements, to the certificate account. The special servicer, however, may retain permitted reserves in the REO account.

     INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The master servicer is required to or may contract with a third party to perform physical inspections of each mortgaged property at least once every two years or, if the related mortgage loan has a then-current balance greater than
$2,000,000, at least once every year. In addition, the special servicer, subject to statutory limitations or limitations in the related loan documents, is required to perform a physical inspection of each mortgaged property as soon as practicable after such mortgage loan has become a specially serviced mortgage loan. The master servicer or special servicer, as applicable,

                                     S-108

will be required to prepare or cause to be prepared a written report of each inspection performed that describes the condition of the mortgaged property.

     For each mortgage loan that requires the borrower to deliver operating statements for the related mortgaged property, the master servicer or special servicer, as applicable, will also make reasonable efforts to collect and review those statements. However, any operating statements required to be delivered may not in fact be delivered, and the master servicer or special servicer, as applicable, is not likely to have any practical means of compelling delivery if the mortgage loan is not in default.

                                     S-109

                      THE POOLING AND SERVICING AGREEMENT

     The certificates will be issued under the pooling and servicing agreement.
The parties to the pooling and servicing agreement are the depositor, the master servicer, the special servicer and the trustee. Under the pooling and servicing agreement, there will be established a certificate account and a distribution account. On each master servicer remittance date or distribution date, the master servicer or the trustee may make withdrawals from the certificate account or the distribution account, as applicable, for any of the following purposes:

   (i)        to remit to the trustee for deposit in the distribution account for distributions to the certificateholders on each distribution date;

   (ii)       to pay the special servicer out of general collections, on the mortgage loans and any related REO loans, earned and unpaid special servicing fees in respect of any mortgage loan that is a specially serviced mortgage loan or REO loan and to pay the special servicer earned and unpaid workout fees and liquidation fees, as applicable, from the sources and to the extent described in "Servicing of the Mortgage Loans--Servicing and Other
              Compensation and Payment of Expenses";

   (iii)      to pay the master servicer any master servicing fees in respect of each mortgage loan and each REO loan; provided, such payments are to be made out of payments and other collections of interest on the related mortgage loans as to which such fees were earned;

   (iv)       to reimburse the master servicer or the trustee, as applicable, for unreimbursed advances made by it with respect to mortgage loans and properties acquired in respect thereof, such
              reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, liquidation proceeds, condemnation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made in each case, if applicable, or if in the judgment of the master servicer or the trustee, as applicable, such advances will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans (subject to certain limitations regarding workout-delayed reimbursement amounts as described in "Description of the
              Certificates--P&I and Servicing Advances" in this prospectus supplement);

   (v)        to pay the master servicer or the trustee, as applicable,
              interest accrued on the advances described in clause (iv) above incurred by it while such remain outstanding and unreimbursed, first, by application of any penalty charges received on the mortgage loan as to which the advance was made, and then, at or following the time the master servicer or the trustee is
              reimbursed for such advance, by application of collections on any of the mortgage loans and related properties;

   (vi)       to pay for costs and expenses incurred for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation

                                     S-110

              of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization Upon Defaulted
              Mortgage Loans";

   (vii)      to reimburse the master servicer, the special servicer, the depositor, the trustee or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described in this prospectus supplement under "The Pooling and Servicing Agreement--Certain Matters Regarding the Master
              Servicer, Special Servicer and the Depositor" and in the
              prospectus under "The Pooling and Servicing Agreement--Matters
              Regarding the Trustee";

   (viii)     to pay the portion of the fees of the trustee attributable to the mortgage loan;

   (ix)       to pay the master servicer or the trustee, as applicable,
              interest and investment income earned in respect of amounts held in the certificate account or the distribution account as
              additional compensation;

   (x)        to pay as additional compensation (x) to the master servicer any penalty charges collected on a mortgage loan that is not a specially serviced mortgage loans and (y) to the special servicer any penalty charges collected on a specially serviced mortgage loan or related REO property, but in each case only to the extent not otherwise allocable to cover advance interest in respect of the related mortgage loan and, with respect to the Houston Center
              Whole Loan, only from the portion allocable to the Houston Center
              Loan pursuant to the related intercreditor agreement;

   (xi)       to pay any servicing expenses not otherwise required to be advanced by the master servicer;

   (xii)      to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as and to the extent described under
              "Federal Income Tax Consequences--REMICs--Taxation of Owners of
              REMIC Residual Certificates--Prohibited Transactions Tax and
              Other Taxes" in the prospectus;

   (xiii)     to pay for the cost of various opinions of counsel obtained pursuant to the pooling and servicing agreement for the benefit of certificateholders;

   (xiv)      to make any other withdrawals permitted by the pooling and servicing agreement; and

   (xv)       to clear and terminate the certificate account and distribution account upon the termination of the trust.

     REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan (other than the Strategic Hotel Portfolio
Loan) has occurred and, in the special servicer's judgment, no satisfactory arrangement can be made for collection of the delinquent payments, the special servicer, on behalf of the trust (and with respect to the Houston Center Whole
Loan, the trust and the holders of the Houston Center Companion Loans), and subject to the approval of the majority certificateholder of the controlling class, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by

                                     S-111

operation of law or otherwise. The special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the
Certificateholders (and with respect to the Houston Center Whole Loan and the holders of the Houston Center Companion Loans), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust, and either:

   (i)        such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and
              (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable
              environmental laws and regulations; or

   (ii)       the special servicer, based solely, as to environmental matters and related costs, on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, rather than not taking such actions. See "Legal Aspects of Mortgage
              Loans--Environmental Considerations" in the prospectus.

     If the environmental testing contemplated above establishes that either of the conditions set forth in clauses (i) and (ii) above has not been satisfied with respect to any mortgaged property securing a defaulted mortgage loan, then the special servicer will take such action as it deems to be in the best economic interest of the trust (and with respect to the mortgaged property related to the Houston Center Whole Loan and the holders of the Houston Center
Companion Loans) and will be authorized at such time as it deems appropriate to release all or a portion of such mortgaged property from the lien of the related mortgage. Upon notice to the master servicer of the necessity to take such actions, any expenditure associated with such actions taken will be paid by the master servicer as a servicing advance unless such expenditure would constitute a nonrecoverable advance. The special servicer will not be obligated to take such action or not take such action unless such person agrees to indemnify the special servicer with respect to such action or inaction, and neither the trustee nor the special servicer will be obligated to take such action or not take such action at the direction of the certificateholders unless the certificateholders agree to indemnify the trustee and the special servicer, as the case may be, with respect to such action or inaction. The special servicer will not take any action or refrain from taking any action at the direction of any person if to do so would not be in accordance with the servicing standard.

     If title to any mortgaged property is acquired by the trust, the special servicer, on behalf of the trust (and with respect to the mortgaged property related to the Houston Center Whole Loan and the holders of the Houston Center
Companion Loans), and

                                     S-112

subject to the approval of the majority certificateholder of the controlling class, will be required to sell the mortgaged property within three full years after the taxable year of acquisition or such longer period as may be permissible under applicable REMIC provisions in effect from time to time, unless (i) the IRS grants an extension of time to sell such property or (ii)
the trustee receives an opinion of independent counsel to the effect that the holding of an interest in the property by the trust, for longer than such period will not result in the imposition of a tax on the trust or cause the trust to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. The special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that, in general, the trust does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property. If the trust acquires title to any mortgaged property, the special servicer, on behalf of the trust, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses and fees incurred by the master servicer and/or special servicer in connection with such mortgage loan, then the trust will realize a loss in the amount of such shortfall which will be borne by the trust. See "Description of the Certificates--Subordination; Allocation of Losses and Expenses." The master servicer and/or special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of such liquidation proceeds to certificateholders and, of amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to expend its own funds to effect such restoration unless the special servicer and/or master servicer determines (i) that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer and/or master servicer for its expenses and interest thereon and (ii) that such expenses will be recoverable from related insurance proceeds, condemnation proceeds and liquidation proceeds.

                                     S-113

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the mortgage loans contain due-on-sale and due-on-encumbrance clauses that, with limited exceptions, entitle the lender to accelerate payment of the mortgage loan upon any sale or other transfer or encumbrance of the related mortgaged property made without the lender's consent, other than as permitted under the mortgage loan documents. Except with respect to the
Strategic Hotel Portfolio Whole Loan, the master servicer or the special servicer, as applicable, will determine whether to exercise any right the trust, if any, may have under any such provision in a manner consistent with the master servicer's or the special servicer's, as applicable, normal servicing procedures. The master servicer or the special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property as set forth in the pooling and servicing agreement. See "Legal Aspects of
Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the prospectus and
"Description of the Mortgage Pool--Due-on-Sale and Due-on-Encumbrance
Provisions" in this prospectus supplement. Notwithstanding the foregoing, the master servicer will not be permitted to waive its right to exercise such rights with respect to any such mortgage loan, unless (i) the master servicer has notified the special servicer of such waiver, (ii) the master servicer has submitted its written recommendation and analysis to the special servicer,
(iii) the master servicer has submitted to the special servicer the documents within the possession or control of the master servicer that are reasonably requested by the special servicer, (iv) the special servicer has approved such waiver and notified the majority certificateholder of the controlling class of the request for the waiver and of the master servicer's and its own approval and (v) the majority certificateholder of the controlling class has informed the special servicer that it has approved such waiver; provided, however, that if the majority certificateholder of the controlling class fails to respond within five (5) business days following receipt of the special servicer's recommendation (and with respect to Houston Center Whole Loan, such longer time period as is required to consult with each special servicer of the Houston
Center Companion Loans, if such companion loan has been deposited into a securitization), and such other documents or information as the majority certificateholder of the controlling class, may reasonably request, then the waiver will be deemed approved.

     CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
     DEPOSITOR

     The master servicer and the special servicer each is an affiliate of the depositor and has other normal business relationships with the depositor or the depositor's affiliates. The pooling and servicing agreement provides that each of the master servicer and the special servicer may not resign from its respective obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the trustee or a successor has assumed the master servicer's or the special servicer's (as applicable) obligations and duties under the pooling and servicing agreement. The pooling and servicing agreement will also provide that, except as set forth below, none of the master servicer, the special servicer or the depositor, or any director, officer, employee or agent of the master servicer, the special

                                     S-114

servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the depositor or any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties thereunder. The pooling and servicing agreement further provides that the master servicer, the special servicer, the depositor and any director, officer, employee or agent of the master servicer, the special servicer or the depositor is entitled to indemnification for certain losses, liability and expenses from amounts otherwise distributable in respect of the mortgage loans, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties thereunder or by negligent disregard of obligations and duties thereunder.

     Such indemnification will survive any termination, resignation or removal of the master servicer or special servicer under the pooling and servicing agreement. In addition, the pooling and servicing agreement provides that none of the master servicer, the special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and that in its opinion, may involve it in any expense or liability.
The master servicer, the special servicer or the depositor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder.
In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities payable from the trust to the master servicer, the special servicer or the depositor, as the case may be.

     The pooling and servicing agreement will also provide that the GE 2004-C3
Master Servicer, the GE 2004-C3 Special Servicer, the related trustee under the
GE 2004-C3 Pooling and Servicing Agreement, and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust's pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the Strategic Hotel Portfolio Whole Loan under the GE 2004-C3 Pooling and
Servicing Agreement, under the pooling and servicing agreement or any pooling and servicing agreement related to a securitization that holds a Strategic
Hotel Portfolio Companion Loan; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the
GE 2004-C3 Pooling and Servicing Agreement.

     Any person into which the master servicer, the special servicer or the depositor may be merged or consolidated, any person resulting from any merger or consolidation to which the depositor, the master servicer or the special servicer, as applicable, is a party or any person succeeding to the business of the master servicer, the depositor or the

                                     S-115

special servicer, as applicable, will be the successor of the master servicer, the depositor or the special servicer, as applicable, under the pooling and servicing agreement, provided that,

    o  with respect to the master servicer, such person is qualified to service mortgage loans on behalf of FNMA or FHLMC, and

    o  such merger, consolidation or succession does not adversely affect the then current ratings of the classes of certificates that have been rated.

     In addition, notwithstanding the prohibition on its resignation, each of the master servicer and the special servicer may assign its rights under the pooling and servicing agreement to any person to whom the master servicer or the special servicer, as applicable, is transferring a substantial portion of its mortgage servicing portfolio, provided the two bullet points above are satisfied. In the case of any such assignment, the master servicer or the special servicer, as applicable, will be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it prior to the time of such assignment.

     EVENTS OF DEFAULT

     Under the pooling and servicing agreement, the following events will constitute events of default with respect to the master servicer or the special servicer, as the case may be:

   (1)   any failure by the master servicer or the special servicer to make a required deposit, or remit for deposit, to the certificate account or any failure by the master servicer to deposit amounts to which any holder of a companion loan is entitled to the applicable custodial account which continues unremedied for one business day following the date on which such deposit was first required to be made, or any failure by the master servicer to deposit into, or to remit to the trustee for deposit into, the distribution account any amount required to be so deposited or remitted, which failure is not remedied on the relevant distribution date; or

   (2)   any failure by the master servicer to timely make any servicing advance required to be made by the master servicer which continues unremedied for a period ending on the earlier of (i) fifteen (15) days following the date such servicing advance was first required to be made, and (ii) either, if applicable, (a) in the case of a servicing advance relating to the payment of insurance premiums, the day on which such insurance coverage terminates if such premiums are not paid or (b) in the case of a servicing advance relating to the payment of real estate taxes, the date of the commencement of a foreclosure action with respect to the failure to make such payment; or

   (3)   any failure on the part of the master servicer or the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the master servicer or the special servicer contained in the pooling and servicing agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the master servicer or the special

                                     S-116

         servicer, as the case may be, by the trustee, the depositor, the holders of certificates entitled to not less than 25% of the voting rights or any holder of a Houston Center Companion Loan; provided, however, that if such covenant or agreement is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended for an additional 30 days; or

   (4)   any breach on the part of the master servicer or the special servicer of any representation or warranty contained in the pooling and servicing agreement which materially and adversely affects the interests of any class of certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, is given to the master servicer or the special servicer by the trustee or the depositor, or to the master servicer or the special servicer, as the case may be, by the holders of certificates entitled to not less than 25% of the voting rights; provided, however, if such breach is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended for an additional 30 days; or

   (5)   the trustee shall have received written notice from Fitch that the continuation of the master servicer or the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates; or

   (6)   the master servicer or the special servicer, as the case may be, is removed from Standard & Poor's approved master servicer list or special servicer list, as the case may be, and the ratings of any of the certificates by Standard & Poor's are downgraded, qualified or withdrawn (including, without limitation, placed on "negative credit watch") in connection with such removal and the master servicer or the special servicer is not reinstated on such list within 30 days; or

   (7)   solely with respect to the servicing of the Houston Center Companion
         Loans, the trustee receives written notice from any rating agency that rates securities issued by a securitization trust that contains a
         Houston Center Companion Loan, that the continuation of the master servicer or the special servicer in such capacity with respect to such
         Houston Center Companion Loan would result in the downgrade, qualification or withdrawal of any rating then assigned by such rating agency to such securities, which notice is not withdrawn within 30 days.

                                     S-117

                        DESCRIPTION OF THE CERTIFICATES

     The certificates will be issued under the pooling and servicing agreement and will represent in the aggregate the entire beneficial ownership interest in the trust consisting of:

   (1)   the mortgage loans and all payments under and proceeds of the mortgage loans received after the applicable cut-off date for that mortgage loan, exclusive of payments of principal and interest due on or before the applicable cut-off date for that mortgage loan;

   (2)   any mortgaged property acquired on behalf of the certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, called an REO property);

   (3)   the funds or assets that are deposited in the certificate account, any REO account and the interest reserve account;

   (4)   the rights of the mortgagee under all insurance policies relating to the mortgage loans; and

   (5)   rights of the depositor under the mortgage loan purchase agreements relating to mortgage loan document delivery requirements and the representations and warranties of the sellers regarding the mortgage loans.

     DENOMINATIONS

     The trust will offer the offered certificates in minimum denominations of
$25,000 and multiples of $1 in excess thereof.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee initially will be Cede &
Co. No certificate owner will be entitled to receive a definitive certificate representing its interest in a class of offered certificates, except as described below under "--Book-Entry Registration of the Offered
Certificates--Definitive Certificates."

     Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related certificate owners through its participants, and all references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related certificate owners through its participants under DTC's procedures. Until definitive certificates are issued for any class of offered certificates, interests in those certificates will be transferred on the book-entry records of DTC and its participants. The certificate owners may hold their certificates through DTC, in the United States, or Clearstream International S.A. or Euroclear Bank
S.A./N.V., as operator of the Euroclear system, in Europe, through participants in the systems, or indirectly through organizations which are participants in the systems. See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in the prospectus.

                                     S-118

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

     The offered certificates are expected to be available only in book-entry form through the facilities of The Depository Trust Company in the United
States or through Clearstream or Euroclear in Europe.

     Certificate owners that are not direct or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through direct and indirect participants. In addition, certificate owners will receive all payments on their offered certificates from the trustee through DTC and its direct and indirect participants. Accordingly, certificate owners may experience delays in their receipt of payments. Unless definitive certificates are issued for any class, the only registered certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be recognized by the trustee, the master servicer or the special servicer as certificateholders.
Except under the limited circumstances described in this prospectus supplement, certificate owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC and its direct and indirect participants.

     Under the rules, regulations and procedures regarding DTC and its operations, DTC is required to make book-entry transfers of the offered certificates among participants and to receive and transmit payments on the offered certificates. Direct and indirect participants similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective certificate owners. Although certificate owners will not hold physical certificates evidencing their interests in the offered certificates, the DTC rules, regulations and procedures provide a mechanism by which certificate owners, through their direct and indirect participants, will receive payments and will be able to transfer their interests in the offered certificates.

     None of the master servicer, the special servicer, the trustee or the depositor will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to their beneficial ownership interest.

     Euroclear and Clearstream

     The offered certificates will be initially issued to investors through the book-entry facilities of DTC, or Clearstream or Euroclear in Europe if the
investors are participants of those systems, or indirectly through organizations that are participants in the systems. For any of the offered certificates, the record holder will be DTC's nominee. Clearstream and
Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories. The depositories, in turn, will hold positions in customers' securities accounts in the depositories' names on the books of DTC.

     Because of time zone differences, the securities account of a Clearstream or Euroclear participant as a result of a transaction with a participant, other than a depositary holding on behalf of Clearstream or Euroclear, will be credited during the securities settlement processing day, which must be a business day for Clearstream or

                                     S-119

Euroclear, as the case may be, immediately following the DTC settlement date.
These credits or any transactions in the securities settled during the processing will be reported to the relevant Euroclear participant or
Clearstream participant on that business day. Cash received in Clearstream or
Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC Participant, other than the depository for Clearstream or Euroclear, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules.
Transfers between Clearstream participants or Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositories; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to
DTC. Clearstream participants or Euroclear participants may not deliver instructions directly to the depositories.

     Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. As a professional depository,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The operator of
Euroclear is Euroclear Bank S.A./N.V. All operations are conducted by the
Euroclear operator, and all Euroclear securities clearance accounts and
Euroclear cash accounts are accounts with the Euroclear operator, not the clearance cooperative. The clearance cooperative establishes policies for
Euroclear on behalf of Euroclear's participants. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and
Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments for securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

                                     S-120

     Distributions in respect of the offered certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing payments to the certificate owners it represents or, if applicable, to indirect participants. Accordingly, certificate owners may experience delays in the receipt of payments in respect of their certificates. Under DTC's procedures,
DTC will take actions permitted to be taken by holders of any class of offered certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the offered certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions as to any action of certificateholders of any class to the extent that participants authorize the actions. None of the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the offered certificates or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     Certificate owners will not be recognized by the trustee, the master servicer or the special servicer as certificateholders, as that term is used in the pooling and servicing agreement. Certificate owners that provide the trustee with a certification acceptable to the trustee stating that the person requesting the information is a certificate owner will be permitted to request and receive information furnished to certificateholders by the trustee.

     DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the offered certificates among participants of DTC,
Clearstream and Euroclear, but are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. See Annex D to this prospectus supplement.

     Definitive Certificates

     Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and
Definitive Certificates," the trustee is required to notify, through DTC, direct participants who have ownership of offered certificates as indicated on the records of DTC of the availability of definitive certificates with respect thereto. Upon surrender by DTC of the physical certificates registered in the name of its nominee and representing the offered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the respective classes of offered certificates as definitive certificates issued in the respective principal or notional amounts owned by individual certificate owners of each affected class, and thereafter the trustee, the master servicer and the special servicer will recognize the holders of the definitive certificates as certificateholders.

     For additional information regarding DTC and certificates maintained on the book-entry records thereof, see "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

                                     S-121

     CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     On each distribution date, the certificate balance of each class of certificates with a certificate principal balance will be reduced by any distributions of principal actually made to that class of certificates on that distribution date. The certificate balances will be further reduced by any realized losses and additional trust expenses allocated to that class of certificates on that distribution date.

     The Class X certificates will not have a certificate balance, but instead will represent the right to receive distributions of interest accrued on a notional principal amount. The notional amount of the Class X certificates will, in general, be equal to the aggregate certificate balances of the classes of principal balance certificates outstanding from time to time. The notional amount of the Class X certificates will, in general, be reduced on each distribution date by any distributions of principal actually made on, and any realized losses and additional trust expenses actually allocated to, each class of principal balance certificates. The notional amount of the Class X certificates is used solely for the purpose of determining the amount of interest to be distributed on such certificates and does not represent the right to receive any distributions of principal.

     The notional amount of the Class X-1 certificates will equal the aggregate certificate balances of the Class A-1, Class A-1A, Class A-2, Class A-3, Class
A-4, Class A-AB, Class A-5, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O
and Class P certificates outstanding from time to time. The total initial notional amount of the Class X-1 certificates will be approximately
$1,251,090,921 although it may be as much as 5% larger or smaller.

     The notional amount of the Class X-2 certificates will equal:

    o  during the period following the initial issuance of the certificates through and including the distribution date in December 2005, the sum of
       (a) the lesser of $346,794,000 and the certificate balance of the Class
       A-1A certificates outstanding from time to time, (b) the lesser of
       $8,428,000 and the certificate balance of the Class A-1 certificates outstanding from time to time and (c) the aggregate certificate balances of the Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class
       A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
       Class J, Class K and Class L certificates outstanding from time to time;

    o  during the period from and including the distribution date in January
       2006 through and including the distribution date in June 2006, the sum of (a) the lesser of $338,649,000 and the certificate balance of the
       Class A-1A certificates outstanding from time to time, (b) the lesser of
       $18,119,000 and the certificate balance of the Class A-2 certificates outstanding from time to time and (c) the aggregate certificate balances of the Class A-3, Class A-4, Class A-AB, Class A-5, Class A-J, Class B,
       Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K
       and Class L certificates outstanding from time to time;

    o  during the period from and including the distribution date in July 2006 through and including the distribution date in December 2006, the sum of
       (a) the lesser of $329,812,000 and the certificate balance of the Class
       A-1A certificates outstanding from time to time, (b) the lesser of
       $133,559,000 and the certificate balance of the Class A-3 certificates outstanding from time to time and (c) the aggregate certificate balances of the Class A-4, Class A-AB, Class A-5, Class

                                     S-122

       A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
       Class J, Class K and Class L certificates outstanding from time to time;

    o  during the period from and including the distribution date in January
       2007 through and including the distribution date in June 2007, the sum of (a) the lesser of $320,910,000 and the certificate balance of the
       Class A-1A certificates outstanding from time to time, (b) the lesser of
       $89,882,000 and the certificate balance of the Class A-3 certificates outstanding from time to time, (c) the aggregate certificate balances of the Class A-4, Class A-AB, Class A-5, Class A-J, Class B, Class C, Class
       D, Class E, Class F, Class G, Class H and Class J certificates outstanding from time to time and (d) the lesser of $3,463,000 and the certificate balance of the Class K certificates outstanding from time to time;

    o  during the period from and including the distribution date in July 2007 through and including the distribution date in December 2007, the sum of
       (a) the lesser of $312,509,000 and the certificate balance of the Class
       A-1A certificates outstanding from time to time, (b) the lesser of
       $47,988,000 and the certificate balance of the Class A-3 certificates outstanding from time to time, (c) the aggregate certificate balances of the Class A-4, Class A-AB, Class A-5, Class A-J, Class B, Class C, Class
       D, Class E, Class F and Class G certificates outstanding from time to time and (d) the lesser of $15,195,000 and the certificate balance of the Class H certificates outstanding from time to time;

    o  during the period from and including the distribution date in January
       2008 through and including the distribution date in June 2008, the sum of (a) the lesser of $304,112,000 and the certificate balance of the
       Class A-1A certificates outstanding from time to time, (b) the lesser of
       $10,795,000 and the certificate balance of the Class A-3 certificates outstanding from time to time, (c) the aggregate certificate balances of the Class A-4, Class A-AB, Class A-5, Class A-J, Class B, Class C, Class
       D, Class E, Class F and Class G certificates outstanding from time to time and (d) the lesser of $3,989,000 and the certificate balance of the
       Class H certificates outstanding from time to time;

    o  during the period from and including the distribution date in July 2008 through and including the distribution date in December 2008, the sum of
       (a) the lesser of $296,108,000 and the certificate balance of the Class
       A-1A certificates outstanding from time to time, (b) the lesser of
       $244,133,000 and the certificate balance of the Class A-4 certificates outstanding from time to time, (c) the aggregate certificate balances of the Class A-AB, Class A-5, Class A-J, Class B, Class C, Class D, Class E
       and Class F certificates outstanding from time to time and (d) the lesser of $4,393,000 and the certificate balance of the Class G certificates outstanding from time to time;

    o  during the period from and including the distribution date in January
       2009 through and including the distribution date in June 2009, the sum of (a) the lesser of $288,338,000 and the certificate balance of the
       Class A-1A certificates outstanding from time to time, (b) the lesser of
       $212,475,000 and the certificate balance of the Class A-4 certificates outstanding from time to time, (c) the aggregate certificate balances of the Class A-AB, Class A-5, Class A-J, Class B, Class C, Class D and
       Class E certificates outstanding from time to time and (d)

                                     S-123

       the lesser of $10,087,000 and the certificate balance of the Class F certificates outstanding from time to time;

    o  during the period from and including the distribution date in July 2009 through and including the distribution date in December 2009, the sum of
       (a) the lesser of $200,178,000 and the certificate balance of the Class
       A-1A certificates outstanding from time to time, (b) the lesser of
       $92,856,000 and the certificate balance of the Class A-4 certificates outstanding from time to time, (c) the aggregate certificate balances of the Class A-AB, Class A-5, Class A-J, Class B, Class C, Class D and
       Class E certificates outstanding from time to time and (d) the lesser of
       $859,000 and the certificate balance of the Class F certificates outstanding from time to time;

    o  during the period from and including the distribution date in January
       2010 through and including the distribution date in June 2010, the sum of (a) the lesser of $195,047,000 and the certificate balance of the
       Class A-1A certificates outstanding from time to time, (b) the lesser of
       $74,643,000 and the certificate balance of the Class A-4 certificates outstanding from time to time, (c) the lesser of $59,071,000 and the certificate balance of the Class A-AB certificates outstanding from time to time, (d) the aggregate certificate balances of the Class A-5, Class
       A-J, Class B, Class C and Class D certificates outstanding from time to time and (e) the lesser of $6,244,000 and the certificate balance of the
       Class E certificates outstanding from time to time;

    o  during the period from and including the distribution date in July 2010 through and including the distribution date in December 2010, the sum of
       (a) the lesser of $190,299,000 and the certificate balance of the Class
       A-1A certificates outstanding from time to time, (b) the lesser of
       $60,411,000 and the certificate balance of the Class A-4 certificates outstanding from time to time, (c) the lesser of $53,803,000 and the certificate balance of the Class A-AB certificates outstanding from time to time, (d) the aggregate certificate balances of the Class A-5, Class
       A-J, Class B and Class C certificates outstanding from time to time and
       (e) the lesser of $19,953,000 and the certificate balance of the Class D certificates outstanding from time to time;

    o  during the period from and including the distribution date in January
       2011 through and including the distribution date in June 2011, the sum of (a) the lesser of $182,166,000 and the certificate balance of the
       Class A-1A certificates outstanding from time to time, (b) the lesser of
       $26,292,000 and the certificate balance of the Class A-4 certificates outstanding from time to time, (c) the lesser of $48,132,000 and the certificate balance of the Class A-AB certificates outstanding from time to time, (d) the aggregate certificate balances of the Class A-5, Class
       A-J, Class B and Class C certificates outstanding from time to time and
       (e) the lesser of $13,672,000 and the certificate balance of the Class D certificates outstanding from time to time;

    o  during the period from and including the distribution date in July 2011 through and including the distribution date in December 2011, the sum of
       (a) the lesser of $136,005,000 and the certificate balance of the Class
       A-1A certificates outstanding from time to time, (b) the lesser of
       $127,190,000 and the certificate balance of the Class A-5 certificates outstanding from time to time, (c) the

                                     S-124

        aggregate certificate balances of the Class A-J, Class B and Class C certificates outstanding from time to time and (d) the lesser of
        $7,835,000 and the certificate balance of the Class D certificates outstanding from time to time; and

     o  following the distribution date in December 2011, $0.

     The total initial notional amount of the Class X-2 certificates will be approximately $1,211,222,000, although it may be as much as 5% larger or smaller.

     No class of REMIC residual certificates nor the Class Q certificates will have a certificate balance.

     PASS-THROUGH RATES

     The annual rate at which any class of certificates accrues interest from time to time is referred to as its pass-through rate.

     The pass-through rate applicable to the Class A-1, Class A-1A, Class A-2,
Class A-3, Class A-4, Class A-AB, Class A-5, Class A-J and Class B certificates will be fixed and, at all times, will be equal to the pass-through rate specified for that class on page S-5 of this prospectus supplement.

     The pass-through rate applicable to the Class C, Class D, Class E, Class
F, Class G, Class J, Class K, Class L, Class M, Class N, Class O and Class P
certificates will be equal to the lesser of the fixed rate specified for that class on page S-5 of this prospectus supplement or the Weighted Average Net
Mortgage Rate.

     The pass-through rate applicable to the Class H Certificates will be equal to the Weighted Average Net Mortgage Rate.

     The pass-through rate applicable to the Class X-2 certificates for the initial distribution date will equal approximately 0.749% per annum. The pass-through rate for the Class X-2 certificates, for each distribution date subsequent to the initial distribution date and through and including the
December 2011 distribution date, will equal the weighted average of the respective strip rates, which we refer to as "Class X-2 Strip Rates", at which interest accrues from time to time on the respective components of the notional amount of the Class X-2 certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative size of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of a specified class of certificates. If all or a designated portion of the certificate balance of any class of certificates is identified under
"--Certificate Balance and Notional Amounts" above as being part of the notional amount of the Class X-2 certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the notional amount of the Class X-2 certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the December
2011 distribution date on any particular component of the notional amount of the Class X-2 certificates immediately prior to the related distribution date, the applicable Class X-2 Strip Rate will equal with respect to each applicable class of certificates having a certificate balance (or a designated portion thereof) that comprises such component, the excess, if any of:

                                     S-125

         (1) the lesser of (a) the reference rate specified in Annex F to this prospectus supplement for such interest accrual period and (b) the
     Weighted Average Net Mortgage Rate for such interest accrual period, over

         (2) the pass-through rate in effect during such interest accrual period for such class of certificates.

     Following the December 2011 distribution date, the Class X-2 certificates will cease to accrue interest. In connection therewith, the Class X-2 certificates will have a 0% pass-through rate for the January 2012 distribution date and for each distribution date thereafter.

     The pass-through rate applicable to the Class X-1 certificates for the initial distribution date will equal approximately 0.060% per annum. The pass-through rate for the Class X-1 certificates for any interest accrual period subsequent to the initial distribution date will equal the weighted average of the respective strip rates, which we refer to as "Class X-1 Strip
Rates", at which interest accrues from time to time on the respective components of the notional amount of the Class X-1 certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of certain classes of certificates. In general, the certificate balance of certain classes of certificates will constitute a separate component of the notional amount of the Class X-1 certificates; provided that, if a portion, but not all, of the certificate balance of any particular class of certificates is identified under "--Certificate Balances and Notional Amounts" above as being part of the notional amount of the Class X-2 certificates immediately prior to any distribution date, then that identified portion of such certificate balance will also represent one or more separate components of the notional amount of the Class X-1 certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such certificate balance will represent one or more other separate components of the
Class X-1 certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest for each distribution date on or prior to the December 2011 distribution date on any particular component of the notional amount of the Class X-1 certificates immediately prior to the related distribution date, the applicable
Class X-1 Strip Rate will be calculated as follows:

         (1) if such particular component consists of the entire certificate balance of any class of certificates, and if such certificate balance also constitutes, in its entirety, a component of the notional amount of the
     Class X-2 certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of
     (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) for each applicable class of certificates, the greater of
     (i) the reference rate specified in Annex F to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of certificates;

         (2) if such particular component consists of a designated portion (but not all) of the certificate balance of any class of certificates, and if such designated portion of such certificate balance also constitutes a component of the notional amount of the

                                     S-126

     Class X-2 certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) for each applicable class of certificates, the greater of
     (i) the reference rate specified in Annex F to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such component;

         (3) if such particular component consists of the entire certificate balance of any class of certificates, and if such certificate balance does not, in whole or in part, also constitute a component of the notional amount of the Class X-2 certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such class of certificates; and

         (4) if such particular component consists of a designated portion (but not all) of the certificate balance of any class of certificates, and if such designated portion of such certificate balance does not also constitute a component of the notional amount of the Class X-2 certificates immediately prior to the related distribution date, then the applicable
     Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted
     Average Net Mortgage Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such component.

     For purposes of the accrual of interest on the Class X-1 certificates for each distribution date subsequent to the December 2011 distribution date, the certificate balance of each class of Class A and subordinate certificates will constitute one or more separate components of the notional amount of the Class
X-1 certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such interest period will equal the excess, if any, of
(a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of certificates whose certificate balance makes up such component.

     For purpose of calculating the Class X-1 and Class X-2 Strip Rates, the pass-through rate of each component will be the pass-through rate of the corresponding class of certificates.

     The Class Q certificates do not have a pass-through rate and are entitled to receive only excess interest on the ARD loan following the anticipated repayment date for such ARD loan.

     Generally, the aggregate interest accrual amount on the Class X certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of all the principal balance certificates and will generally have an aggregate pass-through rate equal to the Weighted
Average Net Mortgage Rate minus the weighted average of the pass-through rates on all the principal balance certificates.

     No class of REMIC residual certificates will have a specified pass-through rate.

     If any mortgage loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC regular certificates, then, for purposes of calculating pass-through

                                     S-127

rates, the Net Mortgage Rate of that interest reserve loan for any one-month period before a related due date will be equal to the annualized rate at which interest would have to accrue on the mortgage loan on the basis of a 360-day year of twelve 30-day months to produce the aggregate amount of interest actually accrued on that mortgage loan during that one-month period at the related mortgage rate net of the related master servicing fee rate for that mortgage loan specified in Annex A to this prospectus supplement.

     However, for each such interest reserve loan, the Net Mortgage Rate for the one-month period before the due dates in January and February in each year that is not a leap year, or February only in each year that is a leap year, will be determined net of the withheld amounts (as described under "Description of the Certificates--Interest Reserve Account"). The Net Mortgage Rate for each interest reserve loan for the one-month period before the due date in March will be determined after taking into account the addition of the withheld amounts for the mortgage loan. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "--Modifications, Waivers,
Amendments and Consents" in this prospectus supplement.

     The stated principal balance of each mortgage loan will generally equal its cut-off date balance, or for a replacement mortgage loan, the outstanding principal balance as of the related date of substitution, reduced to not less than zero on each distribution date by:

     (1)  any payments or other collections or advances of principal of the mortgage loan that have been or, if they had not been applied to cover additional trust expenses, would have been distributed on the certificates on that date, and

     (2)  the principal portion of any realized loss incurred on, or allocable to, the mortgage loan during the related collection period.

     The determination date will be the 1st day of each month or, if any such
1st day is not a business day, the next business day.

     DISTRIBUTIONS

     The trustee will make distributions on certificates, to the extent of available funds, on each distribution date. Except for the final distribution on any certificate, the trustee will make distributions to the persons in whose names the certificates are registered on the record date, which is the close of business on the last business day of the preceding month. The trustee will make distributions by wire transfer in immediately available funds to the account specified by the certificateholder at a bank or other entity, if the certificateholder has given the trustee wiring instructions at least five (5)
business days before the related record date. Distributions not made by wire transfer will be made by check mailed to the certificateholder.

     The final distribution on any certificate, determined without regard to any possible future reimbursement of any realized losses or additional trust expense previously allocated to that certificate, will also be made by wire transfer or check, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the final distribution.
In the unlikely case of any distribution made on a

                                     S-128

certificate to reimburse a realized loss or additional trust expense after the date the certificate is surrendered, the distribution will be made by check mailed to the certificateholder that surrendered the certificate at the address last shown on the books of the trustee. All distributions made on a class of certificates will be allocated pro rata among those certificates based on their respective percentage interests in that class.

     Loan Groups

     For purposes of calculating distributions on the senior certificates, the mortgage pool has been divided into loan group 1 and loan group 2. Loan group 1 includes 72 properties used for commercial and multifamily residential purposes whereas loan group 2 includes 51 properties used for manufactured housing and multifamily residential purposes. Annex A to this prospectus supplement under the heading "Loan group" identifies the mortgage loans as belonging to either loan group 1 or loan group 2.

     The Available Distribution Amount

     The amount of funds that will be available for distribution to certificateholders on each distribution date is the Available Distribution
Amount for that distribution date. See "The Pooling and Servicing
Agreements--Certificate Account" in the prospectus.

     For purposes of making distributions on the Class A-1, Class A-1A, Class
A-2, Class A-3, Class A-4, Class A-AB and Class A-5 certificates on any distribution date, the Available Distribution Amount for such date will be divided into two portions: the loan group 1 distribution amount and the loan group 2 distribution amount. The "loan group 1 distribution amount" for any distribution date will consist of all amounts included in the Available
Distribution Amount for such date that are attributable to the mortgage loans constituting loan group 1, and the "loan group 2 distribution amount" for any distribution date will consist of all amounts included in the Available
Distribution Amount for such date that are attributable to the mortgage loans constituting loan group 2.

     For purposes of making distributions of principal on the Class A-1, Class
A-1A, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5 certificates on any distribution date, the Principal Distribution Amount for such date will be divided into two portions: the loan group 1 principal amount and the loan group
2 principal amount. The "loan group 1 principal amount" for any distribution date will consist of all amounts constituting the Principal Distribution Amount for such date that are attributable to the mortgage loans included in loan group 1, and the "loan group 2 principal amount" for any distribution date will consist of all amounts included in the Principal Distribution Amount for such date that are attributable to the mortgage loans constituting loan group 2.

     Application of the Available Distribution Amount

     On each distribution date, the trustee will apply the Available
Distribution Amount for that date in the following order of priority:

     (1)  to pay interest, concurrently: (i) pro rata, to the holders of the
          Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5
          certificates, up to an amount equal to all distributable certificate interest for each of those classes of certificates for that distribution date and, to the extent not previously paid, for

                                     S-129

          each prior distribution date, if any, from the loan group 1 distribution amount; (ii) to the holders of the Class A-1A certificates, up to an amount equal to all distributable certificate interest for such class of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any, from the loan group 2 distribution amount; and (iii) pro rata, to the holders of the Class X-1 and X-2 certificates, up to an amount equal to all distributable certificate interest for such class of certificates for that distribution date, and to the extent not previously paid, for each prior distribution date, if any, from the
          Available Distribution Amount; provided, if the Available Distribution
          Amount (or applicable portion thereof) is not sufficient to pay all of those amounts, pro rata among the classes of senior certificates in accordance with the amounts due to each class;

     (2)  to pay principal, concurrently: (i)(a) first to the holders of the
          Class A-AB certificates in an amount up to the loan group 1 principal amount and, after the Class A-1A certificates have been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A certificates have been made on such distribution date, in each case until the certificate balance of the
          Class A-AB certificates has been reduced to the Class A-AB Planned
          Principal Balance, (b) second to the holders of the Class A-1 certificates in an amount up to the loan group 1 principal amount remaining after the above distributions to the holders of the Class
          A-AB certificates have been made on such distribution date and, after the Class A-1A certificates have been reduced to zero, the loan group
          2 principal amount remaining after payments to the holders of the
          Class A-1A and the above distributions on the Class A-AB certificates have been made on such distribution date until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third to the holders of the Class A-2 certificates in an amount up to the loan group 1 principal amount remaining after the above distributions to the holders of the Class A-AB and Class A-1 certificates have been made on such distribution date and, after the certificate balance of the Class A-1A certificates has been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class
          A-1A and the above distributions on the Class A-AB and the Class A-1 certificates have been made on such distribution date until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth to the holders of the Class A-3 certificates in an amount up to the loan group 1 principal amount remaining after the above distributions to the holders of the Class A-AB, Class A-1 and
          Class A-2 certificates have been made on such distribution date and, after the certificate balance of the Class A-1A certificates has been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A and the above distributions on the Class A-AB, Class A-1 and Class A-2 certificates have been made on such distribution date until the certificate balance of the Class
          A-3 certificates has been reduced to zero, (e) fifth to the holders of the Class A-4 certificates in an amount up to the loan group 1 principal amount remaining after the above distributions to the holders of the Class A-AB, Class A-1, Class A-2 and Class A-3
          certificates have been made on such distribution

                                     S-130

          date and, after the certificate balance of the Class A-1A certificates has been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A and the above distributions on the Class A-AB, Class A-1, Class A-2 and Class A-3
          certificates have been made on such distribution date until the certificate balance of the Class A-4 certificates has been reduced to zero, (f) sixth to the holders of the Class A-AB certificates in an amount up to the loan group 1 principal amount remaining after the above distributions to the holders of the Class A-AB (in respect of the planned balance distribution), Class A-1, Class A-2, Class A-3 and
          Class A-4 certificates have been made on such distribution date and, after the certificate balance of the Class A-1A certificates has been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A and the above distributions on the Class A-AB (in respect of the planned balance distribution),
          Class A-1, Class A-2, Class A-3 and Class A-4 certificates have been made on such distribution date until the certificate balance of the
          Class A-AB certificates has been reduced to zero and (g) seventh to the holders of the Class A-5 certificates in an amount up to the loan group 1 principal amount remaining after the above distributions to the holders of the Class A-AB, Class A-1, Class A-2, Class A-3 and
          Class A-4 certificates have been made on such distribution date and, after the certificate balance of the Class A-1A certificates has been reduced to zero, the loan group 2 principal amount remaining after payments to the holders of the Class A-1A and the above distributions on the Class A-AB, Class A-1, Class A-2, Class A-3 and Class A-4
          certificates have been made on such distribution date until the certificate balance of the Class A-5 certificates has been reduced to zero; and (ii) to the holders of the Class A-1A certificates in an amount up to the loan group 2 principal amount and, after the certificate balances of the Class A-1, Class A-2, Class A-3, Class
          A-4, Class A-AB and Class A-5 certificates have been reduced to zero, the loan group 1 principal amount remaining after payments to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB
          and Class A-5 certificates have been made on such distribution date, in each case, until the certificate balance of the Class A-1A certificates has been reduced to zero;

     (3)  to reimburse the holders of the classes of Class A-1, Class A-1A,
          Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5
          certificates, up to an amount equal to the respective amounts of realized losses and additional trust expenses, if any, previously allocated to those classes of certificates and for which no reimbursement has previously been paid, or, if the Available
          Distribution Amount is not sufficient to pay all those amounts, pro rata among the classes in accordance with the amounts due to each class;

     (4)  to make payments to the holders of each class of subordinate certificates, after all required distributions to any subordinated class of certificates with an earlier alphabetical class designation have been made under this clause (4) as follows:

                                     S-131

          o    first, to pay interest, up to an amount equal to all
               distributable certificate interest on that class of certificates for that distribution date and, to the extent not previously paid, for each prior distribution date, if any;

          o    second, if the certificate balances of the Class A-1, Class A-1A,
               Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5
               certificates and each class of subordinate certificates, if any, with an earlier alphabetical class designation have been reduced to zero, to pay distributions of principal, up to an amount equal to the lesser of:

               (a)  the then outstanding certificate balance of that class of certificates, and

               (b)  the remaining portion, if any, of the Principal Distribution
                    Amount for that distribution date, or, on the final
                    distribution date resulting from the termination of the
                    trust, up to an amount equal to the then outstanding
                    certificate balance of that class of certificates; and

          o    third, to distributions for purposes of reimbursement, up to an amount equal to all realized losses and additional trust
               expenses, if any, previously allocated to that class of
               certificates and for which no reimbursement has previously been paid; and

     (5)  the remaining portion, if any, of the Available Distribution Amount to the holders of the REMIC residual certificates.

     However, on each distribution date after the aggregate certificate balance of the subordinate certificates has been reduced to zero, and in any event on the final distribution date resulting from a termination of the trust, the payments of principal to be made as contemplated by clause (2) above on the
Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-AB and Class
A-5 certificates will be made to the holders of the respective classes of those certificates, pro rata, regardless of loan group, as among those classes in accordance with the respective then-outstanding certificate balances of those classes of certificates until paid in full.

     Class A-AB Planned Principal Balance

     On each distribution date, the Class A-AB certificates have priority with respect to receiving distributions of principal in respect of the Class A-AB
Planned Principal Balance as described in "--Distributions--Application of
Available Distribution Amount" above. The "Class A-AB Planned Principal
Balance" for any distribution date is the balance shown for such distribution date in the table set forth in Annex E to this prospectus supplement. Such balances were calculated using, among other things, the modeling assumptions described under "Yield and Maturity Considerations" in this prospectus supplement. Based on such assumptions, the certificate balance of the Class
A-AB certificates on each distribution date would be reduced to the balance indicated for such distribution date on the table. There is no assurance, however, that the mortgage loans will perform in conformity with the modeling assumptions described under "Yield and Maturity Considerations" in this prospectus supplement. Therefore, there can be no assurance that the balance of the Class A-AB certificates on any distribution date will be equal to the balance that is specified for such distribution date in the table. In particular, once the certificate balances of the Class A-1A, Class A-1,

                                     S-132

Class A-2, Class A-3 and Class A-4 certificates have been reduced to zero, any remaining portion on any distribution date of the loan group 2 principal distribution amount and/or loan group 1 principal distribution amount, as applicable, will be distributed on the Class A-AB certificates until the certificate balance of the Class A-AB certificates is reduced to zero.

     Distributable Certificate Interest

     The distributable certificate interest for each class of REMIC regular certificates for each distribution date is equal to the accrued certificate interest for that class of certificates for that distribution date, reduced by that class of certificates' allocable share of any Net Aggregate Prepayment
Interest Shortfall for that distribution date.

     The accrued certificate interest for each class of REMIC regular certificates for each distribution date is equal to one month's interest at the pass-through rate applicable to that class of certificates for that distribution date accrued on the certificate balance or notional amount, as the case may be, of that class of certificates outstanding immediately before that distribution date. Accrued certificate interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The master servicer is required to make a nonreimbursable payment on each distribution date to cover the aggregate of any Balloon Payment Interest
Shortfalls and Prepayment Interest Shortfalls incurred on the mortgage loans during the related collection period. However, with respect to those mortgage loans having due dates which fall on the determination date, the master servicer will cover Prepayment Interest Shortfalls only to the extent of its aggregate master servicing fee for the same collection period calculated at a rate not exceeding 0.02%; provided further, however, that with respect to certain mortgage loans for which GMACCM is the mortgage loan seller the master servicer will cover Prepayment Interest Shortfalls without regard to its aggregate master servicing fee. See "Servicing of the Mortgage Loans--Servicing
and Other Compensation and Payment of Expenses" in this prospectus supplement.

     The Net Aggregate Prepayment Interest Shortfall attributable to the mortgage loans, if any, for each distribution date will be allocated on that distribution date among each class of REMIC regular certificates, pro rata, in accordance with the respective amounts of accrued certificate interest for each class of certificates for that distribution date.

     An assumed monthly payment is an amount deemed due for:

     (1)  any balloon loan that is delinquent on its balloon payment beyond the first determination date that follows its stated maturity date and for which no arrangements have been agreed to for collection of the delinquent amounts;

     (2)  the stated maturity date of any balloon loan that has a due date after the determination date in any month; or

     (3)  any mortgage loan for which the related mortgaged property or properties have become REO property or properties.

     The assumed monthly payment deemed due on any balloon loan on its stated
maturity date and on any successive due date that it remains or is deemed to remain outstanding will equal the monthly payment that would have been due on that date if

                                     S-133

the related balloon payment had not come due, but rather the mortgage loan had continued to amortize in accordance with the balloon loan's amortization schedule, if any, in effect immediately before maturity and had continued to accrue interest in accordance with the balloon loan's terms in effect immediately before maturity. The assumed monthly payment deemed due on any mortgage loan for which the related mortgaged property or properties have become REO property or properties, on each due date for so long as that REO property or properties remain part of the trust, will equal the monthly payment, or, in the case of a balloon loan described in the prior sentence, the assumed monthly payment, due or deemed due on the last due date before the acquisition of that REO property or properties.

     DISTRIBUTIONS OF PREPAYMENT PREMIUMS OR YIELD MAINTENANCE CHARGES

     Any prepayment premium or yield maintenance charge actually collected on a mortgage loan during any collection period will be distributed on the related distribution date to the holders of the Class A-1, Class A-1A, Class A-2, Class
A-3, Class A-4, Class A-AB, Class A-5, Class A-J, Class B, Class C, Class D,
Class E, Class F, Class G and Class H certificates as additional interest and not in reduction of their certificate balances or in an amount up to, in the case of each class, the product of:

  The prepayment premium or        discount rate fraction      principal allocation fraction
   yield maintenance charge   x       for that class       x            of that class

   The discount rate fraction for any class of certificates is equal to:

                pass-through rate for
                that class of certificates--relevant discount rate
                --------------------------------------------------
                mortgage rate of the
                related mortgage loan--relevant discount rate.

     The discount fraction may not be greater than 1.0 or less than 0.0.

     The principal allocation fraction for any class with respect to any prepayment premiums or yield maintenance charges collected from loan group 1 for any distribution date will be calculated for the Class A-1, Class A-2,
Class A-3, Class A-4, Class A-AB, Class A-5, Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G and Class H certificates as follows:

                the principal distribution amount to that class of certificates for that distribution date
                ----------------------------------------------------------------
                the sum of the principal distribution amount to the Class A-1,
                Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5,
                Class A-J, Class B, Class C, Class D, Class E, Class F,
                Class G and Class H certificates for that distribution date.

     The principal allocation fraction for any class with respect to any prepayment premiums or yield maintenance charges collected from loan group 2 for any distribution date will be calculated for the Class A-1A certificates as follows:

                                     S-134

                the principal distribution amount to the Class A-1A
                certificates for that distribution date
                ----------------------------------------------------------------
                the principal distribution amount to the Class A-1A
                certificates for that distribution date.

     The portion, if any, of the prepayment premium or yield maintenance charge remaining after the payment of the amount calculated above will be distributed to the holders of the Class X-1 certificates and Class X-2 certificates based on an 80/20 ratio through and including the Distribution Date in December 2008.
After the Distribution Date in December 2008, any prepayment premium or yield maintenance charge remaining after payments to the holders of the Class A-1,
Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H or Class A-1A, as
applicable, will be distributed to the Class X-1 certificates.

     For any prepaid mortgage loan with a prepayment premium, the discount rate means the yield for "This Week" as reported by the Federal Reserve Board in
Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the maturity date or anticipated repayment date of that mortgage loan as of the determination date. If there is no discount rate for instruments having a maturity coterminous with the remaining term to maturity or anticipated repayment date, where applicable, of the mortgage loan, then the discount rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than the remaining term to maturity or anticipated repayment date. For any prepaid mortgage loan with a yield maintenance charge, the discount rate means the discount rate used to calculate such yield maintenance charge.

     The prepayment premiums or yield maintenance charges, if any, collected on the mortgage loans during any collection period may not be sufficient to fully compensate certificateholders of any class for any loss in yield attributable to the related prepayments of principal.

     No excess interest collected on the ARD loan will be available for distribution to the holders of the offered certificates.

     DISTRIBUTIONS OF EXCESS LIQUIDATION PROCEEDS

     Except to the extent realized losses have been allocated to classes of certificates that include the offered certificates, excess liquidation proceeds will not be available for distribution to the holders of the offered certificates.

     Excess liquidation proceeds are the excess of:

     (1)  proceeds from the sale or liquidation of a mortgage loan or REO property, net of expenses and related advances and interest on advances, over

     (2)  the amount that would have been received if a principal payment in full had been made on the due date immediately following the date upon which the proceeds were received.

     TREATMENT OF REO PROPERTIES

     A mortgage loan secured by mortgaged property that is acquired on behalf of the trust through foreclosure, deed in lieu of foreclosure or otherwise, will be an REO loan

                                     S-135

and will be treated as remaining outstanding until the related REO property is liquidated for the following purposes:

     (1)  determining distributions on the certificates;

     (2)  allocating of realized losses and additional trust expenses to the certificates; and

     (3)  calculating the amount of master servicing fees and special servicing fees payable under the pooling and servicing agreement.

     Among other things, the REO loan will be taken into account when determining pass-through rates (to the extent such pass-through rate is determined by reference to the Weighted Average Net Mortgage Rate) and the
Principal Distribution Amount. Operating revenues and other proceeds from an
REO property, after payment of costs and taxes, including some reimbursements payable to the master servicer, the special servicer or the trustee, incurred in connection with the operation and disposition of the REO property, will be applied by the master servicer in accordance with the pooling and servicing agreement as principal, interest and other amounts deemed due on the mortgage loan, and, except as otherwise described under "--P&I and Servicing Advances"
below, the master servicer will be required to make P&I advances on the mortgage loans as if the mortgage loan had remained outstanding, subject to a determination by the master servicer or special servicer of nonrecoverability.

     INTEREST RESERVE ACCOUNT

     The trustee will establish and maintain an interest reserve account in the name of the trustee for the benefit of the holders of the certificates. For each distribution date in February and each distribution date in any January in a year that is not a leap year, the trustee will deposit in the interest reserve account for each mortgage loan (except for any mortgage loan that accrues interest on the basis of a 30/360 interest accrual method or any mortgage loan, currently in an interest-only period, that provides for a constant interest-only payment through the interest-only period irrespective of the actual number of days in any interest period) an amount equal to one day's interest at the related mortgage rate, net of any master servicing fee, on the stated principal balance for that mortgage loan as of the immediately preceding due date, to the extent a monthly payment or P&I advance is made on that mortgage loan. Amounts so deposited in any January, if applicable, and February are referred to as withheld amounts. For each distribution date in March, the trustee will withdraw an amount from the interest reserve account for each interest reserve loan equal to the related withheld amounts from the preceding
January, if applicable, and February, if any, and deposit this amount into the distribution account.

     SUBORDINATION; ALLOCATION OF LOSSES AND EXPENSES

     The rights of holders of subordinate certificates to receive distributions of amounts collected or advanced on the mortgage loans will, in the case of each class thereof, be subordinated to the rights of holders of the senior certificates and, further, to the rights of holders of each other class of subordinate certificates, if any, with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood

                                     S-136

of timely receipt by holders of the respective classes of senior certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of each class of Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class
A-AB and Class A-5 certificates of principal equal to the entire certificate balance of that class of certificates.

     Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of each other class of offered certificates of the full amount of distributable certificate interest payable on their certificates on each distribution date, and the ultimate receipt by holders of the other classes of offered certificates of principal equal to the entire certificate balance of that class of certificates.

     The subordination of any class of subordinate certificates will be accomplished by, among other things, the application of the Available
Distribution Amount on each distribution date in the order of priority described under "--Distributions--Application of the Available Distribution
Amount" above. No other form of credit support will be available for the benefit of holders of the offered certificates.

     A deficit will exist on a distribution date if the aggregate stated
principal balance of the mortgage pool immediately following that distribution date is less than the aggregate certificate balance of the principal balance certificates after giving effect to distributions on the certificates on that distribution date. If a deficit exists on a distribution date, the respective certificate balances of the Class P, Class O, Class N, Class M, Class L, Class
K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and
Class A-J certificates will be reduced, sequentially in that order until the deficit or the related certificate balance of that class is reduced to zero, whichever occurs first. If any portion of the deficit remains after the certificate balances of those classes of certificates are reduced to zero, then the certificate balances of the Class A-1, Class A-1A, Class A-2, Class A-3,
Class A-4, Class A-AB and Class A-5 certificates will be reduced, pro rata in accordance with the remaining certificate balances of those certificates, until the deficit or each of those certificate balances is reduced to zero.

     A deficit may be the result of realized losses incurred on the mortgage loans and/or additional trust expenses. These reductions in the certificate balances of the principal balance certificates will constitute an allocation of any realized losses and additional trust fund expenses. Any such reduction will also have the effect of reducing the aggregate notional amount of the Class X certificates.

     Any reimbursement of the master servicer or the trustee for advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections or advances of principal that (in the absence of the reductions described in the definition of "Principal
Distribution Amount" in the Glossary in this prospectus supplement) would otherwise be included in the total amount of principal distributable to certificateholders for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the certificates. At such time as a final recovery determination is made in regard to any mortgage loan as to which the master servicer had previously reimbursed (from general collections on the mortgage loans on deposit in the collection account) advances determined to be nonrecoverable, the master servicer will compute the realized loss

                                     S-137

attributable to such reimbursements and such losses will then be allocated (in reverse sequential order in accordance with the loss allocation rules described above) to reduce the principal balances of the classes of certificates as described above (without accompanying principal distributions).

     Realized losses are losses on the mortgage loans arising from the inability of the master servicer or the special servicer, as applicable, to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a mortgaged property, to the extent not covered by insurance.

     The realized loss on a liquidated mortgage loan or related REO property or properties, is an amount equal to the excess, if any, of:

     (1)  the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate (including all related special servicing fees, liquidation fees, workout fees or other fees or expenses with respect to the mortgage loan that caused distributable certificate interest not to be paid in full during any prior interest accrual period) to, but not including, the due date in the month in which the liquidation proceeds are distributed and all related unreimbursed servicing advances and outstanding liquidation expenses, over

     (2)  the aggregate amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     Realized losses on the Strategic Hotel Portfolio Loan, any related REO companion loan or related REO property will be calculated in accordance with the GE 2004-C3 Pooling and Servicing Agreement and the related intercreditor agreement pursuant to which liquidation expenses will generally be allocated first to the Strategic Hotel Portfolio B Notes (up to the principal balance thereof) and then pro rata among the Strategic Hotel Portfolio Loan and the
Strategic Hotel Portfolio Companion Loans in accordance with the GE 2004-C3
Pooling and Servicing Agreement and the related intercreditor agreement.

     For purposes of calculating any realized loss on the Houston Center Loan, any related REO companion loan or related REO property, liquidation expenses will generally be allocated pro rata between the Houston Center Loan and each
Houston Center Companion Loan in accordance with the pooling and servicing agreement and the related intercreditor agreement.

     Additional trust expenses will reduce amounts payable to
certificateholders and, consequently, may result in a loss on the offered certificates. Additional trust expenses include, among other things:

     (1)  special servicing fees, workout fees and liquidation fees;

     (2)  interest on unreimbursed advances;

     (3)  the cost of various opinions of counsel required or permitted to be obtained for the servicing of the mortgage loans and the
          administration of the trust;

     (4)  unanticipated, non-mortgage loan-specific expenses of the trust, including indemnities and reimbursements to the trustee as described under "The

                                     S-138

          Pooling and Servicing Agreements--Matters Regarding the Trustee" in
          the prospectus, indemnities and reimbursements to the master servicer, the special servicer and the depositor comparable to those for the master servicer as described under "The Pooling and Servicing
          Agreements--Matters Regarding the Master Servicer and the Depositor"
          in the prospectus and federal, state and local taxes, and tax-related expenses, payable out of the trust as described under "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement and
          "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax
          and Other Taxes" in the prospectus;

     (5)  any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan. See "The Pooling and Servicing Agreements--Realization
          Upon Defaulted Mortgage Loans" in the prospectus; and

     (6)  any other expense of the trust not specifically included in the calculation of realized loss for which there is no corresponding collection from a borrower.

     P&I AND SERVICING ADVANCES

     On each distribution date, the master servicer will be obligated to make
P&I advances consisting of advances of delinquent principal and interest on the mortgage loans, other than balloon payments. Servicing advances and P&I advances are referred to collectively in this prospectus supplement as advances. The master servicer will make P&I advances out of its own funds or, consistent with the replacement thereof as provided in the pooling and servicing agreement, funds held in the certificate account that are not required to be part of the Available Distribution Amount for that distribution date. Any funds advanced from the certificate account are required to be replaced by the master servicer by the next distribution date. P&I advances for any distribution date will be in an amount generally equal to the aggregate of all monthly payments, other than balloon payments, and any assumed monthly payments, in each case net of any related workout fee, that were due or deemed due on the mortgage loans during the same month as that distribution date and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the later of that due date or the last day of the related collection period or other specified date before that distribution date. The master servicer's obligations to make P&I advances on any mortgage loan will continue through liquidation of that mortgage loan or disposition of any related REO property.

     If the master servicer fails to make a required P&I advance, the trustee will be required to make that P&I advance. None of the master servicer or the trustee will be required to make a P&I advance on the Strategic Hotel Portfolio
Companion Loans, the Strategic Hotel Portfolio B Notes or the Houston Center
Companion Loans. No advance will be required to be made by the master servicer or the trustee, if, in the judgment of that person or the special servicer, the advance together with interest would not be recoverable from related proceeds or any other recovery on or in respect of that mortgage loan. The trustee will be able to rely on any nonrecoverability determination made by the master servicer or the special servicer, and the master servicer may rely on a determination made by the special servicer and shall not make an advance if the special servicer has determined that such advance would be nonrecoverable.

                                     S-139

     Notwithstanding anything herein to the contrary, the special servicer will have no right to make an affirmative determination that any P&I advance or servicing advance is, or would be, recoverable, and in the absence of a determination by the special servicer that an advance is nonrecoverable, all determinations of recoverability will remain with the master servicer or the trustee, as applicable.

     If it is determined that an appraisal reduction amount exists for any required appraisal mortgage loan and subsequent delinquencies occur on such mortgage loan, the interest portion of the P&I advance for that mortgage loan will be reduced on each distribution date for so long as the appraisal reduction amount exists. No reduction will be made in the principal portion of any P&I advance. The reduction in the interest portion of the P&I advance will be the product of the amount of the interest portion of the P&I advance that would be required to be made for that distribution date without regard to this sentence, multiplied by a fraction, the numerator of which is equal to the appraisal reduction amount, and the denominator of which is equal to the stated
principal balance of that mortgage loan.

     See "--Appraisal Reductions" below.

     Servicing advances generally include, but are not limited to, customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property.

     The master servicer will be permitted to pay, or, in the case of the special servicer, to direct the master servicer to pay, some servicing expenses directly out of the certificate account. Payments for some servicing expenses, such as remediation of any adverse environmental circumstance or condition at a mortgaged property or an REO property, may be made without regard to the relationship between the expense and the funds from which it is being paid.

     A request from the special servicer to the master servicer to make a servicing advance must be made in writing and in a timely manner that does not adversely affect the interests of any certificateholder. The master servicer is required to make any servicing advance, other than a nonrecoverable servicing advance or a servicing advance that would be in violation of the servicing standard requested by the special servicer, within five (5) business days of the master servicer's receipt of the request; provided, that the master servicer may make an emergency advance (at the direction of the special servicer) in order to avoid any material penalty, any material harm to a mortgaged property or any other material adverse consequence to the trust fund notwithstanding that, at the time such advance is made, the master servicer or special servicer may not have adequate information available in order to make a determination whether or not such advance would, if made, be a nonrecoverable servicing advance. The special servicer will have no obligation to make a servicing advance that it requests the master servicer to make. The special servicer shall give the master servicer no less than five (5) business days'
written notice, which notice may be sent electronically, before the date on which the master servicer is required to make a servicing advance.

     If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within fifteen (15)
days after the servicing

                                     S-140

advance is required to be made, then if the trustee has actual knowledge of the failure, the trustee will be required to make the servicing advance. The master servicer and the trustee are required to make servicing advances only to the extent that the servicing advances, together with any advance interest, are, in the reasonable and good faith judgment of that person, ultimately recoverable from related proceeds.

     The master servicer and the trustee will each be entitled to recover any advance made by it from related proceeds collected on the mortgage loan for which that advance was made. Advances will be reimbursable from future payments and other collections, including in the form of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds, in any event on or in respect of the related mortgage loan or REO property. If at any time an advance made by the master servicer or the trustee is determined to be a nonrecoverable advance, including interest on certain nonrecoverable advances, the master servicer or the trustee will be entitled to recover the amount of that advance out of funds received on or in respect of other mortgage loans. The master servicer or the trustee may, in its sole discretion, defer its recovery of any advance, provided that such deferral may not exceed six (6)
months without the consent of the majority certificateholder of the controlling class and may not exceed twelve (12) months overall. Reimbursement for deferred advances will be made from amounts received in respect of principal on such other mortgage loans before being made from other amounts received on such other mortgage loans, and such amounts will be deducted from the principal distribution amount for the related distribution date. See "The Pooling and
Servicing Agreement" above. In addition, if at any time an advance is made with respect to a mortgage loan on or before the date that such mortgage loan has become a corrected mortgage loan, and such mortgage loan is worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance
(unless determined to be nonrecoverable, in which case such nonrecoverable advances will be reimbursable out of general collections on the mortgage loans)
will be reimbursable only from amounts in the certificate account that represent principal on the mortgage loans, and any such principal collections applied to reimburse such workout-delayed reimbursement amounts will be deducted from the principal distribution amount for the related distribution date. To the extent any such nonrecoverable advances or workout-delayed reimbursement amounts are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the principal distribution amount for the distribution date related to the collection period in which such recovery occurs.

     If the master servicer or the trustee, as applicable, determines in its sole discretion that its ability to fully recover a nonrecoverable advance has been compromised, then the master servicer or the trustee, as applicable, shall be entitled to immediate reimbursement of nonrecoverable advances with interest. The master servicer's or the trustee's agreement to defer reimbursement of such nonrecoverable advances as set forth above is an accommodation to the certificateholders and shall not be construed as an obligation on the part of the master servicer or the trustee or a right of the certificateholders. Nothing herein or in the pooling and servicing agreement shall be

                                     S-141

deemed to create in the certificateholders a right to prior payment of distributions over the master servicer's or the trustee's right to reimbursement for advances (deferred or otherwise).

     To the extent a nonrecoverable advance or a workout-delayed reimbursement amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described above, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same loan group as such mortgage loan and, if the principal collections in such loan group are not sufficient to make such reimbursement in full, then from the principal collections available in the other loan group (after giving effect to any reimbursement of nonrecoverable advances and workout-delayed reimbursement amounts that are related to such other loan group). The effect of any reimbursement from principal collections on mortgage loans in a loan group will be to reduce the principal distribution amount for such loan group on the distribution date relating to the collection period in which such reimbursement occurs. To the extent a nonrecoverable advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described above, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same loan group as such mortgage loan and, if the interest collections in such loan group are not sufficient to make such reimbursement in full, then from the interest collections available in the other loan group
(after giving effect to any reimbursement of nonrecoverable advances that are related to such other loan group).

     If the master servicer or the trustee, as applicable, is reimbursed out of principal collections on the mortgage loans for any unreimbursed nonrecoverable advances or workout-delayed reimbursement amounts (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the certificates) such reimbursement and payment of interest will be deemed to have been made first, out of the principal distribution amount for the loan group of the mortgage loan for which such nonrecoverable advance or workout-delayed reimbursement amount was made or exists, and second out of the principal distribution amount for the other loan group. If and to the extent
(i) any advance is determined to be a nonrecoverable advance or workout-delayed reimbursement amount, (ii) such nonrecoverable advance, workout-delayed reimbursement amount and/or interest thereon is reimbursed out of the principal distribution amount as contemplated above and (iii) such nonrecoverable advance or workout-delayed reimbursement amount is subsequently recovered out of payments or other collections in respect of the related mortgage loan, then the principal distribution amount for each loan group for the applicable distribution date will be increased in reverse priority of the allocation of related reimbursement by an amount equal to the lesser of (A) the amount of such recovery and (B) any previous unreimbursed reduction in the principal distribution amount for such loan group resulting from the reimbursement of such nonrecoverable advance, workout-delayed reimbursement amount and/or interest thereon.

     With respect to the Strategic Hotel Portfolio Loan, if any related master servicer with respect to a Strategic Hotel Portfolio Companion Loan determines in accordance with the servicing standard under the related pooling and servicing agreement that a

                                     S-142

P&I advance with respect to such Strategic Hotel Portfolio Companion Loan is not or will not ultimately be recoverable from related proceeds collected on that companion loan and consequently, such master servicer does not make such
P&I advance, the master servicer will be required to rely upon such other master servicer's determination and may not make any related P&I advance with respect to the Strategic Hotel Portfolio Loan under the pooling and servicing agreement unless such other master servicer is not a servicer approved by the rating agencies specified in the related intercreditor agreement and the pooling and servicing agreement. In addition, if the master servicer or the special servicer determines in accordance with the servicing standard that a
P&I advance with respect to the Strategic Hotel Portfolio Loan will not ultimately be recoverable from related proceeds collected on the Strategic
Hotel Portfolio Loan and consequently, the master servicer does not make such
P&I Advance, the master servicers for each Strategic Hotel Portfolio Companion
Loan generally will not be required to make any related principal and/or interest advance with respect to such Strategic Hotel Portfolio Companion Loan under the related pooling and servicing agreement unless the master servicer is not a servicer approved by the rating agencies specified in the related intercreditor agreement and the pooling and servicing agreement.

     With respect to the Houston Center Loan, if the related master servicer with respect to a Houston Center Companion Loan determines in accordance with the servicing standard under the related pooling and servicing agreement that a
P&I advance with respect to such Houston Center Companion Loan is not or will not ultimately be recoverable from related proceeds collected on that companion loan and consequently, such master servicer does not make such P&I advance, the master servicer will be required to rely upon such other master servicer's determination and may not make any related P&I advance with respect to the
Houston Center Loan under the pooling and servicing agreement unless such other master servicer is not a servicer approved by the rating agencies specified in the related intercreditor agreement and the pooling and servicing agreement. In addition, if the master servicer or the special servicer determines in accordance with the servicing standard that a P&I advance with respect to the
Houston Center Loan will not ultimately be recoverable from related proceeds collected on the Houston Center Loan and consequently, the master servicer does not make such P&I Advance, the master servicer for each Houston Center
Companion Loan generally will not be required to make any related principal and/or interest advance with respect to such Houston Center Companion Loan under the related pooling and servicing agreement unless the master servicer is not a servicer approved by the rating agencies specified in the related intercreditor agreement and the pooling and servicing agreement.

     The master servicer and the trustee each will be entitled to interest accrued on the amount of any advance it makes at a reimbursement rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall
Street Journal, as that "prime rate" may change from time to time. Interest on any advance will generally be payable to the party making the advance out of default interest, late payments or other collections collected on the related mortgage loan, as applicable, or, if the advance is determined to be nonrecoverable, together with the reimbursement of that advance, out of any amounts then on deposit in the certificate account. Interest accrued on outstanding advances will result in a reduction in amounts payable on the certificates

                                     S-143

unless the amount of default interest and late payments collected on the related mortgage loan is sufficient to pay that interest in full.

     APPRAISAL REDUCTIONS

     A mortgage loan (other than the Strategic Hotel Portfolio Loan) will become a required appraisal loan upon the earliest of:

     (1)  the date on which the mortgage loan becomes a modified mortgage loan,

     (2)  the 90th day following the occurrence of any uncured delinquency in monthly payments on the mortgage loan,

     (3)  the 90th day following the occurrence of an uncured delinquency in any balloon payment, or 150 days following such default, if the borrower has produced a written refinancing commitment that is reasonably acceptable to the special servicer and the majority certificateholder of the controlling class;

     (4)  the date on which a receiver is appointed and continues in that capacity for a mortgaged property securing the mortgage loan,

     (5)  the 60th day following the bankruptcy of the borrower, and

     (6)  the date on which a mortgaged property securing the mortgage loan becomes an REO property.

     Within 30 days of a mortgage loan becoming a required appraisal loan, or longer period if the special servicer is diligently and in good faith proceeding to obtain the appraisal, the special servicer is required to obtain an appraisal of the related mortgaged property from an independent
MAI-designated appraiser, provided that if the mortgage loan has a principal balance of less than $2,000,000 at that time, a desktop estimation of value may be substituted for the required appraisal. No appraisal will be required if an appraisal was obtained within the prior twelve months unless the special servicer determines that such appraisal is materially inaccurate. The cost of the appraisal will be advanced by the master servicer and will be reimbursed to the master servicer as a servicing advance.

     As a result of this appraisal, the special servicer may determine that an appraisal reduction amount exists on the required appraisal loan. The appraisal reduction amount for any required appraisal loan will be an amount, calculated as of the determination date immediately succeeding the date on which the appraisal is obtained, equal to the excess, if any, of the sum of (without duplication):

     (1)  the stated principal balance of the required appraisal loan,

     (2)  to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest on the required appraisal loan through the most recent due date before that determination date at a per annum rate equal to the related mortgage rate,

     (3)  all related unreimbursed advances made for that required appraisal loan plus interest accrued on those advances at the reimbursement rate, and

     (4)  all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents on the related mortgaged property, net of any escrow reserves held by the master servicer to cover any of these items,

                                     S-144

     over:

     90% of the appraised value of the related mortgaged property or REO property as determined by the appraisal (minus any downward adjustment which the special servicer deems prudent based upon its review of the appraisal and any other information the special servicer deems appropriate relating to the value of the mortgaged property or REO property as determined by the special servicer in accordance with the servicing standard (without implying any obligation to do so)) plus all escrow and reserves with respect to such required appraisal loan (other than amounts representing due and unpaid taxes, assessments, insurance premiums, ground rents and other amounts due and unpaid with respect to such required appraisal loan), net of the amount of any obligation secured by liens on the property that are prior to the lien of the required appraisal loan, and are not amounts related to items included in clause (4) above and were not taken into account in the calculation of the appraised value.

     If a required appraisal is not obtained within 120 days of the date that the mortgage loan became a required appraisal loan (or, in the case of any uncured delinquency in any monthly payment or balloon payment, within 120 days of the date on which such monthly payment or balloon payment was first due), then until the appraisal is obtained, the appraisal reduction amount will equal
25% of the stated principal balance of the related required appraisal loan.
Upon receipt of the required appraisal, the appraisal reduction amount for the required appraisal loan will be recalculated based upon the formula described above.

     Within 30 days of each anniversary of the date a mortgage loan became a required appraisal loan, the special servicer is required to order an update of the prior appraisal. Based on the update, the special servicer will redetermine and report to the trustee the appraisal reduction amount, if any, for that mortgage loan. No update is required for a mortgage loan that has become a corrected mortgage loan and has remained current for twelve consecutive monthly payments, and for which no other special servicing event or other event that would cause the mortgage loan to be a required appraisal loan has occurred during the preceding twelve months. The cost of the updates will be covered by and reimbursable as a servicing advance.

     A modified mortgage loan is any mortgage loan for which any special servicing event has occurred and that has been modified by the master servicer or special servicer in a manner that:

     (1)  affects the amount or timing of any payment of principal or interest due on the mortgage loan, other than, or in addition to, bringing current monthly payments on that mortgage loan;

     (2)  except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount not less than the fair market value, as is, of the property to be released; or

     (3)  in the reasonable good faith judgment of the master servicer or special servicer, as applicable, materially impairs the security for that mortgage loan or reduces the likelihood of timely payment of amounts due on that mortgage loan.

                                     S-145

     With respect to the Strategic Hotel Portfolio Whole Loan, the GE 2004-C3
Special Servicer will calculate any appraisal reduction amounts in a manner similar to that described above, provided that any such appraisal reductions will be allocated first to the Strategic Hotel Portfolio B Notes (up to the outstanding principal balance thereof) and then pro rata among the Strategic
Hotel Portfolio Loan and the Strategic Hotel Portfolio Companion Loans
according to the respective stated principal balances of such mortgage loans.

     With respect to the Houston Center Whole Loan, the special servicer will calculate any appraisal reduction amounts in the manner described above, provided that any such appraisal reductions will be allocated pro rata between the Houston Center Loan and each Houston Center Companion Loan according to the respective stated principal balances of such mortgage loans.

     REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports

     On each distribution date, the trustee will be required to provide or make available to each holder of a companion loan and to each holder of a certificate as of the related record date a distribution date statement providing information relating to distributions made on that date for the relevant class and the recent status of the mortgage pool. For a discussion of the particular items of information included in each distribution date statement, as well as a discussion of annual information reports to be furnished by the trustee to persons who at any time during the prior calendar year were holders of the certificates, see "Description of the
Certificates--Reports to Certificateholders" in the prospectus.

     In addition, the trustee will provide or make available on each distribution date to each certificateholder and to any holders of a companion loan a CMSA reconciliation of funds report and, to the extent received from the master servicer, the following reports prepared by the master servicer or the special servicer, as applicable, substantially in the forms provided in the pooling and servicing agreement, which forms are subject to change, and including substantially the following information:

     (1)  A report as of the close of business on the immediately preceding determination date, containing some categories of information regarding the mortgage loans provided in Annex A to this prospectus supplement in the tables under the caption "Characteristics of the
          Mortgage Loans," calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the master servicer and by the master servicer to the trustee, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this prospectus supplement.

     (2)  A CMSA delinquent loan status report.

     (3)  A CMSA historical loan modification and corrected loan report.

     (4)  A CMSA historical liquidation report.

     (5)  A CMSA REO status report.

     (6)  A CMSA servicer watch list.

                                     S-146

     (7)  An additional report on recoveries and reimbursements.

     The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. None of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Some information will be made available to certificateholders by electronic transmission as may be agreed upon between the depositor and the trustee.

     Before each distribution date, the master servicer will deliver to the trustee by electronic means the following reports, substantially in the forms provided in the pooling and servicing agreement, which forms are subject to change:

     (1)  a CMSA comparative financial status report; and

     (2)  a CMSA loan periodic update file.

     In addition, the master servicer or special servicer, as applicable, is also required to prepare for each mortgaged property and REO property:

     (1)  Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended December 31, 2004, a
          CMSA operating statement analysis report, substantially in the form provided in the pooling and servicing agreement, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the mortgaged property or REO property as of the end of that calendar quarter. The master servicer or special servicer, as applicable, will deliver to the trustee by electronic means the CMSA operating statement analysis report upon request.

     (2)  Within 30 days after receipt by the master servicer of an annual operating statement, a CMSA NOI adjustment analysis worksheet, substantially in the form provided in the pooling and servicing agreement, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the pooling and servicing agreement to "normalize" the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (1) above. The master servicer will deliver to the trustee by electronic means the
          CMSA NOI adjustment analysis worksheet upon request.

     Certificate owners and holders of companion loans who have certified to the trustee their beneficial ownership of any offered certificate or ownership of a companion loan may also obtain access to any of the trustee reports upon request. Otherwise, until the time definitive certificates are issued to evidence the offered certificates, the information described above will be available to the related certificate owners only if DTC and its participants provide the information to certificate owners. Communications by DTC to participants, and by participants to certificate owners, will be governed by arrangements among them, consistent with any statutory or regulatory requirements as may be in

                                     S-147

effect from time to time. Except as provided in this prospectus supplement, the master servicer, the special servicer, the trustee, the depositor and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar and holders of companion loans.

     INFORMATION AVAILABLE ELECTRONICALLY

     The trustee will make available each month, via its Internet website initially located at www.ctslink.com/cmbs, the distribution date statement and the trustee reports (including the CMSA investor reports described above). Such information will be restricted and made available only to such persons that are party to the pooling and servicing agreement, holders of a companion loan, rating agencies, designees of the depositor and any other person upon receipt by the trustee of a certification from such person in the form attached to the pooling and servicing agreement (which certification may also be delivered electronically via the trustee's website). The depositor may at any time instruct the trustee to post additional information, or to remove the restriction from any or all of such information. In addition, the trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the prospectus or the prospectus supplement under the securities laws), the pooling and servicing agreement, the prospectus and the prospectus supplement via the trustee's internet website. The trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source.

     In connection with providing access to the trustee's internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.

     OTHER INFORMATION

     The trustee will make available at its offices, during normal business hours, for review by any holder, certificate owner or prospective purchaser of an offered certificate or holder of any companion loan, originals or copies of the following items to the extent they are held by the trustee:

     (1)  the pooling and servicing agreement and any amendments;

     (2)  all trustee reports delivered to holders of each relevant class of offered certificates since the settlement date;

     (3)  all officers' certificates and accountants' reports delivered to the trustee since the settlement date as described under "The Pooling and
          Servicing Agreements--Evidence as to Compliance" in the prospectus;

     (4)  the most recent property inspection report prepared by or on behalf of the master servicer or the special servicer, as applicable, and delivered to the trustee for each mortgaged property;

     (5)  the most recent annual operating statements, if any, collected by or on behalf of the master servicer or the special servicer, as applicable, and delivered to the trustee for each mortgaged property;
          and

                                     S-148

     (6)  the mortgage note, mortgage and other legal documents relating to each mortgage loan, including any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer or special servicer, as applicable, and delivered to the trustee.

     The trustee will provide copies of the items described above upon reasonable written request. The trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of offered certificates or a holder of a companion loan, is requesting the information solely for use in evaluating its investment and will otherwise keep the information confidential.
Certificateholders, by the acceptance of their certificates, will be deemed to have agreed to keep this information confidential. The master servicer may, but is not required to, make information available over the Internet.

     Pursuant to the pooling and servicing agreement, the master servicer and special servicer, as the case may be, may make available from time to time, at their sole option, either by telephone, electronically or otherwise, an employee to answer questions from certificate owners or companion loan holders regarding the performance and servicing of the mortgage loans and/or REO properties for which the master servicer or special servicer, as the case may be, is responsible. The master servicer and the special servicer each will condition such disclosure upon such certificate owner or a holder of a companion loan entering into a confidentiality agreement regarding such disclosure to it. Neither the master servicer nor the special servicer will provide any information or disclosures in violation of any applicable law, rule or regulation.

     VOTING RIGHTS

     At all times during the term of the pooling and servicing agreement, the voting rights for the certificates will be allocated as follows:

     (1)  98% among the holders of the classes of principal balance certificates in proportion to the certificate balances of their certificates, adjusted as described below,

     (2)  1% among the holders of the Class X certificates, and

     (3)  1% allocated equally among the holders of the respective classes of
          REMIC residual certificates.

     Voting rights allocated to a class of certificateholders will be allocated among those certificateholders in proportion to the percentage interests in the class evidenced by their respective certificates.

     TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the pooling and servicing agreement will terminate following the earliest of:

     (1)  the final payment, or advance of that payment, or other liquidation of the last mortgage loan and/or REO property in the trust; or

                                     S-149

     (2)  the purchase of all of the assets of the trust by the master servicer or, if the master servicer elects not to make the purchase, the majority certificateholder of the controlling class, or if the majority certificateholder of the controlling class elects not to make the purchase, the special servicer, or if the special servicer elects not to make the purchase, the depositor, when the then aggregate stated principal balance of the mortgage pool is less than 1% of the initial pool balance; or

     (3)  the exchange of all then outstanding certificates, including the Class
          X certificates but excluding the REMIC residual certificates and the
          Class Q certificates, for the mortgage loans remaining in the trust at any time the aggregate principal balances of the Class A-1, Class
          A-1A, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class
          A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H
          certificates have been reduced to zero, but all the holders of such classes of outstanding certificates would have to voluntarily participate in such exchange.

     Any purchase by the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor of all the mortgage loans and other assets in the trust is required to be made at a price equal to:

     (1)  the aggregate unpaid principal balance of all the mortgage loans plus accrued and unpaid interest, exclusive of mortgage loans for which the related mortgaged properties have become REO properties, then included in the trust; plus

     (2)  the aggregate fair market value of all REO properties then included in the trust, which fair market value for any REO property may be less than the purchase price for the corresponding mortgage loan, as determined by an appraiser mutually agreed upon by the special servicer and the trustee; minus

     (3)  if the purchase is by the master servicer, the aggregate of all amounts payable or reimbursable to the master servicer under the pooling and servicing agreement.

     Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

     On the final distribution date, the aggregate amount paid by the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor, as the case may be, for the mortgage loans and other assets in the trust, if the trust is to be terminated as a result of the purchase of all of the assets, together with all other amounts on deposit in the certificate account, net of any portion of the foregoing not otherwise payable to a person other than the certificateholders, will be applied as described above under "--Distributions--Application of the Available
Distribution Amount."

     THE TRUSTEE

     The trustee is Wells Fargo Bank, N.A. The trustee is at all times required to be, and will be required to resign if it fails to be,

                                     S-150

     (1)  a corporation or association, organized and doing business under the laws of the United States of America or any state thereof or the
          District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of not less than $100,000,000, or, in some cases, a lesser amount that each rating agency has confirmed would not cause it to qualify, downgrade or withdraw its rating on any class of certificates, and subject to supervision or examination by federal or state authority, and

     (2)  an institution whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "AA-" (or "A+" as long as the short-term unsecured debt is "F-1") by Fitch, "AA-" (or
          "A+" as long as the short-term senior unsecured debt is "A-1") by
          Standard & Poor's, or lower ratings that the rating agencies would permit without causing them to qualify, downgrade or withdraw any of the then-current ratings of the certificates.

     The corporate trust office of the trustee responsible for administration of the trust is located at (i) for certificate transfer purposes, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust
Services (CMBS)--GMACCM Series 2004-C3 and (ii) for all other purposes, 9062
Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust
Services (CMBS)-GMAC Commercial Mortgage Securities, Inc., Mortgage
Pass-Through Certificates, Series 2004-C3.

                                     S-151

                       YIELD AND MATURITY CONSIDERATIONS

   YIELD CONSIDERATIONS

     The yield to maturity of each class of certificates will depend on, among other things:

     (1)  the purchase price of the certificates;

     (2)  the applicable pass-through rate;

     (3)  the actual performance of the mortgage loans; and

     (4)  the rate and timing of payments on the mortgage loans.

     The Purchase Price of the Certificates

     The amount by which the yield to maturity of an offered certificate may vary from the anticipated yield will depend, in part, upon the degree to which that certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on, or otherwise result in, the reduction of the principal balance or notional amount, as the case may be, of that certificate. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on that certificate could result in an actual yield to you that is lower than the anticipated yield. Typically, the earlier a payment of principal is made on an offered certificate purchased at a discount or premium, the greater will be the effect on the yield to maturity of that certificate. As a result, the effect on yield of principal payments on offered certificates occurring at a rate higher or lower than the rate anticipated during any particular period would not be fully offset by a subsequent like reduction or increase in the rate of principal payments during a later period.

     Applicable Pass-Through Rate

     The pass-through rate for each class of offered certificates will be as specified in "Description of the Certificates--Pass-Through Rates."

     See "Description of the Mortgage Pool" in this prospectus supplement and
"--Rate and Timing of Principal Payments on the Mortgage Loans" below.

     Actual Performance of the Mortgage Loans

     The yield to holders of the offered certificates will also depend on the extent to which holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will be borne as described in "Description of the Certificates-
Subordination; Allocation of Losses and Expenses" and "Risk Factors--Allocations
of losses on the mortgage loans will reduce your payments and yield on your certificates."

     Rate and Timing of Principal Payments on the Mortgage Loans

     The yield to holders of the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans, including principal prepayments on the

                                     S-152

mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate and timing of principal payments on the mortgage loans will in turn be affected by, among other things, their amortization schedules, the dates on which balloon payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the certificate account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans, including, for this purpose, collections resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust and the allocation of such amounts under any related intercreditor agreement. Prepayments, liquidations and purchases of the mortgage loans will result in distributions on the principal balance certificates of amounts that otherwise would have been distributed, and reductions in the notional amount of the Class X certificates that would otherwise have occurred, over the remaining terms of the mortgage loans. See
"Description of the Mortgage Pool--Prepayment Provisions" and "--Earnout Loans
and Additional Collateral Loans" in this prospectus supplement. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the principal balance certificates, while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage
Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "The Pooling and Servicing Agreements--Realization Upon
Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Foreclosure" in
the prospectus.

     Because the notional amount of the Class X-1 certificates is based upon the outstanding certificate balance of all the other classes of certificates
(other than the Class X-2, Class Q and the REMIC residual certificates), and because the notional amount of the Class X-2 certificates is based upon the component notional amount of the Class A-1, Class A-1A, Class A-2, Class A-3,
Class A-4, Class A-AB, Class A-5, Class D, Class E, Class F, Class G, Class H,
Class J, Class K and Class L components and the outstanding certificate balance of the Class A-J, Class B and Class C certificates, the yield to maturity on the Class X-1 and Class X-2 certificates will be extremely sensitive to the rate and timing of principal prepayments, liquidations, defaults and principal losses. Also, a rapid rate of principal prepayments, liquidations and/or principal losses could result in the failure to recover the initial investment in the Class X certificates.

     The failure on the part of any borrower to pay its ARD loan on its anticipated repayment date may result in significant delays in payments of principal on that ARD loan and on the offered certificates. Because the rate of principal payments or prepayments on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the actual rate of principal payments or prepayments. The depositor is not aware of any publicly available or authoritative statistics that address the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

                                     S-153

     FACTORS THAT AFFECT THE RATE AND TIMING OF PAYMENTS AND DEFAULTS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including prevailing interest rates, the terms of the mortgage loans, including prepayment premiums, prepayment lockout periods and amortization terms that require balloon payments, the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for comparable residential and commercial space in those areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool--Earnout
Loans and Additional Collateral Loans" in this prospectus supplement and "Risk
Factors" and "Yield and Maturity Considerations--The Effects of Prepayments on
Yield" in the prospectus.

     The rate of prepayment on the mortgage pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

     DELAY IN PAYMENT OF DISTRIBUTIONS

     Because monthly distributions will not be made to certificateholders until a date that is scheduled to be at least 10 days following the end of the related interest accrual period, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rates and purchase prices, assuming those prices did not account for that delay.

     UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     As described under "Description of the Certificates--Distributions--
Application of the Available Distribution Amount" in this prospectus supplement, if the portion of the available distribution amount distributable in respect of interest on any class of offered certificates on any distribution date is less than the distributable certificate interest then payable for that class, the shortfall will be distributable to holders of that class of certificates on subsequent distribution dates to the extent of available funds. Any shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of certificates for so long as it is outstanding.

     WEIGHTED AVERAGE LIFE

     The weighted average life of a certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of that certificate is distributed to the holder of that certificate or, in the case of the Class X certificates, the notional amount of that certificate is reduced to zero. For purposes of this prospectus supplement, the weighted average life of a certificate is determined by:

     (1)  multiplying the amount of each principal distribution or reduction of the notional amount on the certificate by the number of years from the settlement date to the related distribution date,

                                     S-154

     (2)  summing the results, and

     (3)  dividing the sum by the aggregate amount of the reductions in the principal balance or notional amount of that certificate.

     The weighted average life of any certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced or applied in respect of nonrecoverable advances and the extent to which those payments, collections and advances of principal are in turn applied in reduction of the certificate balance or notional amount of the class of certificates to which the certificate belongs.
If the balloon payment on a balloon loan having a due date after the determination date in any month is received on the stated maturity date thereof, the excess of that payment over the related assumed monthly payment will not be included in the available distribution amount until the distribution date in the following month. As a result, the weighted average life of the certificates may be extended. Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR or constant prepayment rate model. The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables for any particular class, the column headed "0%" assumes that none of the mortgage loans is prepaid before maturity, or the anticipated repayment date, with respect to the ARD loan. The columns headed "25%," "50%," "75%" and "100%"
assume that no prepayments are made on any mortgage loan during that mortgage loan's prepayment lockout, defeasance or yield maintenance period and are otherwise made on each of the mortgage loans at the indicated CPR percentages.
There is no assurance, however, that prepayments of the mortgage loans, whether or not in a prepayment lockout period, defeasance period or yield maintenance period will conform to any particular CPR percentages, and no representation is made that the mortgage loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the mortgage loans will prepay in accordance with the assumptions at the same rate or that mortgage loans that are in a prepayment lockout period, defeasance period or yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise.

     A prepayment lockout period is any period during which the terms of the mortgage loan prohibit voluntary prepayments on the part of the borrower. A defeasance period is any period during which the borrower may, under the terms of the mortgage loan, exercise a defeasance option. A yield maintenance period is any period during which the terms of the mortgage loan require the borrower to make a yield maintenance payment together with any voluntary prepayment of the mortgage loan.

     The following tables indicate the percentage of the initial certificate balance of each class of offered certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of that class of certificates. The tables have been prepared on the basis of the information set forth on Annex A to this prospectus supplement and the following modeling assumptions:

     (1)  the initial certificate balance, and the pass-through rate for each class of certificates are as provided in this prospectus supplement;

                                     S-155

     (2)  the scheduled monthly payments for each mortgage loan are based on payments of principal and interest (or of interest only, for those mortgage loans identified on Annex A to this prospectus supplement as being interest-only or having an interest-only period) described on
          Annex A to this prospectus supplement;

     (3)  all scheduled monthly payments, including balloon payments, are timely received on the first day of each month beginning in January 2005;

     (4)  there are no delinquencies or losses, extensions of maturity or appraisal reduction amounts on the mortgage loans and there are no casualties or condemnations affecting the mortgaged properties;

     (5)  prepayments are made on each of the mortgage loans at the indicated
          CPR percentages provided in the table without regard to any limitations in the mortgage loans on partial voluntary principal prepayments, except to the extent modified below by the assumption numbered (13);

     (6)  the ARD loan matures on its anticipated repayment date;

     (7)  each mortgage loan accrues interest under the method specified in
          "Description of the Mortgage Pool--Calculations of Interest";
          provided, however, that for those loans with fixed monthly payments during an interest-only period, interest rates were imputed based on the fixed monthly payments required under those loans during the interest-only period (see "Characteristics of the Mortgage
          Loans--Interest-Only Loans" in Annex A to this prospectus supplement);

     (8)  none of the master servicer, the majority certificateholder of the controlling class, the special servicer or the depositor exercises its right of optional termination described in this prospectus supplement;

     (9)  no mortgage loan is repurchased or is required to be repurchased by a mortgage loan seller;

     (10) no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

     (11) there are no additional trust expenses;

     (12) distributions on the certificates are made on the 10th calendar day of each month, beginning in January 2005;

     (13) no prepayments are received on any mortgage loan during that mortgage loan's prepayment lockout period, defeasance period or yield maintenance period;

     (14) the prepayment provisions for each mortgage loan are as described in
          Annex A to this prospectus supplement;

     (15) no prepayments are received due to the failure to satisfy the requirements to release earnout amounts for each earnout loan (see
          "Characteristics of the Mortgage Loans--Earnout Loans" in Annex A to
          this prospectus supplement);

     (16) any mortgage loan with the choice of defeasance or yield maintenance chooses yield maintenance;

                                     S-156

     (17) payments on the Sand Creek Woods Loan are received on the first day of the month following the due date each month and are distributed to the certificates on the distribution date in the subsequent month. For the
          January 2005 distribution, the Sand Creek Woods Apartments Loan is locked out from prepayment and an interest only payment is received;
          and

     (18) the settlement date is December 21, 2004.

     To the extent that the mortgage loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the principal balances of the certificates may be reduced to zero on a date earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay or perform in accordance with the modeling assumptions at any constant rate until maturity or that all the mortgage loans will prepay in accordance with the modeling assumptions or at the same rate.
For example, some of the mortgage loans may not permit voluntary partial prepayments. In addition, variations in the actual prepayment experience and the balance of the specific mortgage loans that prepay may increase or decrease the percentages of initial certificate balances (and weighted average lives)
shown in the following tables. Such variations may affect the rate of principal payments to the certificates even if the average prepayment experience of the mortgage loans is equal to the specified CPR percentages. In addition, the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates may not correspond to any of the information shown in the yield tables in this prospectus supplement, and the aggregate purchase prices of the offered certificates may not be as assumed. You must make your own decisions as to the appropriate assumptions, including prepayment assumptions to be used in deciding whether to purchase the offered certificates.

     You are urged to conduct your own analyses of the rates at which the mortgage loans may be expected to prepay.

     Based on the modeling assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-1A, Class A-2, Class
A-3, Class A-4, Class A-AB, Class A-5, Class A-J, Class B, Class C and Class D
certificates and the percentage of the initial certificate balance of each class of certificates that would be outstanding after the closing date and each of the distribution dates shown under the applicable assumptions at the indicated CPR percentages.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-1 CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR

                                                           PREPAYMENT ASSUMPTION (CPR)
                                             --------------------------------------------------------
DATE                                          0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Closing Date .............................      100         100         100         100         100
December 10, 2005 ........................       50          50          50          50          50
December 10, 2006 ........................        0           0           0           0           0
Weighted Average Life (in years) .........     1.00        1.00        1.00        1.00        1.00

                                     S-157

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS A-1A CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR

                                                           PREPAYMENT ASSUMPTION (CPR)
                                             --------------------------------------------------------
DATE                                          0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Closing Date .............................      100         100         100         100         100
December 10, 2005 ........................       99          99          99          99          99
December 10, 2006 ........................       99          99          99          99          99
December 10, 2007 ........................       98          98          98          98          98
December 10, 2008 ........................       96          96          96          96          96
December 10, 2009 ........................       63          63          63          63          63
December 10, 2010 ........................       62          62          62          62          62
December 10, 2011 ........................       42          42          42          42          42
December 10, 2012 ........................       41          41          41          41          41
December 10, 2013 ........................       38          38          38          38          38
December 10, 2014 ........................        0           0           0           0           0
Weighted Average Life (in years) .........     7.20        7.20        7.19        7.17        7.05

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-2 CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR

                                                           PREPAYMENT ASSUMPTION (CPR)
                                             --------------------------------------------------------
DATE                                          0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Closing Date .............................      100         100         100         100         100
December 10, 2005 ........................      100         100         100         100         100
December 10, 2006 ........................       97          97          97          97          97
December 10, 2007 ........................       61          61          61          61          61
December 10, 2008 ........................       24          24          24          24          24
December 10, 2009 ........................        0           0           0           0           0
Weighted Average Life (in years) .........     3.30        3.30        3.30        3.30        3.29

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-3 CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR

                                                           PREPAYMENT ASSUMPTION (CPR)
                                             --------------------------------------------------------
DATE                                          0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Closing Date .............................      100         100         100         100         100
December 10, 2005 ........................      100         100         100         100         100
December 10, 2006 ........................      100         100         100         100         100
December 10, 2007 ........................      100         100         100         100         100
December 10, 2008 ........................      100         100         100         100         100
December 10, 2009 ........................       12          11          10           8           1
December 10, 2010 ........................        0           0           0           0           0
Weighted Average Life (in years) .........     4.87        4.86        4.85        4.83        4.66

                                     S-158

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-4 CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR

                                                            PREPAYMENT ASSUMPTION (CPR)
                                              --------------------------------------------------------
DATE                                           0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Closing Date ..............................      100         100         100         100         100
December 10, 2005 .........................      100         100         100         100         100
December 10, 2006 .........................      100         100         100         100         100
December 10, 2007 .........................      100         100         100         100         100
December 10, 2008 .........................      100         100         100         100         100
December 10, 2009 .........................      100         100         100         100         100
December 10, 2010 .........................      100         100         100         100         100
December 10, 2011 .........................        0           0           0           0           0
Weighted Average Life (in years) ..........     6.82        6.80        6.79        6.77        6.57

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS A-AB CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR

                                                            PREPAYMENT ASSUMPTION (CPR)
                                              --------------------------------------------------------
DATE                                           0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Closing Date ..............................      100         100         100         100         100
December 10, 2005 .........................      100         100         100         100         100
December 10, 2006 .........................      100         100         100         100         100
December 10, 2007 .........................      100         100         100         100         100
December 10, 2008 .........................      100         100         100         100         100
December 10, 2009 .........................      100         100         100         100         100
December 10, 2010 .........................       84          84          84          84          84
December 10, 2011 .........................       72          72          72          72          72
December 10, 2012 .........................       56          56          56          56          56
December 10, 2013 .........................       38          37          35          31           3
December 10, 2014 .........................        0           0           0           0           0
Weighted Average Life (in years) ..........     7.86        7.86        7.85        7.84        7.78

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-5 CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR

                                                            PREPAYMENT ASSUMPTION (CPR)
                                              --------------------------------------------------------
DATE                                           0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Closing Date ..............................      100         100         100         100         100
December 10, 2005 .........................      100         100         100         100         100
December 10, 2006 .........................      100         100         100         100         100
December 10, 2007 .........................      100         100         100         100         100
December 10, 2008 .........................      100         100         100         100         100
December 10, 2009 .........................      100         100         100         100         100
December 10, 2010 .........................      100         100         100         100         100
December 10, 2011 .........................      100         100         100         100         100
December 10, 2012 .........................      100         100         100         100         100
December 10, 2013 .........................      100         100         100         100         100
December 10, 2014 .........................        0           0           0           0           0
Weighted Average Life (in years) ..........     9.73        9.72        9.70        9.69        9.57

                                     S-159

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-J CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR

                                                           PREPAYMENT ASSUMPTION (CPR)
                                             --------------------------------------------------------
DATE                                          0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Closing Date .............................      100         100         100         100         100
December 10, 2005 ........................      100         100         100         100         100
December 10, 2006 ........................      100         100         100         100         100
December 10, 2007 ........................      100         100         100         100         100
December 10, 2008 ........................      100         100         100         100         100
December 10, 2009 ........................      100         100         100         100         100
December 10, 2010 ........................      100         100         100         100         100
December 10, 2011 ........................      100         100         100         100         100
December 10, 2012 ........................      100         100         100         100         100
December 10, 2013 ........................      100         100         100         100         100
December 10, 2014 ........................        0           0           0           0           0
Weighted Average Life (in years) .........     9.97        9.97        9.95        9.93        9.72

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS B CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR

                                                           PREPAYMENT ASSUMPTION (CPR)
                                             --------------------------------------------------------
DATE                                          0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Closing Date .............................      100         100         100         100         100
December 10, 2005 ........................      100         100         100         100         100
December 10, 2006 ........................      100         100         100         100         100
December 10, 2007 ........................      100         100         100         100         100
December 10, 2008 ........................      100         100         100         100         100
December 10, 2009 ........................      100         100         100         100         100
December 10, 2010 ........................      100         100         100         100         100
December 10, 2011 ........................      100         100         100         100         100
December 10, 2012 ........................      100         100         100         100         100
December 10, 2013 ........................      100         100         100         100         100
December 10, 2014 ........................        0           0           0           0           0
Weighted Average Life (in years) .........     9.97        9.97        9.97        9.97        9.75

                                     S-160

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS C CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR

                                                           PREPAYMENT ASSUMPTION (CPR)
                                             --------------------------------------------------------
DATE                                          0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Closing Date .............................      100         100         100         100         100
December 10, 2005 ........................      100         100         100         100         100
December 10, 2006 ........................      100         100         100         100         100
December 10, 2007 ........................      100         100         100         100         100
December 10, 2008 ........................      100         100         100         100         100
December 10, 2009 ........................      100         100         100         100         100
December 10, 2010 ........................      100         100         100         100         100
December 10, 2011 ........................      100         100         100         100         100
December 10, 2012 ........................      100         100         100         100         100
December 10, 2013 ........................      100         100         100         100         100
December 10, 2014 ........................        0           0           0           0           0
Weighted Average Life (in years) .........     9.97        9.97        9.97        9.97        9.80

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS D CERTIFICATES AT 0% CPR DURING LOCKOUT,
      DEFEASANCE, YIELD MAINTENANCE PERIOD AND OTHERWISE AT INDICATED CPR

                                                           PREPAYMENT ASSUMPTION (CPR)
                                             --------------------------------------------------------
DATE                                          0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------

Closing Date .............................      100         100         100         100         100
December 10, 2005 ........................      100         100         100         100         100
December 10, 2006 ........................      100         100         100         100         100
December 10, 2007 ........................      100         100         100         100         100
December 10, 2008 ........................      100         100         100         100         100
December 10, 2009 ........................      100         100         100         100         100
December 10, 2010 ........................      100         100         100         100         100
December 10, 2011 ........................      100         100         100         100         100
December 10, 2012 ........................      100         100         100         100         100
December 10, 2013 ........................      100         100         100         100         100
December 10, 2014 ........................        0           0           0           0           0
Weighted Average Life (in years) .........     9.97        9.97        9.97        9.97        9.80

     PRICE/YIELD TABLES

     The tables set forth below show the corporate bond equivalent or CBE yield and weighted average life in years for each class of offered certificates, under the modeling assumptions.

     The yields provided in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of the assumed stream of cash flows as of December 21,
2004 to equal the assumed purchase prices, plus accrued interest at the applicable pass-through rate on page S-5 from and including December 1, 2004 to but excluding the settlement date, and

                                     S-161

converting the monthly rates to semi-annual corporate bond equivalent rates.
That calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received by them as reductions of the certificate balances of classes of offered certificates and consequently does not purport to reflect the return on any investment in those classes of offered certificates when reinvestment rates are considered.
Purchase prices are expressed in 32nds as a percentage of the initial certificate balance of the specified class (i.e., 99-16 means 99-16/32%) and are exclusive of accrued interest.

           PRE-TAX YIELD TO MATURITY (CBE) AND WEIGHTED AVERAGE LIFE,
              FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS

                            0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                               MAINTENANCE OTHERWISE AT INDICATED CPR
                         --------------------------------------------------
ASSUMED PRICE (32NDS)     0% CPR    25% CPR   50% CPR   75% CPR   100% CPR
------------------------ ---------- --------- --------- --------- ---------

 99-22 .................   3.370     3.370     3.370     3.370      3.370
 99-24 .................   3.305     3.305     3.305     3.305      3.305
 99-26 .................   3.240     3.240     3.240     3.240      3.240
 99-28 .................   3.175     3.175     3.175     3.175      3.175
 99-30 .................   3.110     3.110     3.110     3.110      3.110
100-00 .................   3.046     3.046     3.046     3.046      3.046
100-02 .................   2.981     2.981     2.981     2.981      2.981
100-04 .................   2.916     2.916     2.916     2.916      2.916
100-06 .................   2.851     2.851     2.851     2.851      2.851
100-08 .................   2.787     2.787     2.787     2.787      2.787
100-10 .................   2.722     2.722     2.722     2.722      2.722
                           -----     -----     -----     -----      -----
Weighted Average Life
 (in years) ............    1.00      1.00      1.00      1.00       1.00

           PRE-TAX YIELD TO MATURITY (CBE) AND WEIGHTED AVERAGE LIFE,
             FOR THE CLASS A-1A CERTIFICATES AT THE SPECIFIED CPRS

                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                MAINTENANCE OTHERWISE AT INDICATED CPR
                          --------------------------------------------------
ASSUMED PRICE (32NDS)       0% CPR    25% CPR   50% CPR   75% CPR   100% CPR
------------------------- ---------- --------- --------- --------- ---------

100-06 ..................   4.579      4.579     4.579     4.579     4.578
100-08 ..................   4.569      4.569     4.568     4.568     4.567
100-10 ..................   4.558      4.558     4.558     4.558     4.557
100-12 ..................   4.548      4.548     4.547     4.547     4.546
100-14 ..................   4.537      4.537     4.537     4.537     4.535
100-16 ..................   4.527      4.527     4.526     4.526     4.525
100-18 ..................   4.516      4.516     4.516     4.516     4.514
100-20 ..................   4.506      4.506     4.505     4.505     4.503
100-22 ..................   4.495      4.495     4.495     4.495     4.493
100-24 ..................   4.485      4.485     4.485     4.484     4.482
100-26 ..................   4.474      4.474     4.474     4.474     4.472
                            -----      -----     -----     -----     -----
Weighted Average Life
 (in years) .............    7.20       7.20      7.19      7.17      7.05

                                     S-162

          PRE-TAX YIELD TO MATURITY (CBE) AND WEIGHTED AVERAGE LIFE,
              FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS

                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                MAINTENANCE OTHERWISE AT INDICATED CPR
                          --------------------------------------------------
ASSUMED PRICE (32NDS)       0% CPR    25% CPR   50% CPR   75% CPR   100% CPR
------------------------- ---------- --------- --------- --------- ---------

100-06 ..................   3.888      3.888     3.888     3.888     3.888
100-08 ..................   3.868      3.868     3.868     3.868     3.867
100-10 ..................   3.847      3.847     3.847     3.847     3.847
100-12 ..................   3.827      3.827     3.827     3.827     3.826
100-14 ..................   3.806      3.806     3.806     3.806     3.806
100-16 ..................   3.786      3.786     3.786     3.786     3.785
100-18 ..................   3.765      3.765     3.765     3.765     3.765
100-20 ..................   3.745      3.745     3.745     3.745     3.744
100-22 ..................   3.724      3.724     3.724     3.724     3.724
100-24 ..................   3.704      3.704     3.704     3.704     3.703
100-26 ..................   3.683      3.683     3.683     3.683     3.683
                            -----      -----     -----     -----     -----
Weighted Average Life
 (in years) .............    3.30       3.30      3.30      3.30      3.29

           PRE-TAX YIELD TO MATURITY (CBE) AND WEIGHTED AVERAGE LIFE,
              FOR THE CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS

                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                MAINTENANCE OTHERWISE AT INDICATED CPR
                          --------------------------------------------------
ASSUMED PRICE (32NDS)       0% CPR    25% CPR   50% CPR   75% CPR   100% CPR
------------------------- ---------- --------- --------- --------- ---------

100-06 ..................   4.176      4.176     4.176     4.176     4.174
100-08 ..................   4.162      4.162     4.162     4.161     4.159
100-10 ..................   4.148      4.147     4.147     4.147     4.144
100-12 ..................   4.133      4.133     4.133     4.132     4.129
100-14 ..................   4.119      4.119     4.118     4.118     4.114
100-16 ..................   4.104      4.104     4.104     4.103     4.099
100-18 ..................   4.090      4.090     4.089     4.089     4.084
100-20 ..................   4.076      4.075     4.075     4.074     4.069
100-22 ..................   4.061      4.061     4.061     4.060     4.054
100-24 ..................   4.047      4.047     4.046     4.046     4.039
100-26 ..................   4.033      4.032     4.032     4.031     4.024
                            -----      -----     -----     -----     -----
Weighted Average Life
 (in years) .............    4.87       4.86      4.85      4.83      4.66

                                     S-163

          PRE-TAX YIELD TO MATURITY (CBE) AND WEIGHTED AVERAGE LIFE,
              FOR THE CLASS A-4 CERTIFICATES AT THE SPECIFIED CPRS

                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                MAINTENANCE OTHERWISE AT INDICATED CPR
                          --------------------------------------------------
ASSUMED PRICE (32NDS)       0% CPR    25% CPR   50% CPR   75% CPR   100% CPR
------------------------- ---------- --------- --------- --------- ---------

100-06 ..................    4.538     4.538     4.538     4.538     4.536
100-08 ..................    4.527     4.527     4.527     4.527     4.525
100-10 ..................    4.516     4.516     4.516     4.516     4.514
100-12 ..................    4.505     4.505     4.505     4.505     4.503
100-14 ..................    4.495     4.494     4.494     4.494     4.492
100-16 ..................    4.484     4.484     4.483     4.483     4.480
100-18 ..................    4.473     4.473     4.473     4.472     4.469
100-20 ..................    4.462     4.462     4.462     4.461     4.458
100-22 ..................    4.451     4.451     4.451     4.451     4.447
100-24 ..................    4.441     4.440     4.440     4.440     4.436
100-26 ..................    4.430     4.430     4.429     4.429     4.425
Weighted Average Life
 (in years) .............     6.82      6.80      6.79      6.77      6.57

           PRE-TAX YIELD TO MATURITY (CBE) AND WEIGHTED AVERAGE LIFE,
             FOR THE CLASS A-AB CERTIFICATES AT THE SPECIFIED CPRS

                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                MAINTENANCE OTHERWISE AT INDICATED CPR
                          --------------------------------------------------
ASSUMED PRICE (32NDS)       0% CPR    25% CPR   50% CPR   75% CPR   100% CPR
------------------------- ---------- --------- --------- --------- ---------

100-06 ..................    4.701     4.701     4.701     4.701     4.700
100-08 ..................    4.691     4.691     4.691     4.691     4.691
100-10 ..................    4.681     4.681     4.681     4.681     4.681
100-12 ..................    4.672     4.672     4.672     4.671     4.671
100-14 ..................    4.662     4.662     4.662     4.662     4.661
100-16 ..................    4.652     4.652     4.652     4.652     4.651
100-18 ..................    4.643     4.642     4.642     4.642     4.642
100-20 ..................    4.633     4.633     4.633     4.633     4.632
100-22 ..................    4.623     4.623     4.623     4.623     4.622
100-24 ..................    4.614     4.613     4.613     4.613     4.612
100-26 ..................    4.604     4.604     4.604     4.604     4.603
Weighted Average Life
 (in years) .............     7.86      7.86      7.85      7.84      7.78

                                     S-164

          PRE-TAX YIELD TO MATURITY (CBE) AND WEIGHTED AVERAGE LIFE,
              FOR THE CLASS A-5 CERTIFICATES AT THE SPECIFIED CPRS

                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                MAINTENANCE OTHERWISE AT INDICATED CPR
                          --------------------------------------------------
ASSUMED PRICE (32NDS)       0% CPR    25% CPR   50% CPR   75% CPR   100% CPR
------------------------- ---------- --------- --------- --------- ---------

100-06 ..................    4.873     4.873     4.873     4.873     4.872
100-08 ..................    4.865     4.865     4.865     4.864     4.864
100-10 ..................    4.856     4.856     4.856     4.856     4.856
100-12 ..................    4.848     4.848     4.848     4.848     4.847
100-14 ..................    4.840     4.840     4.840     4.840     4.839
100-16 ..................    4.832     4.832     4.832     4.832     4.831
100-18 ..................    4.824     4.824     4.824     4.823     4.823
100-20 ..................    4.816     4.815     4.815     4.815     4.814
100-22 ..................    4.807     4.807     4.807     4.807     4.806
100-24 ..................    4.799     4.799     4.799     4.799     4.798
100-26 ..................    4.791     4.791     4.791     4.791     4.790
Weighted Average Life
 (in years) .............     9.73      9.72      9.70      9.69      9.57

           PRE-TAX YIELD TO MATURITY (CBE) AND WEIGHTED AVERAGE LIFE,
              FOR THE CLASS A-J CERTIFICATES AT THE SPECIFIED CPRS

                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                MAINTENANCE OTHERWISE AT INDICATED CPR
                          --------------------------------------------------
ASSUMED PRICE (32NDS)       0% CPR    25% CPR   50% CPR   75% CPR   100% CPR
------------------------- ---------- --------- --------- --------- ---------

100-06 ..................    4.925     4.925     4.925     4.925     4.925
100-08 ..................    4.917     4.917     4.917     4.917     4.916
100-10 ..................    4.909     4.909     4.909     4.909     4.908
100-12 ..................    4.901     4.901     4.901     4.901     4.900
100-14 ..................    4.893     4.893     4.893     4.893     4.892
100-16 ..................    4.885     4.885     4.885     4.885     4.883
100-18 ..................    4.877     4.877     4.877     4.877     4.875
100-20 ..................    4.869     4.869     4.869     4.869     4.867
100-22 ..................    4.861     4.861     4.861     4.861     4.859
100-24 ..................    4.853     4.853     4.853     4.853     4.851
100-26 ..................    4.845     4.845     4.845     4.845     4.843
Weighted Average Life
 (in years) .............     9.97      9.97      9.95      9.93      9.72

                                     S-165

          PRE-TAX YIELD TO MATURITY (CBE) AND WEIGHTED AVERAGE LIFE,
               FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS

                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                MAINTENANCE OTHERWISE AT INDICATED CPR
                          --------------------------------------------------
ASSUMED PRICE (32NDS)       0% CPR    25% CPR   50% CPR   75% CPR   100% CPR
------------------------- ---------- --------- --------- --------- ---------

100-06 ..................    4.976     4.976     4.976     4.976     4.975
100-08 ..................    4.968     4.968     4.968     4.968     4.967
100-10 ..................    4.960     4.960     4.960     4.960     4.959
100-12 ..................    4.952     4.952     4.952     4.952     4.951
100-14 ..................    4.944     4.944     4.944     4.944     4.943
100-16 ..................    4.936     4.936     4.936     4.936     4.934
100-18 ..................    4.928     4.928     4.928     4.928     4.926
100-20 ..................    4.920     4.920     4.920     4.920     4.918
100-22 ..................    4.912     4.912     4.912     4.912     4.910
100-24 ..................    4.904     4.904     4.904     4.904     4.902
100-26 ..................    4.896     4.896     4.896     4.896     4.893
Weighted Average Life
 (in years) .............     9.97      9.97      9.97      9.97      9.75

           PRE-TAX YIELD TO MATURITY (CBE) AND WEIGHTED AVERAGE LIFE,
               FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS

                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                MAINTENANCE OTHERWISE AT INDICATED CPR
                          --------------------------------------------------
ASSUMED PRICE (32NDS)       0% CPR    25% CPR   50% CPR   75% CPR   100% CPR
------------------------- ---------- --------- --------- --------- ---------

100-06 ..................    4.995     4.995     4.995     4.995     4.995
100-08 ..................    4.987     4.987     4.987     4.987     4.987
100-10 ..................    4.979     4.979     4.979     4.979     4.979
100-12 ..................    4.971     4.971     4.971     4.971     4.970
100-14 ..................    4.963     4.963     4.963     4.963     4.962
100-16 ..................    4.955     4.955     4.955     4.955     4.954
100-18 ..................    4.947     4.947     4.947     4.947     4.946
100-20 ..................    4.939     4.939     4.939     4.939     4.938
100-22 ..................    4.931     4.931     4.931     4.931     4.929
100-24 ..................    4.923     4.923     4.923     4.923     4.921
100-26 ..................    4.915     4.915     4.915     4.915     4.913
Weighted Average Life
 (in years) .............     9.97      9.97      9.97      9.97      9.80

                                     S-166

          PRE-TAX YIELD TO MATURITY (CBE) AND WEIGHTED AVERAGE LIFE,
               FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS

                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                                MAINTENANCE OTHERWISE AT INDICATED CPR
                          --------------------------------------------------
ASSUMED PRICE (32NDS)       0% CPR    25% CPR   50% CPR   75% CPR   100% CPR
------------------------- ---------- --------- --------- --------- ---------

100-06 ..................    5.056     5.056     5.056     5.056     5.056
100-08 ..................    5.048     5.048     5.048     5.048     5.048
100-10 ..................    5.040     5.040     5.040     5.040     5.039
100-12 ..................    5.032     5.032     5.032     5.032     5.031
100-14 ..................    5.024     5.024     5.024     5.024     5.023
100-16 ..................    5.016     5.016     5.016     5.016     5.015
100-18 ..................    5.008     5.008     5.008     5.008     5.007
100-20 ..................    5.000     5.000     5.000     5.000     4.998
100-22 ..................    4.992     4.992     4.992     4.992     4.990
100-24 ..................    4.984     4.984     4.984     4.984     4.982
100-26 ..................    4.975     4.975     4.975     4.975     4.974
Weighted Average Life
 (in years) .............     9.97      9.97      9.97      9.97      9.80

     YIELD SENSITIVITY OF THE CLASS X-2 CERTIFICATES

     The yield to maturity of the Class X-2 Certificates (although to a lesser extent than the Class X-1 certificates) will be especially sensitive to the prepayment, repurchase and default experience on the mortgage loans, which prepayment, repurchase and default experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material adverse effect on the yield to maturity of the Class X-2 certificates (although to a lesser extent than the Class X-1 Certificates). There can be no assurance that the mortgage loans will prepay at any particular rate. In addition, the Class
X-1 Strip Rate and Class X-2 Strip Rate for any component relating to a class of principal balance certificates having a pass-through rate equal to the
Weighted Average Net Mortgage Rate will be zero. Prospective investors in the
Class X-2 certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

     The following table indicates the sensitivity of the pre-tax yield to maturity on the Class X-2 certificates to various CPR percentages on the mortgage loans by projecting the monthly aggregate payments of interest on the
Class X-2 certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the modeling assumptions set forth in this prospectus supplement under "Yield and Maturity
Considerations--Weighted Average Life". It was further assumed that the aggregate purchase price of the Class X-2 certificates are as specified below, in each case expressed in 32nds and interpreted as a percentage of the initial notional amount of the specified class and are exclusive of accrued interest.
Any differences between such assumptions and the actual characteristics and performance of the mortgage loans and of the Class X-2 certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

     The pre-tax yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be

                                     S-167

paid on the Class X-2 certificates, would cause the discounted present value of such assumed stream of cash flows as of December 21, 2004 to equal the assumed aggregate purchase price plus accrued interest at the initial pass-through rate for the Class X-2 certificates from and including December 1, 2004 to but excluding the settlement date, and by converting such monthly rates to semiannual corporate bond equivalent rates. Such calculation does not take into account shortfalls in the collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class
X-2 certificates (and accordingly does not purport to reflect the return on any investment in the Class X-2 certificates when such reinvestment rates are considered).

     Notwithstanding the assumed prepayment rates reflected in the following table, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the
Class X-2 certificates is likely to differ from those shown in the following table, even if all of the mortgage loans prepay at the indicated CPR percentages over any given time period or over the entire life of the certificates.

     Any optional termination of the trust fund would result in prepayment in full of the certificates and would have an adverse effect on the yield of the
Class X-2 certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-2 certificates and any other certificates purchased at premium might not fully recover their initial investment. See "Description of the
Certificates-- Termination; Retirement of Certificates".

     There can be no assurance that the mortgage loans will prepay in accordance with the modeling assumptions at any particular rate or that the yield on the Class X-2 certificates will conform to the yields described herein. Investors are urged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X-2 certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their investments.

     In addition, holders of the Class X-2 certificates generally have rights to relatively larger portions of interest payments on mortgage loans with higher mortgage rates; thus, the yield on the Class X-2 certificates will be materially and adversely affected if the mortgage loans with higher mortgage rates prepay faster than the mortgage loans with lower mortgage rates.

                                     S-168

                        PRE-TAX YIELD TO MATURITY (CBE)
             FOR THE CLASS X-2 CERTIFICATES AT THE SPECIFIED CPRS

                           0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD
                          MAINTENANCE PERIOD OTHERWISE AT INDICATED CPR
                        --------------------------------------------------
ASSUMED PRICE (32NDS)     0% CPR    25% CPR   50% CPR   75% CPR   100% CPR
----------------------- ---------- --------- --------- --------- ---------

3-00 ..................    9.386     9.386     9.386     9.386     9.386
3-02 ..................    8.543     8.543     8.543     8.543     8.543
3-04 ..................    7.729     7.729     7.729     7.729     7.729
3-06 ..................    6.941     6.941     6.941     6.941     6.941
3-08 ..................    6.179     6.179     6.179     6.179     6.179
3-10 ..................    5.440     5.440     5.440     5.440     5.440
3-12 ..................    4.725     4.725     4.725     4.725     4.725
3-14 ..................    4.030     4.030     4.030     4.030     4.030
3-16 ..................    3.356     3.356     3.356     3.356     3.356
3-18 ..................    2.702     2.702     2.702     2.702     2.702
3-20 ..................    2.066     2.066     2.066     2.066     2.066

                                     S-169

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on laws, regulations, rulings and decisions now in effect, and proposed regulations, all of which may change, possibly retroactively. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, the summary is correct in all material respects in the opinion of Orrick, Herrington & Sutcliffe LLP, special United
States federal tax counsel for the depositor. This summary does not address the federal income tax consequences of an investment in offered certificates applicable to all categories of investors. For example, it does not discuss the federal income tax consequences of the purchase, ownership and disposition of offered certificates by investors that are subject to special treatment under the federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the offered certificates as a position in a "straddle" for tax purposes or as part of a "synthetic security," "conversion transaction," or other integrated investment comprised of the offered certificates and one or more other investments, or foreign investors, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     For federal income tax purposes, separate REMIC elections will be made for segregated asset pools which make up the trust, other than any excess interest collected on the ARD loan. The resulting REMICs will be referred to in this prospectus supplement as the "Trust REMICs." Upon the issuance of the offered certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement (and, in the case of the
Strategic Hotel Portfolio Loan, compliance with the related pooling and servicing agreement pursuant to which such loans are serviced), for federal income tax purposes, each of the Trust REMICs will qualify as a REMIC under the
Internal Revenue Code of 1986, as amended, called "the Code." For federal income tax purposes, each class of REMIC residual certificates will be the sole class of "residual interests" in the corresponding Trust REMIC and, except to the extent representing the right to excess interest on the ARD loan, the offered certificates will evidence the "regular interests" in, and will be treated as debt instruments of, a Trust REMIC. See "Federal Income Tax
Consequences--REMICs" in the prospectus.

     ORIGINAL ISSUE DISCOUNT AND PREMIUM

     The offered certificates may be treated as having been issued with original issue discount for federal income tax reporting purposes. For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the mortgage loans, except that it is assumed that the ARD loan will pay its outstanding principal balance on its anticipated repayment date. No representation is made as to the actual expected rate of prepayment of any mortgage loan. See "Federal Income Tax Consequences-- REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" in the
prospectus. The Class Q certificates will evidence only

                                     S-170

undivided beneficial interests in the portion of the trust consisting of any excess interest collected on the ARD loan. Those beneficial interests will constitute interests in a grantor trust for federal income tax purposes.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code addressing the treatment of debt instruments issued with original issue discount. You should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address issues relevant to, or are not applicable to, securities such as the certificates. For example, because certain classes of certificates may bear interest at a rate based on the lesser of a fixed rate or a rate based on the weighted average mortgage rate, it is not entirely clear that the method intended to be used by the trust fund in reporting that interest
(i.e., as "qualified stated interest") would be recognized by the IRS.
Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of the certificates.

     In addition, there is considerable uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to REMIC certificates such as the Class X certificates. The IRS could assert that income derived from a Class X certificate should be calculated as if the Class X certificate were a certificate purchased at a premium equal to the price paid by the holder for the
Class X certificate. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described in the prospectus under "Federal Income Tax Consequences-REMICs-Taxation of
Owners of REMIC Regular Certificates-Premium." Alternatively, the IRS could assert that the Class X certificates should be taxable under regulations governing debt instruments having one or more contingent payments. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of the certificates.

     Assuming the Class X certificates are treated as having been issued with original issue discount, it appears that a reasonable method of reporting original issue discount with respect to the Class X certificates generally would be to report all income with respect to such certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, such certificates, thereby treating such certificates as fixed rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Federal Income Tax
Consequences-REMICs-Taxation of Owners of REMIC Regular Certificates-Original
Issue Discount" in the prospectus.

     If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a holder of a Class X certificate, the amount of original issue discount allocable to such period would be zero and such certificateholder will be permitted to offset such negative amount only against future original issue discount (if any)
attributable to such certificate. Although the matter is not free from doubt, a holder of a Class X certificate may be permitted to

                                     S-171

deduct a loss to the extent that his or her respective remaining basis in such certificate exceeds the maximum amount of future payments to which such certificateholder is entitled, assuming no further prepayments of the mortgage loans.  Any such loss might be treated as a capital loss.

     The IRS has recently announced, however, that it is considering issuing
Treasury Regulations addressing the treatment of negative OID.  Such Treasury
Regulations could modify the discussion (with respect to the Class X certificates) herein.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in the prospectus.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of certificates may be able to select a method for recognizing original issue discount that differs from that used by the trustee in preparing reports to certificateholders and the IRS. Prospective investors are advised to consult their tax advisors concerning the treatment of any original issue discount on purchased certificates.

     Prepayment premiums and yield maintenance charges collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to the prepayment premiums or yield maintenance charges described in this prospectus supplement. It is not clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of certificates entitled to a prepayment premium or yield maintenance charge. For federal income tax reporting purposes, prepayment premiums and yield maintenance charges will be treated as income to the holders of a class of certificates entitled to prepayment premiums and yield maintenance charges only after the master servicer's actual receipt of a prepayment premium or yield maintenance charge that the class of certificates is entitled to under the terms of the pooling and servicing agreement. It appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of that income is not clear and certificateholders should consult their tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

     Some classes of certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of each such affected class of certificates should consult their tax advisors regarding the possibility of making an election to amortize that premium. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular
Certificates--Premium" in the prospectus.

     CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Class Q certificateholders' right to receive excess interest will be treated as "stripped coupons" under Section 1286 of the Code. Because excess interest will arise on the ARD loan only if, contrary to the prepayment assumption utilized in determining the rate of

                                     S-172

accrual of original issue discount as described above, it does not prepay on its related anticipated repayment date, for federal income tax information reporting purposes it will initially be assumed that no excess interest will be paid. Consequently, excess interest will not be reported as income in federal income tax information reports sent to certificateholders entitled thereto until excess interest actually accrues. Similarly, no portion of the principal holders' purchase price of their certificates will be treated as allocable to their right to receive possible distributions of excess interest. However, the
Internal Revenue Service could disagree with this treatment and assert that additional income should be accrued for projected possible payments of excess interest in advance of its actual accrual, that additional original issue discount income should be accrued for the affected certificates, or both. Class
Q certificateholders should consult with their tax advisors regarding the overall tax consequences of their right to receive excess interest.

     The offered certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code generally to the extent that the certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. Moreover, the offered certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

     The offered certificates will be treated as assets within the meaning of
Section 7701(a)(19)(C) of the Code generally only to the extent of the portion of the mortgage loans secured by residential mortgaged properties and, accordingly, investment in the offered certificates may not be suitable for certain thrift institutions. See "Description of the Mortgage Pool" in this prospectus supplement.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.

                            METHOD OF DISTRIBUTION

     The depositor has agreed to sell, and Morgan Stanley & Co. Incorporated,
Deutsche Bank Securities Inc., GMAC Commercial Holding Capital Markets Corp.
and Goldman, Sachs & Co. have each agreed to purchase, the portion of the certificates of each class listed opposite its name in the table below. The terms of these purchases are governed by an underwriting agreement, dated on or about December 7, 2004, among the depositor, GMAC Commercial Mortgage
Corporation and each of the underwriters.

     It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC,
Clearstream and Euroclear on or about December 21, 2004 against payment therefor in immediately available funds.

                                     S-173

                               ALLOCATION TABLE

                                      CLASS   CLASS   CLASS   CLASS   CLASS
UNDERWRITER                            A-1     A-1A    A-2     A-3     A-4
------------------------------------ ------- ------- ------- ------- -------

Morgan Stanley & Co. Incorporated ..    50%     50%     50%     50%     50%
Deutsche Bank Securities Inc. ......    50%     50%     50%     50%     50%
GMAC Commercial Holding Capital
 Markets Corp. .....................     0%      0%      0%      0%      0%
Goldman, Sachs & Co. ...............     0%      0%      0%      0%      0%

                                      CLASS   CLASS   CLASS   CLASS   CLASS   CLASS   CLASS
UNDERWRITER                            A-AB    A-5     X-2     A-J      B       C       D
------------------------------------ ------- ------- ------- ------- ------- ------- ------

Morgan Stanley & Co. Incorporated ..    50%     50%     50%     50%     50%     50%    50%
Deutsche Bank Securities Inc. ......    50%     50%     50%     50%     50%     50%    50%
GMAC Commercial Holding Capital
 Markets Corp. .....................     0%      0%      0%      0%      0%      0%     0%
Goldman, Sachs & Co. ...............     0%      0%      0%      0%      0%      0%     0%

     Each underwriter has agreed to purchase the entire portion of the offered certificates set forth opposite its name, provided the terms and conditions of the underwriting agreement are met. If any underwriter defaults, the underwriting agreement provides that, in specified circumstances, the purchase commitment of the nondefaulting underwriters may be increased or the underwriting may be terminated.

     Under the underwriting agreement, each underwriter that has agreed to purchase the offered certificates must pay for and accept delivery of its certificates provided that specified conditions are met, including the receipt of legal opinions, that no stop order suspending the effectiveness of the depositor's registration statement is in effect, and that no proceedings for that purpose are pending before or threatened by the SEC.

     The distribution of the offered certificates by any underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of the sale. The compensation of the underwriters who purchase the offered certificates will be a commission representing the difference between the price they pay to GMAC
Commercial Mortgage Securities, Inc. for the offered certificates and the amount they receive from the sale of the offered certificates to the public, and the other underwriters will be entitled to receive a negotiated fee.
Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor to the underwriters, will be approximately % of the aggregate certificate balance of the offered certificates, plus accrued interest. Each underwriter may effect transactions by selling its certificates to or through dealers. Dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, each underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. Each underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of
1933.

     Morgan Stanley & Co. Incorporated is an affiliate of MSMC. Deutsche Bank
Securities Inc. is an affiliate of GACC. GMAC Commercial Holding Capital
Markets Corp. is an affiliate of the depositor and GMACCM.

     The depositor will indemnify the underwriters, and under limited circumstances the underwriters will severally and not jointly indemnify the depositor against specified civil liabilities under the Securities Act of 1933 or contribute to payments to be made in respect thereof.

                                     S-174

     A secondary market for the offered certificates may not develop and, if it does develop, it may not continue. The primary source of ongoing information available to investors concerning the offered certificates will be the trustee reports discussed in this prospectus supplement under "Description of the
Certificates--Reports to Certificateholders; Available Information." Except as
described in this prospectus supplement under "Description of the
Certificates--Reports to Certificateholders; Available Information," any
additional information regarding the offered certificates may not be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of that information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the depositor by Orrick,
Herrington & Sutcliffe LLP, and for the underwriters by Sidley Austin Brown &
Wood LLP.

                                    RATINGS

     The offered certificates are required to receive ratings from Standard &
Poor's and Fitch that are not lower than those indicated under "Summary of
Series 2004-C3 Mortgage Pass-Through Certificates and Pool Characteristics."
The ratings of the offered certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the
December 2041 distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of principal and interest required under the offered certificates.

     The ratings of the offered certificates do not, however, address any of the following:

     (1)  the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans;

     (2)  the degree to which prepayments might differ from those originally anticipated;

     (3)  whether and to what extent prepayment premiums or yield maintenance charges will be collected with prepayments or the corresponding effect on yield to investors;

     (4)  whether and to what extent default interest will be collected on the mortgage loans; and

     (5)  the tax treatment of payments on the offered certificates.

     As described herein, the amounts payable with respect to the Class X-2 certificates do not include principal. If all the mortgage loans were to prepay in the initial month, with the result that the Class X-2 certificates were to receive only a single month's interest (without regard to any prepayment premiums that may be collected), and thus

                                     S-175

suffer a nearly complete loss of their investment, all amounts "due" to such certificate holders will nevertheless have been paid, and such result is consistent with the ratings assigned by the rating agencies to the Class X-2 certificates. The ratings of the Class X-2 certificates by the rating agencies do not address the timing or magnitude of reductions of the notional amount of the Class X-2 certificates, but only the obligation to pay interest timely on the notional amount of the Class X-2 certificates, as such may be reduced from time to time as described herein. Such ratings do not represent any assessment of the yield to maturity of the Class X-2 certificates or the possibility that the Class X-2 certificateholders might not fully recover their investment in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). The notional amount upon which interest is calculated in respect of the Class X-2 certificates is reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. Accordingly, the ratings of the Class X-2 certificates should be evaluated independently from similar ratings on other types of securities.

     Any rating agency not requested to rate the offered certificates may nonetheless issue any rating to any class thereof. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the ratings assigned by any rating agency rating that class.

     You should evaluate the ratings on the offered certificates independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.

                               LEGAL INVESTMENT

     As of the date of their issuance, none of the offered certificates will be
"mortgage related securities" for the purposes of the Secondary Mortgage Market
Enhancement Act of 1984 or "SMMEA." As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates of any class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions in certain forms of mortgage-related securities. The depositor makes no representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them or are subject to investment capital or other restrictions. See "Legal Investment" in the prospectus.

                             ERISA CONSIDERATIONS

     If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities,
Keogh plans and entities in which those plans have invested, such as collective investment funds, insurance company separate accounts and insurance company general accounts, you

                                     S-176

should review with your counsel whether your purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable to those "prohibited transactions." If you purchase or hold the Class A-1,
Class A-1A, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class X-2,
Class A-J, Class B, Class C or Class D certificates on behalf of or with "plan assets" of a plan, your purchase may qualify for exemptive relief under the exemption, as described under "ERISA Considerations--Prohibited Transaction
Exemption" in the prospectus. To qualify for this exemption, however, a number of conditions must be met, including the requirements that:

     (1)  the plan must be an "accredited investor" as defined in Rule 501(a)(1)
          of Regulation D of the Securities and Exchange Commission under the
          Securities Act of 1933; and

     (2)  at the time of acquisition, the certificates must be rated in one of the top four, at least "BBB--" (or its equivalent) by Fitch, Moody's or Standard & Poor's.

     Each beneficial owner of an offered certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such offered certificates in reliance on the exemption referenced in the first paragraph above, and that it understands that there are certain conditions to the availability of this exemption, including that it is an accredited investor within the meaning of
Rule 501(a)(1) of Regulation D and that the offered certificates must be rated, at the time of purchase, not lower than "BBB--" (or its equivalent) by Fitch,
Moody's or Standard & Poor's or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

     If you are a plan fiduciary or other person considering whether to purchase an offered certificate on behalf of or with "plan assets" of a plan, you should consult with your counsel about whether the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code may apply to your investment, and whether the exemption or any other prohibited transaction exemption may be available in connection with your purchase. See "ERISA Considerations" in the prospectus.

                                     S-177

                                   GLOSSARY

     The certificates will be issued pursuant to the pooling and servicing agreement. The following Glossary is not complete. You should also refer to the prospectus and the pooling and servicing agreement for additional definitions.
Unless the context requires otherwise, the definitions contained in this
Glossary apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

     AVAILABLE DISTRIBUTION AMOUNT--The Available Distribution Amount for any
distribution date will generally equal:

     (1)  all amounts on deposit in the certificate account and the distribution account as of the close of business on the related determination date, excluding:

          (a)  monthly payments collected but due on a due date after the related collection period;

          (b)  prepayment premiums and yield maintenance charges and excess interest received in respect of each ARD loan following its anticipated repayment date;

          (c)  amounts that are payable or reimbursable to any person other than the certificateholders, including amounts payable to the master servicer, the special servicer or the trustee as compensation or to reimburse outstanding advances and amounts payable for
               additional trust expenses;

          (d)  amounts deposited in the certificate account or the distribution account, as the case may be, in error;

          (e)  for any distribution date in February, and in any January in a year that is not a leap year, the withheld amounts for the interest reserve loans to be deposited in the interest reserve account and held for future distribution; and

          (f)  amounts that represent excess liquidation proceeds; plus

     (2)  to the extent not already included in clause (1), any P&I advances made for that distribution date and payments made by the master servicer to cover Prepayment Interest Shortfalls, Balloon Payment
          Interest Shortfalls and Extraordinary Prepayment Interest Shortfalls
          incurred during the related collection period; plus

     (3)  for the distribution date occurring in each March, the withheld amounts for the interest reserve loans then on deposit in the interest reserve account as described under "Description of the Certificates--
          Interest Reserve Account" in this prospectus supplement; plus

     (4)  for any mortgage loan with a due date after the related determination date but on or prior to the master servicer remittance date in each month, the monthly payment due in the same month as that distribution date (other than balloon payments due on the master servicer remittance date, unless received by the master servicer prior to such due date) if received by the related due date in that month.

                                     S-178

     BALLOON PAYMENT INTEREST EXCESS--If the due date for any balloon payment on a balloon mortgage loan occurs on a later date than the due date in prior months, the amount of interest (net of related master servicing fees) accrued on the related balloon loan for the additional number of days will, to the extent actually collected in connection with the payment of the balloon payment on or before the succeeding determination date, constitute a Balloon Payment
Interest Excess.

     BALLOON PAYMENT INTEREST SHORTFALL--If the due date for any balloon payment on a balloon mortgage loan occurs on an earlier date than the due date in prior months, the additional amount of interest (net of related master servicing fees) that would have accrued on the related balloon loan if the stated maturity date were on the later date will, to the extent not paid by the borrower, constitute a Balloon Payment Interest Shortfall.

     GE 2004-C3 MASTER SERVICER--The "servicer" under the GE 2004-C3 Pooling and Servicing Agreement, which as of the date hereof is GEMSA Loan Services,
L.P.

     GE 2004-C3 POOLING AND SERVICING AGREEMENT--The Pooling and Servicing
Agreement, dated as of July 1, 2004, among GE Commercial Mortgage Corporation, as depositor, GEMSA Loan Services, L.P., as servicer, Lennar Partners, Inc., as special servicer, and Wells Fargo Bank, N.A., as trustee.

     GE 2004-C3 SPECIAL SERVICER--The "special servicer" under the GE 2004-C3
Pooling and Servicing Agreement, which as of the date hereof is Lennar
Partners, Inc.

     GE 2004-C3 TRUST--The trust fund formed under the GE 2004-C3 Pooling and
Servicing Agreement.

     GE 2004-C3 TRUSTEE--The "trustee" under the GE 2004-C3 Pooling and
Servicing Agreement, which as of the date hereof is Wells Fargo Bank, N.A.

     HEMPSTEAD ROAD APARTMENTS LOAN--The mortgage loan identified by control number 75 in Annex A to this prospectus supplement.

     HOUSTON CENTER COMPANION LOAN--Each mortgage note secured by the Houston
Center mortgaged property on a pari passu basis with the Houston Center Loan.
The Houston Center Companion Loans are not assets of the trust.

     HOUSTON CENTER LOAN--The mortgage loan identified by control number 1 in
Annex A to this prospectus supplement, which mortgage loan consists of two pari passu mortgage notes.

     HOUSTON CENTER WHOLE LOAN--Collectively, the Houston Center Loan and the
Houston Center Companion Loans.

     NET AGGREGATE PREPAYMENT INTEREST SHORTFALL--The Net Aggregate Prepayment
Interest Shortfall for any distribution date will be the amount, if any, by which the aggregate of all Prepayment Interest Shortfalls incurred on the mortgage pool during the related collection period, exceeds any payment made by the master servicer for that distribution date to cover those Prepayment
Interest Shortfalls.

     NET MORTGAGE RATE--The Net Mortgage Rate for any mortgage loan is an annual rate equal to the related mortgage rate in effect from time to time
(including, in the case of any mortgage loan providing for a fixed payment during any period of interest-only

                                     S-179

payments, the implied rate of interest), minus the servicing fee rate. However, for purposes of calculating pass-through rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the master servicer or special servicer, as applicable, or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     PREPAYMENT INTEREST EXCESS--If a borrower voluntarily prepays a mortgage loan, in whole or in part, after the due date in any collection period, the amount of interest (net of related master servicing fees) accrued on the prepayment from that due date to, but not including, the date of prepayment or any later date through which interest accrues will, to the extent actually collected, constitute a Prepayment Interest Excess.

     PREPAYMENT INTEREST SHORTFALL--If a borrower prepays a mortgage loan, in whole or in part, before the due date in any collection period and does not pay interest on that prepayment through the due date, then the shortfall in a full month's interest (net of related master servicing fees) on the prepayment will constitute a Prepayment Interest Shortfall.

     PRINCIPAL DISTRIBUTION AMOUNT--The Principal Distribution Amount for any
distribution date will, generally, equal the excess of the sum of clauses (1)
through (5) below over clause (6) below:

     (1)  the principal portions of all monthly payments, other than balloon payments, and any assumed monthly payments due or deemed due, as the case may be, on the mortgage loans for their respective due dates occurring during the same calendar month as that distribution date;

     (2)  all voluntary principal prepayments received on the mortgage loans during the related collection period;

     (3)  for any balloon loan for which the stated maturity date occurred, during or before the related collection period, any payment of principal, exclusive of any voluntary principal prepayment and any amount described in clause (4) below, made by or on behalf of the related borrower during the related collection period, net of any portion of the payment that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due, or the principal portion of any assumed monthly payment deemed due, for that mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered;

     (4)  the portion of all liquidation proceeds (net of liquidation expenses and unreimbursed additional trust fund expenses), condemnation proceeds and insurance proceeds received on the mortgage loans during the related collection period that were identified and applied by the special servicer as recoveries of principal, in each case, exclusive of any portion of those amounts that represents a recovery of the principal portion of any monthly payment, other than a balloon payment, due and any excess liquidation proceeds, or the principal portion of any assumed monthly payment deemed due, for the related mortgage loan on a due date during or before the same calendar month as that distribution date and not previously recovered; and

                                     S-180

     (5)  if that distribution date is after the initial distribution date, the excess, if any, of the principal distribution amount for the immediately preceding distribution date over the aggregate distributions of principal made on the principal balance certificates from the principal distribution amount on that immediately preceding distribution date;

          minus

     (6)  the amount of principal collections, if any, applied to reimburse any nonrecoverable advances or workout-delayed reimbursement amounts on such distribution date allocated first, to the loan group principal distribution amount for the loan group in which the mortgage loan with respect to which the nonrecoverable advance or workout-delayed reimbursement amount was made or exists, and then to the other loan group (provided, however, that to the extent any such nonrecoverable advances or workout-delayed reimbursement amounts are subsequently recovered from principal collections on the related mortgage loan, such recovery will be applied to increase the sum of clauses (1)
          through (5) above for the distribution date related to the collection period in which such recovery occurs).

     SAND CREEK WOODS LOAN--The mortgage loan identified by control number 41 in Annex A to this prospectus supplement.

     STRATEGIC HOTEL PORTFOLIO B NOTES--The mortgage notes secured by the
Strategic Hotel Portfolio mortgaged property on a subordinate basis with the
Strategic Hotel Portfolio Loan and the Strategic Hotel Portfolio Companion
Loans. The Strategic Hotel Portfolio B Notes are not assets of the trust.

     STRATEGIC HOTEL PORTFOLIO B NOTES DIRECTING CERTIFICATEHOLDER--Generally,
the majority certificateholder of the Strategic Hotel Portfolio Class SHP
Controlling Class.

     STRATEGIC HOTEL PORTFOLIO CHANGE OF CONTROL EVENT--A "Strategic Hotel
Portfolio Change of Control Event" will be deemed to have occurred and be continuing if the initial principal balance of the Strategic Hotel Portfolio B
Notes, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to the Strategic
Hotel Portfolio B Notes, appraisal reduction amounts and any realized losses allocated to the Strategic Hotel Portfolio B Notes, is less than 25% of the aggregate initial principal balance of the Strategic Hotel Portfolio B Notes, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to the Strategic Hotel Portfolio
B Notes.

     STRATEGIC HOTEL PORTFOLIO CLASS SHP CERTIFICATES--The designated classes of certificates issued under the GE 2004-C3 Pooling and Servicing Agreement backed by the Strategic Hotel Portfolio B Notes.

     STRATEGIC HOTEL PORTFOLIO CLASS SHP CONTROLLING CLASS--As of any time of determination, the most subordinate class of Strategic Hotel Portfolio Class
SHP Certificates then outstanding that has a certificate balance at least equal to 25% of the initial certificate balance of that class.

                                     S-181

     STRATEGIC HOTEL PORTFOLIO COMPANION LOAN--Each mortgage loan secured by the Strategic Hotel Portfolio Loan mortgaged properties on a pari passu basis with the Strategic Hotel Portfolio Loan. The Strategic Hotel Portfolio
Companion Loans are not assets of the trust.

     STRATEGIC HOTEL PORTFOLIO LOAN--The mortgage loan identified by control number 13 in Annex A to this prospectus supplement.

     STRATEGIC HOTEL PORTFOLIO SENIOR LOANS--Collectively, the Strategic Hotel
Portfolio Loan and the Strategic Hotel Portfolio Companion Loans.

     STRATEGIC HOTEL PORTFOLIO WHOLE LOAN--Collectively, the Strategic Hotel
Portfolio Loan, the Strategic Hotel Portfolio Companion Loans and the Strategic
Hotel Portfolio B Notes.

     UNIVISION TOWER LOAN--The mortgage loan identified by control number 3 in
Annex A to this prospectus supplement.

     WEIGHTED AVERAGE NET MORTGAGE RATE--The Weighted Average Net Mortgage Rate
or each distribution date is the weighted average of the Net Mortgage Rates for the mortgage loans as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances outstanding immediately before that distribution date.

                                     S-182

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     S-183

                                    ANNEX A
                     CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information for the mortgage loans and mortgaged properties. The information is presented, where applicable, as of the applicable cut-off date for each mortgage loan and the related mortgaged properties. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and operating statements were generally unaudited and have not been independently verified by the depositor or the underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A may not equal the indicated total under such column due to rounding.

     Net income for a mortgaged property as determined in accordance with generally accepted accounting principles would not be the same as the stated
underwritten net cash flow for such mortgaged property as provided in the following schedule or tables. In addition, underwritten net cash flow is not a substitute for or comparable to operating income as determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the mortgaged properties, nor is the underwritten net cash flow provided in this prospectus supplement for any mortgaged property intended to represent such future net cash flow.

     In the schedule and tables provided in this Annex A, for mortgage loans evidenced by one mortgage note, but secured by multiple mortgaged properties, for some purposes, the allocated loan amounts for each such related mortgaged property are shown.

     DEFINITIONS

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms have the following meanings, as modified, by reference to the "Certain Loan Payment Terms" below and footnotes to the schedules that follow:

     (1) "Underwritten net cash flow," "underwritten NCF" or "UW NCF" for any mortgaged property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. Generally, it is the estimated revenue derived from the use and operation of such mortgaged property less (i)
the allowance for vacancies and losses (such amount, the "underwritten revenue") and (ii) the sum of estimated (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) (such sum of (a) and
(b), the "underwritten expenses") and (c) estimated replacement reserves and with the exception of multifamily and hospitality properties, tenant improvement costs and leasing commissions, as applicable. Underwritten net cash flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous,

                                      A-1

could cause the actual net cash flow for such mortgaged property to differ materially from the underwritten net cash flow set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuer, the depositor, the sellers, the master servicer, the special servicer or the trustee have control.
In some cases, the underwritten net cash flow for any mortgaged property is higher, and may be materially higher, than the annual net cash flow for that mortgaged property, based on historical operating statements.

     In determining underwritten net cash flow for a mortgaged property, the mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers. In some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a mortgaged property of which the applicable seller was aware
(e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures and leasing commission and tenant improvement reserves. In some cases, the applicable seller's estimate of underwritten net cash flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of underwritten net cash flow derived therefrom) based upon the applicable seller's own analysis of those operating statements and the assumptions applied by the respective borrowers in preparing those statements and information. In some instances, for example, property management fees and other expenses may have been taken into account in the calculation of underwritten net cash flow even though these expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of underwritten net cash flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any seller in determining the presented operating information.

     (2) "Annual debt service" generally means, for any mortgage loan, 12 times the monthly payment in effect as of the applicable cut-off date for such mortgage loan or, for some mortgage loans that pay only interest for a period of time, 12 times the monthly payment in effect after the end of such interest-only period. With respect to the Strategic Hotel Portfolio Loan, annual debt service was calculated based on the sum of monthly payments of principal and interest due on the payment dates commencing in December 2004 through and including the payment date occurring in November 2005.

     (3) "UW NCF DSCR," "underwritten NCF DSCR," "debt service coverage ratio,"
"DSC Ratio" or "DSCR" means, for any mortgage loan, (a) the underwritten net cash flow for the mortgaged property, divided by (b) the annual debt service for such mortgage loan (assuming for the purposes of this Annex A, except as otherwise indicated, that in the case of any mortgage loan providing for earnout reserves, the principal balance of such mortgage loan is reduced by the amount of the earnout). For purposes of the information presented in this prospectus supplement, unless otherwise

                                      A-2

indicated, (i) with respect to the Houston Center Loan the debt service coverage ratio reflects the aggregate indebtedness evidenced the Houston Center
Loan and the Houston Center Companion Loans, (ii) with respect to the Strategic
Hotel Portfolio Loan the debt service coverage ratio reflects the aggregate indebtedness evidenced the Strategic Hotel Portfolio Loan and the Strategic
Hotel Portfolio Companion Loans, but not the Strategic Hotel Portfolio B Notes
and (iii) with respect to the mortgage loans identified by control numbers 5,
6, 7 and 8, the debt service coverage ratio reflects the aggregate indebtedness evidenced by all such loans collectively.

     Generally, debt service coverage ratios are used by lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios measure only the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy
(for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the underwritten NCF DSCRs accurately reflect that ability. The underwritten NCF DSCR for the interest-only mortgage loans is based on the payment due after the initial interest-only period.

     (4) "Appraised value" means, for any mortgaged property, the appraiser's adjusted value as stated in the most recent third-party appraisal available to the depositor. In some cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In some cases in which the appraiser assumed the completion of repairs, such repairs were, generally, either completed before the settlement date or the applicable seller has taken reserves sufficient to complete such repairs or received other assurances such as a guarantee. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

     (5) "Cut-off date loan-to-value ratio," "loan-to-value ratio," "cut-off date LTV," "current LTV" or "CLTV" means, with respect to any mortgage loan,
(a) the cut-off date balance of that mortgage loan (assuming for purposes of this Annex A, except as otherwise indicated, in the case of any mortgage loan providing for earnout reserves, the principal balance of such mortgage loan is reduced by the amount of the earnout) divided by (b) the appraised value of the mortgaged property or mortgaged properties. For mortgage loans for which earnout reserves have been established, cut-off date loan-to-value ratio is shown assuming that the earnout is not achieved, except as otherwise indicated.
For purposes of the information presented in this prospectus supplement, unless otherwise indicated, (i) with respect to the Houston Center Loan the loan-to-value ratio reflects the aggregate indebtedness evidenced the Houston
Center Loan and the Houston Center Companion Loans, (ii) with respect to the
Strategic Hotel Portfolio Loan the loan-to-value ratio reflects the aggregate indebtedness evidenced the Strategic Hotel Portfolio Loan and the Strategic
Hotel Portfolio Companion Loans, but

                                      A-3

not the Strategic Hotel Portfolio B Notes and (iii) with respect to the mortgage loans identified by control numbers 5, 6, 7 and 8, the loan-to-value ratio reflects the aggregate indebtedness evidenced by all such loans collectively.

     (6) "Square feet," "sq. ft.," "SF" or "NRSF" means, in the case of a mortgaged property operated as a retail center, office or medical office complex, industrial/ warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

     (7) "Units," "Pads," "Rooms" or "Spaces" means: (1) in the case of a mortgaged property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in the apartment, (2) in the case of a mortgaged property operated as a hospitality property, the number of guest rooms, (3) in the case of a mortgaged property operated as manufactured housing, the number of pads, (4) in the case of a mortgaged property operated as self-storage property, the number of self-storage units and (5) in the case of a mortgaged property operated as a parking facility, the number of parking spaces. For purposes of this Annex A, the total number of units shown for certain multifamily properties may be greater than the total number of multifamily units shown in the multifamily schedule because certain of the multifamily properties have commercial units in addition to multifamily units.

     (8) "Occupancy" means, the percentage of square feet or units, as the case may be, of the mortgaged property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on this Annex A as the "occupancy date") or as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of the mortgaged property. Information in this Annex A concerning the "largest tenant" is presented as of the same date as of which the occupancy percentage is specified.

     (9) "Scheduled Maturity or ARD Balance" means, for any balloon loan or ARD loan, the principal amount that will be due at maturity or on the anticipated repayment date for that balloon loan or ARD loan.

     (10) "Scheduled maturity date LTV" means, for any balloon loan, the balloon balance for that mortgage loan divided by the appraised value of the related mortgaged property. For purposes of the information presented in this prospectus supplement, unless otherwise indicated, (i) with respect to the
Houston Center Loan the scheduled maturity date loan-to-value ratio reflects the aggregate indebtedness evidenced the Houston Center Loan, (ii) the Houston
Center Companion Loans, and with respect to the Strategic Hotel Portfolio Loan the scheduled maturity date loan-to-value ratio reflects the aggregate indebtedness evidenced the Strategic Hotel Portfolio Loan and the Strategic
Hotel Portfolio Companion Loans, but not the Strategic Hotel Portfolio B Notes
and (iii) with respect to the mortgage loans identified by control numbers 5,
6, 7 and 8, the scheduled maturity date loan-to-value ratio reflects the aggregate indebtedness evidenced by all such loans collectively.

     (11) "Interest rate" means, for any mortgage loan, the mortgage rate in effect as of the cut-off date for that mortgage loan.

     (12) "Administration Fee Rate" for each mortgage loan is the percentage rate per annum provided in Annex A for such mortgage loan at which compensation is payable

                                      A-4

for the servicing of that mortgage loan (which includes the master servicing fee rate) and at which compensation is also payable to the trustee.

     (13) "Prepayment provisions" for each mortgage loan are: "lockout," which means the duration of the prepayment lockout period; "defeasance," which means the duration of any defeasance period; and, where applicable, "(greater than)
YM and 2%" which means the greater of the yield maintenance charge and 2% of the outstanding principal balance; "(greater than) YM and 1%" which means the greater of the yield maintenance charge and 1% of the outstanding principal balance; and "YM" which means yield maintenance. The number following the "/"
is the number of months for which the related call protection provision is in effect, exclusive of the maturity date for calculation purposes only.

     (14) "Term to maturity" means, for any mortgage loan, the remaining term, in months, from the cut-off date for that mortgage loan to the earlier of the related maturity date or anticipated repayment date.

     (15) In those instances where the same tenant leases space under multiple leases, the date shown as the "Largest Tenant Lease Expiration" is the earliest termination date of any of such leases.

     (16) "Underwritten net operating income, "underwritten NOI" or "UW NOI"
for any mortgaged property means, net cash flow before deducting for capital expenditures and any deposits to reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.

     (17) "Cut-Off Date Balance per Sq.Ft./Unit/Pad/Room/Space" for any
mortgage loan means the cut-off date balance of that mortgage loan divided by
Sq.Ft./Unit/Pad/ Room/Space, as applicable. For purposes of the information presented in this prospectus supplement, unless otherwise indicated, (i) with respect to the Houston Center Loan the Cut-Off Date Balance per Sq.Ft. reflects the aggregate indebtedness evidenced by the Houston Center Loan and the Houston
Center Companion Loans, (ii) with respect to the Strategic Hotel Portfolio Loan the Cut-Off Date Balance per Room reflects the aggregate indebtedness evidenced by the Strategic Hotel Portfolio Loan and the Strategic Hotel Portfolio
Companion Loans, but not the Strategic Hotel Portfolio B Notes and (iii) with respect to the mortgage loans identified by control numbers 5, 6, 7 and 8, the
Cut-off Date Balance per Unit reflects the aggregate indebtedness evidenced by all such loans collectively.

     The following footnotes describe certain interest-only provisions and earnout reserves for mortgage loans other than the mortgage loans described in
Annex B to this prospectus supplement.

     INTEREST-ONLY LOANS

     Control Number 18.  The mortgage loan requires fixed monthly payments of interest only in the amount of $85,312.50 from November 1, 2004 through October
1, 2005. Commencing on November 1, 2005 and continuing through maturity, monthly payments of principal and interest in the amount of $111,153.60 are required.

     Control Number 19.  The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from
December 1, 2004 and

                                      A-5

continuing through November 1, 2006. Commencing on December 1, 2006, and
continuing through maturity, monthly payments of principal and interest in the amount of $94,085.33 are required.

     Control Number 20.  The mortgage loan requires monthly payments of interest only calculated on the actual number of days each month from September
1, 2004 through August 1, 2006. Commencing on September 1, 2006 and continuing through maturity, monthly payments of principal and interest in the amount of
$98,501.91 are required.

     Control Number 22.  The mortgage loan requires fixed monthly payments of interest only in the amount of $73,349.80 from January 1, 2005 through December
1, 2006. Commencing on January 1, 2007 and continuing through maturity, monthly payments of principal and interest in the amount of $90,958.90 are required.

     Control Number 23.  The mortgage loan requires monthly payments of interest only in the amount of $67,953.88 from December 1, 2004 through maturity on November 1, 2009

     Control Number 24.  The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from
January 1, 2005 and continuing through December 1, 2005. Commencing on January
1, 2006, and continuing through maturity, monthly payments of principal and interest in the amount of $89,645.27 are required.

     Control Number 27.  The mortgage loan requires monthly payments of interest only in the amount of $64,987.85 from September 1, 2004 through maturity on August 1, 2009

     Control Number 31.  The mortgage loan requires monthly payments of interest calculated on the actual number of days each month from January 1,
2005 through December 1, 2009. Commencing on January 1, 2010 and continuing through maturity, monthly payments of principal and interest in the amount of
$75,268.26 are required.

     Control Number 32.  The mortgage loan requires fixed monthly payments of interest only in the amount of $67,981.25 from October 1, 2004 through
September 1, 2006. Commencing on October 1, 2006 and continuing through maturity, monthly payments of principal and interest in the amount of
$80,592.47 are required.

     Control Number 33.  The mortgage loan requires monthly payments of interest only calculated on the actual number of days each month from November
1, 2004 through maturity on October 1, 2009

     Control Number 35.  The mortgage loan requires monthly payments of interest only calculated on the actual number of days each month from December
1, 2004 through November 1, 2007. Commencing on December 1, 2007 and continuing through maturity, monthly payments of principal and interest in the amount of
$69,812.52 are required.

     Control Number 45.  The mortgage loan requires monthly payments of interest only calculated on the actual number of days each month from December
8, 2004 through November 8, 2006. Commencing on December 8, 2006, through maturity, monthly payments of principal and interest in the amount of
$54,094.55 are required.

                                      A-6

     Control Number 46.  The mortgage loan requires fixed monthly payments of interest only in the amount of $41,537.33 from November 1, 2004 through October
1, 2006. Commencing on November 1, 2006 and continuing through maturity, monthly payments of principal and interest in the amount of $51,790.77 are required.

     Control Number 48.  The mortgage loan requires fixed monthly payments of interest only in the amount of $44,722.50 from September 1, 2004 through August
1, 2007. Commencing on September 1, 2007 and continuing through maturity, monthly payments of principal and interest in the amount of $53,531.78 are required.

     Control Number 51.  The mortgage loan requires fixed monthly payments of interest only in the amount of $36,905.56 from November 1, 2004 through October
1, 2006. Commencing on November 1, 2006 and continuing through maturity, monthly payments of principal and interest in the amount of $44,778.16 are required.

     Control Number 54.  The mortgage loan requires fixed monthly payments of interest only in the amount of $32,789.17 from January 1, 2005 through December
1, 2006. Commencing on January 1, 2007 and continuing through maturity, monthly payments of principal and interest in the amount of $40,385.28 are required.

     Control Number 56.  The mortgage loan requires monthly payments of interest only calculated on the actual number of days in each month from
January 1, 2005 and continuing through December 1, 2006. Commencing on January
1, 2007, and continuing through maturity, monthly payments of principal and interest in the amount of $38,269.03 are required.

     Control Number 57.  The mortgage loan requires fixed monthly payments of interest only in the amount of $28,184.85 from November 1, 2004 through October
1, 2006. Commencing on November 1, 2006 and continuing through maturity, monthly payments of principal and interest in the amount of $35,389.47 are required.

     Control Number 58.  The mortgage loan requires fixed monthly payments of interest only in the amount of $29,819.74 from November 1, 2004 through October
1, 2006. Commencing on November 1, 2006 and continuing through maturity, monthly payments of principal and interest in the amount of $35,955.36 are required.

     Control Number 61.  The mortgage loan requires fixed monthly payments of interest only in the amount of $24,224.34 from November 1, 2004 through October
1, 2006. Commencing on November 1, 2006 and continuing through maturity, monthly payments of principal and interest in the amount of $30,703.43 are required.

     Control Number 65.  The mortgage loan requires monthly payments of interest only calculated on the actual number of days each month from June 1,
2004 through May 1, 2006. Commencing on June 1, 2006, through maturity, monthly payments of principal and interest in the amount of $28,843.58 are required.

     Control Number 75.  The mortgage loan requires monthly payments of interest only calculated on the actual number of days each month from July 9,
2004 through May 9, 2006. Commencing on June 9, 2006, through maturity, monthly payments of principal and interest in the amount of $20,714.72 are required.

     Control Number 89.  The mortgage loan requires monthly payments of interest only calculated on the actual number of days each month from November
1, 2004

                                      A-7

through October 1, 2006. Commencing on November 1, 2006, through maturity, monthly payments of principal and interest in the amount of $11,610.49 are required.

     Control Number 90.  The mortgage loan requires fixed monthly payments of interest only in the amount of $9,079.38 from November 1, 2004 through October
1, 2005. Commencing on November 1, 2005 and continuing through maturity, monthly payments of principal and interest in the amount of $10,757.22 are required.

     CERTAIN RESERVES

     Control Number 14.  The mortgage loan requires a monthly deposit of
$13,894 to the tenant improvement and leasing commission reserve. The reserve is capped at $500,000 at which time the monthly deposits will be suspended.

     Control Number 15.  An initial deposit of $50,000 was required at closing for the tenant improvement and leasing commission reserve. The mortgage loan also requires a monthly deposit of $14,536 to the tenant improvement and leasing commission reserve. The reserve is capped at $225,000 and is required to be replenished if the balance falls below this amount.

     Control Number 16.  The mortgage loan requires monthly deposits to the
Replacement Reserve in the amount of $2,938, however, such deposits will not be required as long as the property is adequately maintained and no event of default has occurred.

     Control Number 17.  The mortgage loan requires a monthly deposit of
$17,456 to the tenant improvement and leasing commission reserve The borrower is not required to make such deposit provided certain property inspection and lease tests are met. The reserve is capped at $837,895, and is required to be replenished if the balance falls below $837,895. The mortgage loan also requires a monthly deposit of $19,451 to the replacement reserve. The borrower is not required to make such deposit, provided that certain property inspection and lease tests are met. The reserve is capped at $933,624, and is required to be replenished if the balance falls below $933,624. Additionally, the borrower has delivered to lender a $1,500,000 Rocky Mount. Environmental letter of credit and a $100,000 General Environmental letter of credit naming lender as sole beneficiary. In an event of default, lender will be entitled to draw upon the letters of credit to the extent required to satisfy the post-closing environmental obligations.

     Control Number 18.  An initial deposit of $1,000 was required at closing for replacement reserve. The mortgage loan also requires a monthly deposit of the greater of 1/12th of (i) 4% of the total gross revenues derived from the operation of the property during the immediately preceding calendar year for the first five (5) years of the Loan term and 5% of the total gross revenues derived from the operation of the property for each year thereafter, or (ii)
the amount indicated in lender's structural engineering report as the amount of annual capital expenditures and FF&E necessary to maintain the property.

     Control Number 21.  The mortgage loan requires a monthly deposit of $3,991 to the tenant improvement and leasing commission reserve. The reserve is capped at $150,000 and is required to be replenished if the balance falls below
$150,000 or in an event of default. Additionally, an initial deposit of
$365,000 was required at closing for

                                      A-8

a Winn Dixie reserve to re-tenant the space in the event Winn-Dixie vacates. At any time during the loan term, borrower shall have a one-time right to deliver to lender an irrevocable letter of credit in lieu of the then current balance of the Winn Dixie reserve Lender shall disburse the then current balance of the
Winn Dixie reserve account or release the letter of credit, to borrower upon renewal of the lease or the space being leased to other third party tenants.

     Control Number 22.  The mortgage loan requires a monthly deposit of $2,053 to the replacement reserve. The borrower is not required to make such deposit until lender determines that certain DSCR tests are not met.

     Control Number 23.  The mortgage loan requires a monthly deposit of $4,467 to replacement reserve. The reserve is capped at $53,600 at which time the monthly deposits shall be suspended, provided that certain DSCR and occupancy thresholds are met, and the reserve is maintained at its capped amount. In addition, an initial deposit of $15,000 was required at closing for supplemental reserve. Funds remaining in the supplemental reserve shall be returned to the borrower upon certain borrower conditions being met.

     Control Number 24.  The mortgage loan initially requires monthly deposits to the Replacement Reserve in the amount of $3,100 ($300 annually per unit).
Commencing on the payment date occurring in January, 2008, monthly deposits to the Replacement Reserve in the amount of $5,167 ($500 annually per unit) will be required.

     Control Number 25.  The mortgage loan requires a soft lockbox and cash flow sweep in the event that (i) Rhona Silver sells or transfers a majority interest in the catering business, (ii) the catering business enters into bankruptcy, or (iii) Rhona Silver is not running the catering business on a day-to-day basis as determined by lender. The cash management period continues through the term of the loan. All excess cash flow is deposited into the tenant improvement and leasing commission reserve.

     Control Number 28.  An initial deposit of $157,961 was required at closing for the replacement reserve. Monthly deposits to the replacement reserve have been waived so long as the reserve is maintained at such amount and certain
DSCR and occupancy thresholds are met. Additionally, an environmental remediation reserve of $1,000,000 was required for the cost of remediation of certain environmental conditions related to the removal of an underground storage tank at The Arbors on Main property. The environmental remediation reserve had a balance of $18,750 as of November 19, 2004.

     Control Number 30.  The mortgage loan requires a monthly deposit of
$10,361 to the tenant improvement and leasing commission reserve. The reserve is capped at $375,000 and is required to be replenished if the balance falls below $375,000. Additionally, the mortgage loan requires a monthly deposit of
$2,456 to the replacement reserve. Any re-assessment of the monthly replacement reserve deposit in accordance with the loan agreement cannot exceed $3,766.

     Control Number 32.  The mortgage loan requires a monthly deposit of $2,781 to the replacement reserve. The borrower is not required to make such deposit provided certain DSCR thresholds are met.

     Control Number 34.  An initial deposit of $1,000 was required at closing for replacement reserve. The mortgage loan also requires a monthly deposit of
$29,672 to

                                      A-9

the replacement reserve through April 1, 2005 and 1/12th of 4% of gross revenues from the property during the immediately preceding calendar year thereafter.

     Control Number 35.  The mortgage loan requires a monthly deposit of $4,333 to the replacement reserve. The reserve is capped at $156,000, and is required to be replenished if the balance falls below $156,000.

     Control Number 36.  An initial deposit of $250,000 was required at closing for the tenant improvement and leasing commission reserve. The mortgage loan also requires a monthly deposit of $15,000 to the tenant improvement and leasing commission reserve. The reserve is capped at $250,000 and is required to be replenished if the balance falls below this amount. Additionally, the mortgage loan requires a monthly deposit of $14,167 to the Xerox Reserve to address the Xerox rollover in May 2006. The reserve is capped at $170,000 (one year). The Xerox Reserve shall be released to the borrower upon successful renewal of the Xerox lease or a new lease to a replacement tenant(s), on terms acceptable to lender, subject to a 1.35x DSCR at time of release.

     Control Number 37.  In the event lender draws upon the $1,500,000 letter of credit, provided no event of default exists, lender will deposit the proceeds of the letter of credit into the tenant improvement and leasing commission reserve. Lender shall have the right to draw in full or in part upon the letter of credit: under certain conditions. The mortgage loan requires a monthly deposit of $10,000 to the Prada commission reserve through and including April 1, 2007. In accordance with the commission agreement $750,000 was paid to the leasing agent for arranging the Prada lease when the lease commenced in May 2002. In addition, $120,000 is paid on each anniversary of the lease commencement for five years. Lender shall make disbursements of earned
Prada commissions pursuant to the commissions agreement dated August 2001 between Castle Road Realty Equity, LLC and MKFK Associates, Inc. In addition, the mortgage loan requires a monthly deposit of $1,458 to the replacement reserve. The borrower is not required to make such deposit provided that no event of default exists under the loan documents.

     Control Number 39.  The mortgage loan requires a monthly deposit of $6,227 to the tenant improvement and leasing commission reserve. The reserve is capped at $150,000, and is required to be replenished if the balance falls below
$150,000. Additionally, an initial deposit of $385,000 was required at closing for a Winn Dixie reserve to re-tenant the space in the event Winn-Dixie vacates. Lender shall disburse the funds to borrower upon Winn Dixie meeting certain sales threshold.

     Control Number 40.  The mortgage loan requires a monthly deposit of $8,769 to the tenant improvement and leasing commission reserve. The reserve is capped at $200,000, and is required to be replenished if the balance falls below
$200,000. Additionally, the mortgage loan requires a monthly deposit of $1,385 to the replacement reserve. The reserve is capped at $100,000, and is required to be replenished if the balance falls below $100,000.

     Control Number 42.  The mortgage loan does not require monthly deposits to the Real Estate Tax Reserve. In the event that borrower fails to provide evidence of payment of real estate taxes, the mortgage loan requires that monthly deposits to the Real Estate Tax Reserve shall commence.

                                      A-10

     Control Number 43.  The mortgage loan requires monthly deposits to the
Rollover Reserve in the amount of $7,123. Additionally, a cash reserve in the amount of $475,000 was required at closing. Monthly deposits to the Rollover
Reserve shall not be required as long as the balance of the account exceeds
$475,000 (Cap). Notwithstanding the foregoing, the mortgage loan requires monthly deposits to the Rollover Reserve in the amount of $14,584 during the first 12 months of the loan. The Cap will be reduced by $25 per square foot of raw space that is leased, however, the Cap cannot be reduced below $200,000.
Additionally, a cash reserve in the amount of $32,799 was required at closing pending the termination of the free rent period for tenants Dr. Joo and North
Houston Birth Center. The holdback will be released at the end of the free rent period.

     Control Number 44.  The mortgage loan requires a monthly deposit of $3,333 to the tenant improvement and leasing commission reserve. The reserve is capped at $150,000 and is required to be replenished if the balance falls below this amount. In addition, if National Semiconductor does not give notice of its intent to renew its lease within 180 days of its expiration, lender will sweep all excess cash flow into the TI/LC escrow account in an amount up to an additional $150,000. Additionally, an initial deposit of $145,294 was required at closing for the Validity Reserve, representing the amount of prepaid rent under the lease dated February 4, 2004 with Validity, Inc. Provided there has been no Event of Default, lender shall release $7,500 from the Validity Reserve to the borrower each month. Upon the expiration of the prepaid rent period under the Validity lease (June 1, 2006), provided that there is no Event of
Default, all remaining funds in the Validity Reserve shall be released by lender to the borrower.

     Control Number 45.  $427,000 is being held by lender in the Holdback
Reserve. Release of the reserve is subject to a 75% LTV, an actual DSCR of
1.25x, and an assumed DSCR of 0.90x at a 10.09% mortgage constant. The DSCR calculations are based on a T-3 operating statement. The borrower may request the release of these funds up to three times over the first 36 months of the loan term.

     Control Number 46.  The mortgage loan requires a monthly deposit of $6,094 to replacement reserve. The reserve is capped at $115,641 at which time the monthly deposits shall be suspended, provided that certain DSCR and occupancy thresholds are met, and the reserve is maintained at its capped amount.

     Control Number 47.  The mortgage loan requires monthly deposits to the
Rollover Reserve in the amount of $4,283. Additionally, a cash reserve in the amount of $250,000 was required at closing. Monthly deposits to the Rollover
Reserve shall not be required as long as the balance of the account exceeds
$150,000. Deposits to the Rollover Reserve shall once again be required if the
DSCR decreases below 1.20x or the occupancy decreases below 80.0%.

     Control Number 48.  An initial deposit of $200,000 was required at closing for the tenant improvement and leasing commission reserve. The mortgage loan also requires a monthly deposit of $9,054 to the tenant improvement and leasing commission reserve. Additionally, the mortgage loan requires a monthly deposit to the replacement reserve of $5,739 up to the 72nd payment and $3,743 thereafter.

     Control Number 50.  The mortgage loan requires a monthly deposit of $2,199 to the tenant improvement and leasing commission reserve. The reserve is capped at

                                      A-11

$98,963 at which time the monthly deposits will be suspended, provided certain
DSCR and occupancy thresholds are met.

     Control Number 51.  The mortgage loan requires a monthly deposit of $1,862 to the replacement reserve. The borrower is not required to make such deposit provided that certain DSCR tests are met.

     Control Number 52.  An initial deposit of $1,000 was required at closing for replacement reserve. The mortgage loan also requires a monthly deposit of
$9,900 to the replacement reserve through April 1, 2005 and 1/12th of 4% of gross revenues from the property during the immediately preceding calendar year thereafter.

     Control Number 53.  The mortgage loan requires a monthly deposit of $1,265 to the tenant improvement and leasing commission reserve. The reserve is capped at $45,540 at which time the monthly deposits shall be suspended. In the event the reserve falls below the $45,540 or an event of default occurs, borrower shall resume making monthly deposits.

     Control Number 54. The mortgage loan requires a monthly deposit of $2,340 to the replacement reserve. The borrower is not required to make such deposit unless certain DSCR tests are not met.

     Control Number 55.  An initial deposit of $1,000 was required at closing for replacement reserve. The mortgage loan also requires a monthly deposit of
$9,141 to the replacement reserve through April 1, 2005 and 1/12th of 4% of gross revenues from the property during the immediately preceding calendar year thereafter.

     Control Number 57.  The mortgage loan requires a monthly deposit of $5,495 to the tenant improvement and leasing commission reserve. The reserve is capped at $197,820, and is required to be replenished if the balance falls below
$197,820.

     Control Number 58.  The mortgage loan requires a monthly deposit of $1,166 to the tenant improvement and leasing commission reserve for the Barnes and
Nobles premises. Provided that no event of default has occurred, and in the event that Barnes & Noble Booksellers, Inc. renews or extends the B&N lease for a term ending no earlier than five (5) years after the maturity date at a rental rate no less than the current rate, any amount in the TI/LC reserve that is not needed for tenant improvement and leasing commissions will be released to borrower.

     Control Number 59.  An initial deposit of $150,000 was required at closing for the tenant improvement and leasing commission reserve. The mortgage loan also requires a monthly deposit of $1,809 to the tenant improvement and leasing commission reserve. Provided the reserve stays above the TI/LC threshold the monthly deposits will be suspended.

     Control Number 60.  An initial deposit of $1,000 was required at closing for replacement reserve. The mortgage loan also requires a monthly deposit of
1/12th of 4% of gross revenues from the property during the immediately preceding calendar year.

     Control Number 62.  The mortgage loan initially requires monthly deposits to the Replacement Reserve in the amount of $1,334 ($200 annually per unit).
Commencing on the payment date occurring in January, 2008, monthly deposits to the Replacement Reserve in the amount of $1,667 ($250 annually per unit) will be required.

                                      A-12

     Control Number 63.  An initial deposit of $2,200 was required at closing for debt service reserve. The mortgage loan also requires a monthly deposit of
$2,200 from September through May to the debt service reserve until the balance equals or exceeds $19,800. Upon receipt of borrower's written request not later than five (5) business days prior to the pending payment due date in June, July and August of each year, lender shall disburse on each such payment due date the amount of up to $6,600 for borrower to pay the monthly debt service and other reserve payments.

     Control Number 64.  The mortgage loan requires a monthly deposit of $6,749 to the tenant improvement and leasing commission reserve. The reserve is capped at $325,000 at which time the monthly deposits shall be suspended. In the event the reserve falls below the $325,000 or an event of default occurs, borrower shall resume making monthly deposits.

     Control Number 65.  The mortgage loan requires a monthly deposit of $1,075 to the replacement reserve. The reserve is capped at $12,900 and is required to be replenished if the balance falls below this amount.

     Control Number 66.  The mortgage loan requires a monthly deposit of $6,666 to the tenant improvement and leasing commission reserve. The reserve is capped at $240,000 and is required to be replenished if the balance falls below this amount.

     Control Number 68.  An initial deposit of $100,000 was required at closing for a Mineral Wells escrow account for remedial actions at the Mineral Wells property. The Mineral Wells Escrow funds shall be released upon satisfaction of all state and federal regulatory requirements related to remediation of environmental conditions at the Mineral Wells property

     Control Number 69.  The mortgage loan requires a monthly deposit of $719 to the replacement reserve. The Reserve is capped at $25,870, and is required to be replenished if the balance falls below $25,870.

     Control Number 71.  The mortgage loan requires a monthly deposit of $3,787 to the tenant improvement and leasing commission reserve. The reserve is capped at $90,886, and is required to be replenished if the balance falls below
$90,886. In addition, the mortgage loan requires a monthly deposit of $464 to the replacement reserve. The reserve is capped at $11,146, and is required to be replenished if the balance falls below $11,146.

     Control Number 73.  An initial deposit of $40,000 was required at closing for the tenant improvement and leasing commission reserve. Additionally, the mortgage loan requires a monthly deposit of $749 to the replacement reserve.
The Reserve is capped at $17,983, and is required to be replenished if the balance falls below $17,983.

     Control Number 74.  The mortgage loan requires a monthly deposit of $380 to the replacement reserve. The reserve is capped at $13,968 and is required to be replenished if the balance falls below this amount. Additionally, an initial deposit of $14,227 was required at closing for the tenant improvement and leasing commission reserve specifically associated with the X5 space. If, by
February 2004, the borrower has completed the tenant improvements associated with the X5 space, this deposit will be released. The mortgage loan also requires a monthly deposit of $3,204 to the tenant improvement and leasing commission reserve. The reserve is capped at $153,797 and is

                                      A-13

required to be replenished if the balance falls below this amount. However, in the event that no more than 35% of the net rentable area expires in any one year, the TI/LC escrow cap is reduced to $115,347.

     Control Number 76.  An initial deposit of $22,867 was required at closing for the tenant improvement and leasing commission reserve. The mortgage loan also requires a monthly deposit of $1,906 to the tenant improvement and leasing commission reserve. The borrower is not required to make such deposit provided that certain DSCR and lease renewal thresholds are met.

     Control Number 77.  The mortgage loan requires a monthly deposit of $525 to the replacement reserve. The borrower is not required to make such deposit until lender determines that certain DSCR tests are not met.

     Control Number 78.  An initial deposit of $50,000 was required at closing for the tenant improvement and leasing commission reserve. The mortgage loan also requires a monthly deposit of $1,899 to the tenant improvement and leasing commission reserve. The reserve is capped at $50,000 and is required to be replenished if the balance falls below this amount.

     Control Number 79.  A cash reserve in the amount of $10,000 was required at closing. The reserve shall be released upon the expiration of the Landlord's one-year construction warranty period, which expires October 9, 2005.

     Control Number 80.  The mortgage loan requires a monthly deposit of $1,325 to the tenant improvement and leasing commission reserve. The reserve is capped at $48,000 at which time the monthly deposits shall be suspended, provided that certain DSCR and occupancy thresholds are met, and the reserve is maintained at its capped amount.

     Control Number 82.  The mortgage loan requires a monthly deposit of $127 to the replacement reserve. The borrower is not required to make such deposit provided that borrower maintains the property in accordance with industry standards, subject to lender's satisfaction based on periodic inspections. The mortgage loan requires a monthly deposit to the ground rent escrow. The borrower is not required to make such deposit provided that borrower delivers evidence to Lender of payment of the applicable ground rents.

     Control Number 83.  The mortgage loan requires a monthly deposit of $304 to the tenant improvement and leasing commission reserve upon the occurrence of a replacement/TI trigger event. A replacement/TI trigger event means the occurrence of (i) a tax/insurance trigger event; or (ii) the failure of
Walgreens to maintain a minimum corporate credit rating of BBB- as issued by
S&P.

     Control Number 86.  The mortgage loan requires a monthly deposit of $1,213 to replacement reserve. The borrower is not required to make such deposit until lender determines that certain DSCR thresholds are not met.

     Control Number 87. The mortgage loan requires a monthly deposit of $5,000 to the tenant improvement and leasing commission reserve. The reserve is capped at $245,000 and is required to be replenished if the balance falls below this amount. Additionally, the mortgage loan requires a hard lockbox and cash flow sweep in the event that the

                                      A-14

subject's tenant (i) gives notice of its intention to vacate, (ii) vacates the building during the remaining term of its lease, or (iii) is in default of its lease obligations.

     Control Number 88.  The mortgage loan requires a monthly deposit of $1,647 to the tenant improvement and leasing commission reserve. The reserve is capped at $59,525, and is required to be replenished if the balance falls below
$59,525.

     Control Number 89.  An initial deposit of $76,131 was required at closing for the Seasonality Reserve, equal to six months of P&I payments and six months of escrows for real estate taxes, insurance, and recurring replacements. In
April and September of each year of the loan term, the borrower is required to make payments equal to six times the sum of (i) the Tax Escrow Payment; (ii)
the Insurance Escrow Payment; (iii) the Replacement Reserve Monthly Deposit;
(iv) the monthly principal and/or interest installment which would be due under the Note on the monthly payment dates when payments are not made. On the first day of each month, Lender shall apply sums then present in the Seasonality
Reserve towards (i) the Tax Escrow Payment; (ii) the Insurance Escrow Payment;
(iii) the Replacement Reserve Monthly Deposit; (iv) the monthly interest installment and/or the monthly principal and interest payment due under the note, provided however that lender has no obligation to apply, and the borrower has no right to receive, any amount in excess of the balance of the Seasonality
Reserve on such date.

     Control Number 90.  The mortgage loan requires a monthly deposit to the tenant improvement and leasing commission reserve of $417 up to the 84th payment and $7,222 thereafter. The reserve is capped at $165,000, and is required to be replenished if the balance falls below $165,000. Disbursements from the Reserve are not required more frequently than monthly. Additionally, an initial deposit of $80,000 was required at closing for a special tenant improvement and leasing commission reserve, and an initial deposit of $50,000 was required at closing for a special rent reserve.

     YIELD MAINTENANCE LOANS

     Control Number 21. The mortgage loan permits prepayment after a lockout period with payment of a yield maintenance charge. With respect to this mortgage loan, "yield maintenance charge" means an amount equal to the excess, if any, of (A) the present value of all scheduled interest and principal payments due on each payment due date in respect of the mortgage loan for the period from the date of such accepted prepayment to the maturity date, including the principal amount of the mortgage loan scheduled to be due on the maturity date, discounted at an interest rate per annum equal to the Index
(defined below), based on a 360-day year of twelve 30-day months, over (B) the principal amount of the mortgage loan outstanding immediately before such accepted prepayment. The term "Index" means the average yield for "treasury constant maturities" published by the Federal Reserve Board in Federal Reserve
Statistical Release H.15 (519) ("FRB Release"), for the second full week preceding the date of acceleration of the maturity date of the loan for instruments having a maturity coterminous with the remaining term of the mortgage loan. If the FRB Release is no longer published, servicer shall select a comparable publication to determine the Index. If there is no Index for instruments having a maturity coterminous with the remaining term of the mortgage loan, then the weighted average yield to maturity of the Indices

                                      A-15

with maturities next longer and shorter than such remaining average life to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

     Control Number 39. This mortgage loan permits prepayment after a lockout period with the payment of a yield maintenance charge. With respect to this mortgage loan, "yield maintenance charge" means an amount equal to the excess, if any, of (A) the present value of all scheduled interest and principal payments due on each payment due date in respect of the mortgage loan for the period from the date of such accepted prepayment to the maturity date, including the principal amount of the mortgage loan scheduled to be due on the maturity date, discounted at an interest rate per annum equal to the Index
(defined below), based on a 360-day year of twelve 30-day months, over (B) the principal amount of the mortgage loan outstanding immediately before such accepted prepayment. The term "Index" means the average yield for "treasury constant maturities" published by the Federal Reserve Board in Federal Reserve
Statistical Release H.15 (519) ("FRB Release"), for the second full week preceding the date of acceleration of the maturity date of the loan for instruments having a maturity coterminous with the remaining term of the mortgage loan. If the FRB Release is no longer published, servicer shall select a comparable publication to determine the Index. If there is no Index for instruments having a maturity coterminous with the remaining term of the mortgage loan, then the weighted average yield to maturity of the Indices with maturities next longer and shorter than such remaining average life to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple)
the yields of the relevant Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

     Control Number 41. This mortgage loan permits prepayment after a lockout period with payment of the greater of a yield maintenance charge and a fixed penalty equal to 2% of the principal amount of such prepayment. The lockout period for this mortgage loan has expired. With respect to this mortgage loan,
"yield maintenance charge" means the amount by which the Discounted Value (as defined below) of Note Payments (as defined below), calculated at the Discount
Rate (as defined below), exceeds the Prepayment (as defined below). "Discount
Rate" means the yield on a U.S. Treasury issue selected by lender, as published in The Wall Street Journal, two weeks prior to prepayment, having a maturity date corresponding (or most closely corresponding, if not identical) to the maturity date of the loan, and a coupon rate corresponding (or most closely corresponding, if not identical) to the fixed interest rate of the mortgage loan. "Default Discount Rate" means the Discount Rate less 300 basis points.
"Discounted Value" means the Discounted Value of a Note Payment based on the following formula:

          NP
     -------------
     (1 + R/12)(n)   = Discounted Value

     NP  =   Amount of Note Payment

     R   =   Discount Rate or Default Discount Rate as the case may be.

                                      A-16

     n   =   The number of months between the date of prepayment and the scheduled date of the Note Payment being discounted rounded to the nearest integer.

"Note Payments" means (i) the scheduled debt service payments for the period from the date of prepayment through the maturity date and (ii) the scheduled repayment of principal, if any, on the maturity date. "Prepayment Date
Principal" means the outstanding principal of the loan on the date of prepayment.

     Control Number 45. This mortgage loan permits prepayment after a lockout period with the payment of a yield maintenance charge. With respect to this mortgage loan, "yield maintenance charge" means an amount equal to the greater of (i) 1% of the principal balance of the note as of the Prepayment Date
(hereinafter defined) or (ii) to the present value as of the Prepayment Date of the Calculated Payments (hereinafter defined) from the Prepayment Date through the maturity date determined by discounting such payments at the Discount Rate
(hereinafter defined). "Prepayment Date" shall mean the date on which prepayment is made. "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the applicable interest rate and (z) the Yield Maintenance Treasury Rate (hereinafter defined). As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance
Treasury Rate, when compounded semi-annually. "Yield Maintenance Treasury Rate"
shall mean the yield calculated by lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected
Interest Rates under the heading U.S. Government Securities/Treasury Constant
Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury
Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the maturity date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield
Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

     Control Number 66. This mortgage loan permits prepayment after a lockout period with the payment of a yield maintenance charge. With respect to this mortgage loan, "yield maintenance charge" means an amount equal to the present value as of the Prepayment Date (as defined below) of the Calculated Payments
(as defined below) from the Prepayment Date through the maturity date of the loan determined by discounting such payments at the Discount Rate (as defined below). "Prepayment Date" means the date on which prepayment is made.
"Calculated Payments" means the monthly payments of interest only which would be due based on the principal amount of the loan being prepaid on the
Prepayment Date and assuming an interest rate per annum equal to the difference
(if such difference is greater than zero) between (y) the applicable interest rate and (z) the Yield Maintenance Treasury Rate (as defined below). "Discount
Rate" means the rate which, when compounded monthly, is equivalent to the Yield
Maintenance Treasury Rate, when compounded semi-annually. "Yield Maintenance
Treasury Rate" means the yield calculated by the servicer by the linear interpolation of the yields, as reported in the Federal Reserve Statistical
Release H.15-Selected Interest Rates under the heading U.S. Government
Securities/Treasury Constant Maturities for

                                      A-17

the week ending prior to the Prepayment Date, of U.S. Treasury Constant
Maturities with maturity dates (one longer or one shorter) most nearly approximating the maturity date. In the event Release H.15 is no longer published, the servicer shall select a comparable publication to determine the
Yield Maintenance Treasury Rate.

     Control Number 91. This mortgage loan permits prepayment after a lockout period with the payment of a yield maintenance charge. With respect to this mortgage loan, "yield maintenance charge" means an amount equal to the excess, if any, of (A) the present value of all scheduled interest and principal payments due on each payment due date in respect of the mortgage loan for the period from the date of such accepted prepayment to the maturity date, including the principal amount of the mortgage loan scheduled to be due on the maturity date, discounted at an interest rate per annum equal to the Index
(defined below), based on a 360-day year of twelve 30-day months, over (B) the principal amount of the mortgage loan outstanding immediately before such accepted prepayment. The term "Index" means the average yield for "treasury constant maturities" published by the Federal Reserve Board in Federal Reserve
Statistical Release H.15 (519) ("FRB Release"), for the second full week preceding the date of acceleration of the maturity date of the mortgage loan for instruments having a maturity coterminous with the remaining term of the mortgage loan. If the FRB Release is no longer published, servicer shall select a comparable publication to determine the Index. If there is no Index for instruments having a maturity coterminous with the remaining term of the mortgage loan, then the weighted average yield to maturity of the Indices with maturities next longer and shorter than such remaining average life to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple)
the yields of the relevant Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

     EARNOUT LOANS

     "Earnout loans" are mortgage loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund or provide an irrevocable letter of credit pending satisfaction of certain conditions, including without limitation achievement of certain DSCRs, CLTVs or satisfaction of certain occupancy tests. One (1) of the earnout loans provides that in the event the conditions are not met by a certain date, the master servicer may apply amounts held in the reserves to prepay or partially defease the related mortgage loan. For each of the earnout loans listed below, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption "Earliest Defeasance or Prepay Date." For all of these earnout loans, the underwritten NCF DSCRs and CLTVs shown in this prospectus supplement and on the foldout pages in this Annex A are calculated based on the principal balance of those mortgage loans net of the related earnout amount or a portion thereof which may be applied to defease or prepay the mortgage loans.
Those underwritten DSCRs and CLTVs are also shown beneath the caption "Net of
Earnout NCF DSCR" and "Net of Earnout LTV" in the table below. The amounts beneath the captions "Full Loan Amount LTV" and "Full Loan Amount DSCR" are
calculated based on a principal balance of those mortgage loans that includes the related earnout amount. The following table sets forth certain information regarding the earnout loans:

                                      A-18

                                 EARNOUT LOANS

                                                        FULL
                                                        LOAN
 CONTROL    EARNOUT       EARNOUT        CURRENT       AMOUNT
 NUMBER     RESERVE        AMOUNT        BALANCE      LTV (1)
-------- ------------- ------------- -------------- -----------

    10    $2,150,000    $2,150,000    $40,000,000       76.92%
    16    $2,000,000    $2,000,000    $18,000,000       54.88%
    21    $2,090,000    $1,900,000    $16,463,953       79.54%
    24    $  300,000    $  300,000    $16,000,000       79.70%

                       FULL      NET OF
           NET OF      LOAN      EARNOUT     EARLIEST    EARNOUT   IF PREPAY,
 CONTROL  EARN-OUT    AMOUNT       NCF       DEFEASE/    DEFEASE     MAINT.
 NUMBER    LTV (1)   DSCR (1)   DSCR (1)   PREPAY DATE    PREPAY   APPLICABLE
-------- ---------- ---------- ---------- ------------- --------- -----------

    10      72.79%      1.28x      1.35x       NAP          NAP        NAP
    16      48.78%      1.18x      1.33x       NAP          NAP        NAP
    21      70.36%      1.07x      1.21x     2/1/2006     Prepay       Yes
    24      78.21%      1.18x      1.20x       NAP          NAP        NAP

----------
(1)  Based on "as is" appraisal and UW NCF Distribution of Cut-off Date
     Principal Balances.

                                      A-19

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ANNEX A

CERTAIN CHARACTERISTICS OF MORTGAGE LOANS

    CONTROL       LOAN                             LOAN
    NUMBER       GROUP      LOAN NUMBER         ORIGINATOR                                    PROPERTY NAME
------------------------------------------------------------------------------------------------------------------------------------

       1           1     LL 2              MSMC                  Houston Center
       2           1     LL 1              MSMC                  Union Station
       3           1     04-17729          MSMC                  Univision Tower
       4           2     46953             GMACCM                Sawyer Portfolio
      4.1                46953-1                                 Bedford Station
      4.2                46953-2                                 Newbury Square
      4.3                46953-3                                 Finchley Square
      4.4                46953-4                                 Victoria Station
      4.5                46953-5                                 Edmonton Station
      4.6                46953-6                                 Eaton Square
                         Various           GACC                  Nashville Apartment Portfolio (Rollup)
       5           2     DBM21235          GACC                  Altamont Pointe Apartments
       6           2     DBM21236          GACC                  Rolling Hills Apartments
       7           2     DBM21234          GACC                  White Oaks Apartments
       8           2     DBM21237          GACC                  Berkeley Ridge Apartments
       9           1     DBM20153          GACC                  Imperial Center Office
      10           1     DBM20393          GACC                  Key Center
      11           1     DBM20664          GACC                  International Tower
      12           1     46164             GMACCM                Charleston Hotel Portfolio
     12.1                46164-1                                 Embassy Suites Hotel
     12.2                46164-2                                 Hampton Inn Hotel
      13           1     GA19785           GACC                  Strategic Hotel Portfolio
     13.1                GA19785-1                               Hyatt Regency New Orleans
     13.2                GA19785-3                               Hyatt Regency La Jolla at Aventine
     13.3                GA19785-2                               Hyatt Regency Phoenix
      14           1     46064             GMACCM                5th and Jackson
      15           1     03-15232          MSMC                  Lake Pointe Shopping Center
      16           2     DBM20569          GACC                  227 Church Street
      17           1     46675             GMACCM                Ply Gem Industrial Portfolio
     17.1                46675-4                                 Great Lakes Window
     17.2                46675-6                                 MW Manufacturers, Inc.
     17.3                46675-7                                 Variform Industrial Building
     17.4                46675-1                                 Variform, Inc.
     17.5                46675-5                                 Napco Building
     17.6                46675-3                                 Kroy Building Products - York
     17.7                46675-2                                 Kroy Building Products - Fair Bluff
      18           1     46375             GMACCM                Homewood Suites by Hilton
      19           2     DBM20639          GACC                  Deerfield Luxury Townhomes
      20           1     45017             GMACCM                Bank of the West
      21           1     45688             GMACCM                Westgate Square
      22           1     46670             GMACCM                404 Rio Grande Apartments
      23           2     46498             GMACCM                Fairfield Lakes Apartments
      24           2     DBM20649          GACC                  University Place Apartments
      25           1     04-18184          MSMC                  Huntington Town House
      26           1     04-16642          MSMC                  USAirport Parking
      27           2     46070             GMACCM                Charlotte Portfolio
     27.1                46070-2                                 Emerald Bay
     27.2                46070-3                                 Chateau Village
     27.3                46070-1                                 The Highlands Apartments
      28           2     45589             GMACCM                Rosemar Multifamily Portfolio
     28.1                45589-4                                 The Arbors On Main
     28.2                45589-2                                 Gatehouse Apartments
     28.3                45589-1                                 Cooperstown Apartments
     28.4                45589-3                                 Berkshire II Apartments
      29           2     04-16812          MSMC                  University City Apartment Portfolio
     29.1                04-16812                                University City Apartment Portfolio - Verona
     29.2                04-16812                                University City Apartment Portfolio - Chester Lynne
     29.3                04-16812                                University City Apartment Portfolio - West Penn Suites
     29.4                04-16812                                University City Apartment Portfolio - Royal Chester
     29.5                04-16812                                University City Apartment Portfolio - Marlton Manor
     29.6                04-16812                                University City Apartment Portfolio - 241-43 South 47th Street
      30           1     45581             GMACCM                Northgate Plaza
      31           2     46440             GMACCM                Camelot Apartments
      32           2     45594             GMACCM                The Bellagio
      33           1     45674             GMACCM                Anthem Office Building
      34           1     46373             GMACCM                Marriott West Des Moines
      35           2     46732             GMACCM                Orchard Acres Portfolio
     35.1                46732-1                                 Orchard Acres
     35.2                46732-2                                 Renwood Apartments
     35.3                46732-3                                 Oakridge Apartments
      36           1     04-15973          MSMC                  Xerox Centre
      37           1     46489             GMACCM                Castle Industrial
      38           2     DBM20713          GACC                  Weiner Multifamily Portfolio 9
     38.1                DBM20713-1                              902 44th Street
     38.2                DBM20713-3                              7209-7215 41st Avenue
     38.3                DBM20713-2                              938 54th Street
      39           1     45551             GMACCM                Marketplace at Hillsboro
      40           1     45184             GMACCM                Evergreen Plaza
      41           2     LL 3              MSMC                  Sand Creek Woods (1)
      42           1     DBM20222          GACC                  Giant Plaza
      43           1     DBM20705          GACC                  North Houston Medical Plaza
      44           1     04-18235          MSMC                  Foothills Vista Tech Center
      45           1     04-17309          MSMC                  Storage Etc.- Warner Center
      46           2     46286             GMACCM                Mountain View Apartments
      47           1     DBM20736          GACC                  Anaheim Hills Village
      48           1     44306             GMACCM                Windsor Square
      49           1     45510             GMACCM                Woodcrest Shopping Center
      50           1     45781             GMACCM                Empire Commercial Center
      51           1     46357             GMACCM                Pinnacle Apartments
      52           1     46487             GMACCM                Residence Inn Raleigh Crabtree Valley
      53           1     46645             GMACCM                Geri-Towne Shopping Center
      54           2     46509             GMACCM                Retreat at Westpark Apartments
      55           1     45647             GMACCM                Courtyard West Palm Beach
      56           2     DBM20706          GACC                  Rivergate Apartments
      57           1     46098             GMACCM                Cactus Crossing Shopping Center
      58           1     46356             GMACCM                Barnes and Noble
      59           1     46235             GMACCM                Seacoast Square
      60           1     46163             GMACCM                Clinton Inn
      61           2     46474             GMACCM                Pinto Lake Mobile Estates
      62           2     DBM20699          GACC                  Towne Center Apartments
      63           2     45854             GMACCM                Tanglewood North Apartments
      64           1     46524             GMACCM                San Antonio Center
      65           2     04-16150          MSMC                  Willamette Grove Apartments
      66           1     04-17544          MSMC                  Buckingham Plaza
      67           2     45869             GMACCM                Tanglewood Apartments
      68           1     45224             GMACCM                Bank of America Portfolio
     68.1                45224-2                                 Bank of America Building - Georgetown
     68.2                45224-4                                 Bank of America Building - Mineral Wells
     68.3                45224-3                                 Bank of America Building - Henderson
     68.4                45224-1                                 Bank of America Building - Clifton
      69           1     45600             GMACCM                1821 Portal Street
      70           1     DBM20620          GACC                  Fairfield Inn by Marriott
      71           1     46585             GMACCM                Newport Beach Office
      72           2     44759             GMACCM                Columbus Gardens Apartments
      73           1     43348             GMACCM                Lafayette Plaza
      74           1     03-15391          MSMC                  Westlake Place
      75           2     04-16298          MSMC                  Hempstead Road Apartments
      76           1     45943             GMACCM                Trussville Plaza
      77           2     45877             GMACCM                Voyagers Cove
      78           1     04-17411          MSMC                  Old Towne Square
      79           1     DBM20579          GACC                  Walgreens Richmond
      80           1     46316             GMACCM                Sierra Crossing
      81           2     04-17588          MSMC                  Black Mountain Apartments Phase II
      82           1     45247             GMACCM                15th and Cherry Parking Lot
      83           1     45639             GMACCM                Walgreen's - Tulsa
      84           2     04-16667          MSMC                  Dawson Street Apartments
      85           2     45533             GMACCM                Savannah Park Apartments
      86           1     46278             GMACCM                Encino Garden Apartments
      87           1     04-17728          MSMC                  449 East Tioga Street
      88           1     46475             GMACCM                Tempe Commerce Auto Center
      89           1     04-17653          MSMC                  Sun Valley Resort
      90           1     45360             GMACCM                Satter-Kanner Office
      91           2     46735             GMACCM                Massee Apartments
      92           1     45702             GMACCM                North Pointe

CONTROL
NUMBER                                                  ADDRESS                                        CITY             STATE
------------------------------------------------------------------------------------------------------------------------------------

   1    909 Fannin                                                                           Houston            Texas
   2    50 Massachusetts Avenue, NE                                                          Washington         District of Columbia
   3    2323 Bryan Street                                                                    Dallas             Texas
   4    Various                                                                              Various            Maryland
  4.1   1400 University Blvd. East                                                           Hyattsville        Maryland
  4.2   6803 Riggs Road                                                                      Hyattsville        Maryland
  4.3   4008 38th Street                                                                     Brentwood          Maryland
  4.4   1407 Merrimac Drive                                                                  Hyattsville        Maryland
  4.5   5360 Quincy Place                                                                    Landover           Maryland
  4.6   7888 Sheriff Road                                                                    Landover           Maryland
        Various                                                                              Nashville          Tennessee
   5    850 Murfreesboro Pike                                                                Nashville          Tennessee
   6    6535 Premier Drive                                                                   Nashville          Tennessee
   7    5610 Old Hickory Boulevard                                                           Nashville          Tennessee
   8    308 Plus Park Boulevard                                                              Nashville          Tennessee
   9    12440 Imperial Highway                                                               Norwalk            California
  10    562-564 Main Street                                                                  Buffalo            New York
  11    8550 Bryn Mawr Avenue                                                                Chicago            Illinois
  12    Various                                                                              Charleston         South Carolina
 12.1   337 Meeting Street                                                                   Charleston         South Carolina
 12.2   345 Meeting Street                                                                   Charleston         South Carolina
  13    Various                                                                              Various            Various
 13.1   500 Poydras Plaza                                                                    New Orleans        Louisiana
 13.2   3777 La Jolla Village Drive                                                          La Jolla           California
 13.3   122 North Second Street                                                              Phoenix            Arizona
  14    315 5th Avenue South                                                                 Seattle            Washington
  15    NEC 400 West University Parkway                                                      Orem               Utah
  16    227 Church Street                                                                    New Haven          Connecticut
  17    Various                                                                              Various            Various
 17.1   30499 Tracy Road                                                                     Walbridge          Ohio
 17.2   433 North Main Street                                                                Rocky Mount        Virginia
 17.3   1403 Charles Town Road                                                               Martinsburg        West Virginia
 17.4   303 West Major Street                                                                Kearney            Missouri
 17.5   125 McFann Road                                                                      Middlesex Township Pennsylvania
 17.6   2719 North Division Avenue                                                           York               Nebraska
 17.7   15159 Andrew Jackson Highway 76                                                      Fair Bluff         North Carolina
  18    901 Poydras Street                                                                   New Orleans        Louisiana
  19    4122 Meadow Parkway                                                                  Hermantown         Minnesota
  20    5301 Central Avenue NE & 300 San Mateo Blvd. NE                                      Albuquerque        New Mexico
  21    15740 - 15984 West State Road 84                                                     Sunrise            Florida
  22    404 Rio Grande Street                                                                Austin             Texas
  23    8100 West Highway 98                                                                 Pensacola          Florida
  24    617 Rose Street                                                                      Rock Hill          South Carolina
  25    124 East Jericho Turnpike                                                            Huntington         New York
  26    17900 and 18000 East 81st Avenue                                                     Commerce City      Colorado
  27    Various                                                                              Various            North Carolina
 27.1   5029 Cherrycrest Lane                                                                Charlotte          North Carolina
 27.2   2442 Chartres Drive                                                                  Gastonia           North Carolina
 27.3   639 Archdale Drive                                                                   Charlotte          North Carolina
  28    Various                                                                              Various            New Jersey
 28.1   821 North Main Road                                                                  Vineland           New Jersey
 28.2   911 Woodlane Road                                                                    Edgewater Park     New Jersey
 28.3   1306 Cooper Street                                                                   Edgewater Park     New Jersey
 28.4   430 West Walnut Road                                                                 Vineland           New Jersey
  29    Various                                                                              Philadelphia       Pennsylvania
 29.1   4701-23 Walnut Street                                                                Philadelphia       Pennsylvania
 29.2   4619-21 Chester Avenue                                                               Philadelphia       Pennsylvania
 29.3   419-23 South 48th Street                                                             Philadelphia       Pennsylvania
 29.4   4601-03 Chester Avenue                                                               Philadelphia       Pennsylvania
 29.5    4416-18 Osage Avenue                                                                Philadelphia       Pennsylvania
 29.6    241-43 South 47th Street                                                            Philadelphia       Pennsylvania
  30    507 Highway 77 N.                                                                    Waxahachie         Texas
  31    855 King Authur Drive                                                                Fayetteville       North Carolina
  32    15000 Philippine Street                                                              Houston            Texas
  33    2221 Edward Holland Road                                                             Richmond           Virginia
  34    1250 Jordan Creek Parkway                                                            West Des Moines    Iowa
  35    Various                                                                              Various            Connecticut
 35.1   2424 Ball Hill Drive and 45-48 & 77-80 Cheney Drive                                  Mansfield          Connecticut
 35.2   5-39 Dartmouth Road; 16-33 Cornell Road and 2-16 Yale Road                           Mansfield          Connecticut
 35.3   317, 357 and 379 Roanoke Avenue                                                      Willimantic        Connecticut
  36    2400 Veterans Boulevard                                                              Kenner             Louisiana
  37    1000 Castle Road                                                                     Secaucus           New Jersey
  38    Various                                                                              Various            New York
 38.1   902 44th Street                                                                      Brooklyn           New York
 38.2   7209-7215 41st Avenue                                                                Woodside           New York
 38.3   938 54th Street                                                                      Brooklyn           New York
  39    4411 West Hillsboro Boulevard                                                        Coconut Creek      Florida
  40    19855 West Twelve Mile Road                                                          Southfield         Michigan
  41    11640 Breezy Point Drive                                                             Fishers            Indiana
  42    5301 Simpson Ferry Road                                                              Hampden Township   Pennsylvania
  43    7007 North Freeway                                                                   Houston            Texas
  44    15210 and 15220 South 50th Street                                                    Phoenix            Arizona
  45    6030 Canoga Ave                                                                      Los Angeles        California
  46    201 Water Hill Road                                                                  Madison            Alabama
  47    5624-5642 East La Palma Avenue                                                       Anaheim            California
  48    101-297 North Seven Oaks Drive                                                       Knoxville          Tennessee
  49    1400-1490 Berlin Road                                                                Cherry Hill        New Jersey
  50    8450 East Valley Boulevard                                                           Rosemead           California
  51    1860 North Fuller Avenue                                                             Los Angeles        California
  52    2200 Summit Park Lane                                                                Raleigh            North Carolina
  53    3001 Travis Boulevard                                                                Fairfield          California
  54    10575 Westpark Drive                                                                 Houston            Texas
  55    1800 Centrepark Drive East                                                           West Palm Beach    Florida
  56    225 & 226 South Water Street                                                         East Windsor       Connecticut
  57    6630 - 6670 West Cactus Road                                                         Glendale           Arizona
  58    1819 Reisterstown Road                                                               Pikesville         Maryland
  59    4475 Mission Boulevard                                                               San Diego          California
  60    145 Dean Drive                                                                       Tenafly            New Jersey
  61    789 Green Valley Road                                                                Watsonville        California
  62    200 Community Drive                                                                  Avon Lake          Ohio
  63    1020 East 45th Street                                                                Austin             Texas
  64    3463 Magic Drive                                                                     San Antonio        Texas
  65    1802 N. Pine Street                                                                  Canby              Oregon
  66    1413-1529 West Buckingham Road                                                       Garland            Texas
  67    1600 Pullen Road                                                                     Tallahassee        Florida
  68    Various                                                                              Various            Texas
 68.1   624 South Austin Avenue                                                              Georgetown         Texas
 68.2   100 S.E. Sixth Avenue                                                                Mineral Wells      Texas
 68.3   605 South Main Street                                                                Henderson          Texas
 68.4   505 Fifth Street                                                                     Clifton            Texas
  69    1821 Portal Street                                                                   Baltimore          Maryland
  70    3960 Corsair Court                                                                   Chantilly          Virginia
  71    1101 Dove Street                                                                     Newport Beach      California
  72    425 Third Avenue                                                                     Columbus           Georgia
  73    1671 Route 9                                                                         Wappingers Falls   New York
  74    1520 4th Avenue                                                                      Seattle            Washington
  75    5615-5645 Hempstead Road & 2105-2109 Wightman                                        Pittsburgh         Pennsylvania
  76    1423 Gadsden Highway                                                                 Trussville         Alabama
  77    2845 East Hatch Road                                                                 Ceres              California
  78    500 East State Street                                                                American Fork      Utah
  79    1600 Jackson Street                                                                  Richmond           Texas
  80    11300 and 11350 E Via Linda                                                          Scottsdale         Arizona
  81    540 W. Horizon Ridge Parkway                                                         Henderson          Nevada
  82    133-63 North 15th Street & 1443-49 Cherry Street                                     Philadelphia       Pennsylvania
  83    405 East 2nd Street                                                                  Sand Springs       Oklahoma
  84    3811-15, 3821-25, 3833-45 Dawson Street; 382 S. Bouquet Street; 1,2, &3 Dimling Way  Pittsburgh         Pennsylvania
  85    300 East Lawson Avenue                                                               Foley              Alabama
  86    17730-17740 Burbank Boulevard                                                        Encino             California
  87    449 E. Tioga Street                                                                  Philadelphia       Pennsylvania
  88    250 West Guadalupe Road                                                              Tempe              Arizona
  89    451 East Maple Grove Road                                                            Bowmansville       Pennsylvania
  90    2101 South Kanner Highway                                                            Stuart             Florida
  91    347 College Street                                                                   Macon              Georgia
  92    1809 and 1821 North Pointe Drive                                                     Durham             North Carolina

    CONTROL                                              NUMBER OF                                    CROSS
    NUMBER         ZIP CODE            COUNTY           PROPERTIES         PROPERTY TYPE          COLLATERALIZED      RELATED GROUPS
------------------------------------------------------------------------------------------------------------------------------------

       1            77010      Harris                        1       Office
       2            20002      District of Columbia          1       Mixed Use
       3            75201      Dallas                        1       Office
       4           Various     Prince George's               6       Multifamily
      4.1           20783      Prince George's                       Multifamily
      4.2           20783      Prince George's                       Multifamily
      4.3           20722      Prince George's                       Multifamily
      4.4           20783      Prince George's                       Multifamily
      4.5           20785      Prince George's                       Multifamily
      4.6           20785      Prince George's                       Multifamily
                   Various     Davidson                              Multifamily
       5            37217      Davidson                      1       Multifamily                     Group I             Group B
       6            37209      Davidson                      1       Multifamily                     Group I             Group B
       7            37218      Davidson                      1       Multifamily                     Group I             Group B
       8            37217      Davidson                      1       Multifamily                     Group I             Group B
       9            90650      Los Angeles                   1       Office
      10            14202      Erie                          1       Office
      11            60631      Cook                          1       Office
      12            29403      Charleston                    2       Hospitality
     12.1           29403      Charleston                            Hospitality
     12.2           29403      Charleston                            Hospitality
      13           Various     Various                       3       Hospitality
     13.1           70113      Orleans                               Hospitality
     13.2           92037      San Diego                             Hospitality
     13.3           85004      Maricopa                              Hospitality
      14            98104      King                          1       Office
      15            84507      Utah                          1       Anchored Retail
      16            06510      New Haven                     1       Multifamily
      17           Various     Various                       7       Industrial/Warehouse
     17.1           43465      Wood                                  Industrial/Warehouse
     17.2           24151      Franklin                              Industrial/Warehouse
     17.3           25401      Berkeley                              Industrial/Warehouse
     17.4           64060      Clay                                  Industrial/Warehouse
     17.5           16059      Butler                                Industrial/Warehouse
     17.6           68467      York                                  Industrial/Warehouse
     17.7           28439      Columbus                              Industrial/Warehouse
      18            70112      Orleans Parish                1       Hospitality
      19            55811      St. Louis                     1       Multifamily
      20            87108      Bernalillo                    1       Office
      21            33326      Broward                       1       Anchored Retail                                     Group C
      22            78701      Travis                        1       Multifamily                                         Group A
      23            32506      Escambia                      1       Multifamily
      24            29730      York                          1       Multifamily
      25            11746      Suffolk                       1       Other
      26            80022      Adams                         1       Parking Facility
      27           Various     Various                       3       Multifamily
     27.1           28217      Mecklenburg                           Multifamily
     27.2           28056      Gaston                                Multifamily
     27.3           28217      Mecklenburg                           Multifamily
      28           Various     Various                       4       Multifamily
     28.1           08360      Cumberland                            Multifamily
     28.2           08010      Burlington                            Multifamily
     28.3           08010      Burlington                            Multifamily
     28.4           08360      Cumberland                            Multifamily
      29           Various     Philadelphia                  6       Multifamily
     29.1           19139      Philadelphia                          Multifamily
     29.2           19143      Philadelphia                          Multifamily
     29.3           19143      Philadelphia                          Multifamily
     29.4           19143      Philadelphia                          Multifamily
     29.5           19104      Philadelphia                          Multifamily
     29.6           19139      Philadelphia                          Multifamily
      30            75165      Ellis                         1       Anchored Retail
      31            28314      Cumberland                    1       Multifamily
      32            77040      Harris                        1       Multifamily                                         Group A
      33            23230      Henrico                       1       Office
      34            50266      Dallas                        1       Hospitality                                         Group D
      35            06268      Various                       3       Multifamily
     35.1           06268      Tolland                               Multifamily
     35.2           06268      Tolland                               Multifamily
     35.3           06268      Windham                               Multifamily
      36            70062      Jefferson Parish              1       Office
      37            07094      Hudson                        1       Industrial/Warehouse
      38           Various     Various                       3       Multifamily
     38.1           11219      Kings                                 Multifamily
     38.2           11377      Queens                                Multifamily
     38.3           11219      Kings                                 Multifamily
      39            33073      Broward                       1       Anchored Retail                                     Group C
      40            48076      Oakland                       1       Anchored Retail
      41            46038      Hamilton                      1       Multifamily
      42            17050      Cumberland                    1       Anchored Retail
      43            77076      Harris                        1       Office
      44            85044      Maricopa                      1       Office
      45            91367      Los Angeles                   1       Self Storage
      46            35758      Madison                       1       Multifamily
      47            92807      Orange                        1       Unanchored Retail
      48            37922      Knox                          1       Anchored Retail
      49            08003      Camden                        1       Unanchored Retail
      50            91770      Los Angeles                   1       Unanchored Retail
      51            90046      Los Angeles                   1       Multifamily                                         Group A
      52            27612      Wake                          1       Hospitality
      53            94533      Solano                        1       Anchored Retail
      54            77042      Harris                        1       Multifamily                                         Group A
      55            33401      Palm Beach                    1       Hospitality                                         Group D
      56            06088      Hartford                      1       Multifamily
      57            85304      Maricopa                      1       Anchored Retail                                     Group E
      58            21208      Baltimore                     1       Unanchored Retail
      59            92109      San Diego                     1       Unanchored Retail
      60            07670      Bergen                        1       Hospitality                                         Group D
      61            95076      Santa Cruz                    1       Manufactured Housing
      62            44012      Lorain                        1       Multifamily
      63            78751      Travis                        1       Multifamily
      64            78229      Bexar                         1       Office
      65            97013      Clackamas                     1       Multifamily
      66            75081      Dallas                        1       Unanchored Retail
      67            32303      Leon                          1       Multifamily
      68           Various     Various                       4       Office
     68.1           78626      Williamson                            Office
     68.2           76067      Palo Pinto                            Office
     68.3           75654      Rusk                                  Office
     68.4           76634      Bosque                                Office
      69            21224      Baltimore                     1       Industrial/Warehouse
      70            20151      Fairfax                       1       Hospitality
      71            92660      Orange                        1       Office
      72            31901      Muscogee                      1       Multifamily
      73            12590      Dutchess                      1       Unanchored Retail
      74            98101      King                          1       Office
      75            15217      Allegheny                     1       Multifamily                                         Group F
      76            35235      Jefferson                     1       Unanchored Retail
      77            95307      Stanislaus                    1       Manufactured Housing                                Group A
      78            84003      Utah                          1       Unanchored Retail
      79            77469      Fort Bend                     1       Anchored Retail
      80            85259      Maricopa                      1       Anchored Retail
      81            89102      Clark                         1       Multifamily
      82            19107      Philadelphia                  1       Parking Facility
      83            74063      Tulsa                         1       Anchored Retail
      84            15213      Allegheny                     1       Multifamily                                         Group F
      85            36535      Baldwin                       1       Multifamily
      86            91316      Los Angeles                   1       Multifamily                                         Group A
      87            19134      Philadelphia                  1       Industrial/Warehouse
      88            85283      Maricopa                      1       Unanchored Retail                                   Group E
      89            17507      Lancaster                     1       Other
      90            33309      Martin                        1       Office
      91            31201      Bibb                          1       Multifamily
      92            27705      Durham                        1       Unanchored Retail

                                                         % OF
                                                      AGGREGATE        CUMULATIVE % OF        % OF      % OF
    CONTROL         ORIGINAL          CURRENT         INITIAL POOL    AGGREGATE INITIAL       LOAN      LOAN           INTEREST
    NUMBER        BALANCE ($)       BALANCE ($)         BALANCE           POOL BALANCE        GROUP 1   GROUP 2          RATE %
---------------------------------------------------------------------------------------------------------------------------------

       1            150,000,000      150,000,000         11.99                  11.99        16.67                      5.03000
       2             60,000,000       60,000,000          4.80                  16.79         6.67                      5.10000
       3             58,000,000       57,942,701          4.63                  21.42         6.44                      6.04000
       4             55,500,000       55,500,000          4.44                  25.85                    15.79          5.09000
      4.1
      4.2
      4.3
      4.4
      4.5
      4.6
                     50,000,000       49,940,144          3.99                  29.84                    14.21          5.02000
       5             14,600,000                                                                                         5.02000
       6             13,840,000                                                                                         5.02000
       7             11,440,000                                                                                         5.02000
       8             10,120,000                                                                                         5.02000
       9             47,000,000       47,000,000          3.76                  33.60         5.22                      5.96000
      10             40,000,000       40,000,000          3.20                  36.80         4.45                      5.53000
      11             35,500,000       35,500,000          2.84                  39.64         3.95                      5.33000
      12             32,750,000       32,750,000          2.62                  42.25         3.64                      5.75000
     12.1
     12.2
      13             30,000,000       29,845,717          2.39                  44.64         3.32                      5.15753
     13.1
     13.2
     13.3
      14             29,000,000       28,914,637          2.31                  46.95         3.21                      5.82000
      15             18,350,000       18,162,969          1.45                  48.40         2.02                      5.67000
      16             18,000,000       18,000,000          1.44                  49.84                     5.12          5.07000
      17             17,650,000       17,612,429          1.41                  51.25         1.96                      6.14000
     17.1
     17.2
     17.3
     17.4
     17.5
     17.6
     17.7
      18             17,500,000       17,500,000          1.40                  52.65         1.95                      5.85000
      19             17,000,000       17,000,000          1.36                  54.01                     4.84          5.27000
      20             16,500,000       16,500,000          1.32                  55.33         1.83                      5.96000
      21             16,500,000       16,463,953          1.32                  56.64         1.83                      5.18000
      22             16,380,000       16,380,000          1.31                  57.95         1.82                      5.30000
      23             16,300,000       16,300,000          1.30                  59.25                     4.64          5.00000
      24             16,000,000       16,000,000          1.28                  60.53                     4.55          5.38000
      25             15,500,000       15,500,000          1.24                  61.77         1.72                      6.57000
      26             15,000,000       15,000,000          1.20                  62.97         1.67                      5.64000
      27             15,000,000       15,000,000          1.20                  64.17                     4.27          5.12500
     27.1
     27.2
     27.3
      28             15,000,000       14,950,653          1.20                  65.36                     4.25          5.28000
     28.1
     28.2
     28.3
     28.4
      29             14,470,000       14,401,679          1.15                  66.52                     4.10          5.81000
     29.1
     29.2
     29.3
     29.4
     29.5
     29.6
      30             14,360,000       14,309,078          1.14                  67.66         1.59                      6.16000
      31             13,600,000       13,600,000          1.09                  68.75                     3.87          5.27000
      32             13,500,000       13,500,000          1.08                  69.82                     3.84          5.96000
      33             13,000,000       13,000,000          1.04                  70.86         1.45                      4.97000
      34             13,000,000       12,943,789          1.03                  71.90         1.44                      5.80000
      35             12,800,000       12,800,000          1.02                  72.92                     3.64          5.14000
     35.1
     35.2
     35.3
      36             12,700,000       12,684,684          1.01                  73.94         1.41                      4.98000
      37             12,500,000       12,486,369          1.00                  74.93         1.39                      5.52000
      38             11,600,000       11,600,000          0.93                  75.86                     3.30          5.05000
     38.1
     38.2
     38.3
      39             11,385,000       11,339,411          0.91                  76.77         1.26                      5.61000
      40             11,250,000       11,237,617          0.90                  77.67         1.25                      5.47000
      41             11,900,000       10,933,033          0.87                  78.54                     3.11          6.70000
      42             10,650,000       10,633,437          0.85                  79.39         1.18                      5.51000
      43              9,500,000        9,500,000          0.76                  80.15         1.06                      4.81000
      44              9,480,000        9,480,000          0.76                  80.91         1.05                      4.98000
      45              9,412,500        9,412,500          0.75                  81.66         1.05                      5.61000
      46              9,400,000        9,400,000          0.75                  82.41                     2.67          5.23000
      47              9,200,000        9,200,000          0.74                  83.15         1.02                      5.50000
      48              8,900,000        8,900,000          0.71                  83.86         0.99                      6.03000
      49              8,500,000        8,475,551          0.68                  84.53         0.94                      5.93000
      50              8,000,000        7,991,244          0.64                  85.17         0.89                      5.50000
      51              7,800,000        7,800,000          0.62                  85.80         0.87                      5.60000
      52              7,600,000        7,588,691          0.61                  86.40         0.84                      5.80000
      53              7,560,000        7,560,000          0.60                  87.01         0.84                      5.60000
      54              7,200,000        7,200,000          0.58                  87.58                     2.05          5.39000
      55              7,000,000        6,969,981          0.56                  88.14         0.77                      5.85000
      56              6,800,000        6,800,000          0.54                  88.68                     1.93          5.42000
      57              6,354,000        6,354,000          0.51                  89.19         0.71                      5.25000
      58              6,200,000        6,200,000          0.50                  89.69         0.69                      5.69250
      59              6,000,000        6,000,000          0.48                  90.17         0.67                      5.79000
      60              5,900,000        5,875,318          0.47                  90.64         0.65                      6.00000
      61              5,700,000        5,700,000          0.46                  91.09                     1.62          5.03000
      62              5,500,000        5,500,000          0.44                  91.53                     1.56          5.35000
      63              5,500,000        5,482,161          0.44                  91.97                     1.56          5.35000
      64              5,250,000        5,244,045          0.42                  92.39         0.58                      5.31000
      65              5,200,000        5,200,000          0.42                  92.80                     1.48          5.29000
      66              5,100,000        5,091,972          0.41                  93.21         0.57                      5.43000
      67              5,000,000        4,994,397          0.40                  93.61                     1.42          5.37500
      68              4,600,000        4,582,865          0.37                  93.98         0.51                      5.94000
     68.1
     68.2
     68.3
     68.4
      69              4,500,000        4,486,892          0.36                  94.34         0.50                      5.87000
      70              4,300,000        4,300,000          0.34                  94.68         0.48                      5.81000
      71              4,100,000        4,100,000          0.33                  95.01         0.46                      5.49000
      72              4,000,000        3,987,953          0.32                  95.33                     1.13          5.71000
      73              4,000,000        3,956,100          0.32                  95.64         0.44                      5.74000
      74              4,000,000        3,955,913          0.32                  95.96         0.44                      5.72000
      75              3,850,000        3,850,000          0.31                  96.27                     1.10          5.02000
      76              3,775,000        3,763,724          0.30                  96.57         0.42                      5.75000
      77              3,600,000        3,588,792          0.29                  96.85                     1.02          5.55000
      78              3,550,000        3,542,771          0.28                  97.14         0.39                      5.51000
      79              3,300,000        3,293,927          0.26                  97.40         0.37                      6.18000
      80              3,300,000        3,293,410          0.26                  97.66         0.37                      5.60000
      81              3,300,000        3,289,832          0.26                  97.93                     0.94          5.60000
      82              3,300,000        3,280,610          0.26                  98.19         0.36                      5.59000
      83              3,200,000        3,188,027          0.25                  98.44         0.35                      5.92000
      84              2,850,000        2,830,364          0.23                  98.67                     0.81          5.91000
      85              2,750,000        2,743,122          0.22                  98.89                     0.78          6.58000
      86              2,650,000        2,644,685          0.21                  99.10         0.29                      5.58000
      87              2,600,000        2,592,602          0.21                  99.31         0.29                      5.75000
      88              2,320,000        2,317,408          0.19                  99.49         0.26                      5.39000
      89              2,000,000        2,000,000          0.16                  99.65         0.22                      5.58000
      90              1,800,000        1,800,000          0.14                  99.80         0.20                      5.97000
      91              1,352,000        1,349,763          0.11                  99.90                     0.38          5.10000
      92              1,200,000        1,200,000          0.10                 100.00         0.13                      5.59000

CONTROL   ADMIN. FEE                                                                                                  FIRST PAYMENT
NUMBER        %             ACCRUAL TYPE                     AMORTIZATION TYPE                 NOTE DATE                   DATE
------------------------------------------------------------------------------------------------------------------------------------

   1           0.03190       Actual/360        Interest Only                                     11/10/2004                1/7/2005
   2           0.03190       Actual/360        Amortizing Balloon                                11/10/2004                1/8/2005
   3           0.03190       Actual/360        Amortizing Balloon                                 11/3/2004               12/6/2004
   4           0.10190       Actual/360        Interest Only, then Amortizing Balloon            11/10/2004                1/1/2005
  4.1
  4.2
  4.3
  4.4
  4.5
  4.6
               0.03190       Actual/360        Amortizing Balloon                                10/20/2004               12/1/2004
   5           0.03190       Actual/360        Amortizing Balloon                                10/20/2004               12/1/2004
   6           0.03190       Actual/360        Amortizing Balloon                                10/20/2004               12/1/2004
   7           0.03190       Actual/360        Amortizing Balloon                                10/20/2004               12/1/2004
   8           0.03190       Actual/360        Amortizing Balloon                                10/20/2004               12/1/2004
   9           0.03190       Actual/360        Interest Only, then Amortizing Balloon            10/29/2004               12/1/2004
  10           0.03190       Actual/360        Amortizing Balloon                                11/30/2004                1/1/2005
  11           0.03190       Actual/360        Interest Only, then Amortizing Balloon             11/1/2004               12/1/2004
  12           0.04090         30/360          Interest Only                                      8/31/2004               10/1/2004
 12.1
 12.2
  13           0.03190       Actual/360        Amortizing Balloon                                 6/29/2004                8/1/2004
 13.1
 13.2
 13.3
  14           0.04490       Actual/360        Amortizing Balloon                                  9/1/2004               10/1/2004
  15           0.03190       Actual/360        Amortizing Balloon                                 1/26/2004                3/1/2004
  16           0.03190       Actual/360        Amortizing Balloon                                11/29/2004                1/1/2005
  17           0.10190       Actual/360        Fully Amortizing                                  10/22/2004               12/1/2004
 17.1
 17.2
 17.3
 17.4
 17.5
 17.6
 17.7
  18           0.06047       Actual/360        Interest Only, then Amortizing Balloon             9/16/2004               11/1/2004
  19           0.06190       Actual/360        Interest Only, then Amortizing Balloon            10/18/2004               12/1/2004
  20           0.12690       Actual/360        Interest Only, then Amortizing Balloon              7/9/2004                9/1/2004
  21           0.10190       Actual/360        Amortizing Balloon                                 9/16/2004               11/1/2004
  22           0.10190       Actual/360        Interest Only, then Amortizing Balloon            11/12/2004                1/1/2005
  23           0.10190       Actual/360        Interest Only                                      10/7/2004               12/1/2004
  24           0.03190       Actual/360        Interest Only, then Amortizing Balloon             11/2/2004                1/1/2005
  25           0.03190       Actual/360        Amortizing Balloon                                11/17/2004                1/1/2005
  26           0.03190       Actual/360        Hyperamortizing                                    11/8/2004                1/1/2005
  27           0.06190       Actual/360        Interest Only                                      7/30/2004                9/1/2004
 27.1
 27.2
 27.3
  28           0.06490       Actual/360        Amortizing Balloon                                  9/1/2004               10/1/2004
 28.1
 28.2
 28.3
 28.4
  29           0.03190       Actual/360        Amortizing Balloon                                 6/10/2004                8/1/2004
 29.1
 29.2
 29.3
 29.4
 29.5
 29.6
  30           0.06590       Actual/360        Amortizing Balloon                                 7/13/2004                9/1/2004
  31           0.05190       Actual/360        Interest Only, then Amortizing Balloon            11/17/2004                1/1/2005
  32           0.10190       Actual/360        Interest Only, then Amortizing Balloon             8/20/2004               10/1/2004
  33           0.10190       Actual/360        Interest Only                                      10/1/2004               11/1/2004
  34           0.06882       Actual/360        Amortizing Balloon                                 8/30/2004               10/1/2004
  35           0.10190       Actual/360        Interest Only, then Amortizing Balloon            10/22/2004               12/1/2004
 35.1
 35.2
 35.3
  36           0.03190       Actual/360        Amortizing Balloon                                10/28/2004               12/1/2004
  37           0.10190       Actual/360        Amortizing Balloon                                10/12/2004               12/1/2004
  38           0.03190       Actual/360        Amortizing Balloon                                11/30/2004                1/1/2005
 38.1
 38.2
 38.3
  39           0.12690       Actual/360        Amortizing Balloon                                 7/15/2004                9/1/2004
  40           0.07190       Actual/360        Amortizing Balloon                                10/13/2004               12/1/2004
  41           0.03190         30/360          Amortizing Balloon                                 9/23/1999              11/10/1999
  42           0.03190       Actual/360        Amortizing Balloon                                10/25/2004               12/1/2004
  43           0.03190       Actual/360        Amortizing Balloon                                 12/1/2004                1/1/2005
  44           0.03190       Actual/360        Amortizing Balloon                                11/10/2004                1/1/2005
  45           0.03190       Actual/360        Interest Only, then Amortizing Balloon            10/12/2004               12/8/2004
  46           0.12690       Actual/360        Interest Only, then Amortizing Balloon             9/10/2004               11/1/2004
  47           0.03190       Actual/360        Amortizing Balloon                                11/30/2004                1/1/2005
  48           0.12690       Actual/360        Interest Only, then Amortizing Balloon             7/15/2004                9/1/2004
  49           0.12690       Actual/360        Amortizing Balloon                                 8/27/2004               10/1/2004
  50           0.08190       Actual/360        Amortizing Balloon                                 10/7/2004               12/1/2004
  51           0.10190       Actual/360        Interest Only, then Amortizing Balloon             9/30/2004               11/1/2004
  52           0.08479       Actual/360        Amortizing Balloon                                 10/4/2004               12/1/2004
  53           0.10190       Actual/360        Amortizing Balloon                                11/12/2004                1/1/2005
  54           0.10190       Actual/360        Interest Only, then Amortizing Balloon            11/16/2004                1/1/2005
  55           0.08761       Actual/360        Amortizing Balloon                                 8/30/2004               10/1/2004
  56           0.03190       Actual/360        Interest Only, then Amortizing Balloon            11/24/2004                1/1/2005
  57           0.10190       Actual/360        Interest Only, then Amortizing Balloon             9/15/2004               11/1/2004
  58           0.10190       Actual/360        Interest Only, then Amortizing Balloon             9/20/2004               11/1/2004
  59           0.10190       Actual/360        Amortizing Balloon                                 11/5/2004                1/1/2005
  60           0.09427       Actual/360        Amortizing Balloon                                 8/31/2004               10/1/2004
  61           0.10190       Actual/360        Interest Only, then Amortizing Balloon             9/22/2004               11/1/2004
  62           0.03190       Actual/360        Amortizing Balloon                                11/24/2004                1/1/2005
  63           0.05190       Actual/360        Amortizing Balloon                                 8/25/2004               10/1/2004
  64           0.10190       Actual/360        Amortizing Balloon                                10/27/2004               12/1/2004
  65           0.03190       Actual/360        Interest Only, then Amortizing Balloon             4/15/2004                6/1/2004
  66           0.03190       Actual/360        Amortizing Balloon                                10/19/2004               12/8/2004
  67           0.10190       Actual/360        Amortizing Balloon                                10/29/2004               12/1/2004
  68           0.12690       Actual/360        Amortizing Balloon                                 7/29/2004                9/1/2004
 68.1
 68.2
 68.3
 68.4
  69           0.10190       Actual/360        Amortizing Balloon                                  8/6/2004               10/1/2004
  70           0.03190       Actual/360        Amortizing Balloon                                 11/9/2004                1/1/2005
  71           0.10190       Actual/360        Amortizing Balloon                                11/10/2004                1/1/2005
  72           0.12690       Actual/360        Amortizing Balloon                                 8/13/2004               10/1/2004
  73           0.12690       Actual/360        Amortizing Balloon                                12/22/2003                2/1/2004
  74           0.03190       Actual/360        Amortizing Balloon                                12/23/2003                2/1/2004
  75           0.03190       Actual/360        Interest Only, then Amortizing Balloon              5/5/2004                7/9/2004
  76           0.10190       Actual/360        Amortizing Balloon                                  8/3/2004               10/1/2004
  77           0.10190       Actual/360        Amortizing Balloon                                  8/5/2004               10/1/2004
  78           0.03190       Actual/360        Amortizing Balloon                                 9/22/2004               11/1/2004
  79           0.03190       Actual/360        Fully Amortizing                                   11/1/2004               12/1/2004
  80           0.10190       Actual/360        Amortizing Balloon                                 9/17/2004               11/1/2004
  81           0.03190       Actual/360        Amortizing Balloon                                 8/27/2004               10/1/2004
  82           0.12690       Actual/360        Amortizing Balloon                                 7/28/2004                9/1/2004
  83           0.03190       Actual/360        Amortizing Balloon                                 7/16/2004                9/1/2004
  84           0.03190       Actual/360        Amortizing Balloon                                 6/24/2004                8/8/2004
  85           0.12690       Actual/360        Amortizing Balloon                                 8/27/2004               10/1/2004
  86           0.10190       Actual/360        Amortizing Balloon                                 9/30/2004               11/1/2004
  87           0.03190       Actual/360        Amortizing Balloon                                 9/14/2004               11/1/2004
  88           0.10190       Actual/360        Amortizing Balloon                                10/19/2004               12/1/2004
  89           0.03190       Actual/360        Interest Only, then Amortizing Balloon             9/10/2004               11/1/2004
  90           0.10190       Actual/360        Interest Only, then Amortizing Balloon             9/23/2004               11/1/2004
  91           0.10190       Actual/360        Amortizing Balloon                                 11/1/2004               12/1/2004
  92           0.10190       Actual/360        Amortizing Balloon                                11/19/2004                1/1/2005

            ORIGINAL        REMAINING                 ORIGINAL      REMAINING      ORIGINAL        REMAINING                  GRACE
 CONTROL  INTEREST ONLY   INTEREST ONLY                TERM TO       TERM TO      AMORTIZATION    AMORTIZATION     PAYMENT   DEFAULT
 NUMBER      PERIOD          PERIOD       SEASONING   MATURITY      MATURITY         TERM            TERM          DUE DATE   PERIOD
------------------------------------------------------------------------------------------------------------------------------------

    1        83               83              0             83            83           0                 0              7        0
    2                                         0            120           120          360               360             8        0
    3                                         1             60            59          360               359             6        0
    4        36               36              0             60            60          360               360             1        5
   4.1
   4.2
   4.3
   4.4
   4.5
   4.6
                                              1             84            83          360               359             1        5
    5                                         1             84            83          360               359             1        5
    6                                         1             84            83          360               359             1        5
    7                                         1             84            83          360               359             1        5
    8                                         1             84            83          360               359             1        5
    9        60               59              1            180           179          360               360             1        5
   10                                         0            120           120          360               360             1        5
   11        24               23              1             84            83          360               360             1        5
   12        84               81              3             84            81           0                 0              1        5
  12.1
  12.2
   13                                         5             84            79          360               355             1        0
  13.1
  13.2
  13.3
   14                                         3            120           117          360               357             1        5
   15                                        10            120           110          360               350             1        5
   16                                         0            120           120          360               360             1        5
   17                                         1            240           239          240               239             1        5
  17.1
  17.2
  17.3
  17.4
  17.5
  17.6
  17.7
   18        12               10              2            120           118          300               300             1        10
   19        24               23              1             84            83          360               360             1        5
   20        24               20              4             60            56          360               360             1        5
   21                                         2             63            61          360               358             1        5
   22        24               24              0            120           120          360               360             1        5
   23        60               59              1             60            59           0                 0              1        5
   24        12               12              0            120           120          360               360             1        5
   25                                         0            120           120          240               240             1        5
   26                                         0            120           120          240               240             1        5
   27        60               56              4             60            56           0                 0              1        5
  27.1
  27.2
  27.3
   28                                         3            120           117          360               357             1        5
  28.1
  28.2
  28.3
  28.4
   29                                         5            120           115          360               355             1        5
  29.1
  29.2
  29.3
  29.4
  29.5
  29.6
   30                                         4            120           116          360               356             1        5
   31        60               60              0            120           120          360               360             1        5
   32        24               21              3            120           117          360               360             1        5
   33        60               58              2             60            58           0                 0              1        5
   34                                         3            120           117          300               297             1        5
   35        36               35              1            120           119          360               360             1        5
  35.1
  35.2
  35.3
   36                                         1             60            59          360               359             1        5
   37                                         1            120           119          360               359             1        5
   38                                         0             60            60          360               360             1        5
  38.1
  38.2
  38.3
   39                                         4             84            80          360               356             1        5
   40                                         1            120           119          360               359             1        5
   41                                        62            120            58          324               262             10       5
   42                                         1            120           119          300               299             1        5
   43                                         0             60            60          360               360             1        5
   44                                         0             60            60          360               360             1        5
   45        24               23              1            120           119          360               360             8        0
   46        24               22              2            108           106          360               360             1        5
   47                                         0            120           120          360               360             1        5
   48        36               32              4            120           116          360               360             1        5
   49                                         3            120           117          360               357             1        5
   50                                         1            120           119          360               359             1        5
   51        24               22              2            120           118          360               360             1        5
   52                                         1            120           119          300               299             1        5
   53                                         0            120           120          360               360             1        5
   54        24               24              0            120           120          360               360             1        5
   55                                         3            120           117          300               297             1        5
   56        24               24              0            120           120          360               360             1        5
   57        24               22              2             84            82          353               353             1        5
   58        24               22              2            120           118          360               360             1        5
   59                                         0            120           120          360               360             1        5
   60                                         3            120           117          300               297             1        5
   61        24               22              2             60            58          360               360             1        5
   62                                         0            120           120          360               360             1        5
   63                                         3             84            81          360               357             1        5
   64                                         1            120           119          360               359             1        5
   65        24               17              7            120           113          360               360             1        5
   66                                         1            120           119          300               299             8        0
   67                                         1            120           119          360               359             1        5
   68                                         4            120           116          360               356             1        5
  68.1
  68.2
  68.3
  68.4
   69                                         3             84            81          360               357             1        5
   70                                         0            120           120          360               360             1        5
   71                                         0            120           120          360               360             1        5
   72                                         3            120           117          360               357             1        5
   73                                        11            120           109          360               349             1        5
   74                                        11            120           109          360               349             1        5
   75        23               17              6            120           114          360               360             9        0
   76                                         3            120           117          360               357             1        5
   77                                         3            120           117          360               357             1        5
   78                                         2            120           118          360               358             1        5
   79                                         1            264           263          264               263             1        5
   80                                         2            120           118          360               358             1        5
   81                                         3            120           117          360               357             1        5
   82                                         4             60            56          300               296             1        5
   83                                         4            120           116          360               356             1        5
   84                                         5            120           115          300               295             8        0
   85                                         3            180           177          360               357             1        5
   86                                         2            120           118          360               358             1        5
   87                                         2            120           118          300               298             1        5
   88                                         1            120           119          360               359             1        5
   89        24               22              2             60            58          348               348             1        5
   90        12               10              2            120           118          360               360             1        5
   91                                         1             84            83          300               299             1        5
   92                                         0            120           120          360               360             1        5

                                     SCHEDULED
 CONTROL    MATURITY DATE          MATURITY OR ARD                                                    ANNUAL DEBT       MOST RECENT
 NUMBER         OR ARD                BALANCE ($)                PREPAYMENT PROVISION                   SERVICE           NOI ($)
------------------------------------------------------------------------------------------------------------------------------------

    1           11/7/2011            150,000,000     Lock/24_Defeasance or > YM and 1% /55_0%/4     7,649,792          34,852,162
    2           12/8/2014             49,483,267     Lock/24_Defeasance/92_0%/4                        3,909,238           9,185,813
    3           11/6/2009             54,281,055     Lock/25_Defeasance/31_0%/4                        4,190,787           8,909,159
    4           12/1/2009             53,936,449     Lock/24_Defeasance/34_0%/2                        3,611,954           5,162,668
   4.1                                                                                                                     2,511,234
   4.2                                                                                                                     1,016,786
   4.3                                                                                                                       462,004
   4.4                                                                                                                       517,111
   4.5                                                                                                                       462,213
   4.6                                                                                                                       193,320
                11/1/2011             44,273,112     Lock/25_Defeasance/55_0%/4                        3,228,267
    5           11/1/2011             12,927,749     Lock/25_Defeasance/55_0%/4                          942,654
    6           11/1/2011             12,254,797     Lock/25_Defeasance/55_0%/4                          893,584
    7           11/1/2011             10,129,688     Lock/25_Defeasance/55_0%/4                          738,628
    8           11/1/2011              8,960,878     Lock/25_Defeasance/55_0%/4                          653,401
    9           11/1/2019             39,804,128     Lock/25_Defeasance/151_0%/4                       3,366,974           4,395,519
   10           12/1/2014             33,440,097     Lock/24_Defeasance/92_0%/4                        2,734,429           5,086,046
   11           11/1/2011             32,899,076     Lock/25_Defeasance/55_0%/4                        2,373,540           4,099,778
   12            9/1/2011             32,750,000     Lock/39_Defeasance/41_0%/4                        1,883,125           5,113,343
  12.1                                                                                                                     2,693,437
  12.2                                                                                                                     2,419,906
   13            7/1/2011             26,797,123     Lock/29_Defeasance/51_0%/4                        1,946,520          36,338,124
  13.1                                                                                                                    18,782,532
  13.2                                                                                                                     6,694,394
  13.3                                                                                                                    10,861,198
   14            9/1/2014             24,457,660     Lock/27_Defeasance/91_0%/2                        2,046,335           2,780,780
   15            2/1/2014             15,408,166     Lock/34_Defeasance/82_0%/4                        1,273,859           1,762,331
   16           12/1/2014             14,830,578     Lock/24_Defeasance/92_0%/4                        1,168,793
   17           11/1/2024                      -     Lock/25_Defeasance/211_0%/4                       1,534,557
  17.1
  17.2
  17.3
  17.4
  17.5
  17.6
  17.7
   18           10/1/2014             13,999,042     Lock/38_Defeasance/78_0%/4                        1,333,843           2,421,960
   19           11/1/2011             15,740,730     Lock/25_Defeasance/55_0%/4                        1,129,024           1,501,493
   20            8/1/2009             15,896,298     Lock/28_Defeasance/30_0%/2                        1,182,023           1,943,289
   21            1/1/2010             15,188,193     Lock/24_YM/35_0%/4                                1,084,795           1,402,463
   22           12/1/2014             14,279,429     Lock/24_Defeasance/93_0%/3                        1,091,507
   23           11/1/2009             16,300,000     Lock/25_Defeasance/34_0%/1                          815,447           1,390,258
   24           12/1/2014             13,653,557     Lock/24_Defeasance/92_0%/4                        1,075,743             685,487
   25           12/1/2014             10,381,518     Lock/24_Defeasance/92_0%/4                        1,394,442
   26           12/1/2014              9,695,715     Lock/24_Defeasance/92_0%/4                        1,252,473           3,939,528
   27            8/1/2009             15,000,000     Lock/28_Defeasance/30_0%/2                          779,854           1,595,508
  27.1                                                                                                                       504,986
  27.2                                                                                                                       554,844
  27.3                                                                                                                       535,678
   28            9/1/2014             12,441,726     Lock/27_Defeasance/92_0%/1                          997,314           1,556,410
  28.1                                                                                                                       505,021
  28.2                                                                                                                       481,308
  28.3                                                                                                                       310,734
  28.4                                                                                                                       259,346
   29            7/1/2014             12,202,400     Lock/29_Defeasance/87_0%/4                        1,019,944
  29.1                                                                                                                       439,911
  29.2                                                                                                                       340,052
  29.3                                                                                                                       228,799
  29.4                                                                                                                       235,045
  29.5                                                                                                                       118,282
  29.6                                                                                                                        39,223
   30            8/1/2014             12,233,947     Lock/28_Defeasance/88_0%/4                        1,050,938           1,481,155
   31           12/1/2014             12,592,753     Lock/24_Defeasance/94_0%/2                          903,219           1,223,632
   32            9/1/2014             11,953,069     Lock/27_Defeasance/90_0%/3                          967,110
   33           10/1/2009             13,000,000     Lock/26_Defeasance/31_0%/3                          655,074           1,939,848
   34            9/1/2014              9,996,437     Lock/39_Defeasance/79_0%/2                          986,125           2,320,030
   35           11/1/2014             11,365,742     Lock/25_Defeasance/92_0%/3                          837,750           1,301,744
  35.1
  35.2
  35.3
   36           11/1/2009             11,708,356     Lock/25_Defeasance/31_0%/4                          816,254           1,269,708
   37           11/1/2014             10,446,048     Lock/25_Defeasance/93_0%/2                          853,567           1,365,032
   38           12/1/2009             10,705,797     Lock/24_Defeasance/32_0%/4                          751,515             891,830
  38.1                                                                                                                       422,004
  38.2                                                                                                                       339,095
  38.3                                                                                                                       130,731
   39            8/1/2011             10,207,427     Lock/24_YM/56_0%/4                                  785,168           1,179,592
   40           11/1/2014              9,386,890     Lock/25_Defeasance/93_0%/2                          763,976           1,176,761
   41          10/10/2009              9,670,441     Lock/59_>YM and 2%/57_0%/4                          954,444             837,758
   42           11/1/2014              8,107,407     Lock/25_Defeasance/91_0%/4                          785,567
   43           12/1/2009              8,735,660     Lock/24_Defeasance/32_0%/4                          598,808           1,039,771
   44           12/1/2009              8,739,986     Lock/24_Defeasance/32_0%/4                          609,299             942,861
   45           11/8/2014              8,266,469     Lock/60_>YM and 1%/56_0%/4                          649,135             854,615
   46           10/1/2013              8,362,987     Lock/26_Defeasance/79_0%/3                          621,489             716,635
   47           12/1/2014              7,684,087     Lock/24_Defeasance/92_0%/4                          626,839             910,713
   48            8/1/2014              8,048,185     Lock/28_Defeasance/89_0%/3                          642,381           1,041,979
   49            9/1/2014              7,192,149     Lock/27_Defeasance/90_0%/3                          606,959             767,544
   50           11/1/2014              6,681,336     Lock/25_Defeasance/94_0%/1                          545,077           1,114,459
   51           10/1/2014              6,849,155     Lock/26_Defeasance/91_0%/3                          537,338             892,914
   52           11/1/2014              5,843,898     Lock/35_Defeasance/83_0%/2                          576,504           1,075,577
   53           12/1/2014              6,333,812     Lock/24_Defeasance/94_0%/2                          520,804             518,114
   54           12/1/2014              6,290,457     Lock/24_Defeasance/93_0%/3                          484,623
   55            9/1/2014              5,391,893     Lock/39_Defeasance/79_0%/2                          533,537           1,150,953
   56           12/1/2014              5,945,304     Lock/24_Defeasance/92_0%/4                          459,228             521,487
   57           10/1/2011              5,861,067     Lock/26_Defeasance/54_0%/4                          424,674
   58           10/1/2014              5,456,082     Lock/26_Defeasance/91_0%/3                          431,464             420,544
   59           12/1/2014              5,055,923     Lock/24_Defeasance/95_0%/1                          422,004             627,765
   60            9/1/2014              4,567,746     Lock/39_Defeasance/79_0%/2                          456,165           1,143,437
   61           10/1/2009              5,449,379     Lock/26_Defeasance/32 _0%/2                         368,441             430,796
   62           12/1/2014              4,572,275     Lock/24_Defeasance/92_0%/4                          368,553             481,507
   63            9/1/2011              4,904,494     Lock/27_Defeasance/50_0%/7                          368,553             580,186
   64           11/1/2014              4,358,646     Lock/25_Defeasance/92_0%/3                          350,233             559,897
   65            5/1/2014              4,532,510     Lock/31_Defeasance/85_0%/4                          346,123
   66           11/8/2014              3,871,535     Lock/25_YM/91_0%/4                                  373,267             519,393
   67           11/1/2014              4,159,596     Lock/25_Defeasance/94_0%/1                          335,983             416,327
   68            8/1/2014              3,893,794     Lock/28_Defeasance/90_0%/2                          328,826             618,329
  68.1                                                                                                                       203,637
  68.2                                                                                                                       148,607
  68.3                                                                                                                       131,555
  68.4                                                                                                                       134,529
   69            9/1/2011              4,055,330     Lock/27_Defeasance/56_0%/1                          319,258             507,857
   70           12/1/2014              3,625,589     Lock/24_Defeasance/92_0%/4                          303,093             624,937
   71           12/1/2014              3,423,368     Lock/24_Defeasance/93_0%/3                          279,044             454,155
   72            9/1/2014              3,362,309     Lock/27_Defeasance/91_0%/2                          278,896             429,271
   73            1/1/2014              3,366,209     Lock/35_Defeasance/83_0%/2                          279,810             515,679
   74            1/1/2014              3,364,170     Lock/35_Defeasance/81_0%/4                          279,201             489,578
   75            6/9/2014              3,326,982     Lock/30_Defeasance/86_0%/4                          248,577             432,480
   76            9/1/2014              3,177,018     Lock/27_Defeasance/90_0%/3                          264,359             468,544
   77            9/1/2014              3,011,318     Lock/27_Defeasance/90_0%/3                          246,642             415,158
   78           10/1/2014              2,966,041     Lock/26_Defeasance/90_0%/4                          242,145             328,765
   79           11/1/2026                      -     Lock/25_Defeasance/238_0%/1                         276,811
   80           10/1/2014              2,764,824     Lock/26_Defeasance/92_0%/2                          227,335             394,080
   81            9/1/2014              2,764,619     Lock/27_Defeasance/89_0%/4                          227,335
   82            8/1/2009              2,964,575     Lock/28_Defeasance/28_0%/4                          245,312             372,686
   83            8/1/2014              2,707,121     Lock/28_Defeasance/90_0%/2                          228,256
   84            7/8/2014              2,200,306     Lock/29_Defeasance/87_0%/4                          218,473             335,164
   85            9/1/2019              2,062,353     Lock/27_Defeasance/151_0%/2                         210,322
   86           10/1/2014              2,218,874     Lock/26_Defeasance/91_0%/3                          182,156             347,515
   87           10/1/2014              1,996,046     Lock/26_Defeasance/90_0%/4                          196,281             370,084
   88           11/1/2014              1,930,959     Lock/25_Defeasance/92_0%/3                          156,156             172,980
   89           10/1/2009              1,914,963     Lock/26_Defeasance/30_0%/4                          139,326             289,845
   90           10/1/2014              1,560,630     Lock/26_Defeasance/92_0%/2                          129,087             147,641
   91           11/1/2011              1,134,399     Lock/25_YM/56_0%/3                                   95,792             134,752
   92           12/1/2014              1,005,059     Lock/24_Defeasance/94_0%/2                           82,577

                                                                                                                       SCHEDULED
                                                        UNDERWRITTEN                                                 MATURITY OR
CONTROL   MOST RECENT   UNDERWRITTEN      UNDERWRITTEN      NCF         APPRAISED      APPRAISAL       CUT-OFF            ARD
NUMBER     NOI DATE          NOI               NCF        DSCR (X)      VALUE ($)         DATE       DATE LTV (%)    DATE LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

   1     12/31/2003       36,498,002       32,479,453       2.36      410,000,000       10/22/2004         65.78             65.78
   2     12/31/2003        9,891,400        9,294,863       2.38      147,200,000        10/1/2004         40.76             33.62
   3     10/31/2004        7,155,526        6,612,442       1.58      105,000,000       10/21/2004         55.18             51.70
   4                       5,022,195        4,699,776       1.30       70,100,000                          79.17             76.94
  4.1    07/31/2004        2,441,574        2,285,082                  34,000,000       10/13/2004
  4.2    07/31/2004          973,394          920,144                  13,800,000       10/13/2004
  4.3    08/31/2004          457,106          428,126                   6,700,000       10/13/2004
  4.4    07/31/2004          509,474          477,457                   6,600,000       10/13/2004
  4.5    07/31/2004          463,660          427,484                   6,400,000       10/13/2004
  4.6    08/31/2004          176,987          161,483                   2,600,000       10/13/2004
                           5,187,772        4,895,272       1.52       62,625,000          Various         79.74             70.70
   5                       1,498,056        1,400,806       1.52       18,250,000        10/8/2004         79.74             70.70
   6                       1,411,040        1,342,040       1.52       17,300,000        9/24/2004         79.74             70.70
   7                       1,206,829        1,141,579       1.52       14,300,000        9/24/2004         79.74             70.70
   8                       1,071,847        1,010,847       1.52       12,775,000        10/8/2004         79.74             70.70
   9     07/30/2004        4,506,990        4,203,931       1.25       60,000,000         9/7/2004         78.33             66.34
  10     12/31/2003        4,041,779        3,488,578       1.35       52,000,000        6/30/2004         72.79             64.31
  11     09/30/2004        3,497,220        3,057,882       1.29       46,000,000         9/1/2004         77.17             71.52
  12                       4,604,814        4,023,587       2.14       44,800,000                          73.10             73.10
 12.1    06/30/2004        2,295,450        1,973,826                  21,700,000         7/1/2004
 12.2    06/30/2004        2,309,364        2,049,761                  23,100,000         7/1/2004
  13     06/30/2004       36,338,124       31,127,593       2.74      377,600,000                          46.11             41.40
 13.1    06/30/2004       18,782,532       15,854,212                 185,000,000         4/1/2004
 13.2    06/30/2004        6,694,394        5,436,582                  89,900,000         3/9/2004
 13.3    06/30/2004       10,861,198        9,836,799                 102,700,000        3/11/2004
  14     07/31/2004        2,801,893        2,538,455       1.24       40,875,000        7/26/2004         70.74             59.84
  15     08/31/2004        1,812,721        1,716,547       1.35       24,000,000         6/1/2004         75.68             64.20
  16                       1,415,095        1,379,845       1.33       32,800,000        8/26/2004         48.78             45.22
  17                       2,686,290        2,312,005       1.51       31,430,000                          56.04              0.00
 17.1                        607,172          554,292                   6,950,000        7/21/2004
 17.2                        593,038          473,552                   5,970,000         7/8/2004
 17.3                        495,940          452,057                   5,880,000         7/9/2004
 17.4                        450,772          410,186                   5,200,000        7/12/2004
 17.5                        238,032          190,368                   3,800,000         7/8/2004
 17.6                        163,835          127,391                   2,080,000        7/19/2004
 17.7                        137,502          104,159                   1,550,000        7/13/2004
  18     07/31/2004        2,395,000        2,099,000       1.57       24,900,000         8/1/2004         70.28             56.22
  19     07/31/2004        1,415,636        1,374,136       1.22       22,000,000        8/31/2004         77.27             71.55
  20     04/30/2004        1,994,038        1,715,274       1.45       23,300,000         8/6/2004         70.82             68.22
  21     04/30/2004        1,228,122        1,164,473       1.21       20,700,000        8/18/2004         70.36             73.37
  22                       1,525,513        1,500,873       1.38       26,800,000        9/18/2004         61.12             53.28
  23     07/31/2004        1,474,462        1,420,862       1.74       20,400,000         8/9/2004         79.90             79.90
  24     09/30/2004        1,304,730        1,267,530       1.20       20,075,000         1/1/2005         78.21             68.01
  25                       2,026,481        1,996,881       1.43       26,200,000       10/26/2004         59.16             39.62
  26     06/30/2004        3,578,324        3,389,249       2.71       41,500,000         9/2/2004         36.14             23.36
  27                       1,739,903        1,554,003       1.99       20,010,000                          74.96             74.96
 27.1    04/30/2004          688,719          619,969                   7,430,000         7/7/2004
 27.2    04/30/2004          577,605          508,855                   6,490,000         7/7/2004
 27.3    04/30/2004          473,579          425,179                   6,090,000         7/7/2004
  28                       1,555,662        1,417,883       1.42       19,825,000                          75.41             62.76
 28.1    05/31/2004          491,273          445,769                   6,300,000        6/16/2004
 28.2    05/31/2004          467,088          425,088                   6,040,000         6/9/2004
 28.3    05/31/2004          318,716          296,716                   3,970,000         6/9/2004
 28.4    05/31/2004          278,586          250,311                   3,515,000        6/16/2004
  29                       1,393,194        1,304,444       1.28       18,200,000                          79.13             67.05
 29.1    04/30/2004          357,612          328,362                   4,800,000        5/13/2004
 29.2    04/30/2004          358,896          336,896                   4,600,000        5/13/2004
 29.3    04/30/2004          254,031          240,781                   3,400,000        5/13/2004
 29.4    04/30/2004          262,446          247,446                   3,300,000        5/13/2004
 29.5    04/30/2004          114,879          109,629                   1,500,000        5/13/2004
 29.6    04/30/2004           45,330           41,330                     600,000        5/13/2004
  30     12/31/2003        1,581,631        1,412,111       1.34       17,950,000        6/19/2004         79.72             68.16
  31     08/31/2004        1,209,154        1,133,782       1.26       17,130,000        9/21/2004         79.39             73.51
  32                       1,232,830        1,185,830       1.23       20,100,000         6/4/2004         67.16             59.47
  33     07/31/2004        1,813,977        1,460,135       2.23       25,000,000         9/2/2004         52.00             52.00
  34     07/16/2004        2,049,838        1,596,366       1.62       18,200,000         8/1/2004         71.12             54.93
  35     12/31/2003        1,137,382        1,085,382       1.30       16,100,000                          79.50             70.59
 35.1                        528,416          504,416                   7,450,000        8/31/2004
 35.2                        453,735          434,735                   5,950,000        8/31/2004
 35.3                        155,231          146,231                   2,700,000        8/31/2004
  36     09/30/2004        1,364,284        1,195,451       1.46       17,000,000         9/2/2004         74.62             68.87
  37     12/31/2003        1,353,884        1,280,695       1.50       17,900,000        8/22/2004         69.76             58.36
  38     08/31/2004          938,403          900,153       1.20       14,500,000                          80.00             73.83
 38.1    08/31/2004          400,057          383,557                   6,400,000        10/8/2004
 38.2    08/31/2004          344,072          328,072                   5,700,000        10/8/2004
 38.3    08/31/2004          194,274          188,524                   2,400,000        10/8/2004
  39     04/30/2004        1,090,023          998,244       1.27       14,400,000        6/11/2004         78.75             70.88
  40     05/31/2004        1,156,185        1,034,338       1.35       14,100,000        8/16/2004         79.70             66.57
  41     12/31/2003        1,195,184        1,132,184       1.19       15,350,000        5/21/2004         71.22             63.00
  42                         967,307          944,132       1.20       13,500,000        8/25/2004         78.77             60.05
  43     08/31/2004        1,016,817          863,316       1.44       13,300,000         6/1/2004         71.43             65.68
  44     07/31/2004          917,280          845,565       1.39       12,830,000        9/28/2004         73.89             68.12
  45     10/31/2004          865,690          854,749       1.32       12,550,000         3/1/2005         75.00             65.87
  46     07/31/2004          834,180          760,964       1.22       11,900,000        3/18/2004         78.99             70.28
  47     08/31/2004          853,293          789,478       1.26       13,700,000       10/16/2004         67.15             56.09
  48     08/31/2004        1,023,097          861,671       1.34       12,600,000        5/28/2004         70.63             63.87
  49     05/31/2004          810,289          738,642       1.22       11,800,000         6/2/2004         71.83             60.95
  50     06/30/2004        1,005,167          951,671       1.75       13,950,000        7/17/2004         57.28             47.89
  51     06/30/2004          812,926          790,582       1.47       15,600,000        6/15/2004         50.00             43.90
  52     07/31/2004        1,055,000          909,000       1.58       11,750,000         8/1/2004         64.58             49.74
  53     09/30/2004          685,415          635,796       1.22       10,000,000        9/21/2004         75.60             63.34
  54                         832,742          804,662       1.66       13,500,000        9/10/2004         53.33             46.60
  55     06/30/2004        1,017,605          868,172       1.63        9,500,000         6/1/2004         73.37             56.76
  56     08/31/2004          585,594          554,394       1.21        8,500,000        10/1/2004         80.00             69.94
  57                         673,653          602,640       1.42        8,750,000        8/10/2004         72.62             66.98
  58     12/31/2003          599,505          580,731       1.35        8,000,000        8/13/2004         77.50             68.20
  59     08/31/2004          594,854          562,951       1.33        8,700,000        7/29/2004         68.97             58.11
  60     07/16/2004        1,004,707          697,053       1.53       10,600,000        7/12/2004         55.43             43.09
  61     08/31/2004          462,966          454,116       1.23        7,140,000        8/11/2004         79.83             76.32
  62     08/31/2004          464,689          448,689       1.22        6,900,000        9/20/2004         79.71             66.26
  63     08/31/2004          550,642          512,542       1.39        7,300,000        6/26/2004         75.10             67.18
  64     09/30/2004          539,013          446,241       1.27        6,700,000         9/7/2004         78.27             65.05
  65                         470,668          449,168       1.30        6,700,000         5/1/2004         77.61             67.65
  66     09/30/2004          559,379          487,176       1.31        6,700,000        8/14/2004         76.00             57.78
  67     07/31/2004          438,100          410,100       1.22        6,250,000        9/19/2004         79.91             66.55
  68                         628,138          567,675       1.73        6,175,000                          74.22             63.06
 68.1    12/31/2003          186,248          164,185                   1,725,000        5/17/2004
 68.2    12/31/2003          153,599          142,168                   1,650,000        5/17/2004
 68.3    12/31/2003          149,295          135,166                   1,525,000        5/17/2004
 68.4    12/31/2003          138,996          126,157                   1,275,000        5/17/2004
  69     12/31/2003          477,624          430,293       1.35        5,750,000        6/29/2004         78.03             70.53
  70     09/30/2004          553,738          478,707       1.58        6,400,000         9/1/2004         67.19             56.65
  71     06/30/2004          426,928          376,262       1.35        5,500,000        9/27/2004         74.55             62.24
  72     04/30/2004          401,281          368,453       1.32        5,000,000        6/23/2004         79.76             67.25
  73     09/30/2004          425,561          391,683       1.40        5,900,000       11/11/2003         67.05             57.05
  74     08/31/2004          422,846          379,742       1.36        5,700,000        12/4/2004         69.40             59.02
  75     08/31/2004          431,259          408,759       1.64        4,975,000        4/13/2004         77.39             66.87
  76     05/31/2004          422,840          395,166       1.49        5,450,000        6/10/2004         69.06             58.29
  77     07/31/2004          376,915          370,615       1.50        5,380,000         6/9/2004         66.71             55.97
  78     07/31/2004          365,936          353,320       1.46        4,600,000         6/9/2004         77.02             64.48
  79                         299,500          299,500       1.08        4,230,000         9/2/2004         77.87              0.00
  80     06/30/2004          378,845          360,257       1.58        4,800,000        8/28/2004         68.61             57.60
  81                         324,155          314,155       1.38        4,632,000        11/1/2004         71.02             59.69
  82     05/05/2004          366,664          365,144       1.49        7,550,000        6/17/2004         43.45             39.27
  83                         309,479          303,655       1.33        4,600,000        5/21/2004         69.30             58.85
  84     06/30/2004          315,190          293,140       1.34        3,600,000        5/26/2004         78.62             61.12
  85                         267,391          251,391       1.20        3,320,000         6/3/2004         82.62             62.12
  86     07/31/2004          358,862          345,862       1.90        7,150,000        7/15/2004         36.99             31.03
  87     09/30/2004          350,607          253,538       1.29        3,900,000         8/4/2004         66.48             51.18
  88     08/31/2004          231,347          205,752       1.32        2,900,000        9/16/2004         79.91             66.58
  89     07/31/2004          223,271          210,021       1.51        3,000,000         8/9/2004         66.67             63.83
  90     06/30/2004          181,655          166,798       1.29        2,450,000        8/11/2004         73.47             63.70
  91     08/31/2004          143,361          120,939       1.26        1,690,000        9/20/2004         79.87             67.12
  92                         119,052          112,935       1.37        2,000,000        8/20/2004         60.00             50.25

                                                         TOTAL SQ. FT./                     CUT-OFF DATE
CONTROL                                                    UNITS/PADS/         UNIT     BALANCE PER SQ. FT./               OCCUPANCY
NUMBER           YEAR BUILT            YEAR RENOVATED         ROOMS        DESCRIPTION     UNIT/PAD/ROOM      OCCUPANCY %     DATE
------------------------------------------------------------------------------------------------------------------------------------

   1            1974 - 1983             2004 On-Going          2,956,225  Sq. Ft.                         91          91    1/1/2004
   2                1908                    1986                 383,350  Sq. Ft.                        157          98    4/1/2004
   3                1983                                         477,107  Sq. Ft.                        121          73   11/1/2004
   4              Various                  Various                 1,082  Units                       51,294          97    1/0/1900
  4.1               1950                   Ongoing                   486  Units                                       96   10/6/2004
  4.2               1948                   Ongoing                   213  Units                                       97   10/6/2004
  4.3               1943                   Ongoing                   115  Units                                       97   10/6/2004
  4.4               1950                   Ongoing                   101  Units                                       97   10/6/2004
  4.5               1948                   Ongoing                   119  Units                                       97   10/6/2004
  4.6               1964                   Ongoing                    48  Units                                       90   10/6/2004
                  Various                  Various                 1,170  Units                       42,684          93  10/20/2004
   5                1966                    2003                     389  Units                                       90  10/20/2004
   6                1969                 2000 - 2004                 276  Units                                       90  10/20/2004
   7                1974                 2000 - 2004                 261  Units                                       97  10/20/2004
   8                1973                    2004                     244  Units                                       94  10/20/2004
   9                1982                                         452,249  Sq. Ft.                        104          94  10/13/2004
  10                1990                                         435,802  Sq. Ft.                         92          85   9/20/2004
  11                1969                    1999                 302,992  Sq. Ft.                        117          93  10/29/2004
  12              Various                  Various                   324  Rooms                      101,080          71    1/0/1900
 12.1               1826                    1996                     153  Rooms                                       74   6/30/2004
 12.2              1800s                    1992                     171  Rooms                                       68   6/30/2004
  13              Various                  Various                 2,315  Rooms                       75,205          64   6/30/2004
 13.1               1976                    2001                   1,184  Rooms                                       62   6/30/2004
 13.2               1989                    2001                     419  Rooms                                       72   6/30/2004
 13.3               1976                    2002                     712  Rooms                                       61   6/30/2004
  14                2002                                         144,981  Sq. Ft.                        199          95    7/7/2004
  15                1995                                         174,437  Sq. Ft.                        104         100    9/8/2004
  16                1938                    2004                     141  Units                      127,660          65   9/20/2004
  17              Various                  Various             1,551,799  Sq. Ft.                         11         100    1/0/1900
 17.1            1985/1993                                       242,150  Sq. Ft.                                    100   8/27/2004
 17.2               1969                                         493,320  Sq. Ft.                                    100   8/27/2004
 17.3           1986 - 1996                                      163,522  Sq. Ft.                                    100   8/27/2004
 17.4            1979/1993                                       184,856  Sq. Ft.                                    100   8/27/2004
 17.5               1968             1971/1979/1985/1993         186,500  Sq. Ft.                                    100   8/27/2004
 17.6           1969 - 1978                                       79,951  Sq. Ft.                                    100   8/27/2004
 17.7               1976                                         201,500  Sq. Ft.                                    100   8/27/2004
  18                2002                                             166  Rooms                      105,422          74   7/31/2004
  19             1993/1994                  2000                     166  Units                      102,410          99   9/22/2004
  20          1960 - 1961/1974              1994                 271,309  Sq. Ft.                         61          97    8/1/2004
  21             1984/1988                                       104,853  Sq. Ft.                        157          81   7/31/2004
  22                2003                                             140  Units                      117,000          91  10/19/2004
  23                2003                                             268  Units                       60,821          98   8/25/2004
  24                2003                                             124  Units                      129,032          88   11/1/2004
  25   1955/1959/1961/1963/1988/1992     2001 - 2004             148,000  Sq. Ft.                        105         100   11/1/2004
  26                1998                                           7,563  Spaces                       1,983           0    1/0/1900
  27              Various                  Various                   676  Units                       22,189          94    1/0/1900
 27.1               1972                                             250  Units                                       97   6/30/2004
 27.2               1974                                             250  Units                                       94   6/30/2004
 27.3               1970                                             176  Units                                       91   6/30/2004
  28              Various                  Various                   460  Units                       32,501          98    1/0/1900
 28.1               1974                                             157  Units                                       96   7/27/2004
 28.2               1975                                             140  Units                                      100   7/27/2004
 28.3               1975                                              88  Units                                       98   7/27/2004
 28.4               1974                                              75  Units                                       96   7/27/2004
  29              Various                  Various                   355  Units                       40,568          95   7/31/2004
 29.1               1940                    2003                     117  Units                                       87   7/31/2004
 29.2               1940                    2002                      88  Units                                       99   7/31/2004
 29.3               1929                                              53  Units                                      100   7/31/2004
 29.4               1940                    2002                      60  Units                                      100   7/31/2004
 29.5               1940                    2002                      21  Units                                       95   7/31/2004
 29.6               1940                    2002                      16  Units                                      100   7/31/2004
  30            1987 - 1988                                      196,493  Sq. Ft.                         73          99   8/31/2004
  31             1984/1994                                           265  Units                       51,321          98   9/28/2004
  32                2003                                             235  Units                       57,447          91   8/16/2004
  33                1989                                         192,807  Sq. Ft.                         67         100    8/1/2004
  34                1979                    1997                     219  Rooms                       59,104          70   7/16/2004
  35              Various                  Various                   208  Units                       61,538         100    1/0/1900
 35.1         1954/1961 - 1962                                        96  Units                                      100   9/14/2004
 35.2               1966                                              76  Units                                      100   9/14/2004
 35.3               1965                   1990's                     36  Units                                      100   9/14/2004
  36                1983                                         133,678  Sq. Ft.                         95         100  10/25/2004
  37                2002                                         175,000  Sq. Ft.                         71         100   10/1/2004
  38              Various                                            153  Units                       75,817          95  11/17/2004
 38.1               1925                                              66  Units                                       95  11/17/2004
 38.2               1928                                              64  Units                                       97  11/17/2004
 38.3               1927                                              23  Units                                       91  11/17/2004
  39                1991                                         113,936  Sq. Ft.                        100         100    5/1/2004
  40                1975                    2000                 110,771  Sq. Ft.                        101          98   9/27/2004
  41                1998                                             252  Units                       43,385          90    9/1/2004
  42                2004                                          51,500  Sq. Ft.                        206         100   7/13/2004
  43                1999                                          85,471  Sq. Ft.                        111          78   9/24/2004
  44                2001                                          96,911  Sq. Ft.                         98          74   11/1/2004
  45                2003                                             876  Units                       10,745          87  10/11/2004
  46             1993/2002                                           256  Units                       36,719          95    8/4/2004
  47                1978                    2003                  61,892  Sq. Ft.                        149          81   11/8/2004
  48                1988                                         299,419  Sq. Ft.                         30          93   5/27/2004
  49                1960                                         112,337  Sq. Ft.                         75          93   8/25/2004
  50                1953                    1990                  53,852  Sq. Ft.                        148         100   10/1/2004
  51                1987                                              84  Units                       92,857          98    9/3/2004
  52                1999                                             112  Rooms                       67,756          70   7/31/2004
  53                1980                                          80,505  Sq. Ft.                         94          96    9/1/2004
  54                2003                                             156  Units                       46,154          88   9/22/2004
  55                2001                                             103  Rooms                       67,670          75   6/18/2004
  56                1972                    1999                     120  Units                       56,667          95    8/1/2004
  57                1987                                          91,573  Sq. Ft.                         69          95    9/2/2004
  58                1994                    2003                  27,992  Sq. Ft.                        221         100    9/1/2004
  59                1960                    1998                  26,134  Sq. Ft.                        230         100   9/23/2004
  60             1969/1978                2000/2002                  119  Rooms                       49,372          70   7/16/2004
  61                1970                    1985                     177  Pads                        32,203         100    8/1/2004
  62                1999                                              80  Units                       68,750          96  11/15/2004
  63             1964/1965                                           127  Units                       43,167          99   9/24/2004
  64                1982                    2000                  78,585  Sq. Ft.                         67          87   9/20/2004
  65                2003                                              86  Units                       60,465          97   8/25/2004
  66            1972 - 1984                 2004                  92,569  Sq. Ft.                         55          88  10/31/2004
  67                1974                    2003                     112  Units                       44,593          94  10/15/2004
  68              Various                  Various                60,095  Sq. Ft.                         76         100    1/0/1900
 68.1            1980/1984                                        15,044  Sq. Ft.                                    100    5/1/2004
 68.2               1978                    1984                  18,314  Sq. Ft.                                    100    5/1/2004
 68.3               1981                                          14,413  Sq. Ft.                                    100    5/1/2004
 68.4               1974                                          12,324  Sq. Ft.                                    100    5/1/2004
  69                1986                    1998                  86,234  Sq. Ft.                         52         100    7/1/2004
  70                1999                                              85  Rooms                       50,588          76   8/31/2004
  71                1973                                          27,866  Sq. Ft.                        147          97    9/1/2004
  72                1979                                             116  Units                       34,379         100   6/30/2004
  73                1970                    1990                  32,112  Sq. Ft.                        123          78  10/13/2004
  74                1907                    1989                  27,453  Sq. Ft.                        144          85    8/1/2004
  75                1930                    1975                      90  Units                       42,778          97   8/31/2004
  76                2001                                          32,126  Sq. Ft.                        117         100    6/1/2004
  77               1970's                                            150  Pads                        23,925         100    5/1/2004
  78                2000                                          30,376  Sq. Ft.                        117          96   9/15/2004
  79                2004                                          14,820  Sq. Ft.                        222         100    9/7/2004
  80                2000                                          17,955  Sq. Ft.                        183          94    6/8/2004
  81                2004                                              40  Units                       82,246          88   9/20/2004
  82            1962 - 1991                                          152  Spaces                      21,583           0    1/0/1900
  83                2004                                          14,560  Sq. Ft.                        219         100   7/16/2004
  84            1893 - 1925                                           63  Units                       44,926          94   9/30/2004
  85                2004                                              80  Units                       34,289          99   8/18/2004
  86                1985                                              52  Units                       50,859         100   7/30/2004
  87                1960                                         294,148  Sq. Ft.                          9         100   7/27/2004
  88                1988                                          23,343  Sq. Ft.                         99          89   9/16/2004
  89                1965                                             265  Pads                         7,547         100    9/9/2004
  90                1996                                          25,000  Sq. Ft.                         72         100   6/30/2004
  91                1924                                              74  Units                       18,240         100    9/1/2004
  92                2003                                          11,893  Sq. Ft.                        101         100   7/31/2004

                                                                               UPFRONT ESCROWS
                                              --------------------------------------------------------------------------------------
                                                                                           REAL ESTATE
 CONTROL                                           CAPEX    ENVIRONMENTAL      TI/LC           TAX        INSURANCE        OTHER
 NUMBER      OWNERSHIP INTEREST    LOCKBOX     RESERVE ($)   RESERVE ($)    RESERVE ($)    RESERVE ($)   RESERVE ($)    RESERVE ($)
------------------------------------------------------------------------------------------------------------------------------------

   1             Fee Simple          Hard
   2             Leasehold           Hard
   3             Fee Simple          Hard           8,349                       66,667                                     13,335
   4             Fee Simple       Springing                                                   100,812      102,380
  4.1            Fee Simple
  4.2            Fee Simple
  4.3            Fee Simple
  4.4            Fee Simple
  4.5            Fee Simple
  4.6            Fee Simple
                 Fee Simple          Soft
   5             Fee Simple          Soft                                                     114,764       14,708
   6             Fee Simple          Soft                                                      82,440       11,114
   7             Fee Simple          Soft                                                      86,189       10,470
   8             Fee Simple          Soft                                                      89,997        9,886
   9             Fee Simple          Hard                                    2,545,422        152,043       65,612        500,000
  10             Fee Simple          Hard                                                     215,437       79,630        760,300
  11             Fee Simple          Hard                                                     344,170       35,697        115,000
  12             Fee Simple          Soft           1,000                                     310,332
 12.1            Fee Simple
 12.2            Fee Simple
  13             Fee Simple          Hard                                                                               1,885,535
 13.1            Fee Simple
 13.2            Fee Simple
 13.3            Fee Simple
  14             Fee Simple          Hard                                                     102,838       54,397
  15             Fee Simple                                                     50,000         51,569
  16             Fee Simple          Soft                                                      75,765                         300
  17             Fee Simple
 17.1            Fee Simple
 17.2            Fee Simple
 17.3            Fee Simple
 17.4            Fee Simple
 17.5            Fee Simple
 17.6            Fee Simple
 17.7            Fee Simple
  18             Fee Simple          Soft           1,000                                     312,952
  19             Fee Simple          Soft                                                      29,997       16,825
  20       Both Fee and Leasehold                                                              32,235       11,927         27,592
  21             Fee Simple                                                    365,000        289,360        9,940
  22             Fee Simple                                                                                 21,052
  23             Fee Simple                                                                   248,288       20,809         15,000
  24             Fee Simple                                                                    11,745       28,558
  25             Fee Simple          Soft                                                     208,576      213,774
  26             Fee Simple          Soft                                                      30,505
  27             Fee Simple                                                                   212,412       14,946        374,200
 27.1            Fee Simple
 27.2            Fee Simple
 27.3            Fee Simple
  28             Fee Simple                       157,961       1,000,000                      49,589      110,592
 28.1            Fee Simple
 28.2            Fee Simple
 28.3            Fee Simple
 28.4            Fee Simple
  29             Fee Simple                                                                    45,305       14,399
 29.1            Fee Simple
 29.2            Fee Simple
 29.3            Fee Simple
 29.4            Fee Simple
 29.5            Fee Simple
 29.6            Fee Simple
  30             Fee Simple                                                                   184,127        8,636
  31             Fee Simple                                                                                 26,993
  32             Fee Simple                                                                   376,773       18,339
  33       Both Fee and Leasehold Springing                                                    51,762        8,646        125,000
  34             Fee Simple                         1,000                                     231,808       60,563
  35             Fee Simple                                                                    44,018       17,170
 35.1            Fee Simple
 35.2            Fee Simple
 35.3            Fee Simple
  36             Fee Simple                                                    250,000        131,255       15,252
  37             Fee Simple          Hard
  38             Fee Simple                                                                    18,350       16,230
 38.1            Fee Simple
 38.2            Fee Simple
 38.3            Fee Simple
  39             Fee Simple                                                                   245,265        9,862        385,000
  40             Fee Simple       Springing                                                   135,280       22,823
  41             Fee Simple                        12,666                                      39,571
  42             Fee Simple          Soft                                                                    3,034
  43             Fee Simple          Hard                                      475,000         19,692        3,231         32,799
  44             Fee Simple       Springing                                                    68,714        1,545        145,294
  45             Fee Simple                                                                    43,825                     427,000
  46             Fee Simple                                                                    96,811       62,464
  47             Fee Simple                                                    250,000         31,800
  48             Fee Simple          Soft                                      200,000        214,793       10,200
  49             Fee Simple          Soft                                                      47,274       11,299
  50             Fee Simple                                                                     9,422        4,634
  51             Fee Simple                                                                    56,567        5,640
  52             Fee Simple                         1,000                                       1,000       27,000
  53             Fee Simple       Springing                                                    26,349        5,589
  54             Fee Simple                                                                                 27,691
  55             Fee Simple                         1,000                                     138,069       80,287
  56             Fee Simple                                                                    13,759       17,803
  57             Fee Simple          Soft                                                      22,593       13,593
  58             Fee Simple       Springing                                                    16,082       13,265
  59             Fee Simple                                                    150,000         17,479        1,631
  60             Fee Simple                         1,000         207,125                      34,416       39,564
  61             Fee Simple                                                                    77,365        3,262
  62             Fee Simple                                                                    57,658        5,002
  63             Fee Simple          Soft                                                      80,634        8,943
  64             Fee Simple                                                                                  6,177
  65             Fee Simple                                                                                 13,448        792,000
  66             Fee Simple                                                                   135,000       16,583        130,057
  67             Fee Simple                                                                    68,804        6,414
  68             Fee Simple                                       100,000                      51,290       11,789
 68.1            Fee Simple
 68.2            Fee Simple
 68.3            Fee Simple
 68.4            Fee Simple
  69             Fee Simple          Soft                                                      13,915        3,128
  70             Fee Simple                                                                     8,240        5,486
  71             Fee Simple       Springing                                                    12,717        5,910
  72             Fee Simple                                                                    52,544        8,129
  73             Fee Simple                                                     40,000         48,120       10,840
  74             Fee Simple                                                     14,227         14,956                     100,000
  75             Fee Simple
  76             Fee Simple          Soft                                       22,867         35,136        1,662
  77             Fee Simple                                                                    15,864
  78             Fee Simple                                                     50,000         26,753          635
  79             Fee Simple          Hard                                                                                  10,000
  80             Fee Simple                                                                     4,433       12,808
  81             Fee Simple                                                                     8,428        7,085
  82             Leasehold
  83             Fee Simple          Hard
  84             Fee Simple
  85             Fee Simple                                                                    19,219       41,935
  86             Fee Simple                                                                    34,705        3,377
  87             Fee Simple          Soft
  88             Fee Simple       Springing                                                    10,764        3,564
  89             Fee Simple                                                                     1,767                      76,131
  90             Fee Simple                                                     80,000         27,728        4,375         50,000
  91             Fee Simple                                                                     1,729       12,495
  92             Fee Simple          Soft

                                                     MONTHLY ESCROWS
                    -----------------------------------------------------------------------------------------------
                                                                       REAL ESTATE
      CONTROL           CAPEX         ENVIRONMENTAL        TI/LC           TAX         INSURANCE        OTHER         SINGLE
      NUMBER         RESERVE ($)       RESERVE ($)      RESERVE ($)    RESERVE ($)    RESERVE ($)    RESERVE ($)      TENANT
-------------------------------------------------------------------------------------------------------------------------------

       1
       2                                                                                                    83,333
       3                     8,349                             66,667        124,930          6,704         13,335
       4                    26,895                                            33,604         17,355
      4.1
      4.2
      4.3
      4.4
      4.5
      4.6

       5                     8,105                                            12,752          7,354
       6                     5,750                                             9,160          5,557
       7                     5,438                                             9,577          5,235
       8                     5,084                                            10,000          4,943
       9                     7,538                             30,000         50,681         10,935
      10                     7,264                             38,860         77,780          9,954
      11                     4,040                             31,562         86,042          5,950
      12                                                                      38,791
     12.1
     12.2
      13
     13.1
     13.2
     13.3
      14                     1,208                             13,894         17,140          6,044
      15                     2,180                             14,536         17,190
      16                                                                      12,628
      17
     17.1                                                                                                              Yes
     17.2                                                                                                              Yes
     17.3                                                                                                              Yes
     17.4                                                                                                              Yes
     17.5                                                                                                              Yes
     17.6                                                                                                              Yes
     17.7                                                                                                              Yes
      18                    19,740                                            31,605
      19                     3,459                                             9,999          5,608
      20                     5,428                             16,549         10,745          3,976         13,796
      21                     1,311                              3,991         26,305
      22                                                                      31,023
      23                     4,467                                            22,572         10,405
      24                     3,100                                            11,745          5,712
      25                     2,467                                            29,797         27,883
      26                                                                       2,773
      27                    15,492                                            26,551         14,946
     27.1
     27.2
     27.3
      28                                                                      24,794         13,824
     28.1
     28.2
     28.3
     28.4
      29                     7,417                                            11,326          7,200
     29.1
     29.2
     29.3
     29.4
     29.5
     29.6
      30                     2,456                             10,361         23,016          2,879
      31                     6,281                                            11,573          4,499
      32                                                                      41,864
      33                     3,213                             82,000                                                  Yes
      34                    29,672                                            40,180          5,506
      35                     4,333                                             8,804          8,585
     35.1
     35.2
     35.3
      36                     2,228                             15,000         10,097          3,813         14,167
      37                                                       10,000                                                  Yes
      38                     3,188                                            18,350          3,246
     38.1
     38.2
     38.3
      39                     1,424                              6,227         24,527
      40                     1,385                              8,769         22,609          2,853
      41                     3,674                                             6,595
      42                       858                                                              622                    Yes
      43                     1,069                                            19,692          1,616
      44                     1,211                              3,333         17,178          1,545
      45                       912                                             6,261
      46                     6,094                                             8,801          7,577
      47                     1,032                                             5,969          1,516
      48                     5,739                              9,054         25,654          3,400
      49                     1,404                              3,710         23,637          2,825
      50                     2,244                              2,199          4,711          2,317
      51                                                                       8,081
      52                     9,900                                             7,129          3,276
      53                     1,002                              1,265          8,783          1,397
      54                                                                      26,074
      55                     9,141                                            13,807          7,458
      56                     2,600                                             7,069          3,072
      57                     1,144                              5,495         11,296          1,699
      58                       233                              1,166          4,020
      59                       849                                             5,826            816
      60                    20,510                                            17,438          3,597
      61                       592                                            11,052            652
      62                     1,334                                             9,610          1,667
      63                     2,773                                            10,079          2,236
      64                       982                              6,749          7,120          1,235
      65                     1,075                                             5,119          1,345
      66                     1,157                              6,666                         1,616
      67                     2,333                                             6,255          3,207
      68                     2,225                              3,180          6,411          1,965
     68.1
     68.2
     68.3
     68.4
      69                       719                                             4,638            782
      70                     6,255                                             4,120          1,829
      71                       464                              3,787          4,239            591
      72                     2,736                                             5,254          2,032
      73                       749                                             8,021          1,084
      74                       380                              3,204          4,985
      75                     1,875
      76                       402                                             3,514            554
      77                                                                       2,644
      78                       253                              1,899          2,432            635
      79                                                                                                               Yes
      80                       224                              1,325          2,217          1,281
      81                       750                                             2,809            590
      82
      83                                                                                                               Yes
      84                     1,838
      85                     1,334                                             1,922          3,812
      86                                                                       4,958
      87                     3,677                              5,000                         3,524          2,083     Yes
      88                       292                              1,647          3,588            445
      89                     1,104                                               857
      90                       313                                417          2,522            875                    Yes
      91                     1,869                                             1,729          2,083
      92                                                                         418

                                           LARGEST TENANT
         ---------------------------------------------------------------------
CONTROL                                                                LEASE
NUMBER   LARGEST TENANT                                 UNIT SIZE   EXPIRATION
------------------------------------------------------------------------------

   1     Lyondell Petrochemical                           366,517   4/1/2013
   2     Amtrak                                           106,224  10/14/2008
   3     Univision Television Group dba KUVN               35,917   4/15/2017
   4
  4.1
  4.2
  4.3
  4.4
  4.5
  4.6

   5
   6
   7
   8
   9     County of Los Angeles (Sheriff's Department)     101,063   2/25/2011
  10     Delaware North                                   108,016   7/31/2015
  11     United Airlines - WHQOU                           62,059   5/31/2007
  12
 12.1
 12.2
  13
 13.1
 13.2
 13.3
  14     Gray Cary- Law Firm- Subleased to Atlas DMT       32,376   3/26/2009
  15     Circuit City                                      40,260   1/31/2016
  16
  17
 17.1    Walbridge, OH                                    242,150   8/31/2024
 17.2    Rocky Mount, VA                                  493,320   8/31/2024
 17.3    Martinsburg, WV                                  163,522   8/31/2024
 17.4    Kearney, MO                                      184,856   8/31/2024
 17.5    Valencia, PA                                     186,500   8/31/2024
 17.6    York, NE                                          79,951   8/31/2024
 17.7    Fair Bluff, NC                                   201,500   8/31/2024
  18
  19
  20     NM Children, Youth & Families                     66,975   5/30/2010
  21     Winn Dixie                                        36,320   12/5/2009
  22
  23
  24
  25     Silver Huntington Enterprises, LLC               148,000   11/1/2024
  26
  27
 27.1
 27.2
 27.3
  28
 28.1
 28.2
 28.3
 28.4
  29
 29.1
 29.2
 29.3
 29.4
 29.5
 29.6
  30     JC Penney                                         31,735   8/31/2009
  31
  32
  33     Anthem Health Plans of Virginia                  192,807   6/9/2009
  34
  35
 35.1
 35.2
 35.3
  36     Xerox Corporation                                 22,683   5/31/2006
  37     Prada USA                                        175,000   5/31/2022
  38
 38.1
 38.2
 38.3
  39     Winn-Dixie                                        45,056   6/13/2010
  40     Kroger Supermarket                                48,575   5/31/2019
  41
  42     Giant                                             51,500   8/31/2024
  43     Medical Plaza Surgery Center                      13,166   5/31/2014
  44     National Semiconductor                            25,871   7/31/2007
  45
  46
  47     Aaron Brothers, Inc.                               7,600   4/30/2009
  48     Burlington Coat Factory                          100,035  12/31/2008
  49     Playdrome and Finnigans                           26,254   8/31/2007
  50     888 Seafood Restaurant                            18,748   9/30/2008
  51
  52
  53     Raleys                                            49,843   8/1/2008
  54
  55
  56
  57     Big Lots Stores, Inc.                             37,546   1/1/2010
  58     Barnes & Noble                                    24,492   6/30/2013
  59     Skechers USA                                       7,100   1/31/2007
  60
  61
  62
  63
  64     Automated Sciences Group, Inc. (CACI)             17,561   2/28/2006
  65
  66     Fallas Paredes                                    22,100   1/31/2010
  67
  68
 68.1    Bank of America                                    9,164   7/20/2012
 68.2    Bank of America                                   10,895   7/20/2012
 68.3    Bank of America                                    9,386   7/20/2012
 68.4    Bank of America                                    8,450   7/20/2012
  69     Bacchus Importers, Ltd.                           62,584   5/31/2010
  70
  71     Toft Wolf Farrow                                   6,816  11/22/2006
  72
  73     Party City                                         8,671   4/30/2013
  74     Chef'n Corporation                                 4,164   8/31/2007
  75
  76     Pet Supermarket                                    5,465   6/9/2006
  77
  78     Hollywood Video                                    5,425   6/30/2009
  79     Walgreen Co.                                      14,820  10/31/2029
  80     Tutor Time                                        10,000   9/30/2021
  81
  82
  83     Walgreens                                         14,560  12/31/2079
  84
  85
  86
  87     Case Paper Company, Inc.                         294,148   7/31/2009
  88     MGM Motors                                         7,682   6/30/2013
  89
  90     Palm Beach Newspaper                              25,000   6/30/2013
  91
  92     Texas Roadhouse                                    6,900   3/30/2019

                                  2ND LARGEST TENANT
          ----------------------------------------------------------------
CONTROL                                                         LEASE
NUMBER    2ND LARGEST TENANT                    UNIT SIZE    EXPIRATION
--------------------------------------------------------------------------

   1      Enron                                   240,678     4/1/2009
   2      American Multi Cinema                    38,000     1/31/2005
   3      Frontier                                 33,467     2/28/2007
   4
  4.1
  4.2
  4.3
  4.4
  4.5
  4.6

   5
   6
   7
   8
   9      Bally Total Fitness Corp                 77,584     7/31/2009
  10      Key Bank                                 56,972     9/30/2015
  11      VoiceStream/T-Mobile                     53,427     7/30/2010
  12
 12.1
 12.2
  13
 13.1
 13.2
 13.3
  14      Summit Law                               30,386     1/26/2013
  15      Ross Dress for Less                      32,817     1/31/2015
  16
  17
 17.1
 17.2
 17.3
 17.4
 17.5
 17.6
 17.7
  18
  19
  20      NM Taxation & Revenue - A&C              48,368     3/31/2015
  21      Cole Automotive of Weston                 6,180  1  1/30/2008
  22
  23
  24
  25
  26
  27
 27.1
 27.2
 27.3
  28
 28.1
 28.2
 28.3
 28.4
  29
 29.1
 29.2
 29.3
 29.4
 29.5
 29.6
  30      Baylor Medical Center                    28,626     3/30/2010
  31
  32
  33
  34
  35
 35.1
 35.2
 35.3
  36      Hanover Insurance Company                12,402     3/31/2005
  37
  38
 38.1
 38.2
 38.3
  39      US Postal Service                        14,779     8/3/2005
  40      Powerhouse Gym                           10,224     8/31/2013
  41
  42
  43      Texas Orthopaedic & Aquatic               7,028     8/31/2008
  44      Skyline Technical High                   11,388     6/30/2013
  45
  46
  47      Teacher Supplies                          5,200     5/31/2006
  48      Carolina Pottery                         67,817     7/31/2014
  49      Subzi-Mandi Corporation                  25,252     8/31/2012
  50      Adult Day Care Center/Rebecca Hong       10,121     6/14/2005
  51
  52
  53      NY Pizza Kitchen                          3,120     9/1/2009
  54
  55
  56
  57      Dollar General                            8,130     5/31/2009
  58      Mercantile Safe Deposit & Trust Co.       3,500     8/30/2009
  59      The Closet                                4,827     7/31/2008
  60
  61
  62
  63
  64      Direct Hit Data, Inc.                     4,918     7/31/2006
  65
  66      99c Only                                 22,000     1/31/2009
  67
  68
 68.1     W. H. Connor                              1,800  1  1/30/2006
 68.2     Connel Corporation                        2,305     3/31/2008
 68.3     Stokes & Associates, Inc.                 5,027     9/30/2005
 68.4     David Corpier & David Rhudy               1,100     5/31/2005
  69      Johns Hopkins Bayview Medical Center     23,650  1  1/30/2010
  70
  71      Coastline Counseling                      1,938     4/14/2005
  72
  73      Movies Inc.                               6,200     4/30/2007
  74      Dialysis Consulting                       4,164  1  2/31/2007
  75
  76      Sports Grille                             4,831     6/30/2005
  77
  78      Oasis Group                               3,141     6/30/2006
  79
  80      Massage En-V                              2,346     8/31/2007
  81
  82
  83
  84
  85
  86
  87
  88      Meineke Muffler                           4,015     2/28/2007
  89
  90
  91
  92      IHOP Realty Corp.                         4,993     5/31/2028

                                              3RD LARGEST TENANT
                  ---------------------------------------------------------------------------
     CONTROL                                                                       LEASE
     NUMBER       3RD LARGEST TENANT                                 UNIT SIZE  EXPIRATION
---------------------------------------------------------------------------------------------

       1          Merrill Lynch                                         69,862   8/31/2011
       2          Express/Victoria's Secret                             14,450  11/30/2008
       3          Qwest Communications Corp.                            23,795   4/30/2008
       4
      4.1
      4.2
      4.3
      4.4
      4.5
      4.6

       5
       6
       7
       8
       9          County of LA (Family Service)                         58,642   3/31/2013
      10          GSA -SS                                               24,743  10/31/2014
      11          New Horizons Computer Learning Center                 27,484  10/31/2007
      12
     12.1
     12.2
      13
     13.1
     13.2
     13.3
      14          Department of Labor                                   27,665   9/30/2012
      15          TJ Maxx                                               28,860   9/30/2005
      16
      17
     17.1
     17.2
     17.3
     17.4
     17.5
     17.6
     17.7
      18
      19
      20          The Shaw Group                                        22,000  12/31/2005
      21          Uncle Al's Restaurant                                  2,800   5/31/2006
      22
      23
      24
      25
      26
      27
     27.1
     27.2
     27.3
      28
     28.1
     28.2
     28.3
     28.4
      29
     29.1
     29.2
     29.3
     29.4
     29.5
     29.6
      30          Showcase Cinemas                                      17,840  10/31/2013
      31
      32
      33
      34
      35
     35.1
     35.2
     35.3
      36          State of LA Department of Corrections                 10,828   9/30/2009
      37
      38
     38.1
     38.2
     38.3
      39          Get Smart Preschool                                    7,000   3/31/2006
      40          Dress Barn                                             8,900   6/30/2009
      41
      42
      43          Peter Dawson, MD                                       5,978  12/31/2006
      44          RAS Management                                        10,413  10/31/2008
      45
      46
      47          La Capilla Restaurant                                  5,040   7/31/2008
      48          Big Lots                                              42,233   1/31/2008
      49          Eckerd (subleased to Summit Sports)                   10,000   1/31/2013
      50          Li Gang                                                3,070   6/30/2009
      51
      52
      53          H&R Block                                              1,870   4/1/2006
      54
      55
      56
      57          Century 21 Northwest Realty                            6,834   2/1/2008
      58
      59          Karinya Thai Cuisine                                   3,346  11/30/2007
      60
      61
      62
      63
      64          Kelly A. Matthews & Associates                         4,837   3/30/2006
      65
      66          Fashion Five                                           9,000   8/31/2009
      67
      68
     68.1         US Congressman Chet Edwards                            1,300  12/31/2004
     68.2         M.W. Industrial Foundation                             1,300   2/28/2006
     68.3
     68.4         John B. Collins Associates                               700   3/31/2005
      69
      70
      71          Davis & Holden                                         1,782   5/31/2008
      72
      73          Ultimate Fitness                                       3,732   9/30/2007
      74          X5 Solutions, LLC                                      4,164  12/31/2007
      75
      76          Lee Garden Chinese Restaurant                          2,760   6/30/2006
      77
      78          Cabo Grill                                             2,995   5/15/2005
      79
      80          Super Cleaners                                         2,325   6/30/2006
      81
      82
      83
      84
      85
      86
      87
      88          Tempe Tune-up                                          4,000  11/30/2009
      89
      90
      91
      92

(1) With respect to the Sand Creek Woods Apartments Loan, the payment date under the mortgage loan documents is the 10th day of the month. Therefore, with respect to each distribution date, scheduled payments made by the related borrower in the month of the related distribution date will be distributed to certificate holders on the subsequent distribution date. On the first distribution date, certificate holders will receive interest only, which will be deposited by the related mortgage loan seller on the closing date.

                                          CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS

LOAN
NUMBER                   PROPERTY NAME
------------------------------------------------------------------------------------------------------------

46953                    Sawyer Portfolio
46953-1                  Bedford Station
46953-2                  Newbury Square
46953-3                  Finchley Square
46953-4                  Victoria Station
46953-5                  Edmonton Station
46953-6                  Eaton Square
------------------------------------------------------------------------------------------------------------
Various                  Nashville Apartment Portfolio (ROLL UP)
DBM21235                 Altamont Pointe Apartments
DBM21236                 Rolling Hills Apartments
DBM21234                 White Oaks Apartments
DBM21237                 Berkeley Ridge Apartments
------------------------------------------------------------------------------------------------------------
DBM20569                 227 Church Street
DBM20639                 Deerfield Luxury Townhomes
46498                    Fairfield Lakes Apartments
DBM20649                 University Place Apartments
46070                    Charlotte Portfolio
46070-2                  Emerald Bay
46070-3                  Chateau Village
46070-1                  The Highlands Apartments
------------------------------------------------------------------------------------------------------------
45589                    Rosemar Multifamily Portfolio
45589-4                  The Arbors On Main
45589-2                  Gatehouse Apartments
45589-1                  Cooperstown Apartments
45589-3                  Berkshire II Apartments
------------------------------------------------------------------------------------------------------------
04-16812                 University City Apartment Portfolio
04-16812                 University City Apartment Portfolio - Verona
04-16812                 University City Apartment Portfolio - Chester Lynne
04-16812                 University City Apartment Portfolio - West Penn Suites
04-16812                 University City Apartment Portfolio - Royal Chester
04-16812                 University City Apartment Portfolio - Marlton Manor
04-16812                 University City Apartment Portfolio - 241-43 South 47th Street
------------------------------------------------------------------------------------------------------------
46440                    Camelot Apartments
45594                    The Bellagio
46732                    Orchard Acres Portfolio
46732-1                  Orchard Acres
46732-2                  Renwood Apartments
46732-3                  Oakridge Apartments
------------------------------------------------------------------------------------------------------------
DBM20713                 Weiner Multifamily Portfolio 9
DBM20713-1               902 44th Street
DBM20713-3               7209-7215 41st Avenue
DBM20713-2               938 54th Street
LL 3                     Sand Creek Woods
46286                    Mountain View Apartments
------------------------------------------------------------------------------------------------------------
46509                    Retreat at Westpark Apartments
DBM20706                 Rivergate Apartments
46474                    Pinto Lake Mobile Estates
DBM20699                 Towne Center Apartments
45854                    Tanglewood North Apartments
------------------------------------------------------------------------------------------------------------
04-16150                 Willamette Grove Apartments
45869                    Tanglewood Apartments
44759                    Columbus Gardens Apartments
04-16298                 Hempstead Road Apartments
45877                    Voyagers Cove
------------------------------------------------------------------------------------------------------------
04-17588                 Black Mountain Apartments Phase II
04-16667                 Dawson Street Apartments
45533                    Savannah Park Apartments
46735                    Massee Apartments

LOAN
NUMBER                   STREET ADDRESS
-------------------------------------------------------------------------------------------------------------------------------------------------

46953                    Various
46953-1                  1400 University Blvd. East
46953-2                  6803 Riggs Road
46953-3                  4008 38th Street
46953-4                  1407 Merrimac Drive
46953-5                  5360 Quincy Place
46953-6                  7888 Sheriff Road
-------------------------------------------------------------------------------------------------------------------------------------------------
Various                  Various
DBM21235                 850 Murfreesboro Pike
DBM21236                 6535 Premier Drive
DBM21234                 5610 Old Hickory Boulevard
DBM21237                 308 Plus Park Boulevard
------------------------------------------------------------------------------------------------------------------------------------
DBM20569                 227 Church Street
DBM20639                 4122 Meadow Parkway
46498                    8100 West Highway 98
DBM20649                 617 Rose Street
46070                    Various
46070-2                  5029 Cherrycrest Lane
46070-3                  2442 Chartres Drive
46070-1                  639 Archdale Drive
------------------------------------------------------------------------------------------------------------------------------------
45589                    Various
45589-4                  821 North Main Road
45589-2                  911 Woodlane Road
45589-1                  1306 Cooper Street
45589-3                  430 West Walnut Road
------------------------------------------------------------------------------------------------------------------------------------
04-16812                 Various
04-16812                 4701-23 Walnut Street
04-16812                 4619-21 Chester Avenue
04-16812                 419-23 South 48th Street
04-16812                 4601-03 Chester Avenue
04-16812                  4416-18 Osage Avenue
04-16812                  241-43 South 47th Street
------------------------------------------------------------------------------------------------------------------------------------
46440                    855 King Authur Drive
45594                    15000 Philippine Street
46732                    Various
46732-1                  2424 Ball Hill Drive and 45-48 & 77-80 Cheney Drive
46732-2                  5-39 Dartmouth Road; 16-33 Cornell Road and 2-16 Yale Road
46732-3                  317, 357 and 379 Roanoke Avenue
------------------------------------------------------------------------------------------------------------------------------------
DBM20713                 Various
DBM20713-1               902 44th Street
DBM20713-3               7209-7215 41st Avenue
DBM20713-2               938 54th Street
LL 3                     11640 Breezy Point Drive
46286                    201 Water Hill Road
------------------------------------------------------------------------------------------------------------------------------------
46509                    10575 Westpark Drive
DBM20706                 225 & 226 South Water Street
46474                    789 Green Valley Road
DBM20699                 200 Community Drive
45854                    1020 East 45th Street
------------------------------------------------------------------------------------------------------------------------------------
04-16150                 1802 N. Pine Street
45869                    1600 Pullen Road
44759                    425 Third Avenue
04-16298                 5615-5645 Hempstead Road & 2105-2109 Wightman
45877                    2845 East Hatch Road
------------------------------------------------------------------------------------------------------------------------------------
04-17588                 540 W. Horizon Ridge Parkway
04-16667                 3811-15, 3821-25, 3833-45 Dawson Street; 382 S. Bouquet Street; 1,2, &3 Dimling Way
45533                    300 East Lawson Avenue
46735                    347 College Street

LOAN
NUMBER           CITY                       COUNTY                    STATE                   ZIP CODE              PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

46953            Various                    Prince George's           Maryland                 Various               Multifamily
46953-1          Hyattsville                Prince George's           Maryland                  20783                Multifamily
46953-2          Hyattsville                Prince George's           Maryland                  20783                Multifamily
46953-3          Brentwood                  Prince George's           Maryland                  20722                Multifamily
46953-4          Hyattsville                Prince George's           Maryland                  20783                Multifamily
46953-5          Landover                   Prince George's           Maryland                  20785                Multifamily
46953-6          Landover                   Prince George's           Maryland                  20785                Multifamily
------------------------------------------------------------------------------------------------------------------------------------
Various          Nashville                  Davidson                  Tennessee                Various               Multifamily
DBM21235         Nashville                  Davidson                  Tennessee                 37217                Multifamily
DBM21236         Nashville                  Davidson                  Tennessee                 37209                Multifamily
DBM21234         Nashville                  Davidson                  Tennessee                 37218                Multifamily
DBM21237         Nashville                  Davidson                  Tennessee                 37217                Multifamily
------------------------------------------------------------------------------------------------------------------------------------
DBM20569         New Haven                  New Haven                 Connecticut               06510                Multifamily
DBM20639         Hermantown                 St. Louis                 Minnesota                 55811                Multifamily
46498            Pensacola                  Escambia                  Florida                   32506                Multifamily
DBM20649         Rock Hill                  York                      South Carolina            29730                Multifamily
46070            Various                    Various                   North Carolina           Various               Multifamily
46070-2          Charlotte                  Mecklenburg               North Carolina            28217                Multifamily
46070-3          Gastonia                   Gaston                    North Carolina            28056                Multifamily
46070-1          Charlotte                  Mecklenburg               North Carolina            28217                Multifamily
------------------------------------------------------------------------------------------------------------------------------------
45589            Various                    Various                   New Jersey               Various               Multifamily
45589-4          Vineland                   Cumberland                New Jersey                08360                Multifamily
45589-2          Edgewater Park             Burlington                New Jersey                08010                Multifamily
45589-1          Edgewater Park             Burlington                New Jersey                08010                Multifamily
45589-3          Vineland                   Cumberland                New Jersey                08360                Multifamily
------------------------------------------------------------------------------------------------------------------------------------
04-16812         Philadelphia               Philadelphia              Pennsylvania             Various               Multifamily
04-16812         Philadelphia               Philadelphia              Pennsylvania              19139                Multifamily
04-16812         Philadelphia               Philadelphia              Pennsylvania              19143                Multifamily
04-16812         Philadelphia               Philadelphia              Pennsylvania              19143                Multifamily
04-16812         Philadelphia               Philadelphia              Pennsylvania              19143                Multifamily
04-16812         Philadelphia               Philadelphia              Pennsylvania              19104                Multifamily
04-16812         Philadelphia               Philadelphia              Pennsylvania              19139                Multifamily
------------------------------------------------------------------------------------------------------------------------------------
46440            Fayetteville               Cumberland                North Carolina            28314                Multifamily
45594            Houston                    Harris                    Texas                     77040                Multifamily
46732            Various                    Various                   Connecticut               06268                Multifamily
46732-1          Mansfield                  Tolland                   Connecticut               06268                Multifamily
46732-2          Mansfield                  Tolland                   Connecticut               06268                Multifamily
46732-3          Willimantic                Windham                   Connecticut               06268                Multifamily
------------------------------------------------------------------------------------------------------------------------------------
DBM20713         Various                    Various                   New York                 Various               Multifamily
DBM20713-1       Brooklyn                   Kings                     New York                  11219                Multifamily
DBM20713-3       Woodside                   Queens                    New York                  11377                Multifamily
DBM20713-2       Brooklyn                   Kings                     New York                  11219                Multifamily
LL 3             Fishers                    Hamilton                  Indiana                   46038                Multifamily
46286            Madison                    Madison                   Alabama                   35758                Multifamily
------------------------------------------------------------------------------------------------------------------------------------
46509            Houston                    Harris                    Texas                     77042                Multifamily
DBM20706         East Windsor               Hartford                  Connecticut               06088                Multifamily
46474            Watsonville                Santa Cruz                California                95076           Manufactured Housing
DBM20699         Avon Lake                  Lorain                    Ohio                      44012                Multifamily
45854            Austin                     Travis                    Texas                     78751                Multifamily
------------------------------------------------------------------------------------------------------------------------------------
04-16150         Canby                      Clackamas                 Oregon                    97013                Multifamily
45869            Tallahassee                Leon                      Florida                   32303                Multifamily
44759            Columbus                   Muscogee                  Georgia                   31901                Multifamily
04-16298         Pittsburgh                 Allegheny                 Pennsylvania              15217                Multifamily
45877            Ceres                      Stanislaus                California                95307           Manufactured Housing
------------------------------------------------------------------------------------------------------------------------------------
04-17588         Henderson                  Clark                     Nevada                    89102                Multifamily
04-16667         Pittsburgh                 Allegheny                 Pennsylvania              15213                Multifamily
45533            Foley                      Baldwin                   Alabama                   36535                Multifamily
46735            Macon                      Bibb                      Georgia                   31201                Multifamily

                                                                         INITIAL
LOAN                           INITIAL POOL                         POOL BALANCE
NUMBER                           BALANCE ($)                  PER UNIT OR PAD ($)      UTILITIES PAID BY TENANT
------------------------------------------------------------------------------------------------------------------------------------

46953                            55,500,000                               51,294       Various
46953-1                                   -                                    -       None
46953-2                                   -                                    -       None
46953-3                                   -                                    -       None
46953-4                                   -                                    -       None
46953-5                                   -                                    -       None
46953-6                                   -                                    -       Gas/Electricity
------------------------------------------------------------------------------------------------------------------------------------
Various                          49,940,144                               42,684       None
DBM21235                         14,582,522                               37,487       None
DBM21236                         13,823,432                               50,085       None
DBM21234                         11,426,305                               43,779       None
DBM21237                         10,107,885                               41,426       None
------------------------------------------------------------------------------------------------------------------------------------
DBM20569                         18,000,000                              127,660       Electricity
DBM20639                         17,000,000                              102,410       Gas/Electricity
46498                            16,300,000                               60,821       Water/Sewer/Electricity
DBM20649                         16,000,000                              129,032       None
46070                            15,000,000                               22,189       Water/Sewer/Electricity
46070-2                                   -                                    -       Water/Sewer/Electricity
46070-3                                   -                                    -       Water/Sewer/Electricity
46070-1                                   -                                    -       Water/Sewer/Electricity
------------------------------------------------------------------------------------------------------------------------------------
45589                            14,950,653                               32,501       Gas/Electricity
45589-4                                   -                                    -       Gas/Electricity
45589-2                                   -                                    -       Gas/Electricity
45589-1                                   -                                    -       Gas/Electricity
45589-3                                   -                                    -       Gas/Electricity
------------------------------------------------------------------------------------------------------------------------------------
04-16812                         14,401,679                               40,568       Electricity
04-16812                                  -                                    -       Electricity
04-16812                                  -                                    -       Electricity
04-16812                                  -                                    -       Electricity
04-16812                                  -                                    -       Electricity
04-16812                                  -                                    -       Electricity
04-16812                                  -                                    -       Electricity
------------------------------------------------------------------------------------------------------------------------------------
46440                            13,600,000                               51,321       Water/Sewer/Gas/Electricity
45594                            13,500,000                               57,447       Water/Sewer/Electricity
46732                            12,800,000                               61,538       Electricity
46732-1                                   -                                    -       Electricity
46732-2                                   -                                    -       Electricity
46732-3                                   -                                    -       Electricity
------------------------------------------------------------------------------------------------------------------------------------
DBM20713                         11,600,000                               75,817       Gas/Electricity
DBM20713-1                                -                                    -       Gas/Electricity
DBM20713-3                                -                                    -       Gas/Electricity
DBM20713-2                                -                                    -       Gas/Electricity
LL 3                             10,933,033                               43,385       Electricity
46286                             9,400,000                               36,719       Water/Sewer/Electricity
------------------------------------------------------------------------------------------------------------------------------------
46509                             7,200,000                               46,154       Water/Sewer/Electricity
DBM20706                          6,800,000                               56,667       None
46474                             5,700,000                               32,203       Water/Sewer/Gas/Electricity
DBM20699                          5,500,000                               68,750       Gas/Electricity
45854                             5,482,161                               43,167       Water/Sewer/Electricity
------------------------------------------------------------------------------------------------------------------------------------
04-16150                          5,200,000                               60,465       Sewer/Electricity
45869                             4,994,397                               44,593       Water/Sewer/Electricity
44759                             3,987,953                               34,379       None
04-16298                          3,850,000                               42,778       Electricity
45877                             3,588,792                               23,925       Gas/Electricity
------------------------------------------------------------------------------------------------------------------------------------
04-17588                          3,289,832                               82,246       Electricity
04-16667                          2,830,364                               44,926       Gas/Electricity
45533                             2,743,122                               34,289       Water/Sewer/Electricity
46735                             1,349,763                               18,240       Gas/Electricity

                                 STUDIOS (1)                    1 BEDROOM (1)                     2 BEDROOM (1)
LOAN                                         AVG RENT                          AVG RENT                           AVG RENT
NUMBER                      # UNITS        PER MO. ($)      # UNITS          PER MO. ($)       # UNITS          PER MO. ($)
---------------------------------------------------------------------------------------------------------------------------

46953                                0              0           483                 782            593                 929
46953-1                              0              0           236                 792            250                 957
46953-2                              0              0            42                 779            165                 931
46953-3                              0              0            83                 755             32                 915
46953-4                              0              0            52                 825             49                 940
46953-5                              0              0            70                 750             49                 905
46953-6                              0              0             0                   0             48                 795
---------------------------------------------------------------------------------------------------------------------------
Various                              0              0           449                 518            565                 642
DBM21235                             0              0           184                 495            167                 594
DBM21236                             0              0            79                 580            155                 680
DBM21234                             0              0            96                 513            113                 625
DBM21237                             0              0            90                 516            130                 673
---------------------------------------------------------------------------------------------------------------------------
DBM20569                            18          1,103            58               1,516             54               2,132
DBM20639                             0              0             0                   0            110                 944
46498                                0              0            52                 650            168                 759
DBM20649                             0              0             0                   0             32                 972
46070                                0              0           158                 473            368                 560
46070-2                              0              0            70                 506            150                 625
46070-3                              0              0            52                 424            146                 486
46070-1                              0              0            36                 479             72                 574
---------------------------------------------------------------------------------------------------------------------------
45589                                1            475           250                 696            200                 747
45589-4                              1            475            64                 598             92                 653
45589-2                              0              0           108                 735             32                 900
45589-1                              0              0            68                 735             20                 900
45589-3                              0              0            10                 625             56                 760
---------------------------------------------------------------------------------------------------------------------------
04-16812                           142            432           183                 534             30                 789
04-16812                            37            374            80                 451              0                   0
04-16812                            53            441            33                 587              2                 700
04-16812                            12            408            24                 601             17                 737
04-16812                            33            469            16                 563             11                 885
04-16812                             7            531            14                 741              0                   0
04-16812                             0              0            16                 530              0                   0
---------------------------------------------------------------------------------------------------------------------------
46440                                0              0            25                 490            240                 625
45594                                0              0           142                 872             93               1,158
46732                                0              0           152                 683             56                 727
46732-1                              0              0            96                 708              0                   0
46732-2                              0              0            32                 635             44                 725
46732-3                              0              0            24                 645             12                 735
---------------------------------------------------------------------------------------------------------------------------
DBM20713                             4            726           101                 836             46                 849
DBM20713-1                           0              0            40                 811             26                 886
DBM20713-3                           0              0            44                 854             18                 815
DBM20713-2                           4            726            17                 848              2                 683
LL 3                                 0              0            97                 665            122                 828
46286                                0              0            80                 535            136                 635
---------------------------------------------------------------------------------------------------------------------------
46509                                0              0            84                 842             72               1,204
DBM20706                            12            575            68                 745             40                 885
46474                                0              0            34                 341            128                 341
DBM20699                             0              0            27                 865             53               1,063
45854                                1            570            73                 650             52                 925
---------------------------------------------------------------------------------------------------------------------------
04-16150                             0              0            12                 665             58                 748
45869                                0              0            36                 576             76                 630
44759                                0              0           116                 579              0                   0
04-16298                             0              0            42                 658             48                 809
45877                                0              0            35                 395            115                 395
---------------------------------------------------------------------------------------------------------------------------
04-17588                             0              0             0                   0             20               1,175
04-16667                             0              0            19                 519             23                 801
45533                                0              0             8                 458             40                 540
46735                               30            319            28                 448             12                 559

                        3 BEDROOM                          4 BEDROOM                         5 BEDROOM                    NUMBER
LOAN                                  AVG RENT                          AVG RENT                           AVG RENT           OF
NUMBER             # UNITS          PER MO. ($)      # UNITS          PER MO. ($)        #UNITS          PER MO. ($)   ELEVATORS
---------------------------------------------------------------------------------------------------------------------------------

46953                    6               1,040             0                   0              0                   0            0
46953-1                  0                   0             0                   0              0                   0            0
46953-2                  6               1,040             0                   0              0                   0            0
46953-3                  0                   0             0                   0              0                   0            0
46953-4                  0                   0             0                   0              0                   0            0
46953-5                  0                   0             0                   0              0                   0            0
46953-6                  0                   0             0                   0              0                   0            0
---------------------------------------------------------------------------------------------------------------------------------
Various                155                 761             1                 929              0                   0            0
DBM21235                37                 681             1                 929              0                   0            0
DBM21236                42                 812             0                   0              0                   0            0
DBM21234                52                 735             0                   0              0                   0            0
DBM21237                24                 849             0                   0              0                   0            0
---------------------------------------------------------------------------------------------------------------------------------
DBM20569                11               3,288             0                   0              0                   0            7
DBM20639                56               1,250             0                   0              0                   0            0
46498                   48                 895             0                   0              0                   0            0
DBM20649                 0                   0            92               1,780              0                   0            2
46070                  150                 675             0                   0              0                   0            0
46070-2                 30                 741             0                   0              0                   0            0
46070-3                 52                 607             0                   0              0                   0            0
46070-1                 68                 698             0                   0              0                   0            0
---------------------------------------------------------------------------------------------------------------------------------
45589                    9                 875             0                   0              0                   0            0
45589-4                  0                   0             0                   0              0                   0            0
45589-2                  0                   0             0                   0              0                   0            0
45589-1                  0                   0             0                   0              0                   0            0
45589-3                  9                 875             0                   0              0                   0            0
---------------------------------------------------------------------------------------------------------------------------------
04-16812                 0                   0             0                   0              0                   0            5
04-16812                 0                   0             0                   0              0                   0            2
04-16812                 0                   0             0                   0              0                   0            1
04-16812                 0                   0             0                   0              0                   0            2
04-16812                 0                   0             0                   0              0                   0            0
04-16812                 0                   0             0                   0              0                   0            0
04-16812                 0                   0             0                   0              0                   0            0
---------------------------------------------------------------------------------------------------------------------------------
46440                    0                   0             0                   0              0                   0            0
45594                    0                   0             0                   0              0                   0            0
46732                    0                   0             0                   0              0                   0            0
46732-1                  0                   0             0                   0              0                   0            0
46732-2                  0                   0             0                   0              0                   0            0
46732-3                  0                   0             0                   0              0                   0            0
---------------------------------------------------------------------------------------------------------------------------------
DBM20713                 1               1,170             1                 657              0                   0            0
DBM20713-1               0                   0             0                   0              0                   0            0
DBM20713-3               1               1,170             1                 657              0                   0            0
DBM20713-2               0                   0             0                   0              0                   0            0
LL 3                    33                 990             0                   0              0                   0            0
46286                   40                 790             0                   0              0                   0            0
---------------------------------------------------------------------------------------------------------------------------------
46509                    0                   0             0                   0              0                   0            0
DBM20706                 0                   0             0                   0              0                   0            0
46474                   15                 341             0                   0              0                   0            0
DBM20699                 0                   0             0                   0              0                   0            2
45854                    1               1,345             0                   0              0                   0            0
---------------------------------------------------------------------------------------------------------------------------------
04-16150                16                 895             0                   0              0                   0            0
45869                    0                   0             0                   0              0                   0            0
44759                    0                   0             0                   0              0                   0            2
04-16298                 0                   0             0                   0              0                   0            0
45877                    0                   0             0                   0              0                   0            0
---------------------------------------------------------------------------------------------------------------------------------
04-17588                20               1,175             0                   0              0                   0            0
04-16667                21               1,095             0                   0              0                   0            0
45533                   32                 615             0                   0              0                   0            0
46735                    4                 783             0                   0              0                   0            2

(1) For MHC loans, unit of measure is single wide, double wide, and triple wide

                                AGGREGATE POOL
                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                               PERCENTAGE
                                                                   OF
CUT-OFF                                                         AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
DATE                             NUMBER OF       CUT-OFF         CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
BALANCE                           MORTGAGE         DATE           DATE          DATE           DATE           DATE
DISTRIBUTION ($)                   LOANS         BALANCE         BALANCE      BALANCE        BALANCE        BALANCE
----------------                ----------- ----------------- ------------ ------------- --------------- -------------

1,200,000 - 1,999,999 .........       3      $    4,349,763        0.35%    $ 1,200,000   $  1,800,000    $ 1,449,921
2,000,000 - 2,999,999 .........       6          15,128,180        1.21       2,000,000      2,830,364      2,521,363
3,000,000 - 3,999,999 .........      12          42,991,060        3.44       3,188,027      3,987,953      3,582,588
4,000,000 - 5,999,999 .........      12          60,557,650        4.84       4,100,000      5,875,318      5,046,471
6,000,000 - 7,999,999 .........      10          70,463,916        5.63       6,000,000      7,991,244      7,046,392
8,000,000 - 9,999,999 .........       7          64,368,051        5.14       8,475,551      9,500,000      9,195,436
10,000,000 - 14,999,999 .......      19         240,359,895       19.21      10,107,885     14,950,653     12,650,521
15,000,000 - 29,999,999 .......      15         274,179,705       21.92      15,000,000     29,845,717     18,278,647
30,000,000 - 49,999,999 .......       4         155,250,000       12.41      32,750,000     47,000,000     38,812,500
50,000,000 - 150,000,000 ......       4         323,442,701       25.85      55,500,000    150,000,000     80,860,675
                                     --      --------------      ------
Total/Weighted Average ........      92      $1,251,090,921      100.00%    $ 1,200,000   $150,000,000    $13,598,814
                                     ==      ==============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
CUT-OFF                                                         WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
DATE                                                 WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
BALANCE                          MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION ($)                   DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
----------------                --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

1,200,000 - 1,999,999 .........    1.26x     1.37x      1.30x     5.595%      107.7       60.00%      79.87%      71.74%
2,000,000 - 2,999,999 .........    1.20      1.90       1.42      5.823       120.4       36.99       82.62       68.60
3,000,000 - 3,999,999 .........    1.08      1.64       1.42      5.651       121.9       43.45       79.76       69.96
4,000,000 - 5,999,999 .........    1.22      1.73       1.37      5.508       106.3       55.43       79.91       74.57
6,000,000 - 7,999,999 .........    1.21      1.75       1.47      5.589       115.7       50.00       80.00       66.76
8,000,000 - 9,999,999 .........    1.22      1.44       1.31      5.428        99.2       67.15       78.99       72.75
10,000,000 - 14,999,999 .......    1.19      2.23       1.42      5.436        96.9       52.00       80.00       75.47
15,000,000 - 29,999,999 .......    1.20      2.74       1.63      5.536       105.3       36.14       79.90       64.45
30,000,000 - 49,999,999 .......    1.25      2.14       1.47      5.661       121.2       72.79       78.33       75.53
50,000,000 - 150,000,000 ......    1.30      2.38       2.04      5.234        81.6       40.76       79.17       61.54
Total/Weighted Average ........    1.08x     2.74x      1.63x     5.458%      100.6       36.14%      82.62%      68.50%

                                 AGGREGATE POOL
                         DISTRIBUTION OF PROPERTY TYPES

                                                                PERCENTAGE
                                                                    OF
                                                                 AGGREGATE      MINIMUM        MAXIMUM
                                  NUMBER OF       CUT-OFF         CUT-OFF       CUT-OFF        CUT-OFF
                                  MORTGAGED         DATE           DATE          DATE            DATE
PROPERTY TYPE                    PROPERTIES       BALANCE         BALANCE       BALANCE        BALANCE
-------------                   ------------ ----------------- ------------ -------------- ---------------

Office ........................       19      $  440,204,845       35.19%     $   946,260   $150,000,000
Multifamily ...................       52         368,977,786       29.49          474,781     27,200,000
Hospitality ...................       11         117,773,495        9.41        4,300,000     17,500,000
Anchored Retail (a) ...........       12         114,735,830        9.17        3,188,027     18,162,969
Mixed Use .....................        1          60,000,000        4.80       60,000,000     60,000,000
Unanchored Retail .............       11          57,738,770        4.62        1,200,000      9,200,000
Industrial/Warehouse ..........       10          37,178,293        2.97          798,297     12,486,369
Parking Facility ..............        2          18,280,610        1.46        3,280,610     15,000,000
Other .........................        2          17,500,000        1.40        2,000,000     15,500,000
Self Storage ..................        1           9,412,500        0.75        9,412,500      9,412,500
Manufactured Housing ..........        2           9,288,792        0.74        3,588,792      5,700,000
                                      --      --------------      ------
Total/Weighted Average ........      123      $1,251,090,921      100.00%     $   474,781   $150,000,000
                                     ===      ==============      ======

                                                                                           WEIGHTED
                                                                                           AVERAGE
                                    AVERAGE                                    WEIGHTED   REMAINING    MINIMUM     MAXIMUM
                                    CUT-OFF                         WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF
                                     DATE       MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE
PROPERTY TYPE                       BALANCE       DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV
-------------                   -------------- --------- --------- ---------- ---------- ----------- ----------- -----------

Office ........................  $23,168,676      1.24x     2.36x      1.74x     5.437%       93.7       52.00%      78.33%
Multifamily ...................    7,095,727      1.19      1.99       1.38      5.302        93.8       36.99       82.62
Hospitality ...................   10,706,681      1.53      2.74       2.03      5.644        97.7       46.11       73.37
Anchored Retail (a) ...........    9,561,319      1.08      1.58       1.30      5.640       106.8       68.61       79.72
Mixed Use .....................   60,000,000      2.38      2.38       2.38      5.100       120.0       40.76       40.76
Unanchored Retail .............    5,248,979      1.22      1.75       1.38      5.639       118.0       57.28       79.91
Industrial/Warehouse ..........    3,717,829      1.29      1.51       1.47      5.872       171.2       56.04       78.03
Parking Facility ..............    9,140,305      1.49      2.71       2.49      5.631       108.5       36.14       43.45
Other .........................    8,750,000      1.43      1.51       1.44      6.457       112.9       59.16       66.67
Self Storage ..................    9,412,500      1.32      1.32       1.32      5.610       119.0       75.00       75.00
Manufactured Housing ..........    4,644,396      1.23      1.50       1.33      5.231        80.8       66.71       79.83
Total/Weighted Average ........  $10,171,471      1.08x     2.74x      1.63x     5.458%      100.6       36.14%      82.62%

                                  WEIGHTED
                                  AVERAGE
                                  CUT-OFF
                                    DATE
PROPERTY TYPE                       LTV
-------------                   -----------

Office ........................     68.32%
Multifamily ...................     74.37
Hospitality ...................     63.99
Anchored Retail (a) ...........     75.52
Mixed Use .....................     40.76
Unanchored Retail .............     69.64
Industrial/Warehouse ..........     64.03
Parking Facility ..............     37.45
Other .........................     60.02
Self Storage ..................     75.00
Manufactured Housing ..........     74.76
Total/Weighted Average ........     68.50%

----------
(a)    Includes one (1) credit tenant lease property securing a mortgage loan that represent 0.26% of the initial pool balance

                                      A-25

                                AGGREGATE POOL
               DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS (NCF)

                                                               PERCENTAGE
                                                                   OF
                                                                AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
RANGE OF                         NUMBER OF       CUT-OFF         CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
DEBT SERVICE                      MORTGAGE         DATE           DATE          DATE           DATE           DATE
COVERAGE RATIOS (X)                LOANS         BALANCE         BALANCE      BALANCE        BALANCE        BALANCE
-------------------             ----------- ----------------- ------------ ------------- --------------- -------------

1.08 - 1.09 ...................       1      $    3,293,927        0.26%    $ 3,293,927   $  3,293,927    $ 3,293,927
1.10 - 1.19 ...................       1          10,933,033        0.87      10,933,033     10,933,033     10,933,033
1.20 - 1.29 ...................      25         307,312,598       24.56       1,349,763     47,000,000     12,292,504
1.30 - 1.39 ...................      25         271,512,685       21.70       1,200,000     55,500,000     10,860,507
1.40 - 1.49 ...................      11          97,832,542        7.82       3,280,610     16,500,000      8,893,867
1.50 - 1.59 ...................      14         182,127,855       14.56       2,000,000     57,942,701     13,009,133
1.60 - 1.69 ...................       4          30,963,770        2.47       3,850,000     12,943,789      7,740,942
1.70 - 1.79 ...................       3          28,874,109        2.31       4,582,865     16,300,000      9,624,703
1.90 - 1.99 ...................       2          17,644,685        1.41       2,644,685     15,000,000      8,822,342
2.00 - 2.74 ...................       6         300,595,717       24.03      13,000,000    150,000,000     50,099,286
                                     --      --------------      ------
Total/Weighted Average ........      92      $1,251,090,921      100.00%    $ 1,200,000   $150,000,000    $13,598,814
                                     ==      ==============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                             WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
DEBT SERVICE                     MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
COVERAGE RATIOS (X)                DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
-------------------             --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

1.08 - 1.09 ...................    1.08x     1.08x      1.08x     6.180%      263.0       77.87%      77.87%      77.87%
1.10 - 1.19 ...................    1.19      1.19       1.19      6.700        58.0       71.22       71.22       71.22
1.20 - 1.29 ...................    1.20      1.29       1.24      5.557       113.7       66.48       82.62       76.15
1.30 - 1.39 ...................    1.30      1.39       1.34      5.436       102.5       48.78       79.91       73.39
1.40 - 1.49 ...................    1.40      1.49       1.44      5.594        89.6       43.45       77.02       67.77
1.50 - 1.59 ...................    1.50      1.58       1.55      5.677       100.8       55.18       79.74       65.73
1.60 - 1.69 ...................    1.62      1.66       1.63      5.619       117.3       53.33       77.39       68.27
1.70 - 1.79 ...................    1.73      1.75       1.74      5.288        84.7       57.28       79.90       72.74
1.90 - 1.99 ...................    1.90      1.99       1.98      5.193        65.3       36.99       74.96       69.27
2.00 - 2.74 ...................    2.14      2.74       2.39      5.163        90.5       36.14       73.10       57.56
Total/Weighted Average ........    1.08x     2.74x      1.63x     5.458%      100.6       36.14%      82.62%      68.50%

                                 AGGREGATE POOL
                    DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                               PERCENTAGE
                                                                   OF
                                                                AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                                 NUMBER OF       CUT-OFF         CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
RANGE OF                          MORTGAGE         DATE           DATE          DATE          DATE           DATE
MORTGAGE RATES (%)                 LOANS         BALANCE         BALANCE      BALANCE        BALANCE        BALANCE
------------------              ----------- ----------------- ------------ ------------- -------------- --------------

4.810 - 4.999 .................       4      $   44,664,684        3.57%    $9,480,000    $ 13,000,000   $11,166,171
5.000 - 5.249 .................      18         455,749,577       36.43      1,349,763     150,000,000    25,319,421
5.250 - 5.499 .................      18         182,952,252       14.62      2,317,408      35,500,000    10,164,014
5.500 - 5.749 .................      23         190,525,997       15.23      1,200,000      40,000,000     8,283,739
5.750 - 5.999 .................      20         240,088,803       19.19      1,800,000      47,000,000    12,004,440
6.000 - 6.499 .................       6         107,933,454        8.63      3,293,927      57,942,701    17,988,909
6.500 - 6.700 .................       3          29,176,155        2.33      2,743,122      15,500,000     9,725,385
                                     --      --------------      ------
Total/Weighted Average ........      92      $1,251,090,921      100.00%    $1,200,000    $150,000,000   $13,598,814
                                     ==      ==============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                     WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
RANGE OF                         MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
MORTGAGE RATES (%)                 DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------              --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

4.810 - 4.999 .................    1.39x     2.23x      1.67x     4.941%       59.1       52.00%      74.62%      67.20%
5.000 - 5.249 .................    1.20      2.74       1.94      5.071        84.6       40.76       80.00       65.99
5.250 - 5.499 .................    1.20      1.66       1.31      5.337       106.3       53.33       80.00       75.10
5.500 - 5.749 .................    1.20      2.71       1.49      5.584       113.8       36.14       79.76       67.86
5.750 - 5.999 .................    1.22      2.14       1.47      5.864       119.5       64.58       79.13       72.88
6.000 - 6.499 .................    1.08      1.58       1.50      6.073       110.0       55.18       79.72       60.55
6.500 - 6.700 .................    1.19      1.43       1.32      6.620       102.1       59.16       82.62       65.88
Total/Weighted Average ........    1.08x     2.74x      1.63x     5.458%      100.6       36.14%      82.62%      68.50%

                                     A-26

                                AGGREGATE POOL
                       DISTRIBUTION OF AMORTIZATION TYPES

                                                            PERCENTAGE
                                                                OF
                                                             AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                              NUMBER OF       CUT-OFF         CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
                               MORTGAGE         DATE           DATE          DATE          DATE           DATE
AMORTIZATION TYPES (MOS)        LOANS         BALANCE         BALANCE      BALANCE        BALANCE        BALANCE
------------------------     ----------- ----------------- ------------ ------------- -------------- --------------

Amortizing Balloon .........      60      $  646,238,065       51.65%    $ 1,200,000   $ 60,000,000   $10,770,634
Interest Only, then
 Amortizing ................      24         341,896,500       27.33       1,800,000     55,500,000    14,245,688
Interest Only ..............       5         227,050,000       18.15      13,000,000    150,000,000    45,410,000
Fully Amortizing ...........       2          20,906,357        1.67       3,293,927     17,612,429    10,453,178
Hyperamortizing ............       1          15,000,000        1.20      15,000,000     15,000,000    15,000,000
                                  --      --------------       -----
Total: .....................      92      $1,251,090,921         100%    $ 1,200,000   $150,000,000   $13,598,814
                                  ==      ==============       =====

                                                                         WEIGHTED
                                                                         AVERAGE                             WEIGHTED
                                                             WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                  WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                              MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
AMORTIZATION TYPES (MOS)        DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------     --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

Amortizing Balloon .........    1.19x     2.74x      1.55x     5.533%      100.5       36.99%      82.62%      66.55%
Interest Only, then
 Amortizing ................    1.20      1.66       1.32      5.481       106.5       50.00       80.00       74.71
Interest Only ..............    1.74      2.36       2.25      5.135        77.8       52.00       79.90       67.67
Fully Amortizing ...........    1.08      1.51       1.44      6.146       242.8       56.04       77.87       59.48
Hyperamortizing ............    2.71      2.71       2.71      5.640       120.0       36.14       36.14       36.14
Total: .....................    1.08x     2.74x      1.63x     5.458%      100.6       36.14%      82.62%      68.50%

                                 AGGREGATE POOL
                  DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUES

                                                               PERCENTAGE
                                                                   OF
                                                                AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
RANGE OF                         NUMBER OF       CUT-OFF         CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
CUT-OFF DATE                      MORTGAGE         DATE           DATE          DATE          DATE           DATE
LOAN-TO-VALUE RATIOS (%)           LOANS         BALANCE         BALANCE      BALANCE        BALANCE        BALANCE
------------------------        ----------- ----------------- ------------ ------------- -------------- --------------

36.14 - 44.99 .................       4      $   80,925,295        6.47%    $ 2,644,685   $ 60,000,000   $20,231,324
45.00 - 49.99 .................       2          47,845,717        3.82      18,000,000     29,845,717    23,922,858
50.00 - 54.99 .................       3          28,000,000        2.24       7,200,000     13,000,000     9,333,333
55.00 - 59.99 .................       5         104,921,692        8.39       5,875,318     57,942,701    20,984,338
60.00 - 64.99 .................       3          25,168,691        2.01       1,200,000     16,380,000     8,389,564
65.00 - 69.99 .................      14         221,824,938       17.73       2,000,000    150,000,000    15,844,638
70.00 - 74.99 .................      20         267,142,324       21.35       1,800,000     40,000,000    13,357,116
75.00 - 79.99 .................      38         454,119,143       36.30       1,349,763     55,500,000    11,950,504
80.00 - 82.62 .................       3          21,143,122        1.69       2,743,122     11,600,000     7,047,707
                                     --      --------------      ------
Total/Weighted Average ........      92      $1,251,090,921      100.00%    $ 1,200,000   $150,000,000   $13,598,814
                                     ==      ==============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                             WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
CUT-OFF DATE                     MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
LOAN-TO-VALUE RATIOS (%)           DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------        --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

36.14 - 44.99 .................    1.49x     2.71x      2.39x     5.236%      117.3       36.14%      43.45%      39.89%
45.00 - 49.99 .................    1.33      2.74       2.21      5.125        94.4       46.11       48.78       47.11
50.00 - 54.99 .................    1.47      2.23       1.87      5.254        90.7       50.00       53.33       51.78
55.00 - 59.99 .................    1.43      1.75       1.56      6.092       106.0       55.18       59.16       56.09
60.00 - 64.99 .................    1.37      1.58       1.44      5.465       119.7       60.00       64.58       62.11
65.00 - 69.99 .................    1.23      2.36       2.04      5.250        93.6       65.78       69.76       66.53
70.00 - 74.99 .................    1.19      2.14       1.51      5.623        92.4       70.28       74.96       72.17
75.00 - 79.99 .................    1.08      1.74       1.33      5.408       105.1       75.00       79.91       78.37
80.00 - 82.62 .................    1.20      1.21       1.20      5.368        94.5       80.00       82.62       80.34
Total/Weighted Average ........    1.08x     2.74x      1.63x     5.458%      100.6       36.14%      82.62%      68.50%

                                     A-27

                                AGGREGATE POOL
                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE

                                                                PERCENTAGE
                                                                    OF
                                                                 AGGREGATE      MINIMUM        MAXIMUM
                                  NUMBER OF       CUT-OFF         CUT-OFF       CUT-OFF        CUT-OFF
                                  MORTGAGED         DATE           DATE          DATE            DATE
PROPERTY STATE                   PROPERTIES       BALANCE         BALANCE       BALANCE        BALANCE
--------------                  ------------ ----------------- ------------ -------------- ---------------

Texas .........................       15      $  292,526,750       23.38%     $   946,260   $150,000,000
California ....................       12         120,444,786        9.63        2,644,685     47,000,000
New York ......................        6          71,056,100        5.68        1,743,791     40,000,000
Maryland ......................        8          66,186,892        5.29        2,060,000     27,200,000
District of Columbia ..........        1          60,000,000        4.80       60,000,000     60,000,000
Tennessee .....................        5          58,840,144        4.70        8,900,000     14,582,522
Florida .......................        6          57,867,742        4.63        1,800,000     16,463,953
South Carolina ................        3          48,750,000        3.90       16,000,000     16,700,000
Louisiana .....................        3          43,783,452        3.50       12,684,684     17,500,000
New Jersey ....................        7          41,787,891        3.34        2,650,772     12,486,369
Pennsylvania ..................       13          41,454,712        3.31          474,781     10,633,437
North Carolina ................        7          38,186,988        3.05          798,297     13,600,000
Connecticut ...................        5          37,600,000        3.01        1,730,000     18,000,000
Illinois ......................        1          35,500,000        2.84       35,500,000     35,500,000
Washington ....................        2          32,870,550        2.63        3,955,913     28,914,637
Arizona .......................        5          28,244,201        2.26        2,317,408      9,480,000
Utah ..........................        2          21,705,741        1.73        3,542,771     18,162,969
Virginia ......................        3          20,892,337        1.67        3,592,337     13,000,000
Minnesota .....................        1          17,000,000        1.36       17,000,000     17,000,000
New Mexico ....................        1          16,500,000        1.32       16,500,000     16,500,000
Alabama .......................        3          15,906,846        1.27        2,743,122      9,400,000
Colorado ......................        1          15,000,000        1.20       15,000,000     15,000,000
Iowa ..........................        1          12,943,789        1.03       12,943,789     12,943,789
Michigan ......................        1          11,237,617        0.90       11,237,617     11,237,617
Indiana .......................        1          10,933,033        0.87       10,933,033     10,933,033
Ohio ..........................        2           9,860,698        0.79        4,360,698      5,500,000
Georgia .......................        2           5,337,716        0.43        1,349,763      3,987,953
Oregon ........................        1           5,200,000        0.42        5,200,000      5,200,000
Nevada ........................        1           3,289,832        0.26        3,289,832      3,289,832
West Virginia .................        1           3,238,093        0.26        3,238,093      3,238,093
Oklahoma ......................        1           3,188,027        0.25        3,188,027      3,188,027
Missouri ......................        1           2,908,795        0.23        2,908,795      2,908,795
Nebraska ......................        1             848,191        0.07          848,191        848,191
                                     ---      --------------      ------
Total/Weighted Average ........      123      $1,251,090,921      100.00%     $   474,781   $150,000,000
                                     ===      ==============      ======

                                                                                           WEIGHTED
                                                                                           AVERAGE
                                    AVERAGE                                    WEIGHTED   REMAINING    MINIMUM     MAXIMUM
                                    CUT-OFF                         WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF
                                     DATE       MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE
PROPERTY STATE                      BALANCE       DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV
--------------                  -------------- --------- --------- ---------- ---------- ----------- ----------- -----------

Texas .........................  $19,501,783      1.08x     2.36x      1.92x     5.390%       87.4       53.33%      79.72%
California ....................   10,037,065      1.22      2.74       1.45      5.669       136.5       36.99       79.83
New York ......................   11,842,683      1.20      1.43       1.35      5.690       109.6       59.16       80.00
Maryland ......................    8,273,362      1.30      1.35       1.31      5.199        66.9       77.50       79.17
District of Columbia ..........   60,000,000      2.38      2.38       2.38      5.100       120.0       40.76       40.76
Tennessee .....................   11,768,029      1.34      1.52       1.49      5.173        88.0       70.63       79.74
Florida .......................    9,644,624      1.21      1.74       1.42      5.336        77.7       70.36       79.91
South Carolina ................   16,250,000      1.20      2.14       1.83      5.629        93.8       73.10       78.21
Louisiana .....................   14,594,484      1.46      2.74       1.90      5.383        88.8       46.11       74.62
New Jersey ....................    5,969,699      1.22      1.53       1.42      5.585       117.6       55.43       75.41
Pennsylvania ..................    3,188,824      1.20      1.64       1.34      5.649       114.3       43.45       79.13
North Carolina ................    5,455,284      1.26      1.99       1.62      5.347        97.1       56.04       79.39
Connecticut ...................    7,520,000      1.21      1.33       1.30      5.157       119.7       48.78       80.00
Illinois ......................   35,500,000      1.29      1.29       1.29      5.330        83.0       77.17       77.17
Washington ....................   16,435,275      1.24      1.36       1.25      5.808       116.0       69.40       70.74
Arizona .......................    5,648,840      1.32      2.74       1.74      5.189        81.1       46.11       79.91
Utah ..........................   10,852,870      1.35      1.46       1.37      5.644       111.3       75.68       77.02
Virginia ......................    6,964,112      1.51      2.23       1.97      5.344       101.9       52.00       67.19
Minnesota .....................   17,000,000      1.22      1.22       1.22      5.270        83.0       77.27       77.27
New Mexico ....................   16,500,000      1.45      1.45       1.45      5.960        56.0       70.82       70.82
Alabama .......................    5,302,282      1.20      1.49       1.28      5.586       120.8       69.06       82.62
Colorado ......................   15,000,000      2.71      2.71       2.71      5.640       120.0       36.14       36.14
Iowa ..........................   12,943,789      1.62      1.62       1.62      5.800       117.0       71.12       71.12
Michigan ......................   11,237,617      1.35      1.35       1.35      5.470       119.0       79.70       79.70
Indiana .......................   10,933,033      1.19      1.19       1.19      6.700        58.0       71.22       71.22
Ohio ..........................    4,930,349      1.22      1.51       1.35      5.699       172.6       56.04       79.71
Georgia .......................    2,668,858      1.26      1.32       1.30      5.556       108.4       79.76       79.87
Oregon ........................    5,200,000      1.30      1.30       1.30      5.290       113.0       77.61       77.61
Nevada ........................    3,289,832      1.38      1.38       1.38      5.600       117.0       71.02       71.02
West Virginia .................    3,238,093      1.51      1.51       1.51      6.140       239.0       56.04       56.04
Oklahoma ......................    3,188,027      1.33      1.33       1.33      5.920       116.0       69.30       69.30
Missouri ......................    2,908,795      1.51      1.51       1.51      6.140       239.0       56.04       56.04
Nebraska ......................      848,191      1.51      1.51       1.51      6.140       239.0       56.04       56.04
Total/Weighted Average ........  $10,171,471      1.08x     2.74x      1.63x     5.458%      100.6       36.14%      82.62%

                                  WEIGHTED
                                  AVERAGE
                                  CUT-OFF
                                    DATE
PROPERTY STATE                      LTV
--------------                  -----------

Texas .........................     64.89%
California ....................     69.51
New York ......................     70.67
Maryland ......................     78.94
District of Columbia ..........     40.76
Tennessee .....................     78.36
Florida .......................     75.97
South Carolina ................     74.78
Louisiana .....................     64.03
New Jersey ....................     70.19
Pennsylvania ..................     73.59
North Carolina ................     73.61
Connecticut ...................     64.88
Illinois ......................     77.17
Washington ....................     70.58
Arizona .......................     66.79
Utah ..........................     75.90
Virginia ......................     55.82
Minnesota .....................     77.27
New Mexico ....................     70.82
Alabama .......................     77.27
Colorado ......................     36.14
Iowa ..........................     71.12
Michigan ......................     79.70
Indiana .......................     71.22
Ohio ..........................     69.24
Georgia .......................     79.79
Oregon ........................     77.61
Nevada ........................     71.02
West Virginia .................     56.04
Oklahoma ......................     69.30
Missouri ......................     56.04
Nebraska ......................     56.04
Total/Weighted Average ........     68.50%

                                     A-28

                                AGGREGATE POOL
                  DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                                               PERCENTAGE
                                                                   OF
                                                                AGGREGATE      MINIMUM        MAXIMUM         AVERAGE
RANGE OF                         NUMBER OF       CUT-OFF         CUT-OFF       CUT-OFF        CUT-OFF         CUT-OFF
REMAINING                         MORTGAGE         DATE           DATE          DATE            DATE           DATE
AMORTIZATION TERMS (MOS)           LOANS         BALANCE         BALANCE       BALANCE        BALANCE         BALANCE
------------------------        ----------- ----------------- ------------ -------------- --------------- --------------

Interest Only .................       5      $  227,050,000       18.15%    $13,000,000    $150,000,000    $45,410,000
239 - 240 .....................       3          48,112,429        3.85      15,000,000      17,612,429     16,037,476
261 - 280 .....................       2          14,226,960        1.14       3,293,927      10,933,033      7,113,480
281 - 300 .....................      11          76,656,527        6.13       1,349,763      17,500,000      6,968,775
341 - 360 .....................      71         885,045,004       70.74       1,200,000      60,000,000     12,465,423
                                     --      --------------      ------
Total/Weighted Average ........      92      $1,251,090,921      100.00%    $ 1,200,000    $150,000,000    $13,598,814
                                     ==      ==============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                             WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING                        MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
AMORTIZATION TERMS (MOS)           DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------        --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

Interest Only .................    1.74x     2.36x      2.25x     5.135%       77.8       52.00%      79.90%      67.67%
239 - 240 .....................    1.43      2.71       1.86      6.123       163.6       36.14       59.16       50.84
261 - 280 .....................    1.08      1.19       1.16      6.580       105.5       71.22       77.87       72.76
281 - 300 .....................    1.20      1.63       1.49      5.748       114.6       43.45       79.87       69.76
341 - 360 .....................    1.20      2.74       1.48      5.462       101.7       36.99       82.62       69.50
Total/Weighted Average ........    1.08x     2.74x      1.63x     5.458%      100.6       36.14%      82.62%      68.50%

                                 AGGREGATE POOL
                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY

                                                               PERCENTAGE
                                                                   OF
                                                                AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
RANGE OF                         NUMBER OF       CUT-OFF         CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
ORIGINAL TERMS                    MORTGAGE         DATE           DATE          DATE          DATE           DATE
TO MATURITY (MOS)                  LOANS         BALANCE         BALANCE      BALANCE        BALANCE        BALANCE
-----------------               ----------- ----------------- ------------ ------------- -------------- --------------

60 - 80 .......................      14      $  244,951,948       19.58%    $ 2,000,000   $ 57,942,701   $17,496,568
81 - 100 ......................      14         344,048,089       27.50       1,349,763    150,000,000    24,574,864
101 - 120 .....................      60         591,441,406       47.27       1,200,000     60,000,000     9,857,357
141 - 180 .....................       2          49,743,122        3.98       2,743,122     47,000,000    24,871,561
221 - 240 .....................       1          17,612,429        1.41      17,612,429     17,612,429    17,612,429
241 - 264 .....................       1           3,293,927        0.26       3,293,927      3,293,927     3,293,927
                                     --      --------------      ------
Total/Weighted Average ........      92      $1,251,090,921      100.00%    $ 1,200,000   $150,000,000   $13,598,814
                                     ==      ==============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                             WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
ORIGINAL TERMS                   MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)                  DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
-----------------               --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

60 - 80 .......................    1.20x     2.23x      1.51x     5.356%       59.0       43.45%      80.00%      69.42%
81 - 100 ......................    1.22      2.74       2.00      5.190        82.3       46.11       79.87       69.46
101 - 120 .....................    1.19      2.71       1.50      5.587       116.9       36.14       80.00       67.04
141 - 180 .....................    1.20      1.25       1.25      5.994       178.9       78.33       82.62       78.57
221 - 240 .....................    1.51      1.51       1.51      6.140       239.0       56.04       56.04       56.04
241 - 264 .....................    1.08      1.08       1.08      6.180       263.0       77.87       77.87       77.87
Total/Weighted Average ........    1.08x     2.74x      1.63x     5.458%      100.6       36.14%      82.62%      68.50%

                                      A-29

                                AGGREGATE POOL
                  DISTRIBUTION OF REMAINING TERMS TO MATURITY

                                                               PERCENTAGE
                                                                   OF
                                                                AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
RANGE OF                         NUMBER OF       CUT-OFF         CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
REMAINING TERMS                   MORTGAGE         DATE           DATE          DATE          DATE           DATE
TO MATURITY (MOS)                  LOANS         BALANCE         BALANCE      BALANCE        BALANCE        BALANCE
-----------------               ----------- ----------------- ------------ ------------- -------------- --------------

56 - 80 .......................      17      $  297,070,109       23.74%    $2,000,000    $ 57,942,701   $17,474,712
81 - 100 ......................      12         302,862,961       24.21      1,349,763     150,000,000    25,238,580
101 - 120 .....................      59         580,508,373       46.40      1,200,000      60,000,000     9,839,125
121 - 180 .....................       2          49,743,122        3.98      2,743,122      47,000,000    24,871,561
201 - 263 .....................       2          20,906,357        1.67      3,293,927      17,612,429    10,453,178
                                     --      --------------      ------
Total/Weighted Average ........      92      $1,251,090,921      100.00%    $1,200,000    $150,000,000   $13,598,814
                                     ==      ==============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                             WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING TERMS                  MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)                  DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
-----------------               --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

56 - 80 .......................    1.19x     2.74x      1.61x     5.395%       61.8       43.45%      80.00%      67.50%
81 - 100 ......................    1.22      2.36       1.95      5.178        82.7       65.78       79.87       71.41
101 - 120 .....................    1.20      2.71       1.51      5.566       118.0       36.14       80.00       66.96
121 - 180 .....................    1.20      1.25       1.25      5.994       178.9       78.33       82.62       78.57
201 - 263 .....................    1.08      1.51       1.44      6.146       242.8       56.04       77.87       59.48
Total/Weighted Average ........    1.08x     2.74x      1.63x     5.458%      100.6       36.14%      82.62%      68.50%

                                 AGGREGATE POOL
                     DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                                          PERCENTAGE
                                                                              OF
                                                                           AGGREGATE      MINIMUM
                                            NUMBER OF       CUT-OFF         CUT-OFF       CUT-OFF
                                             MORTGAGE         DATE           DATE           DATE
PREPAYMENT PROVISIONS                         LOANS         BALANCE         BALANCE       BALANCE
---------------------                      ----------- ----------------- ------------ ---------------

Defeasance ...............................      85      $1,046,500,289       83.65%     $  1,200,000
(greater than)  YM and 1%/Defeasance .....       1         150,000,000       11.99       150,000,000
Yield Maintenance ........................       4          34,245,099        2.74         1,349,763
(greater than)  YM and 2% .......... .....       1          10,933,033        0.87        10,933,033
(greater than)  YM and 1% .......... .....       1           9,412,500        0.75         9,412,500
                                                --      --------------      ------
Total/Weighted Average ...................      92      $1,251,090,921      100.00%     $  1,200,000
                                                ==      ==============      ======

                                                                                                                     WEIGHTED
                                                                                                                     AVERAGE
                                               MAXIMUM        AVERAGE                                    WEIGHTED   REMAINING
                                               CUT-OFF        CUT-OFF                         WEIGHTED    AVERAGE    TERM TO
                                                DATE           DATE       MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY
PREPAYMENT PROVISIONS                          BALANCE        BALANCE       DSCR      DSCR      DSCR       RATE       (MOS)
---------------------                      -------------- -------------- --------- --------- ---------- ---------- -----------

Defeasance ...............................  $ 60,000,000   $ 12,311,768     1.08x     2.74x      1.54x     5.508%      104.2
(greater than)  YM and 1%/Defeasance .....   150,000,000    150,000,000     2.36      2.36       2.36      5.030        83.0
Yield Maintenance ........................    16,463,953      8,561,275     1.21      1.31       1.25      5.356        76.8
(greater than)  YM and 2% .......... .....    10,933,033     10,933,033     1.19      1.19       1.19      6.700        58.0
(greater than)  YM and 1% .......... .....     9,412,500      9,412,500     1.32      1.32       1.32      5.610       119.0
Total/Weighted Average ...................  $150,000,000   $ 13,598,814     1.08x     2.74x      1.63x     5.458%      100.6

                                                                     WEIGHTED
                                             MINIMUM     MAXIMUM     AVERAGE
                                             CUT-OFF     CUT-OFF     CUT-OFF
                                               DATE        DATE        DATE
PREPAYMENT PROVISIONS                          LTV         LTV         LTV
---------------------                      ----------- ----------- -----------

Defeasance ...............................     36.14%      82.62%      68.61%
(greater than)  YM and 1%/Defeasance .....     65.78       65.78       65.78
Yield Maintenance ........................     70.36       79.87       74.35
(greater than)  YM and 2% .......... .....     71.22       71.22       71.22
(greater than)  YM and 1% .......... .....     75.00       75.00       75.00
Total/Weighted Average ...................     36.14%      82.62%      68.50%

                                      A-30

                                    GROUP 1
                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                             PERCENTAGE
                                                                 OF
CUT-OFF                                                       AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
DATE                             NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
BALANCE                           MORTGAGE        DATE          DATE          DATE           DATE           DATE
DISTRIBUTION ($)                   LOANS        BALANCE        BALANCE      BALANCE        BALANCE        BALANCE
----------------                ----------- --------------- ------------ ------------- --------------- -------------

1,200,000 - 1,999,999 .........       2      $  3,000,000        0.33%    $ 1,200,000   $  1,800,000    $ 1,500,000
2,000,000 - 2,999,999 .........       4         9,554,694        1.06       2,000,000      2,644,685      2,388,674
3,000,000 - 3,999,999 .........       8        28,274,483        3.14       3,188,027      3,956,100      3,534,310
4,000,000 - 5,999,999 .........       7        33,681,092        3.74       4,100,000      5,875,318      4,811,585
6,000,000 - 7,999,999 .........       8        56,463,916        6.28       6,000,000      7,991,244      7,057,989
8,000,000 - 9,999,999 .........       6        54,968,051        6.11       8,475,551      9,500,000      9,161,342
10,000,000 - 14,999,999 .......       8        98,634,386       10.96      10,633,437     14,309,078     12,329,298
15,000,000 - 29,999,999 .......      10       191,879,705       21.33      15,000,000     29,845,717     19,187,970
30,000,000 - 49,999,999 .......       4       155,250,000       17.26      32,750,000     47,000,000     38,812,500
50,000,000 - 150,000,000 ......       3       267,942,701       29.78      57,942,701    150,000,000     89,314,234
                                     --      ------------      ------
Total/Weighted Average ........      60      $899,649,028      100.00%    $ 1,200,000   $150,000,000    $14,994,150
                                     ==      ============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
CUT-OFF                                                         WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
DATE                                                 WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
BALANCE                          MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION ($)                   DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
----------------                --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

1,200,000 - 1,999,999 .........    1.29x     1.37x      1.32x     5.818%      118.8       60.00%      73.47%      68.08%
2,000,000 - 2,999,999 .........    1.29      1.90       1.51      5.580       105.7       36.99       79.91       61.61
3,000,000 - 3,999,999 .........    1.08      1.58       1.40      5.748       124.8       43.45       77.87       67.85
4,000,000 - 5,999,999 .........    1.27      1.73       1.44      5.695       113.4       55.43       78.27       71.49
6,000,000 - 7,999,999 .........    1.22      1.75       1.48      5.635       114.6       50.00       77.50       66.88
8,000,000 - 9,999,999 .........    1.22      1.44       1.33      5.462        98.0       67.15       75.00       71.68
10,000,000 - 14,999,999 .......    1.20      2.23       1.51      5.511        98.1       52.00       79.72       72.80
15,000,000 - 29,999,999 .......    1.21      2.74       1.70      5.694       112.4       36.14       75.68       61.50
30,000,000 - 49,999,999 .......    1.25      2.14       1.47      5.661       121.2       72.79       78.33       75.53
50,000,000 - 150,000,000 ......    1.58      2.38       2.20      5.264        86.1       40.76       65.78       57.89
Total/Weighted Average ........    1.08x     2.74x      1.73x     5.523%      104.1       36.14%      79.91%      65.64%

                                    GROUP 1
                         DISTRIBUTION OF PROPERTY TYPES

                                                              PERCENTAGE
                                                                  OF
                                                               AGGREGATE      MINIMUM        MAXIMUM         AVERAGE
                                  NUMBER OF      CUT-OFF        CUT-OFF       CUT-OFF        CUT-OFF         CUT-OFF
                                  MORTGAGED        DATE          DATE          DATE            DATE           DATE
PROPERTY TYPES                   PROPERTIES      BALANCE        BALANCE       BALANCE        BALANCE         BALANCE
--------------                  ------------ --------------- ------------ -------------- --------------- --------------

Office ........................      19       $440,204,845       48.93%     $   946,260   $150,000,000    $23,168,676
Hospitality ...................      11        117,773,495       13.09        4,300,000     17,500,000     10,706,681
Anchored Retail (a) ...........      12        114,735,830       12.75        3,188,027     18,162,969      9,561,319
Mixed Use .....................       1         60,000,000        6.67       60,000,000     60,000,000     60,000,000
Unanchored Retail .............      11         57,738,770        6.42        1,200,000      9,200,000      5,248,979
Industrial/Warehouse ..........      10         37,178,293        4.13          798,297     12,486,369      3,717,829
Multifamily ...................       3         26,824,685        2.98        2,644,685     16,380,000      8,941,562
Parking Facility ..............       2         18,280,610        2.03        3,280,610     15,000,000      9,140,305
Other .........................       2         17,500,000        1.95        2,000,000     15,500,000      8,750,000
Self Storage ..................       1          9,412,500        1.05        9,412,500      9,412,500      9,412,500
                                     --       ------------      ------
Total/Weighted Average ........      72       $899,649,028      100.00%     $   798,297   $150,000,000    $12,495,125
                                     ==       ============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                     WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                                 MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPES                     DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
--------------                  --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

Office ........................    1.24x     2.36x      1.74x     5.437%       93.7       52.00%      78.33%      68.32%
Hospitality ...................    1.53      2.74       2.03      5.644        97.7       46.11       73.37       63.99
Anchored Retail (a) ...........    1.08      1.58       1.30      5.640       106.8       68.61       79.72       75.52
Mixed Use .....................    2.38      2.38       2.38      5.100       120.0       40.76       40.76       40.76
Unanchored Retail .............    1.22      1.75       1.38      5.639       118.0       57.28       79.91       69.64
Industrial/Warehouse ..........    1.29      1.51       1.47      5.872       171.2       56.04       78.03       64.03
Multifamily ...................    1.38      1.90       1.46      5.415       119.2       36.99       61.12       55.51
Parking Facility ..............    1.49      2.71       2.49      5.631       108.5       36.14       43.45       37.45
Other .........................    1.43      1.51       1.44      6.457       112.9       59.16       66.67       60.02
Self Storage ..................    1.32      1.32       1.32      5.610       119.0       75.00       75.00       75.00
Total/Weighted Average ........    1.08x     2.74x      1.73x     5.523%      104.1       36.14%      79.91%      65.64%

-------
(a)        Includes one (1) credit tenant lease property securing a mortgage loan that represent 0.37% of the initial Group 1 balance

                                      A-31

                                    GROUP 1
               DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS (NCF)

                                                             PERCENTAGE
                                                                 OF
                                                              AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
RANGE OF                         NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
DEBT SERVICE                      MORTGAGE        DATE          DATE          DATE           DATE           DATE
COVERAGE RATIOS (X)                LOANS        BALANCE        BALANCE      BALANCE        BALANCE        BALANCE
-------------------             ----------- --------------- ------------ ------------- --------------- -------------

1.08 - 1.09 ...................       1      $  3,293,927        0.37%    $ 3,293,927   $  3,293,927    $ 3,293,927
1.20 - 1.29 ...................      12       184,723,636       20.53       1,800,000     47,000,000     15,393,636
1.30 - 1.39 ...................      17       164,422,376       18.28       1,200,000     40,000,000      9,671,904
1.40 - 1.49 ...................      10        82,881,889        9.21       3,280,610     16,500,000      8,288,189
1.50 - 1.59 ...................       9       128,598,919       14.29       2,000,000     57,942,701     14,288,769
1.60 - 1.69 ...................       2        19,913,770        2.21       6,969,981     12,943,789      9,956,885
1.70 - 1.79 ...................       2        12,574,109        1.40       4,582,865      7,991,244      6,287,054
1.90 - 1.99 ...................       1         2,644,685        0.29       2,644,685      2,644,685      2,644,685
2.00 - 2.74 ...................       6       300,595,717       33.41      13,000,000    150,000,000     50,099,286
                                     --      ------------      ------
Total/Weighted Average ........      60      $899,649,028      100.00%    $ 1,200,000   $150,000,000    $14,994,150
                                     ==      ============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                             WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
DEBT SERVICE                     MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
COVERAGE RATIOS (X)                DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
-------------------             --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

1.08 - 1.09 ...................    1.08x     1.08x      1.08x     6.180%      263.0       77.87%      77.87%      77.87%
1.20 - 1.29 ...................    1.20      1.29       1.25      5.640       119.4       66.48       78.77       75.08
1.30 - 1.39 ...................    1.31      1.39       1.35      5.605       113.2       60.00       79.91       73.28
1.40 - 1.49 ...................    1.40      1.49       1.45      5.650        84.7       43.45       77.02       66.39
1.50 - 1.59 ...................    1.50      1.58       1.56      5.935       107.2       55.18       70.28       60.26
1.60 - 1.69 ...................    1.62      1.63       1.62      5.818       117.0       71.12       73.37       71.91
1.70 - 1.79 ...................    1.73      1.75       1.74      5.660       117.9       57.28       74.22       63.45
1.90 - 1.99 ...................    1.90      1.90       1.90      5.580       118.0       36.99       36.99       36.99
2.00 - 2.74 ...................    2.14      2.74       2.39      5.163        90.5       36.14       73.10       57.56
Total/Weighted Average ........    1.08x     2.74x      1.73x     5.523%      104.1       36.14%      79.91%      65.64%

                                    GROUP 1
                    DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                            PERCENTAGE
                                                                OF
                                                             AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                                 NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
RANGE OF                          MORTGAGE       DATE          DATE          DATE          DATE           DATE
MORTGAGE RATES (%)                 LOANS        BALANCE       BALANCE      BALANCE        BALANCE        BALANCE
------------------              ----------- -------------- ------------ ------------- -------------- --------------

4.810 - 4.999 .................       4      $ 44,664,684       4.96%    $ 9,480,000   $ 13,000,000   $11,166,171
5.000 - 5.249 .................       4       256,309,669      28.49      16,463,953    150,000,000    64,077,417
5.250 - 5.499 .................       8        86,225,041       9.58       2,317,408     35,500,000    10,778,130
5.500 - 5.749 .................      20       179,659,420      19.97       1,200,000     40,000,000     8,982,971
5.750 - 5.999 .................      17       209,356,760      23.27       1,800,000     47,000,000    12,315,104
6.000 - 6.499 .................       6       107,933,454      12.00       3,293,927     57,942,701    17,988,909
6.500 - 6.570 .................       1        15,500,000       1.72      15,500,000     15,500,000    15,500,000
                                     --      ------------     ------
Total/Weighted Average ........      60      $899,649,028     100.00%    $ 1,200,000   $150,000,000   $14,994,150
                                     ==      ============     ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                     WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
RANGE OF                         MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
MORTGAGE RATES (%)                 DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------              --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

4.810 - 4.999 .................    1.39x     2.23x      1.67x     4.941%       59.1       52.00%      74.62%      67.20%
5.000 - 5.249 .................    1.21      2.74       2.34      5.071        89.8       40.76       70.36       57.93
5.250 - 5.499 .................    1.27      1.42       1.33      5.351       101.7       61.12       79.91       74.06
5.500 - 5.749 .................    1.20      2.71       1.49      5.582       113.6       36.14       78.77       67.56
5.750 - 5.999 .................    1.22      2.14       1.50      5.861       120.0       64.58       78.33       72.74
6.000 - 6.499 .................    1.08      1.58       1.50      6.073       110.0       55.18       79.72       60.55
6.500 - 6.570 .................    1.43      1.43       1.43      6.570       120.0       59.16       59.16       59.16
Total/Weighted Average ........    1.08x     2.74x      1.73x     5.523%      104.1       36.14%      79.91%      65.64%

                                     A-32

                                    GROUP 1
                       DISTRIBUTION OF AMORTIZATION TYPES

                                                             PERCENTAGE
                                                                 OF
                                                              AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                                 NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
                                  MORTGAGE        DATE          DATE          DATE          DATE           DATE
AMORTIZATION TYPES (MOS)           LOANS        BALANCE        BALANCE      BALANCE        BALANCE        BALANCE
------------------------        ----------- --------------- ------------ ------------- -------------- --------------

Amortizing Balloon ............      42      $492,646,171       54.76%    $ 1,200,000   $ 60,000,000   $11,729,671
Interest Only .................       3       195,750,000       21.76      13,000,000    150,000,000    65,250,000
Interest Only, then
 Amortizing Balloon ...........      12       175,346,500       19.49       1,800,000     47,000,000    14,612,208
Fully Amortizing ..............       2        20,906,357        2.32       3,293,927     17,612,429    10,453,178
Hyperamortizing ...............       1        15,000,000        1.67      15,000,000     15,000,000    15,000,000
                                     --      ------------      ------
Total/Weighted Average ........      60      $899,649,028      100.00%    $ 1,200,000   $150,000,000   $14,994,150
                                     ==      ============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                     WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                                 MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
AMORTIZATION TYPES (MOS)           DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------        --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

Amortizing Balloon ............    1.20x     2.74x      1.61x     5.584%      101.5       36.99%      79.91%      64.10%
Interest Only .................    2.14      2.36       2.31      5.146        81.0       52.00       73.10       66.09
Interest Only, then
 Amortizing Balloon ...........    1.25      1.57       1.35      5.689       119.6       50.00       78.33       72.73
Fully Amortizing ..............    1.08      1.51       1.44      6.146       242.8       56.04       77.87       59.48
Hyperamortizing ...............    2.71      2.71       2.71      5.640       120.0       36.14       36.14       36.14
Total/Weighted Average ........    1.08x     2.74x      1.73x     5.523%      104.1       36.14%      79.91%      65.64%

                                    GROUP 1
                  DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUES

                                                            PERCENTAGE
                                                                OF
                                                             AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
RANGE OF                         NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
CUT-OFF DATE                      MORTGAGE       DATE          DATE          DATE          DATE           DATE
LOAN TO VALUE RATIOS (%)           LOANS        BALANCE       BALANCE      BALANCE        BALANCE        BALANCE
------------------------        ----------- -------------- ------------ ------------- -------------- --------------

36.14 - 44.99 .................       4      $ 80,925,295       9.00%    $ 2,644,685   $ 60,000,000   $20,231,324
45.00 - 49.99 .................       1        29,845,717       3.32      29,845,717     29,845,717    29,845,717
50.00 - 54.99 .................       2        20,800,000       2.31       7,800,000     13,000,000    10,400,000
55.00 - 59.99 .................       5       104,921,692      11.66       5,875,318     57,942,701    20,984,338
60.00 - 64.99 .................       3        25,168,691       2.80       1,200,000     16,380,000     8,389,564
65.00 - 69.99 .................      12       204,736,145      22.76       2,000,000    150,000,000    17,061,345
70.00 - 74.99 .................      17       237,919,460      26.45       1,800,000     40,000,000    13,995,262
75.00 - 79.91 .................      16       195,332,028      21.71       2,317,408     47,000,000    12,208,252
                                     --      ------------     ------
Total/Weighted Average ........      60      $899,649,028     100.00%    $ 1,200,000   $150,000,000   $14,994,150
                                     ==      ============     ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                             WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
CUT-OFF DATE                     MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
LOAN TO VALUE RATIOS (%)           DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------        --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

36.14 - 44.99 .................    1.49x     2.71x      2.39x     5.236%      117.3       36.14%      43.45%      39.89%
45.00 - 49.99 .................    2.74      2.74       2.74      5.158        79.0       46.11       46.11       46.11
50.00 - 54.99 .................    1.47      2.23       1.95      5.206        80.5       50.00       52.00       51.25
55.00 - 59.99 .................    1.43      1.75       1.56      6.092       106.0       55.18       59.16       56.09
60.00 - 64.99 .................    1.37      1.58       1.44      5.465       119.7       60.00       64.58       62.11
65.00 - 69.99 .................    1.26      2.36       2.11      5.197        91.6       65.78       69.76       66.48
70.00 - 74.99 .................    1.21      2.14       1.50      5.605        95.9       70.28       74.62       72.05
75.00 - 79.91 .................    1.08      1.46       1.29      5.676       125.1       75.00       79.91       77.73
Total/Weighted Average ........    1.08x     2.74x      1.73x     5.523%      104.1       36.14%      79.91%      65.64%

                                     A-33

                                    GROUP 1
                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE

                                                              PERCENTAGE
                                                                  OF
                                                               AGGREGATE      MINIMUM        MAXIMUM         AVERAGE
                                  NUMBER OF      CUT-OFF        CUT-OFF       CUT-OFF        CUT-OFF         CUT-OFF
                                  MORTGAGED        DATE          DATE          DATE            DATE           DATE
STATES                           PROPERTIES      BALANCE        BALANCE       BALANCE        BALANCE         BALANCE
------                          ------------ --------------- ------------ -------------- --------------- --------------

Texas .........................      12       $266,344,589       29.61%     $   946,260   $150,000,000    $22,195,382
California ....................      10        111,155,993       12.36        2,644,685     47,000,000     11,115,599
District of Columbia ..........       1         60,000,000        6.67       60,000,000     60,000,000     60,000,000
New York ......................       3         59,456,100        6.61        3,956,100     40,000,000     19,818,700
Louisiana .....................       3         43,783,452        4.87       12,684,684     17,500,000     14,594,484
Florida .......................       4         36,573,344        4.07        1,800,000     16,463,953      9,143,336
Illinois ......................       1         35,500,000        3.95       35,500,000     35,500,000     35,500,000
Washington ....................       2         32,870,550        3.65        3,955,913     28,914,637     16,435,275
South Carolina ................       2         32,750,000        3.64       16,050,000     16,700,000     16,375,000
Arizona .......................       5         28,244,201        3.14        2,317,408      9,480,000      5,648,840
New Jersey ....................       3         26,837,238        2.98        5,875,318     12,486,369      8,945,746
Utah ..........................       2         21,705,741        2.41        3,542,771     18,162,969     10,852,870
Virginia ......................       3         20,892,337        2.32        3,592,337     13,000,000      6,964,112
Pennsylvania ..................       5         20,372,669        2.26        1,866,019     10,633,437      4,074,534
New Mexico ....................       1         16,500,000        1.83       16,500,000     16,500,000     16,500,000
Colorado ......................       1         15,000,000        1.67       15,000,000     15,000,000     15,000,000
Iowa ..........................       1         12,943,789        1.44       12,943,789     12,943,789     12,943,789
Michigan ......................       1         11,237,617        1.25       11,237,617     11,237,617     11,237,617
Maryland ......................       2         10,686,892        1.19        4,486,892      6,200,000      5,343,446
North Carolina ................       3          9,586,988        1.07          798,297      7,588,691      3,195,663
Tennessee .....................       1          8,900,000        0.99        8,900,000      8,900,000      8,900,000
Ohio ..........................       1          4,360,698        0.48        4,360,698      4,360,698      4,360,698
Alabama .......................       1          3,763,724        0.42        3,763,724      3,763,724      3,763,724
West Virginia .................       1          3,238,093        0.36        3,238,093      3,238,093      3,238,093
Oklahoma ......................       1          3,188,027        0.35        3,188,027      3,188,027      3,188,027
Missouri ......................       1          2,908,795        0.32        2,908,795      2,908,795      2,908,795
Nebraska ......................       1            848,191        0.09          848,191        848,191        848,191
                                     --       ------------      ------
Total/Weighted Average ........      72       $899,649,028      100.00%     $   798,297   $150,000,000    $12,495,125
                                     ==       ============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                     WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                                 MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
STATES                             DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------                          --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

Texas .........................    1.08x     2.36x      1.97x     5.362%       85.2       55.18%      79.72%      64.87%
California ....................    1.22      2.74       1.46      5.706       141.1       36.99       78.33       69.07
District of Columbia ..........    2.38      2.38       2.38      5.100       120.0       40.76       40.76       40.76
New York ......................    1.35      1.43       1.37      5.815       119.3       59.16       72.79       68.85
Louisiana .....................    1.46      2.74       1.90      5.383        88.8       46.11       74.62       64.03
Florida .......................    1.21      1.63       1.31      5.480        80.4       70.36       78.75       73.69
Illinois ......................    1.29      1.29       1.29      5.330        83.0       77.17       77.17       77.17
Washington ....................    1.24      1.36       1.25      5.808       116.0       69.40       70.74       70.58
South Carolina ................    2.14      2.14       2.14      5.750        81.0       73.10       73.10       73.10
Arizona .......................    1.32      2.74       1.74      5.189        81.1       46.11       79.91       66.79
New Jersey ....................    1.22      1.53       1.42      5.755       117.9       55.43       71.83       67.28
Utah ..........................    1.35      1.46       1.37      5.644       111.3       75.68       77.02       75.90
Virginia ......................    1.51      2.23       1.97      5.344       101.9       52.00       67.19       55.82
Pennsylvania ..................    1.20      1.51       1.32      5.618       113.7       43.45       78.77       68.25
New Mexico ....................    1.45      1.45       1.45      5.960        56.0       70.82       70.82       70.82
Colorado ......................    2.71      2.71       2.71      5.640       120.0       36.14       36.14       36.14
Iowa ..........................    1.62      1.62       1.62      5.800       117.0       71.12       71.12       71.12
Michigan ......................    1.35      1.35       1.35      5.470       119.0       79.70       79.70       79.70
Maryland ......................    1.35      1.35       1.35      5.767       102.5       77.50       78.03       77.72
North Carolina ................    1.37      1.58       1.55      5.802       129.1       56.04       64.58       63.30
Tennessee .....................    1.34      1.34       1.34      6.030       116.0       70.63       70.63       70.63
Ohio ..........................    1.51      1.51       1.51      6.140       239.0       56.04       56.04       56.04
Alabama .......................    1.49      1.49       1.49      5.750       117.0       69.06       69.06       69.06
West Virginia .................    1.51      1.51       1.51      6.140       239.0       56.04       56.04       56.04
Oklahoma ......................    1.33      1.33       1.33      5.920       116.0       69.30       69.30       69.30
Missouri ......................    1.51      1.51       1.51      6.140       239.0       56.04       56.04       56.04
Nebraska ......................    1.51      1.51       1.51      6.140       239.0       56.04       56.04       56.04
Total/Weighted Average ........    1.08x     2.74x      1.73x     5.523%      104.1       36.14%      79.91%      65.64%

                                      A-34

                                    GROUP 1
                  DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                                             PERCENTAGE
                                                                 OF
                                                              AGGREGATE      MINIMUM        MAXIMUM         AVERAGE
RANGE OF                         NUMBER OF      CUT-OFF        CUT-OFF       CUT-OFF        CUT-OFF         CUT-OFF
REMAINING AMORTIZATION            MORTGAGE        DATE          DATE          DATE            DATE           DATE
TERMS (MOS)                        LOANS        BALANCE        BALANCE       BALANCE        BALANCE         BALANCE
----------------------          ----------- --------------- ------------ -------------- --------------- --------------

Interest Only .................       3      $195,750,000       21.76%    $13,000,000    $150,000,000    $65,250,000
239 - 240 .....................       3        48,112,429        5.35      15,000,000      17,612,429     16,037,476
261 - 280 .....................       1         3,293,927        0.37       3,293,927       3,293,927      3,293,927
281 - 300 .....................       9        72,476,400        8.06       2,592,602      17,500,000      8,052,933
341 - 360 .....................      44       580,016,271       64.47       1,200,000      60,000,000     13,182,188
                                     --      ------------      ------
Total/Weighted Average ........      60      $899,649,028      100.00%    $ 1,200,000    $150,000,000    $14,994,150
                                     ==      ============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                             WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING AMORTIZATION           MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TERMS (MOS)                        DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
----------------------          --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

Interest Only .................    2.14x     2.36x      2.31x     5.146%       81.0       52.00%      73.10%      66.09%
239 - 240 .....................    1.43      2.71       1.86      6.123       163.6       36.14       59.16       50.84
261 - 280 .....................    1.08      1.08       1.08      6.180       263.0       77.87       77.87       77.87
281 - 300 .....................    1.20      1.63       1.50      5.753       115.2       43.45       78.77       69.22
341 - 360 .....................    1.21      2.74       1.55      5.568       104.7       36.99       79.91       66.20
Total/Weighted Average ........    1.08x     2.74x      1.73x     5.523%      104.1       36.14%      79.91%      65.64%

                                    GROUP 1
                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY

                                                             PERCENTAGE
                                                                 OF
                                                              AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
RANGE OF                         NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
ORIGINAL TERMS                    MORTGAGE        DATE          DATE          DATE          DATE           DATE
TO MATURITY (MOS)                  LOANS        BALANCE        BALANCE      BALANCE        BALANCE        BALANCE
-----------------               ----------- --------------- ------------ ------------- -------------- --------------

60 - 80 .......................       9      $140,851,948       15.66%    $ 2,000,000   $ 57,942,701   $15,650,216
81 - 100 ......................       7       270,276,020       30.04       4,486,892    150,000,000    38,610,860
101 - 120 .....................      41       420,614,703       46.75       1,200,000     60,000,000    10,258,895
141 - 180 .....................       1        47,000,000        5.22      47,000,000     47,000,000    47,000,000
221 - 240 .....................       1        17,612,429        1.96      17,612,429     17,612,429    17,612,429
241 - 264 .....................       1         3,293,927        0.37       3,293,927      3,293,927     3,293,927
                                     --      ------------      ------
Total/Weighted Average ........      60      $899,649,028      100.00%    $ 1,200,000   $150,000,000   $14,994,150
                                     ==      ============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                             WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
ORIGINAL TERMS                   MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)                  DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
-----------------               --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

60 - 80 .......................    1.21x     2.23x      1.55x     5.565%       58.8       43.45%      74.62%      62.49%
81 - 100 ......................    1.27      2.74       2.15      5.214        82.1       46.11       78.75       66.90
101 - 120 .....................    1.20      2.71       1.58      5.628       118.2       36.14       79.91       64.78
141 - 180 .....................    1.25      1.25       1.25      5.960       179.0       78.33       78.33       78.33
221 - 240 .....................    1.51      1.51       1.51      6.140       239.0       56.04       56.04       56.04
241 - 264 .....................    1.08      1.08       1.08      6.180       263.0       77.87       77.87       77.87
Total/Weighted Average ........    1.08x     2.74x      1.73x     5.523%      104.1       36.14%      79.91%      65.64%

                                     A-35

                                    GROUP 1
                  DISTRIBUTION OF REMAINING TERMS TO MATURITY

                                                             PERCENTAGE
                                                                 OF
                                                              AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
RANGE OF                         NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
REMAINING TERMS                   MORTGAGE        DATE          DATE          DATE          DATE           DATE
TO MATURITY                        LOANS        BALANCE        BALANCE      BALANCE        BALANCE        BALANCE
----------------                ----------- --------------- ------------ ------------- -------------- --------------

56 - 80 .......................      11      $182,037,075       20.23%    $ 2,000,000   $ 57,942,701   $16,548,825
81 - 100 ......................       5       229,090,892       25.46       4,486,892    150,000,000    45,818,178
101 - 120 .....................      41       420,614,703       46.75       1,200,000     60,000,000    10,258,895
121 - 180 .....................       1        47,000,000        5.22      47,000,000     47,000,000    47,000,000
201 - 263 .....................       2        20,906,357        2.32       3,293,927     17,612,429    10,453,178
                                     --      ------------      ------
Total/Weighted Average ........      60      $899,649,028      100.00%    $ 1,200,000   $150,000,000   $14,994,150
                                     ==      ============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                             WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING TERMS                  MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY                        DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
---------------                 --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

56 - 80 .......................    1.21x     2.74x      1.72x     5.501%       63.5       43.45%      78.75%      60.82%
81 - 100 ......................    1.29      2.36       2.12      5.202        82.6       65.78       78.03       69.02
101 - 120 .....................    1.20      2.71       1.58      5.628       118.2       36.14       79.91       64.78
121 - 180 .....................    1.25      1.25       1.25      5.960       179.0       78.33       78.33       78.33
201 - 263 .....................    1.08      1.51       1.44      6.146       242.8       56.04       77.87       59.48
Total/Weighted Average ........    1.08x     2.74x      1.73x     5.523%      104.1       36.14%      79.91%      65.64%

                                    GROUP 1
                     DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                                        PERCENTAGE
                                                                            OF
                                                                         AGGREGATE      MINIMUM
                                            NUMBER OF      CUT-OFF        CUT-OFF       CUT-OFF
                                             MORTGAGE        DATE          DATE           DATE
PREPAYMENT PROVISIONS                         LOANS        BALANCE        BALANCE       BALANCE
---------------------                      ----------- --------------- ------------ ---------------

Defeasance ...............................      55      $707,341,192       78.62%    $   1,200,000
(greater than)  YM and 1%/Defeasance .....       1       150,000,000       16.67       150,000,000
Yield Maintenance ........................       3        32,895,336        3.66         5,091,972
(greater than)  YM and 1% .......... .....       1         9,412,500        1.05         9,412,500
                                                --      ------------      ------
Total/Weighted Average ...................      60      $899,649,028      100.00%    $   1,200,000
                                                ==      ============      ======

                                                                                                                     WEIGHTED
                                                                                                                     AVERAGE
                                               MAXIMUM        AVERAGE                                    WEIGHTED   REMAINING
                                               CUT-OFF        CUT-OFF                         WEIGHTED    AVERAGE    TERM TO
                                                DATE           DATE       MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY
PREPAYMENT PROVISIONS                          BALANCE        BALANCE       DSCR      DSCR      DSCR       RATE       (MOS)
---------------------                      -------------- -------------- --------- --------- ---------- ---------- -----------

Defeasance ...............................  $ 60,000,000   $ 12,860,749     1.08x     2.74x      1.62x     5.634%      109.7
(greater than)  YM and 1%/Defeasance .....   150,000,000    150,000,000     2.36      2.36       2.36      5.030        83.0
Yield Maintenance ........................    16,463,953     10,965,112     1.21      1.31       1.25      5.367        76.5
(greater than)  YM and 1% .......... .....     9,412,500      9,412,500     1.32      1.32       1.32      5.610       119.0
Total/Weighted Average ...................  $150,000,000   $ 14,994,150     1.08x     2.74x      1.73x     5.523%      104.1

                                                                     WEIGHTED
                                             MINIMUM     MAXIMUM     AVERAGE
                                             CUT-OFF     CUT-OFF     CUT-OFF
                                               DATE        DATE        DATE
PREPAYMENT PROVISIONS                          LTV         LTV         LTV
---------------------                      ----------- ----------- -----------

Defeasance ...............................     36.14%      79.91%      65.09%
(greater than)  YM and 1%/Defeasance .....     65.78       65.78       65.78
Yield Maintenance ........................     70.36       78.75       74.13
(greater than)  YM and 1% .......... .....     75.00       75.00       75.00
Total/Weighted Average ...................     36.14%      79.91%      65.64%

                                      A-36

                                    GROUP 2
                DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                            PERCENTAGE
                                                                OF
                                  NUMBER                     AGGREGATE     MINIMUM       MAXIMUM       AVERAGE
CUT-OFF DATE                        OF         CUT-OFF        CUT-OFF      CUT-OFF       CUT-OFF       CUT-OFF
BALANCE                          MORTGAGE        DATE          DATE          DATE          DATE          DATE
DISTRIBUTION ($)                   LOANS       BALANCE        BALANCE      BALANCE       BALANCE       BALANCE
----------------                ---------- --------------- ------------ ------------- ------------- -------------

1,349,763 - 1,999,999 .........      1      $  1,349,763        0.38%    $ 1,349,763   $ 1,349,763   $ 1,349,763
2,000,000 - 2,999,999 .........      2         5,573,486        1.59       2,743,122     2,830,364     2,786,743
3,000,000 - 3,999,999 .........      4        14,716,577        4.19       3,289,832     3,987,953     3,679,144
4,000,000 - 5,999,999 .........      5        26,876,559        7.65       4,994,397     5,700,000     5,375,312
6,000,000 - 7,999,999 .........      2        14,000,000        3.98       6,800,000     7,200,000     7,000,000
8,000,000 - 9,999,999 .........      1         9,400,000        2.67       9,400,000     9,400,000     9,400,000
10,000,000 - 14,999,999 .......     11       141,725,509       40.33      10,107,885    14,950,653    12,884,137
15,000,000 - 29,999,999 .......      5        82,300,000       23.42      15,000,000    18,000,000    16,460,000
50,000,000 - 55,500,000 .......      1        55,500,000       15.79      55,500,000    55,500,000    55,500,000
                                    --      ------------      ------
Total/Weighted Average ........     32      $351,441,894      100.00%    $ 1,349,763   $55,500,000   $10,982,559
                                    ==      ============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
CUT-OFF DATE                                         WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
BALANCE                          MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
DISTRIBUTION ($)                   DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
----------------                --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

1,349,763 - 1,999,999 .........    1.26x     1.26x      1.26x     5.100%       83.0       79.87%      79.87%      79.87%
2,000,000 - 2,999,999 .........    1.20      1.34       1.27      6.240       145.5       78.62       82.62       80.59
3,000,000 - 3,999,999 .........    1.32      1.64       1.46      5.466       116.2       66.71       79.76       74.00
4,000,000 - 5,999,999 .........    1.22      1.39       1.27      5.275        97.4       75.10       79.91       78.43
6,000,000 - 7,999,999 .........    1.21      1.66       1.44      5.405       120.0       53.33       80.00       66.28
8,000,000 - 9,999,999 .........    1.22      1.22       1.22      5.230       106.0       78.99       78.99       78.99
10,000,000 - 14,999,999 .......    1.19      1.52       1.36      5.384        96.1       67.16       80.00       77.33
15,000,000 - 29,999,999 .......    1.20      1.99       1.48      5.168        88.6       48.78       79.90       71.32
50,000,000 - 55,500,000 .......    1.30      1.30       1.30      5.090        60.0       79.17       79.17       79.17
Total/Weighted Average ........    1.19x     1.99x      1.38x     5.291%       91.5       48.78%      82.62%      75.82%

                                    GROUP 2
                         DISTRIBUTION OF PROPERTY TYPES

                                                             PERCENTAGE
                                                                 OF
                                                              AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                                 NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
                                 MORTGAGED        DATE          DATE          DATE          DATE           DATE
PROPERTY TYPE                   PROPERTIES      BALANCE        BALANCE      BALANCE        BALANCE       BALANCE
-------------                  ------------ --------------- ------------ ------------- -------------- -------------

Multifamily ..................      49       $342,153,101       97.36%     $  474,781   $27,200,000    $6,982,716
Manufactured Housing .........       2          9,288,792        2.64       3,588,792     5,700,000     4,644,396
                                    --       ------------      ------
Total/Weighted Average .......      51       $351,441,894      100.00%     $  474,781   $27,200,000    $6,891,018
                                    ==       ============      ======

                                                                           WEIGHTED
                                                                           AVERAGE                             WEIGHTED
                                                               WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                    WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                                MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY TYPE                     DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
-------------                  --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

Multifamily ..................    1.19x     1.99x      1.38x     5.293%       91.8       48.78%      82.62%      75.85%
Manufactured Housing .........    1.23      1.50       1.33      5.231        80.8       66.71       79.83       74.76
Total/Weighted Average .......    1.19x     1.99x      1.38x     5.291%       91.5       48.78%      82.62%      75.82%

                                      A-37

                                    GROUP 2
               DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS (NCF)

                                                            PERCENTAGE
                                                                OF
                                                             AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
RANGE OF                         NUMBER OF      CUT-OFF       CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
DEBT SERVICE                      MORTGAGE       DATE          DATE          DATE           DATE           DATE
COVERAGE RATIOS (X)                LOANS        BALANCE       BALANCE       BALANCE        BALANCE        BALANCE
-------------------             ----------- -------------- ------------ -------------- -------------- --------------

1.19...........................       1      $ 10,933,033       3.11%    $10,933,033    $10,933,033    $10,933,033
1.20 - 1.29 ...................      13       122,588,962      34.88       1,349,763     17,000,000      9,429,920
1.30 - 1.39 ...................       8       107,090,310      30.47       2,830,364     55,500,000     13,386,289
1.40 - 1.49 ...................       1        14,950,653       4.25      14,950,653     14,950,653     14,950,653
1.50 - 1.59 ...................       5        53,528,937      15.23       3,588,792     14,582,522     10,705,787
1.60 - 1.69 ...................       2        11,050,000       3.14       3,850,000      7,200,000      5,525,000
1.70 - 1.79 ...................       1        16,300,000       4.64      16,300,000     16,300,000     16,300,000
1.90 - 1.99 ...................       1        15,000,000       4.27      15,000,000     15,000,000     15,000,000
                                     --      ------------     ------
Total/Weighted Average ........      32      $351,441,894     100.00%    $ 1,349,763    $55,500,000    $10,982,559
                                     ==      ============     ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                             WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
DEBT SERVICE                     MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
COVERAGE RATIOS (X)                DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
-------------------             --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

1.19...........................    1.19x     1.19x      1.19x     6.700%       58.0       71.22%      71.22%      71.22%
1.20 - 1.29 ...................    1.20      1.28       1.23      5.432       105.1       67.16       82.62       77.76
1.30 - 1.39 ...................    1.30      1.39       1.31      5.176        86.1       48.78       79.76       73.57
1.40 - 1.49 ...................    1.42      1.42       1.42      5.280       117.0       75.41       75.41       75.41
1.50 - 1.59 ...................    1.50      1.52       1.52      5.056        85.3       66.71       79.74       78.87
1.60 - 1.69 ...................    1.64      1.66       1.65      5.261       117.9       53.33       77.39       61.71
1.70 - 1.79 ...................    1.74      1.74       1.74      5.000        59.0       79.90       79.90       79.90
1.90 - 1.99 ...................    1.99      1.99       1.99      5.125        56.0       74.96       74.96       74.96
Total/Weighted Average ........    1.19x     1.99x      1.38x     5.291%       91.5       48.78%      82.62%      75.82%

                                    GROUP 2
                    DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                              PERCENTAGE
                                                                  OF
                                                               AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                                  NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
                                   MORTGAGE        DATE          DATE          DATE          DATE           DATE
RANGE OF MORTGAGE RATES (%)         LOANS        BALANCE        BALANCE      BALANCE        BALANCE        BALANCE
---------------------------      ----------- --------------- ------------ ------------- -------------- --------------

5.000 - 5.249 ..................      14      $199,439,908       56.75%    $1,349,763    $55,500,000    $14,245,708
5.250 - 5.499 ..................      10        96,727,211       27.52      4,994,397     17,000,000      9,672,721
5.500 - 5.749 ..................       3        10,866,577        3.09      3,289,832      3,987,953      3,622,192
5.750 - 5.999 ..................       3        30,732,043        8.74      2,830,364     14,401,679     10,244,014
6.500 - 6.700 ..................       2        13,676,155        3.89      2,743,122     10,933,033      6,838,077
                                      --      ------------      ------
Total/Weighted Average .........      32      $351,441,894      100.00%    $1,349,763    $55,500,000    $10,982,559
                                      ==      ============      ======

                                                                             WEIGHTED
                                                                             AVERAGE                             WEIGHTED
                                                                 WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                      WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                                  MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
RANGE OF MORTGAGE RATES (%)         DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
---------------------------      --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

5.000 - 5.249 ..................    1.20x     1.99x      1.44x     5.070%       77.9       48.78%      80.00%      76.36%
5.250 - 5.499 ..................    1.20      1.66       1.30      5.325       110.4       53.33       80.00       76.02
5.500 - 5.749 ..................    1.32      1.50       1.40      5.624       117.0       66.71       79.76       72.80
5.750 - 5.999 ..................    1.23      1.34       1.26      5.885       115.9       67.16       79.13       73.82
6.500 - 6.700 ..................    1.19      1.20       1.19      6.676        81.9       71.22       82.62       73.51
Total/Weighted Average .........    1.19x     1.99x      1.38x     5.291%       91.5       48.78%      82.62%      75.82%

                                      A-38

                                    GROUP 2
                       DISTRIBUTION OF AMORTIZATION TYPES

                                                          PERCENTAGE
                                                              OF
                                                           AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                              NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
                               MORTGAGE        DATE          DATE          DATE          DATE           DATE
AMORTIZATION TYPES              LOANS        BALANCE        BALANCE      BALANCE        BALANCE        BALANCE
------------------           ----------- --------------- ------------ ------------- -------------- --------------

Interest Only, then
 Amortizing ................      12      $166,550,000       47.39%    $ 3,850,000   $55,500,000    $13,879,167
Amortizing Balloon .........      18       153,591,894       43.70       1,349,763    18,000,000      8,532,883
Interest Only ..............       2        31,300,000        8.91      15,000,000    16,300,000     15,650,000
                                  --      ------------       -----
Total: .....................      32      $351,441,894         100%    $ 1,349,763   $55,500,000    $10,982,559
                                  ==      ============       =====

                                                                         WEIGHTED
                                                                         AVERAGE                             WEIGHTED
                                                             WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                  WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                              MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
AMORTIZATION TYPES              DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------           --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

Interest Only, then
 Amortizing ................    1.20x     1.66x      1.29x     5.262%       92.6       53.33%      80.00%      76.79%
Amortizing Balloon .........    1.19      1.52       1.37      5.370        97.2       48.78       82.62       74.43
Interest Only ..............    1.74      1.99       1.86      5.060        57.6       74.96       79.90       77.53
Total: .....................    1.19x     1.99x      1.38x     5.291%       91.5       48.78%      82.62%      75.82%

                                    GROUP 2
                  DISTRIBUTION OF CUT-OFF DATE LOAN-TO-VALUES

                                                            PERCENTAGE
                                                                OF
                                                             AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
RANGE OF                         NUMBER OF      CUT-OFF       CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
CUT-OFF DATE                      MORTGAGE       DATE          DATE          DATE           DATE           DATE
LOAN-TO-VALUE RATIOS (%)           LOANS        BALANCE       BALANCE       BALANCE        BALANCE        BALANCE
------------------------        ----------- -------------- ------------ -------------- -------------- --------------

48.78 - 49.99 .................       1      $ 18,000,000       5.12%    $18,000,000    $18,000,000    $18,000,000
50.00 - 54.99 .................       1         7,200,000       2.05       7,200,000      7,200,000      7,200,000
65.00 - 69.99 .................       2        17,088,792       4.86       3,588,792     13,500,000      8,544,396
70.00 - 74.99 .................       3        29,222,865       8.32       3,289,832     15,000,000      9,740,955
75.00 - 79.99 .................      22       258,787,115      73.64       1,349,763     55,500,000     11,763,051
80.00 - 82.62 .................       3        21,143,122       6.02       2,743,122     11,600,000      7,047,707
                                     --      ------------     ------
Total/Weighted Average ........      32      $351,441,894     100.00%    $ 1,349,763    $55,500,000    $10,982,559
                                     ==      ============     ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                             WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
CUT-OFF DATE                     MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
LOAN-TO-VALUE RATIOS (%)           DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
------------------------        --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

48.78 - 49.99 .................    1.33x     1.33x      1.33x     5.070%      120.0       48.78%      48.78%      48.78%
50.00 - 54.99 .................    1.66      1.66       1.66      5.390       120.0       53.33       53.33       53.33
65.00 - 69.99 .................    1.23      1.50       1.29      5.874       117.0       66.71       67.16       67.07
70.00 - 74.99 .................    1.19      1.99       1.62      5.768        63.6       71.02       74.96       73.12
75.00 - 79.99 .................    1.20      1.74       1.36      5.205        90.0       75.10       79.91       78.85
80.00 - 82.62 .................    1.20      1.21       1.20      5.368        94.5       80.00       82.62       80.34
Total/Weighted Average ........    1.19x     1.99x      1.38x     5.291%       91.5       48.78%      82.62%      75.82%

                                      A-39

                                    GROUP 2
                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE

                                                             PERCENTAGE
                                                                 OF
                                                              AGGREGATE     MINIMUM        MAXIMUM       AVERAGE
                                  NUMBER OF      CUT-OFF       CUT-OFF      CUT-OFF        CUT-OFF       CUT-OFF
                                  MORTGAGED       DATE          DATE          DATE          DATE           DATE
PROPERTY STATE                   PROPERTIES      BALANCE       BALANCE      BALANCE        BALANCE       BALANCE
--------------                  ------------ -------------- ------------ ------------- -------------- -------------

Maryland ......................       6       $ 55,500,000      15.79%    $ 2,060,000   $27,200,000    $ 9,250,000
Tennessee .....................       4         49,940,144      14.21      10,107,885    14,582,522     12,485,036
Connecticut ...................       5         37,600,000      10.70       1,730,000    18,000,000      7,520,000
North Carolina ................       4         28,600,000       8.14       4,565,217    13,600,000      7,150,000
Texas .........................       3         26,182,161       7.45       5,482,161    13,500,000      8,727,387
Florida .......................       2         21,294,397       6.06       4,994,397    16,300,000     10,647,199
Pennsylvania ..................       8         21,082,043       6.00         474,781     3,850,000      2,635,255
Minnesota .....................       1         17,000,000       4.84      17,000,000    17,000,000     17,000,000
South Carolina ................       1         16,000,000       4.55      16,000,000    16,000,000     16,000,000
New Jersey ....................       4         14,950,653       4.25       2,650,772     4,751,027      3,737,663
Alabama .......................       2         12,143,122       3.46       2,743,122     9,400,000      6,071,561
New York ......................       3         11,600,000       3.30       1,743,791     5,003,922      3,866,667
Indiana .......................       1         10,933,033       3.11      10,933,033    10,933,033     10,933,033
California ....................       2          9,288,792       2.64       3,588,792     5,700,000      4,644,396
Ohio ..........................       1          5,500,000       1.56       5,500,000     5,500,000      5,500,000
Georgia .......................       2          5,337,716       1.52       1,349,763     3,987,953      2,668,858
Oregon ........................       1          5,200,000       1.48       5,200,000     5,200,000      5,200,000
Nevada ........................       1          3,289,832       0.94       3,289,832     3,289,832      3,289,832
                                      -       ------------     ------
Total/Weighted Average ........      51       $351,441,894     100.00%    $   474,781   $27,200,000    $ 6,891,018
                                     ==       ============     ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                     WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                                 MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PROPERTY STATE                     DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
--------------                  --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

Maryland ......................    1.30x     1.30x      1.30x     5.090%       60.0       79.17%      79.17%      79.17%
Tennessee .....................    1.52      1.52       1.52      5.020        83.0       79.74       79.74       79.74
Connecticut ...................    1.21      1.33       1.30      5.157       119.7       48.78       80.00       64.88
North Carolina ................    1.26      1.99       1.64      5.194        86.4       74.96       79.39       77.07
Texas .........................    1.23      1.66       1.38      5.676       110.3       53.33       75.10       65.02
Florida .......................    1.22      1.74       1.62      5.088        73.1       79.90       79.91       79.90
Pennsylvania ..................    1.28      1.64       1.35      5.679       114.8       77.39       79.13       78.74
Minnesota .....................    1.22      1.22       1.22      5.270        83.0       77.27       77.27       77.27
South Carolina ................    1.20      1.20       1.20      5.380       120.0       78.21       78.21       78.21
New Jersey ....................    1.42      1.42       1.42      5.280       117.0       75.41       75.41       75.41
Alabama .......................    1.20      1.22       1.22      5.535       122.0       78.99       82.62       79.81
New York ......................    1.20      1.20       1.20      5.050        60.0       80.00       80.00       80.00
Indiana .......................    1.19      1.19       1.19      6.700        58.0       71.22       71.22       71.22
California ....................    1.23      1.50       1.33      5.231        80.8       66.71       79.83       74.76
Ohio ..........................    1.22      1.22       1.22      5.350       120.0       79.71       79.71       79.71
Georgia .......................    1.26      1.32       1.30      5.556       108.4       79.76       79.87       79.79
Oregon ........................    1.30      1.30       1.30      5.290       113.0       77.61       77.61       77.61
Nevada ........................    1.38      1.38       1.38      5.600       117.0       71.02       71.02       71.02
Total/Weighted Average ........    1.19x     1.99x      1.38x     5.291%       91.5       48.78%      82.62%      75.82%

                                    GROUP 2
                  DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                                            PERCENTAGE
                                                                OF
                                                             AGGREGATE      MINIMUM        MAXIMUM        AVERAGE
RANGE OF                         NUMBER OF      CUT-OFF       CUT-OFF       CUT-OFF        CUT-OFF        CUT-OFF
REMAINING AMORTIZATION            MORTGAGE       DATE          DATE          DATE           DATE           DATE
TERMS (MOS)                        LOANS        BALANCE       BALANCE       BALANCE        BALANCE        BALANCE
----------------------          ----------- -------------- ------------ -------------- -------------- --------------

Interest Only .................       2      $ 31,300,000       8.91%    $15,000,000    $16,300,000    $15,650,000
262 - 280 .....................       1        10,933,033       3.11      10,933,033     10,933,033     10,933,033
281 - 300 .....................       2         4,180,127       1.19       1,349,763      2,830,364      2,090,064
341 - 360 .....................      27       305,028,733      86.79       2,743,122     55,500,000     11,297,360
                                     --      ------------     ------
Total/Weighted Average ........      32      $351,441,894     100.00%    $ 1,349,763    $55,500,000    $10,982,559
                                     ==      ============     ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                             WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING AMORTIZATION           MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TERMS (MOS)                        DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
----------------------          --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

Interest Only .................    1.74x     1.99x      1.86x     5.060%       57.6       74.96%      79.90%      77.53%
262 - 280 .....................    1.19      1.19       1.19      6.700        58.0       71.22       71.22       71.22
281 - 300 .....................    1.26      1.34       1.31      5.648       104.7       78.62       79.87       79.02
341 - 360 .....................    1.20      1.66       1.33      5.260        96.0       48.78       82.62       75.77
Total/Weighted Average ........    1.19x     1.99x      1.38x     5.291%       91.5       48.78%      82.62%      75.82%

                                     A-40

                                    GROUP 2
                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY

                                                             PERCENTAGE
                                                                 OF
                                                              AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
RANGE OF                         NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
ORIGINAL TERMS                    MORTGAGE        DATE          DATE          DATE          DATE           DATE
OF MATURITY (MOS)                  LOANS        BALANCE        BALANCE      BALANCE        BALANCE        BALANCE
-----------------               ----------- --------------- ------------ ------------- -------------- --------------

60 - 80 .......................       5      $104,100,000       29.62%    $5,700,000    $55,500,000    $20,820,000
81 - 100 ......................       7        73,772,069       20.99      1,349,763     17,000,000     10,538,867
101 - 120 .....................      19       170,826,703       48.61      2,830,364     18,000,000      8,990,879
141 - 180 .....................       1         2,743,122        0.78      2,743,122      2,743,122      2,743,122
                                     --      ------------      ------
Total/Weighted Average ........      32      $351,441,894      100.00%    $1,349,763    $55,500,000    $10,982,559
                                     ==      ============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                             WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
ORIGINAL TERMS                   MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
OF MATURITY (MOS)                  DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
-----------------               --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

60 - 80 .......................    1.20x     1.99x      1.45x     5.073%       59.2       74.96%      80.00%      78.81%
81 - 100 ......................    1.22      1.52       1.44      5.104        82.9       75.10       79.87       78.83
101 - 120 .....................    1.19      1.66       1.30      5.484       113.6       48.78       80.00       72.60
141 - 180 .....................    1.20      1.20       1.20      6.580       177.0       82.62       82.62       82.62
Total/Weighted Average ........    1.19x     1.99x      1.38x     5.291%       91.5       48.78%      82.62%      75.82%

                                    GROUP 2
                  DISTRIBUTION OF REMAINING TERMS TO MATURITY

                                                             PERCENTAGE
                                                                 OF
                                                              AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
RANGE OF                         NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
REMAINING TERMS                   MORTGAGE        DATE          DATE          DATE          DATE           DATE
TO MATURITY (MOS)                  LOANS        BALANCE        BALANCE      BALANCE        BALANCE        BALANCE
-----------------               ----------- --------------- ------------ ------------- -------------- --------------

56 - 80 .......................       6      $115,033,033       32.73%    $5,700,000    $55,500,000    $19,172,172
81 - 100 ......................       7        73,772,069       20.99      1,349,763     17,000,000     10,538,867
101 - 120 .....................      18       159,893,670       45.50      2,830,364     18,000,000      8,882,982
121 - 177 .....................       1         2,743,122        0.78      2,743,122      2,743,122      2,743,122
                                     --      ------------      ------
Total/Weighted Average ........      32      $351,441,894      100.00%    $1,349,763    $55,500,000    $10,982,559
                                     ==      ============      ======

                                                                            WEIGHTED
                                                                            AVERAGE                             WEIGHTED
                                                                WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
RANGE OF                                             WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
REMAINING TERMS                  MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
TO MATURITY (MOS)                  DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
-----------------               --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

56 - 80 .......................    1.19x     1.99x      1.43x     5.228%       59.0       71.22%      80.00%      78.09%
81 - 100 ......................    1.22      1.52       1.44      5.104        82.9       75.10       79.87       78.83
101 - 120 .....................    1.20      1.66       1.31      5.401       117.4       48.78       80.00       72.70
121 - 177 .....................    1.20      1.20       1.20      6.580       177.0       82.62       82.62       82.62
Total/Weighted Average ........    1.19x     1.99x      1.38x     5.291%       91.5       48.78%      82.62%      75.82%

                                    GROUP 2
                     DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                              PERCENTAGE
                                                                  OF
                                                               AGGREGATE     MINIMUM        MAXIMUM        AVERAGE
                                  NUMBER OF      CUT-OFF        CUT-OFF      CUT-OFF        CUT-OFF        CUT-OFF
                                   MORTGAGE        DATE          DATE          DATE          DATE           DATE
PREPAYMENT PROVISIONS               LOANS        BALANCE        BALANCE      BALANCE        BALANCE        BALANCE
---------------------            ----------- --------------- ------------ ------------- -------------- --------------

Defeasance .....................      30      $339,159,097       96.51%    $ 2,743,122   $55,500,000    $11,305,303
(greater than)  YM and 2%  .....       1        10,933,033        3.11      10,933,033    10,933,033     10,933,033
Yield Maintenance ..............       1         1,349,763        0.38       1,349,763     1,349,763      1,349,763
                                      --      ------------      ------
Total/Weighted Average .........      32      $351,441,894      100.00%    $ 1,349,763   $55,500,000    $10,982,559
                                      ==      ============      ======

                                                                             WEIGHTED
                                                                             AVERAGE                             WEIGHTED
                                                                 WEIGHTED   REMAINING    MINIMUM     MAXIMUM     AVERAGE
                                                      WEIGHTED    AVERAGE    TERM TO     CUT-OFF     CUT-OFF     CUT-OFF
                                  MINIMUM   MAXIMUM    AVERAGE   MORTGAGE    MATURITY      DATE        DATE        DATE
PREPAYMENT PROVISIONS               DSCR      DSCR      DSCR       RATE       (MOS)        LTV         LTV         LTV
---------------------            --------- --------- ---------- ---------- ----------- ----------- ----------- -----------

Defeasance .....................    1.20x     1.99x      1.38x     5.247%       92.6       48.78%      82.62%      75.96%
(greater than)  YM and 2%  .....    1.19      1.19       1.19      6.700        58.0       71.22       71.22       71.22
Yield Maintenance ..............    1.26      1.26       1.26      5.100        83.0       79.87       79.87       79.87
Total/Weighted Average .........    1.19x     1.99x      1.38x     5.291%       91.5       48.78%      82.62%      75.82%

                                      A-41

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX B

                                 HOUSTON CENTER

                               [PICTURE OMITTED]

                                      B-1

                                 HOUSTON CENTER

                                 [MAP OMITTED]

                                      B-2

                                 HOUSTON CENTER
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                          ORIGINAL         CUT-OFF DATE
                          --------         ------------
BALANCE(1):               $150,000,000     $150,000,000

SHADOW RATING             BBB-/BBB- (Fitch/S&P)

% OF POOL BY UPB:         11.99%

ORIGINATION DATE:         November 10, 2004

ORIGINATOR:               MSMC

COUPON:                   5.030%

INTEREST ACCRUAL:         Actual/360

TERM:                     83 months

AMORTIZATION:             Interest only

OWNERSHIP INTEREST:       Fee simple

PAYMENT DATE:             7th of the month

MATURITY DATE:            November 7, 2011

SPONSOR:                  Crescent Real Estate Equities Limited Partnership and
                          JPMorgan Chase Bank, as trustee under the Amended and
                          Restated Declaration of Trust dated November 13, 2001,
                          as amended for its Commingled Pension Trust Fund
                          (Strategic Property)

BORROWER:                 Crescent HC Investors, L.P.

CALL PROTECTION/LOCKOUT:  At the borrower's option (a) Defeasance permitted with
                          U.S. Government securities upon the earlier to occur
                          of the date that is 2 years from the last
                          securitization involving any portion of the Houston
                          Center Whole Loan or 3 years from the closing date
                          (the "Release Date") or (b) Prepayment permitted
                          from and after the Release Date at the greater of
                          (i) 1% of the principal amount of the loan being
                          prepaid and (ii) the yield maintenance premium.
                          Prepayment permitted without penalty on or after the
                          third payment date preceding maturity.

CUT-OFF DATE LOAN PSF:    $91

UP-FRONT RESERVES(2):     None

ONGOING/SPRINGING         Taxes, Insurance, TI/LC, Replacements
RESERVES(2):              and Unfunded Obligations Account

CASH MANAGEMENT(3):       Hard lockbox

ADDITIONAL SECURED/
MEZZANINE DEBT(4):        Additional mezzanine debt permitted
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Office/Retail

PROPERTY LOCATION:           Houston, Texas

OCCUPANCY:                   91.1%

OCCUPANCY AS OF DATE:        January 1, 2004

YEAR BUILT:                  1974-1983

YEAR RENOVATED:              2004-ongoing

COLLATERAL:                  The collateral consists of three Class A office
                             buildings (1 Houston Center, 2 Houston Center, 4
                             Houston Center), a retail center (Houston Center
                             Shops) and five parking garages, interconnected by
                             skywalks.

PROPERTY MANAGEMENT:         Crescent Property Services, Inc.,
                             an affiliate of the Sponsor

APPRAISED VALUE:             $410,000,000

APPRAISED VALUE DATE:        October 22, 2004

CUT-OFF DATE LTV(1):         65.78%
BALLOON LTV(1):              65.78%

U/W NOI:                     $36,498,002

U/W NCF:                     $32,479,453

ANNUAL DEBT SERVICE:         $7,649,792

U/W NOI DSCR(1):             2.65x

U/W NCF DSCR(1):             2.36x

--------------------------------------------------------------------------------

(1)  The subject $150,000,000 loan represents two pari passu notes in a
     $269,705,000 first mortgage whole loan. Three other additional notes, with original loan amounts of $70,000,000, $30,000,000 and $19,705,000, respectively, are pari passu with the mortgage loan. The additional pari passu notes are not included in the trust. All aggregate LTV, DSCR and loan
     PSF numbers in this table are based on the total $269,705,000 senior financing.
(2)  See "Reserves" below.
(3)  See "Lockbox; Sweep of Excess Cash Flow" below.
(4)  See "Mezzanine Debt" below.

                                      B-3

         The Loan. The largest loan (the "Houston Center Loan"), representing approximately 11.99% of the initial pool balance, with a cut-off date principal balance of $150,000,000, is a seven-year balloon loan that has a maturity date of November 7, 2011, and provides for monthly payments of interest only until
November 7, 2011. The Houston Center Loan is secured by, among other things, a first-priority deed of trust, assignment of leases and rents, security agreement and fixture filing encumbering the borrower's fee ownership interest in the
Houston Center Property (as defined below).

         The Houston Center Loan comprises two pari passu loans, which together with three other pari passu loans, total $269,705,000 (such other loans are referred to as the "Houston Center Companion Loans" and together with the
Houston Center Loan, the "Houston Center Whole Loan"). The Houston Center
Companion Loans have original principal balances of $70,000,000, $30,000,000 and
$19,705,000, respectively, and have the same interest rate, maturity date and amortization as the Houston Center Loan. Only the Houston Center Loan is
included in the trust. The Houston Center Loan is serviced pursuant to the pooling and servicing agreement and therefore the master servicer will remit collections on the Houston Center Loan and will make servicing advances on the
Houston Center Whole Loan and P&I Advances on the Houston Center Loan. See
"Description of the Mortgage Pool--The Houston Center Whole Loan."

         The Borrower. The borrower under the Houston Center Loan is Crescent HC
Investors, L.P., a Delaware limited partnership that is a single purpose, bankruptcy remote entity, sponsored by (i) Crescent Real Estate Equities Limited
Partnership and (ii) JPMorgan Chase Bank, as trustee under the Amended and
Restated Declaration of Trust dated November 13, 2001, as amended, for its
Commingled Pension Trust Fund (Strategic Property), which holds the majority interest.

         The Property. The property securing the Houston Center Loan (the
"Houston Center Property") consists of 2,956,225 NRSF of retail/office space located in Houston, Texas. The Houston Center Property was constructed in 1974.

         Major Tenant Summary. The following tables show certain information regarding the ten largest tenants based on annualized underwritten base rent, of the Houston Center Property.

                                      B-4

        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                            % OF TOTAL    ANNUALIZED
                                         CREDIT RATING                         ANNUALIZED   ANNUALIZED       U/W
                                          (FITCH/S&P/     TENANT      % OF        U/W           U/W       BASE RENT         LEASE
                TENANT NAME                 MOODY'S)       NRSF       NRSF     BASE RENT     BASE RENT     PER NRSF      EXPIRATION
                -----------                 --------       ----       ----     ---------     ---------     --------      ----------

 1.  Lyondell Petrochemical............    NR/B+/B2       366,517      12.4%   $5,149,564      14.6%        $14.05        12/31/2013
 2.  Shell Oil Company.................   NR/AA+/Aa2      230,704       7.8     3,069,829       8.7          13.31     07/31/2013(2)
 3.  Enron.............................    NR/NR/NR       240,678       8.1     2,316,755       6.6           9.63        04/01/2009
 4.  Merrill Lynch.....................   AA-/A+/Aa3       93,382       3.2     1,499,199       4.3          16.05     08/31/2011(3)
 5.  Bank One..........................   A+ /A+/Aa3       88,745       3.0     1,354,805       3.8          15.27     05/31/2011(4)
 6.  Haynes & Boone....................    NR/NR/NR        92,703       3.1     1,158,788       3.3          12.50        05/31/2019
 7.  Powers & Frost....................    NR/NR/NR        47,040       1.6       831,269       2.4          17.67        04/30/2009
 8.  Caminus...........................  NR/BBB+/Baa2      57,375       1.9       573,750       1.6          10.00        07/01/2009
 9.  Sheehy Sherwood...................    NR/NR/NR        46,452       1.6       651,257       1.8          14.02        01/31/2010
10.  McKinsey & Company................    NR/NR/NR        71,655       2.4       411,736       1.2           5.75        01/31/2013
                                                        ---------      ----   -----------      ----         ------
            TOTAL/AVG..................                 1,335,251      45.2%  $17,016,952      48.3%        $12.74
                                                        =========      ====   ===========      ====         ======

(1)  Annualized underwritten base rent excludes vacant space.
(2)  Shell Oil Company also has 630 square feet vacating on December 15, 2004.
(3)  Merrill Lynch also has 2,947 square feet vacating on December 1, 2004 and
     20,573 square feet vacating on August 31, 2008.
(4)  Bank One also has 3,043 square feet vacating on December 1, 2009.

         Lease Expiration. The following table shows the lease expiration schedule for the Houston Center Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                                                          ANNUALIZED
                                                                                   ANNUALIZED       APPROXIMATE % OF         U/W
  YEAR ENDING                                 % OF           CUMULATIVE OF            U/W              TOTAL U/W          BASE RENT
  DECEMBER 31        EXPIRING NRSF            NRSF             TOTAL NRSF          BASE RENT           BASE RENT             PSF
  -----------        -------------            ----             ----------          ---------           ---------             ---

      2004                190,157              6.4%                6.4%           $1,966,122               5.6%             $10.34
      2005                223,270              7.6                14.0             3,080,768               8.7               13.80
      2006                210,884              7.1                21.0             2,917,770               8.3               13.84
      2007                167,484              5.7                26.8             2,372,628               6.7               14.17
      2008                140,552              4.8                31.5             2,049,319               5.8               14.58
      2009                459,533             15.5                47.1             5,137,161              14.6               11.18
      2010                117,008              4.0                51.0             1,679,147               4.8               14.35
      2011                187,216              6.3                57.4             2,828,969               8.0               15.11
      2012                 11,473              0.4                57.8               165,901               0.5               14.46
      2013                767,379             26.0                83.7             9,873,548              28.0               12.87
2014 & thereafter         218,711              7.4                91.1             3,166,377               9.0               14.48
     Vacant               262,558              8.9               100.0%                    -               0.0                   -
                        ---------            -----                               -----------             -----              ------
    TOTAL/AVG.          2,956,225            100.0%                              $35,237,712             100.0%             $13.08
                        =========            =====                               ===========             =====              ======

(1)  Annualized underwritten base rent excludes vacant space.

         Reserves. At origination, the borrower was not required to make any initial deposits. If (a) an event of default occurs under the related loan documents or (b) the lender, in its reasonable discretion, determines that the actual net operating income for a test period (as described in the loan documents) is less than $25,548,601 (such determination, an "NOI Trigger Event")
(each, a "Cash Trap Trigger Event"), then the borrower will be required to make monthly deposits on the first payment date in each Cash Trap Period (as defined below), equal to the following: (i) 1/12 of projected annual taxes and insurance premiums; (ii) with respect to the TI/LC reserve, the product of (x) 1.11, (y)
1/12 and (z) the property square footage and (iii) with respect to the

                                      B-5

replacement reserve, the product of (x) $0.25, (y) 1/12 and (z) the property square footage provided the borrower will not require such deposit once the balance of such reserve equals or exceeds $1,182,480. In lieu of making the cash deposits required to be made in (i)-(iii) above, the borrower will have the right to deliver to the lender a letter of credit provided that (A) the minimum amount of each such letter of credit will at all times be at least equal to the aggregate annual sum required for (i), (ii) or (iii) above, as applicable, and
(B) if any of the letters of credit delivered to the lender at any time ceases to be a qualified letter of credit, the borrower will within 10 days of notice from the lender, either make a deposit in an amount equal to the amount that would then be required to be held had such letter of credit not been posted or deliver a qualified letter of credit.

         "Cash Trap Period" means any period commencing on the first business day after the occurrence of the Cash Trap Trigger Event through the first payment date after: (a) if the Cash Trap Trigger Event was the result of an event of default, such event of default no longer exists or has been waived by the lender and/or (b) if the Cash Trap Trigger Event was an NOI Trigger Event,
servicer's determination, in its reasonable discretion, that the actual net operating income for two consecutive fiscal quarters following the occurrence of such Cash Trap Trigger Event, is at least $27,373,000.

         Pursuant to the terms of certain leases encumbering the Houston Center
Property, the borrower is obligated to make cash payments to tenants in the form of construction allowances to pay for or reimburse tenants for the costs of build out and other interior work performed by tenants at the Houston Center
Property. During the term of the Houston Center Loan, the borrower is required to make payments totaling the approximate amount of $14,135,179. Commencing on
January 7, 2005, and on each subsequent payment date during 2005, the borrower is required to deposit into the unfunded obligations account in an amount equal to one-twelfth of the sum of the total amount of unfunded obligations that will become due during the 2005 and 2006 fiscal years. Commencing on January 7, 2006, and on each subsequent payment date thereafter, the borrower is required to deposit into the unfunded obligations account an amount equal to one-twelfth of the sum of the total amount of unfunded obligations that will become due during the succeeding fiscal year in which such deposit is made. Crescent Big Tex I
L.P., a Delaware limited partnership, has guaranteed to the lender the payment and performance of the foregoing unfunded obligations.

         Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance, or as a separate insurance policy, coverage for acts of terrorism, subject to an annual premium cap for terrorism coverage equal to 150% of the annual premium for borrower's "All Risks" and business interruption coverage.

         Lockbox; Sweep of Excess Cash Flow. The borrower under the Houston
Center Loan is required to cause all rents and other income from the Houston
Center Property to be deposited into a lockbox account controlled by the servicer. Provided no Cash Trap Period exists under the loan documents relating to the Houston Center Loan, on each payment date at the direction of the servicer, funds in the lockbox account shall be disbursed to the borrower's operating account. During a Cash Trap Period, funds in the lockbox account shall be transferred each day by wire transfer to the servicer's cash management account. Provided no event of default exists, funds held in the cash management account shall be disbursed in the following order and priority: (i)

                                      B-6

escrow amounts required for taxes; (ii) escrow amounts required for insurance premiums; (iii) debt service under the Houston Center Loan; (iv) escrow amount required for replacement reserve; (v) amounts to be used for tenant improvements and leasing commissions; (vi) amounts sufficient to pay accrued default interest and late payment charges; (vii) amounts sufficient to pay the customary and reasonable cash management servicing fees associated with the administration of the accounts; (viii) amounts sufficient to pay for extraordinary expenses for the applicable period approved by the servicer; and (ix) provided no notice that an event of default has occurred and remains uncured, all amounts remaining in the cash management account after deposits for items (i) through (viii) will be paid to the borrower. From and after the occurrence of an event of default, funds held in the cash management account and/or lockbox account may be used by the servicer in its sole discretion.

         Mezzanine Debt. Mezzanine debt is permitted, subject to, among other things, (i) rating agency confirmation, (ii) the combined LTV of the mortgage loan and the mezzanine loan shall not exceed 75%, (iii) the actual DSCR (in accordance with the formula set forth in the loan agreement) of the property for the immediately succeeding twelve-month period shall not be less than the actual
DSCR (in accordance with the formula set forth in the loan agreement) at closing; (iv) the subordinate mezzanine lender shall enter into an intercreditor agreement with lender in the form and substance reasonably satisfactory to lender and the rating agencies and the subordinate mezzanine lender in their reasonable discretion; and (v) the mezzanine loan may only be paid from excess cash flow.

         Additional Debt. No other debt is permitted, other than trade payables and debt incurred in the ordinary course of borrower's ownership and operation of the property (including equipment financing), to the extent the trade payables debt and/or equipment financing debt does not exceed 3% of the loan amount in the aggregate.

                                      B-7

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                 UNION STATION

                               [PICTURE OMITTED]

                                      B-8

                                  UNION STATION

                                  [MAP OMITTED]

                                      B-9

                                  UNION STATION

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                                ORIGINAL         CUT-OFF DATE
                                --------         ------------
BALANCE:                        $60,000,000      $60,000,000

SHADOW RATING                   AAA/AAA (Fitch/S&P)

% OF POOL BY UPB:               4.80%

ORIGINATION DATE:               November 10, 2004

ORIGINATOR:                     MSMC

COUPON:                         5.100%

INTEREST ACCRUAL:               Actual/360

TERM:                           120 months

AMORTIZATION:                   360 months

OWNERSHIP INTEREST:             Leasehold

PAYMENT DATE:                   8th of the month

MATURITY DATE:                  December 8, 2014

SPONSOR:                        Trustee of State of Connecticut Trust
                                Funds

BORROWER:                       Union Station Venture II, LLC

CALL PROTECTION/LOCKOUT:        Defeasance permitted after 2 years
                                from the date of securitization with
                                U.S. government securities.  Not
                                prepayable until on or after September
                                8, 2014.

CUT-OFF DATE LOAN PSF:          $157

UP-FRONT RESERVES(1):           None
ONGOING/SPRINGING

RESERVES(1):                    Taxes, insurance, TI/LC, ground rent,
                                cash collateral

CASH MANAGEMENT(2):             Hard lockbox

ADDITIONAL SECURED/
MEZZANINE DEBT(3):              Additional mezzanine debt permitted.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Mixed use (transportation center,
                             retail and office)

PROPERTY LOCATION:           Washington,  D.C.

OCCUPANCY:                   98.4%

OCCUPANCY AS OF DATE:        April 1, 2004

YEAR BUILT:                  1908

YEAR RENOVATED:              1986

COLLATERAL:                  The collateral consists of a
                             leasehold interest in Union Station, a mixed use
                             retail, office and transportation center,
                             consisting in the aggregate of approximately
                             383,350 NRSF.

PROPERTY MANAGEMENT:         Jones Lang LaSalle Americas, Inc.

APPRAISED VALUE:             $147,200,000

APPRAISED VALUE DATE:        October 1, 2004

CUT-OFF DATE LTV:            40.76%

BALLOON LTV:                 33.62%

U/W NOI:                     $9,891,400

U/W NCF:                     $9,294,863

ANNUAL DEBT SERVICE:         $3,909,238

U/W NOI DSCR:                   2.53x

U/W NCF DSCR:                   2.38x
--------------------------------------------------------------------------------

(1)  See "Reserves" below.
(2)  See "Lockbox; Sweep of Excess Cash Flow" below.
(3)  See "Mezzanine Loans" below.

                                      B-10

         The Loan. The second largest loan (the "Union Station Loan"), representing approximately 4.80% of the initial pool balance, with a cut-off date principal balance of $60,000,000, is a 10 year balloon loan that has a maturity date of December 8, 2014, and provides for monthly payments of principal and interest. The Union Station Loan is secured by, among other things a mortgage, assignment of rents and leases, security agreement and fixture filing encumbering the borrower's leasehold ownership interest in the Union
Station Property (as defined below).

         The Borrower. The borrower under the Union Station Loan, Union Station
Venture II, LLC, is a Delaware limited liability company that is a special purpose, bankruptcy remote entity.

         The Property. The property securing the Union Station Loan (the "Union
Station Property") consists of 383,350 NRSF of mixed use space located in
Washington, D.C. The Union Station Property was constructed in 1908 and was renovated in 1986.

         Major Tenant Summary. The following tables show certain information regarding the ten largest tenants, based on annualized underwritten base rent, of the Union Station Property.

        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                            % OF TOTAL    ANNUALIZED
                                          CREDIT RATING                        ANNUALIZED   ANNUALIZED       U/W
                                           (FITCH/S&P/    TENANT      % OF        U/W           U/W       BASE RENT         LEASE
                 TENANT NAME               MOODY'S)(2)     NRSF       NRSF     BASE RENT     BASE RENT     PER NRSF      EXPIRATION
                 -----------               -----------     ----       ----     ---------     ---------     --------      ----------

 1.  Amtrak..............................   NR/BBB/A3     106,224      27.7%   $1,744,944      15.7%        $16.43       10/14/2008
 2.  American Multi Cinema...............    NR/B/NR       38,000       9.9       450,000       4.0          11.84       01/31/2005
 3.  Thunder Grill.......................   NR/NR/NR       12,284       3.2       325,000       2.9          26.46       01/31/2019
 4.  America.............................   NR/NR/NR       10,000       2.6       320,000       2.9          32.00       03/31/2009
 5.  B. Smiths...........................   NR/NR/NR        8,600       2.2       320,000       2.9          37.21       05/31/2009
 6.  Express/Victoria's Secret...........  NR/BBB/Baa2     14,450       3.8       289,000       2.6          20.00       11/30/2008
 7.  Pizzeria Uno........................   NR/NR/NR        9,275       2.4       262,500       2.4          28.30       03/31/2009
 8.  B. Dalton Booksellers...............   NR/NR/NR        5,867       1.5       216,199       1.9          36.85       01/31/2013
 9.  Sam Goody...........................   NR/NR/NR        2,675       0.7       187,250       1.7          70.00       01/31/2013
10.  McDonald's..........................    A/A/A2         3,912       1.0       176,040       1.6          45.00       10/31/2009
                                                          -------      ----    ----------      ----         ------
            TOTAL/AVG....................                 211,287      55.1%   $4,290,933      38.5%        $20.31
                                                          =======      ====    ==========      ====         ======

(1)  Annualized underwritten base rent excludes vacant space.
(2)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                      B-11

         Lease Expiration. The following table shows the lease expiration schedule for the Union Station Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                                                      ANNUALIZED
                                                                                ANNUALIZED       APPROXIMATE % OF        U/W
     YEAR ENDING                             % OF        CUMULATIVE % OF           U/W              TOTAL U/W         BASE RENT
     DECEMBER 31        EXPIRING NRSF        NRSF           TOTAL NRSF          BASE RENT           BASE RENT            PSF
     -----------        -------------        ----           ----------          ---------           ---------            ---

        2004(2)            10,405            2.7%              2.7%             $797,170              7.1%            $76.61
        2005               55,053           14.4              17.1              1,717,129             15.3              31.19
        2006               11,162            2.9              20.0              1,348,974             12.1             120.85
        2007               15,075            3.9              23.9                875,974              7.8              58.11
        2008              131,577           34.3              58.2              2,551,437             22.8              19.39
        2009               48,964           12.8              71.0              2,276,508             20.3              46.49
        2010                4,288            1.1              72.1                276,506              2.5              64.48
        2011                5,099            1.3              73.5                131,050              1.2              25.70
        2012                1,039            0.3              73.7                 62,340              0.6              60.00
        2013                8,542            2.2              76.0                403,449              3.6              47.23
        2014               70,345           18.4              94.3                171,977              1.5               2.44
        2015                3,250            0.9              95.2                259,070              2.3              79.71
        2016                    0            0.0              95.2                      0              0.0               0.00
  2017 & Thereafter        12,284            3.2              98.4                325,000              2.9              26.46
       Vacant               6,267            1.6             100.0%                     0              0.0               0.00
                          -------            ---                              -----------              ---             ------
      TOTAL/AVG.          383,350            100%                             $11,196,585              100%            $29.21
                          =======            ===                              ===========              ===             ======

(1)  Annualized underwritten base rent excludes vacant space.
(2)  Month to month tenants are included in 2004 expiration

         Reserves. At origination, the borrower was not required to make any initial deposits. Each month, the borrower is required to deposit $83,333 into a ground rent reserve. In addition, during a Trigger Period (defined below), the mortgage loan requires the borrower to make the following monthly deposits: (i)
1/12th of the estimated annual taxes and insurance premiums and, (ii) $25,739 into a tenant improvement and leasing commission reserve (as described below).
If Amtrak exercises its right to buyout its lease, the borrower is required to deposit with Servicer the buy-out payment it receives from Amtrak (the "Amtrak
Buyout Payment"). Provided no Event of Default has occurred and is continuing, upon request of Borrower, 1/120th of such Amtrak Buyout Payment on deposit will be released on a monthly basis to Borrower.

         Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for acts of terrorism, subject to an annual premium cap with respect to terrorism coverage of $150,000
(subject to increases in CPI).

         Lockbox; Sweep of Excess Cash Flow. The borrower is required to cause all rents from the Union Station Property to be deposited into a lockbox account controlled by the lender. On each business day, funds in the lockbox account shall be disbursed to pay the foregoing ground rent reserve and the balance will go to an account designated by the borrower. Upon a Trigger Event and during the continuance of a Trigger Period (each defined below), on each business day, the funds on deposit in the lockbox will be distributed in the following priority:
(i) escrow amounts required for the monthly ground rent deposit, (ii) escrow amounts required for taxes; (iii) escrow amounts required for insurance premiums, (iv) debt service under the Union Station Loan; (v) escrow amounts required for the tenant improvement and leasing commission reserve, (vi) to pay any interest accruing at the default rate and late payment charges, and (vii)
provided

                                      B-12

no event default has occurred and remains uncured, all remaining amounts will be paid to the borrower.

         A "Trigger Event" means the occurrence of either one or both of the following events: (i) an event of default under the mortgage loan or (ii) if the debt service coverage ratio is less than 1.20x at the end of each calendar quarter (a "Debt Service Coverage Ratio Event").

         A "Trigger Period" means the period commencing on the first business day after a Trigger Event has occurred through the first business day after the related event of default no longer exists or the related Debt Service Coverage
Ratio Event has not existed for a period of six months.

         Amtrak Termination Right. Amtrak has the right, upon one year's notice to the borrower, to make a lump-sum payment ("Buy-Out Payment") of rent equal to ten times the difference between Amtrak's annual base rent less $442,044. If
Amtrak exercises the Buy-Out Payment, (a) the term of the lease will become coterminous with the ground lease and (b) Amtrak will have no further obligation to make any payments of base rent, however, Amtrak will remain responsible for the remainder of such term plus its share of operating costs.

         Ground Lease. The borrower is the sublessee under a certain Sublease
Agreement of Union Station dated as of October 31, 1985, between Union Station
Redevelopment Corporation, a District of Columbia non-profit corporation as landlord and Union Station Venture Ltd., a District of Columbia limited partnership, as tenant, a memorandum of which lease was recorded among the Land
Records of the District of Columbia on April 16, 1987 as Instrument No. 18823,
the leasehold interest in which was assigned to the borrower pursuant to that certain Assignment and Assumption of Leasehold Interest dated as of November 10,
2004.

         Mezzanine Loan. Provided no event of default has occurred and is continuing, the members of Borrower may enter into a mezzanine loan in an amount up to $20,000,000, subject to, among other things, (i) rating agency confirmation, (ii) the LTV (of the mortgage loan and the mezzanine loan in the aggregate) shall not exceed 60%, (iii) the DSCR shall not be less 1.35x; and
(iv) the subordinate mezzanine lender shall enter into an intercreditor agreement with lender in the form and substance reasonably satisfactory to lender.

         Additional Debt. None permitted, except the mezzanine loan described above and (i) unsecured trade payables and operational debt not evidenced by a promissory note and (ii) indebtedness incurred in the financing of equipment and other personal property used on the Union Station Property; provided that any indebtedness incurred pursuant to subclauses (i) and (ii) shall be (x) not more than sixty days past due, (y) incurred in the ordinary course of the business of operating the Union Station Property, and (z) not in excess of $3,000,000 in the aggregate.

         Partial Release. The borrower has the right to release a certain non-income producing part of the Union Station Property (which is used for access to the long-haul trains) in connection with the development of the air rights space above such released parcel, provided that the borrower meets certain conditions in the loan agreement, including obtaining easement rights to use the released parcel for the same purpose as was being used at the time of the release.

                                      B-13

                                 UNIVISION TOWER

                               [PICTURE OMITTED]

                                      B-14

                                 UNIVISION TOWER

                                 [MAP OMITTED]

                                      B-15

                                 UNIVISION TOWER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                          ORIGINAL         CUT-OFF DATE
                          --------         ------------
BALANCE:                  $58,000,000      $57,942,701

% OF POOL BY UPB:         4.63%

ORIGINATION DATE:         November 3, 2004

SELLER:                   MSMC

COUPON:                   6.040%

INTEREST ACCRUAL:         Actual/360

TERM:                     60 months

AMORTIZATION:             360 months

OWNERSHIP INTEREST:       Fee simple

PAYMENT DATE:             6th of the month

MATURITY DATE:            November 6, 2009

SPONSOR:                  Digital Realty Trust, L.P.

BORROWER:                 Digital - Bryan Street Partnership,
                          L.P.

CALL PROTECTION/LOCKOUT:  Defeasance permitted after 2 years from the date of securitization with U.S. government securities. Not
                          prepayable until after 3 payment dates prior to
                          maturity.

CUT-OFF DATE LOAN PSF:    $121

UP-FRONT RESERVES(1):     Insurance:               $100,566
                          Deferred
                          Maintenance and
                          Environmental:           $404,000
                          Replacement:               $8,349
                          Rollover:                 $66,667
                          Parking Lease:            $13,335

ONGOING/SPRINGING
RESERVES(1):              Parking lease, taxes and insurance,
                          required debt service, replacements,
                          rollover, certain lease termination
                          fees

CASH MANAGEMENT(2):       Hard lockbox

ADDITIONAL SECURED/
MEZZANINE DEBT:           None permitted
--------------------------------------------------------------------------------

(1)  See "Reserves" below.
(2)  See "Lockbox; Sweep of Excess Cash Flow" below.
(3)  See "Letter of Credit" below.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Office

PROPERTY LOCATION:           Dallas, Texas

OCCUPANCY:                   73.1%

OCCUPANCY AS OF DATE:        November 1, 2004

YEAR BUILT:                  1983

YEAR RENOVATED:              NAP

COLLATERAL:                  The collateral consists of a
                             twenty-six story, 477,107 NRSF
                             telecommunications carrier facility
                             and office building.

PROPERTY MANAGEMENT:         CAPSTAR Commercial Real Estate
                             Services, Ltd.

APPRAISED VALUE:             $105,000,000

APPRAISED VALUE DATE:        October 21, 2004

CUT-OFF DATE LTV(3):         55.18%

BALLOON LTV:                 51.70%

U/W NOI:                     $7,155,526

U/W NCF:                     $6,612,442

ANNUAL DEBT SERVICE:         $4,190,787

U/W NOI DSCR:                1.71x

U/W NCF DSCR:                1.58x

--------------------------------------------------------------------------------

                                      B-16

         The Loan. The third largest loan (the "Univision Tower Loan"), representing approximately 4.63% of the initial pool balance, with a cut-off date principal balance of $57,942,701, is a five-year balloon loan that has a maturity date of November 6, 2009, and provides for monthly payments of principal and interest. The Univision Tower Loan is secured by, among other things, a deed of trust, assignment of leases and rents, security agreement and fixture filing encumbering the borrower's fee ownership interest in the
Univision Tower Property (as defined below).

         The Borrower. The borrower under the Univision Tower Loan is Digital -
Bryan Street Partnership, L.P., a Texas limited partnership that is a special purpose, bankruptcy remote entity, sponsored by Digital Realty Trust, L.P., which is the operating partnership of a publicly-traded REIT, Digital Realty
Trust, Inc. DRT - Bryan Street, LLC is the sole general partner of the borrower, and Digital-Bryan Street, LLC is the sole limited partner of the borrower, both of which are wholly-owned by Digital Realty Trust, L.P.

         The Property. The property securing the Univision Tower Loan (the
"Univision Tower Property") consists of 477,107 NRSF of office space located in
Dallas, Texas. The Univision Tower Property was constructed in 1983.

         Major Tenant Summary. The following tables show certain information regarding the ten largest tenants, based on annualized underwritten base rent, of the Univision Tower Property.

        TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

                                                                                            % OF TOTAL
                                           CREDIT RATING                       ANNUALIZED   ANNUALIZED    ANNUALIZED
                                            (FITCH/S&P/    TENANT     % OF        U/W           U/W     U/W BASE RENT       LEASE
                 TENANT NAME                MOODY'S)(2)     NRSF      NRSF     BASE RENT     BASE RENT     PER NRSF      EXPIRATION
                 -----------                -----------     ----      ----     ---------     ---------     --------      ----------

 1.  Qwest Communications...............   B+/BB-/Caa1     23,795     4.9%       $858,480       8.2%       $36.08         04/30/2008
 2.  Univision Television Group.........  BBB-/BBB-/Baa2   35,917     7.5         845,125       8.1         23.53         04/15/2017
 3.  Layer One..........................     NR/NR/NR      16,557     3.5         775,530       7.4         46.84         11/30/2015
 4.  Frontier Communications Inc........    BB/BB+/Ba3     33,467     7.0         729,880       7.0         21.81         02/28/2007
 5.  Grande Communications..............     NR/NR/NR      12,588     2.5         487,762       4.7         38.75       4/30/2013(3)
 6.  Winstar Telecommunication..........     NR/NR/NR      19,780     4.1         448,574       4.3         22.68         05/31/2012
 7.  Xspedius...........................     NR/NR/NR      12,894     2.7         425,316       4.1         32.99         09/30/2009
 8.  Savvis.............................     NR/NR/NR       2,044     0.4         400,416       3.8        195.90      09/30/2009(4)
 9.  Intermedia Communications..........     NR/NR/NR      14,079     3.0         372,012       3.6         26.42         02/28/2005
10.  Linebarger.........................     NR/NR/NR      20,791     4.4         343,052       3.3         16.50         11/30/2013
                                                          -------    ----      ----------      ----        ------
            TOTAL/AVG...................                  193,121    40.4%     $5,744,917      55.0%       $29.75
                                                          =======    ====      ==========      ====        ======

(1)  Annualized underwritten base rent excludes vacant space.
(2)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)  9,323 square feet expire on April 30, 2013; 3,255 square feet expire on May
     31, 2009.
(4)  1,026 square feet expire on September 30, 2009 and 1,008 square feet expire on September 30, 2014.

                                      B-17

         Lease Expiration. The following table shows the lease expiration schedule for the Univision Tower Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                                                         ANNUALIZED
                                                                                 ANNUALIZED       APPROXIMATE % OF          U/W
     YEAR ENDING                              % OF        CUMULATIVE % OF           U/W              TOTAL U/W           BASE RENT
     DECEMBER 31        EXPIRING NRSF         NRSF           TOTAL NRSF          BASE RENT           BASE RENT              PSF
     -----------        -------------         ----           ----------          ---------           ---------              ---

        2004(2)              4,962             1.0%              1.0%         $     51,120              0.5%              $10.30
        2005                18,214             3.8               4.9               482,337              4.6                26.48
        2006                17,649             3.7               8.6               555,048              5.3                31.45
        2007                87,326            18.3              26.9             1,812,391             17.4                20.75
        2008                64,317            13.5              40.3             2,313,697             22.2                35.97
        2009                31,220             6.5              46.9             1,285,255             12.3                41.17
        2010                 4,042             0.8              47.7               208,334              2.0                51.54
        2011                 4,971             1.0              48.8               170,467              1.6                34.29
        2012                19,780             4.1              52.9               448,574              4.3                22.68
        2013                30,114             6.3              59.2               604,096              5.8                20.06
        2014                13,563             2.8              62.1               743,654              7.1                54.83
        2015                16,557             3.5              65.5               916,794              8.8                55.37
        2016                     0             0.0              65.5                     0              0.0                 0.00
  2017 & Thereafter         35,917             7.5              73.1               845,125              8.1                23.53
       Vacant              128,475            26.9               100%                    0              0.0                 0.00
                           -------           -----                             -----------            -----               ------
      TOTAL/AVG.           477,107           100.0%                            $10,436,891            100.0%              $21.88
                           =======           =====                             ===========            =====               ======

(1)  Annualized underwritten base rent excludes vacant space.
(2)  Expiring square footage is comprised of two month-to-month tenants.

         Reserves. At origination, the borrower was required to make an initial deposit of (i) $100,566 into the tax and insurance sub-account; (ii) $404,000 into the deferred maintenance and environmental reserve sub-account; (iii)
$8,349 into the capital expenditure reserve sub-account; (iv) $66,667 into the rollover reserve sub-account; and (v) $13,335 into the parking lease payment sub-account. In addition, the borrower will be required to pay the lender monthly (a) 1/12 of the annual amount of parking lease payments, (b) 1/12 of the annual amount of real estate taxes and assessments and insurance premiums, (c)
the debt service then due and payable by the borrower, (d) $100,192 for future capital expenditures and (e) $66,667 for rollover costs for the first 12 payment dates, which were deposited at closing, and then $20,833 for each payment date thereafter so long as the letter of credit has not been released to the borrower
(and $45,833 for each payment date following the release of the letter of credit). If there occurs an event of default under the related loan documents, a
Cash Trap Trigger Event (as defined below) or if, as of the last day of any calendar quarter, the adjusted DSCR is less than 1.10x then all rents deposited into the lockbox account will be swept to the lender and the reserves will funded through a waterfall in accordance with the loan agreement.

         "Cash Trap Cure Event" means that net operating income equals or exceeds $6,500,000 on a trailing twelve-month basis, as determined by the lender in its discretion.

         "Cash Trap Period" means any period commencing on a Cash Trap Trigger
Event and ending on a Cash Trap Cure Event.

         "Cash Trap Trigger Event" means that, in any calendar month, net operating income is less than $6,300,000 on an annualized basis, as determined by the lender. A Cash Trap Trigger Event

                                      B-18

may occur again after the end of a Cash Trap Period, in which case a new Cash
Trap Period shall begin.

         Letter of Credit. At origination and as additional collateral to secure the borrower's obligations under the loan documents, the borrower was required to deliver to the lender an irrevocable letter of credit in an initial amount of
$5,000,000. Provided that no event of default under the loan documents exists, the borrower may request the release to the borrower of the letter of credit, provided that the property, at the time of such request, is generating no less than $12,000,000 of annual gross base rental income (excluding all non-base rental income and expense reimbursements), calculated on a trailing-twelve month basis, as determined by the servicer in its sole and absolute discretion in accordance with its then applicable underwriting criteria.

         Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and rental value or business interruption insurance for acts of terrorism.

         Lockbox; Sweep of Excess Cash Flow. A hard lockbox is in place with respect to the Univision Tower Loan. Prior to a cash management trigger event, all funds on deposit in the lockbox will be swept to the borrower on a daily basis. Following a cash management trigger event, all funds on deposit in the lockbox will be swept to the lender until all reserves are paid. Upon the occurrence of a Cash Trap Trigger Event (but prior to the cure thereof), all excess cash flow, after monthly debt service and funding of reserves, will be held in an excess cash flow reserve.

         Additional Debt. No other debt is permitted, other than trade payables and debt incurred in the ordinary course of borrower's ownership and operation of the property, to the extent such debt does not exceed 4% of the loan amount and is paid within 30 days of the date incurred.

         Repurchase Obligation. MSMC purchased the Univision Tower Loan from
Countrywide Commercial Real Estate Finance, Inc. and will assign the representations and warranties made by Countrywide Commercial Real Estate
Finance, Inc., to the depositor. Countrywide Commercial Real Estate Finance,
Inc. and not MSMC will have the sole obligation to repurchase such mortgage loan in the event of a breach of representation or warranty or a related document defect that, in either case, requires a repurchase of such mortgage loan under the related mortgage loan purchase agreement.

                                      B-19

                                SAWYER PORTFOLIO

                               [PICTURE OMITTED]

                         Finchley Square - Brentwood, MD

                               [PICTURE OMITTED]

                        Bedford Station - Hyattsville, MD

                                      B-20

                                SAWYER PORTFOLIO

                                 [MAP OMITTED]

                                      B-21

                                SAWYER PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                          ORIGINAL         CUT-OFF DATE
                          --------         ------------
BALANCE:                  $55,500,000      $55,500,000

% OF POOL BY UPB:         4.44%

ORIGINATION DATE:         November 10, 2004

ORIGINATOR:               GMACCM

COUPON:                   5.090%

INTEREST ACCRUAL:         Actual/360

TERM:                     60 months

AMORTIZATION:             Interest only through and including
                          the payment date occurring in December
                          2007; thereafter, monthly amortization
                          on a 30-year schedule.

OWNERSHIP INTEREST:       Fee simple

PAYMENT DATE:             1st of the month

MATURITY DATE:            December 1, 2009

SPONSORS:                 David S. Rosenberg and Mitchell Robbins

BORROWER:                 New Potomac Limited Partnership

CALL PROTECTION/LOCKOUT:  Defeasance permitted after 2 years from the date of securitization with
                          U.S. government securities.  Not
                          prepayable until month prior to
                          maturity.

CUT-OFF DATE LOAN PER
UNIT:                     $51,294

UP-FRONT RESERVES(1):     Taxes:                   $100,812
                          Insurance:               $102,380
                          Repair                 $1,070,388

ONGOING/SPRINGING
RESERVES(1):              Taxes, insurance, repair and
                          replacements.

CASH MANAGEMENT:          Springing lockbox

ADDITIONAL SECURED/
MEZZANINE DEBT(2):        None permitted, other than future
                          mezzanine debt under certain
                          circumstances.
--------------------------------------------------------------------------------

(1)  See "Reserves" below.
(2)  See "Mezzanine Debt" and "Additional Debt" below.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:      Portfolio - 6 properties

PROPERTY TYPE:               Multifamily

PROPERTY LOCATION:           Various

OCCUPANCY:                   96.5%

OCCUPANCY AS OF DATE:        October 6, 2004

YEAR BUILT:                  1943-1964

YEAR RENOVATED:              Ongoing

COLLATERAL:                  The collateral consists of six
                             residential multifamily complexes,
                             consisting in the aggregate of
                             1,082 units.

PROPERTY MANAGEMENT:         Sawyer Property Management of
                             Maryland LLC, an affiliate of the borrower.

APPRAISED VALUE:             $70,100,000

APPRAISED VALUE DATE:        October 13, 2004

CUT-OFF DATE LTV:            79.17%

BALLOON LTV:                 76.94%

U/W NOI:                     $5,022,195

U/W NCF:                     $4,699,776

ANNUAL DEBT SERVICE:         $3,611,954

U/W NOI DSCR:                1.39x

U/W NCF DSCR:                1.30x

--------------------------------------------------------------------------------

                                      B-22

         The Loan. The fourth largest loan (the "Sawyer Portfolio Loan"), representing approximately 4.44% of the initial pool balance, with a cut-off date principal balance of $55,500,000, is a five-year balloon loan that has a maturity date of December 1, 2009, and provides for monthly payments of interest only until December 1, 2007 and thereafter, monthly payments of principal and interest based upon a 30-year amortization schedule. The Sawyer Portfolio Loan is secured by, among other things a mortgage, assignment of rents and leases, security agreement and fixture filing encumbering the borrower's fee ownership interest in the Sawyer Portfolio Properties (as defined below).

         The Borrower. The borrower under the Sawyer Portfolio Loan, New Potomac
Limited Partnership, is a Maryland limited partnership that is a special purpose, bankruptcy remote entity, sponsored by David S. Rosenberg and Mitchell
Robbins.

         The Property. The properties securing the Sawyer Portfolio Loan (each, a "Sawyer Portfolio Property", and, collectively, the "Sawyer Portfolio
Properties") consist of six residential multifamily complexes located at various sites in Maryland. The Sawyer Portfolio Properties are part of an ongoing capital improvements plan. Since 2001, approximately $3,776,597 ($3,490 per unit) has been spent on common space, unit upkeep and FF&E.

                          ALLOCATED                        YEAR BUILT/                                   APPRAISED
    PROPERTY NAME        LOAN AMOUNT       LOCATION         RENOVATED       UNITS      OCCUPANCY(1)       VALUE(2)         UW NCF
    -------------        -----------       --------         ---------       -----      ------------       --------         ------

Bedford Station          $27,200,000    Hyattsville, MD   1950/ongoing       486           96.3%         $34,000,000     $2,285,082
Newbury Square            10,560,000    Hyattsville, MD   1948/ongoing       213           97.2           13,800,000        920,143
Finchley Square            5,360,000     Brentwood, MD    1943/ongoing       115           97.4            6,700,000        428,126
Victoria Station           5,200,000    Hyattsville, MD   1950/ongoing       101           97.0            6,600,000        477,458
Edmonton Station           5,120,000     Landover, MD     1948/ongoing       119           97.5            6,400,000        427,483
Eaton Square               2,060,000     Landover, MD     1964/ongoing        48           89.6            2,600,000        161,483
                         -----------                                       -----           ----          -----------     ----------
     TOTAL/AVG.          $55,500,000                                       1,082           96.5%         $70,100,000     $4,699,775
                         ===========                                       =====           ====          ===========     ==========

(1)  As of October 6, 2004.
(2)  As of October 13, 2004.

         Reserves. At origination, the borrower was required to make an initial deposit into an impound account for payment of real estate taxes in the amount of $100,812 and for payment of insurance premiums in the amount of $102,380. The mortgage loan requires monthly deposits into the account in an amount equal to
1/12th of the estimated annual taxes and insurance premiums. At origination, the borrower also was required to make an initial deposit of $1,070,388 into an immediate repair reserve to address deferred maintenance and asbestos remediation at the Sawyer Portfolio Properties. The borrower is also required to make monthly deposits of $26,895 into a replacement reserve for payment of certain non-recurring costs.

         Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for acts of terrorism.

         Partial Defeasance and Release of Collateral. When defeasance is otherwise permitted under the Sawyer Portfolio Loan, the borrower may partially defease the Sawyer Portfolio Loan and obtain a release of one or more of the
Sawyer Portfolio Properties. Prior to any such release, certain conditions must be satisfied, as further described in the loan documents relating to the Sawyer
Portfolio Loan, including that (i) no event of default exists under the Sawyer
Portfolio

                                      B-23

Loan at the time of such release, (ii) after such release, the loan-to-value ratio of the remaining Sawyer Portfolio Properties does not exceed 80% and the debt service coverage ratio is at least 1.25x (assuming a 6.33% constant), (iii)
on or prior to such release, the borrower partially defeases the Sawyer
Portfolio Loan in an amount equal to the applicable allocated loan amount for the released Sawyer Portfolio Property and (iv) rating agency confirmation.

         Lockbox; Sweep of Excess Cash Flow. There is a springing lockbox mechanism with respect to the Sawyer Portfolio Loan. Upon notice to the borrower from the servicer of the occurrence of either (a) the debt service coverage ratio for the Sawyer Portfolio Loan falling below 1.05x during any consecutive three (3) months, or (b) an event of default, the borrower must deposit all pre-paid rents from the Sawyer Portfolio Properties into a lockbox account controlled by the lender. On each payment date thereafter, at the direction of the lender, funds in the lockbox account shall be disbursed to pay, in the following priority: (i) escrow amounts required for insurance premiums and taxes; (ii) debt service under the Sawyer Portfolio Loan; (iii) all other required escrow and reserve amounts, as described in "Reserves" above; (iv)
monthly operating expenses for the Sawyer Portfolio Properties in accordance with the approved budget; and (v) the remainder, to the lockbox account for application on the next payment date in accordance with the foregoing.

         Mezzanine Debt. The loan documents for the Sawyer Portfolio Loan permit a single-member Delaware limited liability company, holding 100% of the equity interests of the borrower, to incur mezzanine financing secured by a pledge of such equity interests in the borrower and upon satisfaction of certain conditions as described in the loan agreement related to the Sawyer Portfolio
Loan, including that (i) the aggregate loan-to-value ratio of the Sawyer
Portfolio Loan and such mezzanine loan does not exceed 85%, (ii) the aggregate debt service coverage ratio of the Sawyer Portfolio Loan and such mezzanine loan is at least 1.20x, (iii) the mezzanine borrower shall enter into an intercreditor agreement with the lender of the Sawyer Portfolio Loan in form and substance acceptable to the lender, and (iv) rating agency confirmation.

         Additional Debt. None permitted, except certain future mezzanine debt
(as described above) and unsecured trade payables incurred in the ordinary course of owning and operating the Sawyer Portfolio Properties; provided, that in the case of unsecured trade payables, such unsecured trade payables may not be evidenced by a promissory note and may not exceed, in the aggregate at any time, a maximum amount of 2% of the outstanding principal amount of the Sawyer
Portfolio Loan and are paid within 60 days of the date incurred.

                                      B-24

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                 NASHVILLE MULTIFAMILY PORTFOLIO - CROSSED POOL

          [PICTURE OMITTED]                       [PICTURE OMITTED]

     Altamont Pointe Apartments               Berkeley Ridge Apartments

          [PICTURE OMITTED]                       [PICTURE OMITTED]

        White Oak Apartments                  Rolling Hills Apartments

                                      B-25

                 NASHVILLE MULTIFAMILY PORTFOLIO - CROSSED POOL

                                 [MAP OMITTED]

                                      B-26

                 NASHVILLE MULTIFAMILY PORTFOLIO - CROSSED POOL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                          ORIGINAL         CUT-OFF DATE
                          --------         ------------
AGGREGATE BALANCE:        $50,000,000      $49,940,144

ALTAMONT POINTE:          $14,600,000      $14,582,522

ROLLING HILLS:            $13,840,000      $13,823,432

WHITE OAK:                $11,440,000      $11,426,305

BERKELEY RIDGE:           $10,120,000      $10,107,885

% OF POOL BY UPB:         3.99%

ORIGINATION DATE:         October 20, 2004

ORIGINATOR:               GACC

COUPON:                   5.020%

INTEREST ACCRUAL:         Actual/360

TERM:                     84 months

AMORTIZATION:             360 Months

OWNERSHIP INTEREST:       Fee simple

PAYMENT DATE:             1st of the month

MATURITY DATE:            November 1, 2011

SPONSORS:                 Oscar Tauber, Samuel Weiss and Mayer Steg

BORROWERS:                Altamont Pointe Nashville, LLC;
                          Berkeley Ridge Nashville, LLC; Rolling
                          Hills Nashville, LLC; White Oak
                          Hermitage, LLC

CALL PROTECTION/LOCKOUT:  Defeasance permitted 2 years from the date of securitization with U.S.
                          government securities.  Not prepayable
                          until 3 months prior to maturity.

CUT-OFF DATE LOAN PER
UNIT:                     $42,684

UP-FRONT                  Taxes:             $373,390
RESERVES(1):              Insurance:         $46,178
                          Repair and
                          Remediation:       $31,250

ONGOING/SPRINGING
RESERVES(1):              Taxes, insurance and replacements.

CASH MANAGEMENT:          Soft lockbox
ADDITIONAL SECURED/

MEZZANINE DEBT:           None permitted
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:      Portfolio - Four cross-collateralized,
                             cross-defaulted loans, each secured by a
                             single asset.

PROPERTY TYPE:               Multifamily

PROPERTY LOCATION:           Nashville, Tennessee

OCCUPANCY:                   92.7%

OCCUPANCY AS OF DATE:        October 20, 2004

YEAR BUILT:                  Various

YEAR RENOVATED:              Various

COLLATERAL:                  The collateral consists of four
                             multifamily properties located in
                             Nashville, Tennessee, totaling
                             1,170 units.

PROPERTY MANAGEMENT:         Five Star Holdings, Inc.

APPRAISED VALUE:             $62,625,000

APPRAISED VALUE DATE:        Various

CUT-OFF DATE LTV:            79.74%

BALLOON LTV:                 70.70%

U/W NOI:                     $5,187,772

U/W NCF:                     $4,895,272

ANNUAL DEBT SERVICE:         $3,228,268

U/W NOI DSCR:                1.61x

U/W NCF DSCR:                1.52x

--------------------------------------------------------------------------------

(1)  See "Reserves" below.

                                      B-27

         The Loan. The Altamont Pointe Apartments, Rolling Hills Apartments,
White Oak Apartments, and Berkeley Ridge Apartments loans (collectively, the
"Nashville Multifamily Portfolio Loans"), represent in the aggregate approximately 3.99% of the initial pool balance with a cut-off date principal balance of $49,940,144. The Nashville Multifamily Portfolio Loans have seven-year terms with maturity dates of November 1, 2011, and provide for monthly payments of principal and interest. The Nashville Multifamily Portfolio
Loans consist of four cross-defaulted and cross-collateralized loans secured by, among other things, Deeds of Trust and Security Agreements, encumbering the borrowers' fee ownership interest in the Nashville Multifamily Portfolio
Property (as defined below).

         The Borrowers. Each of the borrowers under the Nashville Multifamily
Portfolio Loans, Altamont Pointe Nashville, LLC; Berkeley Ridge Nashville, LLC;
Rolling Hills Nashville, LLC and White Oak Hermitage, LLC, is a Tennessee
limited liability company that is a special-purpose, bankruptcy-remote entity, sponsored by Oscar Tauber, Samuel Weiss and Mayer Steg.

         The Properties. The properties securing the Nashville Multifamily
Portfolio Loan (the "Nashville Multifamily Portfolio Property") consist of four conventional, multifamily communities totaling approximately 1,170 units located in Nashville, Tennessee. The Nashville Multifamily Portfolio Properties were constructed between 1966 and 1974 and renovated between 2000 and 2004.

         Altamont Pointe Apartments ("Altamont Pointe") is a 389-unit multifamily property located in Nashville, Tennessee, approximately five miles east of the Nashville CBD. Altamont Pointe was built in 1966 and most recently renovated in 2003 with $1,500,000 of capital improvements. The amenities at
Altamont Pointe include two pools, three laundry facilities, a clubhouse and 615 surface parking spots.

         Rolling Hills Apartments ("Rolling Hills") is a 276-unit multifamily property located in Nashville, Tennessee, approximately four miles west of the
Nashville CBD. Rolling Hills was built in 1969 and most recently renovated in
2004 with $1,600,000 of capital improvements. Units were upgraded to include new appliances, carpet, vinyl flooring and drywall repairs. The amenities at Rolling
Hills include a pool, laundry facility, a clubhouse and 443 surface parking spots.

         White Oak Apartments ("White Oak") is a 261-unit multifamily property located in Nashville, Tennessee, approximately 10 miles east of the Nashville
CBD. White Oak was built in 1974 and most recently renovated in 2004 with
$950,000 of capital improvements. The amenities at White Oak include a pool, tennis courts, laundry facilities, clubhouse, fitness center, a secure gated electronic entrance and 408 surface parking spots.

         Berkeley Ridge Apartments ("Berkeley Ridge") is a 244-unit multifamily property located in Nashville, Tennessee, approximately five miles east of the
Nashville CBD. Berkeley Ridge was built in 1973 and most recently renovated in
2004 with $1,300,000 of capital improvements. The amenities at Berkeley Ridge include a pool, laundry facility, clubhouse and 401 surface parking spots.

                                      B-28

                     ALLOCATED        YEAR BUILT/                                            APPRAISED
PROPERTY NAME      LOAN AMOUNTS        RENOVATED     UNITS  OCCUPANCY(1)  APPRAISED VALUE   VALUE DATE     NCF       DSCR    LTV
-------------      ------------        ---------     -----  ------------  ---------------   ----------     ---       ----    ---

Altamont Pointe     $14,600,000         1966/2003     389       90.2%       $18,250,000     10/08/2004  $1,400,806   1.49x  80.00%
Rolling Hills        13,840,000    1969/2000-2004     276       90.2         17,300,000      9/24/2004   1,342,040   1.50   80.00
White Oak            11,440,000    1974/2000-2004     261       97.3         14,300,000      9/24/2004   1,141,579   1.55   80.00
Berkeley Ridge       10,120,000         1973/2004     244       94.3         12,775,000     10/08/2004   1,010,847   1.55   79.20
                    -----------                     -----       ----        -----------                 ----------   ----   -----
Total/Wtd. Avg.     $50,000,000                     1,170       92.7%       $62,625,000                 $4,895,272   1.52x  79.84%
                    ===========                     =====       ====        ===========                 ==========   ====   =====

(1)  As of 10/20/04.

         Reserves. At origination, the borrowers were collectively required to deposit $31,250 into a repair and remediation reserve to specifically address capital expenditures identified in the engineering reports prepared in accordance with the origination of the Nashville Multifamily Portfolio Loan.
Collectively, the borrowers are required to make monthly deposits in the amount of $24,377 into a replacements reserve for capital expenditures. Collectively, the borrowers are required to deposit 1/12 of annual taxes monthly and 1/12 of annual insurance premiums monthly into a tax and insurance impound account.

         Insurance Requirements. The borrowers are required to maintain comprehensive all risk insurance and insurance coverage for terrorism to the extent such terrorism insurance is commercially available.

         Lockbox; Sweep of Excess Cash Flow. A soft lockbox is in place with respect to the Nashville Multifamily Portfolio Loan.

         Additional Debt. None permitted.

                                      B-29

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                         IMPERIAL CENTER OFFICE BUILDING

                               [PICTURE OMITTED]

                               [PICTURE OMITTED]

                                      B-30

                         IMPERIAL CENTER OFFICE BUILDING

                                 [MAP OMITTED]

                                      B-31

                         IMPERIAL CENTER OFFICE BUILDING

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                          ORIGINAL         CUT-OFF DATE
                          --------         ------------
BALANCE:                  $47,000,000      $47,000,000

% OF POOL BY UPB:         3.76%

ORIGINATION DATE:         October 29, 2004

ORIGINATOR:               GACC

COUPON:                   5.960%

INTEREST ACCRUAL:         Actual/360

TERM:                     180 months

AMORTIZATION:             Interest only through and including
                          the payment date occurring in November
                          2009; thereafter, monthly amortization
                          on a 30-year schedule.

OWNERSHIP INTEREST:       Fee simple

PAYMENT DATE:             1st of the month

MATURITY DATE:            November 1, 2019

SPONSORS:                 Bob Sonneblick & Nelson Del Rio of
                          Sonneblick-Del Rio Development Inc.

BORROWERS:                Sonnenblick Del Rio Norwalk LLC;
                          Norwalk SEC, L.L.C.; Norwalk SEC
                          Downstairs, L.L.C.; Norwalk MM,
                          L.L.C.; Norwalk SM-1, L.L.C.; Norwalk
                          SM-2, L.L.C.; Norwalk SM-3, L.L.C.;
                          Norwalk SM-4, L.L.C.; Norwalk SM-5,
                          L.L.C.; Norwalk SM-6, L.L.C.; Norwalk
                          SM-7, L.L.C.; Norwalk SM-8, L.L.C.;
                          Norwalk SM-9, L.L.C.; Norwalk SM-10,
                          L.L.C.; Norwalk SM-11, L.L.C.; and
                          Norwalk SM-12, L.L.C., as
                          tenants-in-common.

CALL PROTECTION/LOCKOUT:  Defeasance permitted 2 years from the date of securitization with U.S.
                          government securities.  Not prepayable
                          until 3 months prior to maturity.

CUT-OFF DATE LOAN PSF:    $104

UP-FRONT RESERVES(1):     Taxes:                       $152,043
                          Insurance:                    $65,612
                          Repair and                 $3,586,566
                          Remediation(1):
                          Tenant Improvements/
                          Leasing Commissions
                          (Rollover):                $2,545,422
                          Tenant Lease:                $500,000

ONGOING/SPRINGING         Taxes, insurance, tenant improvements
RESERVES(1):              and leasing commissions, and
                          replacements.

CASH MANAGEMENT:          Hard lockbox

ADDITIONAL SECURED/       None permitted
MEZZANINE DEBT:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Office

PROPERTY LOCATION:           Norwalk, California

OCCUPANCY:                   93.8%

OCCUPANCY AS OF DATE:        October 13, 2004

YEAR BUILT:                  1982

YEAR RENOVATED:              NAP

COLLATERAL:                  The collateral consists of
                             approximately 452,249 NRSF of a
                             class "A" seven-story multi-tenant
                             office building with an attached
                             one-story cafeteria building.

PROPERTY MANAGEMENT:         Transwestern Commercial Services

APPRAISED VALUE:             $60,000,000

APPRAISED VALUE DATE:        September 7, 2004

CUT-OFF DATE LTV:            78.33%

BALLOON LTV:                 66.34%

U/W NOI:                     $4,506,990

U/W NCF:                     $4,203,931

ANNUAL DEBT SERVICE:         $3,366,974

U/W NOI DSCR:                1.34x

U/W NCF DSCR:                1.25x

--------------------------------------------------------------------------------

(1)  At origination the borrower deposited $3,350,000 into the repair and remediation reserve and on November 1, 2004 borrower made an additional payment of $236,566 into the repair and remediation reserve.

                                      B-32

         The Loan. The sixth largest loan (the "Imperial Center Loan"), represents approximately 3.76% of the initial pool balance, with a cut-off date principal balance of $47,000,000. The Imperial Center Loan is a 15-year balloon loan that has a maturity date of November 1, 2019, and provides for monthly payments of interest only, through November 1, 2009, and principal and interest based on a 30-year amortization schedule thereafter. The Imperial Office Center
Loan is secured by, among other things, a Deed of Trust, Assignment of Leases and Rents, Security and Fixture Filing encumbering the borrowers' fee ownership interest in the Imperial Office Center Property (as defined below).

         The Borrower. The borrowers under the Imperial Office Center Loan,
Sonnenblick Del Rio Norwalk LLC; Norwalk SEC, L.L.C.; Norwalk SEC Downstairs,
L.L.C.; Norwalk MM, L.L.C.; Norwalk SM-1, L.L.C.; Norwalk SM-2, L.L.C.; Norwalk
SM-3, L.L.C.; Norwalk SM-4, L.L.C.; Norwalk SM-5, L.L.C.; Norwalk SM-6, L.L.C.;
Norwalk SM-7, L.L.C.; Norwalk SM-8, L.L.C.; Norwalk SM-9, L.L.C.; Norwalk SM-10,
L.L.C.; Norwalk SM-11, L.L.C.; and Norwalk SM-12, L.L.C., are Delaware limited liability companies as tenants-in-common, sponsored by Sonneblick-Del Rio
Development, Inc. Each borrower is a special-purpose, bankruptcy-remote entity.

         The Property. The property securing the Imperial Center Loan (the
"Imperial Center Property") consists of a class "A", seven-story, multi-tenanted office building with an attached one-story cafeteria building totaling approximately 452,249 NRSF. The Imperial Center Property is located in Norwalk,
California and was constructed in 1982. The Imperial Center Property is located in a major governmental office zone referred to as the Norwalk Civic Center, which contains multiple government office facilities including, but not limited to (i) the Los Angeles County Registrar Recorder Hall of Records, (ii) the
Norwalk City Hall, (iii) the Superior Court Southwest District, (iv) the Los
Angeles County Library and (v) the Los Angeles County Norwalk Sheriff's Station.
Current tenants at the Imperial Center Property include the County of Los
Angeles (Sheriff's Department, Family Service, and DPSS), Bally Total Fitness
Corp. and the Board of Equalization of the State of California. Building
amenities include ample elevator service (15 passenger and 2 freight elevators)
and a public cafeteria restaurant. In addition, a back-up electric generator system is in place at the Imperial Center Property. The Imperial Center Property
contains 1,674 surface parking spaces.

                                      B-33

         Major Tenant Summary. The following table identifies certain information regarding the ten largest tenants based on annualized underwritten base rent, of the Imperial Center Property.

------------------------------------------------------------------------------------------------------------------------------------
                                  TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)
------------------------------------------------------------------------------------------------------------------------------------
                                 CREDIT RATING                       ANNUALIZED     % OF TOTAL       ANNUALIZED
                                 (FITCH/S&P/       TENANT    % OF       U/W       ANNUALIZED U/W    U/W BASE RENT
   TENANT NAME                    MOODY'S)(2)       NRSF     NRSF    BASE RENT       BASE RENT        PER NRSF     LEASE EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

1. County of Los Angeles
   (Sheriff's Department)......    NR/A+/Aa3       101,063   22.3%   $1,758,108         22.1%         $17.40           02/25/2011
2. County of Los Angeles (DPSS)    NR/A+/Aa3        58,642   13.0     1,288,932         16.2           21.98           02/25/2011
3. County of Los Angeles
   (Family Service)............    NR/A+/Aa3        58,642   13.0     1,246,932         15.6           21.26           03/31/2013
4. Bally Total Fitness Corp....    NR/CCC+/B3       77,584   17.2       813,279         10.2           10.48(3)     07/31/2009(4)
5. State Board of Equalization.     NR/A/A3         34,292    7.6       683,988          8.6           19.95           09/30/2012
6. EVA Airways Corp............     NR/NR/NR        25,769    5.7       479,303          6.0           18.60           05/31/2007
7. GSA/LAJADIG/DCMC............   AAA/AAA/Aaa       23,659    5.2       470,988          5.9           19.91           01/20/2013
8. GSA/FBI.....................   AAA/AAA/Aaa       19,171    4.2       379,584          4.8           19.80           09/30/2013
9. County of Los Angeles
   (Department of Mental
   Health).....................    NR/A+/Aa3        10,838    2.4       349,626          4.4           32.26           03/23/2013
10.GSA - Department of Social
   Services....................   AAA/AAA/Aaa       10,581    2.3       251,431          3.2           23.76           10/02/2013
------------------------------------------------------------------------------------------------------------------------------------
          TOTAL/AVG............                    420,241   92.9%   $7,722,170         96.9%         $19.74
------------------------------------------------------------------------------------------------------------------------------------

(1)  Annualized underwritten base rent excludes vacant space.
(2)  Certain ratings are those of the parent company or municipality whether or not such entity guarantees the lease.
(3)  Underwritten base rent per NRSF is an average. Bally Total Fitness Corp.
     occupies three spaces (58,642 NRSF at $10.74 per NRSF, 13,942 NRSF at $9.94 per NRSF, and 5,000 NRSF at $9.00 per NRSF).
(4)  A portion of the Bally Total Fitness Corp. lease (5,000 SF of storage space) expires on 07/14/2009.

         Lease Expiration. The following table shows the lease expiration schedule for the Imperial Center Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                                             ANNUALIZED
                                                                          ANNUALIZED       APPROXIMATE           U/W
   YEAR ENDING                             % OF        CUMULATIVE % OF        U/W         % OF TOTAL U/W      BASE RENT
   DECEMBER 31         EXPIRING NRSF       NRSF          TOTAL NRSF        BASE RENT        BASE RENT            PSF
--------------------------------------------------------------------------------------------------------------------------

       2004                     0           0.0%             0.0%                 $0           0.0%             $0.00
       2005                     0           0.0              0.0              30,000           0.4               0.00
       2006                 6,947           1.5              1.5              74,035           0.9              10.66
       2007                25,769           5.7              7.2             479,303           6.0              18.60
       2008                     0           0.0              7.2                   0           0.0               0.00
       2009                80,977          17.9             25.1             884,532          11.1              10.92
       2010                 1,797           0.4             25.5                   0           0.0               0.00
       2011               168,705          37.3             62.8           3,122,652          39.2              18.51
       2012                34,292           7.6             70.4             683,988           8.6              19.95
       2013               122,891          27.2             97.6           2,698,560          33.8              21.96
      Office                1,874           0.4             98.0                   0           0.0               0.00
      Vacant                8,997           2.0            100.0%                  0           0.0               0.00
                          -------         -----                           ----------         -----             ------
    TOTAL/AVG.            452,249         100.0%                          $7,973,070         100.0%            $17.63
                          =======         =====                           ==========         =====             ======

(1)  Annualized underwritten base rent excludes vacant space.

         Reserves. At origination, the borrower deposited $3,350,000 into a repair and remediation reserve and on November 1, 2004, the borrower made an additional payment of $236,566 into

                                      B-34

the repair and remediation reserve. In addition, a monthly deposit into a replacement reserve in the amount of $7,538 is required to be made; provided, however, the borrower is not required to make the monthly replacement reserve payment unless the amount of funds in the repair and remediation reserve is less than $90,450.

         At origination, the borrower was required to deposit $2,545,422 into a rollover reserve for payment of costs incurred for tenant improvements and leasing commissions. The borrower is required to make monthly payments in the amount of $30,000 into the rollover reserve through the 60th loan payment date, but only to the extent that funds in the rollover reserve are less than
$2,000,000.

         At origination, the borrower was required to deposit $500,000 into a tenant lease reserve in connection with a new lease for which the tenant was not obligated to pay rent. A portion of the tenant lease reserve, in the amount of
$145,760, will be released to the borrower in the event that the General Service
Administration is paying rent under its October 27, 2004 lease. The remainder of the funds in the tenant lease reserve will be transferred to the rollover reserve, after the General Service Administration tenant has begun to pay its rent.

         Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism and acts of terrorism to the extent such terrorism insurance is commercially available and required for similar properties in similar locales.

         Lockbox; Sweep of Excess Cash Flow. A hard lockbox is in place with respect to the Imperial Office Center Loan. Upon the occurrence of any event of default, Lender shall have excusive control of, and the right to withdraw and apply funds in the lockbox to payment of any and all debts, liabilities and obligations of borrower until such event of default is cured and such cure is accepted by the Lender.

         Additional Debt. None permitted.

                                      B-35

                                   KEY CENTER

                               [PICTURE OMITTED]

          [PICTURE OMITTED]                       [PICTURE OMITTED]

          [PICTURE OMITTED]                       [PICTURE OMITTED]

                                      B-36

                                   KEY CENTER

                                 [MAP OMITTED]

                                      B-37

                                   KEY CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                          ORIGINAL         CUT-OFF DATE
                          --------         ------------
BALANCE:                  $40,000,000      $40,000,000

% OF POOL BY UPB:         3.20%

ORIGINATION DATE:         November 22, 2004

ORIGINATOR:               GACC

COUPON:                   5.530%

INTEREST ACCRUAL:         Actual/360

TERM:                     120 months

AMORTIZATION:             360 months

OWNERSHIP INTEREST(1):    Fee simple

PAYMENT DATE:             1st of the month

MATURITY DATE:            December 1, 2014

SPONSOR:                  Erwin Zafir

BORROWER:                 Key Success LLC

CALL PROTECTION/LOCKOUT:  Defeasance permitted after 2 years from the date of securitization with U.S. government securities. Not
                          prepayable until 4 months prior to maturity.

CUT-OFF DATE LOAN PSF     $92

UP-FRONT RESERVES(1):     Taxes:                       $215,437
                          Insurance:                    $79,630
                          Pre-Funded Earnout         $2,150,000
                          Reserve:
                          Initial Other
                          Reserves:                    $760,300

ONGOING/SPRINGING         Taxes, insurance, replacement
RESERVES(1):              reserves, and tenant improvements and
                          leasing commissions.

CASH MANAGEMENT:          Hard lockbox

ADDITIONAL SECURED/
MEZZANINE DEBT:           None permitted
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Office

PROPERTY LOCATION:           Buffalo, New York

OCCUPANCY(2):                84.6%

OCCUPANCY AS OF DATE:        September  20, 2004

YEAR BUILT:                  1990

YEAR RENOVATED:              NAP

COLLATERAL:                  The collateral consists of 435,802
                             NRSF of office space.

PROPERTY MANAGEMENT:         Ciminelli Real Estate Corporation

APPRAISED VALUE:             $52,000,000

APPRAISED VALUE DATE:        June 30, 2004

CUT-OFF DATE LTV:            76.92%

BALLOON LTV:                 64.31%

U/W NOI:                     $4,041,779

U/W NCF:                     $3,488,578

ANNUAL DEBT SERVICE:         $2,734,429

U/W NOI DSCR(3):             1.56x

U/W NCF DSCR(3):             1.35x
--------------------------------------------------------------------------------

(1)  In 1989, a Payment in Lieu of Taxes agreement ("PILOT") was entered into with the Erie County Industrial Development Agency ("ECIDA"). The borrower holds title to the leasehold interest and is the de facto owner of the fee, however, title to the fee is held by the ECIDA so as to facilitate the tax benefits of the PILOT. The ECIDA and the borrower each executed the security instrument encumbering the Key Center Property. See "Pilot
     Agreement" below.
(2)  The Key Center Property is 84.6% leased, but 71.7% occupied. GSA-SSA, Nixon
     Peabody and Federal Reserve Bank have executed leases, but none have moved into their respective spaces. All are currently in fit-out and no income has been underwritten from these tenants.
(3)  The U/W NOI DSCR of 1.56x and U/W NCF DSCR of 1.35x are calculated net of the $2,150,000. The U/W NOI DSCR and U/W NCF DSCR calculated on the entire balance of the Key Center Loan are 1.48x and 1.28x, respectively.

                                      B-38

         The Loan. The seventh largest loan (the "Key Center Loan"), represents approximately 3.20% of the initial pool balance, with a cut-off date principal balance of $40,000,000. The Key Center Loan is a 10-year loan with a maturity date of December 1, 2014 and provides for monthly payments of principal and interest.

         The Borrower. The borrower under the Key Center Loan, Key Success LLC, is a New York limited liability company that is a single-purpose entity sponsored by Mr. Erwin Zafir.

         The Property. The property securing the Key Center Loan (the "Key
Center Property") consists of two Class "A" mid-rise office towers built upon a two story base containing approximately 435,802 NRSF in aggregate and a two level, 252-space underground parking garage. The Key Center Property is located in downtown Buffalo, New York less than one block from the Buffalo Convention
Center. An enclosed pedestrian walkway connects the Key Center Property to the adjacent Fleet Bank Building which in turn connects to the Buffalo Convention
Center and to the Hyatt Regency Hotel. The Key Center Property is currently leased by more than 25 tenants, including many in the financial services sector.

         Major Tenant Summary. The following table provides certain information regarding the ten largest tenants, based on annualized underwritten base rent, of the Key Center Property.

       TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT (1)

                                CREDIT RATING                          ANNUALIZED      % OF TOTAL      ANNUALIZED
                                 (FITCH/S&P       TENANT      % OF        U/W        ANNUALIZED U/W   U/W BASE RENT        LEASE
     TENANT NAME(2)               MOODY'S)         NRSF       NRSF      BASE RENT       BASE RENT       PER NRSF        EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

  1. Delaware North...........    NR/NR/NR       108,016      24.8%    $1,755,031         25.9%          $16.25        07/31/2015(3)
  2. Key Bank.................     A/A-/A2        56,972      13.1      1,129,894         16.7            19.83        09/30/2010(4)
  3. Merrill Lynch ...........   AA-/A+/Aa3       21,174       4.9        507,117          7.5            23.95          01/31/2010
  4. Ernst & Young............    NR/NR/NR        23,377       5.4        347,520          5.1            14.87          05/31/2006
  5. Eric Mower...............    NR/NR/NR        15,465       3.5        293,835          4.3            19.00          05/14/2013
  6. Deloitte & Touche........    NR/NR/NR        12,539       2.9        274,034          4.0            21.85          12/31/2007
  7. Smith Barney.............   AA/AA-/Aa2       15,390       3.5        219,153          3.2            14.24          10/31/2005
  8. Prudential Securities....     A/A-/A3         8,518       2.0        186,885          2.8            21.94          01/31/2008
  9. Dean Witter Reynolds.....   AA-/A+/Aa3        7,727       1.8        144,881          2.1            18.75          12/31/2005
 10. Bond, Schoeneck, King....    NR/NR/NR         7,180       1.6        136,420          2.0            19.00          09/14/2012
                                                 -------      ----     ----------         ----           ------
          TOTAL/AVG...........                   276,358      63.4%    $4,994,770         73.8%          $18.07
                                                 =======      ====     ==========         ====           ======

(1)  Annualized underwritten base rent excludes vacant space.
(2)  GSA-SSA (10-year lease ending 10/31/2014, $18.00/SF, 24,743 square feet),
     Nixon Peabody (10-year lease ending 12/31/2014, $20.25/SF, 24,135 square feet) and Federal Reserve Bank (10-year lease ending 11/30/2014, $20.55/SF,
     7,487 square feet), have all executed leases, but have not yet moved into their respective spaces. The three tenants are currently in fit-out and no income was underwritten from these tenants.
(3)  Delaware North occupies three spaces at the Key Center Property. Two of the spaces (102,258 square feet in the south tower and 1,888 square feet of plaza space) totaling 104,146 have lease expiration dates of 07/31/2015.
     The third space is 3,870 square feet of plaza space with a lease expiration of 12/31/2015.
(4)  Key Bank occupies three spaces at the Key Center Property. Two of the spaces (38,105 square feet of office space and 4,382 square feet of plaza space) totaling 42,487 have lease expiration dates of 09/30/2015. The third space is 14,485 square feet of office space with a lease expiration of
     09/30/2010.

                                      B-39

         Lease Expiration. The following table shows the lease expiration for the Key Center Property.

                          LEASE EXPIRATION SCHEDULE (1)

                                                                                              ANNUALIZED % OF
    YEAR ENDING                                        CUMULATIVE % OF     ANNUALIZED U/W      TOTAL U/W BASE      ANNUALIZED U/W
    DECEMBER 31,        EXPIRING NRSF     % OF NRSF       TOTAL NRSF          BASE RENT             RENT           BASE RENT PSF
    ------------        -------------     ---------       ----------          ---------             ----           -------------

       2004 (2)              5,215           1.2%             1.2%              $84,121             1.2%              $16.13
       2005                 36,864           8.5              9.7               653,266             9.7                17.72
       2006                 30,811           7.1             16.7               494,382             7.3                16.05
       2007                 13,561           3.1             19.8               293,452             4.3                21.64
       2008                 12,798           2.9             22.8               250,225             3.7                19.55
       2009                      0           0.0             22.8                     0             0.0                 0.00
       2010                 35,659           8.2             31.0               793,644            11.7                22.26
       2011                      0           0.0             31.0                     0             0.0                 0.00
       2012                  9,411           2.2             33.1               177,694             2.6                18.88
       2013                 15,465           3.5             36.7               293,835             4.3                19.00
       2014                 56,365          12.9             49.6             1,087,966            16.1                19.30
       2015                150,503          34.5             84.1             2,598,397            38.4                17.26
       2016                      0           0.0             84.1                     0             0.0                 0.00
 2017 & Thereafter           2,247           0.5             84.6                41,008             0.6                18.25
       Vacant               66,903          15.4            100.0%                   --             0.0                   --
                           -------         -----                             ----------           -----               ------
     TOTAL/AVG.            435,802         100.0%                            $6,767,991           100.0%              $15.53
                           =======         =====                             ==========           =====               ======

(1)  Annualized underwritten base rent excludes vacant space.
(2)  Expiring Square Footage in 2004 includes three month-to-month kiosk spaces totaling $2,836 in annualized U/W base rent.

         Reserves. At origination, the borrower made an initial deposit into a tax reserve account in the amount of $215,437 and an initial deposit into an insurance reserve account in the amount of $79,630. Additionally, the Key Center
Loan requires on-going monthly deposits for (a) taxes and insurance in an amount equal to 1/12 of the annual taxes and annual insurance premiums, (b) capital expenditures in the amount of $7,264 and (c) tenant improvements and leasing commissions in the amount of $38,860.

         At origination, the borrower was required to make an initial deposit to a pre-funded earnout reserve (the "Earnout") in the amount of $2,150,000.
Earnout funds will be released to the borrower in accordance with the loan documents based on rents in place annualized and on the greater of (a)
underwritten expenses or (b) actual trailing 12-month expenses provided the property's net cash flow produces a DSCR of 1.30x or greater.

         Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism to the extent such terrorism insurance is commercially available and required for similar properties in similar locales.

         Lockbox. A hard lockbox is in place.

         Pilot Agreement. In 1989, the Payment in Lieu of Taxes agreement
("PILOT") with the Erie County Industrial Development Agency ("ECIDA") was
executed whereby the property would receive substantial reductions in property taxes as an incentive to attract tenants to Erie County. The de facto owner of the property is the borrower; however, title to the property is held by the
ECIDA in order to facilitate a reduction in taxes. Although the PILOT provided for a reduction of the taxes assessed on both towers, the abatement for the north tower recently

                                      B-40

expired. The current PILOT provides for a reduction in taxes for the south tower of approximately $343,729 until the 2007/8 tax year. Because tenant leases have base stop reimbursement provisions, any increase in property taxes at the property is reimbursed by the tenants. At the expiration of the PILOT in 2015, title to the property will revert to the borrower.

         Additional Debt. None permitted.

                                      B-41

                               INTERNATIONAL TOWER

                               [PICTURE OMITTED]

               [PICTURE OMITTED]             [PICTURE OMITTED]

                                      B-42

                               INTERNATIONAL TOWER

                                 [MAP OMITTED]

                                      B-43

                               INTERNATIONAL TOWER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                          ORIGINAL         CUT-OFF DATE
                          --------         ------------
BALANCE:                  $35,500,000      $35,500,000

% OF POOL BY UPB:         2.84%

ORIGINATION DATE:         November 1, 2004

ORIGINATOR:               GACC

COUPON:                   5.330%

INTEREST ACCRUAL:         Actual/360

TERM:                     84 months

AMORTIZATION:             Interest only through and including
                          the payment date occurring in November
                          2006; thereafter, monthly amortization
                          on a 30-year schedule.

OWNERSHIP INTEREST:       Fee simple

PAYMENT DATE:             1st of the month

MATURITY DATE:            November 1, 2011

SPONSORS:                 Rand Diamond and Lawrence Debb

BORROWER:                 8550 Bryn Mawr, LLC

CALL PROTECTION/LOCKOUT:  Defeasance with U.S. government securities permitted
                          2 years from the date of securitization. Not
                          prepayable until 3 months prior to maturity.

CUT-OFF DATE LOAN PSF:    $117

UP-FRONT RESERVES:        Taxes:                   $344,170
                          Insurance:                $35,697
                          Tenant
                          Obligations:             $115,000

ONGOING/SPRINGING
RESERVES:                 Taxes, insurance, replacements and
                          tenant improvements/leasing
                          commissions.

CASH MANAGEMENT:          Hard lockbox

ADDITIONAL SECURED/
MEZZANINE DEBT:           A $2,000,000 existing mezzanine loan.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Office

PROPERTY LOCATION:           Chicago, Illinois

OCCUPANCY:                   93.1%

OCCUPANCY AS OF DATE:        October 29, 2004

YEAR BUILT:                  1969

YEAR RENOVATED:              1999

COLLATERAL:                  The collateral consists of an
                             11-story office building containing
                             302,992 NRSF of office space.

PROPERTY MANAGEMENT:         GVA Williams Asset Management,
                             L.L.C.

APPRAISED VALUE:             $46,000,000

APPRAISED VALUE DATE:        September 1, 2004

CUT-OFF DATE LTV:            77.17%

BALLOON LTV:                 71.52%

U/W NOI:                     $3,497,220

U/W NCF:                     $3,057,882

ANNUAL DEBT SERVICE:         $2,373,540

U/W NOI DSCR:                1.47x

U/W NCF DSCR:                1.29x

--------------------------------------------------------------------------------

                                      B-44

         The Loan. The eighth largest loan (the "International Tower Loan"), represents approximately 2.84% of the initial pool balance, with a cut-off date principal balance of $35,500,000. The International Tower Loan is a seven-year balloon loan that has a maturity date of November 1, 2011, and provides for monthly payments of interest only through the November 2006 payment date, and principal and interest based on a 30-year amortization schedule thereafter. The
International Tower Loan is secured by, among other things a Mortgage and
Security Agreement, encumbering the borrower's fee ownership interest in the
International Tower Property (as defined herein).

         The Borrower. The borrower under the International Tower Loan, 8550
Bryn Mawr, LLC, is a Delaware limited liability company that is a special-purpose, bankruptcy-remote entity, sponsored by Rand A. Diamond and
Lawrence A. Debb.

         The Property. The property securing the International Tower Loan (the
"International Tower Property") is an 11-story class "A" office tower totaling approximately 302,992 NRSF located in Chicago, Illinois. The International Tower
Property is approximately 15 miles northwest of downtown Chicago, in the O'Hare
International Airport suburban office market. The International Tower Property was constructed in 1969 and renovated in 1999. The amenities at the
International Tower Property include a basement parking garage with 210 spaces;
a new, adjacent, five-level parking deck (not part of the collateral) in which
609 spaces are specifically allocated to the International Tower Property and
231 paved surface parking spaces.

         Major Tenant Summary. The following table identifies certain information regarding the ten largest tenants, based on annualized underwritten base rent, of the International Tower Property.

------------------------------------------------------------------------------------------------------------------------------------
                                  TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)
------------------------------------------------------------------------------------------------------------------------------------
                                CREDIT RATING                         ANNUALIZED    % OF TOTAL        ANNUALIZED
                                 (FITCH/S&P/      TENANT     % OF         U/W       ANNUALIZED U/W   U/W BASE RENT
      TENANT NAME                MOODY'S)(2)       NRSF      NRSF      BASE RENT      BASE RENT         PER NRSF   LEASE EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

   1. VoiceStream/T-Mobile..... A-/BBB+/Baa1      53,427     17.6%     $973,061         20.8%           $18.21         06/30/2010
   2. United Airlines..........   NR/NR/NR        62,059     20.5       673,530         14.4             10.85         05/31/2007
   3. New Horizons Computer
      Learning Center..........   NR/NR/NR        27,484      9.1       528,626         11.3             19.23         10/31/2007
   4. US Freightways........... NR/BBB+/Baa1      27,484      9.1       495,232         10.6             18.02         08/31/2008
   5. Alcoa....................    A/A-/A2        27,484      9.1       467,228         10.0             17.00         03/31/2009
   6. HDR Engineering..........   NR/NR/NR        23,056      7.6       449,592          9.6             19.50         12/31/2008
   7. Don Tech II..............   NR/NR/NR        16,406      5.4       304,674          6.5             18.57         03/31/2010
   8. Gilbane Buildings Company   NR/NR/NR        14,350      4.7       274,411          5.9             19.12         06/30/2008
   9. uBid, Inc................   NR/NR/NR        14,806      4.9       228,753          4.9             15.45         10/31/2006
  10. Metals Service Center....   NR/NR/NR         7,095      2.3       127,768          2.7             18.01         12/31/2009
------------------------------------------------------------------------------------------------------------------------------------
           TOTAL/AVG...........                  273,651     90.3%   $4,522,875         96.9%           $16.53
------------------------------------------------------------------------------------------------------------------------------------

(1)  Annualized underwritten base rent excludes vacant space.
(2)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                      B-45

         Lease Expiration. The following table identifies the lease expiration schedule for the International Tower Property:

                                                    LEASE EXPIRATION SCHEDULE(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                             ANNUALIZED         APPROXIMATE          ANNUALIZED
    YEAR ENDING                                % OF        CUMULATIVE % OF      U/W           % OF TOTAL U/W        U/W BASE RENT
    DECEMBER 31      EXPIRING NRSF             NRSF          TOTAL NRSF      BASE RENT           BASE RENT               PSF
------------------------------------------------------------------------------------------------------------------------------------

        2004                  0                 0.0%             0.0%      $         0               0.0%               $0.00
        2005                  0                 0.0              0.0            15,000               0.3                 0.00
        2006             19,806                 6.5              6.5           328,753               7.0                16.60
        2007             91,910                30.3             36.9         1,233,545              26.4                13.42
        2008             64,890                21.4             58.3         1,219,235              26.1                18.79
        2009             35,579                11.7             70.0           594,996              12.7                16.72
        2010             69,833                23.0             93.1         1,277,736              27.4                18.30
       Vacant            20,974                 6.9            100.0%                0                0                     0
------------------------------------------------------------------------------------------------------------------------------------
     TOTAL/AVG.         302,992               100.0%                        $4,669,264             100.0%              $15.41
------------------------------------------------------------------------------------------------------------------------------------

(1)  Annualized underwritten base rent excludes vacant space.

         Reserves. At origination, the borrower made an initial deposit into a tenant obligations reserve in the amount of $115,000, to be released when all borrower obligations to reimburse United Airlines for certain tenant improvements have been satisfied. Additionally, the borrower is required to make monthly deposits in the amount of (a) 1/12 of the estimated annual taxes; (b)
1/12 of the estimated annual insurance premiums; (c) $4,040 into a replacements and capital improvements reserve and (d) $31,562 into a rollover reserve, up to a cap of $1,514,976. The cap on the rollover reserve will not apply if (i) an event of default occurs under the International Tower Loan, (ii) the debt service coverage ratio is less than 1.15x or (iii) a United Air Trigger Event
(as described below) has occurred. The rollover reserve cap will be reinstated
when both (1) (a) no event of default exists and no (b) United Air Trigger Event has occurred, unless the United Air Trigger Event has been cured in accordance with the loan documents, and (2) (a) if the debt service coverage ratio had been less than 1.15x, then the debt service coverage ratio must be at least 1.25x for six consecutive months, and (b) if a United Air Trigger Event had occurred, then either (i) United Airlines has exercised its renewal option or (ii) both (a) the debt service coverage ratio is equal to or greater than 1.57x and (b) the
International Tower Property is at least 87% occupied. Upon reinstatement of the rollover reserve cap, the lender will disburse to the borrower amounts held in the rollover reserve in excess of $1,000,000.

         A "United Air Trigger Event" shall mean, the failure of United Airlines to exercise its renewal option by May 31, 2006 or the failure of United Airlines to have extended the United Airlines lease by May 21, 2009 for at least two years beyond the International Tower Loan maturity date.

         Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for terrorism to the extent such terrorism insurance is commercially available.

         Lockbox; Sweep of Excess Cash Flow. A hard lockbox is in place with respect to the International Tower Loan. During the existence of a United Air
Trigger Event, all excess cash flow will be swept and deposited into the rollover reserve, until the United Air Trigger Event has been cured in accordance with the loan documents.

                                      B-46

         Mezzanine Loan. A mezzanine loan in the approximate initial principal amount of $2,000,000 was made by Northside Community Bank (the "Mezzanine
Lender") to International Tower LLC (the "Mezzanine Borrower"). The mezzanine loan is secured by a pledge of the equity interests in the International Tower
Loan borrower. The maturity date of the mezzanine loan is November 1, 2009.
Interest accrues on the outstanding balance of the mezzanine loan at Prime plus
200 basis points. The originator of the International Tower Loan entered into an intercreditor agreement with the Mezzanine Lender that subordinates the mezzanine loan to the International Tower Loan.

         Additional Debt. None permitted.

                                      B-47

                           CHARLESTON HOTEL PORTFOLIO

                               [PICTURE OMITTED]

                                 Embassy Suites

                               [PICTURE OMITTED]

                                   Hampton Inn

                                      B-48

                           CHARLESTON HOTEL PORTFOLIO

                                 [MAP OMITTED]

                                      B-49

                           CHARLESTON HOTEL PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                         ORIGINAL            CUT-OFF DATE
                         --------            ------------
BALANCE:                 $32,750,000         $32,750,000

% OF POOL BY UPB:        2.62%

ORIGINATION DATE:        August 31, 2004

ORIGINATOR:              GMACCM

COUPON:                  5.750%

INTEREST ACCRUAL:        30/360

TERM:                    84 months

AMORTIZATION:            Interest only

OWNERSHIP INTEREST:      Fee Simple

PAYMENT DATE:            1st of the month

MATURITY DATE:           September 1, 2011

SPONSORS:                Michael R. Bennett and
                         John H. Hofford

BORROWERS:               Old Citadel Associates, LLC and John
                         Street Associates, LLC

CALL                     Defeasance permitted after 3 years from
PROTECTION/LOCKOUT:      the date of securitization with U.S.
                         government securities. Not prepayable
                         until 3 months prior to maturity.

CUT-OFF DATE LOAN PER
ROOM:                    $101,080

UP-FRONT RESERVES(1):    Taxes:                     $310,332
                         Repair:                     $57,215
                         Replacement:                 $1,000

ONGOING/SPRINGING
RESERVES(1):             Taxes and replacements

CASH MANAGEMENT(2):      Soft lockbox

ADDITIONAL SECURED/
MEZZANINE DEBT:          None permitted
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Portfolio - 2 properties

PROPERTY TYPE:                Hospitality

PROPERTY LOCATION:            Charleston, South Carolina

OCCUPANCY:                    70.7%

OCCUPANCY AS OF DATE:         June 30, 2004

YEAR BUILT:                   Various

YEAR RENOVATED:               Various

COLLATERAL:                   The collateral consists of two
                              hotels, a 153-room, full service
                              Embassy Suites and a 171-room,
                              limited service Hampton Inn.

PROPERTY MANAGEMENT:          Promus Hotels, Inc. and Hampton
                              Inns, Inc.

APPRAISED VALUE:              $44,800,000

APPRAISED VALUE DATE:         July 1, 2004

CUT-OFF DATE LTV:             73.10%

BALLOON LTV:                  73.10%

U/W NOI:                      $4,604,814

U/W NCF:                      $4,023,587

ANNUAL DEBT SERVICE:          $1,883,125

U/W NOI DSCR:                 2.45x

U/W NCF DSCR:                 2.14x

--------------------------------------------------------------------------------

(1)  See "Reserves" below.
(2)  See "Lockbox" below.

                                      B-50

         The Loan. The ninth largest loan (the "Charleston Hotel Portfolio
Loan"), representing approximately 2.62% of the initial pool balance, with a cut-off date principal balance of $32,750,000, is a seven-year balloon loan that has a maturity date of September 1, 2011, and provides for monthly payments of interest only. The Charleston Hotel Portfolio Loan is secured by, among other things, a Mortgage Assignment of Leases and Rents, Security Agreement and
Fixture Filing encumbering the borrowers' fee ownership in the Charleston Hotel
Portfolio Properties (as defined below).

         The Borrowers. The borrowers under the Charleston Hotel Portfolio Loan,
Old Citadel Associates, LLC ("Embassy Suites Borrower") and John Street
Associates, LLC ("Hampton Inn Borrower"), are South Carolina limited liability companies that are each special purpose, bankruptcy remote entities sponsored by
Michael R. Bennett and John H. Hofford.

         The Properties. The properties securing the Charleston Hotel Portfolio
Loan (each a "Charleston Hotel Portfolio Property" and, collectively, the
"Charleston Hotel Portfolio Properties") consists of the following two hotel properties located in Charleston, South Carolina:

                          ALLOCATED       YEAR BUILT/        UNITS/              UW            APPRAISED
    PROPERTY NAME        LOAN AMOUNT       RENOVATED      SERVICE TYPE      OCCUPANCY(1)        VALUE(2)          UW NCF
    -------------        -----------       ---------      ------------      ------------        --------          ------

Embassy Suites           $16,700,000       1826/1996        153/Full            73.7%         $21,700,000       $1,973,826
Hampton Inn               16,050,000      1800's/1992      171/Limited          68.0%          23,100,000        2,049,761
                         -----------                                            ----          -----------       ----------
      TOTALS/WTD.AVG.    $32,750,000                                            70.7%         $44,800,000       $4,023,587
                         ===========                                            ====          ===========       ==========

(1)  As of June 30, 2004.
(2)  As of July 1, 2004.

         The Embassy Suites property is located on an approximately 1.597-acre parcel and is improved with a 153-room full-service hotel. The Embassy Suites property was originally constructed in 1826 as the Old Citadel Building and functioned as a housing facility for the Citadel Military Academy from 1842 to
1922. The property was redeveloped and opened as a full service hotel in 1996.

                                            HISTORICAL OPERATING DATA--EMBASSY SUITES

                                             2000            2001            2002            2003          T-12(1)      UNDERWRITTEN
                                             ----            ----            ----            ----          -------      ------------

Average Daily Rate....................     $144.9          $137.93         $140.87         $142.96         $149.06        $149.06
Occupancy %...........................       74.0%           75.5%           76.0%           76.7%           73.7%          73.7%
Rev Par...............................     $106.86         $104.16         $107.03         $109.65         $109.84        $109.84

(1)  As of June, 2004.

         The Hampton Inn property is located on an approximately 0.904-acre parcel and is improved with a 171-room limited-service hotel. The Hampton Inn property was originally constructed in the 1800's as two warehouse buildings and was converted into Navy housing by the federal government during World War II.
The property opened as a limited service hotel in 1992.

                                               HISTORICAL OPERATING DATA--HAMPTON INN

                                             2000            2001            2002            2003          T-12(1)      UNDERWRITTEN
                                             ----            ----            ----            ----          -------      ------------

Average Daily Rate....................     $111.28         $107.59         $111.41         $115.63         $123.52        $121.50
Occupancy %...........................       75.9%           65.0%           70.5%           67.7%           66.9%          68.0%
Rev Par...............................      $84.45          $69.95          $78.50          $78.34          $82.62         $82.62

(1)  As of June, 2004.

                                      B-51

         Partial Defeasance and Release of Collateral. When defeasance is otherwise permitted under the Charleston Hotel Portfolio Loan, the borrowers may partially defease the Charleston Hotel Portfolio Loan and obtain a release of either the Hampton Inn property or the Embassy Suites property. Prior to any such release, certain conditions must be satisfied, as further described in the loan documents relating to the Charleston Hotel Portfolio Loan, including that
(i) no event of default under the Charleston Hotel Portfolio Loan exists at the time of such release, (ii) the lender receives defeasance collateral equal to
125% of the applicable allocated loan amount (as described above) and (iii) the remaining property has a debt service coverage ratio of not less than 1.70x.

         Franchise Agreements. The Embassy Suites Borrower has entered into a franchise agreement with Promus Hotels, Inc. (the "Franchisor") with respect to the Embassy Suites property (the "Embassy Suites Franchise Agreement"). The term of the Embassy Suites Franchise Agreement expires on October 7, 2016, with no renewal options. Under the Embassy Suites Franchise Agreement, the Embassy
Suites Borrower has been granted the right to operate the Embassy Suites property as an Embassy Suites hotel in return for payment of a monthly base franchise fee comprised of a monthly royalty and a monthly marketing fee in amounts equal to 4.0% and 3.5%, respectively, of gross suite revenues. The
Franchisor retains the right to approve certain actions of the Embassy Suites
Borrower with respect to the Embassy Suites property, including certain transfers by the Embassy Suites Borrower of its interests in the Embassy Suites
Franchise Agreement. A termination fee equal to thirty-six (36) months of monthly base franchise fees is payable to the Franchisor if the Franchise
Agreement is terminated as a result of a default by the Embassy Suites Borrower.

         The Hampton Inn Borrower has entered into a franchise agreement with
Promus Hotels, Inc. (the "Franchisor") with respect to the Hampton Inn property
(the "Hampton Inn Franchise Agreement"). The term of the Hampton Inn Franchise
Agreement expires on July 1, 2012, with no renewal options. Under the Hampton
Inn Franchise Agreement, the Hampton Inn Borrower has been granted the right to operate the Hampton Inn property as an Hampton Inn hotel in return for payment of a monthly base franchise fee comprised of (i) a monthly royalty fee in an amount equal to 4.0% of gross room revenues, (ii) a monthly marketing fee in an amount equal to 3.0% of gross room revenues, and (iii) a monthly reservation fee in an amount equal to $5.50 per room. The Franchisor retains the right to approve certain actions of the Hampton Inn Borrower with respect to the Hampton
Inn property, including certain transfers by the Hampton Inn Borrower of its interests in the Hampton Inn Franchise Agreement. A termination fee equal to twenty-four (24) months of monthly base franchise fees is payable to the
Franchisor if the Hampton Inn Franchise Agreement is terminated as a result of the Hampton Inn Borrower's exercise of its early termination right on July 1,
2007. A termination fee equal to thirty-six (36) months of monthly base franchise fees is payable to the Franchisor if the Hampton Inn Franchise
Agreement is terminated as a result of a default by the Hampton Inn Borrower.

         Reserves. At origination, the borrowers were required to make an initial deposit into a tax escrow account for payment of real estate taxes and the mortgage loan requires monthly deposits into this account in an amount equal to 1/12th of the estimated annual taxes. The borrowers were required to deposit
$1,000 into a replacement reserve account for certain replacements to the properties, and thereafter, borrowers are not required to make monthly payments therein unless, (i) expenditures made by borrowers for replacements are not at least equal to four percent (4.0)% of the properties' gross revenues during the preceding year ("Required Expenditures"), as

                                      B-52

verified on a semiannual basis, in which case, the required monthly deposit would be an amount equal to the shortfall of the Required Expenditures less the amount actually spent, payable over six (6) months or (ii) an Event of Default has occurred and remained uncured, in which case the required monthly deposit would be an amount equal to one twelfth (1/12th) of the Required Expenditures.
In addition, the borrowers were required to deposit $57,215 into a repair escrow account to perform repairs, completion and deferred maintenance at the Hampton
Inn property.

         Insurance Requirements. The borrowers are required to maintain comprehensive all risk insurance and insurance coverage for acts of terrorism.

         Lockbox. At origination, the borrowers were required to establish a cash management account controlled by the lender and to make payments of all revenues directly to such cash management account. The borrowers will have access to the funds in the cash management account absent an event of default at which point their access to the account will be terminated.

         Additional Debt. None permitted, except unsecured trade payables and debt incurred in the ordinary course of owning and operating the Charleston
Hotel Portfolio Properties.

                                      B-53

                            STRATEGIC HOTEL PORTFOLIO

                               [PICTURE OMITTED]

                       Hyatt Regency Phoenix, Phoenix, AZ

                               [PICTURE OMITTED]

                Hyatt Regency La Jolla at Aventine, La Jolla, CA

                               [PICTURE OMITTED]

                   Hyatt Regency New Orleans, New Orleans, LA

                                      B-54

                            STRATEGIC HOTEL PORTFOLIO

                                 [MAP OMITTED]

     [MAP OMITTED]               [MAP OMITTED]              [MAP OMITTED]

                                      B-55

                            STRATEGIC HOTEL PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                          ORIGINAL         CUT-OFF DATE
                          --------         ------------
BALANCE:                  $30,000,000      $29,845,717

SHADOW RATING:            AA-/BBB (S&P/Fitch)

% OF POOL BY UPB:         2.39%

ORIGINATION DATE:         June 29, 2004

ORIGINATOR:               GACC

COUPON:                   5.1575268171%

INTEREST ACCRUAL:         Actual/360

TERM:                     84 months

AMORTIZATION:             360 months

OWNERSHIP INTEREST:       Fee simple

PAYMENT DATE:             1st of the month

MATURITY DATE:            July 1, 2011

SPONSOR:                  Strategic Hotel Funding, L.L.C.

BORROWERS:                SHC New Orleans, LLC, SHC Phoenix III,
                          L.L.C., and New Aventine, L.L.C.

CALL PROTECTION/LOCKOUT:  Lockout until the earlier of (a) 24 months from the last securitization date of the pari passu notes and
                          (b) June 29, 2007, then defeasance with U.S.
                          Treasuries is permitted. On and after April 1, 2011,
                          prepayment permitted without penalty.

CUT-OFF DATE LOAN PER
ROOM:                     $75,205

UP-FRONT RESERVES:        Liquidity Reserve Account(1):     $1,885,535

                          Deferred Maintenance and Environmental
                          Conditions:                           $1,125

ONGOING/SPRINGING
RESERVES:                 FF&E(2), Incentive Fee(3)

CASH MANAGEMENT:          Hard lockbox

ADDITIONAL SECURED/
MEZZANINE DEBT(4):        $33,500,000 of subordinate debt.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:      Portfolio - 3 properties

PROPERTY TYPE:               Hospitality

PROPERTY LOCATION:           New Orleans, Louisiana
                             Phoenix, Arizona
                             La Jolla, California

OCCUPANCY:                   63.7%

OCCUPANCY AS OF DATE:        June 30, 2004

YEAR BUILT:                  Various

YEAR RENOVATED:              Various

COLLATERAL:                  The collateral consists of a fee
                             simple interest in three luxury
                             hotels.

PROPERTY MANAGEMENT:         Hyatt Corporation

APPRAISED VALUE:             $377,600,000

APPRAISED VALUE DATE:        March 9, 2004 - April 1, 2004

CUT-OFF DATE LTV:            46.11%

BALLOON LTV:                 41.40%

U/W NOI:                     $36,338,124

U/W NCF(5):                  $31,127,593

ANNUAL DEBT SERVICE:         $1,946,520

U/W NOI DSCR:                3.20x

U/W NCF DSCR:                2.74x
--------------------------------------------------------------------------------

(1)  Subsequent to the six-month anniversary of the A-1 Note securitization, this reserve shall be released to Borrower in an amount equal to 1/6th of the initial reserve amount each month that trailing twelve month aggregate
     DSCR exceeds the closing date DSCR.
(2)  Monthly reserves for FF&E will be collected based on total revenues in the amount of 5% for New Orleans property, 3% for Phoenix property, and 4% for
     La Jolla property. Monthly reserves will only be collected for FF&E to the extent such fees are not withheld by the property manager.
(3)  Monthly reserves will only be collected for incentive fees to the extent such fees are not withheld by the property manager. The rights of the manager are fully subordinate to the lien of the mortgage loan.
(4)  The Strategic Hotel Portfolio Loan amount of $30,000,000 represents a portion of the $208,500,000 first mortgage loan consisting of a
     $175,000,000 senior loan (evidenced by pari passu A-1, A-2, A-3, and A-4 notes) and a $33,500,000 subordinate loan (evidenced by B-1, B-2, B-3 and
     B-4 notes). The A-1, A-2, and A-4 notes are not included in the trust. The
     B notes (the most subordinate portion of which is shadow rated Ba1/BB by
     Moody's and S&P, respectively) are subordinate to the A notes and were included in the GE 2004-C3 trust but do not back any certificates other than Class SHP certificates in the GE 2004-C3 trust.
(5)  Excludes incentive fees which are fully subordinate to debt service.

                                      B-56

         The Loan. The 10th largest loan (the "Strategic Hotel Portfolio Loan"), represents approximately 2.39% of the initial pool balance, with a cut-off date principal balance of $29,845,717. The Strategic Hotel Portfolio Loan is a
seven-year balloon loan that has a maturity date of July 1, 2011, and provides for monthly payments of principal and interest. The Strategic Hotel Portfolio
Loan consists of three properties secured by, among other things, Deeds of Trust and Security Agreements, encumbering the borrower's fee ownership interest in the Strategic Hotel Portfolio Properties (as defined herein).

         The Strategic Hotel Portfolio Loan is one of four pari passu loans totaling $175,000,000 (collectively, the "Strategic Hotel Portfolio Companion
Loans"). The Strategic Hotel Portfolio Companion Loans represent portions of the original loan amount equal to $50,000,000, $70,000,000, and $25,000,000, respectively, and have the same interest rate, maturity date and amortization term as the Strategic Hotel Portfolio Loan. In addition, four subordinate
B-notes in the aggregate original principal amount of $33,500,000 (collectively, the "Strategic Hotel Portfolio B-Notes," and together with the Strategic Hotel
Portfolio Loan and the Strategic Hotel Portfolio Companion Loans, the "Strategic
Hotel Portfolio Whole Loan"), are secured by the Strategic Hotel Portfolio
Property. Only the Strategic Hotel Portfolio Loan is included in the trust. The
Strategic Hotel Portfolio Whole Loan is serviced pursuant to the GE 2004-C3 pooling and servicing agreement. However, P&I advances with respect to the
Strategic Hotel Portfolio Loan will be made by the master servicer or the trustee, as applicable, as described in "Description of the Certificate - P&I and Servicing Advances". See "Description of the Mortgage Pool--The Strategic
Hotel Portfolio Loan".

         Release Properties. On one or more occasions, subject to satisfaction of the following conditions, the borrowers may obtain the release of any
Strategic Hotel Portfolio Loan property or properties. From and after April 1,
2011, the borrower may prepay the Strategic Hotel Portfolio Loan subject to the payment of debt service through the end of the interest accrual period in which the prepayment is to occur. In connection with such prepayment, any property may be released provided that the amount of the prepayment equals or exceeds 120% of such property's allocated loan amount and subject to the satisfaction of certain conditions set forth in the loan agreement.

         At any time after the earlier to occur of 24 months from the last securitization date of the pari passu notes and June 29, 2007, and subject to the satisfaction of certain requirements set forth in the loan documents, the borrower may obtain a release of any applicable Strategic Hotel Portfolio Loan property by defeasance with U.S. Treasuries a portion of the principal balance of the Loan equal to 120% of the allocated loan amount for such property. The
Aggregate DSCR of the date of the proposed release, for all properties then remaining subject to the liens of the mortgages, cannot be less than the greater of 2.66x and the Aggregate DSCR for the mortgaged properties immediately prior to the release in question. The borrowers have the right to prepay a portion of the loan in excess of 120% of the allocated loan amount for such property that is necessary to comply with this requirement. Provided the Aggregate DSCR requirement immediately prior to the release in question is satisfied, the borrowers will not be obligated to defease the loan by more than 100% of the net sale proceeds received from a bona-fide third party purchaser in connection with a release of a property, however, in no event will the principal amount of the loan defeased be less than 120% of the allocated loan amount for such property.

                                      B-57

         The Borrower. Each borrower under the Strategic Hotel Portfolio Loan,
SHC New Orleans, LLC, SHC Phoenix III, L.L.C., New Aventine, L.L.C, is a limited liability company that is a special-purpose, bankruptcy-remote entity, sponsored by Strategic Hotel Funding, L.L.C.

         The Property. The properties securing the Strategic Hotel Portfolio
Loan (the "Strategic Hotel Portfolio Property") consist of three hotels totaling approximately 2,315 rooms located in New Orleans, Louisiana, Phoenix, Arizona, and La Jolla, California. The properties securing the Strategic Hotel Portfolio were constructed between 1976 and 1989 and renovated between 2001 and 2002.

                                                       # OF     YEAR BUILT/                          APPRAISED       ALLOCATED LOAN
      PROPERTY NAME                   LOCATION        ROOMS      RENOVATED      APPRAISED VALUE      VALUE/KEY           AMOUNT
      -------------                   --------        -----      ---------      ---------------      ---------           ------

Hyatt Regency New Orleans         New Orleans, LA     1,184      1976/2001        $185,000,000       $156,250         $13,669,065
Hyatt Regency Phoenix             Phoenix, AZ           712      1976/2002         102,700,000        144,242           6,834,532
Hyatt Regency La Jolla            La Jolla, CA          419      1989/2001          89,900,000        214,558           9,496,403
                                                      -----                       ------------       --------         -----------
   TOTAL/WTD. AVG.                                    2,315                       $377,600,000       $163,110         $30,000,000
                                                      =====                       ============       ========         ===========

                            HISTORICAL OPERATING DATA

HYATT REGENCY NEW ORLEANS                          2001           2002            2003          T-12(1)
                                                   ----           ----            ----          -------

                    Occupancy                      67.2%           63.2%          65.0%           62.4%
                    ADR                          $150.75         $147.02        $142.75         $142.81
                    Rev Par                      $101.30          $92.98         $92.79          $89.08

HYATT REGENCY PHOENIX
                    Occupancy                      60.2%           61.3%          59.7%           61.1%
                    ADR                          $146.35         $144.85        $136.33         $134.44
                    Rev Par                       $88.03          $88.74         $81.34          $82.09

HYATT REGENCY LA JOLLA AT AVENTINE
                    Occupancy                      69.5%           73.1%          69.0%           72.1%
                    ADR                          $177.34         $157.32        $155.73         $147.24
                    Rev Par                      $123.22         $114.97        $107.47         $106.16

(1)  Trailing 12 months numbers through 6/30/04.

         Reserves. At origination, the borrower was required to make an initial deposit into a deferred maintenance and environmental conditions reserve in the amount of $1,125. In addition, the borrower was required to make an initial deposit into a liquidity reserve in the amount of $1,885,535. Subsequent to the six-month anniversary of A-1 Note securitization, the liquidity reserve shall be released to the borrower in an amount equal to 1/6th of the initial reserve amount each month that trailing twelve month aggregate DSCR exceeds closing date
DSCR.

         Monthly reserves for FF&E will be collected based on total revenues in the amount of 5% for New Orleans property, 3% for the Phoenix property, and 4%
for the La Jolla property. Monthly reserves will only be collected for FF&E to the extent such fees are not withheld by the property manager.

         Monthly reserves will only be collected for incentive fees to the extent such fees are not withheld by the property manager. The rights of the manager are fully subordinate to the lien of the mortgage loan.

                                      B-58

         Insurance Requirements. The borrower is required to maintain comprehensive all risk insurance and insurance coverage for acts of terrorism to the extent such terrorism insurance is commercially available.

         Lockbox; Sweep of Excess Cash Flow. A hard lockbox is in place with respect to the Strategic Hotel Portfolio Loan.

         Additional Debt. The Strategic Hotel Portfolio Loan amount of
$30,000,000 represents a portion of the original loan amount of the $208,500,000 first mortgage loan consisting of a $175,000,000 senior loan (evidenced by pari passu A-1, A-2, A-3 and A-4 notes) and a $33,500,000 subordinate loan (evidenced by four separate B notes). The A-1, A-2 and A-4 notes are not included in the trust. The B notes (the most subordinate portion of which is shadow rated Ba1/BB by Moody's and S&P, respectively) are subordinate to the A notes and were included in the GE 2004-C3 trust but do not back any certificates other than
Class SHP certificates in the GE 2004-C3 trust.

         Defeasance/Partial Defeasance. At any time after the earlier to occur of 24 months from the last securitization date of the pari passu notes and June
29, 2007, and subject to the satisfaction of certain requirements set forth in the loan documents, the borrower may obtain a release of any applicable
Strategic Hotel Portfolio Loan property by defeasance with U.S. Treasuries a portion of the principal balance of the Loan equal to 120% of the allocated loan amount for such property. The Aggregate DSCR of the date of the proposed release, for all properties then remaining subject to the liens of the mortgages, cannot be less than the greater of 2.66 to 1.0 and the Aggregate DSCR for the mortgaged properties immediately prior to the release in question. The borrowers have the right to repay a portion of the loan in excess of 120% of the allocated loan amount for such property that is necessary to comply with this requirement. Provided the Aggregate DSCR requirement immediately prior to the release in question is satisfied, the borrowers will not be obligated to defease the loan by more than 100% of the net sale proceeds received from a bona-fide third party purchaser in connection with a release of a property, however, in no event will the principal amount of the loan defeased be less than 120% of the allocated loan amount for such property.

                                      B-59

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX C

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS OR PRIVATE PLACEMENT MEMORANDUM FOR ANY
SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

                      $1,149,439,000 (APPROXIMATE BALANCE)      DECEMBER 7, 2004
                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C3

APPROXIMATE SECURITIES STRUCTURE:

PUBLICLY OFFERED CLASSES
                         APPROXIMATE   EXPECTED CREDIT         EXPECTED        EXPECTED
       EXPECTED RATING  FACE/NOTIONAL     SUPPORT          WEIGHTED AVERAGE    PRINCIPAL
CLASS   FITCH / S&P     AMOUNT ($MM)     (% OF UPB)       LIFE (YEARS) (A)     WINDOW (A)
-----------------------------------------------------------------------------------------

A-1        AAA/AAA              15.5        20.000%               1.00          01/05-12/06
A-1A(b)    AAA/AAA             351.4        20.000%               7.20          01/05-12/14
A-2        AAA/AAA              28.7        20.000%               3.30          12/06-08/09
A-3        AAA/AAA             137.9        20.000%               4.87          08/09-01/10
A-4        AAA/AAA             266.0        20.000%               6.82          07/11-11/11
A-AB       AAA/AAA              62.7        20.000%               7.86          01/10-03/14
A-5        AAA/AAA             138.6        20.000%               9.73          03/14-11/14
X-2(c)     AAA/AAA           1,211.2          N/A                  N/A              N/A
A-J        AAA/AAA              82.9        13.375%               9.97          12/14-12/14
B           AA/AA               31.3        10.875%               9.97          12/14-12/14
C          AA-/AA-              14.1         9.750%               9.97          12/14-12/14
D            A/A                20.3         8.125%               9.97          12/14-12/14

PRIVATELY OFFERED CLASSES (D)

X-1(c)     AAA/AAA         1,251.1          N/A
E           A-/A-             12.5         7.125%
F         BBB+/BBB+          15.6         5.875%
G          BBB/BBB            10.9         5.000%
H         BBB-/BBB-          20.3         3.375%
J          BB+/BB+             3.1         3.125%
K           BB/BB              6.3         2.625%
L          BB-/BB-             4.7         2.250%
M          B+/B+               4.7         1.875%
N           B/B                3.1         1.625%
O          B-/B-               3.1         1.375%
P          NR/NR              17.2           --
   TOTAL SECURITIES:      $1,251.1

(a)      Calculated on a 0% CPR and the modeling assumptions described in the prospectus supplement.
(b)      Group 2 only.
(c)      Interest only class.
(d)      Not offered hereby.

KEY FEATURES:
-------------

Co-Lead Managers:       Morgan Stanley & Co. Incorporated
                        Deutsche Bank Securities Inc.
Co-Managers:            GMAC Commercial Holding Capital Markets Corp.
                        Goldman, Sachs & Co.
Originators:            GMAC Commercial Mortgage Corporation ("GMACCM")
                        (42.5%)
                        Morgan Stanley Mortgage Capital Inc. ("MSMC")
                        (32.4%)
                        German American Capital Corporation ("GACC")
                        (25.1%)
Collateral:             92 Mortgage Loans ($1,251,090,921)
Master Servicer:        GMACCM
Special Servicer:       GMACCM
Trustee:                Wells Fargo Bank, N.A.
Pricing:                December 7, 2004
Closing:                December 21, 2004
Cut-Off Dates:          December 1st, 6th, 7th, 8th, 9th and 10th, 2004
Distribution Date:      10th of each month, or following business day
                        (commencing
                        January 10, 2005)
Payment Delay:          9 days
ERISA                   Eligible: Classes A-1, A-1A, A-2, A-3, A-4, A-AB, A-5,
                        X-2, A-J, B, C and D are expected to be ERISA eligible
                        subject to certain conditions for eligibility
Structure:              Sequential pay
Day Count:              30/360
Tax Treatment:          REMIC
Rated Final Distribution
Date:                   December 2041
Clean up Call:          1.0%
Minimum Denominations:  Publicly Offered Classes: $25,000 & $1
Delivery:               DTC for publicly offered classes

COLLATERAL FACTS (A) (B):
-------------------------
Cut-Off Date Loan Principal Balance:          $1,251,090,921
Number of Mortgage Loans / Properties:                92/123
Average Mortgage Loan Cut-Off Date Balance:      $13,598,814
Weighted Average Current Mortgage Rate:               5.458%
Weighted Average Loan U/W DSCR:                        1.63x
Weighted Average Loan Cut-Off Date LTV Ratio:         68.50%
Weighted Average Remaining Term to Maturity            100.6
Date (months):
Weighted Average Remaining Amortization Term
(months):                                              347.2
Lockout / Defeasance as % of Total (c):               95.64%
Balloon Loans as a % of Total:                        97.13%
Single Largest Asset as % of Total:                   11.99%
Five Largest Assets as % of Total:                    29.84%
Ten Largest Assets as % of Total:                     44.64%

(a) Two Mortgage Loans were structured as A Notes with pari passu companion loans. See Ten Largest Loans herein and the related GMAC Commercial Mortgage
    Securities, Inc. Series 2004-C3 Prospectus and Prospectus Supplement. All
    Loan-to Value ("LTV") and Debt Service Coverage Ratios ("DSCR") numbers are based on the combined pari passu A Notes, unless otherwise noted. Two
    Mortgage Loans were structured with secured subordinate debt. The balances of and debt service on the secured subordinate debt are not included in the
    DSCR or LTV calculations.
(b) All DSCR and LTV information presented herein is generally calculated as though any related earnout had been applied to reduce or defease the principal balance of the mortgage loan.
(c) Includes one loan representing 11.99% of the pool that is > of YM and
    1%/Defeasance.

TEN LARGEST ASSETS:
-------------------
LOAN                            PROPERTY TYPE      BALANCE          % OF TOTAL     DSCR        LTV
----------------------------------------------------------------------------------------------------

Houston Center (a)              Office           $150,000,000         11.99%       2.36x       65.78%
Union Station                   Mixed Use          60,000,000          4.80        2.38        40.76
Univision Tower                 Office             57,942,701          4.63        1.58        55.18
Sawyer Portfolio                Multifamily        55,500,000          4.44        1.30        79.17
Nashville Apartment
Portfolio                       Multifamily        49,940,144          3.99        1.52        79.74
Imperial Center Office          Office             47,000,000          3.76        1.25        78.33
Key Center                      Office             40,000,000          3.20        1.35        72.79
International Tower             Office             35,500,000          2.84        1.29        77.17
Charleston Hotel Portfolio      Hospitality        32,750,000          2.62        2.14        73.10
Strategic Hotel Portfolio (b)   Hospitality        29,845,717          2.39        2.74        46.11

TOTAL / WTD. AVG.                                $558,478,562         44.64%       1.87X       66.23%

(a) The subject $150.0mm loan represents a pari passu loan, which, together with companion loans not in the trust, comprise a $269.7mm loan

(b) The subject $29.8mm loan represents a pari passu loan, which, together with companion loans not in the trust, comprised the $174.1mm senior portion of a
    There are four subordinate B Notes that originally totaled $207.4mm loan.
    $33.5mm that are not included in the trust. The balances of and any debt service on the B Notes are not included in the DSCR or LTV calculations.

PROPERTY TYPES:
---------------
                       NUMBER OF                LOAN POOL CUT-OFF DATE BALANCE
                       MORTGAGED                ------------------------------
PROPERTY TYPE          PROPERTIES    ($MM)     % BY UPB    WTD. AVG. UWDSCR (A)
-------------          ----------    -----     --------    --------------------
Office                     19       $440.2      35.19%            1.74x
Multifamily                52        369.0      29.49             1.38
Hospitality (b)            11        117.8       9.41             2.03
Anchored Retail            12        114.7       9.17             1.30
Mixed Use                   1         60.0       4.80             2.38
Unanchored Retail          11         57.7       4.62             1.38
Industrial/Warehouse       10         37.2       2.97             1.47
Parking Facility            2         18.3       1.46             2.49
Other                       2         17.5       1.40             1.44
Self Storage                1          9.4       0.75             1.32
Manufactured Housing        2          9.3       0.74             1.33
TOTAL / WTD. AVG.         123     $1,251.1     100.00%            1.63X

(a) The calculation of weighted average UWDSCR does not in clude any B Note associated with the Mortgage Loan.

(b) Includes three mortgaged properties securing one loan (2.39% of the pool)
    which is shadow rated BBB/AA- by Fitch/S&P.

PROPERTY LOCATION:
------------------
                           NUMBER OF             LOAN POOL CUT-OFF DATE BALANCE
                           MORTGAGED             ------------------------------
GEOGRAPHIC DISTRIBUTION    PROPERTIES  ($MM)    % BY UPB    WTD. AVG. UWDSCR (A)
-----------------------    ----------  -----    --------    --------------------
Texas                         15       $292.5     23.38%       1.92x
California                    12        120.4      9.63        1.45
  Southern                     9        103.6      8.28        1.47
  Northern                     3         16.8      1.35        1.28
New York                       6         71.1      5.68        1.35
Maryland                       8         66.2      5.29        1.31
District of Columbia           1         60.0      4.80        2.38
Tennessee                      5         58.8      4.70        1.49
Florida                        6         57.9      4.63        1.42
South Carolina                 3         48.8      3.90        1.83
Louisana                       3         43.8      3.50        1.90
New Jersey                     7         41.8      3.34        1.42
Pennsylvania                  13         41.5      3.31        1.34
North Carolina                 7         38.2      3.05        1.62
Connecticut                    5         37.6      3.01        1.30
Other (b)                     32        272.6     21.79        1.50
TOTAL / WTD. AVG             123    $1,251.10      0.00%       1.63X

(a) The calculation of weighted average UWDSCR does not include any B Note associated with the Mortgage Loan.
(b) Includes 20 states.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission
(the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of
1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.
Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you and by any other information filed with the SEC. The Lead Managers and
Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead
Manager or Co-Managers imposing any limitation of any kind. This material is furnished to you by the Lead Managers and Co-Managers and not by the issuer of the securities. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities
Inc. are acting as the Lead Managers. GMAC Commercial Holding Capital Markets
Corp. and Goldman, Sachs & Co. are acting as the Co-Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates, other than GMAC Commercial Holding Capital Markets Corp., has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                       C-1

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS OR PRIVATE PLACEMENT MEMORANDUM FOR ANY
SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

                             MORTGAGE POOL OVERVIEW

COLLATERAL FACTS (A)                           LOAN GROUP 1 (B)      LOAN GROUP 2 (C)     AGGREGATE POOL
-----------------------------------------------------------------------------------------------------------

Cut-Off Date Loan Principal Balance:               $899,649,028          $351,441,894     $1,251,090,921
Number of Mortgage Loans / Properties:                    60/72                 32/51             92/123
Average Mortgage Loan Cut-Off Date Balance:         $14,994,150           $10,982,559        $13,598,814
Weighted Average Current Mortgage Rate:                  5.523%                5.291%             5.458%
Weighted Average Loan U/W DSCR:                           1.73x                 1.38x              1.63x
Weighted Average Loan Cut-Off Date LTV Ratio:            65.64%                75.82%             68.50%
Weighted Average Remaining Term to Maturity               104.1                  91.5              100.6
Date (months):
Weighted Average Remaining Amortization Term              343.7                 355.1              347.2
(months):
Lockout / Defeasance as % of Total (d):                  95.30%                96.51%             95.64%
Balloon Loans as a % of Total:                           96.01%               100.00%             97.13%
Single Largest Asset as % of Total:                      16.67%                15.79%             11.99%
Five Largest Assets as % of Total:                       39.45%                44.60%             29.84%
Ten Largest Assets as % of Total:                        55.59%                65.64%             44.64%

(a) The calculations set forth in this term sheet do not include any B Notes.
(b) The mortgaged properties included in Loan Group 1 include 72 properties used for commercial and multifamily residential purposes.
(c) The mortgaged properties included in Loan Group 2 include 51 properties used for multifamily residential purposes and manufactured housing purposes.
(d) Includes one loan in Loan Group 1 and the Aggregate Pool which represents
    16.67% of Loan Group 1 and 11.99% of the Aggregate Pool that is > of YM and 1%/Defeasance.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission
(the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of
1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.
Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you and by any other information filed with the SEC. The Lead Managers and
Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead
Manager or Co-Managers imposing any limitation of any kind. This material is furnished to you by the Lead Managers and Co-Managers and not by the issuer of the securities. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities
Inc. are acting as the Lead Managers. GMAC Commercial Holding Capital Markets
Corp. and Goldman, Sachs & Co. are acting as the Co-Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates, other than GMAC Commercial Holding Capital Markets Corp., has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                       C-2

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS OR PRIVATE PLACEMENT MEMORANDUM FOR ANY
SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

                           PARI PASSU COMPANION LOANS

                                         A-NOTE ORIGINAL                                                            B-NOTE ORIGINAL
 CONTROL NUMBER    PROPERTY NAME            BALANCE       TRANSACTION          SERVICER         SPECIAL SERVICER        BALANCE
------------------------------------------------------------------------------------------------------------------------------------

      1.           Houston Center          $90,000,000    GMAC 2004-C3     GMAC Commercial        GMAC Commercial          None
                                                                         Mortgage Corporation   Mortgage Corporation
                                           $70,000,000         TBD
                                           $60,000,000    GMAC 2004-C3
                                           $30,000,000         TBD
                                           $19,705,000         TBD
      13.     Strategic Hotel Portfolio    $50,000,000     GE 2004-C3    GEMSA Loan Services     Lennar Partners,      $33,500,000
                                                                                                       Inc.
                                           $70,000,000   COMM 2004-LNB4
                                           $30,000,000    GMAC 2004-C3
                                           $25,000,000         TBD

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission
(the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of
1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.
Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you and by any other information filed with the SEC. The Lead Managers and
Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead
Manager or Co-Managers imposing any limitation of any kind. This material is furnished to you by the Lead Managers and Co-Managers and not by the issuer of the securities. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities
Inc. are acting as the Lead Managers. GMAC Commercial Holding Capital Markets
Corp. and Goldman, Sachs & Co. are acting as the Co-Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates, other than GMAC Commercial Holding Capital Markets Corp., has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                       C-3

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS OR PRIVATE PLACEMENT MEMORANDUM FOR ANY
SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

                               STRUCTURAL OVERVIEW

 o    Loan Group 1 is comprised of 60 loans. Loan Group 2 is comprised of 32 loans.

 o    Generally, the Available Distribution Amount related to Loan Group 1 will be used to pay interest to Class A-1, A-2, A-3, A-4, A-AB and A-5, pro rata, until paid in full. Generally, the Available Distribution Amount related to Loan Group 2 will be used to pay interest to Class A-1A, until paid in full. Generally, the Available Distribution Amount will be used to pay interest to the Class X-1 and X-2, pro rata, until paid in full.

 o    Generally, the Available Distribution Amount related to Loan Group 1 will be used to pay principal to Class A-AB (to its planned balance), then to
      Class A-1, A-2, A-3, A-4, A-AB and A-5, in that order, until paid in full, then to pay principal to Class A-1A until paid in full. Generally, the
      Available Distribution Amount related to Loan Group 2 will be used to pay principal to Class A-1A until paid in full, then to pay principal to Class
      A-AB (to its planned balance), then to Class A-1, A-2, A-3, A-4, A-AB and
      A-5, in that order, until paid in full.

 o    Generally, the Available Distribution Amount will be used to pay interest and principal, sequentially, to the Class A-J, B, C, D, E, F, G, H, J, K,
      L, M, N, O and P certificates after the Class A-1, A-1A, A-2, A-3, A-4,
      A-AB, A-5, X-1 and X-2 certificates have received their entitlements of interest and principal payments, respectively, as well as reimbursement of applicable shortfalls and expenses.

 o    The Class A-1, A-1A, A-2, A-3, A-4, A-AB, A-5, X-1 and X-2 are equal in priority and senior to all other classes. The order of seniority of the other classes is as follows: Class A-J, B, C, D, E, F, G, H, J, K, L, M,
      N, O and P.

 o    All Classes will pay interest on a 30/360 basis.

 o    Principal losses will be allocated in reverse alphabetical order to the
      Class P, O, N, M, L, K, J, H, G, F, E, D, C, B and A-J, and then pro-rata to the Class A-1, A-1A, A-2, A-3, A-4, A-AB and A-5 regardless of the Loan
      Group. Any such reduction will also have the effect of reducing the aggregate notional amount of the Class X-1 and, in certain circumstances,
      Class X-2 certificates.

 o    The Master Servicer will cover prepayment interest shortfalls on the loans provided that with respect to any loans with due dates on the related determination date the Master Servicer will only cover prepayment interest shortfalls up to the master servicing fee at a rate not exceeding 2 basis points per annum; provided, that with respect to certain mortgage loans for which GMACCM is the mortgage loan seller, the Master Servicer will cover prepayment interest shortfalls without regard to its aggregate master servicing fee. Net prepayment interest shortfalls (i.e. after application of prepayment interest excesses on the mortgage loans and other compensating interest payments from the master servicing fee) will be allocated pro-rata (based on interest entitlements) to all regular certificates.

 o    Shortfalls resulting from Master Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to the Class
      P, O, N, M, L, K, J, H, G, F, E, D, C, B and A-J, and then pro-rata to the
      Class A-1, A-1A, A-2, A-3, A-4, A-AB and A-5. Any such reduction will also have the effect of reducing the aggregate notional amount of the Class X-1 and, in certain circumstances, Class X-2 certificates.

 o    Any excess interest that accrues on any ARD loan will be paid to the Class
      Q certificates if such loan is not repaid in full on its anticipated repayment date.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission
(the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of
1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.
Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you and by any other information filed with the SEC. The Lead Managers and
Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead
Manager or Co-Managers imposing any limitation of any kind. This material is furnished to you by the Lead Managers and Co-Managers and not by the issuer of the securities. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities
Inc. are acting as the Lead Managers. GMAC Commercial Holding Capital Markets
Corp. and Goldman, Sachs & Co. are acting as the Co-Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates, other than GMAC Commercial Holding Capital Markets Corp., has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                       C-4

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS OR PRIVATE PLACEMENT MEMORANDUM FOR ANY
SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

                      ALLOCATION OF PREPAYMENT PREMIUMS (A)

ALLOCATION OF PREPAYMENT PREMIUMS:
Prepayment premiums and yield maintenance amounts with respect to all loans will be allocated between the Class A-1, A-1A, A-2, A-3, A-4, A-AB, A-5, A-J, B, C,
D, E, F, G and H certificates then entitled to principal distributions and the
Class X-1 and X-2 certificates as follows:

 o    A percentage of all prepayment premiums and yield maintenance amounts with respect to Loan Group 1 will be allocated to Class A-1, A-2, A-3, A-4,
      A-AB, A-5, A-J, B, C, D, E, F, G and H certificates and with respect to
      Loan Group 2 will be allocated to the Class A-1A certificates such that the percentage will be equal to the product of (a) with respect to Loan
      Group 1, a fraction the numerator of which is equal to the amount of principal distributed to such Class A-1, A-2, A-3, A-4, A-AB, A-5, A-J, B,
      C, D, E, F, G or H certificates on that distribution date and the denominator of which is equal to the sum of the amount of principal distributed to the Class A-1, A-2, A-3, A-4, A-AB, A-5, A-J, B, C, D, E,
      F, G and H certificates on that distribution date, and with respect to
      Loan Group 2, a fraction the numerator of which is equal to the amount of principal distributed to such Class A-1A on such distribution date and the denominator of which is equal to the amount of principal distributed to the Class A-1A on that distribution date, in each case multiplied by (b) a fraction the numerator of which is the excess, if any, resulting from the
      Pass-Through Rate of the class of certificates currently receiving principal less the relevant discount rate, and the denominator of which is the excess, if any, resulting from the Mortgage Rate of the related
      Mortgage Loan less the relevant discount rate.

           ----------------------- ---- ----------------------------------------

           Prepayment                   (Pass-Through Rate - Discount Rate )
           Premium Allocation      =    ------------------------------------
           Percentage                   (Mortgage Rate - Discount Rate)

 o    The remaining percentage of such prepayment premiums and yield maintenance amounts will be allocated to the Class X-1 certificates and Class X-2 certificates based on an 80/20 ratio through the Distribution Date in
      December 2008. After the Distribution Date in December 2008 all prepayment premiums and yield maintenance amounts remaining will be allocated to the
      X-1 certificates.

 o    In general, this formula provides for an increase in the allocation of prepayment premiums and yield maintenance premiums to the Class A-1, A-1A,
      A-2, A-3, A-4, A-AB, A-5, A-J, B, C, D, E, F, G and H certificates relative to the Class X-1 and X-2 certificates as discount rates decrease and a decrease in the allocation to such Classes as discount rates rise.

Allocation of Prepayment Premiums Example

Discount Rate Fraction Methodology:
Mortgage Rate                                        =  6%
Bond Class Rate                                      =  5%
Treasury Rate (or Applicable Discount Rate)          =  4%
% of Principal Distributed to Class                  =  100%

     BOND CLASS ALLOCATION               CLASS X ALLOCATION
     ----------------------------------- ---------------------------------------

     5% - 4% x 100%    =   50%           Receives excess premiums = 50%
     -------
     6% - 4%

(a) For further information regarding the allocation of prepayment premiums, refer to the prospectus supplement.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission
(the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of
1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.
Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you and by any other information filed with the SEC. The Lead Managers and
Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead
Manager or Co-Managers imposing any limitation of any kind. This material is furnished to you by the Lead Managers and Co-Managers and not by the issuer of the securities. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities
Inc. are acting as the Lead Managers. GMAC Commercial Holding Capital Markets
Corp. and Goldman, Sachs & Co. are acting as the Co-Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates, other than GMAC Commercial Holding Capital Markets Corp., has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                       C-5

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS OR PRIVATE PLACEMENT MEMORANDUM FOR ANY
SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

                               PREPAYMENT PROFILE
       Prepayment Restrictions Assuming No Prepayment of Principal (a) (b)

                                                                         AGGREGATE POOL
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                     DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER      DECEMBER
RESTRICTIONS                       2004         2005         2006         2007         2008         2009         2010          2011
------------------------------------------------------------------------------------------------------------------------------------

Locked out / Defeasance          100.00        99.14        84.25        84.14        84.00        80.07        81.12         97.76
> YM and 2%                        0.00         0.86         0.85         0.84         0.83         0.00         0.00          0.00
> YM and 1%                        0.00         0.00         0.00         0.00         0.00         0.94         0.96          1.50
YM                                 0.00         0.00         2.70         2.69         2.67         1.70         1.72          0.74
> YM (T + 50 bps) and 1%           0.00         0.00        12.20        12.33        12.49        15.69        16.19          0.00
Open                               0.00         0.00         0.00         0.00         0.00         1.59         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                            100.00       100.00       100.00       100.00       100.00       100.00       100.00        100.00
Balance of Mortgage Loans
($mm)                          1,251.09     1,241.22     1,229.95     1,216.13     1,200.66       956.03       926.21        582.66
% OF CUT-OFF BALANCE             100.00        99.21        98.31        97.21        95.97        76.42        74.03         46.57
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                     DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER      DECEMBER
RESTRICTIONS                       2012         2013         2014         2015         2016         2017         2018          2019
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance           97.76        93.67       100.00       100.00       100.00       100.00       100.00        100.00
> YM and 2%                        0.00         0.00         0.00         0.00         0.00         0.00         0.00          0.00
> YM and 1%                        1.51         1.54         0.00         0.00         0.00         0.00         0.00          0.00
YM                                 0.73         0.73         0.00         0.00         0.00         0.00         0.00          0.00
> YM (T + 50 bps) and 1%           0.00         0.00         0.00         0.00         0.00         0.00         0.00          0.00
Open                               0.00         4.06         0.00         0.00         0.00         0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                            100.00       100.00       100.00       100.00       100.00       100.00       100.00        100.00
Balance of Mortgage Loans
($mm)                            569.45       547.03        60.12        58.35        56.49        54.49        52.37          8.35
% OF CUT-OFF BALANCE              45.52        43.72         4.81         4.66         4.51         4.36         4.19          0.67
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                     DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER
RESTRICTIONS                       2020         2021         2022         2023         2024         2025         2026
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance          100.00       100.00       100.00       100.00       100.00       100.00         0.00
> YM and 2%                        0.00         0.00         0.00         0.00         0.00         0.00         0.00
> YM and 1%                        0.00         0.00         0.00         0.00         0.00         0.00         0.00
YM                                 0.00         0.00         0.00         0.00         0.00         0.00         0.00
> YM (T + 50 bps) and 1%           0.00         0.00         0.00         0.00         0.00         0.00         0.00
Open                               0.00         0.00         0.00         0.00         0.00         0.00         0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                            100.00       100.00       100.00       100.00       100.00       100.00         0.00
Balance of Mortgage Loans
($mm)                              7.02         5.61         4.10         2.50         0.50         0.25         0.00
% OF CUT-OFF BALANCE               0.56         0.45         0.33         0.20         0.04         0.02         0.00
------------------------------------------------------------------------------------------------------------------------------------

                                                                      LOAN GROUP 1
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                     DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER      DECEMBER
RESTRICTIONS                       2004         2005         2006         2007         2008         2009         2010          2011
------------------------------------------------------------------------------------------------------------------------------------

Locked out / Defeasance          100.00       100.00        79.40        79.22        79.02        74.19        75.46         97.00
> YM and 1%                        0.00         0.00         0.00         0.00         0.00         1.23         1.26          2.01
YM                                 0.00         0.00         3.62         3.60         3.58         2.06         2.09          0.99
> YM (T + 50 bps) and 1%           0.00         0.00        16.98        17.18        17.40        20.45        21.20          0.00
Open                               0.00         0.00         0.00         0.00         0.00         2.07         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                            100.00       100.00       100.00       100.00       100.00       100.00       100.00        100.00
Balance of Mortgage Loans
($mm)                            899.65       891.93       883.32       873.06       862.23       733.57       707.67        434.18
% OF CUT-OFF BALANCE             100.00        99.14        98.19        97.04        95.84        81.54        78.66         48.26
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                     DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER      DECEMBER
RESTRICTIONS                       2012         2013         2014         2015         2016         2017         2018          2019
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance           96.99        91.61       100.00       100.00       100.00       100.00       100.00        100.00
> YM and 1%                        2.03         2.04         0.00         0.00         0.00         0.00         0.00          0.00
YM                                 0.98         0.97         0.00         0.00         0.00         0.00         0.00          0.00
> YM (T + 50 bps) and 1%           0.00         0.00         0.00         0.00         0.00         0.00         0.00          0.00
Open                               0.00         5.38         0.00         0.00         0.00         0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                            100.00       100.00       100.00       100.00       100.00       100.00       100.00        100.00
Balance of Mortgage Loans
($mm)                            423.87       412.88        57.76        56.05        54.24        52.31        50.25          8.35
% OF CUT-OFF BALANCE              47.12        45.89         6.42         6.23         6.03         5.81         5.59          0.93
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                     DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER
RESTRICTIONS                       2020         2021         2022         2023         2024         2025         2026
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance          100.00       100.00       100.00       100.00       100.00       100.00         0.00
> YM and 1%                        0.00         0.00         0.00         0.00         0.00         0.00         0.00
YM                                 0.00         0.00         0.00         0.00         0.00         0.00         0.00
> YM (T + 50 bps) and 1%           0.00         0.00         0.00         0.00         0.00         0.00         0.00
Open                               0.00         0.00         0.00         0.00         0.00         0.00         0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                            100.00       100.00       100.00       100.00       100.00       100.00         0.00
Balance of Mortgage Loans
($mm)                              7.02         5.61         4.10         2.50         0.50         0.25         0.00
% OF CUT-OFF BALANCE               0.78         0.62         0.46         0.28         0.06         0.03         0.00
------------------------------------------------------------------------------------------------------------------------------------

(a)   All tables are calculated with the modeling assumptions described in the prospectus supplement.

(b)   Differences in totals may exist due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission
(the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of
1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.
Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you and by any other information filed with the SEC. The Lead Managers and
Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead
Manager or Co-Managers imposing any limitation of any kind. This material is furnished to you by the Lead Managers and Co-Managers and not by the issuer of the securities. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities
Inc. are acting as the Lead Managers. GMAC Commercial Holding Capital Markets
Corp. and Goldman, Sachs & Co. are acting as the Co-Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates, other than GMAC Commercial Holding Capital Markets Corp., has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                       C-6

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS OR PRIVATE PLACEMENT MEMORANDUM FOR ANY
SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

                               PREPAYMENT PROFILE
       Prepayment Restrictions Assuming No Prepayment of Principal (a) (b)

                                                                      LOAN GROUP 2
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                    DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER      DECEMBER
RESTRICTIONS                      2004         2005         2006         2007         2008         2009         2010          2011
------------------------------------------------------------------------------------------------------------------------------------

Locked Out / Defeasance         100.00        96.93        96.60        96.65        96.70        99.46        99.47        100.00
> YM and 2%                       0.00         3.07         3.02         2.98         2.94         0.00         0.00          0.00
YM                                0.00         0.00         0.37         0.37         0.36         0.54         0.53          0.00
Open                              0.00         0.00         0.00         0.00         0.00         0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                           100.00       100.00       100.00       100.00       100.00       100.00       100.00        100.00
Balance of Mortgage Loans
($mm)                           351.44       349.29       346.63       343.07       338.43       222.47       218.54        148.48
% OF CUT-OFF BALANCE            100.00        99.39        98.63        97.62        96.30        63.30        62.18         42.25
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                    DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER      DECEMBER
RESTRICTIONS                      2012         2013         2014         2015         2016         2017         2018          2019
------------------------------------------------------------------------------------------------------------------------------------
Locked Out / Defeasance         100.00       100.00       100.00       100.00       100.00       100.00       100.00          0.00
> YM and 2%                       0.00         0.00         0.00         0.00         0.00         0.00         0.00          0.00
YM                                0.00         0.00         0.00         0.00         0.00         0.00         0.00          0.00
Open                              0.00         0.00         0.00         0.00         0.00         0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                           100.00       100.00       100.00       100.00       100.00       100.00       100.00          0.00
Balance of Mortgage Loans                                                                                                     0.00
($mm)                           145.58       134.15         2.36         2.30         2.24         2.18         2.12
% OF CUT-OFF BALANCE             41.42        38.17         0.67         0.66         0.64         0.62         0.60          0.00
------------------------------------------------------------------------------------------------------------------------------------

(a)   All tables are calculated with the modeling assumptions described in the prospectus supplement.

(b)   Differences in totals may exist due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission
(the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of
1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.
Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you and by any other information filed with the SEC. The Lead Managers and
Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead
Manager or Co-Managers imposing any limitation of any kind. This material is furnished to you by the Lead Managers and Co-Managers and not by the issuer of the securities. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities
Inc. are acting as the Lead Managers. GMAC Commercial Holding Capital Markets
Corp. and Goldman, Sachs & Co. are acting as the Co-Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates, other than GMAC Commercial Holding Capital Markets Corp., has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                       C-7

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS OR PRIVATE PLACEMENT MEMORANDUM FOR ANY
SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

                     WEIGHTED AVERAGE LIFE TABLE (IN YEARS)

                          PREPAYMENT ASSUMPTIONS (CPR)
            0% CPR          25% CPR          50% CPR     75% CPR    100% CPR
 -------------------------------------------------------------------------------
 A-1          1.00            1.00             1.00        1.00        1.00
 A-1A         7.20            7.20             7.19        7.17        7.05
 A-2          3.30            3.30             3.30        3.30        3.29
 A-3          4.87            4.86             4.85        4.83        4.66
 A-4          6.82            6.80             6.79        6.77        6.57
 A-AB         7.86            7.86             7.85        7.84        7.78
 A-5          9.73            9.72             9.70        9.69        9.57
 A-J          9.97            9.97             9.95        9.93        9.72
 B            9.97            9.97             9.97        9.97        9.75
 C            9.97            9.97             9.97        9.97        9.80
 D            9.97            9.97             9.97        9.97        9.80
 -------------------------------------------------------------------------------

(a)   Weighted average lives are calculated with the modeling assumptions described in prospectus supplement.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission
(the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of
1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.
Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you and by any other information filed with the SEC. The Lead Managers and
Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead
Manager or Co-Managers imposing any limitation of any kind. This material is furnished to you by the Lead Managers and Co-Managers and not by the issuer of the securities. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities
Inc. are acting as the Lead Managers. GMAC Commercial Holding Capital Markets
Corp. and Goldman, Sachs & Co. are acting as the Co-Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates, other than GMAC Commercial Holding Capital Markets Corp., has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                       C-8

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS OR PRIVATE PLACEMENT MEMORANDUM FOR ANY
SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

[MAP OMITTED]

UTAH                              2 properties         $ 21,705,741        1.73% of total
NEBRASKA                          1 property           $    848,191        0.07% of total
MISSOURI                          1 property           $  2,908,795        0.23% of total
IOWA                              1 property           $ 12,943,789        1.03% of total
MINNESOTA                         1 property           $ 17,000,000        1.36% of total
ILLINOIS                          1 property           $ 35,500,000        2.84% of total
INDIANA                           1 property           $ 10,933,033        0.87% of total
MICHIGAN                          1 property           $ 11,237,617        0.90% of total
OHIO                              2 properties         $  9,860,698        0.79% of total
PENNSYLVANIA                     13 properties         $ 41,454,712        3.31% of total
NEW YORK                          6 properties         $ 71,056,100        5.68% of total
CONNECTICUT                       5 properties         $ 37,600,000        3.01% of total
NEW JERSEY                        7 properties         $ 41,787,891        3.34% of total
MARYLAND                          8 properties         $ 66,186,892        5.29% of total
DISTRICT OF COLUMBIA              1 property           $ 60,000,000        4.80% of total
VIRGINIA                          3 properties         $ 20,892,337        1.67% of total
WEST VIRGINIA                     1 property           $  3,238,093        0.26% of total
NORTH CAROLINA                    7 properties         $ 38,186,988        3.05% of total
SOUTH CAROLINA                    3 properties         $ 48,750,000        3.90% of total
GEORGIA                           2 properties         $  5,337,716        0.43% of total
FLORIDA                           6 properties         $ 57,867,742        4.63% of total
TENNESSEE                         5 properties         $ 58,840,144        4.70% of total
ALABAMA                           3 properties         $ 15,906,846        1.27% of total
LOUISIANA                         3 properties         $ 43,783,452        3.50% of total
TEXAS                            15 properties         $292,526,750       23.38% of total
OKLAHOMA                          1 property           $  3,188,027        0.25% of total
NEW MEXICO                        1 property           $ 16,500,000        1.32% of total
COLORADO                          1 property           $ 15,000,000        1.20% of total
ARIZONA                           5 properties         $ 28,244,201        2.26% of total
CALIFORNIA                       12 properties         $120,444,786        9.63% of total
NEVADA                            1 property           $  3,289,832        0.26% of total
OREGON                            1 property           $  5,200,000        0.42% of total
WASHINGTON                        2 properties         $ 32,870,550        2.63% of total

          -------------------------------------------------------------
          [ ] [less than or equal to] 1.00% of initial pool balance
          [ ] 1.00% - 5.00% of initial pool balance
          [ ] 5.01% - 10.00% of initial pool balance
          [ ] [greater than or equal to] 10.01% of initial pool balance
          -------------------------------------------------------------

[GRAPHIC OMITTED]

                     ALLOCATED LOAN AMOUNT BY PROPERTY TYPE

Self Storage                  0.75%
Manufactured Housing          0.74%
Office                       35.19%
Multifamily                  29.49%
Hospitality                   9.41%
Anchored Retail               9.17%
Mixed Use                     4.80%
Unanchored Retail             4.62%
Industrial/Warehouse          2.97%
Parking Facility              1.46%
Other                         1.40%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission
(the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of
1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.
Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you and by any other information filed with the SEC. The Lead Managers and
Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead
Manager or Co-Managers imposing any limitation of any kind. This material is furnished to you by the Lead Managers and Co-Managers and not by the issuer of the securities. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities
Inc. are acting as the Lead Managers. GMAC Commercial Holding Capital Markets
Corp. and Goldman, Sachs & Co. are acting as the Co-Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates, other than GMAC Commercial Holding Capital Markets Corp., has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                       C-9

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY
SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY FINAL PROSPECTUS OR PRIVATE PLACEMENT MEMORANDUM FOR ANY
SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

DISTRIBUTION OF DSCR
-------------------------------------------------------------------

                                                    % OF AGGREGATE
                      NUMBER OF     CUT-OFF DATE     CUT-OFF DATE
RANGE OF DSCR (A)  MORTGAGE LOANS     BALANCE          BALANCE
-------------------------------------------------------------------
1.08 - 1.09x              1         $3,293,927            0.26%
1.10 - 1.19               1         10,933,033            0.87
1.20 - 1.29              25        307,312,598           24.56
1.30 - 1.39              25        271,512,685           21.70
1.40 - 1.49              11         97,832,542            7.82
1.50 - 1.59              14        182,127,855           14.56
1.60 - 1.69               4         30,963,770            2.47
1.70 - 1.79               3         28,874,109            2.31
1.90 - 1.99               2         17,644,685            1.41
2.00 - 2.74               6        300,595,717           24.03
                          -     --------------          ------
TOTAL                    92     $1,251,090,921          100.00%
-------------------------------------------------------------------

DISTRIBUTION OF LTV RATIOS
--------------------------------------------------------------
                                                     % OF
                                                   AGGREGATE
                    NUMBER OF      CUT-OFF DATE  CUT-OFF DATE
RANGE OF LTV(%) (A) MORTGAGE LOANS   BALANCE        BALANCE
----------------------------------------------- --------------
36.14 - 44.99%          4         $80,925,295          6.47%
45.00 - 49.99           2          47,845,717          3.82
50.00 - 54.99           3          28,000,000          2.24
55.00 - 59.99           5         104,921,692          8.39
60.00 - 64.99           3          25,168,691          2.01
65.00 - 69.99          14         221,824,938         17.73
70.00 - 74.99          20         267,142,324         21.35
75.00 - 79.99          38         454,119,143         36.30
80.00 - 82.62           3          21,143,122          1.69
                       --      --------------        ------
TOTAL                  92      $1,251,090,921        100.00%
--------------------------------------------------------------

DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCE
-----------------------------------------------------------------------
                                                             % OF
                             NUMBER OF                      AGGREGATE
CUT-OFF DATE PRINCIPAL       MORTGAGE       CUT-OFF       CUT-OFF DATE
BALANCE ($)                    LOANS      DATE BALANCE       BALANCE
-----------------------------------------------------------------------
 $ 1,200,000 - 1,999,999          3        $4,349,763          0.35%
   2,000,000 - 2,999,999          6        15,128,180          1.21
   3,000,000 - 3,999,999         12        42,991,060          3.44
   4,000,000 - 5,999,999         12        60,557,650          4.84
   6,000,000 - 7,999,999         10        70,463,916          5.63
   8,000,000 - 9,999,999          7        64,368,051          5.14
 10,000,000 - 14,999,999         19       240,359,895         19.21
 15,000,000 - 29,999,999         15       274,179,705         21.92
 30,000,000 - 49,999,999          4       155,250,000         12.41
 50,000,000 - 150,000,000         4       323,442,701         25.85
                                 --    --------------        -------
TOTAL                            92    $1,251,090,921        100.00%
-----------------------------------------------------------------------

DISTRIBUTION OF MORTGAGE INTEREST RATE (%)
---------------------------------------------------------------
                                                   % OF
RANGE OF                                         AGGREGATE
MORTGAGE          NUMBER OF       CUT-OFF DATE  CUT-OFF DATE
RATES(%)        MORTGAGE LOANS      BALANCE        BALANCE
---------------------------------------------------------------
4.810 - 4.999%          4         $44,664,684         3.57%
5.000 - 5.249          18         455,749,577        36.43
5.250 - 5.499          18         182,952,252        14.62
5.500 - 5.749          23         190,525,997        15.23
5.750 - 5.999          20         240,088,803        19.19
6.000 - 6.499           6         107,933,454         8.63
6.500 - 6.700           3          29,176,155         2.33
                       --       -------------       ------
TOTAL                  92       $1,251,090,921      100.00%
---------------------------------------------------------------

DISTRIBUTION OF AMORTIZATION TYPE
-------------------------------------------------------------------
                                                        % OF
                           NUMBER OF    CUT-OFF       AGGREGATE
                            MORTGAGE      DATE       CUT-OFF DATE
AMORTIZATION TYPE            LOANS      BALANCE       BALANCE
-------------------------------------------------------------------
Amortizing Balloon              60    $646,238,065       51.65%
Interest Only, then
Amortizing                      24     341,896,500        27.33
Interest Only                    5     227,050,000        18.15
Fully Amortizing                 2      20,906,357         1.67
Hyperamortizing                  1      15,000,000         1.20
                                --   --------------     -------
TOTAL                           92   $1,251,090,921      100.00%
-------------------------------------------------------------------

DISTRIBUTION OF REMAINING AMORTIZATION TERMS
---------------------------------------------------------------
RANGE OF
REMAINING                                        % OF AGGREGATE
AMORTIZATION      NUMBER OF       CUT-OFF DATE    CUT-OFF DATE
TERMS (MOS)     MORTGAGE LOANS      BALANCE          BALANCE
---------------------------------------------------------------
Interest Only         5           $227,050,000          18.15%
239-240               3             48,112,429           3.85
261-280               2             14,226,960           1.14
281-300              11             76,656,527           6.13
341-360              71            885,045,004          70.74
                     --         --------------        -------
TOTAL                92         $1,251,090,921        100.00%
---------------------------------------------------------------

DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE
----------------------------------------------------------------
                                                       % OF
                          NUMBER OF                  AGGREGATE
                          MORTGAGED  CUT-OFF DATE   CUT-OFF DATE
LOCATION                 PROPERTIES     BALANCE       BALANCE
----------------------------------------------------------------
Texas                        15      $292,526,750        23.38%
California                   12       120,444,786         9.63
New York                      6        71,056,100         5.68
Maryland                      8        66,186,892         5.29
District of Columbia          1        60,000,000         4.80
Tennessee                     5        58,840,144         4.70
Florida                       6        57,867,742         4.63
South Carolina                3        48,750,000         3.90
Louisiana                     3        43,783,452         3.50
New Jersey                    7        41,787,891         3.34
Pennsylvania                 13        41,454,712         3.31
North Carolina                7        38,186,988         3.05
Connecticut                   5        37,600,000         3.01
Illinois                      1        35,500,000         2.84
Washington                    2        32,870,550         2.63
Arizona                       5        28,244,201         2.26
Other*                       24       175,990,713        14.07
                            ---    ---------------      -------
TOTAL                       123    $1,251,090,921       100.00%
--------------------------------------------------------------

*Includes 17 states.

DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
---------------------------------------------------------------
RANGE OF
ORIGINAL TERM                                    % OF AGGREGATE
TO                NUMBER OF       CUT-OFF DATE    CUT-OFF DATE
MATURITY (MOS)  MORTGAGE LOANS      BALANCE          BALANCE
---------------------------------------------------------------
60-80                14           $244,951,948          19.58%
81-100               14            344,048,089          27.50
101-120              60            591,441,406          47.27
141-180               2             49,743,122           3.98
221-240               1             17,612,429           1.41
241-264               1              3,293,927           0.26
                     --         --------------        -------
TOTAL                92         $1,251,090,921        100.00%
---------------------------------------------------------------

DISTRIBUTION OF REMAINING TERMS TO MATURITY
------------------------------------------------------------------
RANGE OF
REMAINING                                          % OF AGGREGATE
TERMS TO          NUMBER OF       CUT-OFF DATE      CUT-OFF DATE
MATURITY (MOS)  MORTGAGE LOANS      BALANCE            BALANCE
------------------------------------------------------------------
56-80                17           $297,070,109          23.74%
81-100               12            302,862,961          24.21
101-120              59            580,508,373          46.40
121-180               2             49,743,122           3.98
201-263               2             20,906,357           1.67
                     --         --------------         -------
TOTAL                92         $1,251,090,921         100.00%
------------------------------------------------------------------

DISTRIBUTION OF PREPAYMENT PROVISIONS
---------------------------------------------------------------
                                                       % OF
                       NUMBER OF                     AGGREGATE
PREPAYMENT              MORTGAGE   CUT-OFF DATE     CUT-OFF DATE
PROVISIONS               LOANS       BALANCE          BALANCE
---------------------------------------------------------------
Defeasance                85      $1,046,500,289       83.65%
>YM and
1%/Defeasance              1       150,000,000         11.99
Yield Maintenance          4        34,245,099          2.74
>YM and 2%                 1        10,933,033          0.87
>YM and 1%                 1         9,412,500          0.75
                          --    --------------        -------
TOTAL                     92    $1,251,090,921        100.00%
---------------------------------------------------------------

(a)      Two Mortgage Loans were structured with secured subordinate debt. The balances of and any debt service on the secured subordinate debt are not included in the DSCR or LTV calculations.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission
(the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of
1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.
Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you and by any other information filed with the SEC. The Lead Managers and
Co-Managers do not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without the Lead
Manager or Co-Managers imposing any limitation of any kind. This material is furnished to you by the Lead Managers and Co-Managers and not by the issuer of the securities. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities
Inc. are acting as the Lead Managers. GMAC Commercial Holding Capital Markets
Corp. and Goldman, Sachs & Co. are acting as the Co-Managers. None of these parties are acting as agent for the issuer or its affiliates in connection with the proposed transaction. Neither the issuer nor any of its affiliates, other than GMAC Commercial Holding Capital Markets Corp., has prepared or taken part in the preparation of these materials and neither makes any representation as to the accuracy of these materials.

                                      C-10

                                    ANNEX D

                          GLOBAL CLEARANCE, SETTLEMENT
                       AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered GMAC Commercial
Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2004-C3
(the "global securities") will be available only in book-entry form. Investors in the global securities may hold those global securities through any of DTC,
Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Terms used but not defined in this Annex D have the meanings assigned to them in the prospectus supplement and the prospectus.

     Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between
Clearstream or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in that capacity) and as DTC participants.

     Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All global securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream or
Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to

                                      D-1

ensure that settlement can be made on the desired date between DTC
Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between Clearstream or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a
Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The global securities credit will appear the next day (European time)
and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date. Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream participants or
Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date.

                                      D-2

Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or
Euroclear participant at least one business day before settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or
Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date
(i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream or
Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a)  borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or
          Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b)  borrowing the global securities in the U.S. from a DTC participant no later than one day before settlement, which would give the global securities sufficient time to be reflected in their Clearstream or
          Euroclear account to settle the sale side of the trade; or (c)
          staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through
Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that

                                      D-3

beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of certificates that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

     Exemption for non-U.S. Persons with effectively connected income (Form
W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a
U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI) (Certificate of Foreign
Person's Claim for Exemption From Withholding on Income Effectively Connected
With the Conduct of a Trade or Business in the United States) or substitute form.

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form
W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States
Withholding) or substitute form. Form W-8BEN may be filed by the Beneficial
Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for
Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or, in the case of a Form W-8BEN or a Form W-8ECI filer, its agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN is effective for three calendar years and Form W-8ECI is effective for three calendar years.

     The term "U.S. person" means (1) a citizen or resident of the United
States, (2) a corporation or partnership organized in or under the laws of the
United States or any political subdivision thereof or (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S.
federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                      D-4

                                    ANNEX E

                                   CLASS A-AB
                           PLANNED PRINCIPAL BALANCE

 DISTRIBUTION DATE          BALANCE           DISTRIBUTION DATE          BALANCE
-------------------   ------------------     -------------------   ------------------

     Closing Date     62,731,000.00               8/10/2008           62,731,000.00
        1/10/2005     62,731,000.00               9/10/2008           62,731,000.00
        2/10/2005     62,731,000.00              10/10/2008           62,731,000.00
        3/10/2005     62,731,000.00              11/10/2008           62,731,000.00
        4/10/2005     62,731,000.00              12/10/2008           62,731,000.00
        5/10/2005     62,731,000.00               1/10/2009           62,731,000.00
        6/10/2005     62,731,000.00               2/10/2009           62,731,000.00
        7/10/2005     62,731,000.00               3/10/2009           62,731,000.00
        8/10/2005     62,731,000.00               4/10/2009           62,731,000.00
        9/10/2005     62,731,000.00               5/10/2009           62,731,000.00
       10/10/2005     62,731,000.00               6/10/2009           62,731,000.00
       11/10/2005     62,731,000.00               7/10/2009           62,731,000.00
       12/10/2005     62,731,000.00               8/10/2009           62,731,000.00
        1/10/2006     62,731,000.00               9/10/2009           62,731,000.00
        2/10/2006     62,731,000.00              10/10/2009           62,731,000.00
        3/10/2006     62,731,000.00              11/10/2009           62,731,000.00
        4/10/2006     62,731,000.00              12/10/2009           62,731,000.00
        5/10/2006     62,731,000.00               1/10/2010           62,719,620.27
        6/10/2006     62,731,000.00               2/10/2010           61,897,000.00
        7/10/2006     62,731,000.00               3/10/2010           60,820,000.00
        8/10/2006     62,731,000.00               4/10/2010           59,989,000.00
        9/10/2006     62,731,000.00               5/10/2010           59,071,000.00
       10/10/2006     62,731,000.00               6/10/2010           58,231,000.00
       11/10/2006     62,731,000.00               7/10/2010           57,304,000.00
       12/10/2006     62,731,000.00               8/10/2010           56,456,000.00
        1/10/2007     62,731,000.00               9/10/2010           55,603,000.00
        2/10/2007     62,731,000.00              10/10/2010           54,664,000.00
        3/10/2007     62,731,000.00              11/10/2010           53,803,000.00
        4/10/2007     62,731,000.00              12/10/2010           52,855,000.00
        5/10/2007     62,731,000.00               1/10/2011           51,985,000.00
        6/10/2007     62,731,000.00               2/10/2011           51,110,000.00
        7/10/2007     62,731,000.00               3/10/2011           49,986,000.00
        8/10/2007     62,731,000.00               4/10/2011           49,102,000.00
        9/10/2007     62,731,000.00               5/10/2011           48,132,000.00
       10/10/2007     62,731,000.00               6/10/2011           47,238,000.00
       11/10/2007     62,731,000.00               7/10/2011           47,038,000.00
       12/10/2007     62,731,000.00               8/10/2011           46,838,000.00
        1/10/2008     62,731,000.00               9/10/2011           46,638,000.00
        2/10/2008     62,731,000.00              10/10/2011           46,438,000.00
        3/10/2008     62,731,000.00              11/10/2011           46,225,015.87
        4/10/2008     62,731,000.00              12/10/2011           45,358,000.00
        5/10/2008     62,731,000.00               1/10/2012           44,556,000.00
        6/10/2008     62,731,000.00               2/10/2012           43,750,000.00
        7/10/2008     62,731,000.00               3/10/2012           42,804,000.00

                                      E-1

 DISTRIBUTION DATE          BALANCE           DISTRIBUTION DATE          BALANCE
-------------------   ------------------     -------------------   ------------------

        4/10/2012        41,990,000.00            5/10/2013           30,480,000.00
        5/10/2012        41,103,000.00            6/10/2013           29,604,000.00
        6/10/2012        40,280,000.00            7/10/2013           28,659,000.00
        7/10/2012        39,386,000.00            8/10/2013           27,775,000.00
        8/10/2012        38,554,000.00            9/10/2013           26,886,000.00
        9/10/2012        37,719,000.00           10/10/2013           25,928,000.00
       10/10/2012        36,812,000.00           11/10/2013           25,030,000.00
       11/10/2012        35,968,000.00           12/10/2013           24,063,000.00
       12/10/2012        35,053,000.00            1/10/2014           16,426,000.00
        1/10/2013        34,200,000.00            2/10/2014              120,000.00
        2/10/2013        33,344,000.00            3/10/2014                    0.00
        3/10/2013        32,283,000.00
        4/10/2013        31,416,000.00

                                      E-2

                                    ANNEX F

                           CLASS X-2 REFERENCE RATE

 DISTRIBUTION DATE        RATE           DISTRIBUTION DATE        RATE
-------------------   ------------      -------------------   ----------

     1/10/2005           5.3767%             7/10/2008         5.3679%
     2/10/2005           5.3766%             8/10/2008         5.5364%
     3/10/2005           5.3769%             9/10/2008         5.5363%
     4/10/2005           5.5307%            10/10/2008         5.3676%
     5/10/2005           5.3764%            11/10/2008         5.5361%
     6/10/2005           5.5305%            12/10/2008         5.3674%
     7/10/2005           5.3762%             1/10/2009         5.3673%
     8/10/2005           5.5303%             2/10/2009         5.3672%
     9/10/2005           5.5302%             3/10/2009         5.3679%
    10/10/2005           5.3760%             4/10/2009         5.5355%
    11/10/2005           5.5329%             5/10/2009         5.3669%
    12/10/2005           5.3757%             6/10/2009         5.5351%
     1/10/2006           5.3756%             7/10/2009         5.3665%
     2/10/2006           5.3755%             8/10/2009         5.5337%
     3/10/2006           5.3758%             9/10/2009         5.5023%
     4/10/2006           5.5323%            10/10/2009         5.3461%
     5/10/2006           5.3752%            11/10/2009         5.5209%
     6/10/2006           5.5320%            12/10/2009         5.3411%
     7/10/2006           5.3750%             1/10/2010         5.3759%
     8/10/2006           5.5318%             2/10/2010         5.3807%
     9/10/2006           5.5317%             3/10/2010         5.3816%
    10/10/2006           5.3738%             4/10/2010         5.5541%
    11/10/2006           5.5356%             5/10/2010         5.3802%
    12/10/2006           5.3714%             6/10/2010         5.5538%
     1/10/2007           5.3699%             7/10/2010         5.3800%
     2/10/2007           5.3698%             8/10/2010         5.5535%
     3/10/2007           5.3702%             9/10/2010         5.5533%
     4/10/2007           5.5369%            10/10/2010         5.3796%
     5/10/2007           5.3694%            11/10/2010         5.5530%
     6/10/2007           5.5366%            12/10/2010         5.3793%
     7/10/2007           5.3692%             1/10/2011         5.3791%
     8/10/2007           5.5364%             2/10/2011         5.3790%
     9/10/2007           5.5377%             3/10/2011         5.3801%
    10/10/2007           5.3689%             4/10/2011         5.5527%
    11/10/2007           5.5374%             5/10/2011         5.3791%
    12/10/2007           5.3687%             6/10/2011         5.5524%
     1/10/2008           5.5372%             7/10/2011         5.3759%
     2/10/2008           5.3684%             8/10/2011         5.5578%
     3/10/2008           5.3687%             9/10/2011         5.5597%
     4/10/2008           5.5369%            10/10/2011         5.3736%
     5/10/2008           5.3681%            11/10/2011         5.5554%
     6/10/2008           5.5367%            12/10/2011         5.5234%

                                      F-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                   Depositor

                      MORTGAGE PASS-THROUGH CERTIFICATES

THE DEPOSITOR MAY FROM TIME TO TIME ESTABLISH A TRUST AND ISSUE A SERIES OF
CERTIFICATES REPRESENTING INTERESTS IN THAT TRUST.

THE CERTIFICATES IN A SERIES:

o    will be paid only from the assets of the trust created for that series; and

o    may be divided into multiple classes of certificates having different rights as to payments, security and priority.

THE ASSETS UNDERLYING THE CERTIFICATES IN A SERIES WILL INCLUDE:

o    multifamily or commercial mortgage loans; or

o    securities that evidence interests in or are secured by multifamily or commercial mortgage loans; or

o    a combination of mortgage loans and mortgage-backed securities.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 IN THIS
PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS
IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.

This prospectus may be used to offer and sell a series of certificates only if accompanied by the prospectus supplement for that series.

THE DATE OF THIS PROSPECTUS IS MAY 26, 2004.

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates in two separate documents that progressively provide more detail:

o    this prospectus, which provides general information, some of which may not apply to your series of certificates; and

o    the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

     o  the timing of interest and principal payments;

     o  financial and other information about the mortgage loans;

     o  any credit enhancement for each class;

     o  the ratings for each class; and

     o  the method for selling the certificates.

     THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, TOGETHER, PROVIDE A
DESCRIPTION OF THE MATERIAL TERMS OF YOUR CERTIFICATES. YOU SHOULD RELY ON THE
INFORMATION IN THE PROSPECTUS SUPPLEMENT TO THE EXTENT IT PROVIDES A MORE
SPECIFIC DESCRIPTION OF YOUR CERTIFICATES.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. You can request information incorporated by reference from GMAC
Commercial Mortgage Securities, Inc. at (215) 328-4622 or 200 Witmer Road,
Horsham, Pennsylvania 19044-8015. See "Where You Can Find Additional
Information" and "Incorporation of Information by Reference" in this prospectus. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     You can find a Glossary where capitalized terms used in this prospectus are defined beginning on page 115 in this prospectus.

                                                PAGE
                                                ----

PROSPECTUS SUMMARY ......................          3
    The Mortgage Asset Pools and
       Other Assets of the Trusts .......          3
    The Mortgage Loan Sellers ...........          3
    The Master Servicer, the Special
       Servicer and the
       Administration of the Trusts .....          3
    The Certificates ....................          4
    Distributions to the

    Credit Support and Cash Flow

    It may not be possible to find an
       investor to purchase your
       certificates .....................          6
    The certificates are not
       guaranteed .......................          6
    Investment in commercial and
       multifamily mortgage loans is
       riskier than investment in
       single-family mortgage loans .....          6
    Modifications to mortgage loans
       or extensions of the maturity
       date agreed to by the servicer
       may not ultimately increase the
       present value of proceeds to
       certificateholders ...............          8
    Credit support is limited ...........          8
    Each class of certificates will
       have different yield and
       prepayment considerations ........          9
    Assignments of leases and rents
       may affect payments to
       certificateholders ...............         10
    Environmental conditions may
       subject the mortgaged property
       to liens or impose costs on the

                                                PAGE
                                                ----

    Default and Loss Considerations
       for the Mortgage Loans ...........         13
    Payment provisions of the
       Mortgage Loans ...................         14
    Mortgage Loan Information in

YIELD AND MATURITY

    Shortfalls in Collections of
       Interest .........................         19
    The Effects of Prepayments on
       Yield ............................         19
    Weighted Average Life and
       Maturity .........................         21
    Other Factors Affecting Yield,
       Weighted Average Life and
       Maturity .........................         23
THE DEPOSITOR ...........................         25
GMAC COMMERCIAL
 MORTGAGE CORPORATION....................         26
DESCRIPTION OF THE
 CERTIFICATES ...........................         26
    Distributions .......................         27
    Distributions of Interest on the
       Certificates .....................         27
    Distributions of Principal of the
       Certificates .....................         29
    Allocation of Losses and
       Shortfalls........................         30
    Advances in Respect of
       Delinquencies ....................         30
    Reports to Certificateholders .......         31
    Termination; Retirement of
       Certificates .....................         32
    Book-Entry Registration and
       Definitive Certificates ..........         33

                                       1

                                              PAGE
                                              ----

THE POOLING AND
 SERVICING AGREEMENTS .....................    36
    Assignment of Mortgage Loans;
       Repurchases ........................    36
    Representations and Warranties;
       Repurchases ........................    38
    Collection and other Servicing

    Realization Upon Defaulted
       Mortgage Loans .....................    46
    Hazard Insurance Policies .............    48
    Due-on-Sale and
       Due-on-Encumbrance
       Provisions .........................    49
    Servicing Compensation and
       Payment of Expenses ................    49
    Evidence as to Compliance .............    50
    Matters Regarding the Master

    Resignation and Removal of the
       Trustee ............................    56
DESCRIPTION OF CREDIT
 SUPPORT ..................................    57
    Subordinate Certificates ..............    57
    Insurance or Guarantees for
       Mortgage Loans .....................    58
    Letter of Credit ......................    58
    Certificate Insurance and Surety

LEGAL ASPECTS OF

                                              PAGE
                                              -----

    Due-on-Sale and
       Due-on-Encumbrance .................    69
    Subordinate Financing .................    69
    Default Interest and Limitations
       on Prepayments .....................    70
    Applicability of Usury Laws ...........    70
    Soldiers' and Sailors' Civil Relief
       Act of 1940 ........................    70
FEDERAL INCOME TAX

STATE AND OTHER TAX

    Prohibited Transaction
       Exemption ..........................   104
    Representation from Investing

WHERE YOU CAN FIND
 ADDITIONAL
 INFORMATION ..............................   113
REPORTS TO
 CERTIFICATEHOLDERS .......................   113
INCORPORATION OF
 INFORMATION BY

                                       2

                              PROSPECTUS SUMMARY

This summary highlights selected information from this document. To understand all of the terms of the offering of the certificates, you should carefully read this entire document and the accompanying prospectus supplement.

THE MORTGAGE ASSET POOLS AND OTHER ASSETS OF THE TRUSTS

The depositor will from time to time deposit a pool of mortgage assets and related property and interests into a trust.

The mortgage assets for each series of certificates may consist of mortgage loans with various payment provisions and related rights and limitations. See
"Description of the Trust--Payment Provisions of the Mortgage Loans" in this prospectus.

The mortgage assets for each series of certificates also may include or consist of mortgage-backed securities. These mortgage-backed securities will represent an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans in this prospectus. See
"Description of the Trust--MBS" in this prospectus.

The mortgage loans will be secured by first or junior liens on multifamily residential properties or commercial properties. The mortgage loans may be secured by liens on real estate projects under construction. See "Description of the Mortgage Pool" in your prospectus supplement for a description of the mortgage asset pool applicable to your series of certificates.

THE MORTGAGE LOAN SELLERS

The depositor will purchase the mortgage loans for each series of certificates from the mortgage asset seller or sellers specified in your prospectus supplement. Some or all of the mortgage loans in any trust may have been originated by GMAC Commercial Mortgage Corporation, another affiliate of the depositor or the depositor. See "Description of the Trust--Mortgage Loans" in this prospectus.

THE MASTER SERVICER, THE SPECIAL SERVICER AND THE ADMINISTRATION OF THE TRUSTS

If a trust includes mortgage loans, then your prospectus supplement will name the servicer or the master servicer for that trust. The master servicer for any series of certificates may be GMAC Commercial Mortgage Corporation or another affiliate of the depositor. If a trust includes mortgage loans, then your prospectus supplement will also name any special servicer for that trust or will describe the circumstances under which a special servicer may be appointed or replaced.

The master servicer may also be the special servicer for that series and, in that dual capacity, would be referred to as the servicer. A special servicer for any series may be an affiliate of the depositor, the master servicer or an underwriter. See "GMAC Commercial Mortgage Corporation" and "The Pooling and
Servicing Agreements--
Matters Regarding the Master Servicer and the Depositor" in this prospectus.

If a trust includes mortgage-backed securities, then your prospectus supplement will name the entity responsible for administering those

                                       3

mortgage-backed securities. If an entity other than the trustee or the master servicer is the mortgage-backed securities administrator, that entity will be referred to as the manager in this prospectus. The manager for any series of certificates may be an affiliate of either the depositor or the master servicer. See your prospectus supplement for a description of the servicing and administration of the mortgage-backed certificates and the trust related to your certificates.

THE CERTIFICATES

Each trust will issue a series of certificates. A series of certificates may consist of a single class of certificates entitled to all of the principal and interest up to a specified rate on the mortgage assets in the related trust.

Alternatively, a series of certificates may consist of multiple classes. If the series of certificates has multiple classes, the prospectus supplement for that series will set forth for each class of certificates:

o    the initial principal balance if that class receives principal;

o    the initial interest rate if that class receives interest;

o    whether that class is subordinated;

o    whether each class will receive distributions from all or a portion of the mortgage loans; and

o    any other characteristics of that class and any limitations on the payments to be made to each class of certificates. See "Description of the
     Certificates" in this prospectus.

DISTRIBUTIONS TO THE CERTIFICATEHOLDERS

Principal and interest will be paid on a distribution date which may occur monthly or on other scheduled dates over the life of the certificates. The distribution date or dates for each will be described in the related prospectus supplement.

INTEREST

Each certificate of a series will be entitled to receive payments of interest to the extent described in the accompanying prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

o    priority in receiving interest payments;

o    payment dates;

o    interest rates; or

o    methods for computing interest.

Each class of certificates may have a fixed or variable interest rate. Some classes may not be entitled to receive any distributions of interest. Some classes may not be entitled to distributions of interest until after the occurrence of specific events, such as the retirement of one or more other classes of certificates. The interest that is accrued on these certificates will either be added to their certificate balance or otherwise deferred as described in your prospectus supplement. Distributions of interest on some classes may be reduced to the extent of delinquencies, losses or other contingencies described in this prospectus and in your prospectus supplement.
See "Risk Factors--Each class of certificates will have different yield and prepayment considerations," "Yield and Maturity Considerations--
Shortfalls in Collections of Interest" and "Description of the Certificates--
Distributions of Interest on the Certificates" in this prospectus.

                                       4

PRINCIPAL

Each certificate of a series will be entitled to receive payments of principal as described in your prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things:

o    its priority of principal payments;

o    periods during which certificateholders receive principal payments;

o    the amount of scheduled principal it is entitled to receive on each payment date; or

o    the amount of prepayments it is entitled to receive on each payment date.

NOT ALL CERTIFICATES WILL RECEIVE PRINCIPAL ON EACH DISTRIBUTION DATE AND SOME
CLASSES MAY NOT BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL.

CREDIT SUPPORT AND CASH FLOW AGREEMENTS

One or more classes of certificates in a series may be protected in part by some form of credit support.

The accompanying prospectus supplement will provide the following information:

o    whether credit support covers any classes of certificates;

o    the type, amount and extent of coverage;

o    the identity of any entity providing the coverage; and

o    the terms of any subordination.

Any credit enhancement will be limited and certificateholders will bear any losses allocated after the credit enhancement coverage for a particular class is depleted. See "Risk Factors--
Credit support is limited," "Description of Credit Support" and "Description of
the Trust--Cash Flow Agreements" in this prospectus.

RATINGS

At issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies. See "Rating" in this prospectus and in your prospectus supplement.

                                       5

                                 RISK FACTORS

     You should consider the following risk factors in addition to the risk factors in the prospectus supplement in deciding whether to purchase any of the certificates.

IT MAY NOT BE POSSIBLE TO FIND AN  The underwriters may assist in resales of certificates, but they
INVESTOR TO PURCHASE YOUR          are not required to do so. A secondary market for your
CERTIFICATES                       certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. Illiquidity also could have an adverse effect on the market value of your
                                   certificates. The related prospectus supplement will state whether the certificates will be listed on any securities
                                   exchange.

THE CERTIFICATES ARE NOT           Unless so specified in your prospectus supplement, no
GUARANTEED                         governmental agency or any other person guarantees or insures payments on the certificates of a particular series or any of the underlying mortgage assets. The depositor, the mortgage loan seller(s), the master servicer and the special servicer will have limited obligations and will not be obligated to make payments on the certificates. See "The certificates will only be paid from trust assets" above.

INVESTMENT IN COMMERCIAL AND       Each trust generally will consist of a smaller number of higher
MULTIFAMILY MORTGAGE LOANS IS      balance loans than would a pool of single-family loans of
RISKIER THAN INVESTMENT IN         comparable aggregate unpaid principal balance. Accordingly, the
SINGLE-FAMILY MORTGAGE LOANS       concentration of default, foreclosure and loss risks in
                                   individual mortgage loans in a particular trust generally will be greater than for pools of single-family loans. A description of material considerations associated with investments in mortgage loans is included in this prospectus under "Legal Aspects of
                                   Mortgage Loans." See also "Description of the Trust--Default and
                                   Loss Considerations for the Mortgage Loans" in this prospectus.

                                   In contrast to single-family loans, the ability of a borrower to repay a loan secured by an income-producing property typically depends mainly on the operating income produced by that property, not on the independent income or

                                       6

                                   assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired and losses may be realized on the mortgage loans. As a result, mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss, delinquency and foreclosure than loans made on the security of owner-occupied single-family residential property.

                                   Your investment in the certificates will subject you to the risks of owning an interest in commercial and multifamily real estate.
                                   Your investment in the mortgage assets may be adversely affected by factors that affect the value of interests in real property and of loans secured by those interests including:

                                   o  changes in general or local economic conditions or specific industry segments;

                                   o  declines in real estate values;

                                   o  declines in rental or occupancy rates;

                                   o  increases in interest rates, real estate tax rates and other operating expenses;

                                   o  changes in governmental rules, regulations and fiscal
                                      policies, including environmental legislation; and

                                   o  natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

                                   Factors that adversely affect the mortgage assets for a
                                   particular series may cause the rates of delinquencies,
                                   foreclosures and losses on those mortgage assets to be higher than would otherwise be the case. To the extent your certificates are not covered by credit support, you will bear all of the risks resulting from defaults by borrowers.

                                       7

MODIFICATIONS TO MORTGAGE LOANS    To maximize recoveries on defaulted mortgage loans, the master
OR EXTENSIONS OF THE MATURITY      servicer or a special servicer may, under certain limited
DATE AGREED TO BY THE SERVICER     circumstances, extend the maturity date of and otherwise modify
MAY NOT ULTIMATELY INCREASE THE    mortgage loans that are in default or as to which a payment
PRESENT VALUE OF PROCEEDS TO       default is reasonably foreseeable. See "The Pooling and Servicing
CERTIFICATEHOLDERS                 Agreements-- Realization Upon Defaulted Mortgage Loans" in this prospectus. There is no guarantee, however, that an extension or modification will in fact increase the present value of receipts from, or proceeds of, the affected mortgage loans.

                                   See "Description of the Mortgage Pool" in the accompanying prospectus supplement for a description of these or other types of special risk loans in the mortgage asset pool applicable to your certificates.

CREDIT SUPPORT IS LIMITED          The prospectus supplement for your series of certificates may specify that credit support will provide protection against losses on the underlying mortgage assets up to specified amounts and for the benefit of specified classes of certificates. If any losses are incurred on the mortgage loans that are not covered by the credit enhancement for your class of certificates, you will bear the risk of these losses. See "Credit Support" in your prospectus supplement for a description of any forms of credit support that apply to your certificates.

                                   Although credit support is intended to reduce the likelihood of temporary shortfalls on the certificates, you should be aware that:

                                   o  The amount of coverage usually is limited.

                                   o  The amount of coverage usually will be reduced over time according to a schedule or formula.

                                   o  Credit support may not cover all potential losses on the mortgage loans. For example, credit support may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties.

                                       8

                                   o  Credit support may provide coverage only to some certificates and not other certificates of the same series. If principal payments on one or more classes are made in a specified order of priority, any related credit support may be exhausted
                                      before the principal of the later paid classes has been repaid in full. As a result, losses and shortfalls experienced on the mortgage assets may have a greater impact upon those classes having a later right of payment.

                                   o  If the applicable rating agencies believe that the rating on the certificates will not be adversely affected, credit
                                      support may be reduced or terminated without the consent of certificateholders.

                                   o  The loss experience on the related mortgage assets underlying your certificates may exceed the levels of losses covered by the amount of credit support for your certificates. If this happens, you will bear the losses on the mortgage assets in excess of available credit support for your class. See
                                      "Description of the Certificates--Allocation of Losses and
                                      Shortfalls" and "Description of Credit Support" in this
                                      prospectus.

EACH CLASS OF CERTIFICATES WILL    The price you paid for your certificates and the rate of
HAVE DIFFERENT YIELD AND           principal payments on the mortgage assets in the applicable trust
PREPAYMENT CONSIDERATIONS          will affect the yield to maturity of your certificates. The rate of principal payments depends on scheduled payments of interest and principal, the rate of prepayments, liquidations due to defaults and repurchases. If the rate of prepayments on the mortgage assets related to your certificates is higher or lower than you anticipated, the yield to maturity on your certificates may be adversely affected. The yield on some types of
                                   certificates is more sensitive to variations in prepayments than others. For example, certificates that receive only payments of interest are especially sensitive to variations in the rate of prepayments. If the rate of prepayments is high, or if a
                                   redemption or call feature of the certificates or the underlying mortgage assets occurs, the holders of

                                       9

                                   these certificates may not fully recover their initial
                                   investment. In addition, the following types of certificates also may be particularly sensitive to the rate of prepayment on the related mortgage assets:

                                   o  classes that receive distributions of interest or principal commencing only after the occurrence of specific events;

                                   o  classes that are only entitled to receive distributions of interest accrued on a notional principal balance;

                                   o  classes that are entitled to receive disproportionately small or no interest distributions;

                                   o  certificates with a pass-through rate that fluctuates
                                      inversely with an index; or

                                   o  classes of a series that includes multiple classes of
                                      certificates.

                                   The rate of principal payments on groups of mortgage loans varies within and among pools. Principal payments are influenced by economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the mortgage loans, such as provisions that prohibit voluntary prepayments during specified periods or impose penalties on voluntary prepayments. There is no guarantee as to the actual rate of prepayment on the mortgage assets in any trust, or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. See
                                   "Yield and Maturity Considerations" in this prospectus. See also
                                   "Risk Factors" and "Yield and Maturity Considerations" in your prospectus supplement for more information concerning the
                                   prepayment risks applicable to your certificates.

ASSIGNMENTS OF LEASES AND RENTS    If a mortgaged property is subject to leases, the related
MAY AFFECT PAYMENTS TO             mortgage loan typically will be secured by an assignment of
CERTIFICATEHOLDERS                 leases and rents. Under this assignment, the borrower assigns its right under the leases to the lender and upon default, the lender is entitled to collect rents.

                                       10

                                   Some state laws may require the lender to take possession of the mortgaged property and obtain a judicial appointment of a
                                   receiver before the lender is entitled to collect rents. The lender's ability to collect rents also may be adversely affected if bankruptcy or similar proceedings are commenced by or against a borrower. If a lender is prevented or delayed in collecting rents, payments on your certificates may be reduced or delayed.
                                   See "Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

ENVIRONMENTAL CONDITIONS MAY       Real property pledged as security for a mortgage loan may be
SUBJECT THE MORTGAGED PROPERTY     subject to environmental risks. Under some state laws,
TO LIENS OR IMPOSE COSTS ON THE    contamination of real property may give rise to a lien on the
PROPERTY OWNER                     property to assure the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on the property.
                                   In addition, under the laws of some states and under the federal
                                   Comprehensive Environmental Response, Compensation and Liability
                                   Act of 1980, a lender, either before or after foreclosure of the mortgage, may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property. This liability may exist if agents or employees of the lender have become sufficiently involved in the operations of the borrower. This liability may exist regardless of whether the environmental damage or threat was caused by the borrower or a prior owner.

                                       11

                           DESCRIPTION OF THE TRUST

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust to be formed by the depositor. The primary assets of each trust will be mortgage loans or a combination of mortgage loans and mortgage-backed securities or MBS. Each mortgage asset will be selected by the depositor for inclusion in a trust from among those purchased, either directly or indirectly, from a mortgage asset seller. The mortgage asset seller may or may not be the originator of that mortgage loan or the issuer of that MBS. The discussion below under the heading "--Mortgage
Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust.

     MORTGAGE LOANS

     The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of:

o    multifamily properties that are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or

o    commercial properties that are office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or other types of income-producing properties or unimproved land.

     The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Each mortgage will create a lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then the term of any leasehold will exceed the term of the mortgage note by the period specified in the related prospectus supplement.
The originator of any mortgage loan may be the depositor, GMAC Commercial
Mortgage Corporation, another affiliate of the depositor, an affiliate of the underwriter or an unrelated party.

     Mortgage assets for a series of certificates may include mortgage loans secured by junior liens. The loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date the certificates are issued. The related prospectus supplement will include as to each delinquent or non-performing mortgage loan,

                                       12

o    available information as to the period of the delinquency or non-performance;

o    any forbearance arrangement then in effect;

o    the condition of the related mortgaged property; and

o    the ability of the mortgaged property to generate income to service the mortgage debt.

     DEFAULT AND LOSS CONSIDERATIONS FOR THE MORTGAGE LOANS

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on the loan.

     Annual debt service means for any mortgage loan, 12 times the monthly payment in effect as of the cut-off date or, for any mortgage loans that pay interest only for a period of time, 12 times the monthly payment in effect at the end of the interest only period.

     The Underwritten Cash Flow of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income, and for a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative, may be affected by the condition of the applicable real estate market or area economy or both. In addition, properties typically leased, occupied or used on a short-term basis, such as some health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants.
Commercial properties may be owner-occupied or leased to a small number of tenants. As a result, the Underwritten Cash Flow of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan.
In some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Underwritten Cash Flow to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default.

     Unless more specifically described in the related prospectus supplement, the value of a mortgaged property will be its fair market value determined in an appraisal

                                       13

obtained by the originator at the origination of the loan. The lower the
Loan-to-value Ratio, the greater the borrower's equity in a mortgaged property, and the greater the incentive of the borrower to perform under the terms of the related mortgage loan to protect its equity and the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon factors including changes in economic conditions and the real estate market.
Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.

     Appraised values of income-producing properties are typically based on:

o    the market comparison method based on recent resale values of comparable properties at the date of the appraisal;

o    the cost replacement method based on the cost of replacing the property at that date;

o    the income capitalization method based on a projection of value of the property's projected net cash flow; or

o    a selection from or interpolation of the values derived from these methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will also be affected and a liquidation loss may occur.

     While the depositor believes that the considerations described above are important factors in assessing credit risk on loans secured by liens on income-producing real estate, there can be no assurance that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     To the extent specified in the related prospectus supplement, all of the mortgage loans will have had original terms to maturity of not more than 40 years and provide for

                                       14

scheduled payments of principal, interest or both, to be made on specified due dates that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan:

o    may provide for no accrual of interest or for accrual of interest at a mortgage rate that is fixed over its term, that adjusts from time to time or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate or from a fixed to an adjustable mortgage rate,

o    may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of specific events, and may permit negative amortization,

o    may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

o    may prohibit prepayments over its term or for a specified lock-out period which ends on a lock-out date or may require payment of a prepayment premium consisting of a premium or a yield maintenance penalty in connection with prepayments, or both, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain an equity participation provision that entitles the lender to a share of appreciation in value of the related mortgaged property, or profits realized from the operation or disposition of the mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information about the mortgage loans in the related trust, which may include the following:

o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

o    the type or types of property that provide security for repayment of the mortgage loans,

o    the earliest and latest origination date and maturity date of the mortgage loans,

o    the original and remaining terms to maturity of the mortgage loans, or ranges of assigned and remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

o    the Loan-to-value Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Loan-to-value Ratios, and the weighted average of the Loan-to-value Ratios,

o    the mortgage rates borne by the mortgage loans, or range of mortgage rates, and the weighted average mortgage rate borne by the mortgage loans,

o    for mortgage loans with adjustable mortgage rates or ARM loans, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the mortgage loan,

                                       15

o    information regarding the payment characteristics of the mortgage loans, such as balloon payment and other amortization provisions, lock-out periods and prepayment premiums,

o    the Debt Service Coverage Ratios of the mortgage loans either at origination or as of a more recent date, or the range of Debt Service
     Coverage Ratios, and the weighted average of the Debt Service Coverage
     Ratios,

o    the geographic distribution of the mortgaged properties on a state-by-state basis, and

o    information describing material provisions of leases and the nature of tenants of the mortgaged properties.

     If the depositor is unable to provide the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement. Specific information will be provided in a report which will be available to purchasers of those certificates at or before their initial issuance and prior to sales of the offered certificates and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following the issuance.

     MBS

     MBS may include:

o    private-label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any agency or instrumentality of the United States; or

o    certificates insured or guaranteed by the Federal Home Loan Mortgage
     Corporation or FHLMC, the Federal National Mortgage Association or the
     Governmental National Mortgage Association or the Federal Agricultural
     Mortgage Corporation. To the extent described in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued under an MBS agreement consisting of a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. Either or both of the issuer of the MBS and the servicer of the underlying mortgage loans will have entered into the MBS agreement, with a trustee, or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions on the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement.
The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a specified date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided for the

                                       16

MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and usually will have been established on the basis of the requirements of any nationally recognized statistical rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available,

o    the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust,

o    the original and remaining term to stated maturity of the MBS, if applicable,

o    the pass-through or bond rate of the MBS or the formula for determining those rates,

o    the payment characteristics of the MBS,

o    the MBS issuer, MBS servicer and MBS trustee, as applicable,

o    a description of the credit support, if any,

o    the circumstances under which the related underlying mortgage loans, or the
     MBS themselves, may be purchased before their maturity,

o    the terms on which mortgage loans may be substituted for those originally underlying the MBS,

o    the type of mortgage loans underlying the MBS and, to the extent available to the depositor and appropriate under the circumstances, other information about the underlying mortgage loans described under "--Mortgage Loan
     Information in prospectus supplements," and

o    the characteristics of any cash flow agreements that relate to the MBS.

     CERTIFICATE ACCOUNTS

     Each trust will include one or more certificate accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced or the mortgage assets and other assets in the trust will be deposited into the certificate account(s) to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and
Servicing Agreements--Certificate Account."

     CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust will include guaranteed investment contracts under which moneys held in the funds and accounts established for the series will be invested at a specified rate. The trust may also include other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any cash flow agreement, including provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement.
The related prospectus supplement will also identify the obligor under the cash flow agreement.

                                       17

                       YIELD AND MATURITY CONSIDERATIONS

     The yield on any certificate offered hereby will depend on the price paid by the holder, the pass-through rate of interest at which the certificate accrues interest and the amount and timing of distributions on the certificate.
See "Risk Factors--Each class of certificates will have different yield and prepayment considerations." The following discussion contemplates a trust that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can be expected to have the same effect on the yield to maturity and weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

     PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust. The prospectus supplement for any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate, as well as the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates.

     The prospectus supplement will also indicate whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under any cash flow agreement consisting of:

o    guaranteed investment contracts under which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

o    other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuation on the mortgage assets or on one or more classes of certificates.

     PURCHASE PRICE CONSIDERATION

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust are in turn distributed on those certificates or, in the case of a class of stripped interest certificates, result in the reduction of the notional amount thereof. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust could result in an actual yield to you that is lower than the anticipated yield. You should also consider, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate

                                       18

at a discount or premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower or faster than the rate you anticipated during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase or decrease in the rate of principal payments.

     PAYMENT DELAYS

     For each series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to certificateholders on the date they were due.

     SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is typically charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued and distributable on any series of certificates on any distribution date will typically correspond to interest accrued on the mortgage loans to their respective due dates during the related due period. As more specifically described in the prospectus supplement for a series of certificates, a due period will be a specified time period running from a specified day of one month to the immediately preceding day of the next month, inclusive. All scheduled payments on the mortgage loans in the related trust that are due during a given due period will, to the extent received by a specified date called the determination date or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of the series on the next distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest thereon to the due date for that mortgage loan in the related due period, then the interest charged to the borrower net of servicing and administrative fees may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. To the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on that class will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any shortfalls will be allocated among the classes of certificates of that series. The related prospectus supplement will also describe any amounts available to offset shortfalls.

     THE EFFECTS OF PREPAYMENTS ON YIELD

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust and the allocation of those payments to reduce the principal balance or notional amount, if applicable, of the certificate. The rate of principal payments on the mortgage loans in any trust will be affected by the amortization schedules thereof. In the case of ARM loans, amortization schedules may change periodically to accommodate adjustments to the mortgage rates of those loans, the dates on which any balloon payments are due, and the rate of principal prepayments.

                                       19

Because the rate of principal prepayments on the mortgage loans in any trust will depend on future events and a variety of factors, no assurance can be given as to that rate.

     Principal prepayments include:

     o    voluntary prepayments by borrowers;

     o    prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties; and

     o    purchases of mortgage loans out of the related trust.

     A lower than anticipated rate of principal prepayments on the mortgage loans in the related trust will negatively affect the yield to investors in any class of certificates that are stripped principal certificates. A higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in any class of certificates that are stripped interest certificates. In general, the notional amount of a class of stripped interest certificates will either be based on the principal balances of some or all of the mortgage assets in the related trust or equal to the initial stated principal amounts or certificate balance of one or more of the other classes of certificates of the same series. If the offered certificates of a series include any stripped interest certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on those certificates. The purpose of the tables are to illustrate the sensitivity of yields to various constant assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     The depositor is not aware of any publicly available or authoritative statistics that relate to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust may be affected by a number of factors, including:

o    the availability of mortgage credit,

o    the relative economic vitality of the area in which the mortgaged properties are located,

o    the quality of management of the mortgaged properties,

o    the servicing of the mortgage loans,

o    possible changes in tax laws, and

o    other opportunities for investment.

In addition, the rate of principal payments on the mortgage loans in any trust may be affected by

     o    the existence of lock-out periods;

     o    requirements that principal prepayments be accompanied by prepayment premiums; and

     o    the extent to which those prepayment premium provisions may be practicably enforced.

                                       20

     To the extent enforceable, prepayment premium provisions could constitute either an absolute prohibition in the case of a lock-out period or a disincentive in the case of a prepayment premium to a borrower's voluntarily prepaying its mortgage loan.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the interest rate specified in the mortgage loan, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on those ARM loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either converting to a fixed rate loan and thereby locking in the rate or taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions, some borrowers may sell mortgaged properties to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties before the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust, as to the relative importance of those factors, as to the percentage of the principal balance of those mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

     WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Unless more specifically described in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments is paid to that class. For this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate or CPR prepayment model or the Standard Prepayment Assumption or SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month expressed as an annual percentage relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month expressed as an annual percentage of the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth

                                       21

month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. As a result, it is unlikely that the prepayment experience of the mortgage loans included in any trust will conform to any particular level of CPR or SPA.

     The prospectus supplement for each series of certificates will contain tables, if applicable, specifying the projected weighted average life of each class of offered certificates of that series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. The assumptions will include assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

                                       22

     OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity.

     Some or all of the mortgage loans included in a trust may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, mortgage loans that require balloon payments may default at maturity, or the maturity of a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of those certificates and, if those certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization.

     The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on the loan would, in the case of an ARM loan, be expected during a period of increasing interest rates to amortize at a slower rate and perhaps not at all than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the certificate balance thereof. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which any negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM loan that:

o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate,

o    provides that its scheduled payment will adjust less frequently than its mortgage rate, or

o    provides for constant scheduled payments even if its mortgage rate has been adjusted.

                                       23

     Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage rate, thereby resulting in the accelerated amortization of the mortgage loan. Any acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust of mortgage loans that permit negative amortization, will depend upon whether that offered certificate was purchased at a premium or a discount and the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of a stripped interest certificate, delay or accelerate the reduction of the notional amount thereof. See "--The Effects of
Prepayments on Yield" above.

     Foreclosures and Payment Plans.

     The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made for the mortgage loans, including the use of payment plans before a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and on the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets.

     The yield to holders of the offered certificates of any series will directly depend on the extent to which those holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust and the timing of those losses and shortfalls. The earlier that any loss or shortfall occurs, usually the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations may be effected by a reduction in the entitlements to interest and certificate balances of one or more of those classes of certificates, or by establishing a priority of payments among those classes of certificates or both.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust.

     Additional Certificate Amortization.

     In addition to entitling the holders thereof to a specified portion, which may, during specified periods, range from none to all, of the principal payments received on the

                                       24

mortgage assets in the related trust, one or more classes of certificates of any series, including one or more classes of offered certificates of that series, may provide for distributions of principal from:

o    amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates on which distributions of interest may not commence until the occurrence of specific events, such as the retirement of one or more other classes of certificates,

o    Excess Funds or

o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources is likely to have any material effect on the rate at which the certificates are amortized and the yield to be realized on the certificates.

     Optional Early Termination.

     If provided in the related prospectus supplement, the master servicer, the depositor or the holder of the residual interest in a REMIC may at its option either effect early retirement of a series of certificates through the purchase of the assets in the related trust or purchase, in whole but not in part, the certificates specified in the related prospectus supplement. The optional termination would occur under the circumstances and in the manner described under "Description of the Certificates--Termination; Retirement of
Certificates" in this prospectus and in the related prospectus supplement. Any early retirement of a class of offered certificates would shorten their weighted average life and, if those certificates were purchased at premium, reduce the yield realized on those certificates.

                                 THE DEPOSITOR

     GMAC Commercial Mortgage Securities, Inc. is a wholly-owned subsidiary of
GMAC Commercial Mortgage Corporation which is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., a Michigan corporation. The depositor was incorporated in the State of Delaware on June 22, 1995. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 200 Witmer Road,
Horsham, Pennsylvania 19044. Its telephone number is (215) 328-3164. The depositor does not have, nor is it expected in the future to have, any significant assets.

                                       25

                     GMAC COMMERCIAL MORTGAGE CORPORATION

     Unless we tell you otherwise in the related prospectus supplement, GMAC
Commercial Mortgage Corporation, an affiliate of GMAC Commercial Mortgage
Securities, Inc. and a corporation duly organized and existing under the laws of the State of California, will act as the master servicer or manager for each series of certificates.

     GMAC Commercial Mortgage Corporation originates mortgage loans through its own originating network and buys mortgage loans from mortgage loan originators or sellers nationwide. GMAC Commercial Mortgage Corporation services mortgage loans for its own account and for others. GMAC Commercial Mortgage
Corporation's principal executive offices are located at 200 Witmer Road,
Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. GMAC
Commercial Mortgage Corporation conducts operations from its headquarters in
Pennsylvania and from offices located in 26 states and the District of
Columbia.

                        DESCRIPTION OF THE CERTIFICATES

     Each series of certificates will represent the entire beneficial ownership interest in the trust created under the related pooling and servicing agreement or other agreement specified in the related prospectus supplement. Either agreement is referred to as a pooling and servicing agreement. The certificates of each series may consist of one or more classes of certificates that:

o    provide for the accrual of interest on the certificate balance or notional amount at a fixed, variable or adjustable rate;

o    constitute senior certificates or subordinate certificates;

o    constitute stripped interest certificates or stripped principal certificates;

o    provide for distributions of interest or principal that begins only after the occurrence of specified events, such as the retirement of one or more other classes of certificates of the series;

o    provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust;

o    provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

o    provide for distributions based on collections on the mortgage assets in the related trust attributable to prepayment premiums and equity participations.

     A class of certificates may have two or more component parts that each have different characteristics. For example, a class of certificates may have a certificate balance on which it accrues interest at a fixed, variable or adjustable rate. The same class of certificates may also have features of a stripped interest certificate that entitles its holders to distributions of interest accrued on a notional amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its certificate balance at one fixed, variable or adjustable rate and on another portion of its certificate balance at a different fixed, variable or adjustable rate.

                                       26

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of classes of stripped interest certificates or REMIC residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. One or more classes of offered certificates of any series may be issued as definitive certificates in fully registered, definitive form or may be offered as book-entry certificates in book-entry format through the facilities of The
Depository Trust Company or DTC. If issued as definitive certificates, the offered certificates of each series may be transferred or exchanged at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Any transfer or exchange of the certificates must comply with any restrictions on transfer described in the related prospectus supplement. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

     DISTRIBUTIONS

     The trustee will make distributions on the certificates of each series on each distribution date from the Available Distribution Amount for that series on that distribution date. The distribution date for a series of certificates will be a specified day of each month, or, if that day is not a business day, the next business day, beginning in the month specified in the related prospectus supplement.

     To the extent specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the record date or last business day of the month preceding the month in which the applicable distribution date occurs. All distributions on each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class in proportion to the respective percentage interests evidenced thereby to the extent specified in the related prospectus supplement. Payments may be made by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities, if the certificateholder has provided the person required to make the payments with wiring instructions no later than the related record date or another date specified in the related prospectus supplement and the certificateholder holds certificates in any requisite amount or denomination specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. However, the final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

     DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than stripped principal certificates that are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest and other than some classes of REMIC residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case

                                       27

may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Interest on the certificates of each series will be calculated on the basis described in the related prospectus supplement.

     A class of accrual certificates will be entitled to distributions of accrued interest beginning only on the distribution date, or under the circumstances, specified in the related prospectus supplement. Some classes of stripped principal certificates or REMIC residual certificates are not entitled to any distributions of interest. Distributions of interest on all other classes of certificates will be made on each distribution date based on the
Accrued Certificate Interest for that class and that distribution date, to the extent of the portion of the Available Distribution Amount allocable to that class on that distribution date.

     Before the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

     Stripped interest certificates are entitled to distributions of interest, with disproportionate, nominal or no distributions or principal. To the extent described in the related prospectus supplement, the Accrued Certificate
Interest for each distribution date on a class of stripped interest certificates will be calculated like the Accrued Certificate Interest for other classes except that it will accrue on a notional amount rather than a certificate balance. The notional amount is either based on the principal balances of some or all of the mortgage assets in the related trust or equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount for a class of stripped interest certificates is solely for convenience in making calculations and does not represent the right to receive any distributions of principal.

     The amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, one or more classes of the certificates of a series may be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity Considerations--Shortfalls in Collections of
Interest," exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

     The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies. These contingencies include delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust will

                                       28

result in a corresponding increase in the certificate balance of that class.
See "Risk Factors--Each class of certificates will have different yield and prepayment considerations" and "Yield and Maturity Considerations--Shortfalls
in Collections of Interest."

     DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of REMIC residual certificates, will have a certificate balance. The certificate balance for a class, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made to that class. If provided in the related prospectus supplement, the outstanding certificate balance of a class will be reduced further by any losses incurred on the related mortgage assets allocated to that class.

     The outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or for the related mortgage assets being allocated to that class. The outstanding certificate balance of each class of accrual certificates will be increased before the distribution date on which distributions of interest thereon are required to begin, by the amount of any Accrued Certificate Interest on that class, as reduced by any prepayment interest shortfalls.

     Except to the extent specified in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified cut-off date, after taking into account all scheduled payments due on or before that date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. To the extent described in the related prospectus supplement, distributions of principal on a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the certificate balances of those certificates have been reduced to zero. Distributions of principal on one or more classes of certificates may be made at a rate that is faster than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust. Distributions of principal on one or more classes of certificates may not begin until the occurrence of specific events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust.
Distributions of principal on one or more controlled amortization classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal on one or more companion classes of certificates may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust are received. Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class or on another basis specified in the related prospectus supplement.

                                       29

     ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust, to the extent not covered by any credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner specified in the related prospectus supplement. The allocations may be effected by a reduction in the entitlements to interest or the certificate balances of one or more classes of certificates, or both, or by establishing a priority of payments among those classes of certificates. See
"Description of Credit Support."

     ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement and, if a trust includes mortgage loans, the master servicer, a special servicer, the trustee, the fiscal agent, if any, any provider of credit support or any other specified person may be obligated to advance, or have the option of advancing an amount up to the aggregate of any payments of principal, other than the principal portion of any balloon payments, and interest that were due on or for those mortgage loans during the related due period and were delinquent on the related determination date. The person responsible will make advances on or before each distribution date, from its own funds or from Excess Funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled to receive those amounts, rather than to guarantee or insure against losses.
Consistent with this principle, all advances made out of an entity's own funds will be reimbursable out of related proceeds consisting of liquidation proceeds, insurance proceeds and condemnation proceeds on the mortgage loans on which payments are delinquent and any credit support or other specific sources that are identified in the related prospectus supplement. One source, in the case of a series that includes one or more classes of subordinate certificates, is collections on other mortgage assets in the related trust that would otherwise be distributable to the holders of one or more classes of the subordinate certificates. No advance will be required to be made by a master servicer, special servicer, fiscal agent or trustee if, in the judgment of that person, the advance would not be recoverable from related proceeds or another specifically identified source. If previously made by a master servicer, special servicer, fiscal agent or trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, fiscal agent, trustee or other entity from Excess Funds in a certificate account, that person will be required to replace those funds in the certificate account on any future distribution date to the extent that funds in the certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. The obligation of a master servicer, special servicer, fiscal agent, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond.
If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be provided in the related prospectus supplement.

                                       30

     If provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on advances for a specified period during which the advances are outstanding at the rate specified in the prospectus supplement. The entity making advances will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust before any payment to the related series of certificateholders or as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

     REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each holder, a distribution date statement that will set forth, among other things, in each case to the extent applicable and to the extent described in the related prospectus supplement:

o    the amount of that distribution to holders of that class of offered certificates that was applied to reduce the certificate balance thereof;

o    the amount of that distribution to holders of that class of offered certificates that was applied to pay Accrued Certificate Interest;

o    the amount, if any, of that distribution to holders of that class of offered certificates that was allocable to:

     o    prepayment premiums; and

     o    payments for equity participations;

o    the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

o    if the related trust includes mortgage loans, the aggregate amount of advances included in that distribution;

o    if the related trust includes mortgage loans, the amount of servicing compensation received by the related master servicer, and, if payable directly out of the related trust, by any special servicer and any sub-servicer;

o    if the related trust includes MBS, the amount of administrative compensation received by the REMIC administrator;

o    information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

o    if the related trust includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent;

o    if the related trust includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made on those mortgage loans during the related Prepayment Period;

                                       31

o    the certificate balance or notional amount, as the case may be, of that class of certificates at the close of business on that distribution date--separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses on the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, if Accrued Certificate Interest has been added to that balance;

o    if that class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for that distribution date and, if determinable, for the next succeeding distribution date;

o    the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

o    if the related trust includes one or more instruments of credit support, such as a letter of credit, an insurance policy or a surety bond, the amount of coverage under each instrument as of the close of business on that distribution date; and

o    the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished under the first three points above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will, upon request, furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information provided in the first three points above, aggregated for that calendar year or the applicable portion thereof during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided under any requirements of the Internal Revenue Code of 1986 as are from time to time in force. See, however, "--Book-Entry Registration and
Definitive Certificates" below.

     If the trust for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received for the MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

     TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the pooling and servicing agreement for each series of certificates, other than limited payment and notice obligations of the applicable parties,

                                       32

will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the master servicer and required to be paid to them under the pooling and servicing agreement following the earlier of:

o    the final payment or other liquidation or disposition, or any advance made for the last mortgage asset in the trust for that series or of any property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan in the trust for that series, and

o    the purchase by the master servicer, the depositor or, if specified in the related prospectus supplement, by the holder of the REMIC residual certificates from the trust for that series of all remaining mortgage assets therein and property, if any, acquired in respect of the mortgage loans therein. See "Federal Income Tax Consequences" below.

     In addition to the foregoing, the master servicer or the depositor will have the option to purchase, in whole but not in part, the certificates specified in the related prospectus supplement in the manner provided in the related prospectus supplement. Upon the purchase of those certificates or at any time thereafter, at the option of the master servicer or the depositor, the mortgage assets may be sold, the certificates retired and the trust terminated, or the certificates so purchased may be held or resold by the master servicer or the depositor. In no event, however, will the trust created continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. If the certificateholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the certificateholders based upon the fee that would be foregone by the master servicer and any special servicer because of the termination.

     Any purchase of mortgage assets and other property will be made at the option of the master servicer, the depositor or, if applicable, the holder of the REMIC residual certificates at the price specified in the related prospectus supplement. Before the right to purchase can be exercised, however, the aggregate principal balance of the mortgage assets for that series must be less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets at the cut-off date for that series. The prospectus supplement for each series of certificates will describe the amounts that the holders of those certificates will be entitled to receive upon early retirement. Early termination may adversely affect the yield to holders of some classes of certificates. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

     BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of the series will be offered in book-entry format through the facilities of DTC, and each class so offered will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of

                                       33

the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants maintain accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the
American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to the DTC system also is available to other indirect participants, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a book-entry certificate or certificate owner is in turn to be recorded on the direct and indirect participants' records. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except if use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in
"street name", and will be the responsibility of each participant, and not of
DTC, the depositor or any trustee or master servicer, consistent with any statutory or regulatory requirements as may be in effect from time to time.
Under a book-entry system, certificate owners may receive payments after the related distribution date.

                                       34

     Unless otherwise provided in the related prospectus supplement, the only
"certificateholder," as the term is used in the related pooling and servicing agreement, of book-entry certificates will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     If provided in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if:

o    the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for those certificates and the depositor is unable to locate a qualified successor or

o    the depositor, at its option, elects to terminate the book-entry system through DTC for those certificates.

     Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in those instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

                                       35

                     THE POOLING AND SERVICING AGREEMENTS

     The certificates of each series will be issued under a pooling and servicing agreement. The parties to a pooling and servicing agreement will typically include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. A pooling and servicing agreement that relates to a trust that includes MBS may include a manager as a party, but may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. An affiliate of the depositor, or the mortgage asset seller or an affiliate thereof, may perform the functions of a special servicer, manager or a master servicer called either a servicer or master servicer. Any party to a pooling and servicing agreement or any affiliate thereof may own certificates issued under that agreement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust. The following summaries describe provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust includes MBS, will summarize all of the material provisions of the related pooling and servicing agreement. These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of those provisions in the related prospectus supplement.

     The depositor will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to it at its principal executive offices specified under "The Depositor".

     ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, the depositor will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust, together with, to the extent described in the related prospectus supplement, all principal and interest to be received on or for those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with that assignment, deliver the certificates to, or at the direction of, the depositor in exchange for the mortgage loans and the other assets to be included in the trust for that series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include detailed information that pertains to each mortgage loan included in the related trust, which information will typically include:

o    the address of the related mortgaged property and type of property;

                                       36

o    the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

o    the original and remaining term to maturity;

o    the original amortization term; and

o    the original and outstanding principal balance.

     In addition, to the extent provided in the related prospectus supplement, the depositor will, as to each mortgage loan to be included in a trust, deliver, or cause to be delivered, to the related trustee or to a custodian appointed by the trustee:

o    the mortgage note endorsed, without recourse, either in blank or to the order of the trustee or its nominee, the mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office;

o    an assignment, which may be a blanket assignment covering mortgages on mortgaged properties located in the same county if permitted by law, of the mortgage in blank or to the trustee or its nominee in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon, except for any assignment not returned from the public recording office; and

o    if applicable, any riders or modifications to the mortgage note and mortgage, together with other documents at the times provided in the related pooling and servicing agreement.

     A trust may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee or custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of the mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered to the related trustee or custodian the mortgage or assignment with evidence of recording after receipt from the public recording office. If the depositor cannot deliver, for any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related pooling and servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee or custodian a true and correct photocopy of that mortgage or assignment with evidence of recording.

     As specified in the related prospectus supplement, assignments of mortgage to the trustee or its nominee will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

     The trustee or a custodian appointed by the trustee for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified

                                       37

period of days after receipt, and the trustee or custodian will hold those documents in trust for the benefit of the certificateholders of that series.
Unless we tell you otherwise in the related prospectus supplement, if any mortgage loan document is found to be missing or defective, and the omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee or custodian will be required to notify the master servicer and the depositor, and one of them will be required to notify the relevant mortgage asset seller. If the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of the notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee.

     If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, instead of repurchasing a mortgage loan for which there is missing or defective loan documentation, will have the option, exercisable upon specific conditions or within a specified period after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans. Any replacement of a mortgage loan must comply with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage asset documentation when the related prospectus supplement provides for additional remedies. Neither the depositor nor, unless it is the mortgage asset seller, the master servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians under a custodial agreement to hold title to the mortgage loans in any trust and to maintain possession and review the documents relating to those mortgage loans as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the certificates will be provided in the related prospectus supplement. Any custodian may be an affiliate of the depositor or the master servicer.

     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     To the extent provided in the prospectus supplement for a series of certificates, the depositor will, for each mortgage loan in the related trust, make or assign, or cause to be made or assigned, representations and warranties made by a warranting party covering, for example:

o    the accuracy of the information for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

o    the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

o    the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller; however, the warranting party may also be an affiliate of the mortgage asset seller,

                                       38

the depositor or an affiliate of the depositor, the master servicer, a special servicer or another person acceptable to the depositor. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     If provided in the related prospectus supplement, the master servicer or the trustee or both will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If the warranting party cannot cure the breach within a specified period following the date on which it was notified of the breach, then, if provided in the related prospectus supplement, it will be obligated to repurchase the mortgage loan from the trustee at the applicable Purchase Price.

     If provided in the related prospectus supplement, a warranting party, instead of repurchasing a mortgage loan for which a breach has occurred, will have the option to replace the mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This option will be exercisable upon the conditions and within the time period specified in the related prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a warranting party unless the related prospectus supplement provides for additional remedies. Unless it is the warranting party, neither the depositor nor the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     Representations and warranties may be made in respect of a mortgage loan as of a date before the date upon which the related series of certificates is issued, and therefore may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the mortgage loans in any trust were made will be specified in the related prospectus supplement.

     COLLECTION AND OTHER SERVICING PROCEDURES

     As more specifically described in the related prospectus supplement, the master servicer for any mortgage pool, directly or through sub-servicers, will be obligated under the related pooling and servicing agreement to service and administer the mortgage loans in that mortgage pool. The master servicer will act for the benefit of the related certificateholders, in accordance with applicable law and with the terms of the pooling and servicing agreement, the mortgage loans and any instrument of credit support included in the related trust. Subject to these servicing obligations, the master servicer will have full power and authority to do any and all things in connection with the servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, a master servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow the collection procedures as it would follow for mortgage loans that are comparable to the mortgage loans and held for its own account. These procedures must be consistent with the terms of the related pooling and servicing agreement and not impair recovery under any instrument of credit support

                                       39

included in the related trust. Consistent with these servicing obligations, the master servicer will be permitted to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan to the extent provided in the related prospectus supplement.

     Under a pooling and servicing agreement, a master servicer or special servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. To the extent provided in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable on a mortgage loan, the master servicer or special servicer will be permitted, subject to any specific limitations provided in the related pooling and servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of the mortgage loan. These modifications, waivers or amendments may include deferring payments, extending the stated
maturity date or otherwise adjusting the payment schedule. Each modification, waiver or amendment must be reasonably likely to produce a greater recovery on the mortgage loan on a present value basis than would liquidation and will not adversely affect the coverage under any applicable instrument of credit support.

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.
In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the master servicer will be required:

o    to monitor any mortgage loan that is in default;

o    evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property;

o    initiate corrective action in cooperation with the mortgagor if cure is likely;

o    inspect the related mortgaged property; and

o    take other actions as it deems necessary and appropriate.

     A significant period of time may elapse before the master servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose or accept a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders of the related series may vary considerably.
The variation will depend on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time.
See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters.

                                       40

The master servicer may approve a request if it has determined, exercising its business judgment in the same manner as it would if it were the owner of the related mortgage loan, that the approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. The master servicer will not approve a request if a REMIC election has been made and the request would, in the opinion of independent counsel, result in the imposition of a tax on the trust or cause the trust or any designated portion thereof to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Any fee collected by the master servicer for processing the request will be retained by the master servicer as additional servicing compensation.

     For mortgage loans secured by junior liens on the related mortgaged properties, to the extent provided in the related prospectus supplement, the master servicer will be required to file, or cause to be filed, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest. This request for notice will be filed where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings to foreclose the junior lienholder's equity of redemption. To the extent provided in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action described below to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder:

o    has accelerated or intends to accelerate the obligations secured by the related senior lien;

o    has declared or intends to declare a default under the mortgage or the promissory note secured thereby; or

o    has filed or intends to file an election to have the related mortgaged property sold or foreclosed,

then, to the extent provided in the related prospectus supplement, the master servicer will be required to take, on behalf of the related trust, whatever actions are necessary to protect the interests of the related certificateholders or to preserve the security of the related mortgage loan or both, subject to the application of the REMIC provisions.

     Unless we tell you otherwise in the related prospectus supplement, the master servicer will be required to advance the necessary funds to cure the default or reinstate the senior lien, if the advance is in the best interests of the related certificateholders and the master servicer determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

     The master servicer for any trust, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of mortgage loans, including:

o    maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

o    attempting to collect delinquent payments;

                                       41

o    supervising foreclosures;

o    negotiating modifications;

o    conducting property inspections on a periodic or other basis; managing or overseeing the management of REO properties or mortgaged properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

o    maintaining servicing records relating to the mortgage loans.

To the extent provided in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.
See "Description of Credit Support."

     SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans it services to one or more third-party sub-servicers. To the extent specified in the related prospectus supplement, the master servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor or master servicer. To the extent specified in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer will provide for servicing of the applicable mortgage loans consistent with the related pooling and servicing agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, even if the master servicer's compensation under the related pooling and servicing agreement is insufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for expenditures which it makes, to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "--Certificate Account" and "--Servicing
Compensation and Payment of Expenses."

     SPECIAL SERVICERS

     One or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer and may hold, or be affiliated with the holder of, subordinate certificates of the series. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus for a master servicer. In general, a special servicer's duties will relate to defaulted mortgage loans, including instituting foreclosures and negotiating work-outs. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, provided in the related prospectus supplement. The master servicer may be appointed the special servicer.

                                       42

     CERTIFICATE ACCOUNT

     For each trust that includes mortgage loans, the master servicer, the trustee or a special servicer will establish and maintain a certificate account that will comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding distribution date in permitted investments consisting of United
States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. To the extent provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or mortgage asset seller or with a depository institution that is an affiliate of any of them or of the depositor if the account complies with applicable rating agency standards. If permitted by each applicable rating agency, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and other funds representing payments on mortgage loans owned by the related master servicer or special servicer, or serviced by either of them on behalf of others.

     Deposits.

     To the extent described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or any special servicer after the cut-off date, other than payments due on or before the cut-off date, are to be deposited in the certificate account for each trust that includes mortgage loans. Each deposit will be made within a specified period following receipt:

(1)  all payments of principal, including principal prepayments, on the mortgage loans;

(2)  all payments of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

(3)  all insurance proceeds received under any hazard, title or other insurance policy that provides coverage for a mortgaged property or the related mortgage loan, other than proceeds applied to the restoration of the property or released to the related borrower;

(4)  all condemnation proceeds received in connection with the condemnation or other governmental taking of all or any portion of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower;

(5)  any other amounts disposition proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise;

(6)  together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust through foreclosure or otherwise;

                                       43

(7)  any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

(8)  any advances made for delinquent scheduled payments of principal and interest on the mortgage loans;

(9)  any amounts paid under any cash flow agreement;

(10) all proceeds of the purchase of any mortgage loan, or REO property by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and
     "--Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization
     Upon Defaulted Mortgage Loans," and all proceeds of any mortgage asset purchased as described under "Description of the
     Certificates--Termination; Retirement of Certificates", together with insurance proceeds, condemnation proceeds and disposition proceeds, liquidation proceeds;

(11) to the extent that any item does not constitute additional servicing compensation to the master servicer or a special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations for the mortgage loans;

(12) all payments required to be deposited in the certificate account for any deductible clause in any blanket insurance policy described under
     "--Hazard Insurance Policies";

(13) any amount required to be deposited by the master servicer or the trustee to cover losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

(14) any other amounts required to be deposited in the certificate account as described in the related prospectus supplement.

     Withdrawals.

     To the extent described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for a trust that includes mortgage loans for any of the following purposes:

o    to make distributions to the certificateholders on each distribution date;

o    to pay the master servicer or a special servicer any servicing fees out of payments and other collections of interest on the particular mortgage loans on which those fees were earned;

o    to pay costs and expenses incurred by the trust for environmental site assessments performed for mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

                                       44

o    to reimburse the master servicer, the depositor, the trustee, or any of their respective directors, officers, employees and agents for specified expenses, costs and liabilities incurred by them, as described under
     "--Matters Regarding the Master Servicer and the Depositor" and "--Matters
     Regarding the Trustee";

o    to the extent described in the related prospectus supplement, to pay the fees of the trustee and any provider of credit support;

o    to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

o    to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

o    to pay any servicing expenses not otherwise required to be advanced by the master servicer, a special servicer or any other specified person;

o    if one or more elections have been made to treat the trust or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as described under
     "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and
     Other Taxes;"

o    to pay the cost of various opinions of counsel obtained under the related pooling and servicing agreement for the benefit of certificateholders;

o    to make any other withdrawals described in the related prospectus supplement; and

o    to clear and terminate the certificate account upon the termination of the trust.

     To the extent provided in the related prospectus supplement, withdrawals from the certificate account can also be made to reimburse the master servicer, a special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and specified unreimbursed servicing expenses incurred by it, for mortgage loans in the trust and REO properties. This reimbursement is available from amounts that represent late payments and liquidation proceeds on the particular mortgage loans on which advances were made, and net income collected on any REO properties for which the advances were made or the expenses were incurred.
Reimbursements of advances can also be made from amounts drawn under any form of credit support. If in the judgment of the person making the advance, those advances or expenses or both will not be recoverable from those amounts, the reimbursement will be available from amounts collected on other mortgage loans in the same trust or to the extent described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series.

     To the extent described in the related prospectus supplement, withdrawals can also be made to pay the master servicer, a special servicer or any other specified person interest accrued on these advances and servicing expenses while they remain outstanding and unreimbursed.

                                       45

     REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred or, in the master servicer's judgment, a payment default is imminent, the master servicer, on behalf of the trustee, may at any time

o    institute foreclosure proceedings,

o    exercise any power of sale contained in the related mortgage,

o    obtain a deed in lieu of foreclosure, or

o    otherwise acquire title to the related mortgaged property, by operation of law or otherwise.

     Except to the extent specified in the related prospectus supplement, unless the master servicer has previously received a report prepared by a person who regularly conducts environmental audits, the master servicer may not acquire title to any mortgaged property or take any other action relating to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an
"operator" of the mortgaged property within the meaning of federal environmental laws. The environmental report will be an expense of the trust, and the report must indicate that either:

(1)  (A) the mortgaged property is in compliance with applicable environmental laws and regulations and (B) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(2)  the master servicer, based solely, as to environmental matters and related costs, on the information provided in the report, determines that taking actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(B) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions. See "Legal Aspects of Mortgage
     Loans--Environmental Considerations."

     A pooling and servicing agreement may grant to any or all of the master servicer, a special servicer, a provider of credit support and the holder or holders of classes of the related series of certificates a right of first refusal to purchase from the trust, at a predetermined Purchase Price any mortgage loan on which a specified number of scheduled payments are delinquent.
The predetermined Purchase Price will be specified on the prospectus supplement if it is insufficient to fully cover all amounts due on the related mortgage loan. In addition, to the extent provided in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan if the master servicer determines, consistent with its normal servicing procedures, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. If the master servicer does not sell the mortgage loan, it will proceed against the related mortgaged property, subject to the discussion below.

                                       46

     If title to any mortgaged property is acquired by a trust as to which a
REMIC election has been made, the master servicer, on behalf of the trust, will be required to sell the mortgaged property within three full years after the taxable year of acquisition or within another period specified in the related prospectus supplement, unless:

o    the IRS grants an extension of time to sell the property or

o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust for longer than that period will not result in the imposition of a tax on the trust or cause the trust, or any designated portion thereof, to fail to qualify as a REMIC under the
     Code at any time that any certificate is outstanding.

     Subject to this and any other tax-related limitations, the master servicer will generally be required to attempt to sell any REO property on the same terms and conditions it would if it were the owner. To the extent provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the trust does not derive any
"net income from foreclosure property" within the meaning of Code Section
860G(c)(2), for the property. If the trust acquires title to any mortgaged property, the master servicer, on behalf of the trust, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage the mortgaged property as required under the related pooling and servicing agreement.

     If liquidation proceeds collected on a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan plus the aggregate amount of reimbursable expenses incurred by the master servicer related to that mortgage loan, then the trust will realize a loss in the amount of the shortfall to the extent that the shortfall is not covered by any instrument or fund constituting credit support. The master servicer will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted mortgage loan, of any:

o    amounts that represent unpaid servicing compensation for the mortgage loan,

o    unreimbursed servicing expenses incurred on the mortgage loan, and

o    any unreimbursed advances of delinquent payments made on the mortgage loan.

     The master servicer will be entitled to receive these reimbursements before any distributions of liquidation proceeds are made to certificateholders. In addition, if provided in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer on any servicing expenses and advances.

     If any mortgaged property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the

                                       47

master servicer will not be required to expend its own funds to restore the property unless, and to the extent not otherwise provided in the related prospectus supplement, it determines that:

o    the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses, and

o    the expenses will be recoverable by it from related insurance proceeds, condemnation proceeds, liquidation proceeds or amounts drawn on any instrument or fund constituting credit support.

     HAZARD INSURANCE POLICIES

     Unless we tell you otherwise in the related prospectus supplement, each pooling and servicing agreement will require the master servicer to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage if the mortgage permits the holder of the mortgage to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the coverage as is consistent with the master servicer's normal servicing procedures. The coverage will typically be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property.

     The ability of a master servicer to assure that insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any insurance policy and upon whether information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under any insurance policy covering the mortgaged property, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower consistent with the master servicer's normal servicing procedures or the terms and conditions of the related mortgage and mortgage note, will be deposited in the related certificate account.

     The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust. If the blanket policy contains a deductible clause, the master servicer will be required, if a casualty covered by the blanket policy occurs, to deposit in the related certificate account all additional sums that would have been deposited in that account under an individual policy but were not because of the deductible clause.

     The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws and different applicable state forms, policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin and domestic animals. As a result, a mortgaged property may not be insured for losses arising from any of these causes unless the related mortgage specifically requires, or permits the holder thereof to require, that coverage.

                                       48

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage of typically 80% to 90% of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses typically provide that the insurer's liability if there is a partial loss does not exceed the lesser of:

o    the replacement cost of the improvements less physical depreciation; and

o    the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent.
Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under any due-on-sale provision in a manner consistent with the master servicer's normal servicing procedures. To the extent provided in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage
Loans--Due-on-Sale and Due-on-Encumbrance."

     SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     As described in the related prospectus supplement, a master servicer's primary servicing compensation for a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust. Because this compensation is based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease with the amortization of the mortgage loans.

     A master servicer's compensation may also include:

o    an additional specified portion of the interest payments on each defaulted mortgage loan serviced by the master servicer;

o    a fixed percentage of some or all of the collections and proceeds received on any defaulted mortgage loan for which it negotiated a work-out or that it liquidated; and

o    any other amounts specified in the related prospectus supplement.

     To the extent provided in the related prospectus supplement, the master servicer may retain, as additional compensation, all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

                                       49

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation specified expenses incurred in the administration of the related trust, including:

o    payment of the fees and disbursements of independent accountants,

o    payment of fees and disbursements of the trustee and any custodians, and

o    payment of expenses incurred related to distributions and delivery of reports to certificateholders.

     Other expenses, including expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on these expenses at the rate specified therein, and the fees of any special servicer, may be borne by the trust.

     Servicing advances will be reimbursable from future payments and other collections, including related proceeds, in any event on or in respect of the related mortgage loan or REO property. Servicing advances include customary, reasonable and necessary out-of-pocket costs and expenses incurred by the servicer or a replacement special servicer as a result of the servicing of a mortgage loan after a default, delinquency or other unanticipated event or a mortgage loan on which a default is imminent, or in connection with the administration of any REO property.

     EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement will require that on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the related trustee regarding the servicing of the mortgage loans. The statement will be to the effect that, on the basis of an examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for
Mortgage Bankers established by the Mortgage Bankers Association of America for
the servicing of commercial and multifamily mortgage loans or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under the agreements, including the related pooling and servicing agreement, substantially similar to each other was conducted in compliance with the agreements except for significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or
the Audit Program for mortgages serviced for FHLMC requires it to report. In rendering its statement the firm may rely, regarding the matters relating to the direct servicing of mortgage loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the
Uniform Single Audit Program for Mortgage Bankers or the Audit Program for
mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants for those sub-servicers which also have been the subject of an examination.

     Each pooling and servicing agreement will also provide that, on or before a specified date in each year, beginning the first specified date that is at least a specified number of months after the cut-off date, the master servicer will deliver to the trustee

                                       50

a statement regarding its servicing. The statement will be signed by one or more of its officers and be to the effect that, to the best knowledge of that officer, the master servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement throughout the preceding year. If, however, there has been a material default in the fulfillment of any of its obligations, the statement will specify each known default and the nature and status of the default. The statement may be provided as a single form making the required statements for more than one pooling and servicing agreement.

     If provided in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer may be obtained by certificateholders upon written request to the trustee.

     MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     Any master servicer may have other normal business relationships with the depositor or the depositor's affiliates. To the extent provided in the related prospectus supplement, the master servicer for that series will not be permitted to resign from its obligations and duties under the pooling and servicing agreement unless performance of those duties is no longer permissible under applicable law or unless there is a permitted transfer of servicing. No resignation of the master servicer will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

     To the extent provided in the related prospectus supplement, each pooling and servicing agreement will provide that neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from taking any action in good faith under the pooling and servicing agreement, or for errors in judgment. No person, however, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of its obligations and duties.

     To the extent provided in the related prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the related series of certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans. No person, however, will be protected against any loss, liability or expense otherwise reimbursable under the pooling and servicing agreement or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

     In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be obligated to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion, undertake

                                       51

an action that it deems necessary or desirable for the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders. The legal expenses and costs of those actions and any resulting liability will be covered by the trust, and the master servicer or the depositor, as the case may be, will be reimbursed out of funds otherwise distributable to certificateholders.

     If provided in the related pooling and servicing agreement, any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the pooling and servicing agreement, provided that:

(1)  the person is qualified to service mortgage loans on behalf of Federal
     National Mortgage Association or FHLMC; and

(2)  the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of certificates of the related series that have been rated.

     Notwithstanding the prohibition on its resignation, the master servicer may assign its rights under the pooling and servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (1) and (2) above are satisfied.
The master servicer will then be released from its obligations under the pooling and servicing agreement, other than liabilities and obligations incurred by it before the time of the assignment.

     EVENTS OF DEFAULT

     If provided in the related prospectus supplement, events of default under the pooling and servicing agreement in respect of a series of certificates, will include:

o    failure by the master servicer to make a required deposit to the certificate account or, if the master servicer is so required, to distribute to the holders of any class of certificates of the series any required payment, for 5 or more days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of certificates of the class evidencing 25% or more of the aggregate percentage interests of that class;

o    failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement for that series of certificates that continues unremedied for 30 days after written notice of the failure is given to the master servicer by the trustee or the depositor; or to the master servicer, the depositor and the trustee by the holders of any class of certificates of the series evidencing 25% or more of the aggregate percentage interests of that class; and

o    specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and specified actions by the master servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add thereto or to make them more restrictive, will be specified in the related prospectus supplement. A

                                       52

default under the terms of any MBS included in any trust will not constitute an event of default under the related pooling and servicing agreement.

     RIGHTS UPON EVENT OF DEFAULT

     As long as an event of default remains unremedied, either the depositor or the trustee may, and at the direction of the holders of certificates evidencing
51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust, the trustee will, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement covering that trust and in and to the related mortgage loans and the proceeds thereof, other than any rights of the master servicer as certificateholder and other than any rights of the master servicer to payment or reimbursement for previously earned servicing fees and outstanding advances. Then, the trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under that pooling and servicing agreement, other than the obligation to purchase mortgage loans, and will be entitled to similar compensation arrangements.

     If the trustee would be obligated, but is unwilling to succeed the master servicer, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a Federal
National Mortgage Association- or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise provided in the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which may not be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

     No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding under that pooling and servicing agreement unless:

o    the holder previously gave the trustee written notice of default and the continuance thereof; and

o    the holders of certificates of any class evidencing 25% or more of the aggregate percentage interests constituting that class have:

     o    made written request upon the trustee to institute that proceeding in its own name as trustee;

     o    offered to the trustee reasonable indemnity; and

     o    for 60 days after receipt of the request and indemnity, the trustee has neglected or refused to institute the proceeding.

     However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation under or in relation to it at the request, order or direction of any of the holders of certificates covered by that pooling and servicing agreement, unless

                                       53

those certificateholders have offered to the trustee reasonable security or indemnity against the related costs, expenses and liabilities that may be incurred.

     AMENDMENT

     Each pooling and servicing agreement may be amended by its parties, without the consent of any of the certificateholders covered by that pooling and servicing agreement,

(1)  to cure any ambiguity,

(2)  to correct or supplement any provision that may be inconsistent with any other provision in the agreement or to correct any error,

(3)  to change the timing, the nature or both, of deposits in the certificate account, provided that:

     o    the change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel; and

     o    the change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

(4)  if a REMIC election has been made for the related trust, to modify, eliminate or add to any of its provisions

     o    to the extent necessary or desirable to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that:

          o    the action is necessary or desirable to maintain the
               qualification or to avoid or minimize that risk, and

          o    the action will not adversely affect in any material respect the interests of any certificateholder covered by the pooling and servicing agreement, or

     o    to restrict the transfer of the REMIC residual certificates, provided that:

          o    the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and

          o    that the amendment will not give rise to any tax on the transfer of the REMIC residual certificates to a non-permitted transferee,

(5)  to make any other provisions as to matters or questions arising under the pooling and servicing agreement or any other change, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

(6)  to amend specified provisions that are not material to holders of any class of offered certificates.

     Unless more specifically described in the related prospectus supplement, the parties to a pooling and servicing agreement may amend it with the consent of the holders of certificates of each class affected thereby evidencing, in each case, 66% or more of the

                                       54

aggregate percentage interests constituting that class. The amendment may be for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders covered by that pooling and servicing agreement, except that the amendment may not:

o    reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans that are required to be distributed on a certificate of any class without the consent of the holder of that certificate; or

o    reduce the percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of that class covered by that pooling and servicing agreement then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made for the related trust, the trustee will not be required to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

     THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates.

     DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage asset or related document. The trustee will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement.
However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

     MATTERS REGARDING THE TRUSTEE

     To the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust.

     Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in

                                       55

the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement.
Indemnification, however, will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the agreement, or by reason of its reckless disregard of those obligations or duties.

     Unless more specifically described in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties under the agreement either directly or by or through agents or attorneys.

     RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time. The depositor will then be obligated to appoint a successor trustee. The depositor may also remove the trustee and appoint a successor trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. The holders of certificates evidencing 51% or more of the aggregate undivided interests, or, if so specified in the related prospectus supplement, voting rights, in the related trust may remove the trustee at any time. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                                       56

                         DESCRIPTION OF CREDIT SUPPORT

     Credit support may be provided for one or more classes of the certificates of any series, or for the related mortgage assets. Credit support may be in the form of:

o    a letter of credit,

o    the subordination of one or more classes of certificates,

o    the use of a pool insurance policy or guarantee insurance,

o    the establishment of one or more reserve funds,

o    another method of credit support described in the related prospectus supplement, or

o    any combination of these.

     To the extent provided in the related prospectus supplement, any of the forms of credit support may provide credit enhancement for one or more classes or series.

     Unless more specifically described in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of offered certificates of one or more series will be disproportionately benefited by the credit support to the detriment of the holders of offered certificates of one or more other series.

     If credit support is provided for one or more classes of certificates of a series, or for the related mortgage assets, the related prospectus supplement will include a description of:

o    the nature and amount of coverage under the credit support,

o    any conditions to payment thereunder not otherwise described in this prospectus,

o    the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced, and

o    the material provisions relating to the credit support.

     The related prospectus supplement will provide information regarding the obligor, if any, under any instrument of credit support. See "Risk
Factors--Credit support is limited."

     SUBORDINATE CERTIFICATES

     One or more classes of certificates of a series may be subordinate to one or more other classes of certificates in entitlement to distributions on the certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any

                                       57

distribution date will be subordinated to the corresponding rights of the holders of classes that are senior in entitlement. If so provided in the related prospectus supplement, the subordination of a class may apply only if specific types of losses or shortfalls occur. The related prospectus supplement will provide information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

     If the mortgage assets in any trust are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets before distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

     INSURANCE OR GUARANTEES FOR MORTGAGE LOANS

     Mortgage loans included in a trust may be covered for some default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of the default risks and the extent of any coverage.

     LETTER OF CREDIT

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by one or more letters of credit, issued by a bank or other financial institution. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates.
The letter of credit may permit draws only if specific types of losses and shortfalls occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for a series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust.

     CERTIFICATE INSURANCE AND SURETY BONDS

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, for one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions provided in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any instrument.

     RESERVE FUNDS

     Deficiencies in amounts otherwise payable on certificates in a series or classes may be covered, to the extent of available funds, by one or more reserve funds in which cash,

                                       58

a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the related prospectus supplement. The reserve fund for a series may also be funded over time by a specified amount of some collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. Reserve funds may be established to provide protection only against specific types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     Amounts deposited in any reserve fund may be invested in permitted investments. Unless more specifically described in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, the income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust unless we tell you otherwise in the related prospectus supplement.

     CREDIT SUPPORT FOR MBS

     Any MBS included in the related trust or the related underlying mortgage loans or both may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above for each type of credit support, to the extent that information is material and available.

                        LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the
Trust--Mortgage Loans." For purposes of the following discussion, mortgage loan includes a mortgage loan underlying an MBS.

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as mortgages in this prospectus. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.

                                       59

     The priority of the lien created or interest granted may depend on:

o    the terms of the mortgage,

o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

o    the knowledge of the parties to the mortgage, and

o    the order of recordation of the mortgage in the appropriate public recording office.

     The lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

     TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor that is the borrower and usually the owner of the subject property and a mortgagee that is the lender.
In contrast, a deed of trust is a three-party instrument, among a trustor that is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary that is the lender for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and typically with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the debt is repaid. If the borrower is a land trust, there is an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. The land trustee is not personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, federal laws and, in some deed of trust transactions, the directions of the beneficiary.

     LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and may be accompanied by a separate assignment of rents and leases, under which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property or obtain a court-appointed receiver or both before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are usually pledged by the borrower as additional security for the loan.

                                       60

In general, the lender must file financing statements to perfect its security interest in the room rates and must file continuation statements, usually every five years, to maintain perfection of the security interest. Mortgage loans secured by hotels or motels may be included in a trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law, it will usually be required to commence a foreclosure action or otherwise take possession of the property to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates, in light of revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994, constitute cash collateral and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection. Adequate protection may take the form of cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief. See "--Bankruptcy Laws."

     PERSONALTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender usually must file UCC financing statements to perfect its security interest therein, and must file continuation statements, usually every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in a trust even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

     FORECLOSURE

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure under a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

                                       61

     Judicial Foreclosure.

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Typically, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.
Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court typically issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Provisions.

     United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but before a foreclosure sale.

     Non-Judicial Foreclosure/Power of Sale.

     In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is typically accomplished by a non-judicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted typically following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, before the sale, the trustee under the deed of

                                       62

trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Typically, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale.

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount to preserve its right to seek a deficiency judgment if it is available under state law and under the terms of the mortgage loan documents.
The mortgage loans, however, are expected to be non-recourse. See "Risk
Factors--Investment in commercial and multifamily mortgage loans is riskier than investment in single-family mortgage loans."

     Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause

                                       63

contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption.

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, non-statutory right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale under a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation.

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments

                                       64

that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations.

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains other protective provisions typically included in a mortgageable ground lease.
Some mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     Cross-Collateralization.

     Mortgage loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgages in a particular order rather than simultaneously to ensure that the lien of the mortgages is not impaired or released.

     BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lien or may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, if specific substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under some circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest, under a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between that value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest or an alteration of the repayment schedule or both, with or without affecting the unpaid principal

                                       65

balance of the loan, or by an extension, or shortening, of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearage over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure before the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy
Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the
Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted
previously in the section entitled "--Leases and Rents," the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver before activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under the lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred before the filing of the lessee's petition. In addition, the Bankruptcy Code provides that a trustee or debtor-in-possession may, subject to approval of the court,

o    assume the lease and retain it or assign it to a third party, or

o    reject the lease.

     If the lease is assumed, the trustee or debtor-in-possession, or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor as to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease, without regard to acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Under federal and most state fraudulent conveyance statutes, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be voided if a court were to determine that:

o    the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was unable to pay its debts as they matured; and

                                       66

o    when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, the borrower did not receive fair consideration or reasonably equivalent value in return.

     ENVIRONMENTAL CONSIDERATIONS

     A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity.
Environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. A lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to a "superlien."

     CERCLA.

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980 or CERCLA, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the mortgaged property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
or the Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or

                                       67

assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws.

     Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act or RCRA.

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination before transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action, for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property, related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in those cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets.
Accordingly, it is possible that those costs could become a liability of the trust and result in a loss to certificateholders.

     To reduce the likelihood of a loss, unless we tell you otherwise in the related prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer, based solely, as to environmental matters, on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing
Agreements--Realization Upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate

                                       68

the property in accordance with those laws and regulations. Compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
Disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments.

     In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time before the issuance of the related certificates.
Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states.
However, the Garn-St Germain depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limitations as provided in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

     SUBORDINATE FINANCING

     The terms of some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.
Third, if the borrower defaults on either or both of

                                       69

the senior loan and any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

     DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties or both. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

     APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations do not apply to some types of residential, including multifamily, first mortgage loans originated by specified lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges or both.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust unless:

o    the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state, or

o    the mortgage loan provides that its terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, a
borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty

                                       70

status, unless a court orders otherwise upon application of the lender. The
Relief Act applies to individuals who are members of the Army, Navy, Air Force,
Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public
Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on affected mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless we tell you otherwise in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three month period thereafter.

                                       71

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of offered certificates. The summary is based on current provisions of the Internal Revenue Code of 1986, called the
Code, as well as Treasury regulations and administrative and judicial rulings and practice. The current tax laws and regulations, rulings and court decisions may be changed, possibly retroactively. Any of these changes could alter or modify the validity of the statements and conclusions set forth below. This summary does not address all federal income tax matters that may be relevant to particular holders. For example, it does not address all relevant tax consequences to investors subject to special rules under the federal income tax laws, such as

     o  banks,

     o  insurance companies,

     o  tax-exempt organizations,

     o  electing large partnerships,

     o  dealers in securities or currencies,

     o  mutual funds,

     o  REITs,

     o  RICs,

     o  S corporations,

     o  estates and trusts,

     o  investors that hold the certificates as part of a hedge, straddle, integrated or conversion transaction, or

     o  holders whose "functional currency" is not the United States dollar.

     Additionally, this summary is addressed only to original purchasers of the certificates who are United States investors, and who hold the certificates as capital assets within the meaning of Section 1221 of the Code. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in an entity that is a beneficial owner of the certificates. We recommend that you consult your tax advisors about the federal, state, local, or other tax consequences of the purchase, ownership and disposition of the certificates.

     The master servicer or the trustee may elect to have a trust, or a portion of the trust, treated as a "real estate mortgage investment conduit", called a
REMIC under Sections 860A through 860G of the Code, referred to in this summary as the REMIC Provisions. Beneficial ownership interests in a trust that has made a REMIC election are referred to in this summary as REMIC certificates, and are divided into regular interests, called REMIC regular certificates and residual interests, called REMIC residual certificates. The prospectus supplement for each series of certificates will indicate whether a REMIC election(s) will be made for the related trust and, if an election is to be made, will identify all regular interests and residual interests in the REMIC.
If a REMIC election will not be made for a trust, the federal income tax consequences of the purchase,

                                       72

ownership and disposition of the related certificates will be provided in the related prospectus supplement. In the following summary, references to a certificateholder or a holder are to the beneficial owner of a certificate.

     The following discussion applies only to offered certificates. Further, this discussion applies only if the mortgage assets held by a trust consisting solely of mortgage loans. If other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences of the inclusion of these assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with these cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust--Cash Flow
Agreements."

     Additionally, the following discussion is based in part upon the rules governing original issue discount, called "OID", that are provided in Sections
1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder, called the "OID Regulations," and in part upon the "REMIC
Provisions" and the Treasury regulations issued thereunder, called the "REMIC
Regulations." The OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

     REMICS

     Classification of REMICs.

     Upon the issuance of each series of REMIC certificates, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates issued by the REMIC will be considered to evidence ownership of
REMIC regular certificates or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the requirements for REMIC status during any taxable year, the entity will not be treated as a REMIC for that year or for any following year. If the electing entity is not a REMIC, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. Although the
Code authorizes the Treasury Department to issue regulations providing relief if there is an inadvertent termination of REMIC status, these regulations have not been issued. If relief is provided, it may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for REMIC status are not satisfied. The pooling and servicing agreement related to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the
REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be inadvertently terminated.

     Tiered REMIC Structures.

     For some series of REMIC Certificates, two or more separate elections may be made to treat portions of the trust as REMICs, called "Tiered REMICs," for federal

                                       73

income tax purposes. Upon the issuance of any series of REMIC Certificates representing an interest in a Tiered REMIC, counsel to the depositor will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC
Provisions.

     Taxation of Owners of REMIC Regular Certificates.

     Except as otherwise stated in this discussion, the certificates of each series that constitute regular interests in a REMIC, called REMIC regular certificates, will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Further, if you are a holder of a REMIC regular certificate, and you otherwise report income under a cash method of accounting, you will be required to report income for REMIC regular certificates under an accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with OID, within the meaning of Section 1273(a) of the Code. If you hold REMIC regular certificates issued with OID, you will generally be required to include
OID in income as it accrues, under the method described below, in advance of the receipt of the cash on that income. In addition, the Code provides special rules for REMIC regular certificates and other debt instruments issued with
OID. Regulations have not been issued under these rules.

     The Code requires that a prepayment assumption be used for mortgage loans held by a REMIC in computing the accrual of OID on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the OID to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations. As noted above, those regulations have not been issued. The conference committee report accompanying the Tax
Reform Act of 1986, called the committee report, indicates that the regulations will provide that the prepayment assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used in reporting OID for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The OID, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC regular certificates is sold for cash on or before the date of their initial issuance, the closing date, the issue price for that class will be the fair market value of that class on the closing date.
Under Code provisions and the OID Regulations, the stated redemption price of a
REMIC

                                       74

regular certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, or at a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the
REMIC regular certificate.

     In the case of REMIC regular certificates with adjustable interest rates, the determination of the total amount of OID and the timing of the inclusion of that OID will vary according to the characteristics of the REMIC regular certificates. If the OID rules apply to the certificates, the related prospectus supplement will describe the manner in which the OID rules will be applied to those certificates in preparing information returns for the certificateholders and the IRS.

     Some classes of the REMIC regular certificates may provide for the first interest payment on those certificates to be made more than one month after the date of issuance, a longer period than the remaining monthly intervals between interest payments. Assuming the accrual period defined below for OID is each monthly period that ends on a distribution date, in some cases, as a consequence of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as OID. Because interest on REMIC regular certificates must be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins before the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect this accrued interest. If the purchase price includes this accrued interest, information returns provided to you and to the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods before the closing date is part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID
Regulations state that all or some portion of this accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

     OID on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. The weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, for payment included in the stated redemption price of the REMIC regular certificate, by multiplying

                                       75

o    the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by

o    a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the
     REMIC regular certificate.

     Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated
principal is made, based on the product of the total amount of this de minimis
OID and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also permit you to elect to accrue de minimis OID into income currently based on a constant yield method. See "--Market Discount" for a description of this election under the
OID Regulations.

     If OID on a REMIC regular certificate is in excess of a de minimis amount, you must include in ordinary gross income the sum of the daily portions of OID for each day during your taxable year that you held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of OID will be determined as described in the next two paragraphs.

     As to each accrual period, meaning, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the OID that accrued during the accrual period. The portion of OID that accrues in any accrual period will equal the excess, if any, of

o    the sum of

     o    the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods, and

     o    the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over

o    the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence will be calculated:

     o    assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption, and

     o    using a discount rate equal to the original yield to maturity of the certificate.

                                       76

     For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of OID that accrued for the certificate in prior accrual periods, and reduced by the amount of any distributions made on the REMIC regular certificate in prior accrual periods of amounts included in the state redemption price. The OID accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of OID for each day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any OID for the certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio this excess bears to the aggregate OID remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals the sum of:

o    the adjusted issue price, or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, and

o    the daily portions of OID for all days during the accrual period before that day, less

o    any payments other than qualified stated interest payments made during the accrual period before that day.

     If the method for computing original issue discount results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount (if any) attributable to the certificates.

     Market Discount. If you purchase a REMIC regular certificate at a market discount, meaning, in the case of a REMIC regular certificate issued without
OID, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with OID, at a purchase price less than its adjusted issue price, you will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under
Section 1276 of the Code you will generally be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis as prescribed in the preceding sentence. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit you to elect to accrue all interest, discount, including de minimis market discount or OID, and premium in income as interest, based on a constant yield method. If this election were made for a REMIC regular certificate with market discount, you would be deemed to have made an election

                                       77

to include market discount in income currently for all other debt instruments having market discount that you acquire during the taxable year of the election or any following year. Similarly, if you made this election for a certificate that is acquired at a premium, you would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that you own or acquire. See "--Premium" below. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, the market discount on a REMIC regular certificate will be considered de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the
REMIC regular certificate multiplied by the number of complete years to maturity after the date of its purchase. Under a similar rule regarding OID on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule would apply for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the discount would be treated in a manner similar to de minimis
OID. See "--Original Issue Discount" above. This treatment may result in the inclusion of discount in income more slowly than discount would be included in income using the method described above.

     Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing the method for accruing market discount on debt instruments with principal payable in installments. Until regulations are issued, certain rules described in the committee report apply. The committee report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at your option:

o    on the basis of a constant yield method,

o    in the case of a REMIC regular certificate issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

o    in the case of a REMIC regular certificate issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining on the REMIC regular certificate at the beginning of the accrual period.

     Further, the prepayment assumption used in calculating the accrual of OID is also used in calculating the accrual of market discount. Because the regulations described in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

     The effect of these rules on REMIC regular certificates which provide for monthly or other periodic distributions throughout their term may be to require market discount to be included in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were OID. In any event, you will generally be required

                                       78

to treat a portion of any gain on the sale or exchange of the certificate as ordinary income equal to the amount of the market discount accrued to the date of disposition under one of the methods described above, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code you may be required to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If you elect to include market discount in income currently as it accrues on all market discount instruments you acquire in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any amount attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. In this event, you may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate.
If made, the election will apply to all debt instruments with amortizable bond premium that you own or subsequently acquire. Amortizable premium will be treated as an offset to interest income on the related debt instrument, and not as a separate interest deduction. The OID Regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Market Discount" above. The committee report states that the same rules that apply to accrual of market discount, which require use of a prepayment assumption in accruing market discount on REMIC Regular
Certificates without regard to whether the certificates have OID, will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans.
However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC regular certificate will be required to accrue interest and OID for the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any of these reductions ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in the period. Although the holder of a REMIC regular

                                       79

certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear as to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     The certificates of each series that constitute the residual interests in a REMIC, called REMIC residual certificates, will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     As a holder of a REMIC residual certificate, you will generally be required to report your daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that you owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the
REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC.
Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under
Section 469 of the Code on the deductibility of "passive losses."

     If you purchased your REMIC residual certificate from a prior holder of the certificate, you will also be required to report on your federal income tax return amounts representing your daily share of the taxable income, or net loss, of the REMIC for each day that you hold the REMIC residual certificate.
Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC residual certificateholder that purchased its REMIC residual certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis defined below, such REMIC residual certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for these modifications.

     Any payments received by you in connection with the acquisition of the
REMIC residual certificate will be taken into account in determining your income for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the
IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method.
Because of the uncertainty concerning the treatment

                                       80

of these payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

     The amount of income you will be required to report, or the tax liability associated with this income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, you should have other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, residual interests without significant value and noneconomic residual interests discussed below. The fact that the tax liability associated with the income allocated to you may exceed the cash distributions received by you for the corresponding period may significantly adversely affect your after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to
REMIC regular certificates, less the deductions allowed to the REMIC for interest, including OID, and reduced by any premium on issuance, on the REMIC regular certificates, and on any other class of REMIC Certificates constituting regular interests in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt losses on the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or, if a class of REMIC certificates is not sold initially, their fair market values. That aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the interests to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income and market discount income on mortgage loans that it holds will be equivalent to the method for accruing OID income for holders of REMIC regular certificates, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC holding mortgage loans with market discount.

     A mortgage loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in the mortgage loan, determined as described in

                                       81

the preceding paragraph, is less than, or greater than, its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing OID on the REMIC regular certificates. It is anticipated that each REMIC will elect to amortize any premium on the mortgage loans. Premium on any mortgage loan to which an election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. Further, an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on these mortgage loans should be allocated among the principal payments on those loans and be deducted by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

     A REMIC will be allowed deductions for interest, including OID, on the
REMIC regular certificates, and including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, were indebtedness of the REMIC. OID will be considered to accrue for this purpose as described above under "--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus described in that section will not apply.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, with this excess being called issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year on the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing OID described above under "--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below.
Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of
Miscellaneous Itemized Deductions" below. If the deductions allowed to the
REMIC exceed its gross income for a calendar quarter, this excess will be the net loss for the REMIC for that calendar quarter.

                                       82

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to the amount paid for the REMIC residual certificate, increased by amounts included in your income with respect to a
REMIC residual certificate and decreased, but not below zero, by distributions made, and by net losses allocated, to you.

     You will not be allowed to take into account any net loss for any calendar quarter in the amount that the net loss exceeds your adjusted basis in your
REMIC residual certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. Your ability to deduct net losses may be subject to additional limitations under the Code. You should consult your tax advisor about these limitations.

     Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed your adjusted basis in the REMIC residual certificate. To the extent a distribution on a
REMIC residual certificate exceeds its adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. You may be entitled to distributions early in the term of a REMIC in which you own certain REMIC residual certificates under circumstances in which your bases in the REMIC residual certificates will not be sufficiently large that the distributions will be treated as non-taxable returns of capital. Your bases in the REMIC residual certificates will initially equal the amount paid for the REMIC residual certificates and will be increased by your allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the
REMIC taxable income is allocated to you. To the extent your initial bases are less than the distributions to you, and increases in your initial bases either occur after the distributions or, together with your initial bases, are less than the amount of the distributions, gain will be recognized to you on the distributions and will be treated as gain from the sale of your REMIC residual certificates.

     The effect of these rules is that you may not amortize your basis in a
REMIC residual certificate, but may only recover your basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of your REMIC residual certificate. See "--Sales of REMIC Certificates"
below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder to reflect any difference between the cost of the REMIC residual certificate to the REMIC residual certificateholder and the adjusted basis the REMIC residual certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates" above.

     Excess Inclusions. Any excess inclusions for a REMIC residual certificate will be subject to federal income tax in all events.

     In general, the excess inclusions for a REMIC residual certificate for any calendar quarter will be the excess, if any, of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over the sum of the daily accruals for each

                                       83

day during the quarter that the REMIC residual certificate was held by you.
Your daily accruals will be determined by allocating to each day during a calendar quarter your ratable portion of the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date.
For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to its issue price increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions on the REMIC residual certificate before the beginning of the quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the
Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as an excess inclusion if the REMIC residual certificates are considered not to have "significant value."

     For REMIC residual certificateholders, excess inclusions:

o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

o    will not be eligible for any rate reduction or exemption under any applicable tax treaty as to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     Additionally, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and alternative minimum taxable income (which, for this specific purpose is determined without regard to the special rule that taxable income cannot be less than excess inclusions) may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, called a REIT, the aggregate excess inclusions for those
REMIC residual certificates, reduced, but not below zero, by the REIT taxable income within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the REIT in proportion to the dividends received by those shareholders from the REIT, and any amount so allocated will be treated as an excess inclusion on a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust and some cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard the transfer of any "noneconomic residual interest" (described below) for all federal

                                       84

income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. Such a purpose exists if the transferor either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay the taxes due on its share of the taxable income of the REMIC. If a transfer is disregarded, the transferor would generally be liable for any taxes due on the income from the residual interest, notwithstanding that it is not the owner of the residual interest for any non-tax purpose.

     A residual interest is considered to be noneconomic for this purpose unless at the time of the transfer:

o    the present value of the expected future distributions thereon at least equals the product of the present value of anticipated excess inclusions and the highest marginal corporate income tax rate for the year of the transfer, and

o    the transferor reasonably expects that, for each anticipated excess inclusion, the transferee will receive distributions from the REMIC at or after the time taxes accrue on the anticipated excess inclusion in an amount sufficient to satisfy the accrued taxes.

     Because the determination of whether a residual interest is noneconomic is made at the time of each transfer, a residual interest that is economic for part of its life can become noneconomic (and thus have restricted transferability) at a later time.

     Under a safe-harbor rule, a taxpayer is presumed not to have improper knowledge if:

o    the transferor conducts at the time of the transfer a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, finds that the transferee historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to do so,

o    the transferee represents to the transferor that it understands that as a holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows on the residual interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due,

o    the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable U.S.
     income tax treaty) of the transferee or another U.S. taxpayer, and

o    either the inducement payment to the transferee equals or exceeds a minimum amount established under a formula (the "formula test"), or the transferee satisfies certain asset requirements (the "asset test"), each as discussed below.

     The formula test relating to a minimum inducement payment is met for a transfer of a residual interest if it does not constitute a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable U.S. income tax treaty) of a domestic transferee, and the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of:

o    the inducement payment (including the present value of a future payment or payments) to the transferee,

                                       85

o    the present value of the expected future distributions on the interest; and

o    the present value of the expected tax savings associated with holding the interest.

     In applying the formula test, the transferee is assumed to pay tax at the highest marginal corporate tax rate (or, in certain cases, at the alternative minimum tax rate), and present values are computed using a discount rate equal to any of the published, short-term federal rate for the month of the transfer and the compounding period used by the taxpayer. The regulation does not indicate how expected prepayments and losses are to be taken into account.

     In lieu of meeting the formula test, a transfer of a noneconomic residual interest may still rely on the safe-harbor presumption if the transferee meets the asset test. The asset test has the following requirements:

o    at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, excluding from consideration obligations of certain related persons and any other asset if a principal purpose for holding or acquiring such asset was to permit the transferee to meet the asset test,

o    the transferee is a taxable domestic C corporation that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction that is eligible for the safe-harbor presumption, and the transferor does not know or have reason to know that the transferee will not honor those restrictions,

o    the transfer must not involve a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable U.S. income tax treaty) of a domestic corporation, and

o    a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer, that the taxes associated with the residual interest will not be paid.

     All transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee. In this regard, the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Before purchasing a
REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate by the purchaser to another purchaser at some future date may be disregarded in accordance with these rules, resulting in the retention of tax liability by the purchaser.

     Prospective investors should assume that all Residual Certificates will be treated as noneconomic residual interests unless the related prospectus supplement discloses

                                       86

otherwise; provided, however, that any disclosure that a REMIC residual certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.
See "--Foreign Investors in REMIC Certificates" below for additional restrictions on transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Under mark-to-market provisions, a securities dealer is required to mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, unless the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that, for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security and thus may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC generally will be allocated to the holders of the REMIC residual certificates of that REMIC. The applicable Treasury regulations indicate, however, that as to a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the REMIC residual certificates in their entirety and not to the holders of the REMIC regular certificates.

     For holders of REMIC residual certificates or REMIC regular certificates that receive an allocation of fees and expenses in accordance with the preceding discussion and that is an individual, estate or trust, or a
"pass-through entity" beneficially owned by one or more individuals, estates or trusts, an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by
REMIC certificateholders that are subject to the limitations of either Section
67 or other sections of the Code may be substantial. In addition, in determining the alternative minimum taxable income of a holder of a REMIC
Certificate that is an individual, estate or trust, or a "pass-through entity"
beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any of these investors should consult with their tax advisors before making an investment in the certificates.

     Sales of REMIC Certificates. If you sell a REMIC certificate, you will recognize gain or loss equal to the difference between the amount realized on the sale and your adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular

                                       87

certificate generally will equal your cost for the REMIC regular certificate, increased by income on the REMIC regular certificate reported by you, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by you and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--Basis Rules, Net Losses and Distributions."
Except as provided in the following four paragraphs, any gain or loss from a sale will be capital gain or loss, provided the REMIC certificate is held as a capital asset within the meaning of Section 1221 of the Code. Generally, you will receive long-term capital gain treatment on the sale of a REMIC regular certificate if you have held the certificate for at least 12 months.

     Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income in the amount by which the gain does not exceed the excess, if any, of the amount that would have been includible in your income with respect to the REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the REMIC regular certificate, over the amount of ordinary income actually includible in your income before the sale. In addition, gain recognized on the sale of a
REMIC regular certificate that you purchased at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period you held the REMIC certificate, reduced by any market discount included in income under the rules described above under
"--Market Discount" and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

     Except as may be provided in Treasury regulations yet to be issued, if you sell and reacquire a REMIC residual certificate, or you acquire any other residual interest in a REMIC (and possibly a FASIT) or any similar interest in a "taxable mortgage pool," as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of that sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss you realize on the sale will not be deductible, but instead will be added to your adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on
REMICs equal to 100% of the net income derived from "prohibited transactions"
called a prohibited transactions tax. In general, subject to specified exceptions, a prohibited transaction includes the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the REMIC

                                       88

equal to 100% of the value of the contributed property, called a contributions tax. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally includes gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a REIT. The pooling and servicing agreement provides that a special servicer shall cause or permit to be earned with respect to any REO property any "net income from foreclosure property" that is subject to tax by reason of the REMIC provisions only if it has determined that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of the certificateholders than an alternative method of operation or rental of such property that would not be subject to such a tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, special servicer, manager or trustee in any case out of its own funds, provided that person has sufficient assets to do so, and provided further that the tax arises out of a breach of that person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any tax not borne by a master servicer, special servicer, manager or trustee will be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization (as defined below), a tax would be imposed in an amount equal to the product of:

o    the present value, discounted using the applicable Federal rate, computed and published monthly by the IRS, for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC residual certificate, of the total anticipated excess inclusions for the REMIC residual certificate for periods after the transfer, and

o    the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of the transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. If imposed, this tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a

                                       89

transferor of a REMIC residual certificate would in no event be liable for this tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Further, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by disqualified organizations and information necessary for the application of the tax described in this paragraph will be made available.
Restrictions on the transfer of REMIC residual certificates and other provisions intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC residual certificate.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

o    the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by the disqualified organization, and

o    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity the holder's social security number and a statement under penalties of perjury that social security number is that of the record holder or a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the preceding paragraph is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partners).

     For these purposes, a disqualified organization means:

o    the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of the entities just listed, but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the
     Federal Home Loan Mortgage Corporation,

o    any organization, other than a cooperative described in Section 521 of the
     Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

o    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a pass-through entity means any regulated investment company, REIT, trust, partnership or other entities described in Section
860E(e)(6) of the

                                       90

Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will be treated as a pass-through entity for these purposes.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. If the last distribution on a REMIC residual certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, the REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code only, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners.
Unless otherwise stated in the related prospectus supplement, the trustee or the master servicer, which generally will hold at least a nominal amount of
REMIC residual certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the tax matters person for the REMIC.

     As the tax matters person, the trustee or the master servicer, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and on behalf of you for any administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. You will generally be required to report these REMIC items consistently with their treatment on the
REMIC's tax return and you may in some circumstances be bound by a settlement agreement between the trustee or the master servicer, as tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC tax return may require you to make corresponding adjustments on your return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of your return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence.
Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

     Reporting of interest income, including any OID, on any REMIC regular certificates is required annually, and may be required more frequently under
Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of
REMIC regular certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and OID income information and the information provided in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC regular certificate issued with OID to disclose on its face the amount of OID and the issue date,

                                       91

and requiring this information to be reported to the IRS. Reporting for REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information about the holder's purchase price that the REMIC may not have, the regulations only require that information about the appropriate method of accruing market discount be provided. See "--Market Discount."

     Unless we tell you otherwise in the related prospectus supplement, the responsibility for complying with the reporting rules discussed above will be borne by either the trustee or the master servicer.

     Backup Withholding with Respect to REMIC Certificates.

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to a backup withholding tax at rates prescribed below if you fail to furnish to the payor information, including your taxpayer identification numbers, or otherwise fail to establish an exemption from this tax. Any amounts deducted and withheld from a distribution to you would be allowed as a credit against your federal income tax. Penalties may be imposed on you by the IRS if you fail to supply required information in the proper manner. We advise you to consult your tax advisors about the backup withholding tax rules, including your eligibility for, and the procedure for obtaining, exemption from this tax.

     Changes in backup withholding tax rates were made pursuant to the enactment of the Economic Growth and Tax Reconciliation Act of 2001 which provides, in general, that the previous withholding rates in effect will be reduced over a period of years. The rate is 30.0% for taxable years 2002 and
2003, 29% for taxable years 2004 and 2005, and 28% for the taxable years 2006 and thereafter.

     Foreign Investors in REMIC Certificates.

     A REMIC regular certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the
Certificateholder is not a United States Person and providing the name and address of the certificateholder. For these purposes, "United States Person"
means:

     o    a citizen or resident of the United States,

     o    a corporation, partnership or other entity treated as a corporation or a partnership created or organized in, or under the laws of, the
          United States or any political subdivision of the United States,

                                       92

     o    an estate whose income is subject to United States income tax regardless of its source, or

     o    a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the tax exemption discussed above should not apply to a REMIC regular certificate held by a foreign certificateholder that is related to a person that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued OID, to the holder may be subject to a tax rate of 30%, unless reduced by an applicable tax treaty.

     Further, it appears that a REMIC regular certificate generally would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related prospectus supplement, transfers of
REMIC residual certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

     GRANTOR TRUSTS

     Classification of Grantor Trusts.

     Counsel to the depositor will deliver its opinion upon issuance of each series of grantor trust certificates, to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related grantor trust will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust.

     For purposes of the following discussion, a grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust, net of normal administration fees, and interest paid to the holders of grantor trust fractional interest certificates will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     As a holder of a grantor trust fractional interest certificate, you will generally be required to report on your federal income tax return your share of the entire income from the mortgage loans and will be entitled to deduct your share of any reasonable servicing fees and other expenses. Because of stripped interests, market discount, OID, or premium, the amount includible in income on a grantor trust fractional interest

                                       93

certificate may differ significantly from the amount distributable on that certificate from interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only in the amount of the holder's aggregate miscellaneous itemized deductions less two percent of the holder's adjusted gross income. In addition, itemized deductions are further restricted by other sections of the Code. The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or other sections of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each class of certificates benefits from the services. In the absence of statutory or administrative clarification as to the method to be used, it is currently intended to base information returns or reports to the
IRS and certificateholders on a method that allocates expenses among classes of grantor trust certificates for each period based on the distributions made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The IRS has established safe harbors for purposes of determining what constitutes reasonable servicing fees for various types of mortgages. The servicing fees paid for servicing of the mortgage loans for some series of grantor trust certificates may be higher than the safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates necessary to determine whether the preceding safe harbor rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with OID, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Market Discount" below. Under the stripped bond rules, you will be required to report interest income from your grantor trust fractional interest certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to
OID.

     The OID on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust

                                       94

fractional interest certificate will be equal to the price you paid for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of your adjusted basis in the grantor trust fractional interest certificate at the beginning of the month (see "--Sales of
Grantor Trust Certificates" below) and your yield on the grantor trust fractional interest certificate. The yield would be computed as the rate, compounded based on the regular interval between payment dates, that, if used to discount your share of future payments on the mortgage loans, would cause the present value of those future payments to equal your price for the certificate. In computing yield under the stripped bond rules, your share of future payments on the mortgage loans will not include any payments made on any ownership interest in the mortgage loans retained by the depositor, a master servicer, a special servicer, any sub-servicer or their respective affiliates, but will include your share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing OID and adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, for some categories of debt instruments. Such categories include any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, it appears that Section 1272(a)(6) would apply to the certificates. It is unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or at the time of purchase of the grantor trust fractional interest certificate by each specific holder. You are advised to consult your tax advisor about OID in general and, in particular, how a prepayment assumption should be used in reporting OID with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. However, for a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

     When a mortgage loan prepays in full, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in

                                       95

the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1(b), some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of these bonds is to account for any discount on the bond as market discount rather than
OID. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

o    there is no OID, or only a de minimis amount of OID, or

o    the annual stated rate of interest payable on the stripped bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon.

     The related prospectus supplement will disclose whether interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans. If the
OID or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than 0.25% of the stated
redemption price multiplied by the weighted average maturity of the mortgage loans, then this OID or market discount will be considered de minimis. OID or market discount of only a de minimis amount will be included in income in the same manner as de minimis OID and market discount described in "--If Stripped
Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on
OID, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, you will be required to report your share of the interest income on the mortgage loans in accordance with your normal method of accounting.

     Recently enacted amendments to Section 1272(a)(6) of the Code require the use of a prepayment assumption in determining the existence and accrual of original issue discount associated with pools of debt instruments whose yield may be affected by prepayments. No regulations have been issued interpreting the application of this provision to securities such as the grantor trust fractional interest certificates nor do the committee reports prepared by those
Congressional committees that examined such provision in the course of its enactment provide guidance as to its intended application to such securities.
In the absence of such guidance, various interpretations are possible. For example, the provision could be interpreted as requiring the pool of mortgage loans underlying the grantor trust fractional interest certificates to be segregated into two subpools consisting respectively of those mortgage loans that had original issue discount upon their origination and those mortgage loans that did not have original issue discount upon their origination. If so interpreted, you would be required to report your share of the interest income on the mortgage loans in the non-OID pool in accordance with your

                                       96

normal method of accounting and, to the extent that the portion of your purchase price for such certificates properly allocable to your interest in the non-OID pool were less than its share of the aggregate principal amount of the mortgage loans in the non-OID pool, you would be subject to the market discount rules described above under "REMICs--Market Discount" or below, under "--Market
Discount." In that event, you would be required to treat the portion of your certificate representing an interest in the OID pool as a single debt instrument issued on the closing date with original issue discount equal to its pro rata share of the aggregate of the unaccrued original issue discount on the mortgage loans in the OID pool as of such date and subject to the rules for reporting original issue discount described under "REMICs--Original Issue
Discount." To the extent that the portion of your purchase price for your certificate properly allocable to the OID pool represented a discount greater than your pro rata share of the aggregate original issue discount on the mortgage loans in the OID pool, you would be subject to the market discount rules described above under "REMICs--Market Discount."

     Alternatively, a grantor trust fractional interest certificate could be treated as a single debt instrument issued on the closing date and subject to the rules described under "REMICs--Original Issue Discount" and "--Market
Discount." Other interpretations of the application of the original issue discount rules to grantor trust fractional interest certificates are possible.
You are urged to consult your tax advisor concerning the application and effect of such rules on your investment in such certificates.

     The trustee will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     The determination as to whether OID will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See
"--REMICs--Original Issue Discount" above.

     In the case of mortgage loans with adjustable or variable interest rates, the related prospectus supplement will describe the manner that the OID rules will be applied to those mortgage loans by the trustee or master servicer, in preparing information returns to you and to the IRS.

     If OID is in excess of a de minimis amount, all OID with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with OID. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to you and to the IRS on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, a prepayment assumption may be required for computing yield on all mortgage-backed securities. You are advised to consult your tax advisors about the use of a prepayment assumption in reporting OID on grantor trust fractional interest certificates. The prospectus supplement for each series will specify whether and in what manner the OID rules will apply to mortgage loans in each series.

                                       97

     If you purchased a grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated
redemption price of the mortgage loans held in the related trust, you will also be required to include in gross income the certificate's daily portions of any
OID on the mortgage loans. However, each daily portion will be reduced, if your cost for the grantor trust fractional interest certificate is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate
OID remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of:

o    the adjusted issue price, or, in the case of the first accrual period, the issue price, of that mortgage loan at the beginning of the accrual period that includes that day, and

o    the daily portions of OID for all days during the accrual period before that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of that mortgage loan, increased by the aggregate amount of OID on that mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on that mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, will provide to any holder of a grantor trust fractional interest certificate any information as the holder may reasonably request from time to time about OID accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, you may be subject to the market discount rules of the Code. The amendment to Section 1272(a)(6) of the Code described under "--If Stripped Bond Rules Do Not Apply" above, could be interpreted as requiring the use of a prepayment assumption in connection with the determination, accrual and inclusion in income of market discount. If such a requirement were applicable, a grantor trust fractional interest certificate would probably be treated as a single aggregate debt instrument to which the rules described under "REMICs--Market Discount" would apply. Alternatively, if the requirement of a prepayment assumption were not applicable, the rules described in the succeeding paragraphs of this section would be applicable either on a mortgage loan-by-mortgage loan basis or on such a basis with respect to the non-OID pool and on an aggregate basis with respect to the OID pool. Other interpretations of the effect of the amendment to Section
1272(a)(6) on the determination and accrual of market discount are possible.
You are advised to consult your tax advisor concerning the application of the market discount rules to grantor trust fractional interest certificates.

     If a prepayment assumption generally is not required in the application of the market discount rules to pools of debt instruments, a grantor trust fractional interest certificate may be subject to the market discount rules to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, for a mortgage loan issued without OID, at a purchase price less than its remaining stated redemption price, or for a mortgage loan issued with OID, at a purchase price less than

                                       98

its adjusted issue price. If market discount is in excess of a de minimis amount, you will generally be required to include in income in each month the amount of discount that has accrued through that month that has not previously been included in income, but limited, in the case of the portion of that discount that is allocable to any mortgage loan, to the payment of stated
redemption price on the mortgage loan that is received by, or, for accrual basis certificateholders, due to, the trust in that month. You may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to you rather than including it on a deferred basis in accordance with this paragraph under rules similar to those described in "--REMICs--Market Discount" above.

     The Treasury Department is authorized to issue regulations on the method for accruing market discount on debt instruments, the principal of which is payable in installments. Until regulations are issued, rules described in the committee report apply. Under those rules, in each accrual period, market discount on the mortgage loans should accrue, at the holder's option:

o    on the basis of a constant yield method,

o    in the case of a mortgage loan issued without OID, in an amount that bears the same ratio to the total remaining market discount as the stated
     interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

o    in the case of a mortgage loan issued with OID, in an amount that bears the same ratio to the total remaining market discount as the OID accrued in the accrual period bears to the total OID remaining at the beginning of the accrual period.

     The prepayment assumption, if any, used in calculating the accrual of OID is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated
redemption price, any discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were OID.

     Market discount on mortgage loans considered to be de minimis will be includible in income under de minimis rules similar to those described in
"--REMICs--Original Issue Discount" above with the exception that it is unclear whether a prepayment assumption will be used in the application of these rules to the mortgage loans.

     Further, under the rules described in "--REMICs--Market Discount," any discount that is not OID and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

     Premium. If you are treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, you

                                       99

may elect to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when these payments are due.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, if you hold a grantor trust fractional interest certificate acquired at a premium, you should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize the premium, it appears that this loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of OID on REMIC regular certificates. See "--REMICs--Original Issue Discount."
It is unclear whether any other adjustments would be required for differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates.

     The stripped coupon rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped
Bond Rules Apply," no regulations or published rulings under these rules have been issued and some uncertainty exists as to how it will be applied to securities like the grantor trust strip certificates. Accordingly, you should consult your tax advisor about the method for reporting income or loss on grantor trust strip certificates.

     The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the OID sections of the Code will be applied. In addition, the discussion below is subject to the discussion under
"--Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that OID will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of the month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on the price you paid for that grantor trust strip certificate and the payments remaining to be made on the certificate at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid on the mortgage loans. See "--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--If Stripped Bond Rules Apply" above.

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     As noted above, the Code requires that a prepayment assumption be used in computing the accrual of OID on debt instruments the yield on which may be affected by reason of prepayment, and that adjustments be made in the amount and rate of accrual of this OID when prepayments do not conform to the prepayment assumption. Accordingly, it appears that Section 1272(a)(6) would apply to the grantor trust strip certificates. It is also unclear whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, at the time of purchase of the grantor trust strip certificate by each specific holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and to you on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate and you should be aware that the use of a representative initial offering price will mean that information returns or reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders of each series who bought at that price. You should consult your tax advisor regarding the use of the prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to you. If a grantor trust strip certificate is treated as a single instrument, rather than an interest in discrete mortgage loans, and the effect of prepayments is taken into account in computing yield on the grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, then when a mortgage loan is prepaid, you should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to the prepaid mortgage loan.

     Possible Application of Contingent Payment Rules. The contingent payment rules do not apply to any debt instrument that is subject to Section
1272(a)(6). As noted above in "--If Stripped Bond Rules Apply," Section
1272(a)(6) applies to any pool of debt instruments the yield on which may be affected by reason of prepayments. Section 1272(a)(6) also applies to any debt instrument if payments under such debt instrument may be accelerated by reason of prepayments of other obligations securing such debt instrument. Accordingly, it appears that the contingent payment rules will not apply to the grantor trust strip certificates.

     If the contingent payment rules under the OID Regulations were to apply, the issuer of a grantor trust strip certificate would determine a projected payment schedule with respect to such grantor trust strip certificate. You would be bound by the issuer's projected payment schedule, which would consist of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the grantor trust strip certificate. The projected amount of each

                                      101

payment would be determined so that the projected payment schedule reflected the projected yield reasonably expected to be received by the holder of a grantor trust strip certificate. The projected yield referred to above would be a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflected general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. You would be required to include as interest income in each month the adjusted issue price of the grantor trust strip certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month. In addition, income that might otherwise be capital gain may be recharacterized as ordinary income.

     You should consult your tax advisor concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates.

     Except as provided below, any gain or loss recognized on the sale or exchange of a grantor trust certificate (equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis) will be capital gain or loss if you hold the grantor trust certificate as a capital asset. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income you reported on the grantor trust certificate, including OID and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions on the grantor trust certificate. Capital losses may not, in general, be offset against ordinary income.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. In addition, if the contingent payment rules applied, certain income realized upon the sale of a certificate may be characterized as ordinary.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates to include the net capital gain in total net investment income for that taxable year. A taxpayer would make this election for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer will furnish to you with each distribution a statement setting forth the amount of the distribution allocable to principal and to interest at the related pass-through rate on the underlying mortgage loans. In addition, the trustee or master servicer will furnish, within a reasonable time after the end of each calendar year, to you provided you held a grantor trust certificate at any time during the year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and other customary factual information as the depositor or the reporting party deems necessary or desirable to enable you to prepare

                                      102

your tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium on the grantor trust certificates are uncertain, there is no assurance the IRS will agree with the trustee's or master servicer's, information reports of these items of income and expense. Additionally, the information reports, even if otherwise accepted as accurate by the IRS, will be accurate only as to the initial certificateholders that bought their certificates at the initial offering price used in preparing the reports.

     Backup Withholding.

     In general, the rules described in "--REMICs--Backup Withholding with
Respect to REMIC Certificates" will also apply to grantor trust certificates.

     Foreign Investors.

     In general, the discussion with respect to REMIC regular certificates in
"--REMICs--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from
U.S. withholding tax, subject to the conditions described in that discussion, only if the related mortgage loans were originated after July 18, 1984.

     If the interest on a grantor trust certificate would be exempt under
Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, the grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, you should consult your tax advisors about the various tax consequences of investments in the offered certificates.

                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, or
"ERISA" and the Code impose requirements on employee benefit plans and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and some entities in which the plans have invested, such as collective investment funds, insurance company separate accounts, and some insurance company general accounts. We refer to the plans collectively, as
"benefit plans." In addition, ERISA imposes duties on persons who are fiduciaries of plans subject to ERISA in connection with the investment of plan assets. Governmental plans and some church plans are not subject to ERISA requirements but are subject to the provisions of other applicable federal and state law which may be substantially similar to ERISA or Section 4975 of the
Code.

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     ERISA imposes on plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a benefit plan's investments be made in accordance with the documents governing the benefit plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a benefit plan and persons called "parties in interest," who have specified relationships to the benefit plan. Unless an exemption is available, a benefit plan's purchase or holding of a certificate may result in a prohibited transaction if any of the depositor, the trustee, the master servicer, the manager, the special servicer or a sub-servicer is a party in interest with respect to that benefit plan. If a party in interest participates in a prohibited transaction that is not exempt, it may be subject to excise tax and other liabilities under ERISA and the Code.

     PLAN ASSET REGULATIONS

     If a benefit plan purchases offered certificates, the underlying mortgage loans, MBS and other assets included in the related trust may be deemed "plan assets" of that benefit plan. A regulation of the United States Department of
Labor or "DOL" at 29 C.F.R. Section 2510.3-101 provides that when a benefit plan acquires an equity interest in an entity, the plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors," i.e., benefit plans and some employee benefit plans not subject to ERISA or Section 4975 of the Code, is not "significant," both as defined in the regulation. Equity participation in a trust will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates, excluding certificates held by the depositor or any of its affiliates, is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of benefit plan assets, and any person who provides investment advice with respect to benefit plan assets for a fee, is a fiduciary of the investing benefit plan. If the mortgage loans, MBS and other assets included in a trust constitute benefit plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer, any sub-servicer, the manager, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates of those parties may be deemed to be a plan "fiduciary" and may be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to the investing plan. In addition, if the mortgage loans, MBS and other assets included in a trust constitute plan assets, the purchase of certificates by, on behalf of or with assets of a plan, as well as the operation of the trust, may result in a prohibited transaction under ERISA or Section 4975 of the Code.

     PROHIBITED TRANSACTION EXEMPTION

     On March 29, 1994, the DOL issued an individual exemption (Prohibited
Transaction Exemption 94-29, 59 Fed. Reg. 14675) to certain of the depositor's affiliates, which was amended by three additional exemptions dated July 21,
1997 (Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021), November 13,
2000 (Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 and August
22, 2002 (Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487). We
refer to these four exemptions, together, as the "exemption." The exemption provides relief from the prohibited

                                      104

transaction provisions of Section 406 of ERISA, and under Section 4975 of the
Code, for certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through securities or securities denominated as debt instruments that represent interests in an investment pool, if:

o    the depositor, or an affiliate, is the sponsor and an entity which has received from the DOL an individual prohibited transaction exemption which is similar to the exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a selling or placement agent,
     or

o    the depositor or an affiliate is the sole underwriter or a manager or co-manager of the underwriting syndicate or a selling or placement agent,

provided that conditions provided in the exemption are satisfied. The prospectus supplement for each series will indicate whether the exemption may be available for that series.

     Each transaction involving the purchase, sale and holding of the offered certificates must satisfy the following general conditions before it will be eligible for relief under the exemption:

o    the acquisition of offered certificates by or with assets of a plan must be on terms that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party.

o    the offered certificates must evidence rights and interests that may be subordinated to the rights and interests evidenced by the other certificates of the same trust only if the offered certificates are issued in a designated transaction, which requires that the assets of the trust consist of certain types of consumer receivables, secured credit instruments or secured obligations that bear interest or are purchased at a discount, including certain mortgage obligations secured by real property
     (the offered certificates are generally expected to be issued in designated transactions); and

o    no mortgage loan (or mortgage loan underlying any MBS or other asset)
     included in the related trust has an LTV at the date of issuance which exceeds 100% (or 125% if it is a designated transaction and the rights and interests evidenced by the securities issued in such designated transaction are rated in one of the top two categories by the rating agencies).

o    the offered certificates, at the time of acquisition by or with assets of a plan, must be rated in one of the four highest generic rating categories
     (in the case of designated transactions, unless the related mortgage loans have an LTV exceeding 100% as described above) by Standard & Poor's Ratings
     Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors
     Service, Inc., or Fitch, Inc.

o    the trustee cannot be an affiliate of any member of the "restricted group"
     other than an underwriter. The restricted group consists of any underwriter, the depositor, the master servicer, any special servicer, any sub-servicer, any obligor under any credit enhancement mechanism, any manager, any mortgagor with respect to the assets constituting the related trust constituting more than 5% of the aggregate

                                      105

     unamortized principal balance of the trust assets in the related trust as of the date of initial issuance of the certificates, and their affiliates.

o    the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor under the assignment of the trust assets to the related trust must represent not more than the fair market value of these obligations; and the sum of all payments made to and retained by the master servicer, any special servicer, any sub-servicer and any manager must represent not more than reasonable compensation for the person's services under the related pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith.

o    the investing benefit plan must be an accredited investor as defined in
     Rule 501(a)(1) of Regulation D under the Securities Act.

o    for certain types of issuers, the governing documents must contain provisions intended to protect the issuer's assets from creditors of the sponsor.

o    "pre-funding" is limited to a period of no longer than 90 days following the closing date, and additional receivables equal to no greater than 25%
     of the principal amount of securities issued;

     The exemption also requires that each trust meet the following requirements:

o    the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

o    securities evidencing interests in such other investment pools must have been rated in one of the three (or, for designated transactions, four)
     highest categories of one of the rating agencies specified above for at least one year before the acquisition of securities by or with assets of a plan pursuant to the exemption; and

o    securities in such other investment pools must have been purchased by investors other than plans for at least one year before any acquisition of securities by or with assets of a plan pursuant to the exemption.

     In addition, the exemption requires that the corpus of the trust consist solely of some specified types of assets, including mortgage obligations such as those held in the trusts and property which had secured those obligations.
However, it is not clear whether some certificates that may be offered by this prospectus would constitute "securities" for purposes of the exemption, including but not limited to:

o    certificates evidencing an interest in mortgage loans secured by liens on real estate projects under construction, unless some additional conditions are satisfied;

o    certificates evidencing an interest in a trust including equity participations; and

o    certificates evidencing an interest in a trust including cash flow agreements.

     In promulgating the exemption, the DOL did not consider interests in pools of the exact nature described in this paragraph.

     If you are a fiduciary or other investor using plan assets of a benefit plan, and you are contemplating purchasing an offered certificate, you must make your own determination that the general conditions set forth above will be satisfied with respect to your purchase.

                                      106

     If the general conditions of the exemption are satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(a) and 407(a)
of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of offered certificates by or with assets of a benefit plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of
ERISA for the acquisition or holding of an offered certificate on behalf of an
"excluded plan" by any person who has discretionary authority or renders investment advice with respect to assets of that excluded plan. For purposes of the certificates, an excluded plan is a benefit plan sponsored by any member of the restricted group.

     If specific conditions of the exemption are also satisfied, the exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with the direct or indirect sale, exchange or transfer of the offered certificates in the initial issuance of the offered certificates between the depositor or an underwriter and a benefit plan when the fiduciary of that benefit plan is also a mortgagor, only if, among other requirements,

o    the fiduciary, or its affiliate, is a mortgagor with respect to 5% or less of the fair market value of the trust assets and is otherwise not a member of the restricted group;

o    the benefit plan is not an "excluded plan" (as described above);

o    a benefit plan's investment in each class of offered certificates does not exceed 25% of all of the offered certificates of such class outstanding at the time of the acquisition;

o    immediately after the acquisition, no more than 25% of the assets of the benefit plan with respect to which such fiduciary has discretionary authority or renders investment advice are invested in securities representing an interest in issuers, including the relevant trust, containing assets sold or serviced by the master servicer; and

o    in the case of the acquisition of the offered certificates in connection with their initial issuance, at least 50% of each class of the offered certificates are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the restricted group.

     Further, the exemption may provide relief from the restrictions imposed by
Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by
Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the pools of mortgage assets. This relief requires that, in addition to the general requirements described above, (a) transactions are carried out in accordance with the terms of a binding pooling and servicing agreement (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing benefit plans before their purchase of offered certificates issued by the trust and (c) the defeasance of any mortgage obligation and substitution of a new mortgage

                                      107

obligation meets the terms and conditions for such defeasance and substitution as are described in the prospectus or offering memorandum for such securities, which terms and conditions have been approved by one of the rating agencies and does not result in a reduction in the rating of such securities. The depositor expects these specific conditions will be satisfied with respect to the certificates.

     The exemption also may provide relief from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections
4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if restrictions would otherwise apply merely because a person is deemed to be a party in interest or disqualified person, with respect to an investing plan by virtue of providing services to the plan, or by virtue of having certain specified relationships to that person, solely as a result of the plan's ownership of certificates.

     Before purchasing an offered certificate, if you are a fiduciary or other investor of plan assets, you should confirm for yourself:

o    that the certificates constitute "securities" for purposes of the exemption, and

o    that the specific and general conditions required by the exemption and the other requirements provided in the exemption are satisfied.

     REPRESENTATION FROM INVESTING PLANS

     If you purchase, including by transfer, offered certificates with the assets of one or more benefit plans in reliance on the exemption, you will be deemed to represent that each of those benefit plans qualifies as an
"accredited investor" as defined in Rule 501(a)(1) of Regulation D under the
Securities Act. You may not purchase or hold the offered certificates with the assets of a benefit plan unless those certificates are rated in one of the top four rating categories by at least one rating agency at the time of purchase, unless the benefit plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of,
Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60.
Investors in offered certificates should consider the possibility that the rating of a security may change during the period the security is held. If the rating of an offered certificate were to decline below "BBB--" (or its equivalent), the certificate could no longer be re-sold to a benefit plan in reliance on the exemption.

     The exemption does not provide relief for the purchase, sale or holding of classes of offered certificates rated below the top four rating categories. The trustee will not register transfers of such offered certificates to you if you are a benefit plan, if you are acting on behalf of any benefit plan, or if you are using benefit plan assets to effect that acquisition unless you represent and warrant that:

o    the source of funds used to purchase those certificates is an "insurance company general account" as that term is defined in PTCE 95-60, and

o    that general account is eligible for, and satisfies all of the conditions of Sections I and III of PTCE 95-60 as of the date of the acquisition of those certificates.

     In addition to making your own determination that exemptive relief is available under the exemption, you should consider your general fiduciary obligations under

                                      108

ERISA and other applicable laws in determining whether to purchase any offered certificates with assets of a benefit plan. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the exemption, PTCE 95-60 or any other DOL exemption, with respect to the certificates offered by that prospectus supplement.

     If you are a fiduciary or other plan investor and you would like to purchase offered certificates on behalf of or with assets of a benefit plan, you should consult with your counsel about whether ERISA and the Code impose restrictions on the investment, and whether the exemption or any other prohibited transaction exemption may provide relief from those restrictions.
These exemptions may not apply to your investment in the offered certificates.
Even if an exemption does apply, it may not apply to all prohibited transactions that may occur in connection with an investment.

     TAX EXEMPT INVESTORS

     A "tax-exempt investor" or a plan that is exempt from federal income taxation under Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a tax-exempt investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Excess Inclusions."

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984 or SMMEA. Accordingly,
investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the offered certificates constitute legal investments for them.

     Usually, only classes of offered certificates that:

o    are rated in one of the two highest rating categories by one or more rating agencies and

o    are part of a series evidencing interests in a trust consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as some multifamily loans, and originated by types of originators specified in SMMEA,

will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the
United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created under or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation

                                      109

before October 3, 1991 that specifically limits the legal investment authority of any such entities as to "mortgage related securities," offered certificates would constitute legal investments for entities subject to that legislation only to the extent provided in the legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities provided in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Upon the issuance of final implementing regulations under the Riegle
Community Development and Regulatory Improvement Act of 1994 and subject to any limitations the regulations may impose, a modification of the definition of
"mortgage related securities" will become effective to expand the types of loans to which such securities may relate to include loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily residential loans secured by more than one parcel of real estate upon which is located more than one structure. Until
September 23, 2001 any state may enact legislation limiting the extent to which
"mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal
Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the
OTS. The policy statement indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, before purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of certificates, including offered certificates, will be treated as high-risk under the policy statement.

     The predecessor to the Office of Thrift Supervision or OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps," which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in
"high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions.
According to the bulletin, "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include

                                      110

some classes of offered certificates. In addition, the National Credit Union
Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include some classes of offered certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     There may be other restrictions on the ability of investors either to purchase some classes of offered certificates or to purchase any class of offered certificates representing more than a specified percentage of the investor's assets. The depositor will make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions.
These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                            METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement for each series will describe the method of offering for that series and will state the net proceeds to the depositor from the sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of the following methods:

o    by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

o    by placements by the depositor with institutional investors through dealers; and

o    by direct placements by the depositor with institutional investors.

     In addition, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust for those certificates or to one or more of its affiliates.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired

                                      111

by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as provided in the related prospectus supplement. The depositor or the underwriters may sell certificates to affiliates of the depositor. The related prospectus supplement will identify those affiliates and the method or methods by which the affiliates may resell those certificates.
The managing underwriter or underwriters for the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all of those certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters, and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

     The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered certificates of that series.

     The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities
Act, in connection with reoffers and sales by them of offered certificates.
Holders of offered certificates should consult with their legal advisors in this regard before any reoffer or sale.

     If and to the extent required by applicable law or regulation, this prospectus and the applicable prospectus supplement will also be used by GMAC
Commercial Holding Capital Corp., an affiliate of the depositor, after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which Commercial
Holding Capital Corp. acts as principal. Sales will be made at negotiated prices determined at the time of sales.

                                      112

                                 LEGAL MATTERS

     Unless we tell you otherwise in the related prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, New York, New York or Orrick, Herrington &
Sutcliffe LLP, New York, New York.

                             FINANCIAL INFORMATION

     A new trust will be formed for each series of certificates, and no trust will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     The depositor has filed a registration statement with the Commission relating to the certificates. This prospectus is part of the registration statement, but the registration statement includes additional information.

     We will file with the Commission all required annual, monthly and special
Commission reports, as well as other information about the trusts.

     You may read and copy any reports, statements or other information we file at the Commission's Public Reference Room at 450 Fifth Street, N.W.,
Washington, D.C. 20549. You may obtain information on the operation of the
Public Reference Room by calling the Commission at 1-800-732-0330. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission's Internet site is www.sec.gov.

                         REPORTS TO CERTIFICATEHOLDERS

     Monthly statements will be sent to you by the master servicer, manager or trustee, as applicable. These statements will keep you informed about the trust for your series of certificates. See "Description of the Certificates--Reports to Certificateholders." These monthly reports will present financial information that no independent certified public accountant will have examined.

                                      113

                   INCORPORATION OF INFORMATION BY REFERENCE

     The Commission allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to documents which contain that information. Exhibits to these documents may be omitted, unless the exhibits are specifically incorporated by reference in the documents. Information incorporated in this prospectus by reference is considered to be part of this prospectus. Certain information that we will file with the Commission in the future will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference any future annual, monthly and special Commission reports filed by or on behalf of the trust until we terminate our offering of the certificates. At your request, we will send you copies of these documents and reports at no charge. Send your written request to:

     GMAC Commercial Mortgage Securities, Inc.
     200 Witmer Road
     Horsham, Pennsylvania 19044
     Attn: Structured Finance Manager

                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any,
Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of the certificates or the suitability of the certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      114

                                   GLOSSARY

     ACCRUED CERTIFICATE INTEREST--For each class of certificates, other than some classes of stripped interest certificates and some REMIC residual certificates, the Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period, generally the most recently ended calendar month, on the outstanding certificate balance of that class of certificates immediately before that distribution date.

     AVAILABLE DISTRIBUTION AMOUNT--As more specifically described in the related prospectus supplement, the Available Distribution Amount for any series of certificates and any distribution date will refer to the total of all payments or other collections or advances made by the servicer in lieu of those payments on the mortgage assets and any other assets included in the related trust that are available for distribution to the holders of certificates of that series on that date.

     DEBT SERVICE COVERAGE RATIO--Unless more specifically described in the related prospectus supplement, the debt service coverage ratio means, for any mortgage loan, or for a mortgage loan evidenced by one mortgage note, but secured by multiple mortgaged properties,

o    the Underwritten Cash Flow for the mortgaged property or mortgaged properties, divided by

o    the annual debt service for the mortgage loan.

     EXCESS FUNDS--Unless we tell you otherwise in the related prospectus supplement, Excess Funds will, generally, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

o    interest received or advanced on the mortgage assets in the related trust that is in excess of the interest currently accrued on the certificates of that series, or

o    prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust that do not constitute interest thereon or principal thereof.

     LOAN-TO-VALUE RATIO--Unless more specifically described in the related prospectus supplement, the Loan-to-value Ratio of a mortgage loan at any given time is the ratio expressed as a percentage of

o    the then outstanding principal balance of the mortgage loan and any loans senior to the mortgage loan that are secured by the related mortgaged property; to

o    the value of the related mortgaged property.

     PREPAYMENT PERIOD--The Prepayment Period is the specified period, generally corresponding to the related due period, during which prepayments and other unscheduled collections on the mortgage loans in the related trust must be received to be distributed on a particular distribution date.

     PURCHASE PRICE--The Purchase Price will be equal to either the unpaid principal balance of the mortgage loan, together with accrued but unpaid interest through a date on or about the date of purchase, or another price specified in the related prospectus supplement.

                                      115

     UNDERWRITTEN CASH FLOW--Underwritten Cash Flow for any mortgaged property is an estimate of cash flow available for debt service in a typical year of stable, normal operations. Unless more specifically described in the related prospectus supplement, it is the estimated revenue derived from the use and operation of the mortgaged property less the sum of

o    estimated operating expenses, such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising;

o    fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments; and

o    capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions.

     Underwritten cash flow generally does not reflect interest expense and non-cash items, such as depreciation and amortization.

     UNDIVIDED PERCENTAGE INTEREST--The Undivided Percentage Interest for an
offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of the certificate by the initial certificate balance or notional amount of that class.

                                      116

     "GMAC04C3.xls" is a Microsoft Excel,* Version 5.0 spreadsheet that provides in electronic format certain information shown in Annex A-1 in the prospectus supplement.

     Open the file as you would normally open a spreadsheet in Microsoft Excel.
After the file is opened, a screen will appear requesting a password. Please
"click" the "read only" option. At that point, a securities law legend will be displayed. READ SUCH LEGEND CAREFULLY. To view the data, see the worksheets labeled "Annex A-1" and "MF Schedule," respectively.

----------
*     Microsoft Excel is a registered trademark of Microsoft Corporation.

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       No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or by the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information in this prospectus supplement or therein is correct as of any time since the date of this prospectus supplement.

                             PROSPECTUS SUPPLEMENT

Summary of Series 2004-C3 Mortgage
   Pass-Through Certificates and Pool

Annex A--Characteristics of the Mortgage
   Loans ..........................................      A-1
Annex B--Significant Mortgage Loans ...............      B-1
Annex C--Structural and Collateral Term
   Sheet ..........................................      C-1
Annex D--Global Clearance, Settlement and
   Tax Documentation Procedures ...................      D-1
Annex E--Class A-AB Planned Principal
   Balance ........................................      E-1
Annex F--Class X-2 Reference Rate .................      F-1
                            PROSPECTUS

                                 $1,149,439,000

                                  (Approximate)

                                 GMAC COMMERCIAL
                            MORTGAGE SECURITIES, INC.

                              MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2004-C3

                             -----------------------
                             PROSPECTUS SUPPLEMENT
                             -----------------------

                                 MORGAN STANLEY

                            DEUTSCHE BANK SECURITIES

                            GMAC COMMERCIAL HOLDING
                             CAPITAL MARKETS CORP.

                             GOLDMAN, SACHS & CO.

                               December 7, 2004

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